As filed with the U.S. Securities and Exchange Commission on August 31, 2026.

Registration No: 333-296926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calisa Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For co-registrants, see “Table of Co-Registrants” on the following page.

205 W. 37th Street

New York, NY 10018

(203) 998-5540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hongfei Zhang

205 W. 37th Street

New York, NY 10018

Tel: 203-998-5540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M. Gallant Eric T. Schwartz Graubard Miller 405 Lexington Avenue, 44th Floor New York, NY 10174 Tel: 212-818-8800	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Tel: 703-919-7285

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the business combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant and Co-Registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Goodvision AI Inc.	Cayman Islands	7374	N/A

(1)	The Co-Registrant has the following principal executive office:

Goodvision AI Inc.

3301 Innovation Wy, Apt 1022

Fremont, CA 94538

(2)	The agent for service for the Co-Registrant is:

Goodvision AI Inc.

3301 Innovation Wy, Apt 1022

Fremont, CA 94538

Attn: Chief Executive Officer

The information in this proxy statement/prospectus is not complete and may be changed. The registrant may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY - SUBJECT TO COMPLETION, DATED AUGUST 31, 2026

PROXY STATEMENT FOR

EXTRAORDINARY GENERAL MEETING OF CALISA ACQUISITION CORP

PROSPECTUS FOR

27,152,749 ordinary shares OF calisa ACQUISITION CORP

(WHICH WILL BE RENAMED “Goodvision AI Holding limited”

IN CONNECTION WITH THE BUSINESS COMBINATION

DESCRIBED HEREIN)

The board of directors of Calisa Acquisition Corp, a Cayman Islands exempted company (“SPAC” or “ALIS”), has approved (i) the Business Combination, with Goodvision AI Inc., a Cayman Islands exempted company (the “Company” or “Goodvision”), pursuant to which Goodvision will become a wholly owned subsidiary of SPAC; (ii) the Business Combination Agreement, dated as of March 6, 2026 (the “Business Combination Agreement”), by and among, ALIS, Calisa Merger Sub, a Cayman Islands exempted company (the “Merger Sub” and together with ALIS, the “SPAC Parties”), and Goodvision; (iii) the Ancillary Documents to which SPAC is or will be a party; and (iv) the other transactions contemplated by the Business Combination Agreement. Goodvision provides cloud-computing and AI-infrastructure solutions.

Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Business Combination Agreement or the section entitled “Selected Definitions” in the accompanying proxy statement/prospectus.

We refer to SPAC following the Business Combination as “Surviving PubCo.” The board of directors of the SPAC (the “SPAC Board”) determined that the Business Combination Agreement (a copy of which is attached to this proxy statement/prospectus as Annex A-1), the Merger and the related Transactions are fair to and in the best interest of the SPAC Shareholders, approved and adopted the Business Combination Agreement, the Merger and the related Transactions and declared their advisability. As described in this proxy statement/prospectus, the SPAC Shareholders are being asked to consider a vote upon (among other things) the Business Combination as recommended by the SPAC Board.

The Merger

On the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”) operating as a wholly-owned subsidiary of Surviving PubCo. At the Closing, the parties shall cause the Merger to be consummated by filing with the Registrar of Companies in the Cayman Islands a plan of merger (the “Plan of Merger” a copy of which is attached to this proxy statement/prospectus as Annex A-2), along with other required ancillary documents, to be executed and filed in accordance with the relevant provisions of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”). The Merger shall become effective on the date and time at which the Plan of Merger is registered by the Registrar of Companies in the Cayman Islands or at such later date or time as is agreed by SPAC and the Company and specified in the Plan of Merger, but such date shall not be a date later than the ninetieth day after the date of such registration (the time the Merger becomes effective being referred to herein as the “Effective Time”).

i

Pursuant to the terms of the Business Combination Agreement, at the Effective Time, by virtue of the Merger, without any action on the part of any party or any other person:

■	Each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one ordinary share, par value $5.00 per share, of the Surviving Company (a “Surviving Company Share”).

■	Each Surviving Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of Surviving PubCo Ordinary Shares, which will be designated as Class A ordinary shares and Class B ordinary shares, equal to the Exchange Ratio (the “Per Share Merger Consideration”).

■	Each Surviving Company Share held immediately prior to the Effective Time by the Company as treasury share, if applicable, shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the Cayman Companies Act; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is subject to customary closing conditions.

The Business Combination Agreement provides that the Exchange Share Consideration shall equal to 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Surviving PubCo Class A Ordinary Shares and (ii) 1,500,000 Surviving PubCo Class B Ordinary Shares. The Exchange Ratio shall equal to (i) 18,000,000 Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares (as defined herein).

In addition to the Exchange Share Consideration, the Company shareholders will be entitled to receive an additional 3,600,000 Surviving PubCo Ordinary Shares (the “Earnout Shares”) upon satisfaction of the earnout conditions as identified in the Business Combination Agreement and as described in more detail in the attached proxy statement/prospectus.

The Business Combination Agreement includes a covenant for SPAC and its Representatives to use commercially reasonable efforts to cooperate and assist the Company with a private placement of equity securities of SPAC and/or the Company, in each case, on the terms and with counterparties, and otherwise satisfactory to the Company in its sole discretion (the “Financing”). The parties to the Business Combination Agreement intend to obtain $5 million of Financing. As of the date of this proxy statement/prospectus, Goodvision and SPAC have secured approximately $9.0 million in equity financing in connection with the Business Combination, consisting of (i) $1.0 million pursuant to the April 2026 Subscription Agreement and (ii) $8.0 million pursuant to the July 2026 Securities Purchase Agreements, which will result in the issuance of an aggregate of 900,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share, subject to the consummation of the Business Combination. In addition, Goodvision issued a $1.0 million Convertible Promissory Note on May 20, 2026, which may be converted into Class A Ordinary Shares of Surviving PubCo at $10.00 per share subject to certain conditions. On July 30, 2026, Goodvision, SPAC and certain affiliates and investors also entered into the Conversion Agreements pursuant to which approximately $2.83 million of outstanding indebtedness and other financial support will be converted or satisfied through the issuance of 283,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share. Goodvision and SPAC intend to use the proceeds of the Financing for (i) payment of Goodvision, SPAC and Sponsors’ expenses associated with the completion of the Business Combination and (ii) as working capital purposes for Goodvision and Surviving PubCo. Although Goodvision and SPAC may seek additional financing in connection with the Business Combination, there can be no assurance that any such additional financing will be obtained on acceptable terms or at all. If additional financing is not obtained, Surviving PubCo may have less capital available for working capital and other corporate purposes following the closing of the Business Combination.

In connection with the execution of the Business Combination Agreement, (i) Alisa Group Limited, a British Virgin Islands business company, and Calisa Holding LP, a Delaware limited partnership, each a sponsor to SPAC (collectively, the “Sponsors”), SPAC and the Company entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsors agreed to vote their shares of SPAC in favor of the Business Combination Agreement and the Business Combination; and (ii) certain holders of Company Shares, SPAC and the Company entered into support agreements (the “Transaction Support Agreements”), pursuant to which, among other things, such holders of Company Shares agreed to support and vote in favor of the Business Combination Agreement and the Ancillary Agreements to which the Company is or will be a party and the Business Combination.

ii

In addition, in connection with the closing of the Business Combination, SPAC will enter into (i) a lock-up agreement (the “Lock-Up Agreement”) with the Sponsors, certain directors and officers of SPAC, and certain Company shareholders pursuant to which each of the parties thereto will agree not to effect any sale or distribution of any equity securities of Surviving PubCo held by any of them during the lock-up period set forth therein, and (ii) a registration rights agreement (the “New Registration Rights Agreement”) along with the Sponsors, certain directors and officers of SPAC, and certain SPAC shareholders and Goodvision Shareholders pursuant to which Surviving PubCo will agree to file a registration statement for the resale of shares held by the Sponsors, such directors and officers of SPAC, and such SPAC shareholders and Goodvision Shareholders subject to the terms and conditions described therein.

Fairness Opinion

In determining the fairness of the transaction, the SPAC Board obtained an opinion from Newbridge Securities Corporation (“Newbridge”) that, among other things, the Business Combination was fair from a financial point of view to ALIS’s shareholders. See section titled “Proposal 1 - The Business Combination Proposal - Opinion of ALIS’s Financial Advisor” and the opinion attached to this proxy statement/prospectus as Annex D for additional information on the opinion and the conclusions reached therein.

Listing of Securities

The SPAC Units, SPAC Ordinary Shares, and SPAC Rights are currently listed on the Nasdaq Global Market (the “Nasdaq”) under the symbols “ALISU,” “ALIS” and “ALISR,” respectively. On August 13, 2026, the SPAC Units, SPAC Ordinary Shares, and SPAC Rights had a closing price of $10.79, $10.19, and $0.65, respectively.

As described above, upon consummation of the Business Combination, the SPAC Units will separate into their component securities and the SPAC Ordinary Shares will continue as Surviving PubCo Ordinary Shares and the SPAC Rights will convert into Surviving PubCo Ordinary Shares. As a result, the SPAC Units and SPAC Rights will no longer trade upon the consummation of the Business Combination.

SPAC has applied for listing, to be effective at the time of the Business Combination, of the Surviving Pubco Ordinary Shares on the Nasdaq under the proposed symbol “GVAI.”

SPAC Financing

Since SPAC’s formation, SPAC’s material financings consisted solely of advances and promissory notes issued in connection with the SPAC’s initial public offering (“IPO”). The Sponsors paid certain formation, operating or deferred offering costs on behalf of the SPAC, which amounts were due on demand and non-interest bearing. From the SPAC’s inception through October 23, 2025, the date of the closing of the IPO, the Sponsors had paid $262,446 on behalf of the SPAC for expenses related to the IPO. These advances were fully repaid upon closing of the IPO on October 23, 2025. Additionally, on May 22, 2024, SPAC issued unsecured, non-interest-bearing promissory notes to the Sponsors for $300,000 to cover expenses related to the IPO. No amounts were ever drawn under the promissory notes and they expired on the consummation of the IPO.

On April 30, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC, and an accredited investor entered into a subscription agreement (“April 2026 Subscription Agreement”) pursuant to which, immediately prior to and contingent upon the consummation of the Business Combination, Surviving PubCo will issue 100,000 Class A Ordinary Shares to the investor at a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $1,000,000. The closing of the investment is conditioned upon, among other things, the substantially concurrent consummation of the Business Combination and the accuracy of certain representations and warranties, subject to customary bring-down standards. The shares were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S and/or Regulation D thereunder.

On May 20, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision entered into a Securities Purchase Agreement (the “May 2026 Securities Purchase Agreement”) with a certain accredited investor, pursuant to which Goodvision entered into a Convertible Promissory Note in the principal amount of $1,000,000 (the “Note”). The Note bears interest at a rate of 6% per annum and matures on the earlier of (i) the twelve-month anniversary of its issuance and (ii) the expiration or termination of the applicable lock-up period applicable to the investor. Pursuant to the Securities Purchase Agreement, the investor has agreed to be bound by the same lock-up restrictions, and for the same duration, as those applicable to the parties subject to the lock-up provisions set forth in the Business Combination Agreement. Subject to the terms and conditions of the Note, upon the consummation of the Business Combination and satisfaction of the applicable conversion conditions, the Note is convertible into Class A Ordinary Shares of Surviving PubCo at a conversion price of $10.00 per share. If the VWAP of Surviving PubCo’s Class A Ordinary Shares equals or exceeds $12.50 per share for at least ten trading days during the applicable 30-trading-day period following the expiration or termination of the applicable lock-up period, the Holder shall have the right to convert the Note. If such VWAP threshold is not achieved during such period, the Holder may elect either to convert the Note at the same conversion price or require repayment of the outstanding principal together with accrued interest. The securities were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

In connection with the May 2026 Subscription Agreement, Calisa also entered into a registration rights agreement (“RRA”) with the investor pursuant to which Surviving PubCo agreed to file a resale registration statement covering the resale of the securities issued pursuant to the May 2026 Subscription Agreement within 45 calendar days following the closing of the Business Combination and to use commercially reasonable efforts to cause such registration statement to become effective. The RRA also contains customary indemnification provisions and provides for liquidated damages in the event Surviving PubCo fails to satisfy certain registration obligations thereunder.

On July 30, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC and certain affiliates and investors entered into two conversion and mutual release agreements (the “Conversion Agreements”), pursuant to which an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support will be converted or satisfied through the issuance of an aggregate of 283,000 Class A Ordinary Shares at a conversion or deemed purchase price of $10.00 per share, immediately prior to or substantially concurrently with the consummation of the Business Combination, consisting of (i) a Conversion and Mutual Release Agreement with GV Assets Holdings Limited with respect to an aggregate amount of approximately $2.31 million, consisting of $1.38 million of outstanding loan principal and $930,000 of transaction expenses previously paid or advanced on behalf of Goodvision and/or its subsidiaries, which will result in the issuance of an aggregate of 231,000 Class A Ordinary Shares, and (ii) a Conversion and Mutual Release Agreement with Waterdrip Investment Limited with respect to $520,000 of outstanding loan principal, which will result in the issuance of 52,000 Class A Ordinary Shares. The conversions and issuances are conditioned upon the consummation of the Business Combination, and upon issuance of the applicable shares, the related indebtedness and other obligations will be deemed fully satisfied, cancelled and discharged. The shares issued pursuant to the Conversion Agreements will initially constitute restricted securities under the Securities Act and will be included in the initial post-closing resale registration statement on Form S-1 pursuant to the applicable registration rights arrangements.

On July 31, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC, and three accredited investors (the “Investors”) entered into securities purchase agreements (the “July 2026 Securities Purchase Agreements”) pursuant to which, immediately prior to and contingent upon the consummation of the Business Combination, Surviving PubCo will issue an aggregate of 800,000 Class A Ordinary Shares to the Investors at a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $8,000,000. The closing of the investments is conditioned upon, among other things, the substantially concurrent consummation of the Business Combination and the accuracy of certain representations and warranties, subject to customary bring-down standards. In connection with the July 2026 Securities Purchase Agreements, the parties also entered into registration rights agreements (the “Registration Rights Agreements”), pursuant to which Surviving PubCo has agreed to file a resale registration statement with the SEC covering the resale of the Class A Ordinary Shares issued pursuant to the July 2026 Securities Purchase Agreements and to cause such registration statement to become effective no later than 180 calendar days following the consummation of the Business Combination. Accordingly, such shares are not being registered pursuant to this registration statement. The shares were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S and/or Regulation D thereunder.

iii

Pro Forma Ownership

The table below illustrates varying beneficial ownership levels in Surviving PubCo immediately upon Closing, assuming (i) no redemptions by SPAC Public Shareholders, (ii) 25% redemption by SPAC Public Shareholders, (iii) 75% redemption by SPAC Public Shareholders and (iv) the maximum redemptions by SPAC Public Shareholders. The following table also assumes that no shareholders of Goodvision exercise dissenters’ rights and assumes no earnout shares are issued.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming Maximum Redemptions into Cash
SPAC’s Public Shareholders (1)	6,600,000	5,100,000	2,100,000	600,000
SPAC’s Initial Shareholders (2)	2,452,749	2,452,749	2,452,749	2,452,749
Goodvision Shareholders (3)	18,000,000	18,000,000	18,000,000	18,000,000
Financing (4)	900,000	900,000	900,000	900,000
Convertible debt conversion (5)	283,000	283,000	283,000	283,000
Total shares outstanding (incl. shares underlying SPAC Rights)	28,235,749	26,735,749	23,735,749	22,235,749

(1)	Includes (i) issued and outstanding SPAC Ordinary Shares held by the Public Shareholders and (ii) an aggregate of 600,000 SPAC Ordinary Shares to be issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination.

(2)	Includes (i) 2,000,000 issued and outstanding SPAC Founder Shares held by the Sponsors, (ii) 175,000 issued and outstanding SPAC Ordinary Shares held by EarlyBirdCapital, Inc. (“EBC”) and (iii) an aggregate of 277,749 SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights included in an aggregate of 252,500 SPAC Private Units (192,500 SPAC Private Units purchased by our Sponsors and 60,000 SPAC Private Units purchased by EBC and/or its designees).

(3)	Reflects the 18,000,000 Surviving PubCo Ordinary Shares to be issued as the Exchange Share Consideration to shareholders of Goodvision AI Inc. upon consummation of the Business Combination.

(4)	Includes (i) 100,000 Surviving PubCo Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Surviving PubCo Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because such conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(5)	Represents 283,000 Surviving PubCo Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, consisting of (i) 231,000 Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Surviving PubCo Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 76.84% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Such ownership includes the Surviving PubCo Ordinary Shares to be received by Bestvision AI Limited and GV Assets Holdings Limited as part of the 18,000,000 shares of merger consideration to be issued to Goodvision’s existing securityholders, as well as 231,000 additional Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million pursuant to the debt conversion transaction entered into on July 30, 2026. As a result, Mr. Wang will have the ability to control matters requiring shareholders approval of Surviving PubCo, including the election of directors and the approval of significant corporate transactions.

Accordingly, Surviving PubCo will qualify as a “controlled company” under the corporate governance rules of Nasdaq. As a controlled company, Surviving PubCo will be permitted to rely on certain exemptions from Nasdaq corporate governance requirements, including requirements that a majority of the board of directors be independent and that the compensation and nominating and corporate governance committees consist entirely of independent directors. Surviving PubCo does not currently intend to rely on these exemptions, but it may elect to do so in the future. If Surviving PubCo were to rely on these exemptions, shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements. In addition, Mr. Wang’s control may delay, deter or prevent a change in control of Surviving PubCo and may adversely affect the trading price of its securities.

Compensation Received by the Sponsors

The SPAC Sponsors are Alisa Group Limited, a British Virgin Islands business company, and Calisa Holding LP, a Delaware limited partnership. On March 21, 2024, Calisa Holding LP paid SPAC $25,000 for 1,725,000 founder shares (the “SPAC Founder Shares”). Calisa Holding LP thereafter transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited. In June 2025, the SPAC effected a 4-for-3 forward split of its issued and outstanding shares resulting in there being an aggregate of 2,300,000 SPAC Founder Shares outstanding. Up to 300,000 SPAC Founder Shares were subject to forfeiture to the extent that EBC, the representative of the underwriters in the IPO, did not exercise its over-allotment option in full. On October 27, 2025, the underwriters for the IPO elected to terminate their over-allotment option without any portion being exercised. As a result, an aggregate of 300,000 SPAC Founder Shares held by the Sponsors were forfeited and cancelled by the SPAC. As of the date of this proxy statement/prospectus, the Sponsors hold 2,000,000 SPAC Founder Shares and 192,500 private placement units (which include 192,500 SPAC Ordinary Shares underlying such units and SPAC Private Rights convertible into an aggregate of 19,249 SPAC Ordinary Shares, resulting in a total of 211,749 SPAC Ordinary Shares issuable upon consummation of the Business Combination). Upon the completion of the Business Combination, the Sponsors and their affiliates will hold a total of 2,211,749 Surviving PubCo Ordinary Shares. Additionally, pursuant to an Administrative Services Agreement, until the completion of SPAC’s initial business combination or liquidation, it will pay a monthly fee of $10,000 to Calisa Holding LP for office space, secretarial and administrative services.

iv

The Sponsors will not receive any compensation for services rendered in connection with the Business Combination. Since the Sponsors only paid $25,000 for the SPAC Founder Shares it will retain at the closing of the Business Combination (approximately $0.011 per share) as compared to the $10.00 per share price paid by the SPAC Public Shareholders in the initial public offering of SPAC, the Sponsors will still be able to make a positive rate of return even if the closing price of the shares is very low after the Closing while a SPAC Public Shareholder who purchased in the initial public offering would only make a positive rate of return if the trading price exceeds $10.00 per share. In addition, simultaneously with the closing of the initial public offering, the Sponsors and EBC purchased an aggregate of 252,500 private placement units (192,500 private placement units purchased by the Sponsors and 60,000 private placement units purchased by EBC and/or its designees) at a price of $10.00 per unit for a total purchase price of $2,525,000 in a private placement that closes simultaneously with the closing of the initial public offering of the SPAC. As disclosed herein, the Sponsors hold an aggregate of 192,500 private placement units. Since the SPAC Founder Shares and the private placement units have been issued, there will not be material additional dilution to the equity interests of non-redeeming shareholders from those securities upon consummation of the Business Combination. The exchange of the SPAC Rights included in the private placement units for 25,249 Surviving PubCo Ordinary Shares (consisting of 19,249 Surviving PubCo Ordinary Shares issuable to the Sponsors and 6,000 Surviving PubCo Ordinary Shares issuable to EBC and/or its designees) also will not result in material dilution to the non-redeeming shareholders. See “Proposal No. 1 - The Business Combination Proposal - Interests of the Sponsors and SPAC’s Directors and Officers and Goodvision’s Directors and Officers in the Business Combination” on page 112 and “Summary of Proxy Statement/Prospectus - Compensation Received by the Sponsors” on page 32.

For a tabular chart (a) summarizing the amount of securities issued, or to be issued, by SPAC to the Sponsors or their affiliates (including price paid, or to be paid, for such securities in connection with the Business Combination or related financing transactions), and (b) compensation that has been or will be awarded to the Sponsors or their affiliates for all services rendered to the SPAC or its affiliates, see “Proposal No. 1 - The Business Combination Proposal - Compensation Received by the Sponsors” on page 114.

In considering the unanimous recommendation of the SPAC Board to vote in favor of the Business Combination, SPAC Public Shareholders should be aware that, aside from their interests as shareholders, the Sponsors and certain members of SPAC’s management have interests in the Business Combination that are different from, or in addition to, those of other SPAC Public Shareholders generally. SPAC’s directors were aware of and considered these interests, among others, in evaluating the Business Combination, and in recommending to SPAC Shareholders that they approve the Business Combination. SPAC Shareholders should take these interests into account in deciding whether to approve the Business Combination. Goodvision’s shareholders, officers and directors also have interests in the Business Combination that are different than those of SPAC Shareholders. See “Proposal No. 1 - The Business Combination Proposal - Interests of the Sponsors and SPAC’s Directors and Officers and Goodvision’s Directors and Officers in the Business Combination” for a description of such potential conflicts of interest.

SPAC currently estimates that the total amount payable to the Sponsors for reimbursement of transaction expenses or other obligations is approximately $[●]. The reimbursements payable to the Sponsors at Closing will not result in a material dilution of the equity interests of non-redeeming SPAC shareholders.

Dual-Class Share Structure of Surviving PubCo

Upon completion of the business combination, Surviving PubCo will adopt a dual-class share structure consisting of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares will at all times vote together as one class on all resolutions submitted to a vote by the shareholders, unless otherwise required by the Cayman Companies Act and the articles of association of Surviving. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of Surviving PubCo, and each Class B ordinary share shall entitle the holder thereof to forty (40) votes on all matters subject to vote at general meetings of Surviving PubCo . As a result of these disparate voting rights, holders of Class B ordinary shares will have significantly greater voting power relative to their economic ownership. This structure will enable holders of Class B ordinary shares, including certain existing shareholders and their affiliates, to exert significant influence, or potentially control, over matters submitted to shareholders for approval, including the election of directors, amendments to Surviving PubCo’s memorandum and articles of association, and the approval of significant corporate transactions. Consequently, holders of Class A ordinary shares may have limited ability to influence corporate decisions, even if they hold a substantial economic interest in Surviving PubCo. In addition, the interests of holders of Class B ordinary shares may differ from those of other shareholders, and such holders may take actions with which other shareholders disagree. The concentration of voting control may also have the effect of discouraging, delaying, or preventing a change of control transaction that holders of Class A ordinary shares may consider favorable.

Ties to China

Goodvision is currently headquartered and operates in California, United States, with its executive officer based in the United States. Following the consummation of the Business Combination, Surviving PubCo will not have any subsidiaries or business operations in the People’s Republic of China (“PRC” or “China”). We also expect that a majority of the directors and executive officers of Surviving PubCo will be based in the United States.

Although SPAC currently does not have any PRC subsidiary or China operations, certain of the Sponsors’ limited partners and certain officers and directors of SPAC are non-U.S. persons, and or have significant ties to, China, which may cause SPAC to face various legal and operational risks and uncertainties related to such ties to China even though SPAC is not seeking to complete a business combination with a China-based target. Changes in the regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon, or completely undermine, SPAC’s ability to consummate the Business Combination. These risks could result in a material change in the value of SPAC’s securities and could result in a material adverse change in its operations which could cause the value of its securities to decline significantly or even be worthless and cause SPAC to be unable to consummate the Business Combination.

As neither SPAC nor Goodvision has any operations in China, the parties do not believe that they are required to obtain any material licenses or approvals in China to consummate the Business Combination. The parties also believe they are not required to obtain approvals from any PRC government authorities, including the China Securities Regulatory Commission (“CSRC”), the Cyberspace Administration of China (the “CAC”) or any other government entity. However, the relevant PRC government agencies could reach a different conclusion, and the parties could be required to obtain such approvals in connection with the Business Combination. If the parties (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the parties are required to obtain such permissions or approvals in the future, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income, revoking our business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on the parties’ operations, requiring them to undergo a costly and disruptive restructuring, restricting or prohibiting the use of proceeds from the Business Combination, and taking other regulatory or enforcement actions that could be harmful to the parties’ business. Any of these actions could cause significant disruption to their business operations and severely damage their reputation, which would in turn materially and adversely affect the ability to consummate the Business Combination. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete the Business Combination or cause the value of their securities to significantly decline or become worthless.

This proxy statement/prospectus provides shareholders of SPAC with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of SPAC. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in THE SECTION ENTITLED “Risk Factors” beginning on page 44 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated [  ], 2026 and is first being mailed to the SPAC Shareholders on or about [  ], 2026.

v

LETTER TO SHAREHOLDERS OF

Calisa ACQUISITION CORP

Calisa Acquisition Corp

205 W. 37th Street

New York, NY 10018

Tel: (203) 998-5540

To the shareholders of Calisa Acquisition Corp:

You are cordially invited to attend the extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of Calisa Acquisition Corp, a Cayman Islands exempted company (“SPAC” or “ALIS” and, after consummation of the Business Combination described below “Surviving PubCo”), which will be held at 11:00 a.m., Eastern Time, on [●], 2026 in a virtual meeting format at [●], or such other time, on such other date, and such other place to which the Extraordinary General Meeting may be adjourned, for the purpose of voting on SPAC’s proposed business combination with Goodvision AI Inc., a Cayman Islands exempted company, together with its subsidiaries (the “Company” or “Goodvision”), and the other matters described in the accompanying proxy statement/prospectus. This proxy statement/prospectus includes instructions on how to access the Extraordinary General Meeting and how to listen, vote, and submit questions from home or any remote location with internet connectivity. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Business Combination Agreement or the section entitled “Selected Definitions” in the accompanying proxy statement/prospectus.

Only holders who held SPAC Ordinary Shares at the close of business on [●], 2026 (the “Record Date”) will be entitled to vote at the Extraordinary General Meeting and at any adjournment thereof.

At the Extraordinary General Meeting, shareholders of SPAC will be asked to consider and vote upon the following proposals (collectively the “Proposals”):

Proposal No. 1 - The Business Combination Proposal - a proposal, which is referred to herein as the “Business Combination Proposal,” to approve by special resolution that the Business Combination Agreement, dated as of March 6, 2026 (as amended, the “Business Combination Agreement”), by and among, SPAC, Calisa Merger Sub, a Cayman Islands exempted company (“Merger Sub”), and the Company, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1, the plan of merger to be filed with the Registrar of Companies in the Cayman Islands (the “Plan of Merger”), in the form attached to the proxy statement/prospectus as Annex A-2, and the transactions contemplated thereby (including the Merger, as defined below) be and are hereby approved, authorised and ratified in all respects, and that, and the transactions contemplated thereby. In accordance with the terms and subject to the conditions of the Business Combination Agreement and the Plan of Merger, among other things, upon closing, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub merging with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Surviving PubCo and the shareholders of the Company becoming shareholders of Surviving PubCo (the “Business Combination”).

Proposal No. 2 - The Name Change Proposal - a proposal, which is referred to herein as the “Name Change Proposal,” to approve by special resolution, that a change of SPAC’s name from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited,” be and is hereby approved and that the amended and restated memorandum and articles of association of SPAC be amended to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur simultaneously with the consummation of the Business Combination.

Proposal No. 3 - The Nasdaq Proposal - a proposal, which is referred to herein as the “Nasdaq Proposal,” to approve by ordinary resolution, that for purposes of complying with applicable listing rules of Nasdaq, the issuance of ordinary shares, par value $0.000075, of Surviving PubCo (“Surviving Pubco Ordinary Shares”) in connection with the Business Combination (including the Financing) in accordance with the Business Combination Agreement be and is hereby approved.

Proposal No. 4 - The Governing Documents Proposal - a proposal, which is referred to herein as the “Governing Documents Proposal,” to approve by special resolution, with effect from the effective time of the Merger (the “Effective Time”), that (a) 266,666,666 authorized ordinary shares of US$0.000075 par value each of SPAC (including all issued ordinary shares of SPAC immediately prior to the Effective Time) be redesignated and reclassified as Class A Ordinary Shares of US$0.000075 par value each, and 2,666,666 authorized but unissued preferred shares of US$0.000075 par value each of SPAC be redesignated and reclassified as a new class of Class B Ordinary Shares of US$0.000075 par value each, such that the authorized share capital of the Surviving PubCo will become US$20,200 divided into 266,666,666 Class A Ordinary Shares of a par value US$0.000075 each and 2,666,666 Class B ordinary shares of a par value US$0.000075 each; and (b) the amended and restated memorandum and articles of association of SPAC currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association of the Surviving PubCo, in the form attached to the accompanying proxy statement/prospectus as Annex B.

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Proposal No. 5 - The Equity Incentive Plan Proposal - a proposal, which is referred to herein as the “Equity Incentive Plan Proposal,” to approve by ordinary resolution that the 2026 Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex C be and is hereby adopted with effect upon consummation of the Business Combination.

Proposal No. 6 - The Adjournment Proposal - a proposal, which is referred to herein as the “Adjournment Proposal” to consider and vote upon a proposal by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

Approval of the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal, and the Equity Incentive Plan Proposal are conditions to the closing of the Business Combination. The Business Combination will be consummated only if the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal and the Equity Incentive Plan Proposal (collectively, the “Required SPAC Proposals”) are approved at the Extraordinary General Meeting. Each of the Required SPAC Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of SPAC (the “SPAC Board”) has (a) approved the Business Combination Agreement, the Ancillary Documents to which the SPAC is or will be a party, and the Transactions and (b) recommended approval of the Business Combination Agreement and the Transactions (including the Merger).

Upon the consummation of the Business Combination, Surviving PubCo will continue as the public reporting company and be renamed Goodvision AI Holding Limited. Surviving PubCo is offering up to 27,152,749 Surviving PubCo Ordinary Shares in the Business Combination, assuming no redemptions by SPAC Public Shareholders. Surviving PubCo intends to apply to list the Surviving PubCo Ordinary Shares on Nasdaq with the ticker symbol “GVAI.”

Pursuant to the terms of the Business Combination Agreement:

The Merger

On the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”) operating as a wholly-owned subsidiary of Surviving PubCo. At the Closing, the parties shall cause the Merger to be consummated by filing with the Registrar of Companies in the Cayman Islands a plan of merger (the “Plan of Merger”), and other ancillary documents, to be executed and filed in accordance with the relevant provisions of the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”). The Merger shall become effective on the date and time at which the Plan of Merger is registered by the Registrar of Companies in the Cayman Islands or at such later date or time as is agreed by SPAC and the Company and specified in the Plan of Merger, but such date shall not be a date later than the ninetieth day after the date of such registration (the time the Merger becomes effective being referred to herein as the “Effective Time”).

Pursuant to the terms of the Business Combination Agreement, at the Effective Time, by virtue of the Merger, without any action on the part of any party or any other person:

■	Each capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one ordinary share, par value $5.00 per share, of the Surviving Company (a “Surviving Company Share”).

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■	Each Surviving Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of Surviving PubCo Ordinary Shares, which will be designated as Class A Ordinary Shares and Class B Ordinary Shares, equal to the Exchange Ratio (the “Per Share Merger Consideration”).

■	Each Surviving Company Share held immediately prior to the Effective Time by the Company as treasury share, if applicable, shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the Cayman Companies Act; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is subject to customary closing conditions.

The Business Combination Agreement provides that the Exchange Share Consideration shall equal to 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares. The Exchange Ratio shall equal to (i) 18,000,000 Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares (as defined herein).

In addition to the Exchange Share Consideration, the Company shareholders will be entitled to receive an additional 3,600,000 Surviving PubCo Ordinary Shares (the “Earnout Shares”) upon satisfaction of the earnout conditions as identified in the Business Combination Agreement and as described in more detail in the attached proxy statement/prospectus.

It is anticipated that upon Closing (assuming no redemptions and after giving effect to the exchange of SPAC Rights for Surviving PubCo Ordinary Shares and before any issuance of shares under the Equity Incentive Plan), (i) existing SPAC Public Shareholders will own approximately 23.37% of the issued and outstanding Surviving PubCo Ordinary Shares, (ii) Goodvision’s existing securityholders will own approximately 63.75% of the outstanding Surviving PubCo Ordinary Shares, (iii) the Sponsors and Sponsors Related Parties, through their ownership of SPAC Ordinary Shares on the date hereof and SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights, will own approximately 7.83% of the issued and outstanding Surviving PubCo Ordinary Shares, (iv) EBC, through its ownership of SPAC Ordinary Shares on the date hereof and SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights, will own approximately 0.85% of the issued and outstanding Surviving PubCo Ordinary Shares, (v) the investors in the financing transactions will own approximately 3.19% of the issued and outstanding Surviving PubCo Ordinary Shares, and (vi) the holders receiving Surviving PubCo Ordinary Shares pursuant to the debt conversion transactions will own approximately 1.00% of the issued and outstanding Surviving PubCo Ordinary Shares.

Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 76.84% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Such ownership includes the Surviving PubCo Ordinary Shares to be received by Bestvision AI Limited and GV Assets Holdings Limited as part of the 18,000,000 shares of merger consideration to be issued to Goodvision’s existing securityholders, as well as 231,000 additional Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million pursuant to the debt conversion transaction entered into on July 30, 2026.

SPAC Financing

Since SPAC’s formation, SPAC’s material financings consisted solely of advances and promissory notes issued in connection with the SPAC’s initial public offering (“IPO”). The Sponsors paid certain formation, operating or deferred offering costs on behalf of the SPAC, which amounts were due on demand and non-interest bearing. From the SPAC’s inception through October 23, 2025, the Sponsors had paid $262,446 on behalf of the SPAC for expenses related to the IPO. These advances were fully repaid upon closing of the IPO on October 23, 2025. Additionally, on May 22, 2024, SPAC issued unsecured, non-interest-bearing promissory notes to the Sponsors for $300,000 to cover expenses related to the IPO. No amounts were ever drawn under the promissory notes and they expired on the consummation of the IPO.

On April 30, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC, and an accredited investor entered into a subscription agreement (“April 2026 Subscription Agreement”) pursuant to which, immediately prior to and contingent upon the consummation of the Business Combination, Surviving PubCo will issue 100,000 Class A Ordinary Shares to the investor at a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $1,000,000. The closing of the investment is conditioned upon, among other things, the substantially concurrent consummation of the Business Combination and the accuracy of certain representations and warranties, subject to customary bring-down standards. The shares were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S and/or Regulation D thereunder.

On May 20, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision entered into a Securities Purchase Agreement (the “May 2026 Securities Purchase Agreement”) with a certain accredited investor, pursuant to which Goodvision entered into a Convertible Promissory Note in the principal amount of $1,000,000 (the “Note”). The Note bears interest at a rate of 6% per annum and matures on the earlier of (i) the twelve-month anniversary of its issuance and (ii) the expiration or termination of the applicable lock-up period applicable to the investor. Pursuant to the May 2026 Securities Purchase Agreement, the investor has agreed to be bound by the same lock-up restrictions, and for the same duration, as those applicable to the parties subject to the lock-up provisions set forth in the Business Combination Agreement. Subject to the terms and conditions of the Note, upon the consummation of the Business Combination and satisfaction of the applicable conversion conditions, the Note is convertible into Class A Ordinary Shares of Surviving PubCo at a conversion price of $10.00 per share. If the VWAP of Surviving PubCo’s Class A Ordinary Shares equals or exceeds $12.50 per share for at least ten trading days during the applicable 30-trading-day period following the expiration or termination of the applicable lock-up period, the Holder shall have the right to convert the Note. If such VWAP threshold is not achieved during such period, the Holder may elect either to convert the Note at the same conversion price or require repayment of the outstanding principal together with accrued interest. The securities were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

In connection with the May 2026 Subscription Agreement, Calisa also entered into a registration rights agreement (“RRA”) with the investor pursuant to which Surviving PubCo agreed to file a resale registration statement covering the resale of the securities issued pursuant to the Subscription Agreement within 45 calendar days following the closing of the Business Combination and to use commercially reasonable efforts to cause such registration statement to become effective. The RRA also contains customary indemnification provisions and provides for liquidated damages in the event Surviving PubCo fails to satisfy certain registration obligations thereunder.

On July 30, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC and certain affiliates and investors entered into two conversion and mutual release agreements (the “Conversion Agreements”), pursuant to which an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support will be converted or satisfied through the issuance of an aggregate of 283,000 Class A Ordinary Shares at a conversion or deemed purchase price of $10.00 per share, immediately prior to or substantially concurrently with the consummation of the Business Combination, consisting of (i) a Conversion and Mutual Release Agreement with GV Assets Holdings Limited with respect to an aggregate amount of approximately $2.31 million, consisting of $1.38 million of outstanding loan principal and $930,000 of transaction expenses previously paid or advanced on behalf of Goodvision and/or its subsidiaries, which will result in the issuance of an aggregate of 231,000 Class A Ordinary Shares, and (ii) a Conversion and Mutual Release Agreement with Waterdrip Investment Limited with respect to $520,000 of outstanding loan principal, which will result in the issuance of 52,000 Class A Ordinary Shares. The conversions and issuances are conditioned upon the consummation of the Business Combination, and upon issuance of the applicable shares, the related indebtedness and other obligations will be deemed fully satisfied, cancelled and discharged. The shares issued pursuant to the Conversion Agreements will initially constitute restricted securities under the Securities Act and will be included in the initial post-closing resale registration statement on Form S-1 pursuant to the applicable registration rights arrangements.

On July 31, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC, and three accredited investors (the “Investors”) entered into securities purchase agreements (the “July 2026 Securities Purchase Agreements”) pursuant to which, immediately prior to and contingent upon the consummation of the Business Combination, Surviving PubCo will issue an aggregate of 800,000 Class A Ordinary Shares to the Investors at a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $8,000,000. The closing of the investments is conditioned upon, among other things, the substantially concurrent consummation of the Business Combination and the accuracy of certain representations and warranties, subject to customary bring-down standards. In connection with the July 2026 Securities Purchase Agreements, the parties also entered into registration rights agreements (the “Registration Rights Agreements”), pursuant to which Surviving PubCo has agreed to file a resale registration statement with the SEC covering the resale of the Class A Ordinary Shares issued pursuant to the July 2026 Securities Purchase Agreements and to cause such registration statement to become effective no later than 180 calendar days following the consummation of the Business Combination. Accordingly, such shares are not being registered pursuant to this registration statement. The shares were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S and/or Regulation D thereunder.

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The Extraordinary General Meeting

The SPAC Board has fixed the close of business on [●], 2026 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting or any postponement or adjournment thereof. SPAC Shareholders should carefully read the accompanying Notice of Extraordinary General Meeting and proxy statement/prospectus for a more complete statement of the Proposals to be considered at the Extraordinary General Meeting.

The SPAC Board has approved and adopted the Business Combination Agreement and the Transactions and recommends that the SPAC Shareholders vote “FOR” each of the Proposals presented to the SPAC Shareholders at the Extraordinary General Meeting. When you consider the SPAC Board’s recommendation of these Proposals, you should keep in mind that the directors and officers of SPAC have interests in the Business Combination that may conflict with your interests as a shareholder. See the section titled “Proposal No. 1 - The Business Combination Proposal - Interests of SPAC’s Directors and Officers in the Business Combination” in this proxy statement/prospectus.

Pursuant to the SPAC Memorandum and Articles of Association, SPAC Public Shareholders have Redemption Rights in connection with the Business Combination. SPAC Public Shareholders are not required to affirmatively vote for or against the Business Combination or vote at all in order to redeem their SPAC Public Shares for cash. In order for a SPAC Public Shareholder to request redemption of the holder’s SPAC Public Shares, such request must be received on or before [●], 2026 (two Business Days before the Extraordinary General Meeting), regardless of whether or not they are holders as of the Record Date, and whether such shares are voted for or against the Proposals at the Extraordinary General Meeting or not voted at all.

Each SPAC Shareholder’s vote is very important. Whether or not you plan to participate at the Extraordinary General Meeting, please submit your proxy card without delay. Proxy cards must be submitted no later than the time appointed for the commencement of the Extraordinary General Meeting or adjourned or postponed Extraordinary General Meeting. SPAC Shareholders may revoke proxies at any time before they are voted at the Extraordinary General Meeting. Voting by proxy will not prevent a shareholder from attending the Extraordinary General Meeting in person if such shareholder subsequently chooses to participate in the Extraordinary General Meeting.

By Order of the SPAC Board

Sincerely,

Hongfei Zhang

Chief Executive Officer

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NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

CALISA ACQUISITION CORP

TO BE HELD ON [●], 2026

CALISA ACQUISITION CORP

205 W. 37th Street

New York, NY 10018

Telephone No.: (203) 998-5540

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of Calisa Acquisition Corp, a Cayman Islands exempted company (“SPAC” or “ALIS” and, after the consummation of the Business Combination as described below “Surviving PubCo”), will be held on [●] at 11:00 a.m. Eastern Time in a virtual meeting format at [●], or such other time, on such other date, and such other place to which the Extraordinary General Meeting may be adjourned. You will be able to attend, vote your shares and submit questions during the Extraordinary General Meeting via a live webcast available at the website address above. Unless otherwise defined herein, capitalized terms used in this notice shall have the meanings ascribed to them in the Business Combination Agreement or the section entitled “Selected Definitions” in the accompanying proxy statement/prospectus. At the Extraordinary General Meeting, SPAC Shareholders will be asked to consider and vote upon the following proposals (the “Proposals”):

Proposal No. 1 - The Business Combination Proposal - a proposal, which is referred to herein as the “Business Combination Proposal,” to approve by special resolution that the Business Combination Agreement, dated as of March 6, 2026 (as amended, the “Business Combination Agreement”), by and among, SPAC, Calisa Merger Sub, a Cayman Islands exempted company (“Merger Sub”), and the Company, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1, the plan of merger to be filed with the Registrar of Companies in the Cayman Islands (the “Plan of Merger”), in the form attached to the proxy statement/prospectus as Annex A-2, and the transactions contemplated thereby (including the Merger, as defined below) be and are hereby approved, authorised and ratified in all respects, and that in accordance with the terms and subject to the conditions of the Business Combination Agreement and the Plan of Merger, among other things, upon closing, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub merging with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Surviving PubCo and the shareholders of the Company becoming shareholders of Surviving PubCo (the “Business Combination”).

Proposal No. 2 - The Name Change Proposal - a proposal, which is referred to herein as the “Name Change Proposal,” to approve by special resolution, that a change of SPAC’s name from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited,” be and is hereby approved and that the amended and restated memorandum and articles of association of SPAC be amended to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur simultaneously with the consummation of the Business Combination.

Proposal No. 3 - The Nasdaq Proposal - a proposal, which is referred to herein as the “Nasdaq Proposal,” to approve by ordinary resolution, that for purposes of complying with applicable listing rules of Nasdaq, the issuance of ordinary shares of par value of $0.000075 each of Surviving PubCo (“Surviving Pubco Ordinary Shares”) in connection with the Business Combination (including the Financing) in accordance with the Business Combination Agreement be and is hereby approved.

Proposal No. 4 - The Governing Documents Proposal - a proposal, which is referred to herein as the “Governing Documents Proposal,” to approve by special resolution, with effect from the effective time of the Merger (the “Effective Time”), that (a) 266,666,666 authorized ordinary shares of US$0.000075 par value each of SPAC (including all issued ordinary shares of SPAC immediately prior to the Effective Time) be redesignated and reclassified as Class A Ordinary Shares of US$0.000075 par value each, and 2,666,666 authorized but unissued preferred shares of US$0.000075 par value each of SPAC be redesignated and reclassified as a new class of Class B Ordinary Shares of US$0.000075 par value each, such that the authorized share capital of the Surviving PubCo will become US$20,200 divided into 266,666,666 Class A Ordinary Shares of a par value US$0.000075 each and 2,666,666 Class B Ordinary Shares of a par value US$0.000075 each; and (b) the amended and restated memorandum and articles of association of SPAC currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association of the Surviving PubCo, in the form attached to the accompanying proxy statement/prospectus as Annex B.

Proposal No. 5 - The Equity Incentive Plan Proposal - a proposal, which is referred to herein as the “Equity Incentive Plan Proposal,” to approve by ordinary resolution the Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex C be and is hereby adopted with effect upon consummation of the Business Combination.

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Proposal No. 6 - The Adjournment Proposal - a proposal, which is referred to herein as the “Adjournment Proposal” to consider and vote upon a proposal by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

Only holders of record of SPAC Ordinary Shares at the close of business on [●], 2026 (the “Record Date”) are entitled to notice of the Extraordinary General Meeting and to vote at the Extraordinary General Meeting and any adjournments or postponements of the Extraordinary General Meeting. You will be able to attend the Extraordinary General Meeting remotely by visiting [●]. SPAC recommends that you log in at least 15 minutes before the Extraordinary General Meeting to ensure you are logged in when the meeting starts.

Each of the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal, and the Equity Incentive Plan Proposal are conditions to closing the Business Combination. The Business Combination will be consummated only if the Business Combination Proposal, the Name Change Proposal, the Governing Documents Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal (collectively, the “Required SPAC Proposals”) are approved at the Extraordinary General Meeting. Each of the Required SPAC Proposals is cross conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

Each of the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal will require an ordinary resolution, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting.

Each of the Business Combination Proposal, Name Change Proposal and the Governing Documents Proposal will require a special resolution, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting.

Each of these Proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety. Unless waived in accordance with the Business Combination Agreement, the consummation of the Business Combination is also subject to customary closing conditions. The parties to the Business Combination Agreement have secured approximately $9.0 million in equity Financing in connection with the Business Combination and may seek additional Financing.

After careful consideration, the SPAC Board has determined that the Proposals are fair to and in the best interests of SPAC and its shareholders and unanimously recommends that the holders of SPAC Ordinary Shares entitled to vote with respect to each of the Proposals, vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Name Change Proposal, “FOR” the Nasdaq Proposal, “FOR” the Governing Documents Proposal, “FOR” the Equity Incentive Plan Proposal, and “FOR” the Adjournment Proposal (if presented).

Since the Sponsor Related Parties have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of SPAC Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with the Company is appropriate. Such interests include that the Sponsor Related Parties will lose their entire investment in SPAC if SPAC does not complete a business combination. When you consider the recommendation of the SPAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor Related Parties have interests in such proposal that are different from, or in addition to (which may conflict with), those holders of SPAC Ordinary Shares generally. See the section entitled “Proposal No. 1 - The Business Combination Proposal - Interests of the Sponsors and SPAC’s Directors and Officers and Goodvision’s Directors and Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

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Pursuant to the SPAC Memorandum and Articles of Association, a SPAC Public Shareholder may request that SPAC redeem all or a portion of its SPAC Public Shares for cash if the Business Combination is consummated. As a holder of SPAC Public Shares, you will be entitled to receive cash for any SPAC Public Shares to be redeemed only if you:

(i) hold SPAC Public Shares separately from other securities (if you hold SPAC Public Shares through SPAC Units, you must elect to separate your SPAC Units into the underlying SPAC Public Shares and SPAC Rights prior to exercising your Redemption Rights with respect to the SPAC Public Shares);

(ii) submit a written request to Continental Stock Transfer & Trust Company (“Continental” or “Transfer Agent”), SPAC’s transfer agent, in which you (a) request that SPAC redeem all or a portion of your SPAC Public Shares for cash, and (b) identify yourself as the beneficial holder of the SPAC Public Shares and provide your legal name, phone number and address; and

(iii) deliver your share certificates (if any) and other redemption forms (as applicable) in respect of your SPAC Public Shares to Continental, physically or deliver your SPAC Public Shares electronically through The Depository Trust Company (“DTC”).

SPAC Public Shareholders may seek to have their SPAC Public Shares redeemed by SPAC, regardless of whether they vote for or against the Business Combination Proposal or any other Proposals (or do not vote at all) and whether or not they held SPAC Ordinary Shares as of the Record Date. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Ordinary Shares, such request must be made on or before [●], 2026 (two Business Days before the Extraordinary General Meeting). If a request for redemption is validly made, the holder will have his, her or its shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $[●] million on [●], 2026, and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account). As of the Record Date, the estimated per share redemption price is expected to be approximately $[●]. A SPAC Public Shareholder who has properly tendered his, her or its SPAC Public Shares for Redemption will be entitled to receive his, her or its pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be cancelled and the tendered shares will be returned to the relevant SPAC Public Shareholders as appropriate.

SPAC Shareholders who seek to redeem their SPAC Public Shares must demand Redemption no later than 5:00 p.m., Eastern Time, on [●], 2026 (two Business Days before the Extraordinary General Meeting) by (a) submitting a written request to the Transfer Agent that SPAC redeem such holder’s SPAC Public Shares for cash, (b) affirmatively certifying in such request to the Transfer Agent for Redemption if such holder is acting in concert or as a “group” (as defined in Section 13 d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with any other shareholder with respect to ordinary shares of SPAC and (c) tendering their ordinary shares, either physically or by delivering their share certificates (if any) and other redemption forms (as applicable) or electronically using DTC’s deposit/withdrawal at custodian system (“DWAC”), at the holder’s option, to the Transfer Agent two Business Days prior to the Extraordinary General Meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

A SPAC Shareholder, together with any affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate shares in excess of 15% of the aggregate shares of SPAC Ordinary Shares included in the SPAC Units sold in the initial public offering. Holders of our outstanding SPAC Rights and SPAC Units do not have Redemption Rights with respect to such securities in connection with the Business Combination. Holders of outstanding SPAC Units must separate the SPAC Units into the underlying SPAC Ordinary Shares and SPAC Rights prior to exercising Redemption Rights with respect to the SPAC Ordinary Shares included in such SPAC Units. The Sponsors and SPAC’s officers and directors have agreed to waive their Redemption Rights with respect to any shares of SPAC Ordinary Shares they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

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Pursuant to the Letter Agreement, dated as of October 21, 2025, by and among, SPAC, its directors and officers, and the Sponsors, the parties thereto have waived all of their Redemption Rights and will not have Redemption Rights with respect to any SPAC Ordinary Shares owned by them, directly or indirectly. Holders of the SPAC Rights will not have Redemption Rights with respect to the rights.

Currently, including the SPAC Ordinary Shares underlying the Private Placement Units and assuming no conversion of SPAC Private Rights into SPAC Ordinary Shares, the Sponsor Related Parties and SPAC’s directors and officers and their affiliates own 26.02% of the issued and outstanding SPAC Ordinary Shares. The Sponsors and SPAC’s directors and officers have agreed to vote any SPAC Ordinary Shares owned by them in favor of the Business Combination Proposal and all other Proposals presented in the accompanying proxy statement/prospectus.

Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 76.84% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Share assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Share assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Such ownership includes the Surviving PubCo Ordinary Shares to be received by Bestvision AI Limited and GV Assets Holdings Limited as part of the 18,000,000 shares of merger consideration to be issued to Goodvision’s existing securityholders, as well as 231,000 additional Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million pursuant to the debt conversion transaction entered into on July 30, 2026.

All SPAC Shareholders are cordially invited to attend the Extraordinary General Meeting. To ensure your representation at the Extraordinary General Meeting; however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a shareholder of record of SPAC Ordinary Shares, you may also cast your vote in person at the Extraordinary General Meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote virtually, obtain a proxy from your broker, bank or nominee.

Whether or not you plan to attend the Extraordinary General Meeting, we urge you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement/prospectus. If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., SPAC’s proxy solicitor, by calling (888) 541-9895, or by emailing ALIS@dfking.com.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Extraordinary General Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

As of [●], 2026, there was approximately $[●] million in the Trust Account. Each redemption of SPAC Ordinary Shares by SPAC Shareholders will decrease the amount in the Trust Account.

Thank you for your participation. We look forward to your continued support.

By Order of the SPAC Board

Hongfei Zhang

Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. YOU MAY EXERCISE YOUR RIGHTS TO DEMAND THAT SPAC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT WHETHER YOU VOTE FOR OR AGAINST THE PROPOSALS OR DO NOT VOTE AT ALL AND WHETHER OR NOT YOU WERE A HOLDER ON THE RECORD DATE. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO SPAC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER YOUR SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “EXTRAORDINARY GENERAL MEETING OF SPAC SHAREHOLDERS - REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Calisa Acquisition Corp (“SPAC” or “ALIS”, as described this proxy statement/prospectus, “Surviving PubCo”) (File No. 333-296926) (the “Registration Statement”), constitutes a prospectus of SPAC and Goodvision AI Inc., together with its subsidiaries (the “Company” or “Goodvision”) under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Surviving PubCo Ordinary Shares of Surviving PubCo and rights to receive Surviving PubCo Ordinary Shares that will be issued if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Extraordinary General Meeting of SPAC at which SPAC Shareholders will be asked to consider and vote upon the proposals to adopt the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Equity Incentive Plan Proposal, and, if necessary, the Adjournment Proposal (all as described below).

At the Extraordinary General Meeting, shareholders of SPAC will be asked to consider and vote upon the following proposals (the “Proposals”):

Proposal No. 1 - The Business Combination Proposal - a proposal, which is referred to herein as the “Business Combination Proposal,” to approve by special resolution that the Business Combination Agreement, dated as of March 6, 2026 (as amended, the “Business Combination Agreement”), by and among, SPAC, Calisa Merger Sub, a Cayman Islands exempted company (“Merger Sub”), and the Company, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1, and the transactions contemplated thereby (including the Merger) be and is hereby approved, authorised and ratified in all respects, and that in accordance with the terms and subject to the conditions of the Business Combination Agreement and the Plan of Merger, among other things, upon closing, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub merging with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Surviving PubCo and the shareholders of the Company becoming shareholders of Surviving PubCo (the “Business Combination”).

Proposal No. 2 - The Name Change Proposal - a proposal, which is referred to herein as the “Name Change Proposal,” to approve by special resolution, that a change of SPAC’s name from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited,” be and is hereby approved and that the amended and restated memorandum and articles of association of SPAC be amended to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur simultaneously with the consummation of the Business Combination.

Proposal No. 3 - The Nasdaq Proposal - a proposal, which is referred to herein as the “Nasdaq Proposal,” to approve by ordinary resolution, for purposes of complying with applicable listing rules of Nasdaq, the issuance of ordinary shares of par value of $0.000075 each of Surviving PubCo (“Surviving Pubco Ordinary Shares”) in connection with the Business Combination (including the Financing) in accordance with the Business Combination Agreement be and is hereby approved.

Proposal No. 4 - The Governing Documents Proposal - a proposal, which is referred to herein as the “Governing Documents Proposal,” to approve by special resolution, with effect from the effective time of the Merger (the “Effective Time”), that (a) 266,666,666 authorized ordinary shares of US$0.000075 par value each of SPAC (including all issued ordinary shares of SPAC immediately prior to the Effective Time) be redesignated and reclassified as Class A Ordinary Shares of US$0.000075 par value each, and 2,666,666 authorized but unissued preferred shares of US$0.000075 par value each of SPAC be redesignated and reclassified as a new class of Class B Ordinary Shares of US$0.000075 par value each, such that the authorized share capital of the Surviving PubCo will become US$20,200 divided into 266,666,666 Class A Ordinary Shares of a par value US$0.000075 each and 2,666,666 Class B Ordinary Shares of a par value US$0.000075 each; and (b) the amended and restated memorandum and articles of association of SPAC currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association of the Surviving PubCo, in the form attached to the accompanying proxy statement/prospectus as Annex B.

Proposal No. 5 - The Equity Incentive Plan Proposal - a proposal, which is referred to herein as the “Equity Incentive Plan Proposal,” to approve by ordinary resolution that the 2026 Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex C be and is hereby adopted with effect upon consummation of the Business Combination.

Proposal No. 6 - The Adjournment Proposal - a proposal, which is referred to herein as the “Adjournment Proposal” to consider and vote upon a proposal by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

This proxy statement/prospectus incorporates important business and financial information about SPAC that is not included in or delivered with the document.

You may request copies of this proxy statement/prospectus, without charge, by written or oral request to SPAC’s proxy solicitor at:

D.F. King & Co, Inc.

28 Liberty Street, Floor 53

New York, NY 10005

Call Toll-Free: (888) 541-9895

Banks and Brokers Call: (646) 981-1288

Email: ALIS@dfking.com

To obtain timely delivery of requested materials, you must request the documents no later than five Business Days prior to the date of the Extraordinary General Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

MARKET AND INDUSTRY DATA

In this proxy statement/prospectus, Goodvision relies on and refers to industry data, information, and statistics regarding the markets in which it competes from publicly available information, industry, and general publications and research and studies conducted by third parties, including the industry report of Frost & Sullivan commissioned by Goodvision. This information appears under the section of this proxy statement/prospectus entitled “Industry Overview of Goodvision.” Goodvision has taken such care as it considers reasonable in the extraction and reproduction of information from such data from third-party sources.

Industry publications, research, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. However, Goodvision acknowledges its responsibility for all disclosures in this proxy statement/prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section of this proxy statement/prospectus entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

TRADEMARKS

This document may contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding the Company’s or SPAC’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, the Company’s or SPAC’s expectations concerning the outlook for their business, market size, exploration and development plans, regulatory matters, competition and competitive position, operational performance, developments in the capital markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of SPAC as set forth in the sections of this proxy statement/prospectus titled “Proposal 1 - The Business Combination Proposal - SPAC’s Board of Directors’ Reasons for the Business Combination,” “Goodvision’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business of Goodvision.” Forward-looking statements also include statements regarding the expected benefits of the proposed Business Combination between the Company and SPAC.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	SPAC and the Company’s ability to consummate the Business Combination;

●	The ability of the Company to realize the anticipated benefits of the Business Combination;

●	The Company’s financial condition and results of operations;

●	political, economic and other uncertainties;

●	changes in laws and regulations; and

●	the other matters described in the section titled “Risk Factors” beginning on page 44.

In addition, the Business Combination is subject to the satisfaction or waiver of the conditions to the completion of the Business Combination set forth in the Business Combination Agreement and the absence of events that could give rise to the termination of the Business Combination Agreement, the possibility that the Business Combination does not close, and the business of the Company (which will become the business of Surviving PubCo) is subject to the risk that the proposed Business Combination disrupts current plans and operations and business relationships for the Company.

Forward-looking statements set forth herein are based on information currently available as of the date a forward-looking statement is made and speak only as of the date of this proxy statement/prospectus. Neither the Company or SPAC undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that the Company or SPAC will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Business Combination, in SPAC’s public filings with the SEC or, upon and following the consummation of the Business Combination, in Surviving PubCo’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” on page 218.

Market and industry data used throughout this proxy statement/prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While the Company is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Goodvision’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

SELECTED DEFINITIONS

“Adjournment Proposal”	means the proposal to approve the adjournment of the Extraordinary General Meeting, if necessary, to permit further time to consummate the Business Combination.

“Affiliate”	means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Ancillary Documents”	means the Lock-Up Agreements, Sponsor Support Agreement, the Transaction Support Agreements, the New Registration Rights Agreement, the Letters of Transmittal, and each other agreement, document, instrument or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby, including the Merger.

“Business Combination Agreement”	means that certain Business Combination Agreement, dated as of March 6, 2026, by and among SPAC, Merger Sub and Goodvision, as it may be further amended from time to time in accordance with its terms.

“Business Combination Proposal”	means the proposal to approve and adopt the Business Combination Agreement, the Plan of Merger, the Merger, and the other Transactions contemplated thereunder.

“Business Combination”	means the Merger and the other Transactions contemplated by the Business Combination Agreement and the Plan of Merger.

“Business Day”	means a day, other than a Saturday or Sunday, on which commercial banks in the Cayman Islands, New York, New York are open for the general transaction of business.

“Cayman Companies Act”	means the Companies Act (As Revised) of the Cayman Islands.

“Closing Date”	means the date on which the Closing actually occurs.

“Closing”	means the closing of the Merger and the related Transactions.

“Code”	means the U.S. Internal Revenue Code of 1986, as amended.

“Company Dissenting Shares”	means any Company Shares for which a Company Shareholder (a) has given written objection to the Merger prior to the vote on the Merger by the shareholders of the Company and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 238 of the Cayman Companies Act.

“Company Shares”	means ordinary shares, of par value of USD5.00 each, of the Company.

“Continental” or “Transfer Agent”	means Continental Stock Transfer & Trust Company.

“Earnout Shares”	means in addition to the Exchange Share Consideration, an additional 3,600,000 Surviving PubCo Ordinary Shares to be issued upon satisfaction of the earnout conditions.

“EBC Founder Shares”	means the SPAC Ordinary Shares initially issued to EBC in a private placement prior to the SPAC IPO.

“EBC” or “EarlyBirdCapital”	means EarlyBirdCapital, Inc., the representative of the underwriters in the SPAC IPO.

“Equity Securities”	means any shares of capital or capital stock, partnership, membership or joint venture interests, or other similar ownership interests in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, call, put, warrant, right or security convertible, exchangeable or exercisable therefor (including convertible debt securities, restricted stock units, warrants, subscription rights and purchase rights).

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio”	means the quotient obtained by dividing (a) the Exchange Share Consideration, by (b) the number of Fully Diluted Shares.

“Exchange Share Consideration”	means an aggregate of 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares.

“Execution Date”	means March 6, 2026.

“Extraordinary General Meeting”	means the extraordinary general meeting of the SPAC Shareholders (including any adjournment or postponement thereof) to be held to consider the Proposals.

“Financing”	means the private placement of equity securities of SPAC and/or the Company, in each case, on terms and with counterparties and otherwise satisfactory to the Company in its sole discretion.

“Founder Shares”	means SPAC Founder Shares and EBC Founder Shares.

“Fully Diluted Shares”	means an amount equal to the sum of, without duplication, (a) the aggregate number of Company Shares that are issued and outstanding as of immediately prior to the Effective Time, and (b) the aggregate number of Company Shares issuable upon the full exercise, exchange, settlement or conversion of equity securities that are outstanding as of immediately prior to the Effective Time, including pursuant to any Company Equity Awards, in each case, other than any equity securities issued in connection with a Financing.

“Goodvision Board”	means the board of directors of Goodvision.

“Goodvision Shareholders”	means, as of a particular date, the shareholders of Goodvision as of such date.

“Goodvision Subsidiary”	means each direct and indirect subsidiary (of any tier) of Goodvision.

“Goodvision” or “Company”	means Goodvision AI Inc., a Cayman Islands exempted company.

“Governing Documents”	means the legal document(s) by which any Person (other than an individual) establishes its legal existence or that govern its internal affairs, including in the case of (a) a U.S. corporation, its certificate or articles of incorporation and by-laws, (b) a U.S. limited partnership, its limited partnership agreement and certificate of limited partnership, (c) a U.S. limited liability company, its operating or limited liability company agreement and certificate of formation or organization, and (d) a Cayman Islands exempted company, its memorandum and articles of association.

“Group Companies”	means collectively Goodvision and the Goodvision Subsidiaries.

“Indebtedness”	means, as of any time, without duplication, with respect to any Person, all Liabilities arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred or unpaid purchase price of property, assets or services (but excluding any trade payables arising in the ordinary course of business any “earn-out” obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be recorded as a capital lease in accordance with GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (f) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, and in each case including any related unpaid interest, fees, expenses, or prepayment, cancellation, termination or breakage penalties or costs; provided, that Indebtedness shall not include (i) accounts payable to trade creditors (other than such accounts payable owed and outstanding for more than 180 days from the respective dates such payables were due); and (ii) Indebtedness owing from one Group Company that is directly or indirectly wholly owned by the Company or any other Group Company.

“Investment Company Act”	means the Investment Company Act of 1940, as amended.

“IPO Prospectus”	means the final prospectus of SPAC, dated October 21, 2025 (File No. 333-280565).

“IPO” or “Initial Public Offering”	means the initial public offering of the SPAC Units pursuant to the IPO Prospectus.

“IRS”	means the U.S. Internal Revenue Service.

“JOBS Act”	means the Jumpstart Our Business Startups Act.

“Law”	means any statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive issued, promulgated or enforced by a Governmental Entity.

“Letters of Transmittal”	means the letter of transmittal, substantially in a form reasonably acceptable to the Company and SPAC (including a release of claims against the Group Companies and SPAC to the extent permissible under applicable Law), such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable.

“Lock-Up Agreement”	means a lock-up agreement by and among SPAC, the Sponsors, certain directors and officers of SPAC and certain Goodvision Shareholders (to be agreed by the parties), pursuant to which, among other things, each of Sponsors, such directors and officers of SPAC and such Goodvision Shareholders will agree not to effect any sale or distribution of any equity securities of SPAC or the Surviving PubCo held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein.

“Merger Sub Interests”	means 100% of the issued and outstanding shares of Merger Sub as of the Execution Date.

“Merger Sub”	Calisa Merger Sub, a Cayman Islands exempted company.

“Merger”	means the merger of Merger Sub with and into Goodvision, with Goodvision surviving as a wholly-owned subsidiary of Surviving PubCo.

“Merger Consideration”	means 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares, to be issued to Goodvision Shareholders at the Closing.

“Nasdaq”	means the Nasdaq Stock Market LLC.

“New Registration Rights Agreement”	means the registration rights agreement entered into by and among SPAC, Sponsors, certain directors and officers of SPAC and certain SPAC shareholders and Goodvision Shareholders pursuant to which, among other things, SPAC will agree to file a registration statement for the resale of shares by Sponsors, such directors and officers of SPAC and such SPAC shareholders and Goodvision Shareholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement.

“Non-U.S. Holder”	means a beneficial owner of SPAC Ordinary Shares or SPAC Rights that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. Holder.

“Order”	means any writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Organizational Documents”	means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person”	means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“PFIC”	means a passive foreign investment company, within the meaning of Section 1297 of the Code.

“PRC”	means the People’s Republic of China.

“Proposals”	means the following proposals, collectively, to be considered at the Extraordinary General Meeting: (i) the Business Combination Proposal, (ii) the Name Change Proposal, (iii) the Nasdaq Proposal, (iv) the Governing Documents Proposal, (v) the Equity Incentive Plan Proposal, and (vi) the Adjournment Proposal, if necessary.

“Record Date”	means [●], 2026, the record date for the Extraordinary General Meeting.

“Redemption Rights”	means the right of SPAC Public Shareholders to have their SPAC Public Shares redeemed by SPAC for a pro rata portion of the funds in the Trust Account, as described herein.

“Redemption”	means the redemption of SPAC Public Shares pursuant to Redemption Rights.

“Registration Statement”	means the registration statement on Form S-4 (as amended or supplemented from time to time, and including this proxy statement/prospectus), in connection with the Business Combination, Merger and the Transactions and the registration under the Securities Act of the Surviving PubCo Ordinary Shares.

“Required Company Shareholder Approvals”	means the approval and adoption of the Business Combination Agreement and the Business Combination by the holders of a majority of the voting power of the outstanding Company Common Share

“Required SPAC Proposals”	means, collectively, the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal, and the Equity Incentive Plan Proposal.

“Required SPAC Shareholder Approval”	means (a) the approval of the Business Combination Proposal, the Name Change Proposal, and the Governing Documents Proposal by a special resolution, being a resolution passed by holders of at least two-thirds of SPAC Ordinary Shares entitled to vote and that do so vote thereon at the Extraordinary General Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law, and (b) the approval of the Nasdaq Proposal, the Equity Incentive Plan Proposal by an ordinary resolution, being a resolution passed by a majority of the holders of SPAC Ordinary Shares entitled to vote and that do so vote thereon at the Extraordinary General Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law.

“Sarbanes-Oxley Act”	means the Sarbanes-Oxley Act of 2002.

“SEC”	means the Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“SPAC” or “ALIS”	means Calisa Acquisition Corp, a Cayman Islands exempted company.

“SPAC Board”	means the board of directors of SPAC.

“SPAC Founder Shares”	means the SPAC Ordinary Shares initially issued to the Sponsors in a private placement prior to the IPO for an aggregate price of $25,000.

“SPAC Initial Shareholders” and “Initial Shareholders”	means the holders of the SPAC Founder Shares.

“SPAC Memorandum and Articles of Association”	means the amended and restated memorandum and articles of association of SPAC adopted by special resolution on October 21, 2025 with effect from October 21, 2025.

“SPAC Ordinary Shares”	means the ordinary shares, par value $0.000075 per share, of SPAC.

“SPAC Party” and “SPAC Parties”	means, individually or collectively, SPAC and Merger Sub.

“SPAC Private Placement Units”	means the private placement of 252,500 private placement units at a price of $10.00 per private placement unit sold by SPAC to the Sponsors and EBC in connection with the Initial Public Offering.

“SPAC Private Rights”	means the SPAC Rights issued in connection with the SPAC Private Placement.

“SPAC Private Shares”	means the SPAC Ordinary Shares issued in connection with the SPAC Private Placement.

“SPAC Public Rights”	means the SPAC Rights held by the SPAC Public Shareholders.

“SPAC Public Shareholders”	means all holders of SPAC Public Shares other than the Sponsors Related Parties.

“SPAC Public Shares”	means the SPAC Ordinary Shares held by the SPAC Public Shareholders.

“SPAC Rights”	means the SPAC Public Rights and SPAC Private Rights, each entitling the holder to receive one-tenth of one Surviving PubCo Ordinary Share upon the consummation of an initial business combination.

“SPAC Unit”	means the units of the SPAC, with each unit consisting of one SPAC Ordinary Share and one SPAC Right.

“Sponsors Related Parties”	means the Sponsors, their affiliates and any Representatives of the foregoing (including the officers and directors of SPAC as of the Execution Date).

“Sponsors Support Agreement”	means the sponsor support agreement by and among the Sponsors, SPAC and the Company pursuant to which the Sponsors agreed to vote in favor of the Business Combination Agreement and the Transactions (including the Merger).

“Sponsors”	means Alisa Group Limited, a British Virgin Islands business company, and Calisa Holding LP, a Delaware limited partnership.

“Surviving PubCo Board”	means the board of directors of Surviving PubCo.

“Surviving PubCo Articles”	means the second amended and restated memorandum and articles of association to be adopted by Surviving PubCo in connection with the consummation of the Business Combination.

“Surviving PubCo Ordinary Share”	means Surviving PubCo Class A Ordinary Share and Surviving PubCo Class B Ordinary Share.

“Surviving PubCo Class A Ordinary Share”	means each class A ordinary share of a par value of US$0.000075 each and entitle the holder thereof to one (1) vote, in the share capital of Surviving PubCo.

“Surviving PubCo Class B Ordinary Share”	means each class B ordinary share of a par value of US$0.000075 each and entitle the holder thereof to forty (40) votes, in the share capital of Surviving PubCo.

“Surviving PubCo Organizational Documents”	means the Surviving PubCo Articles.

“Surviving PubCo”	means SPAC following the Business Combination.

“Transactions”	means the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

“Transaction Support Agreements”	means the transaction support agreements by and among the SPAC, the Company and certain holders of Company Shares pursuant to which such holders of Company Shares agreed to vote in favor of the Business Combination Agreement and the Transactions (including the Merger).

“Transfer Agent”	means Continental Stock Transfer & Trust Company.

“Treasury Regulations”	means the United States Treasury regulations issued pursuant to the Code.

“Trust Account”	means the account established by SPAC for the benefit of the SPAC Public Shareholders pursuant to the Trust Agreement.

“Trust Agreement”	means the Investment Management Trust Agreement, dated as of October 21, 2025, by and between SPAC and the Trustee.

“Trustee”	means Continental Stock Transfer & Trust Company.

“U.S. GAAP”	means accounting principles generally accepted in the United States of America.

“U.S. Holder”	means a beneficial owner of SPAC Ordinary Shares and SPAC Rights that is a “United States person” as defined in Section 7701(a)(30) of the Code.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

AND THE EXTRAORDINARY GENERAL MEETING

Q:	Why am I receiving this proxy statement/prospectus?

A:	You are receiving this proxy statement/prospectus in connection with the Extraordinary General Meeting of Calisa Acquisition Corp. SPAC is holding the Extraordinary General Meeting to consider and vote upon the Proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:	What is being voted on at the Extraordinary General Meeting?

A:

SPAC’s shareholders are being asked to consider and vote upon the following Proposals at the Extraordinary General Meeting.

Proposal No. 1 - The Business Combination Proposal - to consider and vote upon a proposal, to approve by special resolution that the Business Combination Agreement by and among, SPAC, Merger Sub and the Company, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1, the plan of merger to be filed with the Registrar of Companies in the Cayman Islands (the “Plan of Merger”), in the form attached to the proxy statement/prospectus as Annex A-2, and the transactions contemplated thereby (including the Merger, as defined below) be and are hereby approved, authorised and ratified in all respects, and that in accordance with the terms and subject to the conditions of the Business Combination Agreement and the Plan of Merger, among other things, upon closing, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub, merging with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Surviving PubCo and the shareholders of the Company becoming shareholders of Surviving PubCo.

Proposal No. 2 - The Name Change Proposal - to consider and vote upon a proposal, to approve by special resolution, that a change of SPAC’s name from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited,” be and is hereby approved and that the amended and restated memorandum and articles of association of SPAC be amended to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur simultaneously with the consummation of the Business Combination.

Proposal No. 3 - The Nasdaq Proposal - to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of Nasdaq, the issuance of Surviving PubCo Ordinary Shares in connection with the Business Combination (including the Financing) in accordance with the Business Combination Agreement be and is hereby approved.

Proposal No. 4 - The Governing Documents Proposal - to consider and vote upon a proposal to approve by special resolution, with effect from the effective time of the Merger (the “Effective Time”), that (a) 266,666,666 authorized ordinary shares of US$0.000075 par value each of SPAC (including all issued ordinary shares of SPAC immediately prior to the Effective Time) be redesignated and reclassified as Class A Ordinary Shares of US$0.000075 par value each, and 2,666,666 authorized but unissued preferred shares of US$0.000075 par value each of SPAC be redesignated and reclassified as a new class of Class B Ordinary Shares of US$0.000075 par value each, such that the authorized share capital of the Surviving PubCo will become US$20,200 divided into 266,666,666 Class A Ordinary Shares of a par value US$0.000075 each and 2,666,666 Class B Ordinary Shares of a par value US$0.000075 each; and (b) the amended and restated memorandum and articles of association of SPAC currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association of the Surviving PubCo, in the form attached to the accompanying proxy statement/prospectus as Annex B.

Proposal No. 5 - The Equity Incentive Plan Proposal - to consider and vote upon a proposal to approve by ordinary resolution that the 2026 Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex C be and is hereby adopted with effect upon consummation of the Business Combination.

Proposal No. 6 - The Adjournment Proposal - to consider and vote upon a proposal to consider and vote upon a proposal by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

The presence of holders of a majority of the SPAC Ordinary Shares, being individuals present in person (virtually) or by proxy or if a corporation or other non-natural person by its duly authorized representative, entitled to vote at the meeting, will constitute a quorum for the Extraordinary General Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q:	Are the Proposals conditioned on one another?

A:	Each of the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal and the Equity Incentive Plan Proposal is interdependent upon the others and each must be approved in order for SPAC to complete the Business Combination contemplated by the Business Combination Agreement. The Adjournment Proposal is not conditioned upon the approval of any other Proposal.

Q:	What are the material U.S. federal income tax consequences to Holders of SPAC Ordinary Shares and SPAC Rights that exercise their Redemption Rights?

A:	The U.S. federal income tax consequences of exercising your Redemption Rights depend on your particular facts and circumstances. See the section entitled “Material U.S. Federal Income Tax Consequences.” All holders of SPAC Ordinary Shares and SPAC Rights considering exercising their Redemption Rights are urged to consult their tax advisors on the tax consequences to them of an exercise of Redemption Rights, including the applicability and effect of U.S. federal, state and local non-U.S. income and other tax laws.

Q:	Why is SPAC proposing the Business Combination?

A:	SPAC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. Since SPAC’s incorporation, the SPAC Board has sought to identify suitable candidates in order to effect such a transaction. In its review of Goodvision, the SPAC Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the SPAC Board has determined that the Business Combination presents a highly-attractive business combination opportunity and is in the best interests of the SPAC Shareholders. The SPAC Board believes that, based on its review and consideration, the Business Combination with Goodvision presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Shareholder approval of the Business Combination is required by the Business Combination Agreement and the SPAC Memorandum and Articles of Association, as well as to comply with Nasdaq Listing Rule 5635.

Q:	What will happen in the Business Combination?

A:

On the Closing Date, Merger Sub shall merge with and into the Company, and as a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger as a wholly-owned subsidiary of Surviving PubCo. At the Closing, the parties shall cause the Merger to be consummated by filing with the Registrar of Companies in the Cayman Islands a Plan of Merger to be executed and filed in accordance with the relevant provisions of the Cayman Companies Act. The Merger shall become effective on the date the Plan of Merger is registered by the Registrar of Companies in the Cayman Islands or at such later date or time as is agreed by SPAC and the Company and specified in the Plan of Merger, but such date shall not be a date later than the ninetieth day after the date of such registration.

Pursuant to the terms of the Business Combination Agreement, at the Effective Time, by virtue of the Merger, without any action on the part of any party or any other person:

● Each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one Surviving Company Share.

●

Each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive the Per Share Merger Consideration.

● Each Company Share held immediately prior to the Effective Time by the Company as treasury share shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the Cayman Companies Act; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is subject to customary closing conditions.

Q:	Will there be any financing in connection with the Business Combination?

A:

Yes. The Company and SPAC intend to obtain a minimum of $5 million of Financing in connection with the Business Combination. Pursuant to Section 5.19 of the Business Combination Agreement, at the request of the Company, SPAC shall, and shall cause its representatives to, use commercially reasonable efforts to provide such cooperation and assistance to the Company for the private placement of Equity Securities of SPAC and/or the Company, in each case, on the terms and with the counterparties and otherwise satisfactory to the Company in its sole discretion. The Company’s obligation to consummate the Business Combination and related transactions is conditioned upon SPAC’s ability to perform or satisfy in all material respects the covenants required to be performed under the Business Combination Agreement, including but not limited to, the Financing.

As of the date of this proxy statement/prospectus, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision and SPAC have secured approximately $9.0 million in equity financing.

SPAC and Goodvision entered into the April 2026 Subscription Agreement with an accredited investor pursuant to which SPAC will, immediately prior to and contingent upon the consummation of the Business Combination, issue 100,000 Class A Ordinary Shares to the investor at a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $1 million. The closing of the April 2026 Subscription Agreement is conditioned upon, among other things, the substantially concurrent consummation of the Business Combination and the accuracy of certain representations and warranties, subject to customary bring-down standards. In connection with the subscription agreement, SPAC and the investor also entered into a registration rights agreement providing the investor with certain registration rights with respect to the shares issued thereunder. The shares were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S and/or Regulation D thereunder.

On May 20, 2026, Goodvision entered into the May 2026 Securities Purchase Agreement with a certain accredited investor pursuant to which Goodvision issued a Convertible Promissory Note in the principal amount of $1.0 million. The Note bears interest at a rate of 6% per annum and, subject to the terms and conditions thereof, may be converted into Class A Ordinary Shares of Surviving PubCo at a conversion price of $10.00 per share upon the consummation of the Business Combination and satisfaction of the applicable conversion conditions. The conversion of the Note is contingent upon, among other things, the consummation of the Business Combination and the expiration or termination of the applicable lock-up restrictions. The securities issued pursuant to the May 2026 Securities Purchase Agreement were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S and/or Regulation D promulgated thereunder.

On July 30, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC and certain affiliates and investors entered into the “Conversion Agreements, pursuant to which an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support will be converted or satisfied through the issuance of an aggregate of 283,000 Class A Ordinary Shares at a conversion or deemed purchase price of $10.00 per share, immediately prior to or substantially concurrently with the consummation of the Business Combination, consisting of (i) a Conversion and Mutual Release Agreement with GV Assets Holdings Limited with respect to an aggregate amount of approximately $2.31 million, consisting of $1.38 million of outstanding loan principal and $930,000 of transaction expenses previously paid or advanced on behalf of Goodvision and/or its subsidiaries, which will result in the issuance of an aggregate of 231,000 Class A Ordinary Shares, and (ii) a Conversion and Mutual Release Agreement with Waterdrip Investment Limited with respect to $520,000 of outstanding loan principal, which will result in the issuance of 52,000 Class A Ordinary Shares. The conversions and issuances are conditioned upon the consummation of the Business Combination, and upon issuance of the applicable shares, the related indebtedness and other obligations will be deemed fully satisfied, cancelled and discharged. The shares issued pursuant to the Conversion Agreements will initially constitute restricted securities under the Securities Act and will be included in the initial post-closing resale registration statement on Form S-1 pursuant to the applicable registration rights arrangements.

On July 31, 2026, in furtherance of the transactions contemplated by the Business Combination Agreement, Goodvision, SPAC, and three Investors entered into the July 2026 Securities Purchase Agreements pursuant to which, immediately prior to and contingent upon the consummation of the Business Combination, Surviving PubCo will issue an aggregate of 800,000 Class A Ordinary Shares to the Investors at a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $8,000,000. The closing of the investments is conditioned upon, among other things, the substantially concurrent consummation of the Business Combination and the accuracy of certain representations and warranties, subject to customary bring-down standards. In connection with the July 2026 Securities Purchase Agreements, the parties also entered into the Registration Rights Agreements, pursuant to which Surviving PubCo has agreed to file a resale registration statement with the SEC covering the resale of the Class A Ordinary Shares issued pursuant to the Securities Purchase Agreements and to cause such registration statement to become effective no later than 180 calendar days following the consummation of the Business Combination. Accordingly, such shares are not being registered pursuant to this registration statement. The shares were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S and/or Regulation D thereunder.

The parties may seek to raise additional financing in connection with the Business Combination, although there can be no assurance that any additional financing will be obtained or consummated. If the parties are unable to raise additional financing, it would result in Surviving PubCo having less capital and funds available than originally anticipated for working capital purposes following the closing of the Business Combination and could make it more difficult to obtain, or maintain, the listing of Surviving PubCo’s securities on a national securities exchange.

The Company and SPAC intend to use the proceeds of any Financing for (i) payment of the Company, SPAC and Sponsors’ expenses associated with the completion of the Business Combination and (ii) as working capital purposes for the Company and Surviving PubCo.

Q:	What is the expected net cash to be received by Surviving PubCo from the Trust Account following the Business Combination?

A:	Following the consummation of the Business Combination, Surviving PubCo’s future liquidity position will depend on many factors, including but not limited to (i) the number of shares redeemed in connection with the Business Combination and (ii) the sources of funding available for general corporate and working capital purposes.

Set forth below is a calculation of the estimated net cash to be received by Surviving PubCo from the Trust Account in four (4) redemption scenarios: (a) no redemption scenario, (b) 25% redemption scenario, (c) 75% redemption scenario, and (d) maximum redemption scenario. The calculations assume (i) a redemption price of approximately $10.25 per share, based on cash held in the Trust Account as of June 30, 2026, and (ii) aggregate transaction expenses of approximately $4.80 million. The following table reflects $9 million of financing, consisting of $1 million pursuant to the April 2026 Subscription Agreement and $8 million pursuant to the July 2026 Subscription Agreements at $10.00 per share. The table does not reflect any shares that may be issued upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because the conversion of such note remains contingent upon the satisfaction of certain conditions, including the consummation of the Business Combination. The table does not reflect any additional financing that the parties may raise in connection with the Business Combination.

	Assuming No Redemption(1)	Assuming 25% Redemption(2)	Assuming 75% Redemption(3)	Assuming Maximum Redemption(4)
SPAC Ordinary Shares Not Redeemed	6,000,000	4,500,000	1,500,000	-
Gross Cash Proceeds of Trust Account at $10.25 per Share	$61,500,162	$46,125,122	$15,375,041	$-
Estimated Transaction Expenses	$(4,840,060)	$(4,840,060)	$(4,840,060)	$(4,840,060)
Financing	$9,000,000	$9,000,000	$9,000,000	$9,000,000
Net Cash to be Received by Surviving PubCo	$65,660,102	$50,285,062	$19,534,981	$4,159,940

(1)	This scenario assumes no Public Shares are redeemed by Public Shareholders.
(2)	This scenario assumes 1,500,000 Public Shares are redeemed by Public Shareholders.
(3)	This scenario assumes 4,500,000 Public Shares are redeemed by Public Shareholders.
(4)	This scenario assumes 6,000,000 Public Shares are redeemed by Public Shareholders.

Q:	What consideration will Goodvision Shareholders receive in connection with the Business Combination?

A:

The Business Combination Agreement provides that the Exchange Share Consideration payable to Goodvision Shareholders shall equal an aggregate of 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares. The Exchange Ratio shall equal (i) 18,000,000 Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares.

In addition to the Exchange Share Consideration, the Company shareholders will be entitled to receive an additional 3,600,000 Surviving PubCo Ordinary Shares upon satisfaction of the following earnout conditions: (i) 1,800,000 shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ending September 30, 2026 in excess of $19.9 million, and (2) the daily VWAP of the Surviving PubCo Ordinary Shares is greater than or equal to $12.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the closing and ending before the sixtieth day after the combined company files its annual report for the fiscal year ended September 30, 2027, and (ii) 1,800,000 shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ended September 30, 2027 in excess of $106.0 million, and (2) the daily VWAP of the SPAC Shares is greater than or equal to $15.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the closing and ending before the sixtieth day after Surviving PubCo files its annual report for such fiscal year.

For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement - Merger Consideration.”

Q:	What equity stake will current SPAC Shareholders and the Goodvision Shareholders hold in the Surviving PubCo immediately after the completion of the Business Combination?

A:	Immediately after completion of the Business Combination, SPAC Public Shareholders will own a significantly smaller percentage of the Surviving PubCo than they currently own of SPAC. The tables below show the anticipated ownership of the Surviving PubCo upon completion of the Business Combination, along with other potential sources of dilution. The following table sets forth varying implied ownership levels in Surviving PubCo immediately following the completion of the Business Combination assuming no redemptions, 25% of maximum redemptions, 75% of maximum redemptions, and maximum redemptions. The following table also assumes that none of the Goodvision Shareholders exercise their dissenters’ rights and that no earnout shares are issued.

	Share Ownership in Surviving PubCo
	Assuming No Redemptions(1)	Implied Ownership	Assuming 25% Redemptions(2)	Implied Ownership	Assuming 75% Redemptions(3)	Implied Ownership	Maximum Redemptions(4)	Implied Ownership
SPAC Public Shareholders	6,600,000	22.26%	5,100,000	18.17%	2,100,000	8.43%	600,000	2.57%
SPAC’s Initial Shareholders(5)	2,452,749	8.27%	2,452,749	8.74%	2,452,749	9.84%	2,452,749	10.51%
Goodvision Shareholders(6)	18,000,000	60.72%	18,000,000	64.12%	18,000,000	72.22%	18,000,000	77.10%
Financing(7)	900,000	3.04%	900,000	3.20%	900,000	3.61%	900,000	3.85%
Convertible Debt Conversion(8)	283,000	0.95%	283,000	1.01%	283,000	1.14%	283,000	1.21%
Total shares outstanding (including shares underlying SPAC Rights)	28,235,749	95.24%	26,735,749	95.24%	23,735,749	95.24%	22,235,749	95.24%

Additional dilution source	Assuming No Redemptions(1)	Implied Ownership	Assuming 25% Redemptions(2)	Implied Ownership	Assuming 75% Redemptions(3)	Implied Ownership	Maximum Redemption(4)	Implied Ownership
Equity Incentive Plan Shares	1,411,787	4.76%	1,336,787	4.76%	1,186,787	4.76%	1,111,787	4.76%
Total shares outstanding (including dilution source and shares underlying SPAC Rights)	29,647,536	100.00%	28,072,536	100.00%	24,922,536	100.00%	23,347,536	100.00%

(1)	Assumes that no SPAC Public Shareholders exercise Redemption Rights with respect to their SPAC Public Shares for a pro rata share of the funds in the Trust Account.

(2)	Assumes SPAC Public Shareholders holding 1,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $15.38 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(3)	Assumes SPAC Public Shareholders holding 4,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $46.13 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(4)	Assumes SPAC Public Shareholders holding 6,000,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $61,50 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(5)	Represents the SPAC Ordinary Shares held by the Sponsor Related Parties.

(6)	Represents the shares to be held by the Goodvision equityholders.

(7)	Includes (i) 100,000 Class A Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Class A Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(8)	Represents 283,000 Class A Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to two Conversion Agreements, consisting of (i) 231,000 Class A Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Class A Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

Q:	What are the possible sources and extent of dilution that holders of SPAC Public Shares who elect not to redeem their SPAC Public Shares will experience in connection with the Business Combination?

A:	The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself):

	No Redemptions (1)	25% Redemptions (2)	75% Redemptions (3)	Maximum Redemptions(4)
Net tangible book value at June 30, 2026 (5)	$61,702,339	$61,702,339	$61,702,339	$61,702,339
Increase in net tangible book value for Financing (PIPEs and loan/advance conversions) (6) (10)	$11,830,000	$11,830,000	$11,830,000	$11,830,000
Decrease in net tangible book value for transaction expenses	$(4,840,060)	$(4,840,060)	$(4,840,060)	$(4,840,060)
Decrease in net tangible book value for redemption by public shareholders	$-	$(15,375,041)	$(46,125,122)	$(61,500,162)
As adjusted net tangible book (deficit) value at June 30, 2026	$68,692,279	$53,317,239	$22,567,158	$7,192,117

Issued and outstanding shares of SPAC’s sponsor and affiliates (7)	2,427,500	2,427,500	2,427,500	2,427,500
Issued and outstanding shares of SPAC’s public shareholders	6,000,000	4,500,000	1,500,000	-
Issuance of ordinary shares for conversion of rights into ordinary shares (8)	625,249	625,249	625,249	625,249
Issuance of ordinary shares to investors of Financing(9)	900,000	900,000	900,000	900,000
Issuance of ordinary shares upon conversion of convertible debt (10)	283,000	283,000	283,000	283,000
As adjusted issued and outstanding shares as of June 30, 2026 (11)	10,235,749	8,735,749	5,735,749	4,235,749

Initial offering price per share	$10.00	$10.00	$10.00	$10.00
Net tangible book (deficit) value per share as adjusted	$6.71	$6.10	$3.93	$1.70
Dilution to SPAC Public Shareholders	$3.29	$3.90	$6.07	$8.30
Equalizing company value (12)	$296,475,360	$280,725,360	$249,225,360	$233,475,360

(1)	Assumes no SPAC Public Shareholder exercises Redemption Rights with respect to their SPAC Public Shares for a pro rata share of the funds in the Trust Account.

(2)	Assumes that SPAC Public Shareholders holding 1,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $15.38 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.
(3)	Assumes that SPAC Public Shareholders holding 4,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $46.13 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.
(4)	Assumes that all SPAC Public Shareholders holding 6,000,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $61.50 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.
(5)	The net tangible book value at June 30, 2026 was calculated as SPAC’s total assets of $61,801,131 minus total liabilities of $98,792.
(6)	$11,830,000 of financing equity reflected in the as-adjusted amounts, consisting of $8,000,000 of cash from the July 2026 Securities Purchase Agreements, $2,830,000 from the non-cash conversion of loans and advanced transaction expenses into shares pursuant to the Conversion Agreements, and the $1,000,000 accredited-investor advance from the April 2026 Subscription Agreement.
(7)	Includes 2,000,000 SPAC Founder Shares retained by the Sponsors, 252,500 private placement shares, and 175,000 EBC Founder Shares.
(8)	Includes 6,000,000 SPAC Public Rights and 252,500 SPAC Private Rights. Each right will convert upon Closing into one-tenth of one Surviving PubCo Ordinary Share; no fractional shares will be issued.
(9)	Includes (i) 100,000 Surviving PubCo Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Surviving PubCo Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because such conversion remains subject to future conditions and has not occurred as of the date of this prospectus.
(10)	Represents 283,000 Surviving PubCo Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, consisting of (i) 231,000 Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Surviving PubCo Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.
(11)	The following are material sources of dilution to non-redeeming SPAC public shareholders that are not reflected in the as-adjusted net tangible book value per share calculation in the table: (i) the issuance of 18,000,000 Surviving PubCo Ordinary Shares to Goodvision Shareholders as Merger Consideration; (ii) Surviving PubCo Ordinary Shares reserved for issuance under the 2026 Equity Incentive Plan; (iii) up to 3,600,000 Earnout Shares contingently issuable to Goodvision Shareholders upon satisfaction of the earnout conditions; and (iv) Surviving PubCo Ordinary Shares issuable pursuant to additional financing arrangements as part of the financing contemplated by the Business Combination Agreement.
(12)	Represents, for each redemption scenario, the aggregate equity valuation of Surviving PubCo at or above which the per-share interest of non-redeeming SPAC public shareholders, after giving effect to the Business Combination, would be at least $10.00 (the initial public offering price of the SPAC Units). The equalizing company value is calculated as $10.00 multiplied by the total number of Surviving PubCo Ordinary Shares expected to be outstanding immediately upon consummation of the Business Combination, comprising the SPAC-side shares set forth above, 18,000,000 Surviving PubCo Ordinary Shares issuable to Goodvision Shareholders as Merger Consideration, Surviving PubCo Ordinary Shares reserved under the 2026 Equity Incentive Plan (1,411,787 / 1,336,787 / 1,186,787 / 1,111,787 across the four redemption scenarios), the 900,000 Surviving PubCo Ordinary Shares to be issued in connection with the Financing, and the 283,000 Surviving PubCo Ordinary Shares to be issued upon conversion of convertible debt.

Q:	Who will control Surviving PubCo following the Business Combination and what are the implications of such control?

A:

Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 76.84% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Such ownership includes the Surviving PubCo Ordinary Shares to be received by Bestvision AI Limited and GV Assets Holdings Limited as part of the 18,000,000 shares of merger consideration to be issued to Goodvision’s existing securityholders, as well as 231,000 additional Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million pursuant to the Conversion Agreements. As a result, Mr. Wang will have the ability to control matters requiring shareholders approval of Surviving PubCo, including the election of directors and the approval of significant corporate transactions.

Accordingly, Surviving PubCo will qualify as a “controlled company” under the corporate governance rules of Nasdaq. As a controlled company, Surviving PubCo will be permitted to rely on certain exemptions from Nasdaq corporate governance requirements, including requirements that a majority of the board of directors be independent and that the compensation and nominating and corporate governance committees consist entirely of independent directors. Surviving PubCo does not currently intend to rely on these exemptions, but it may elect to do so in the future. If Surviving PubCo were to rely on these exemptions, shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements. In addition, Mr. Wang’s control may delay, deter or prevent a change in control of Surviving PubCo and may adversely affect the trading price of its securities.

Q:	Did the SPAC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

Yes, SPAC obtained a fairness opinion from Newbridge Securities Corporation (“Newbridge”) in determining whether or not to proceed with the Business Combination. On February 27, 2026, at a meeting of the Board held to evaluate the Business Combination, Newbridge delivered to the SPAC Board an oral opinion, which was confirmed by delivery of a written opinion, dated March 3, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion as of the date thereof, the Merger Consideration to be paid to the Goodvision Shareholders, was fair, from a financial point of view, to ALIS’s unaffiliated shareholders and the Transactions had an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account. Notwithstanding the foregoing, Newbridge’s opinion was necessarily based on economic, market and other conditions as they existed and could be evaluated on, and the information made available to it on, the date of such opinion.

Additionally, SPAC relied on the financial skills and background of its officers and directors. The SPAC Board believed that the officers and directors of SPAC have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination.

Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:

Following the closing of our IPO, an amount equal to $60,000,000 ($10.00 per unit) of the net proceeds from our IPO and the private placements conducted in connection with IPO was placed in the Trust Account. As of [●], approximately $[●] million remained and was held in the Trust Account for the purposes of consummating an initial business combination (which will be the Business Combination should it occur). These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the closing of the Business Combination) or (2) the redemption of all of the SPAC Public Shares if we are unable to complete a business combination by April 23, 2027, subject to applicable law.

In connection with the consummation of the Business Combination, the funds in the Trust Account will be applied in the following order: (i) first to pay Public SPAC Shareholders who exercise their redemption rights in connection with the Extraordinary General Meeting to approve the Business Combination, (ii) second to pay transaction expenses in an amount currently anticipated to be approximately $[●] million, and (iii) third to use the remaining balance for working capital purposes of Surviving PubCo. Further, in the event that the funds in the Trust Account are insufficient to satisfy clauses (ii) and (iii) above, SPAC and Surviving PubCo, as applicable, shall use funds outside the Trust Account to satisfy such obligations.

On [●], the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per SPAC Public Share would have been approximately $[●], based on the aggregate amount on deposit in the Trust Account of approximately $[●] million (including interest not previously released to SPAC but net of expected taxes payable), divided by the total number of then outstanding SPAC Public Shares. The redemption price per share may increase between [●] and the date that is two (2) business days prior to the Extraordinary General Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date, although we expect the redemption price two (2) business days prior to the Extraordinary General Meeting will be approximately the same as the amount set forth above. These funds will not be released until the earlier of the completion of a business combination or SPAC’s liquidation.

Q:	What happens if a substantial number of the SPAC Public Shareholders vote in favor of the Business Combination Proposal and exercise their Redemption Rights?

A:

SPAC Public Shareholders are not required to vote “FOR”, “AGAINST” or not vote at all on the Business Combination in order to exercise their Redemption Rights, although redemption is only available if the Business Combination is consummated. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of SPAC Public Shareholders are reduced as a result of redemptions by SPAC Public Shareholders.

The Business Combination Agreement provides that the obligations of the parties to consummate the Business Combination are conditioned on, among other things, the requisite approval of the parties’ respective equity holders. The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in this proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

Additionally, as a result of redemptions, the trading market for the Surviving PubCo Ordinary Shares may be less liquid than the market for the SPAC Public Shares was prior to consummation of the Business Combination and we may not be able to meet the listing standards for Nasdaq or another national securities exchange.

Q:	When do you expect the Business Combination to be completed?

A:	It is currently expected that the Business Combination will be completed in the second half of 2026. This timing depends, among other things, on the approval of the Proposals to be presented at the Extraordinary General Meeting. However, the Extraordinary General Meeting could be adjourned if the Adjournment Proposal is adopted at the Extraordinary General Meeting and SPAC elects to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation and vote of proxies if reasonably determined to be necessary or desirable by SPAC.

Q:	What happens if the Business Combination is not completed?

A:

If a SPAC Public Shareholder has tendered shares to be redeemed but the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant SPAC Public Shareholders as appropriate. The current deadline set forth in the SPAC Memorandum and Articles of Association for SPAC to complete its initial business combination (which will be the Business Combination should it occur) is April 23, 2027. If we fail to consummate our initial business combination by the deadline we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten Business Days thereafter subject to lawfully available funds therefor, redeem the SPAC Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the number of then-outstanding SPAC Public Shares, which redemption will completely extinguish SPAC Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the SPAC Board, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We expect that the amount of any distribution our SPAC Public Shareholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Holders of the Founder Shares are not entitled to liquidating distributions from the Trust Account with respect to those shares.

In the event of liquidation, there will be no distribution with respect to our outstanding SPAC Rights, which will expire worthless.

Q:	When and where will the Extraordinary General Meeting be held?

A:	The Extraordinary General Meeting will be held at 11:00 a.m., Eastern Time, on [●] in a virtual meeting format at [●] or at such other time, on such other date and at such other place to which the meeting may be adjourned. This proxy statement/prospectus includes instructions on how to access the virtual meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.

Q:	Who is entitled to vote at the Extraordinary General Meeting?

A:	The SPAC Board has fixed [●], 2026 as the Record Date. If you were a shareholder of SPAC at the close of business on the Record Date, you are entitled to vote on matters that come before the Extraordinary General Meeting.

Q:	How do I vote?

A:

If you are a record owner of your shares, there are two ways to vote your SPAC Ordinary Shares at the Extraordinary General Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the SPAC Board “FOR” the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal (if presented) at the Extraordinary General Meeting. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

You Can Virtually Attend the Extraordinary General Meeting and Participate Virtually. You can participate in the virtual Meeting and vote during the Extraordinary General Meeting even if you have previously voted by submitting a proxy as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Extraordinary General Meeting virtually and vote your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way SPAC can be sure that the broker, bank or nominee has not already voted your shares.

Q:	What if I do not vote my SPAC Ordinary Shares or if I abstain from voting?

A:

Each of the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal will require an ordinary resolution, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting.

Each of the Business Combination Proposal, the Name Change Proposal and the Governing Documents Proposal will require a special resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting.

If any of the Required SPAC Proposals fail to receive the required approval by the shareholders of SPAC at the Extraordinary General Meeting, the Business Combination will not be completed. Abstentions will be considered present for the purposes of establishing a quorum. Abstentions will not count as votes cast at the Extraordinary General Meeting. Accordingly, if you do not vote or if you abstain from voting, it will have no effect on the outcome for any of the proposals. However, if you do not vote by proxy and do not attend the meeting virtually or in person, you shares will not count towards the establishment of a quorum. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.

Q:	How does the SPAC Board recommend that I vote on the Proposals?

A:

The SPAC Board recommends that the holders of SPAC’s Ordinary Shares entitled to vote on the Proposals, vote as follows:

“FOR” approval of the Business Combination Proposal;

“FOR” approval of the Name Change Proposal;

“FOR” approval of the Nasdaq Proposal;

“FOR” approval of the Governing Documents Proposal;

“FOR” approval of the Equity Incentive Plan Proposal; and

“FOR” approval of the Adjournment Proposal, if presented.

Q:	How many votes do I have?

A:	SPAC Shareholders have one vote per each SPAC Ordinary Share held by them on the Record Date for each of the Proposals. SPAC Rights do not have voting rights.

Q:	How will the Sponsors and SPAC’s officers and directors vote in connection with the SPAC Proposals?

A:	As of the date of this proxy statement/prospectus, the Sponsors and the SPAC’s officers and directors own an aggregate of 2,192,500 SPAC Ordinary Shares, including the SPAC Ordinary Shares underlying the Private Placement Units and assuming no conversion of SPAC Private Rights into SPAC Ordinary Shares, representing approximately 26.02% of the issued and outstanding SPAC Ordinary Shares. Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsors have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Proposals and the other holders of the SPAC Founder Shares have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Business Combination Proposal.

Q:	What interests do the current Sponsors, officers and directors of SPAC and the Goodvision Shareholders have in the Business Combination?

A:

When considering the recommendation of the SPAC Board to vote in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsors and SPAC’s directors and executive officers, have interests in such Proposal that are different from, or in addition to, those of SPAC Shareholders generally. These interests include, among other things, the interests listed below:

	●	The Sponsors, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. These expenses will likely not be reimbursed if SPAC does not consummate a business combination. There are no out-of-pocket expenses due to be reimbursed as of the date of this proxy statement/prospectus.

	●	The aggregate dollar amount of non-reimbursable funds the Sponsors and its affiliates have at risk that depends on the completion of a business combination is $1,950,000 comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares and (b) $1,925,000 representing the aggregate purchase price paid for the SPAC Private Placement Units.

	●	If SPAC does not complete an initial business combination by April 23, 2027 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the SPAC Private Placement Units of $2,525,000, which includes the Sponsors’ private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the SPAC Private Placement Units will expire and become worthless.

	●	The Sponsors have agreed that their SPAC Founder Shares and any securities underlying the SPAC Private Placement Units, will not be sold or transferred by them (except to permitted transferees, as applicable) until six months after the date of the consummation of a Business Combination.

	●	The fact that the Sponsor Related Parties and SPAC’s directors and officers and their affiliates own an aggregate of 2,192,500 SPAC Ordinary Shares as of the date hereof, including the SPAC Ordinary Shares underlying the SPAC Private Placement Units and assuming no conversion of SPAC Private Rights into SPAC Ordinary Shares, representing 26.02% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.

	●	The 2,211,749 Surviving PubCo Ordinary Shares to be held by the Sponsors and their respective affiliates upon the closing of the Business Combination, consisting of shares held through their ownership of SPAC Ordinary Shares as of the date hereof and SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per SPAC Ordinary Share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.

	●	As a result of the low initial purchase price (consisting of $25,000 for the 2,000,000 Founder Shares, or approximately $0.012 per share, and $1,925,000 for the 192,500 SPAC Private Placement Units), the Sponsors, its affiliates and SPAC’s management team and advisors and affiliates stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsors, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by April 23, 2027, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.

	●	The fact that the Sponsors and EBC have agreed not to redeem any of the SPAC Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.

	●	The Sponsors have agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per SPAC Ordinary Share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.

	●	The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.

	●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.

Q:	Do I have Redemption Rights with respect to my SPAC Shares?

A:

Under Article 37.6 of the SPAC Memorandum and Articles of Association, SPAC will provide all of the SPAC Public Shareholders (who is not a founder, officer, or director) with the opportunity to have their SPAC Public Shares redeemed upon the completion of the Business Combination, subject to certain limitations, for cash equal to the applicable redemption price.

SPAC Public Shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination (or do not vote at all), and whether or not they were holders of SPAC Ordinary Shares as of the Record Date. The Redemption will be effectuated in accordance with the SPAC Memorandum and Articles of Association and Cayman Islands law. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Ordinary Shares, such request must be made on or before [●], 2026 (two Business Days before the Extraordinary General Meeting). Any SPAC Public Shareholder who exercises Redemption Rights will have his, her or its shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the completion of the Business Combination; provided that such SPAC Public Shareholders follow the procedures provided for exercising such Redemption as set forth in the SPAC Memorandum and Articles of Association, as described below, by such date.

The Business Combination is subject to certain closing conditions, including the requirement that, upon consummation of the Business Combination, Surviving PubCo will have net tangible assets of at least $5,000,001, after giving effect to any redemptions of SPAC Ordinary Shares (the “Minimum Net Tangible Asset Requirement”). This requirement is intended to ensure compliance with applicable securities laws and listing requirements. If a significant number of SPAC Public Shareholders elect to redeem their shares, Surviving PubCo may not satisfy the Minimum Net Tangible Asset Requirement, in which case the Business Combination may not be completed unless additional financing is obtained or other actions are taken to satisfy such condition.

Even if the Business Combination is completed, failure to maintain adequate capitalization could adversely affect Surviving PubCo’s financial condition and its ability to meet applicable listing requirements.

Pursuant to the Letter Agreement, the Sponsor Related Parties have agreed to waive their Redemption Rights with respect to the SPAC Founder Shares and private placement shares, as well as any SPAC Ordinary Shares acquired by them after the IPO, in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price, and do not result in cash proceeds to Surviving PubCo.

Q:	May the Sponsors, SPAC’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:	The Sponsors and SPAC’s directors, officers, advisors or their affiliates may purchase SPAC Ordinary Shares in privately negotiated transactions or in the open market either prior to or after the Closing, including from SPAC Public Shareholders who would have otherwise exercised their Redemption Rights. However, the Sponsors, directors, officers and their affiliates have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions at the date of this proxy statement/prospectus. If the Sponsors or the SPAC’s directors, officers, advisors or affiliates engage in such transactions, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M under the Exchange Act. They will also not vote any shares purchased in connection with the Business Combination. Any such purchase after the Record Date would include a contractual acknowledgement that the selling shareholder, although still the record holder of SPAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event the Sponsors or SPAC’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from SPAC Public Shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions.

Q:	Is there a limit on the number of shares I may redeem?

A:	Each SPAC Public Shareholder, together with any affiliate or any other person with whom such SPAC Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking Redemption Rights with respect to 15% or more of the SPAC Public Shares. Accordingly, any shares held by a SPAC Public Shareholder or “group” in excess of such 15% cap will not be redeemed by SPAC. Any SPAC Public Shareholder who holds less than 15% of the SPAC Public Shares may have all of the SPAC Public Shares held by him or her redeemed for cash. Each SPAC Public Shareholder will continue to be able to vote any excess shares regardless of the restrictions on redemption.

Q:	How do I exercise my Redemption Rights?

A:

If you are a SPAC Public Shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time, on [●] (two Business Days before the Extraordinary General Meeting), that SPAC redeem your shares for cash, (ii) affirmatively certify in your request to the Transfer Agent for Redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) and (iii) submit your request in writing to SPAC’s Transfer Agent, at the address listed at the end of this section and deliver your share certificates (if any) and other redemption forms to the Transfer Agent physically or your shares electronically using The Depository Trust Company’s DWAC system at least two Business Days prior to the vote at the Extraordinary General Meeting.

If you deliver your share certificates (if any) and other redemption forms for the Redemption to the Transfer Agent and later decide prior to the Extraordinary General Meeting not to elect the Redemption, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed at the end of this section.

Any corrected or changed written demand of Redemption Rights must be received by SPAC’s secretary two Business Days prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No demand for the Redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two Business Days prior to the vote at the Extraordinary General Meeting.

SPAC Public Shareholders seeking to exercise their Redemption Rights and opting to deliver share certificates (if any) and other redemption forms should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is SPAC’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, SPAC does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

If a SPAC Public Shareholder properly demands the Redemption as described above, then, if the Business Combination is completed, SPAC will redeem the shares subject to the Redemption for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your Redemption Rights, then you will be exchanging your SPAC Ordinary Shares for cash and will no longer own these shares following the Business Combination.

If you are a SPAC Public Shareholder and you exercise your Redemption Rights, it will not result in either the exercise or loss of any SPAC Rights that you may hold. Your SPAC Rights will continue to be outstanding following exercise of the Redemption of your SPAC Ordinary Shares and will be converted into Surviving PubCo Ordinary Shares in connection with the completion of the Business Combination, subject to the applicable requirements under the terms therein.

If you intend to seek to exercise Redemption Rights, you will need to deliver your share certificates (if any) and other redemption forms (either physically or electronically) to the Transfer Agent prior to the Extraordinary General Meeting, as described in this proxy statement/prospectus. If you have questions regarding the certification of your position or delivery of your share certificates (if any) and other redemption forms, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, NY 10004
Attention:
Email: spacredemption@continentalstock.com

Q:	If I am a holder of SPAC Units, can I exercise Redemption Rights with respect to my SPAC Units?

A:	No. Holders of issued and outstanding SPAC Units must elect to separate the SPAC Units into the underlying SPAC Public Shares and SPAC Public Rights prior to exercising Redemption Rights with respect to the SPAC Public Shares. If you hold your SPAC Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the SPAC Units into the underlying SPAC Ordinary Shares and SPAC Rights, or if you hold SPAC Units registered in your own name, you must contact the Transfer Agent directly and instruct them to do so. The Redemption Rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the Transfer Agent in order to validly redeem its shares. You are requested to cause your SPAC Public Shares to be separated and delivered to the Transfer Agent by 5:00 p.m., Eastern Time, on [●], 2026 (two Business Days before the Extraordinary General Meeting) in order to exercise your Redemption Rights with respect to your SPAC Public Shares.

Q:	If I am a holder of SPAC Rights, can I exercise Redemption Rights with respect to my SPAC Rights?

A:	No. The holders of SPAC Rights have no redemption rights with respect to SPAC Rights. Further, while the level of Redemptions will not directly change the value of the SPAC Rights, as the SPAC Rights will remain outstanding regardless of the level of redemptions, as redemptions of SPAC Ordinary Shares increase, a holder of SPAC Rights will ultimately own a greater interest in the Surviving PubCo because there would be fewer Surviving PubCo Ordinary Shares outstanding overall. For additional information see “- Ownership of Surviving PubCo After the Closing.”

SUMMARY OF PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes, to fully understand the Business Combination Agreement, the Business Combination and the other matters being considered at the Extraordinary General Meeting. For additional information, see “Where You Can Find More Information” on page 218. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Parties to the Business Combination

Calisa Acquisition Corp

SPAC is a blank check company incorporated on March 11, 2024 as a Cayman Islands exempted company and formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. SPAC has generated no operating revenues to date, and SPAC does not expect to generate operating revenues at the earliest until it consummates the initial business combination.

The SPAC Units, SPAC Ordinary Shares and SPAC Rights are currently listed on Nasdaq under the symbols “ALISU,” “ALIS” and “ALISR,” respectively. The mailing address of SPAC’s principal executive offices is 205 W. 37th Street, New York, NY 10018, and its telephone number is (203) 998-5540.

Calisa Merger Sub

Merger Sub is a Cayman Islands exempted company and wholly-owned subsidiary of SPAC formed for the purpose of effecting the Business Combination. Merger Sub owns no material assets and does not operate any business.

Goodvision AI Inc.

Goodvision AI Inc. is a Cayman Islands exempted company and conducts business through Goodvision Inc., a company incorporated in the State of California, U.S., a wholly owned subsidiary of Goodvision AI Inc.’s fully owned subsidiary Goodvision AI Ltd, a British Virgin Island company.

Goodvision is a global cloud-computing and AI-infrastructure solutions provider. Goodvision provides multi-cloud professional services, cloud redistribution services, AI computing services, and hybrid cloud-edge infrastructure solutions to customers worldwide. Goodvision’s business initially focused on providing professional services and redistributing cloud-service capacity from major providers such as Google Cloud Platform (“GCP”), Amazon Web Services (“AWS”), Alibaba Cloud, and Tencent Cloud to its customers.

Goodvision generated revenue of $7,743,669 and $3,640,547 for the fiscal years ended September 30, 2025 and 2024, respectively, and $3,309,443 for the three months ended December 31, 2025. Goodvision reported net income of $80,700 and $25,911 for the fiscal years ended September 30, 2025 and 2024, respectively, and a net loss of $525,954 for the three months ended December 31, 2025.

The mailing address of Goodvision’s principal executive office is 3301 Innovation Wy, Apt 1022 Fremont, CA 94538 and its telephone number is +1 (510) 312-7169.

Background of the Business Combination

SPAC was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination, with one or more businesses or entities. In October 2025, SPAC completed its initial public offering. After completing its IPO, SPAC utilized the operating experience and entrepreneurial expertise of its officers and directors to identify potential business combination targets.

Following the completion of the IPO, SPAC considered and evaluated numerous potential target businesses, including Goodvision, with the objective of consummating an initial business combination. Based on SPAC’s due diligence investigations of Goodvision, the management of Goodvision and the industry in which it operates, including the financial and other information provided by Goodvision in the course of these due diligence investigations, the SPAC board believes that the business combination with Goodvision is in the best interests of SPAC and its shareholders and presents an opportunity to increase shareholder value. However, there can be no assurance of this. Although the SPAC board believes that the business combination with Goodvision presents an attractive business combination opportunity and is in the best interests of SPAC and its shareholders, the SPAC board did consider certain potentially material negative factors in arriving at that conclusion, including, among others, the potential inability of Goodvision to achieve its business plan, the risk that a significant number of Public Shareholders elect to redeem their Public Shares, the risk that the conditions to closing may not be satisfied and the risk that the potential benefits of the Business Combination may not be achieved. The SPAC board also considered certain key business risks, including Goodvision’s limited public company experience, uncertainty regarding the PIPE Financing, and the potential impact of high redemption levels on dilution and satisfaction of the minimum net tangible asset requirement. For additional information, see the section entitled “Proposal 1 - The Business Combination Proposal - SPAC’s Board of Directors’ Reasons for the Business Combination,” as well as the risks described in the section entitled “Risk Factors.”

Transaction Agreements

The Business Combination Agreement

On March 6, 2026, SPAC entered into the Business Combination Agreement with Merger Sub and Goodvision. Pursuant to the Business Combination Agreement, on the Closing Date, Merger Sub will merge with and into Goodvision with Goodvision continuing as the surviving entity of the Merger and a subsidiary of Surviving PubCo.

Treatment of Securities

By virtue of the Merger, without any action on the part of any party or any other person:

■	Each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one ordinary share, par value $5.00 per share, of the Surviving Company (a “Surviving Company Share”).

■	Each Surviving Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of Surviving PubCo Ordinary Shares, which will be designated as Class A Ordinary Shares and Class B Ordinary Shares, equal to the Exchange Ratio (the “Per Share Merger Consideration”).

■	Each Surviving Company Share held immediately prior to the Effective Time by the Company as treasury share, if applicable, shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

Representations, Warrantsies and Covenants

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) with respect to the Company and the Group Companies: (i) entity organization, good standing and qualification, (ii) subsidiaries and capitalization, (iii) authorization to enter into the Business Combination Agreement and to consummate the Transactions, (iv) financial statements, (v) material contracts, (vi) intellectual property, (vii) title to properties and assets and outstanding liens, (viii) real property, (ix) environmental matters, (x) non-conflict with Governing Documents, laws and governmental orders, and certain contracts, (xi) absence of material changes, (xii) litigation, (xiii) insurance, (xiv) governmental consents, (xv) material permits, (xvi) registration and voting rights, (xvii) brokers, finders and transaction expenses, (xviii) related-party transactions, (xix) labor agreements, actions and employee compensation, (xx) employee benefit plans, (xxi) taxes, (xxii) books and records, (xxiii) anti-money laundering, (xxiv) takeover statutes and charter provisions, (xxv) registration statement, (xxvi) approval of Goodvision Board, and (xxvii) equity incentive plan, and (b) with respect to SPAC: (i) entity organization, good standing and qualification, (ii) capitalization, (iii) authorization to enter into the Business Combination Agreement and to consummate the Transactions, (iv) financial statements, (v) compliance with other instruments, (vi) absence of material changes, (vii) litigation, (viii) governmental consents, (ix) brokers, finders and transaction expenses, (x) taxes, (xi) registration statement, (xii) SEC filings, (xiii) trust account, (xiv) the Investment Company Act, (xv) the JOBS Act, (xvi) NASDAQ quotation, and (xvii) approval of the SPAC Board.

The Business Combination Agreement also includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Business Combination and efforts to satisfy conditions to the consummation of the Business Combination. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for: (i) the Company to operate the business of the Group Companies in the ordinary course of business, (ii) the Company to maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies consistent with past practices, (iii) each of the parties to use reasonable best efforts to take all actions reasonably necessary or advisable to consummate and make effective the Transactions, (iv) each party to make any appropriate filings, and (v) SPAC to use reasonable best efforts to cause the initial listing application to be approved by Nasdaq.

Survival of Representations, Warranties and Covenants; Indemnification

The Goodvision shareholders will indemnify Surviving PubCo for any indemnification claims brought for breach of Goodvision’s representations and warranties and covenants contained in the Business Combination Agreement. In order to secure the indemnification obligations, an aggregate of 10% of the shares issuable to the Goodvision shareholders (the “Escrow Shares”) will be deposited in escrow. The Escrow Shares will be held in escrow for a period of 12 months from the closing (or, if later, 30 days after the first filing by the Surviving PubCo of an annual report for a fiscal year that ended after the closing) as security for such indemnification obligations. All indemnification payments shall be made in Escrow Shares valued at the time of any such payment, except that the Goodvision shareholders shall have the right to pay cash in lieu of shares. The indemnification will be capped at the number of Escrow Shares. No claim may be made for indemnification for a loss that is less than $10,000 and no amount will be payable until the aggregate amount of all indemnifiable losses exceed $100,000, in which event the indemnification shall be paid from the first dollar.

Conditions to the Parties’ Obligations to Consummate the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate (or cause to be consummated) the Business Combination is conditioned upon, among other things:

●	The absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination.
●	The effectiveness of the registration statement to be filed with the SEC and the absence of a stop order or proceedings seeking such stop order.
●	The approval and adoption of the Required Company Shareholder Approvals.
●	The approval and adoption of the Required SPAC Shareholder Approvals.
●	Solely with respect to the obligations of SPAC, among others conditions: (a) certain representation and warranties of the Company being true and correct, subject to applicable bringdown standards; (b) each of the agreements and covenants of the Company having been performed or complied with in all material respects; (c) the execution and delivery of certain Ancillary Agreements; and (d) the delivery by the Company to SPAC of (1) a closing certificate, (2) certain documents relating to compliance and notice in connection with certain Treasury Regulations, and (3) the certain closing financial information.
●	Solely with respect to the obligations of the Company, among others conditions: (a) certain representation and warranties of SPAC being true and correct, subject to applicable bringdown standards; (b) each of the agreements and covenants of SPAC having been performed or complied with in all material respects; (c) the receipt of conditional approval of the listing application in connection with the Business Combination, for listing on the NYSE, NASDAQ Capital Market or Nasdaq Global Market; (d) the absence of any action, suit or proceeding before any governmental entity that would prevent or rescind any transaction contemplated by the Business Combination, or that would affect materially and adversely or otherwise encumber the title of the SPAC shares to be issued in connection with the Merger; (e) the execution and delivery of certain Ancillary Agreements; (f) the delivery by SPAC to the Company of (1) a closing certificate and (2) written resignations of the SPAC Board, other than as provided by the Business Combination Agreement.

Termination Rights

Prior to the Closing, the Business Combination Agreement may be terminated and the Transactions abandoned:

●	by mutual written consent of the Company and SPAC;
●	by either SPAC or the Company, if there shall be in effect any (a) applicable Law or (b) Order (other than, for the avoidance of doubt, a temporary restraining order), that (1) in the case of each of clauses (a) and (b), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (2) in the case of clause (b) such Order shall have become final and non-appealable;
●	by either SPAC or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on April 23, 2027; provided, however, that the Party seeking to terminate is not in material breach of any provision of the Business Combination Agreement which caused or resulted in the failure of the Merger to be consummated by such time;
●	by either SPAC or the Company if SPAC fails to obtain the SPAC Required Shareholder Approvals upon vote taken thereon;
●	by SPAC, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Business Combination Agreement, subject to certain limitations set forth therein, including with respect to the availability of applicable cure period;
●	by the Company, if SPAC has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Business Combination Agreement, subject to certain limitations set forth therein, including with respect to the availability of applicable cure periods; and
●	by SPAC, by written notice to the Company, if the Company fails to deliver the written consents from a sufficient number of Company shareholders to effect the Company Required Shareholder Approval by the applicable deadline.

Support Agreement and Transaction Support Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, (i) the Sponsors, SPAC and Goodvision entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsors agreed to vote their shares in favor of the Business Combination Agreement and the Business Combination; and (ii) certain holders of Company Shares, SPAC and Goodvision entered into the Transaction Support Agreements, pursuant to which, among other things, such holders agreed to support and vote in favor of the Business Combination Agreement, the Ancillary Agreements to which Goodvision is a party, and the Business Combination.

Lock-Up Agreement

Prior to the Closing Date, SPAC will enter into a lock-up agreement (a “Lock-Up Agreement”) with each of the Sponsors, certain directors and officers of SPAC and certain Goodvision Shareholders (to be agreed by the parties), pursuant to which, among other things, each of the Sponsors, such directors and officers of SPAC and such Goodvision Shareholders will agree not to effect any sale or distribution of any equity securities of SPAC held by any of them until six months after the date of the consummation of a Business Combination, on the terms and subject to the conditions set forth therein.

New Registration Rights Agreement

On or prior to the Closing Date, each of SPAC, Sponsors, certain directors and officers of SPAC and certain SPAC shareholders and Goodvision Shareholders will enter into a registration rights agreement, in form and substance reasonably satisfactory to SPAC and Goodvision (the “New Registration Rights Agreement”), pursuant to which, among other things, Surviving PubCo will file a registration statement for the resale of shares by Sponsors, such directors and officers of SPAC and such SPAC shareholders and Goodvision Shareholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement.

Proposals to be submitted at the Extraordinary General Meeting

The Business Combination Proposal

The SPAC Shareholders will vote on the Business Combination Proposal by special resolution to approve, authorize and ratify the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A-1, the plan of merger to be filed with the Registrar of Companies in the Cayman Islands (the “Plan of Merger”), in the form attached to the proxy statement/prospectus as Annex A-2, and the transactions contemplated thereby (including the Merger).

The Name Change Proposal

The SPAC Shareholders will vote on the Name Change Proposal to approve by special resolution, a change of SPAC’s name from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited,” and an amendment to the amended and restated memorandum and articles of association of SPAC to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur immediately prior to the consummation of the Business Combination.

The Nasdaq Proposal

The SPAC Shareholders will vote on the Nasdaq Proposal to approve by ordinary resolution, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of Surviving PubCo Ordinary Shares in connection with the Business Combination (including the Financing).

The Governing Documents Proposal

The SPAC Shareholders will vote on the Governing Documents Proposal to approve by special resolution, the reclassification of the authorized share capital of Surviving PubCo into class A ordinary shares and class B ordinary shares, and the adoption of the Surviving PubCo Articles, copies of which are attached to the accompanying proxy statement/prospectus as Annex B, with effect from the effective time of the Merger.

The Equity Incentive Plan Proposal

The SPAC Shareholders will vote on the Equity Incentive Plan Proposal to approve by ordinary resolution the 2026 Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex C.

The Adjournment Proposal

The SPAC Shareholders will vote on the Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

Board Recommendation to SPAC Shareholders

The SPAC Board believes that the Business Combination Proposal and the other Proposals to be presented at the Extraordinary General Meeting are in the best interest of SPAC and its shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Name Change Proposal, “FOR” the Nasdaq Proposal, “FOR” the Governing Documents Proposal, “FOR” the Equity Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting.

SPAC’s Board of Directors’ Reasons for the Business Combination

The SPAC Board, in evaluating the transaction with Goodvision with respect to its business, consulted with its legal counsel, financial advisors, accounting advisors and other consultants. In reaching its resolution (i) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of SPAC and its shareholders and (ii) to recommend that the SPAC Shareholders approve the Business Combination Agreement and approve the Required SPAC Proposals, the SPAC Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below:

●	the expanding growth industry in which Goodvision operates;
●	Goodvision’s public company readiness;
●	the combined company’s experienced and proven management team;
●	Goodvision’s financial condition;
●	the fairness of the consideration being paid in the transaction;
●	other alternatives available to SPAC; and
●	the risks attendant to the transaction.

For a description of the SPAC Board’s reasons for the approval of the Business Combination, see the section titled “Proposal 1 - The Business Combination Proposal - SPAC’s Board of Directors’ Reasons for the Business Combination.”

Pro Forma Voting Power and Implied Ownership Levels

We anticipate that upon the Closing, the Sponsors, SPAC’s directors, officers and other initial shareholders and their affiliates will own 2,452,749 Surviving PubCo Ordinary Shares.

The tables below show the anticipated ownership of the Surviving PubCo upon completion of the Business Combination, along with other potential sources of dilution. The following table sets forth varying implied ownership levels in Surviving PubCo immediately following the completion of the Business Combination assuming no redemptions, 25% redemptions, 75% redemptions, and maximum redemptions. The following table also assumes that none of the Goodvision Shareholders exercise their dissenters’ rights and that no earnout shares are issued.

	Share Ownership in Surviving PubCo
	Assuming No Redemptions(1)	Implied Ownership	Assuming 25% Redemptions(2)	Implied Ownership	Assuming 75% Redemptions(3)	Implied Ownership	Maximum Redemptions(4)	Implied Ownership
SPAC Public Shareholders	6,600,000	22.26%	5,100,000	18.17%	2,100,000	8.43%	600,000	2.57%
SPAC’s Initial Shareholders(5)	2,452,749	8.27%	2,452,749	8.74%	2,452,749	9.84%	2,452,749	10.51%
Goodvision Shareholders(6)	18,000,000	60.72%	18,000,000	64.12%	18,000,000	72.22%	18,000,000	77.10%
Financing(7)	900,000	3.04%	900,000	3.20%	900,000	3.61%	900,000	3.85%
Convertible Debt Conversion(8)	283,000	0.95%	283,000	1.01%	283,000	1.14%	283,000	1.21%
Total shares outstanding (including shares underlying SPAC Rights)	28,235,749	95.24%	26,735,749	95.24%	23,735,749	95.24%	22,235,749	95.24%

Additional dilution source	Assuming No Redemptions(1)	Implied Ownership	Assuming 25% Redemptions(2)	Implied Ownership	Assuming 75% Redemptions(3)	Implied Ownership	Maximum Redemption(4)	Implied Ownership
Equity Incentive Plan Shares	1,411,787	4.76%	1,336,787	4.76%	1,186,787	4.76%	1,111,787	4.76%
Total shares outstanding (including dilution source and shares underlying SPAC Rights)	29,647,536	100.00%	28,072,536	100.00%	24,922,536	100.00%	23,347,536	100.00%

(1)	Assumes that no SPAC Public Shareholders exercise Redemption Rights with respect to their SPAC Public Shares for a pro rata share of the funds in the Trust Account.

(2)	Assumes SPAC Public Shareholders holding 1,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $15.38 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(3)	Assumes SPAC Public Shareholders holding 4,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $46.13 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(4)	Assumes SPAC Public Shareholders holding 6,000,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $61.50 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(5)	Represents the SPAC Ordinary Shares held by the Sponsor Related Parties.

(6)	Represents the shares to be held by the Goodvision equityholders.

(7)	Includes (i) 100,000 Class A Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Class A Ordinary Shares to be issued pursuant to the Securities Purchase Agreements dated July 31, 2026, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(8)	Represents 283,000 Class A Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, consisting of (i) 231,000 Class A Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Class A Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

Dilution

	No Redemptions (1)	25% Redemptions (2)	75% Redemptions (3)	Maximum Redemptions(4)
Net tangible book value at June 30, 2026 (5)	$61,702,339	$61,702,339	$61,702,339	$61,702,339
Increase in net tangible book value for Financing (PIPEs and loan/advance conversions) (6) (10)	$11,830,000	$11,830,000	$11,830,000	$11,830,000
Decrease in net tangible book value for transaction expenses	$(4,840,060)	$(4,840,060)	$(4,840,060)	$(4,840,060)
Decrease in net tangible book value for redemption by public shareholders	$-	$(15,375,041)	$(46,125,122)	$(61,500,162)
As adjusted net tangible book (deficit) value at June 30, 2026	$68,692,279	$53,317,239	$22,567,158	$7,192,117

Issued and outstanding shares of SPAC’s sponsor and affiliates (7)	2,427,500	2,427,500	2,427,500	2,427,500
Issued and outstanding shares of SPAC’s public shareholders	6,000,000	4,500,000	1,500,000	-
Issuance of ordinary shares for conversion of rights into ordinary shares (8)	625,249	625,249	625,249	625,249
Issuance of ordinary shares to investors of Financing(9)	900,000	900,000	900,000	900,000
Issuance of ordinary shares upon conversion of convertible debt (10)	283,000	283,000	283,000	283,000
As adjusted issued and outstanding shares as of June 30, 2026 (11)	10,235,749	8,735,749	5,735,749	4,235,749

Initial offering price per share	$10.00	$10.00	$10.00	$10.00
Net tangible book (deficit) value per share as adjusted	$6.71	$6.10	$3.93	$1.70
Dilution to SPAC Public Shareholders	$3.29	$3.90	$6.07	$8.30
Equalizing company value (12)	$296,475,360	$280,725,360	$249,225,360	$233,475,360

(1)	Assumes no SPAC Public Shareholder exercises Redemption Rights with respect to their SPAC Public Shares for a pro rata share of the funds in the Trust Account.

(2)	Assumes that SPAC Public Shareholders holding 1,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $15.38 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(3)	Assumes that SPAC Public Shareholders holding 4,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $46.13 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(4)	Assumes that all SPAC Public Shareholders holding 6,000,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $61.50 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(5)	The net tangible book value at June 30, 2026 was calculated as SPAC’s total assets of $61,801,131 minus total liabilities of $98,792.

(6)	$11,830,000 of financing equity reflected in the as-adjusted amounts, consisting of $8,000,000 of cash from the July 2026 PIPE subscriptions (agreements dated July 31, 2026 at $10.00 per share), $2,830,000 from the non-cash conversion of loans and advanced transaction expenses into shares (Conversion & Mutual Release Agreements dated July 30, 2026), and the $1,000,000 accredited-investor advance (subscription agreement dated April 30, 2026).

(7)	Includes 2,000,000 SPAC Founder Shares retained by the Sponsors, 252,500 private placement shares, and 175,000 EBC Founder Shares.

(8)	Includes 6,000,000 SPAC Public Rights and 252,500 SPAC Private Rights. Each right will convert upon Closing into one-tenth of one Surviving PubCo Ordinary Share; no fractional shares will be issued.

(9)	Includes (i) 100,000 Surviving PubCo Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Surviving PubCo Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because such conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(10)	Represents 283,000 Surviving PubCo Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, consisting of (i) 231,000 Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Surviving PubCo Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

(11)	The following are material sources of dilution to non-redeeming SPAC public shareholders that are not reflected in the as-adjusted net tangible book value per share calculation in the table: (i) the issuance of 18,000,000 Surviving PubCo Ordinary Shares to Goodvision Shareholders as Merger Consideration; (ii) Surviving PubCo Ordinary Shares reserved for issuance under the 2026 Equity Incentive Plan; (iii) up to 3,600,000 Earnout Shares contingently issuable to Goodvision Shareholders upon satisfaction of the earnout conditions; and (iv) Surviving PubCo Ordinary Shares issuable pursuant to additional financing arrangements as part of the financing contemplated by the Business Combination Agreement.

(12)	Represents, for each redemption scenario, the aggregate equity valuation of Surviving PubCo at or above which the per-share interest of non-redeeming SPAC public shareholders, after giving effect to the Business Combination, would be at least $10.00 (the initial public offering price of the SPAC Units). The equalizing company value is calculated as $10.00 multiplied by the total number of Surviving PubCo Ordinary Shares expected to be outstanding immediately upon consummation of the Business Combination, comprising the SPAC-side shares set forth above, 18,000,000 Surviving PubCo Ordinary Shares issuable to Goodvision Shareholders as Merger Consideration, Surviving PubCo Ordinary Shares reserved under the 2026 Equity Incentive Plan (1,411,787 / 1,336,787 / 1,186,787 / 1,111,787 across the four redemption scenarios), the 900,000 Surviving PubCo Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement and July 2026 Securities Purchase Agreements, and the 283,000 Surviving PubCo Ordinary Shares to be issued pursuant to the Conversion Agreements.

Executive Officers of Surviving PubCo

The executive officers of Surviving PubCo upon the Closing will be Yi Wang, the Chief Executive Officer, and Ms. Yue Wu, the Chief Financial Officer.

Board of Directors of Surviving PubCo

Upon the Closing, the Surviving PubCo Board will consist of five directors, which will include Mr. Yushan Zheng, who will serve as Chairman of the board, and Mr. Yi Wang as an director, along with Chong “Max” Li, Brian Hartzband, and Lawrence Leighton, each of whom will serve as independent directors.

Appraisal Rights under the Cayman Companies Act

The SPAC Shareholders will not have appraisal rights under Cayman Islands law or otherwise in connection with the Business Combination Proposal or the other proposals. For further details, see “Extraordinary General Meeting of SPAC Shareholders - Appraisal Rights.”

Financing

Goodvision and SPAC intend to obtain a minimum of $5 million in Financing in connection with the Business Combination. In connection with the Financing, Goodvision and/or SPAC may issue Equity Securities which may have a dilutive effect on the non-redeeming shareholders of the SPAC. As of the date of this proxy statement/prospectus, Goodvision and SPAC have secured approximately $9.0 million in equity financing in connection with the Business Combination, consisting of (i) $1.0 million pursuant to the April 2026 Subscription Agreement and (ii) $8.0 million pursuant to the July 2026 Securities Purchase Agreements, which will result in the issuance of an aggregate of 900,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share, subject to the consummation of the Business Combination. In addition, Goodvision issued a $1.0 million Convertible Promissory Note on May 20, 2026, which may be converted into Class A Ordinary Shares of Surviving PubCo at $10.00 per share subject to certain conditions. On July 30, 2026, Goodvision, SPAC and certain affiliates and investors also entered into the Conversion Agreements pursuant to which approximately $2.83 million of outstanding indebtedness and other financial support will be converted or satisfied through the issuance of 283,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share. Goodvision and SPAC intend to use the proceeds of the Financing for (i) payment of Goodvision, SPAC and Sponsors’ expenses associated with the completion of the Business Combination and (ii) as working capital purposes for Goodvision and Surviving PubCo.

Fairness Opinion

SPAC retained Newbridge to render a fairness opinion in connection with the Business Combination. Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. SPAC selected Newbridge to render a fairness opinion in connection with the Business Combination on the basis of Newbridge’s experience in similar transactions and its reputation in the investment community.

On February 27, 2026, at a meeting of the SPAC Board held to evaluate the Business Combination, Newbridge delivered to the SPAC Board an oral opinion, which was confirmed by delivery of a written opinion, dated March 3, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, the Merger Consideration to be paid to the Goodvision Shareholders, is fair, from a financial point of view, to ALIS’s unaffiliated shareholders and the Transactions had an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account. Notwithstanding the foregoing, Newbridge’s opinion was necessarily based on economic, market and other conditions as they existed and could be evaluated on, and the information made available to it on, the date of such opinion. As a result, investors are cautioned not to place undue reliance on such opinion.

The full text of Newbridge’s written opinion to the SPAC Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D hereto and is incorporated by reference herein in its entirety. For further details, see “Proposal No. 1 - Business Combination Proposal - Opinion of ALIS’s Financial Advisor.”

Interests of the Sponsors and SPAC’s Directors and Officers and Goodvision’s Directors and Officers in the Business Combination

When considering the recommendation of the SPAC Board to vote in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsors, SPAC’s directors and executive officers, and others have interests in such Proposal that are different from, or in addition to, those of SPAC Shareholders generally. These interests include, among other things, the interests listed below:

●	The Sponsors, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. These expenses will likely not be reimbursed if SPAC does not consummate a business combination. There are no out-of-pocket expenses due to be reimbursed as of the date of this proxy statement/prospectus.

●	The aggregate dollar amount of non-reimbursable funds the Sponsors and its affiliates have at risk that depends on the completion of a business combination is $1,950,000 comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares and (b) $1,925,000 representing the aggregate purchase price paid for the SPAC Private Placement Units.

●	If SPAC does not complete an initial business combination by April 23, 2027 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the SPAC Private Placement Units of $2,525,000, which includes the Sponsors’ private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the SPAC Private Placement Units will expire and become worthless.

●	The Sponsors have agreed that their SPAC Founder Shares and any securities underlying the SPAC Private Placement Units, will not be sold or transferred by them (except to permitted transferees, as applicable) until six months after the date of the consummation of a Business Combination.

●	The fact that the Sponsor Related Parties and SPAC’s directors and officers and their affiliates own an aggregate of 2,192,500 SPAC Ordinary Shares as of the date hereof, including the SPAC Ordinary Shares underlying the SPAC Private Placement Units and assuming no conversion of SPAC Private Rights into SPAC Ordinary Shares, representing 26.02% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.

●	The 2,211,749 Surviving PubCo Ordinary Shares to be held by the Sponsors and their respective affiliates upon the closing of the Business Combination, consisting of shares held through their ownership of SPAC Ordinary Shares as of the date hereof and SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per SPAC Ordinary Share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.

●	As a result of the low initial purchase price (consisting of $25,000 for the 2,000,000 Founder Shares, or approximately $0.012 per share, and $1,925,000 for the 192,500 SPAC Private Placement Units), the Sponsors, its affiliates and SPAC’s management team and advisors and affiliates stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsors, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by April 23, 2027, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.

●	The fact that the Sponsors and EBC have agreed not to redeem any of the SPAC Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.

●	The Sponsors have agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per SPAC Ordinary Share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.

●	The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.

●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.

In addition to the foregoing, the Business Combination Agreement provides that the Exchange Share Consideration representing the consideration payable to the Goodvision Shareholders shall equal to 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares. If the Business Combination is not consummated, the Goodvision Shareholders will not receive such consideration.

Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsor Related Parties have agreed to vote any Founder Shares owned by them in favor of the Proposals and waive their Redemption Rights with respect to such Founder Shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsor Related Parties and SPAC’s directors, officers and their affiliates own an aggregate of approximately 26.02% of the issued and outstanding SPAC Ordinary Shares, including the SPAC Ordinary Shares underlying the Private Placement Units and assuming no conversion of SPAC Private Rights into SPAC Ordinary Shares. For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement.”

At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding SPAC or its securities, the Sponsors, Goodvision and/or their directors, officers, advisors or respective affiliates may purchase SPAC Public Shares or Public Rights from institutional and other investors who vote, or indicate an intention to vote, against any of the Required SPAC Proposals, or execute agreements to purchase such SPAC Public Shares or Public Rights from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire SPAC Public Shares or Public Rights or vote their SPAC Public Shares in favor of the Required SPAC Proposals. Such a purchase may include a contractual acknowledgement that such SPAC shareholder, although still the record or beneficial holder of SPAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights.

In the event that the Sponsors, Goodvision and/or their directors, officers, advisors or respective affiliates purchase SPAC Public Shares or Public Rights in privately negotiated transactions from holders who have already elected to exercise their Redemption Rights, such selling SPAC holders would be required to revoke their prior elections to redeem their SPAC Ordinary Shares. The purpose of such purchases and other transactions would be to limit the number of SPAC Public Shares electing to redeem or otherwise increase the likelihood of consummating the Business Combination.

Entering into any such arrangements may have a depressive effect on the SPAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination. However, any SPAC Public Shares purchased by the Sponsors, Goodvision and/or their directors, officers, advisors or respective affiliates would be purchased at a price no higher than the per share pro rata portion of the Trust Account.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. However, any SPAC Public Shares so purchased would not be voted in favor of the Required SPAC Proposals at the Extraordinary General Meeting and would not be redeemable by such purchasers. SPAC will file or submit a Current Report on Form 8-K to disclose any arrangements entered into or purchases made by any of the aforementioned persons, which report will include the number of Public Shares purchased, the purchase price, the purpose of the purchase, the impact that such purposes would have on the likelihood that the Required SPAC Proposals will be approved, the identity (if not purchased in the open market) or nature of the security holders who sold to the aforementioned persons, and the number of SPAC Public Shares then redeemed.

Compensation Received by the Sponsors

The SPAC Sponsors are Alisa Group Limited, a British Virgin Islands business company, and Calisa Holding LP, a Delaware limited partnership. On March 21, 2024, Calisa Holding LP paid SPAC $25,000 for 1,725,000 founder shares (the “SPAC Founder Shares”). Calisa Holding LP thereafter transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited. In June 2025, the SPAC effected a 4-for-3 forward split of its issued and outstanding shares resulting in there being an aggregate of 2,300,000 SPAC Founder Shares outstanding. Up to 300,000 SPAC Founder Shares were subject to forfeiture to the extent that EBC, the representative of the underwriters in the IPO, did not exercise its over-allotment option in full. On October 27, 2025, the underwriters for the IPO elected to terminate their over-allotment option without any portion being exercised. As a result, an aggregate of 300,000 SPAC Founder Shares held by the Sponsors were forfeited and cancelled by the SPAC. As of the date of this proxy statement/prospectus, the Sponsors hold 2,000,000 SPAC Founder Shares and 192,500 private placement units (which include 192,500 SPAC Ordinary Shares underlying such units and SPAC Private Rights convertible into an aggregate of 19,249 SPAC Ordinary Shares, resulting in a total of 211,749 SPAC Ordinary Shares issuable upon consummation of the Business Combination). Upon the completion of the Business Combination, the Sponsors and their affiliates will hold a total of 2,211,749 Surviving PubCo Ordinary Shares. Additionally, pursuant to an Administrative Services Agreement, until the completion of SPAC’s initial business combination or liquidation, it will pay a monthly fee of $10,000 to Calisa Holding LP for office space, secretarial and administrative services.

The Sponsors will not receive any compensation for services rendered in connection with the Business Combination. Since the Sponsors only paid $25,000 for the SPAC Founder Shares it will retain at the closing of the Business Combination (approximately $0.011 per share) as compared to the $10.00 per share price paid by the SPAC Public Shareholders in the initial public offering of SPAC, the Sponsors will still be able to make a positive rate of return even if the closing price of the shares is very low after the Closing while a SPAC Public Shareholder who purchased in the initial public offering would only make a positive rate of return if the trading price exceeds $10.00 per share. Since the SPAC Founder Shares and the private placement units have been issued, there will not be material additional dilution to the equity interests of non-redeeming shareholders from those securities upon consummation of the Business Combination. The exchange of the SPAC Rights included in the SPAC Private Placement Units for 19,249 Surviving PubCo Ordinary Shares issuable to the Sponsors will not result in material dilution to the non-redeeming shareholders.

Below is a tabular chart summarizing (a) the amount of securities issued, or to be issued, by the SPAC to the Sponsors or its affiliates and the price paid, or to be paid, for such securities in connection with the Business Combination or related financing transactions, and (b) compensation that has been or will be awarded to the Sponsors or its affiliates for all services rendered to the SPAC or its affiliates.

	Interest in Securities	Other Compensation/Promissory Notes
Sponsors

On March 21, 2024, Calisa Holding LP paid SPAC $25,000, or approximately $0.014 per share, for 1,725,000 SPAC Founder Shares. On March 21, 2024, Calisa Holding LP thereafter transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited.

SPAC entered into an Administrative Services Agreement with Calisa Holding LP, pursuant to which SPAC has agreed to pay to Calisa Holding LP$10,000.00 per month for certain general and administrative services until the completion of SPAC’s initial business combination or liquidation.

	In June 2025, the SPAC effected a 4-for-3 forward split of its outstanding shares resulting in there being an aggregate of 2,300,000 SPAC Founder Shares outstanding. Up to 300,000 SPAC Founder Shares were subject to forfeiture to the extent that the EBC did not exercise their over-allotment option in full. On October 27, 2025, EBC elected to terminate their over-allotment option without any portion being exercised. As a result, an aggregate of 300,000 SPAC Founder Shares held by the Sponsors were forfeited and cancelled by the SPAC.	As of the date of this proxy statement/prospectus, SPAC has paid Calisa Holding LP $[●] in total, for general and administrative services pursuant to the Administrative Services Agreement.

As of the date of this proxy statement/prospectus, the Sponsors hold 2,000,000 Founder Shares.

The Sponsors, simultaneously with the closing of the initial public offering, purchased in a private placement 192,500 SPAC Private Placement Units at a purchase price of $10.00 per SPAC Private Placement Unit for an aggregate capital contribution of $1,925,000. The 192,500 private placement units are comprised of 192,500 SPAC Ordinary Shares and 192,500 SPAC Private Rights convertible into an aggregate of 19,249 SPAC Ordinary Shares, resulting in a total of 211,749 SPAC Ordinary Shares underlying the SPAC Private Placement Units.

As a result of the foregoing, upon the completion of the Business Combination, Sponsors and their affiliates will hold a total of 2,211,749 Surviving PubCo Ordinary Shares.

Material U.S. Federal Income Tax Consequences of the Business Combination and the Exercise of Redemption Rights to SPAC Shareholders

For a description of the material U.S. federal income tax consequences of the Business Combination and the exercise of Redemption Rights in respect of SPAC Ordinary Shares, please see “Material U.S. Federal Income Tax Consequences” beginning on page 134.

Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under a reverse recapitalization, SPAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Goodvision issuing stock for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at their historical carrying amounts with no goodwill or intangible assets recognized in accordance with U.S. GAAP. For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement - Anticipated Accounting Treatment.”

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with the Registrar of Companies in the Cayman Islands necessary to effectuate the Plan of Merger, the change of name of Surviving PubCo and the adoption of the second amended and restated memorandum and articles of association of Surviving PubCo and (ii) compliance with applicable U.S. federal and state securities laws, filings required with the SEC pursuant to the reporting requirements applicable to SPAC, the requirements of the Securities Act and the Exchange Act, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to SPAC’s shareholders and Goodvision’s securityholders, and filings with Nasdaq. For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement - Regulatory Matters.”

Extraordinary General Meeting

Date, Time, and Place of Extraordinary General Meeting of SPAC’s Shareholders

The Extraordinary General Meeting will be held at 11:00 a.m. Eastern Time, on [●]in a virtual meeting format at [●], or at such other time, on such other date and at such other place to which the meeting may be adjourned. This proxy statement/prospectus includes instructions on how to access the Extraordinary General Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity. At the Extraordinary General Meeting, SPAC Shareholders will be asked to consider and vote upon the Proposals, including, if necessary, the Adjournment Proposal to permit further time to consummate the Business Combination.

Voting Power; Record Date

SPAC has fixed the close of business on [●], 2026, as the Record Date for determining the SPAC Shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. As of the close of business on such date, there were 8,427,500 SPAC Ordinary Shares outstanding and entitled to vote. The SPAC Ordinary Shares vote together as a single class and each share is entitled to one vote per share at the Extraordinary General Meeting.

Redemption Rights

Pursuant to the SPAC Memorandum and Articles of Association, a SPAC Public Shareholder may request that the SPAC redeem all or a portion of its SPAC Public Shares for cash if the Business Combination is consummated. As a holder of SPAC Public Shares, you will be entitled to receive cash for any SPAC Public Shares to be redeemed only if you:

(i)	hold SPAC Public Shares separately from other securities (if you hold SPAC Public Shares through SPAC Units, you must elect to separate your Units into the underlying SPAC Public Shares prior to exercising your Redemption Rights with respect to the SPAC Public Shares);
(ii)	submit a written request to the Transfer Agent, in which you (a) request that SPAC redeem all or a portion of your SPAC Public Shares for cash, and (b) identify yourself as the beneficial holder of the SPAC Public Shares and provide your legal name, phone number and address; and
(iii)	tender your SPAC Public Shares to the Transfer Agent, physically or by delivering electronically through DTC.

SPAC Public Shareholders may seek to have their SPAC Public Shares redeemed by SPAC, regardless of whether they vote for or against the Business Combination or any other Proposals (or do not vote at all) and whether or not they held SPAC Public Shares as of the Record Date. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Public Shares, such request must be made on or before [●], 2026 (two Business Days before the Extraordinary General Meeting). Any SPAC Public Shareholder who exercises Redemption Rights will have his or her SPAC Public Shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. Redemptions by SPAC Public Shareholders will have a dilutive impact on the holdings of non-redeeming SPAC Public Shareholders. The potential dilutive impact of these redemptions on non-redeeming shareholders will depend on the degree to which SPAC Public Shareholders redeem their shares. For a tabular chart disclosing the dilutive impact of redemptions on non-redeeming SPAC Public Shareholders, based on four scenarios (no redemptions, 25% redemptions, 75% redemptions, and maximum redemptions), please see “Proposal No. 1 - Business Combination Proposal - Ownership of Surviving PubCo Immediately After the Closing.”

For illustrative purposes, based on funds in the Trust Account of approximately $[●] million on [●], 2026, and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $[●]. A SPAC Public Shareholder that has properly tendered his, her or its SPAC Public Shares for Redemption will be entitled to receive his, her or its pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such SPAC Public Shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be cancelled and the tendered SPAC Public Shares will be returned to the relevant SPAC Public Shareholders as appropriate.

SPAC Public Shareholders who seek to redeem their SPAC Public Shares must demand Redemption no later than 5:00 p.m., Eastern Time, on [●], 2026 (two Business Days before the Extraordinary General Meeting) by (i) submitting a written request to the Transfer Agent that SPAC redeem such SPAC Public Shareholder’s public shares for cash, (ii) affirmatively certifying in such request to the Transfer Agent for Redemption if such SPAC Public Shareholder is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to SPAC Ordinary Shares and (iii) tendering their SPAC Public Shares, either physically or by delivering them electronically using DTC’s DWAC System, at the SPAC Public Shareholder’s option, to the Transfer Agent prior to the Extraordinary General Meeting. If a SPAC Public Shareholder holds the SPAC Public Shares in street name, such SPAC Public Shareholder will have to coordinate with his, her or its broker to have such SPAC Public Shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming SPAC Public Shareholder. In the event the Business Combination is not completed, this may result in an additional cost to SPAC Public Shareholders for the return of their shares.

Notwithstanding the foregoing, a SPAC Public Shareholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 15% or more of SPAC Ordinary Shares. Accordingly, any shares held by a SPAC Public Shareholder or “group” in excess of such 15% cap will not be redeemed by SPAC. Each SPAC Public Shareholder will continue to be able to vote any excess shares regardless of the restrictions on redemption

Quorum and Required Vote for Proposals for the Extraordinary General Meeting

A quorum of SPAC Shareholders is necessary to hold the Extraordinary General Meeting. The presence of holders of a majority of the SPAC Ordinary Shares entitled to vote being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative will constitute a quorum for the Extraordinary General Meeting.

Each of the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal, and the Equity Incentive Plan Proposal is interdependent upon the others and must be approved in order for SPAC to complete the Business Combination contemplated by the Business Combination Agreement. If any of the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, the Governing Documents Proposal and the Equity Incentive Plan Proposal fails to receive the required approval by the SPAC Shareholders at the Extraordinary General Meeting, the Business Combination will not be completed.

Each of the Nasdaq Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal will require an ordinary resolution, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. The Business Combination Proposal, the Name Change Proposal and the Governing Documents Proposal will require a special resolution, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting.

Accordingly, if you do not vote or if you abstain from voting, it will have no effect on the outcome for any of the proposals. However, if you do not vote by proxy and do not attend the meeting virtually or in person, your shares will not count towards the establishment of a quorum. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

Proxy Solicitation

SPAC is soliciting proxies on behalf of the SPAC Board. This solicitation is being made by mail but also may be made by telephone or in person. SPAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. SPAC will bear all of the costs of the solicitation, which SPAC estimates will be approximately $[●] in the aggregate. SPAC has engaged D.F. King & Co, Inc. as proxy solicitor to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Extraordinary General Meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Extraordinary General Meeting of SPAC Shareholders - Revoking Your Proxy; Changing Your Vote.”

Emerging Growth Company

SPAC is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in SPAC’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. SPAC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, SPAC, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of SPAC’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of SPAC’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, SPAC is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. SPAC will remain a smaller reporting company and may take advantage of certain scaled disclosures available to smaller reporting companies for so long as the market value of our voting and non-voting common equity held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common equity held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Controlled Company

Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 76.84% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Such ownership includes the Surviving PubCo Ordinary Shares to be received by Bestvision AI Limited and GV Assets Holdings Limited as part of the 18,000,000 shares of merger consideration to be issued to Goodvision’s existing securityholders, as well as 231,000 additional Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million pursuant to the debt conversion transaction entered into on July 30, 2026. Accordingly, Mr. Wang, through such entities, will have the ability to determine all matters requiring approval by shareholders, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Similarly, he will have the ability to prevent the approval of any action submitted to the shareholders by other shareholders.

As a result of the foregoing ownership, Surviving PubCo will be a “controlled company” as defined in the corporate governance rules of Nasdaq. For so long as Surviving PubCo is as a controlled company under that definition, it would be permitted to elect to rely on certain exemptions from the Nasdaq corporate governance rules, including the requirements that (i) a majority of the board of directors consists of independent directors; (ii) its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Upon the Closing, Surviving PubCo will not be taking advantage of any of these exemptions. If Surviving PubCo determines to rely on any of these exemptions from the corporate governance requirements of Nasdaq in the future, investors may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Surviving PubCo’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price. Please see “Risk Factors - General risks applicable to Surviving PubCo post-business combination - We will be a controlled company under Nasdaq Rules.”

Summary Risk Factors

The Business Combination, SPAC and Goodvision are subject to numerous risks and uncertainties. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this proxy statement/prospectus. Such risks include, but are not limited to:

Risks Related to SPAC and the Business Combination

●	Since the Sponsors and SPAC’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of our SPAC shareholders, a conflict of interest may have existed in determining whether the Business Combination with Goodvision is appropriate as our initial business combination. Such interests include that the Sponsors as well as our executive officers and directors, will lose their entire investment in us if we do not complete a business combination.
●	SPAC Public Shareholders will experience dilution as a consequence of the issuance of Surviving PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that SPAC Public Shareholders have on the management of Surviving PubCo.
●	You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your SPAC Public Shares or SPAC Public Rights, potentially at a loss.
●	The securities in which SPAC invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by SPAC Public Shareholders may be less than $10.00 per share.
●	SPAC shareholders may be held liable for claims by third parties against SPAC to the extent of distributions received by them upon redemption of their shares.
●	Past performance by SPAC’s management team, advisors or their respective affiliates may not be indicative of future performance of Surviving PubCo.
●	SPAC may not be able to consummate an initial business combination by April 23, 2027 or, if such period is extended, within such extended period, in which case SPAC would cease all operations except for the purpose of winding up and SPAC would redeem its SPAC Public Shares and liquidate.
●	The SEC adopted final rules to regulate special purpose acquisition companies that may increase SPAC’s costs and the time needed to complete SPAC’s initial business combination.
●	The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of SPAC Ordinary Shares at such time is substantially less than $10.00 per share.
●	In the event that a significant number of shares of SPAC shareholders exercise their Redemption Rights, SPAC Ordinary Shares (or Surviving PubCo Ordinary Shares following the Business Combination) may become less liquid.
●	SPAC has received delisting and/or deficiency notices from Nasdaq, and there can be no assurance that SPAC’s securities will continue to be listed on Nasdaq.
●	If we do not complete a business combination within 36-months of our initial public offering, our securities will be suspended from trading and delisted from Nasdaq.

Risks Related to Goodvision

●	Our business depends significantly on third-party cloud infrastructure providers, and any disruption in these relationships could materially affect our operations.
●	Our operating margins may be adversely affected by changes in pricing or partner program terms from cloud providers.
●	We operate in highly competitive markets and may not be able to compete effectively against large cloud providers and other infrastructure platforms.
●	Our AI intelligent scheduling platform is relatively new and may not achieve widespread market adoption.
●	Our distributed edge computing strategy may require significant investment and may not succeed as anticipated.
●	Our collaboration with distributed compute networks may expose us to operational and regulatory risks.
●	Our business may be exposed to risks associated with digital assets and token-based incentive systems.
●	We depend on the reliable operation of internet infrastructure and third-party data centers.
●	Shortages or supply constraints in graphics processing units (GPUs) or other specialized computing hardware could limit our ability to expand our infrastructure capacity.
●	We are transitioning from a cloud infrastructure reseller to an AI computing and orchestration platform, and this transition may not be successful.
●	Our infrastructure expansion strategy is capital-intensive and may require significant upfront investment without assurance of corresponding returns.
●	Rapid advances in artificial intelligence technologies may reduce the competitiveness of our platform.
●	Restrictions on the use or licensing of third-party artificial intelligence models could limit the functionality of our platform.
●	Our artificial intelligence technologies may produce inaccurate or unintended outputs that could harm our reputation or expose us to potential liability.
●	Our lean organizational structure may limit our ability to scale operations.
●	Our usage-based revenue model may lead to fluctuations in revenue and operating results.
●	The markets in which we participate are highly competitive and many companies are actively targeting the markets we are operating in. If we are unable to compete effectively with these companies, our sales and profitability could be adversely affected.
●	We currently depend on a limited number of customers for a substantial portion of our revenue, and the loss of one or more of these customers could materially and adversely affect our business.
●	We depend on a limited number of suppliers, particularly Tencent Cloud, for a substantial portion of our cost of revenue, and any disruption or adverse change in our relationships with these suppliers could materially and adversely affect our business.

General Risks Applicable to Surviving Pubco Post-Business Combination

●	On or prior to the Closing Date, the trading price per share value of Surviving PubCo Ordinary Shares may be less than the per share value of the Trust Account. In addition, the net cash per share of Surviving PubCo (after taking into account the Founder Shares) will be materially less than the $[●] in trust per share available to redeeming public shareholders.
The dual-class share structure of Surviving PubCo following the completion of the business combination will concentrate voting control, which may limit the ability of holders of Class A ordinary shares to influence corporate matters.
●	Surviving PubCo will be a controlled company under Nasdaq rules.
●	Future issuances of equity securities may dilute existing shareholders.
●	Certain shareholders or management may have incentives that differ from those of public shareholders.
●	The success of the Business Combination and our post-closing liquidity may depend on financing arrangements.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Unaudited Pro Forma Data”) gives effect to the Business Combination.

The Summary Unaudited Pro Forma Data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information appearing elsewhere in this proxy statement/prospectus and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of Goodvision and Calisa and related notes included elsewhere in this proxy statement/prospectus.

The Summary Unaudited Pro Forma Data have been presented for informational purposes only and are not necessarily indicative of what the financial position or results of operations of the combined company would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Unaudited Pro Forma Data do not purport to project the future financial position or operating results of the combined company.

The summary unaudited pro forma condensed combined balance sheet is presented as of June 30, 2026, and the summary unaudited pro forma condensed combined statements of operations are presented for the nine months ended June 30, 2026 and for the year ended September 30, 2025. The balance sheet gives pro forma effect to the Business Combination as if it had been consummated as of June 30, 2026; the statement of operations for the nine months ended June 30, 2026 gives effect as if the Business Combination had occurred on October 1, 2025; and the statement of operations for the year ended September 30, 2025 gives effect as if it had occurred on October 1, 2024.

The unaudited pro forma condensed combined financial information has been prepared assuming the following redemption scenarios:

●	Assuming No Redemptions: This presentation assumes that no public shareholders exercise their redemption rights and the full amount held in the trust account is available for the Business Combination.

●	Assuming Maximum Redemptions: This presentation assumes that public shareholders exercise their redemption rights with respect to all 6,000,000 public shares. After giving effect to the July 2026 financing agreements, the combined company’s pro forma net tangible assets exceed the $5,000,001 minimum net tangible asset requirement even assuming 100% redemption, and accordingly the requirement does not limit the number of public shares that may be redeemed.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Business Combination and are factually supportable. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

This information should be read together with Goodvision’s and Calisa’s financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the PubCo will experience.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

				Assuming No Further Redemptions		Assuming Maximum Redemptions
Line Item	Goodvision (Historical)(1)	Calisa (Historical)(2)	Ref.	Pro Forma Adjustments	Pro Forma Balance Sheet	Pro Forma Adjustments	Pro Forma Balance Sheet
ASSETS
Total Assets	$15,208,712	$61,801,131	(a)(e)(f)(i)(k)(l)(m)	$5,594,482	$82,604,325	$(55,905,680)	$21,104,163
Total Liabilities	$15,749,180	$98,792	(h)(i)(j)	$(3,328,522)	$12,519,450	$(3,328,522)	$12,519,450
Total Temporary Equity	—	$61,500,162	(b)(f)	$(61,500,162)	—	$(61,500,162)	—
Total Shareholders’ Equity	$(540,468)	$202,177	(b)(c)(d)(e)(h)(i)(j)(k)(l)(m)	$70,423,166	$70,084,875	$8,923,004	$8,584,713
TOTAL LIABILITIES AND EQUITY	$15,208,712	$61,801,131		$5,594,482	$82,604,325	$(55,905,680)	$21,104,163

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Represents Goodvision’s historical condensed consolidated balance sheet as of June 30, 2026 per its unaudited interim financial statements (Goodvision AI Inc. (Cayman Islands) consolidated with its wholly owned subsidiary Goodvision Inc. (California); intercompany balances eliminated).

(2) Represents Calisa’s historical balance sheet as of June 30, 2026 per Calisa’s unaudited interim financial statements.

(a) Reclassification of Trust Cash — Calisa’s cash and investments held in trust ($61,500,162 as of June 30, 2026) are reclassified to cash. In the no-redemption scenario, the full trust amount transfers to operating cash; in the partial and maximum redemption scenarios, only the non-redeemed portion transfers to operating cash. The trust was funded at $10.00 per share ($60,000,000) upon Calisa’s initial public offering and had accreted approximately $1,500,162 of interest to $61,500,162 (approximately $10.25 per share) as of June 30, 2026, including approximately $539,588 earned since March 31, 2026.

(b) Elimination of Temporary Equity — Calisa’s ordinary shares subject to possible redemption ($61,500,162 as of June 30, 2026) are reclassified from temporary equity. In the no-redemption scenario the full amount is reclassified to additional paid-in capital; in the partial and maximum redemption scenarios the redeemed portion is paid out of trust and any remainder transfers to additional paid-in capital.

(c) Elimination of Calisa Historical Equity — Calisa’s historical shareholders’ equity at June 30, 2026 (ordinary shares par value $182, additional paid-in capital $0, retained earnings $201,995; total $202,177) is eliminated upon the Business Combination.

(d) Recapitalization of Equity Structure — Goodvision’s historical common stock ($5.00 par value, 10,000 shares, $50,000) and Calisa’s historical ordinary shares ($0.000075 par value, 2,427,500 shares, $182) are eliminated and replaced with pro forma ordinary shares of the combined entity at $0.000075 par value, based on the post-combination share count (28,235,749 / 26,735,749 / 23,735,749 / 22,235,749 shares depending on scenario). The offset between historical par values and the new pro forma par value is recorded to additional paid-in capital.

(e) Transaction Costs — Total estimated transaction costs are $4,840,060 ($3,000,000 Calisa + $1,840,060 Goodvision). Of these, $1,933,064 is already reflected in the historical combined financial statements — comprising $928,522 accrued in Goodvision’s historical balance sheet as “Due to related party” for transaction fees paid by GV Assets Holdings Limited on behalf of both Goodvision and Calisa (including a $44,000 Ogier Cayman-counsel fee), $395,878 of additional Goodvision AI (Cayman) transaction costs, $279,767 of Calisa-related transaction costs paid and booked by the Goodvision entities, and $328,897 recognized in Calisa’s historical statement of operations (Calisa’s $372,897 of recorded transaction expenses less the $44,000 Ogier fee already captured in the due-to-related-party amount, so the fee is recognized once). The remaining $2,906,996 is treated as a pro forma transaction accounting adjustment: $30,000 (printing and PR distribution) is directly related to the equity issuance and charged to additional paid-in capital, and $2,876,996 is not directly related to the equity issuance and charged to retained earnings on the pro forma balance sheet (and to general and administrative expenses on the pro forma statements of operations, note (bb)). Cash is reduced by $2,906,996; the $928,522 due to related party is separately satisfied in shares under note (i). These costs are non-recurring in accordance with ASC 805 and Article 11 of Regulation S-X.

(f) Redemption Adjustments — 25% Redemption: 1,500,000 public shares redeemed at approximately $10.25 per share. 75% Redemption: 4,500,000 public shares redeemed. Maximum Redemption: all 6,000,000 public shares redeemed (the entire $61,500,162 trust is paid out); no public shares are retained, as the $5,000,001 net tangible asset requirement does not constrain redemptions after the July 2026 financings (see note (g)).

(g) Net Tangible Asset Requirement — Calisa’s IPO prospectus and amended and restated memorandum and articles of association require the combined entity to maintain a minimum of $5,000,001 in net tangible assets immediately following the Business Combination. After giving effect to the July 2026 financing agreements (notes (h) through (m)) and the conversion to equity of the Envision advance and related-party loans already reflected in the historical balance sheet, pro forma net tangible assets at zero redemptions and at maximum redemption both exceed the $5,000,001 floor. Accordingly, the requirement does not constrain redemptions, and the maximum-redemption scenario assumes all public shares are redeemed with no public shares retained.

(h) PIPE Financing (Equity) — Envision Advance LPF — On April 30, 2026, Goodvision entered into a securities purchase agreement with Envision Advance LPF for a $1,000,000 private investment in public equity. The $1,000,000 was received on May 4, 2026 and is reflected in the historical June 30, 2026 balance sheet as a current liability, “Advance from PIPE investor.” Immediately prior to, and contingent upon, the Business Combination, the advance is satisfied through the issuance of 100,000 Class A Ordinary Shares at $10.00 per share. Because the cash is already reflected in the historical balance sheet, the pro forma adjustment reclassifies the $1,000,000 from liabilities to equity ($7.50 to ordinary shares par value and $999,992.50 to additional paid-in capital), with no incremental change to cash. The 100,000 shares are included in the pro forma share count in all four redemption scenarios.

(i) Conversion of Related-Party Loans and Advanced Transaction Expenses — GV Assets Holdings Limited — Pursuant to a Conversion & Mutual Release Agreement dated July 30, 2026 among GV Assets Holdings Limited (a related party), Goodvision Inc., Goodvision AI and Calisa, immediately prior to or substantially concurrently with the Closing: (1) $1,380,000 of outstanding loan principal owed to GV Assets converts into 138,000 Class A Ordinary Shares at $10.00 per share — comprising $880,000 reflected in the historical June 30, 2026 balance sheet and $500,000 of loans made after June 30, 2026; and (2) $930,000 of advanced transaction expenses paid by GV Assets on behalf of the Company is satisfied through the issuance of 93,000 Class A Ordinary Shares at a deemed price of $10.00 per share, of which $928,522 is accrued as part of the $935,380 total due to related party in the historical June 30, 2026 balance sheet; the remaining $6,858 of bank-account-opening cash is not converted and remains outstanding as due to related party. GV Assets receives 231,000 Class A Ordinary Shares in aggregate, and all accrued interest is irrevocably waived. The pro forma balance sheet reflects elimination of $880,000 of short-term loans payable and the $928,522 due to related party, a $501,478 increase to cash (post-June 30 loan and advanced-expense proceeds), and a $2,310,000 increase to equity ($17 ordinary shares par value; $2,309,983 additional paid-in capital). The 231,000 shares are included in the pro forma share count in all four redemption scenarios.

(j) Conversion of Loan — Waterdrip Investment Limited — Pursuant to a Conversion & Mutual Release Agreement dated July 30, 2026 among Waterdrip Investment Limited (a Hong Kong company and related party), Goodvision AI and Calisa, a $520,000 loan owed to Waterdrip (reflected in the historical June 30, 2026 balance sheet within short-term loans payable) converts into 52,000 Class A Ordinary Shares at $10.00 per share; all accrued interest is waived. Because the loan proceeds are already reflected in the historical balance sheet, the pro forma adjustment reclassifies $520,000 from short-term loans payable to equity ($4 ordinary shares par value; $519,996 additional paid-in capital), with no incremental change to cash. The 52,000 shares are included in the pro forma share count in all scenarios. After the GV Assets and Waterdrip conversions, $500,000 of short-term loans payable remains outstanding (a director loan from Yi Wang, which is not the subject of any conversion agreement).

(k) PIPE Financing (Equity) — Calisa Holding LP — On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with Calisa Holding LP for a $3,000,000 private investment in public equity, comprising 300,000 Class A Ordinary Shares at $10.00 per share, to close immediately prior to or substantially concurrently with, and contingent upon, the Business Combination. Calisa Holding LP is an affiliate of the Calisa sponsor and therefore a related party of Calisa. The pro forma balance sheet reflects a $3,000,000 increase to cash, a $23 increase to ordinary shares par value and a $2,999,977 increase to additional paid-in capital, with the 300,000 shares included in the pro forma share count in all four redemption scenarios.

(l) PIPE Financing (Equity) — Star Shuttle LLC — On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with Star Shuttle LLC (a U.S. investor) for a $2,000,000 private investment in public equity at $10.00 per share (200,000 Class A Ordinary Shares), to close immediately prior to or substantially concurrently with the Business Combination. The pro forma balance sheet reflects a $2,000,000 increase to cash, a $15 increase to ordinary shares par value and a $1,999,985 increase to additional paid-in capital, with the 200,000 shares included in the pro forma share count in all four redemption scenarios.

(m) PIPE Financing (Equity) — HKTT Horizon AI Fund, L.P. — On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with HKTT Horizon AI Fund, L.P. (a Hong Kong fund) for a $3,000,000 private investment in public equity at $10.00 per share (300,000 Class A Ordinary Shares), to close immediately prior to or substantially concurrently with the Business Combination. The pro forma balance sheet reflects a $3,000,000 increase to cash, a $23 increase to ordinary shares par value and a $2,999,977 increase to additional paid-in capital, with the 300,000 shares included in the pro forma share count in all four redemption scenarios.

(3) Note on Historical Equity — Goodvision shareholders receive 18,000,000 shares of the combined entity: 16,500,000 Class A and 1,500,000 Class B (Class B held by GV Assets Holdings Limited, with 1:40 voting rights).

Other Disclosures — Not Reflected in the Pro Forma — Xiaoma Edu Convertible Note — On May 20, 2026, Goodvision AI Inc. entered into a $1,000,000 convertible promissory note to Xiaoma Edu Limited, a non-U.S. investor that is not a related party of Goodvision, the Sponsor, or any of their affiliates. The note bears interest at 6% per annum (12% default rate) and may not be prepaid without the holder’s consent. Maturity is the earlier of (i) the twelve-month anniversary of issuance and (ii) the expiration or termination of the lock-up period entered into in connection with the Business Combination. Following expiration of the lock-up, if the volume-weighted average price of the surviving company’s Class A ordinary shares equals or exceeds $12.50 per share for at least 10 of 30 consecutive trading days, the holder may convert the outstanding principal into Class A ordinary shares at $10.00 per share; otherwise the holder may elect to convert at $10.00 or to require cash repayment of principal plus 6% accrued interest. The note was signed within the period but remained unfunded as of June 30, 2026, so no cash proceeds or note liability are recorded in Goodvision’s historical financial statements. Because the note is not contingent upon, or integral to, the Business Combination, no pro forma adjustment is made under Article 11 of Regulation S-X, and it is presented as disclosure only. The 100,000 shares issuable on conversion are excluded from the pro forma share count.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2026

				Assuming No Further Redemptions		Assuming Maximum Redemptions
Line Item	Goodvision (Historical)(1)	Calisa (Historical)(2)	Ref.	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations
Revenue	$24,004,468	—		—	$24,004,468	—	$24,004,468
Cost of revenue	(22,007,759)	—		—	(22,007,759)	—	(22,007,759)
Gross Profit	$1,996,709	—		—	$1,996,709	—	$1,996,709
Operating expenses:
Formation and operating costs	—	(863,429)		—	(863,429)	—	(863,429)
General and administrative expenses	(2,683,107)	—	(bb)	(2,876,996)	(5,560,103)	(2,876,996)	(5,560,103)
Total operating expenses	$(2,683,107)	$(863,429)		$(2,876,996)	$(6,423,532)	$(2,876,996)	$(6,423,532)
Income (loss) from operations	$(686,398)	$(863,429)		$(2,876,996)	$(4,426,823)	$(2,876,996)	$(4,426,823)
Other income (expense):
Interest and other income (expense), net	(3,986)	12,277		—	8,291	—	8,291
Trust interest(4)	—	1,500,162	(aa)	(1,500,162)	—	(1,500,162)	—
Total other income (expense)	$(3,986)	$1,512,439		$(1,500,162)	$8,291	$(1,500,162)	$8,291
Income (loss) before income taxes	$(690,384)	$649,010		$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)
Income tax expense	—	—		—	—	—	—
Net income (loss)	$(690,384)	$649,010		$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)
Weighted average shares outstanding					28,235,749		22,235,749
Basic and diluted net loss per share					$(0.16)		$(0.20)

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Represents Goodvision’s historical consolidated results for the nine months ended June 30, 2026 per its unaudited interim financial statements.

(2) Represents Calisa’s historical results for the nine months ended June 30, 2026, calculated as: year ended December 31, 2025 (10-K) - 9 months ended September 30, 2025 (10-Q) + 6 months ended June 30, 2026 (10-Q), per Calisa’s unaudited interim financial statements.

(3) Reflects estimated transaction costs of $2,876,996 charged to general and administrative expenses as a transaction accounting adjustment (bb). This is the net pro forma adjustment after deducting $1,933,064 of transaction costs already reflected in the historical combined statements of operations — comprising $928,522 advanced by GV Assets, $395,878 of additional Goodvision AI (Cayman) transaction costs, $279,767 of Calisa transaction costs booked by the Goodvision entities, and $328,897 recorded in Calisa’s own historical financials — to avoid double-counting. An additional $30,000 directly related to the equity issuance is charged to additional paid-in capital and is not reflected in the statement of operations. These costs are non-recurring per ASC 805.

(4) Interest earned on trust investments ($1,500,162 for the period from the initial public offering inception on October 23, 2025 through June 30, 2026) is eliminated from pro forma operations (reference (aa)). This income is non-recurring and is attributable to the trust balance prior to redemption or deployment.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2025

				Assuming No Further Redemptions		Assuming Maximum Redemptions
Line Item	Goodvision (Historical)(2)	Calisa (Historical)(1)	Ref.	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations
Revenue	$7,743,669	—		—	$7,743,669	—	$7,743,669
Cost of revenue	(7,584,406)	—		—	(7,584,406)	—	(7,584,406)
Gross Profit	$159,263	—		—	$159,263	—	$159,263
Operating expenses:
Formation and operating costs	—	(84,533)		—	(84,533)	—	(84,533)
General and administrative expenses	(69,395)	—	(bb)	(4,810,060)	(4,879,455)	(4,810,060)	(4,879,455)
Total operating expenses	$(69,395)	$(84,533)		$(4,810,060)	$(4,963,988)	$(4,810,060)	$(4,963,988)
Income (loss) from operations	$89,868	$(84,533)		$(4,810,060)	$(4,804,725)	$(4,810,060)	$(4,804,725)
Other income (expense):
Interest income	14,372	84		—	14,456	—	14,456
Trust interest(4)	—	—	(aa)	—	—	—	—
Total other income (expense)	$14,372	$84		—	$14,456	—	$14,456
Income (loss) before income taxes	$104,240	$(84,449)		$(4,810,060)	$(4,790,269)	$(4,810,060)	$(4,790,269)
Income tax expense	(23,540)	—		—	(23,540)	—	(23,540)
Net income (loss)	$80,700	$(84,449)		$(4,810,060)	$(4,813,809)	$(4,810,060)	$(4,813,809)
Weighted average shares outstanding					28,235,749		22,235,749
Basic and diluted net loss per share					$(0.17)		$(0.22)

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Represents Calisa’s twelve-month results for the period ended September 30, 2025, calculated as its audited results for the fiscal year ended December 31, 2024, plus its interim unaudited results for the nine months ended September 30, 2025, less the period from inception (March 11, 2024) through September 30, 2024.

(2) Represents Goodvision’s historical results per its financial statements for the year ended September 30, 2025.

(3) Reflects estimated transaction costs of $4,810,060 charged to general and administrative expenses as a transaction accounting adjustment (bb). Because the Business Combination Agreement was not executed within fiscal year 2025, none of the $1,933,064 of transaction costs already reflected in the historical combined income statements was incurred within fiscal year 2025; accordingly, the full $4,810,060 is added as a pro forma adjustment. An additional $30,000 directly related to the equity issuance is charged to additional paid-in capital. These costs are non-recurring per ASC 805.

(4) No trust interest income exists in the Calisa twelve-month period as the initial public offering closed October 23, 2025, which is after the September 30, 2025 period end (reference (aa)).

(5) No pro forma income tax adjustment is recognized in connection with the $4,810,060 pro forma transaction cost adjustment because (i) the majority of the adjustment relates to costs that are non-deductible under IRC §263 (capitalized to the equity issuance) or IRC §195 (start-up / organizational costs), and (ii) the combined entity is in a cumulative loss position with a full valuation allowance against its deferred tax assets, such that no income tax benefit would be recognized on the deductible portion.

RISK FACTORS

Following the completion of the Business Combination, Surviving PubCo will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties that are not presently known to SPAC or Goodvision or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Surviving PubCo’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of Surviving PubCo’s securities or, if the Business Combination is not consummated, SPAC Ordinary Shares could decline, and you may lose part or all of the value of any SPAC Ordinary Shares or, if the Business Combination is not consummated, all or any part of the value of any SPAC Ordinary Shares that you hold.

Risks Related to SPAC and the Business Combination

The risks discussed herein have been identified by SPAC’s management based on an evaluation of the historical risks faced by Goodvision and relate to SPAC’s management’s current expectations as to future risks that may result from SPAC’s anticipated ownership of Goodvision. Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to SPAC.

Since the Sponsors and SPAC’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of our SPAC shareholders, a conflict of interest may have existed in determining whether the Business Combination with Goodvision is appropriate as our initial business combination. Such interests include that the Sponsors as well as our executive officers and directors, will lose their entire investment in us if we do not complete a business combination.

When you consider the recommendation of the SPAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsors and SPAC’s directors and executive officers, have interests in such proposal that are different from, or in addition to (which may conflict with), those of the SPAC shareholders generally.

These interests and conflicts of interest include, among other things, the interests listed below:

●	The Sponsors, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. These expenses will likely not be reimbursed if SPAC does not consummate a business combination. There are no out-of-pocket expenses due to be reimbursed as of the date of this proxy statement/prospectus.

●	The aggregate dollar amount of non-reimbursable funds the Sponsors and its affiliates have at risk that depends on the completion of a business combination is $1,950,000 comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares and (b) $1,925,000 representing the aggregate purchase price paid for the SPAC Private Placement Units.

●	If SPAC does not complete an initial business combination by April 23, 2027 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the SPAC Private Placement Units of $2,525,000, which includes the Sponsors’ private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the SPAC Private Placement Units will expire and become worthless.

●	The Sponsors have agreed that their SPAC Founder Shares and any securities underlying the SPAC Private Placement Units, will not be sold or transferred by them (except to permitted transferees, as applicable) until six months after the date of the consummation of a Business Combination.

●	The fact that the Sponsor Related Parties and SPAC’s directors and officers and their affiliates own an aggregate of 2,192,500 SPAC Ordinary Shares as of the date hereof, including the SPAC Ordinary Shares underlying the SPAC Private Placement Units and assuming no conversion of SPAC Private Rights into SPAC Ordinary Shares, representing 26.02% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.

●	The 2,211,749 Surviving PubCo Ordinary Shares to be held by the Sponsors and their respective affiliates upon the closing of the Business Combination, consisting of shares held through their ownership of SPAC Ordinary Shares as of the date hereof and SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per SPAC Ordinary Share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.

●	As a result of the low initial purchase price (consisting of $25,000 for the 2,000,000 Founder Shares, or approximately $0.012 per share, and $1,925,000 for the 192,500 SPAC Private Placement Units), the Sponsors, its affiliates and SPAC’s management team and advisors and affiliates stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsors, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by April 23, 2027, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.

●	The fact that the Sponsors and EBC have agreed not to redeem any of the SPAC Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.

●	The Sponsors have agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per SPAC Ordinary Share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.

●	The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.

●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.

In addition to the foregoing, the Business Combination Agreement provides that the Exchange Share Consideration representing the consideration payable to the Goodvision Shareholders shall equal to 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares. If the Business Combination is not consummated, the Goodvision Shareholders will not receive such consideration.

In addition to the Exchange Share Consideration, the Company shareholders will be entitled to receive an additional 3,600,000 Earnout Shares upon satisfaction of the earnout conditions as identified in the Business Combination Agreement and as described in more detail in the attached proxy statement/prospectus.

SPAC Public Shareholders will experience dilution as a consequence of the issuance of Surviving PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that SPAC Public Shareholders have on the management of Surviving PubCo.

SPAC Public Shareholders who do not exercise their Redemption Rights may experience dilution to varying degrees in connection with and after the Business Combination, including as a result of the issuance of shares upon conversion of the SPAC rights and Surviving PubCo securities as part of the consideration in connection with the consummation of the Business Combination.

The issuance of Surviving PubCo securities in connection with the Business Combination could have the following effects for SPAC Public Shareholders who elect not to redeem their SPAC Public Shares:

●	their proportionate ownership interest in Surviving PubCo will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding SPAC Ordinary Share will be diminished; or

●	the price of Surviving PubCo Ordinary Shares may decline.

The following summarizes the pro forma ownership of Surviving PubCo following the Business Combination under four redemption scenarios. The following table also assumes that none of the Goodvision Shareholders exercise their dissenters’ rights and that no earnout shares are issued.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming Maximum Redemptions into Cash
SPAC’s Public Shareholders (1)	6,600,000	5,100,000	2,100,000	600,000
SPAC’s Initial Shareholders (2)	2,452,749	2,452,749	2,452,749	2,452,749
Goodvision Shareholders (3)	18,000,000	18,000,000	18,000,000	18,000,000
Financing (4)	900,000	900,000	900,000	900,000
Convertible debt conversion (5)	283,000	283,000	283,000	283,000
Total shares outstanding (incl. shares underlying SPAC Rights)	28,235,749	26,735,749	23,735,749	22,235,749

(1)	Includes (i) issued and outstanding SPAC Ordinary Shares held by the Public Shareholders and (ii) an aggregate of 600,000 SPAC Ordinary Shares to be issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination.

(2)	Includes (i) 2,000,000 issued and outstanding SPAC Founder Shares held by the Sponsors, (ii) 175,000 issued and outstanding SPAC Ordinary Shares held by EarlyBirdCapital, Inc. (“EBC”) and (iii) an aggregate of 277,749 SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights included in an aggregate of 252,500 SPAC Private Units (192,500 SPAC Private Units purchased by our Sponsors and 60,000 SPAC Private Units purchased by EBC and/or its designees).

(3)	Reflects the 18,000,000 Surviving PubCo Ordinary Shares to be issued as the Exchange Share Consideration to shareholders of Goodvision AI Inc. upon consummation of the Business Combination.

(4)	Includes (i) 100,000 Surviving PubCo Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Surviving PubCo Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because such conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(5)	Represents 283,000 Surviving PubCo Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, consisting of (i) 231,000 Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Surviving PubCo Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

The tables below show the anticipated ownership of the Surviving PubCo upon completion of the Business Combination, along with other potential sources of dilution. The following table sets forth varying implied ownership levels in Surviving PubCo immediately following the completion of the Business Combination assuming no redemptions, 25% redemptions, 75% redemptions, and maximum redemptions. The following table also assumes that none of the Goodvision Shareholders exercise their dissenters’ rights and that no earnout shares are issued.

	Share Ownership in Surviving PubCo
	Assuming No Redemptions(1)	Implied Ownership	Assuming 25% Redemptions(2)	Implied Ownership	Assuming 75% Redemptions(3)	Implied Ownership	Maximum Redemptions(4)	Implied Ownership
SPAC Public Shareholders	6,600,000	22.26%	5,100,000	18.17%	2,100,000	8.43%	600,000	2.57%
SPAC’s Initial Shareholders(5)	2,452,749	8.27%	2,452,749	8.74%	2,452,749	9.84%	2,452,749	10.51%
Goodvision Shareholders(6)	18,000,000	60.72%	18,000,000	64.12%	18,000,000	72.22%	18,000,000	77.10%
Financing(7)	900,000	3.04%	900,000	3.20%	900,000	3.61%	900,000	3.85%
Convertible Debt Conversion(8)	283,000	0.95%	283,000	1.01%	283,000	1.14%	283,000	1.21%
Total shares outstanding (including shares underlying SPAC Rights)	28,235,749	95.24%	26,735,749	95.24%	23,735,749	95.24%	22,235,749	95.24%

Additional dilution source	Assuming No Redemptions(1)	Implied Ownership	Assuming 25% Redemptions(2)	Implied Ownership	Assuming 75% Redemptions(3)	Implied Ownership	Maximum Redemption(4)	Implied Ownership
Equity Incentive Plan Shares	1,411,787	4.76%	1,336,787	4.76%	1,186,787	4.76%	1,111,787	4.76%
Total shares outstanding (including dilution source and shares underlying SPAC Rights)	29,647,536	100.00%	28,072,536	100.00%	24,922,536	100.00%	23,347,536	100.00%

(1)	Assumes that no SPAC Public Shareholders exercise Redemption Rights with respect to their SPAC Public Shares for a pro rata share of the funds in the Trust Account.

(2)	Assumes SPAC Public Shareholders holding 1,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $15.38 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(3)	Assumes SPAC Public Shareholders holding 4,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $46.13 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(4)	Assumes SPAC Public Shareholders holding 6,000,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $61,50 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(5)	Represents the SPAC Ordinary Shares held by the Sponsor Related Parties.

(6)	Represents the shares to be held by the Goodvision equityholders.

(7)	Includes (i) 100,000 Class A Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Class A Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(8)	Represents 283,000 Class A Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, consisting of (i) 231,000 Class A Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Class A Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

The Sponsors and SPAC directors, advisors and officers have agreed to vote in favor of the Business Combination, regardless of how SPAC Public Shareholders vote.

The Sponsor Related Parties and SPAC directors, advisors and officers owned, directly or indirectly, approximately [●]% of the issued and outstanding SPAC Ordinary Shares as of the Record Date. The SPAC Memorandum and Articles of Association provide that, if SPAC seeks shareholder approval, SPAC will complete its initial business combination only if it obtains the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of shareholders who are entitled to vote and attend and vote at a general meeting of the company. The Sponsor Related Parties and SPAC officers and directors have agreed, pursuant to the terms of the Sponsor Support Agreement entered into with SPAC, to vote all SPAC Ordinary Shares held by them in favor of SPAC’s initial business combination subject to applicable securities laws. Accordingly, given that SPAC is seeking shareholder approval of the Business Combination, the agreement by the Sponsors and SPAC directors, advisors and officers to vote in favor of the Business Combination will increase the likelihood that SPAC will receive the requisite shareholder approval for the Business Combination Proposal.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your SPAC Public Shares or SPAC Public Rights, potentially at a loss.

SPAC Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) SPAC’s completion of an initial business combination, and then only in connection with those SPAC Ordinary Shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any SPAC Public Shares properly tendered in connection with a shareholder vote to amend the SPAC Memorandum and Articles of Association (A) to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Ordinary Shares the right to have their shares redeemed in connection with an initial business combination or to redeem 100% of the SPAC Public Shares if SPAC does not complete its initial business combination by April 23, 2027 or, if such period is extended, within such extended period or (B) with respect to any other provision relating to the rights of holders of SPAC Ordinary Shares, and (iii) the redemption of SPAC Public Shares if SPAC has not consummated an initial business combination by April 23, 2027 or, if such period is extended, within such extended period, subject to applicable law and as further described herein. SPAC Public Shareholders who redeem their SPAC Ordinary Shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if SPAC has not consummated an initial business combination by April 23, 2027 or, if such period is extended, within such extended period, with respect to such SPAC Ordinary Shares so redeemed. In no other circumstances will a SPAC Public Shareholder have any right or interest of any kind in the Trust Account. Holders of SPAC Rights will not have any right to the proceeds held in the Trust Account with respect to the SPAC Rights. Accordingly, to liquidate your investment, you may be forced to sell your SPAC Public Shares or SPAC Public Rights, potentially at a loss.

The securities in which SPAC invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by SPAC Public Shareholders may be less than $10.00 per share.

As of [●], there were approximately $[●] million of funds held in an interest-bearing Trust Account. The funds held in the Trust Account may only be invested in direct U.S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in the past. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which SPAC may withdraw to pay its taxes, if any) would be reduced. In the event that SPAC is unable to complete the Business Combination or another initial business combination, the SPAC Public Shareholders will be entitled to receive their pro-rata share of the proceeds held in the Trust Account, plus any interest income. If the balance of the Trust Account is reduced below $[●] million as a result of negative interest rates, the amount of funds in the Trust Account available for distribution to SPAC Public Shareholders may be reduced below $10.00 per share.

If SPAC has not consummated an initial business combination by April 23, 2027 or, if such period is extended, within such extended period, SPAC Public Shareholders may be forced to wait beyond such April 23, 2027 or longer, if extended, before redemption from the Trust Account.

If SPAC has not consummated an initial business combination by April 23, 2027 or, if such period is further extended, within such extended period, the proceeds then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to SPAC to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of SPAC Public Shares. Any redemption of SPAC Public Shareholders from the Trust Account will be effected automatically by function of the SPAC Memorandum and Articles of Association prior to any voluntary winding up. If SPAC is required to wind up, liquidate the Trust Account and distribute such amount therein, pro rata, to the SPAC Public Shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Cayman Companies Act. SPAC has no obligation to return funds to investors prior to the date of its redemption or liquidation unless, prior thereto, SPAC consummates its initial business combination or amend certain provisions of the SPAC Memorandum and Articles of Association, and only then in cases where investors have sought to redeem their SPAC Ordinary Shares. Only upon SPAC’s redemption or any liquidation will SPAC Public Shareholders be entitled to distributions if SPAC does not complete its initial business combination and does not amend certain provisions of the SPAC Memorandum and Articles of Association. The SPAC Memorandum and Articles of Association provide that, if SPAC winds up for any other reason prior to the consummation of its initial business combination, SPAC will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten Business Days thereafter, subject to applicable Cayman Islands law.

If SPAC is unable to complete an initial business combination by April 23, 2027, SPAC may seek an amendment to the SPAC Memorandum and Articles of Association to extend the period of time SPAC has to complete an initial business combination beyond April 23, 2027. The SPAC Memorandum and Articles of Association require at least a special resolution of SPAC shareholders as a matter of Cayman Islands law, meaning that such an amendment be approved by the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares present and voting in person or by proxy at the Extraordinary General Meeting. If SPAC seeks shareholder approval to extend beyond April 23, 2027 in which to complete an initial business combination to a later date, SPAC will offer SPAC Public Shareholders the right to have their SPAC Public Shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account.

SPAC’s public securities are listed on Nasdaq. Nasdaq IM-5101-2 requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement, which, in the case of SPAC, would be April 23, 2027. If SPAC is unable to complete an initial business combination by April 23, 2027 and seeks to extend beyond such 36-month period, such extension would violate Nasdaq IM-5101-2, and there is a risk that trading in SPAC’s securities may be suspended, and SPAC may be subject to immediate delisting by Nasdaq. If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	we may no longer be attractive as a merger partner once our securities are no longer listed on an exchange, which would significantly hinder our ability to complete a business combination;

●	a limited availability of market quotations for our securities;

●	a determination that our securities are a “penny stock,” which will require brokers trading in the securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the securities;

●	a limited amount of news and analyst coverage in the future;

●	institutional investors losing interest in our securities; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Because we would no longer be listed on Nasdaq, our securities would no longer be considered to be “covered securities” under the National Securities Markets Improvement Act of 1996, and we would be subject to regulation in each state in which we offer our securities, which may make it more difficult and costly to complete a business combination. In addition, our securityholders could be prohibited from trading in our securities absent our registration in the state where such securityholder lives. To date we have not registered our securities in any State, and do not currently plan to do so. This may make it difficult or impossible for our securityholders to trade in our securities.

SPAC shareholders may be held liable for claims by third parties against SPAC to the extent of distributions received by them upon redemption of their shares.

If SPAC is forced to enter into an insolvent liquidation, any distributions received by SPAC shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, SPAC was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by SPAC shareholders. Furthermore, SPAC directors may be viewed as having breached their fiduciary duties to SPAC or its creditors and/or may have acted in bad faith, thereby exposing themselves and SPAC to claims, by paying the SPAC Public Shareholders from the Trust Account prior to addressing the claims of creditors. SPAC cannot assure you that claims will not be brought against SPAC for these reasons. SPAC and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of SPAC’s share premium account while SPAC were unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the Business Combination from being completed.

Lawsuits may be filed against SPAC or its directors and officers in connection with the Business Combination. Defending such lawsuits could require SPAC to incur significant costs and draw the attention of SPAC’s management team away from the Business Combination. Shareholder lawsuits asserting class, derivative and/or individual claims for, among other things, violations of the federal securities laws and/or breaches of fiduciary duty are often brought against public companies that have entered into business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources.

An adverse judgment could result in monetary damages, which could have a negative impact on Surviving PubCo’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting the completion of the Business Combination, that injunction may delay or prevent the Closing, which may adversely affect SPAC’s and Goodvision’s respective businesses, financial condition and results of operation. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination are consummated may adversely affect Surviving PubCo’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent Closing within the agreed upon timeframe.

SPAC may not have sufficient funds to satisfy indemnification claims of SPAC’s directors and executive officers.

SPAC has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, SPAC’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever (except to the extent they are entitled to funds from the Trust Account due to their ownership of SPAC Public Shares). Accordingly, any indemnification provided will be able to be satisfied by SPAC only if (i) SPAC has sufficient funds outside of the Trust Account or (ii) SPAC consummates an initial business combination. SPAC’s obligation to indemnify its officers and directors may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against SPAC’s officers and directors, even though such an action, if successful, might otherwise benefit SPAC and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent SPAC pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

Subsequent to the completion of the Business Combination, Surviving PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment.

Even though SPAC has conducted extensive due diligence on Goodvision, SPAC cannot assure you that this diligence will identify all material issues with Goodvision, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Goodvision’s and outside of SPAC’s control will not later arise. As a result of these factors, Surviving PubCo may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Even if SPAC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with SPAC’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Surviving PubCo’s liquidity, the fact that Surviving PubCo reports charges of this nature could contribute to negative market perceptions about Surviving PubCo or its securities. In addition, charges of this nature may cause Surviving PubCo to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by Goodvision or by virtue of Surviving PubCo’s obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the Business Combination could suffer a reduction in the value of their securities.

If third parties bring claims against SPAC, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by SPAC shareholders may be less than $10.00 per Public Share.

SPAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against SPAC. Although SPAC has sought to have all vendors, service providers (except its independent registered public accounting firm), prospective target businesses and other entities with which SPAC does business execute agreements with SPAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the SPAC Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, SPAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to SPAC than any alternative.

Examples of possible instances where SPAC may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

Upon redemption of SPAC Public Shares, if SPAC has not consummated an initial business combination by April 23, 2027, or upon the exercise of a redemption right in connection with its initial business combination, SPAC will be required to provide for payment of claims of creditors that were not waived that may be brought against SPAC within the ten years following redemption. Accordingly, the per-share redemption amount received by SPAC Public Shareholders could be less than the $10.00 per Public Share initially held in the Trust Account, due to claims of such creditors. Pursuant to a letter agreement entered into at the closing of the IPO, the Sponsors has agreed that it will be liable to SPAC if and to the extent any claims by a third-party (other than SPAC’s independent registered public accounting firm) for services rendered or products sold to SPAC, or a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay SPAC’s tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under SPAC’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsors will not be responsible to the extent of any liability for such third-party claims.

However, SPAC has not asked the Sponsors to reserve for such indemnification obligations, nor has SPAC independently verified whether the Sponsors have sufficient funds to satisfy their indemnity obligations and SPAC believes that the Sponsors’ only assets are securities of SPAC. Therefore, SPAC cannot assure you that the Sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, SPAC may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your SPAC Public Shares. None of SPAC’s officers, advisors or directors has agreed to indemnify SPAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

SPAC’s directors may decide not to enforce the indemnification obligations of the Sponsors, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the SPAC Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per SPAC Public Share and (ii) the actual amount per SPAC Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per SPAC Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay SPAC’s tax obligations, and the Sponsors assert that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, SPAC’s independent directors would determine whether to take legal action against the Sponsors to enforce their indemnification obligations. While SPAC currently expects that its independent directors would take legal action on SPAC’s behalf against the Sponsors to enforce their indemnification obligations to SPAC, it is possible that SPAC’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If SPAC’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the SPAC Public Shareholders may be reduced below $10.00 per SPAC Public Share.

If, after SPAC distributes the proceeds in the Trust Account to the SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the SPAC Board may be viewed as having breached their fiduciary duties to SPAC’s creditors, thereby exposing the members of the SPAC Board and SPAC to claims of punitive damages.

If, after SPAC distributes the proceeds in the Trust Account to the SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, any distributions received by SPAC shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by SPAC shareholders. In addition, the SPAC Board may be viewed as having breached its fiduciary duty to SPAC’s creditors and/or having acted in bad faith, thereby exposing itself and SPAC to claims of punitive damages, by paying SPAC Public Shareholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to the SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of SPAC shareholders and the per-share amount that would otherwise be received by SPAC shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to SPAC Public Shareholders, SPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against SPAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in SPAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of SPAC shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by SPAC shareholders in connection with SPAC’s liquidation may be reduced.

Past performance by SPAC’s management team, advisors or their respective affiliates may not be indicative of future performance of Surviving PubCo.

Information regarding performance is presented for informational purposes only. You should not rely on the historical record of SPAC’s management team, advisors or their respective affiliates as indicative of the future performance of Surviving PubCo or the returns Surviving PubCo will, or are likely to, generate going forward.

If the funds available to SPAC outside of the Trust Account are insufficient to allow SPAC to operate through the deadline for SPAC to complete its initial business combination, SPAC may be unable to complete its initial business combination.

The funds available to SPAC outside of the Trust Account may not be sufficient to allow SPAC to operate through the deadline for SPAC to complete its initial business combination, assuming that its initial business combination is not completed during that time. SPAC expects to incur significant costs in pursuit of its acquisition plans and the proposed Business Combination. However, its affiliates are not obligated to make loans to SPAC in the future, and SPAC may not be able to raise additional financing from unaffiliated parties necessary to fund its expenses. Any such event in the future may negatively impact the analysis regarding its ability to continue as a going concern at such time.

SPAC believes that the funds currently available to it outside of the Trust Account, together with funds available from loans from the Sponsors, their affiliates or members of its management team, will be sufficient to allow it to operate through the deadline for it to complete its initial business combination; however, SPAC cannot assure you that its estimate is accurate, and the Sponsors, their affiliates or members of the SPAC management team are under no obligation to advance funds to SPAC in such circumstances. If SPAC has not consummated its initial business combination within the required time period because it does not have sufficient funds available to it, SPAC will be forced to cease operations and liquidate the Trust Account. Consequently, SPAC Public Shareholders may only receive an estimated $10.00 per public share, or possibly less, on redemption of SPAC Public Shares, and the SPAC Rights will expire worthless. See “- If third parties bring claims against SPAC, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by SPAC shareholders may be less than $10.00 per Public Share” and other risk factors herein.

The requirement that SPAC consummate an initial business combination by April 23, 2027 or, if such period is extended, within such extended period may give potential target businesses leverage over SPAC in negotiating a business combination and may limit the time SPAC has in which to conduct due diligence on potential business combination targets, in particular as SPAC approaches its dissolution deadline, which could undermine its ability to complete its initial business combination on terms that would produce value for our shareholders.

Any potential target business with which SPAC enters into negotiations concerning a business combination will be aware that SPAC must consummate an initial business combination by April 23, 2027 or, if such period is extended, within such extended period. Consequently, such target business may obtain leverage over SPAC in negotiating a business combination, knowing that if SPAC does not complete its initial business combination with that particular target business, SPAC may be unable to complete its initial business combination with any target business. This risk will increase as SPAC gets closer to the time frame described above. In addition, SPAC may have limited time to conduct due diligence and may enter into an initial business combination on terms that SPAC would have rejected upon a more comprehensive investigation.

If SPAC is deemed to be an investment company under the Investment Company Act, SPAC may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for SPAC to complete its initial business combination.

If SPAC is deemed to be an investment company under the Investment Company Act, its activities may be restricted, including:

●	restrictions on the nature of SPAC’s investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for SPAC to complete its initial business combination.

In addition, SPAC may have imposed upon it burdensome requirements, including:

●	registration as an investment company with the SEC;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that SPAC is currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless SPAC can qualify for an exclusion, it must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. SPAC’s business is to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. SPAC does not plan to buy businesses or assets with a view to resale or profit from their resale. SPAC does not plan to buy unrelated businesses or assets or to be a passive investor.

SPAC does not believe that its current principal activities subject it, or that its anticipated principal activities in the future will subject it, to the Investment Company Act. To this end, the proceeds held in the Trust Account may only be held as cash or in demand deposit accounts or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the Trust Agreement, the Trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), SPAC intends to avoid being deemed an “investment company” within the meaning of the Investment Company Act. An investment in SPAC is not intended for persons who are seeking a return on investments in government securities or investment securities. The Trust Account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of the initial business combination; (ii) the redemption of any SPAC Public Shares properly tendered in connection with a shareholder vote to amend the SPAC Memorandum and Articles of Association (A) to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Ordinary Shares the right to have their shares redeemed in connection with the initial business combination or to redeem 100% of the SPAC Public Shares if SPAC does not complete the initial business combination by April 23, 2027 or, if such period is extended, within such extended period or (B) with respect to any other provision relating to the rights of holders of SPAC Ordinary Shares; or (iii) absent SPAC completing an initial business combination by April 23, 2027 or, if such period is extended, within such extended period, SPAC’s return of the funds held in the Trust Account to SPAC Public Shareholders as part of SPAC’s redemption of the SPAC Public Shares. If SPAC does not invest the proceeds as discussed above, it may be deemed to be subject to the Investment Company Act. If SPAC were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which SPAC has not allotted funds and may hinder its ability to complete a business combination. SPAC might be forced to abandon its efforts to complete an initial business combination and instead be required to liquidate. If SPAC is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, such as any appreciation in the value of the SPAC’s securities following such a transaction, SPAC Rights would expire worthless and SPAC Public Shares would have no value apart from their pro rata entitlement to the funds then-remaining in the Trust Account.

The SEC adopted final rules to regulate special purpose acquisition companies that may increase SPAC’s costs and the time needed to complete SPAC’s initial business combination.

The SEC adopted new rules on January 24, 2024 (the “SPAC Rules”) relating to, among other items, enhanced disclosures in business combination transactions involving special purpose acquisition companies and private operating companies; modified condensed financial statements requirements applicable to transactions involving shell companies; additional disclosure obligations and requirements for the use of projections by special purpose acquisition companies in SEC filings in connection with proposed business combination transactions; broadening the potential liability of certain participants in proposed business combination transactions; and discussing and providing guidance regarding the extent to which special purpose acquisition companies could become subject to regulation under the Investment Company Act, including summarizing the SEC staff’s views on the facts and circumstances that are relevant to making a determination as to whether a special purpose acquisition company meets the definition of an “investment company” under the Investment Company Act. These SPAC Rules may materially adversely affect SPAC’s ability to consummate the Business Combination, its activities prior to the consummation thereof, and may increase the costs and time related thereto.

In the adoption of the SPAC Rules, the SEC affirmatively chose not to adopt a quantitative, bright-line safe harbor that would provide certainty as to when a special purpose acquisition company’s pre-business combination activities would not result in the special purpose acquisition companies being treated as an investment company under the Investment Company Act. Instead, the SEC staff expressed its views regarding a five-factor qualitative test, known as the Tonopah factors, to be applied to the facts and circumstances of any special purpose acquisition company’s activities to determine whether or not the special purpose acquisition company is acting as an “investment company” under the Investment Company Act. Consequently, there remains uncertainty concerning the applicability of the investment Company Act to any particular special purpose acquisition company, as the interpretation and application of the Tonopah factors are subjective in nature. It is possible that a claim could be made that SPAC has been operating an unregistered investment company. This risk may be increased if SPAC continues to hold the funds in the Trust Account in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, rather than instructing the Trustee to liquidate the securities in the Trust Account and hold the funds in the Trust Account in cash. See also “- If SPAC is deemed to be an investment company under the Investment Company Act, SPAC may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for SPAC to complete its initial business combination.”

If SPAC is found to be operating as an unregistered investment company, SPAC may be required to change its operations, wind down its operations, or register as an investment company under the Investment Company Act. Additionally, if SPAC is required to wind down its operations as a result of its status as an unregistered investment company, SPAC shareholders may suffer negative consequences, including (i) the loss of investment opportunity in Goodvision, and (ii) the loss of any price appreciation in the combined company.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect SPAC’s business, including its ability to negotiate and complete the Business Combination, and results of operations.

SPAC is subject to laws and regulations enacted by national, regional and local governments. In particular, SPAC is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on SPAC’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on SPAC’s business, including SPAC’s ability to complete the Business Combination, and results of operations.

The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of SPAC Ordinary Shares at such time is substantially less than $10.00 per share.

The Sponsors have invested in SPAC an aggregate of $1,950,000 comprised of the $25,000 purchase price for the Founder Shares and the $1,925,000 purchase price for the SPAC Private Placement Units. Even if the trading price of Surviving PubCo Ordinary Shares following the Closing was as low as approximately $0.014 per share, the value of the Founder Shares would be equal to the Sponsors’ initial investment in SPAC. As a result, the Sponsors will likely be able to recoup their investment in SPAC and make a substantial profit on that investment, even if the SPAC Public Shares have lost significant value. Accordingly, SPAC’s management team, which owns interests in the Sponsors, may have an economic incentive that differs from that of the SPAC Public Shareholders to pursue and consummate the Business Combination rather than to liquidate and to return all of the cash in the Trust Account to the SPAC Public Shareholders. For the foregoing reasons, SPAC Public Shareholders should consider SPAC’s management team’s financial incentive to complete the Business Combination when evaluating whether to redeem their shares prior to or in connection with the Business Combination. See “- Since the Sponsors and SPAC’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of our SPAC shareholders, a conflict of interest may have existed in determining whether the Business Combination with Goodvision is appropriate as our initial business combination. Such interests include that Sponsors as well as our executive officers and directors, will lose their entire investment in us if we do not complete a business combination” and “Proposal No. 1 - The Business Combination Proposal - Interests of Sponsors and SPAC’s Directors and Officers in the Business Combination.”

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an underwritten offering and may create risks for SPAC’s unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering.

In addition, going public via a business combination with a special purpose acquisition company does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a special purpose acquisition company transaction, the value of the company is established by means of negotiations between the target company, the special purpose acquisition company and, in some cases, investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a special purpose acquisition company business combination may be less effective than the book building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the closing of the Transactions. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a special purpose acquisition company transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

Securities of companies formed through special purpose acquisition transactions such as the Business Combination may experience a material decline in price relative to the share price of the special purpose acquisition company prior to the transaction.

As with most special purpose acquisition company initial public offerings in recent years, SPAC issued shares for $10.00 per share upon the closing of the Initial Public Offering in October 23, 2025. The $10.00 per share price of SPAC reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account, which was initially $10.00 per share, prior to the Closing. This was consistent with other special purpose acquisition companies. Following the Closing, the Surviving PubCo Ordinary Shares issued and outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of Surviving PubCo, which, like the securities of other companies formed through special purpose acquisition company mergers in recent years, may be significantly less than $10.00 per share.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

Goodvision is not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and is therefore not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. However, in connection with the audit of Goodvision’s financial statements as of and for the fiscal years ended September 30, 2025 and 2024, and the review of its unaudited condensed consolidated financial statements as of and for the three months ended December 31, 2025 and 2024, Goodvision and its independent registered public accounting firm identified material weaknesses in Goodvision’s internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified are as follows:

(1) Ineffective Control Environment and Governance. During the period under audit, Goodvision’s governance structure lacked independent oversight, and key monitoring activities were not supported by sufficient documentation or evidence of performance. In combination, these conditions limited Goodvision’s ability to prevent, detect, and remediate misstatements on a timely basis.

(2) Lack of Segregation of Duties and Inadequate Financial Reporting Controls. Goodvision had limited personnel, resulting in insufficient segregation of duties across key accounting and financial reporting responsibilities. In addition, the accounting system environment did not enforce appropriate controls over user access, journal entry preparation, review, and approval, nor did it consistently generate sufficient audit trails to evidence the operation of review controls. These conditions increased the risk that unauthorized or inappropriate transactions could be recorded without timely detection.

(3) Insufficient Qualified Accounting Resources. Goodvision lacks internal qualified personnel resources with the necessary levels of accounting expertise and knowledge of U.S. GAAP.

To remediate the material weaknesses, Goodvision has begun and will continue to: (1) hire additional qualified accounting staff with appropriate knowledge and experience in U.S. GAAP and SEC financial reporting requirements, while strengthening period-end financial reporting controls and procedures; (2) establish an ongoing program to provide adequate training for financial reporting and accounting personnel, particularly on U.S. GAAP and SEC requirements; (3) assign clear roles and responsibilities to accounting staff and the management team to establish segregation of duties and improve internal monitoring and oversight processes; and (4) implement appropriate controls over the accounting system environment, including user access controls, journal entry review and approval workflows, and audit trail generation to evidence the operation of review controls.

However, Goodvision cannot assure that it will remediate the material weaknesses in a timely manner, or at all.

Additionally, SPAC’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of SPAC’s disclosure controls and procedures as of December 31, 2025. Based upon their evaluation, they concluded that as of December 31, 2025, SPAC’s disclosure controls and procedures (as defined in Rules 13a-15 (e) and 15d-15 (e) under the Exchange Act) were not effective at a reasonable assurance level due to the lack of segregation of duties within account processes due to limited personnel and insufficient written policies and procedures for accounting, IT and financial reporting and record keeping.

Upon becoming a public company, Surviving PubCo will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in Surviving PubCo’s quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although Surviving PubCo will be required to disclose changes made in its internal controls and procedures on a quarterly basis, it will not be required to make its first annual assessment of its internal control over financial reporting pursuant to Section 404 until the year following its first annual report required to be filed with the SEC. As an emerging growth company, Surviving PubCo’s independent registered public accounting firm will not be required to formally attest to the effectiveness of its internal control over financial reporting pursuant to Section 404(a) until the later of (i) the year following Surviving PubCo’s first annual report required to be filed with the SEC or (ii) the date Surviving PubCo is no longer an emerging growth company. At such time, Surviving PubCo’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its controls are documented, designed or operating.

As a private company, Goodvision does not currently have any internal audit function. To comply with the requirements of being a public company, Goodvision has undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. The testing and maintenance of internal controls may require significant time and resources from Surviving PubCo’s management and could divert their attention from day-to-day business operations, which could adversely affect Surviving PubCo’s business, financial condition and results of operations. If Surviving PubCo identifies any material weaknesses in its internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that its internal control over financial reporting is effective, or if its independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting once Surviving PubCo is no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of Surviving PubCo’s financial reports and the price of Surviving PubCo Ordinary Shares could be negatively affected. Surviving PubCo could also become subject to investigations by the SEC, the stock exchange on which its securities will be listed or other regulatory authorities, which could require additional financial and management resources. In addition, if Surviving PubCo fails to remedy any material weakness, its financial statements could be inaccurate and Surviving PubCo could face restricted access to capital markets.

Our ability to complete the Business Combination may be impacted if the Business Combination is subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (“CFIUS”), and ultimately prohibited.

Although our operations are conducted in the United States, and our largest shareholder, as well as our principal shareholder by voting power, are located in the United States, certain of our directors and officers are located in, or have significant ties to, China. As a result, we may be subject to regulatory scrutiny or considerations relating to foreign ownership in certain contexts. Certain federally regulated industries in the United States, such as broadcasting, telecommunications, and aviation, are subject to restrictions on foreign ownership or control. In addition, the Committee on Foreign Investment in the United States (“CFIUS”) is authorized to review certain transactions involving foreign persons to determine their potential impact on U.S. national security.While we believe that our current ownership structure and operations are primarily U.S.-based, it is possible that, due to the affiliations or backgrounds of certain of our directors or officers, we could be considered a “foreign person” under applicable regulations. As a result, any future acquisitions, investments, or business combinations involving U.S. businesses operating in regulated industries or involving sensitive technologies could be subject to foreign ownership restrictions and/or review by CFIUS. Such review could delay, restrict, or prohibit certain transactions, impose mitigation measures, or result in additional costs, any of which could adversely affect our business and strategic initiatives.

The scope of CFIUS review was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If the Business Combination is within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the Business Combination without notifying CFIUS and risk CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or order us to divest all or a portion of a U.S. business of Surviving PubCo without first obtaining CFIUS clearance. A failure to notify CFIUS of a transaction where such notification was required or otherwise warranted based on the national security considerations presented by an investment target may expose the Sponsors and/or the Goodvision to legal penalties, costs, and/or other adverse reputational and financial effects, thus potentially diminishing the value of Surviving PubCo. In addition, CFIUS is actively pursuing transactions that were not notified to it and may ask questions regarding, or impose restrictions or mitigation on, the Business Combination post-closing.

The SPAC Memorandum and Articles of Association contains a waiver of the corporate opportunities doctrine for our directors and officers, and therefore such persons have no obligations to make opportunities available to us.

The “corporate opportunities” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its shareholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. The SPAC Memorandum and Articles of Association waives the corporate opportunities doctrine. It states that SPAC renounces any interest or expectancy of SPAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both SPAC and a director or officer of the SPAC, about which a director and/or officer of SPAC who is also a member of management acquires knowledge.

There could have been business combination targets that have been appropriate for a business combination with SPAC but were not offered due to a SPAC director’s or officer’s duties to another entity. SPAC and its management are not aware of any such corporate opportunities not being offered to SPAC and do not believe that the waiver of the corporate opportunity doctrine in the SPAC Memorandum and Articles of Association interfered with SPAC’s ability to identify an acquisition target, including the decision to pursue the Business Combination.

SPAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for SPAC to complete the Business Combination with which a substantial majority of SPAC’s shareholders do not agree.

The SPAC Memorandum and Articles of Association do not provide a specified maximum redemption threshold, except that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules), and there is no minimum cash condition with respect to the completion of the Business Combination. As a result, SPAC may be able to complete the Business Combination even though a substantial majority of SPAC Public Shareholders do not agree with the Business Combination and have redeemed their shares.

If you or a “group” of SPAC shareholders are deemed to hold in excess of 15% of SPAC Ordinary Shares, you will lose the ability to redeem all such shares in excess of 15% of such shares.

The SPAC Memorandum and Articles of Association provide that a SPAC Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), are restricted from redeeming its shares with respect to the Excess Shares without SPAC’s prior consent. However, SPAC is not restricting shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares reduces your influence over SPAC’s ability to complete the Business Combination and you could suffer a material loss on your investment in SPAC if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if SPAC completes the Business Combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

If a SPAC Public Shareholder fails to receive notice of SPAC’s offer to redeem its SPAC Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

SPAC will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with the Business Combination. Despite SPAC’s compliance with these rules, if a SPAC shareholder fails to receive the proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that SPAC will furnish to holders of SPAC Public Shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem or tender SPAC Public Shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.

There is no guarantee that a SPAC shareholder’s decision to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

There is no assurance as to the price at which a SPAC shareholder may be able to sell its Surviving PubCo Ordinary Shares in the future following the completion of the Business Combination. Certain events following the consummation of the Business Combination may cause an increase in the share price, and may result in a lower value realized now than a shareholder of SPAC might realize in the future had the shareholder not redeemed his, her or its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the SPAC Public Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the estimated redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for SPAC to complete the Business Combination.

The market for directors and officers liability insurance is subject to change, especially for special purpose acquisition companies. In the past, the premiums charged for such policies increased and the terms of such policies became less favorable. These trends may continue into the future.

In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, Surviving PubCo might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on Surviving PubCo’s ability to attract and retain qualified officers and directors.

In addition, even after SPAC is able to complete an initial business combination, SPAC’s directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the Business Combination. As a result, in order to protect SPAC’s directors and officers, Surviving PubCo may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for Surviving PubCo, and could interfere with or frustrate SPAC’s ability to consummate the Business Combination on terms favorable to its investors.

In the event that a significant number of SPAC shareholders exercise their Redemption Rights, SPAC Ordinary Shares (or Surviving PubCo Ordinary Shares following the Business Combination) may become less liquid.

If a significant number of outstanding SPAC Ordinary Shares are redeemed in connection with the Business Combination and the Business Combination is consummated, Surviving PubCo will receive lesser proceeds from the Business Combination. Additionally, the redemption of SPAC Ordinary Shares in connection with the Business Combination will adversely affect the trading volume of Surviving PubCo Ordinary Shares following the Business Combination, which may impair your ability to sell your Surviving PubCo Ordinary Shares and may also impair Surviving PubCo’s ability to raise additional capital on favorable terms after the Business Combination. In the event Surviving PubCo obtains lesser proceeds from the Business Combination, it may be required to raise additional capital following the Business Combination to fund its operations and business plan, even if under unfavorable terms or prices. If Surviving PubCo raises additional capital in the form of sales of Surviving PubCo Ordinary Shares, the sale and issuance of such Surviving PubCo Ordinary Shares, or even the perception that these sales might occur, could put significant downward pressure on the price of Surviving PubCo Ordinary Shares and cause the price of Surviving PubCo Ordinary Shares to decline. This could impair Surviving PubCo’s ability to raise additional capital through a future sale of, or pay for acquisitions using, Surviving PubCo’s equity securities. Any future issuance by Surviving PubCo of equity securities would also dilute the interests of holders of Surviving PubCo Ordinary Shares.

Certain of Sponsors’ limited partners and certain officers and directors of SPAC have ties to China may expose us to legal, regulatory, and operational risks associated with the PRC, which could materially adversely affect our ability to consummate the Business Combination and cause the value of our securities to decline or become worthless.

Goodvision is currently headquartered and operates in California, United States, and its executive officer is based in the United States. Following the consummation of the Business Combination, Surviving PubCo will not have any subsidiaries or business operations in the People’s Republic of China (“PRC” or “China”), and we expect that a majority of the directors and executive officers of Surviving PubCo will be based in the United States.

Although SPAC currently does not have any PRC subsidiary or China operations, certain of Sponsors’ limited partners and certain officers and directors of SPAC are non-U.S. persons, and or have significant ties to, China, which may cause SPAC to face various legal and operational risks and uncertainties related to such ties to China even though SPAC is not seeking to complete a business combination with a China-based target. The PRC government has exercised, and continues to exercise, significant oversight and discretion over the conduct of businesses and capital markets activities that may have connections to China. The PRC government may intervene or influence operations at any time, and changes in laws, regulations, rules, policies, or the interpretation and enforcement thereof may occur quickly with little advance notice. Because certain of Sponsors’ limited partners and certain officers and directors of SPAC have ties to China, PRC governmental authorities may determine that certain aspects of the Business Combination or related activities are subject to PRC laws, regulations, approvals, filings, or oversight. Although neither SPAC nor Goodvision believes that any permissions or approvals from PRC governmental authorities, including the China Securities Regulatory Commission (“CSRC”), the Cyberspace Administration of China (the “CAC”), or any other PRC governmental agency, are currently required in connection with the Business Combination, the relevant PRC authorities could reach a different conclusion. In addition, applicable PRC laws, regulations, or interpretations may change in the future, and any such changes could require the parties to obtain approvals, complete filings, or comply with additional regulatory requirements.

If it is determined that SPAC, Goodvision, or Surviving PubCo is required to obtain approvals or permissions from PRC governmental authorities, or if any such approvals or permissions are denied, delayed, rescinded, or not maintained, the parties could be subject to penalties or other regulatory actions by PRC authorities. Such actions could include fines and penalties, restrictions on operations, limitations on the ability to complete or maintain the Business Combination, restrictions on the use of proceeds, or other actions that could materially and adversely affect the business, financial condition, results of operations, reputation, and the value of our securities. In extreme cases, such actions could significantly hinder or completely prevent our ability to consummate the Business Combination, and investors could lose all or substantially all of the value of their investment.

Risks Related to Goodvision

Throughout this section, references to “we,” “us” and “our” are intended to refer to Goodvision and its subsidiaries prior to the Business Combination and to Surviving PubCo and its subsidiaries following the Business Combination.

Our business depends significantly on third-party cloud infrastructure providers, and any disruption in these relationships could materially affect our operations.

A significant portion of our business involves procuring and reselling cloud infrastructure services provided by third-party vendors. These services include computing, storage, networking, and other infrastructure components that are operated and maintained by external cloud providers. Because we do not control the infrastructure underlying these services, our ability to deliver services to our customers depends on the continued availability and performance of these third-party platforms.

If one or more cloud providers were to terminate our reseller relationship, modify the terms under which we are permitted to resell their services, limit our access to infrastructure capacity, or otherwise restrict our ability to procure their services, our ability to provide certain offerings to customers could be adversely affected. In addition, if these providers experience outages, technical failures, cybersecurity incidents, or operational disruptions, our services may also be interrupted. Any such disruption could lead to service downtime, loss of customers, reputational damage, and reduced revenue. In addition, certain cloud providers may offer competing services, including AI inference, orchestration tools, or integrated developer platforms, which could reduce demand for intermediary service providers such as us.

Our operating margins may be adversely affected by changes in pricing or partner program terms from cloud providers.

Our cloud infrastructure resale business relies on the ability to procure cloud services at prices that allow us to resell them at a margin. Cloud providers may change their pricing models, reduce reseller discounts, modify partner program incentives, or otherwise alter the economics of cloud procurement. Such changes may occur with little advance notice and may be driven by market competition, internal policy changes, or strategic shifts by the cloud provider.

If the prices we pay for cloud services increase or if the discounts we receive decrease, our gross margins may decline. We may attempt to pass these cost increases to our customers, but customers may resist price increases or choose to procure cloud services directly from the providers or through competing resellers. Any reduction in margins or loss of customers resulting from pricing changes could negatively affect our financial performance. In addition, as customers scale their usage or gain direct relationships with cloud providers, they may seek to bypass intermediaries or negotiate pricing independently, which could further pressure our margins and reduce demand for our services.

We operate in highly competitive markets and may not be able to compete effectively against large cloud providers and other infrastructure platforms.

The markets for cloud infrastructure services and artificial intelligence computing platforms are highly competitive and rapidly evolving. We compete with large cloud providers, cloud resellers, infrastructure platform companies, and emerging AI computing service providers. Many of these competitors have significantly greater financial resources, established customer bases, advanced technological capabilities, and extensive marketing and distribution networks.

In particular, large cloud providers may offer services that compete directly with our platform, including AI inference services, infrastructure management tools, and integrated developer platforms. These companies may be able to offer services at lower prices or bundle them with other offerings, which could make it difficult for us to compete effectively. If we are unable to differentiate our services or maintain competitive pricing and performance, we may lose customers or fail to attract new users.

Our AI intelligent scheduling platform is relatively new and may not achieve widespread market adoption.

Our business strategy includes the development and commercialization of our intelligent scheduling platform, which is designed to route inference workloads across multiple artificial intelligence models and compute environments. Our AI intelligent scheduling platform is currently under development and has only been made available through a limited preview to a small number of customers. It has not yet been fully deployed at scale or demonstrated consistent commercial performance. This technology is relatively new and may not achieve broad adoption among developers or enterprise customers. Many customers currently access AI models directly through large technology providers or integrated cloud platforms. If developers and enterprises continue to rely primarily on those platforms rather than adopting independent routing or orchestration technologies, demand for our platform may be limited. In addition, our platform may require further development, refinement, and customer education before it becomes widely used. If our AI intelligent scheduling platform fails to gain traction in the market, our growth strategy could be adversely affected. If we are unable to successfully develop, commercialize, and scale our intelligent scheduling platform, or if customer adoption is slower than expected, our growth prospects and business model transition may be adversely affected.

Our distributed edge computing strategy may require significant investment and may not succeed as anticipated.

Part of our long-term strategy involves the development and deployment of distributed edge computing infrastructure capable of supporting AI inference workloads closer to end users. Building and maintaining distributed infrastructure networks may require significant investments in hardware, software development, operational management, and network coordination. The success of this strategy depends on the availability of sufficient workloads to utilize the distributed infrastructure, as well as the participation of node operators and partners contributing compute resources. If we are unable to attract sufficient workloads or if the distributed network fails to scale efficiently, the expected benefits of our edge computing strategy may not materialize. In addition, operating distributed infrastructure introduces technical complexity and operational risks that could affect service reliability.

Our potential collaboration with distributed compute networks may expose us to operational and regulatory risks.

We do not currently rely on distributed compute networks as part of our existing cloud infrastructure resale operations, and our current revenue is primarily derived from current multi-cloud services. However, as part of our longer-term strategy to expand our AI and edge computing capabilities, we may explore collaborations with distributed compute networks, including those that utilize decentralized infrastructure and, in some cases, token-based incentive systems to encourage participation by independent node operators.

Distributed compute networks are relatively new and may face technical, economic, and regulatory challenges. These networks may depend on decentralized participation models and, in certain cases, digital asset-based incentive mechanisms, which are subject to evolving regulatory frameworks. Regulatory authorities in certain jurisdictions may impose restrictions on token-based incentives, decentralized infrastructure networks, or digital asset-related activities. If such regulations become more restrictive, our ability to participate in these ecosystems or derive operational or economic benefits from them could be adversely affected.

In addition, the performance and reliability of such networks may depend on the continued participation of independent node operators and the stability of the underlying infrastructure. If these networks fail to achieve sufficient scale, experience disruptions, or do not perform as expected, our ability to utilize such networks as part of our future infrastructure strategy may be limited. To the extent we increase our reliance on such collaborations in the future, these risks may become more significant.

Our business may be exposed to risks associated with usage-based AI compute measurement and allocation systems.

Certain AI compute services provided through our AI intelligent scheduling platform utilize usage-based measurement systems, including tokens processed, inference units consumed, compute consumption, and other operational usage metrics, to measure customer utilization and determine service fees. These “tokens” refer to AI processing and language-model usage units utilized for AI inference and computing services and do not represent cryptocurrencies, blockchain-based assets, digital payment instruments, or other speculative financial assets.

As our AI platform business expands, changes in regulatory frameworks applicable to AI infrastructure services, usage-based computing models, or distributed computing environments could increase our compliance obligations or operating costs. In addition, disruptions affecting AI compute allocation systems, inference platforms, or usage-based infrastructure models could adversely affect certain platform arrangements or future business initiatives.

We depend on the reliable operation of internet infrastructure and third-party data centers.

Our services depend on the reliable functioning of internet infrastructure, telecommunications networks, and data centers operated by cloud providers and other third parties. A significant portion of our current business involves procuring and reselling cloud infrastructure services, including compute, storage, and network bandwidth, which are delivered through third-party data centers and network infrastructure that we do not own or control. As a result, the availability and performance of our services are directly dependent on the underlying systems operated by these providers.

Interruptions or degradation of internet infrastructure, telecommunications networks, or third-party data centers could adversely affect the availability, performance, and reliability of our services. Such disruptions may be caused by natural disasters, power outages, cyberattacks, equipment failures, software defects, or network congestion. In addition, failures in connectivity between regions or across cloud environments could impact our ability to deliver multi-cloud services or route workloads effectively.

As we expand into AI inference and orchestration services, our dependence on reliable infrastructure may increase, particularly where our platform is designed to coordinate workloads across multiple cloud providers, GPU-based compute environments, and distributed edge nodes. Failures or inconsistencies in any part of this infrastructure stack may result in latency issues, failed workload execution, or degraded service performance. Even temporary service interruptions or performance degradation could lead to customer dissatisfaction, reduced usage, service credits or penalties under contractual arrangements, loss of customers, or reputational harm. Because we do not control the operation, maintenance, or security of these underlying systems, our ability to prevent, detect, or mitigate such disruptions may be limited, and we may not be able to recover losses associated with such events.

Shortages or supply constraints in graphics processing units, or GPUs, or other specialized computing hardware could limit our ability to expand our infrastructure capacity.

Our future growth strategy includes expanding the scale of our AI inference infrastructure and deploying GPU-based compute clusters and distributed edge computing nodes. The supply of high-performance GPUs and other specialized computing hardware used for artificial intelligence workloads has experienced significant demand in recent years. These components are primarily manufactured by a limited number of suppliers, and supply chains for such hardware may be constrained by manufacturing capacity, global demand, geopolitical factors, export controls, or logistical disruptions. If we are unable to obtain sufficient quantities of GPUs or other required hardware on commercially reasonable terms, our ability to expand our computing capacity could be limited. In addition, increases in hardware prices or delays in procurement could increase our infrastructure costs and delay deployment of planned computing resources. Any such limitations could reduce our ability to support growing customer demand for AI inference workloads and could adversely affect our business and growth strategy.

Our infrastructure strategy increasingly depends on access to high-performance GPUs, which are supplied by a limited number of vendors, particularly NVIDIA. As demand for AI infrastructure has increased, GPU availability has become constrained, and pricing has become more volatile. Similar to other AI infrastructure providers, our ability to scale may depend on our ability to secure sufficient GPU capacity on commercially reasonable terms. If we are unable to obtain GPUs in a timely manner or at acceptable cost, our ability to expand our infrastructure, support customer demand, or compete effectively could be materially adversely affected.

We are transitioning from a cloud infrastructure reseller to an AI computing and orchestration platform, and this transition may not be successful.

Our historical revenue has been derived primarily from cloud infrastructure resale and managed services, which are generally characterized by relatively predictable demand but may involve lower margins and limited differentiation. Our future growth strategy depends on the successful development, commercialization, and adoption of our AI intelligent scheduling platform and related infrastructure, including GPU-based compute resources and distributed edge computing capabilities.

This transition involves significant risks and uncertainties. We are developing new technologies and capabilities in areas where we have limited operating history, including AI workload orchestration, multi-model routing, and distributed infrastructure coordination. These initiatives require substantial investment in research and development, infrastructure deployment, and technical personnel, and may involve longer development cycles and higher costs than anticipated. In addition, the success of this transition depends on market adoption of our platform. Customers may be slow to adopt new orchestration technologies, may prefer to rely on existing cloud providers or integrated platforms, or may not perceive sufficient value in transitioning to our solution. We may also face competition from established cloud providers, AI model providers, and other technology companies that offer integrated solutions with greater scale, resources, or market presence. Our business model during this transition period may involve a combination of legacy resale services and emerging platform-based offerings, which may create operational complexity and require us to manage multiple revenue streams with different cost structures and margins. If our platform-based services do not scale as expected, we may continue to rely on lower-margin resale services for a longer period than anticipated.

Our transition may require changes to our organizational structure, sales approach, and customer engagement model, including educating customers about new products and integrating our platform into their workflows. If we are unable to execute these changes effectively, or if our platform fails to gain traction, our growth prospects, financial condition, and results of operations could be adversely affected. In addition, investors may place greater value on our ability to successfully transition to a platform-based business model, and failure to do so could negatively impact our valuation and access to capital.

Our infrastructure expansion strategy is capital-intensive and may require significant upfront investment without assurance of corresponding returns.

We plan to invest in GPU-based compute clusters, distributed edge computing nodes, and our planned AI factory infrastructure to support the growth of AI inference workloads and our platform capabilities. These investments may require substantial capital expenditures, including costs associated with hardware procurement, data center capacity, power and cooling infrastructure, network connectivity, and ongoing maintenance and operations. In many cases, such investments must be made in advance of actual customer demand. The return on these investments depends on a number of factors, including the rate of customer adoption of our platform, the level and consistency of infrastructure utilization, pricing for compute services, and our ability to manage operating costs. These factors are subject to uncertainty and may be influenced by broader market conditions, competitive dynamics, and technological developments.

In addition, infrastructure assets such as GPUs and data center equipment may have long useful lives and may not be easily repurposed if demand shifts or technology evolves. Rapid advancements in AI hardware or changes in industry standards could render certain infrastructure less competitive or obsolete before we are able to fully recover our investment. Furthermore, if we overestimate demand or fail to achieve expected utilization levels, our margins and cash flows could be adversely affected. Because these investments may involve long payback periods, we may experience a delay between capital deployment and revenue generation. If our growth does not materialize as expected, or if we are unable to achieve sufficient returns on invested capital, our financial condition, results of operations, and ability to fund future growth initiatives could be adversely affected.

Our platform relies on complex workload routing and orchestration technologies, and failures in these systems could adversely affect performance and customer experience.

Our AI intelligent scheduling platform is designed to dynamically route and optimize workloads across multiple artificial intelligence models, cloud providers, GPU-based infrastructure, and distributed edge environments. This functionality depends on complex software logic, real-time decision-making, and coordination across heterogeneous systems with varying performance characteristics, latency profiles, and availability. Errors or inefficiencies in our routing algorithms, including incorrect model selection, suboptimal allocation of compute resources, latency mismatches, or failures to account for data locality or infrastructure constraints, could result in degraded system performance, increased processing costs, or delays in response times. In addition, misconfigurations, software bugs, or integration issues with third-party infrastructure or models could lead to incorrect workload allocation or system instability.

Because our platform is intended to operate across multiple third-party environments that we do not control, including cloud providers and distributed edge infrastructure, our ability to diagnose and resolve performance issues may be limited. Failures in routing or orchestration could negatively impact the quality, reliability, or cost efficiency of our services, which may lead to customer dissatisfaction, reduced usage, termination of service agreements, or reputational harm. As our platform scales and processes larger volumes of workloads, the complexity of our orchestration system may increase, which could amplify the risk of system failures or performance degradation. If we are unable to maintain the reliability and effectiveness of our routing and orchestration technologies, our ability to compete and retain customers may be adversely affected.

Our growth strategy depends on continued adoption of AI inference workloads, which may not develop as expected.

While recent industry trends indicate increasing adoption of artificial intelligence technologies, the long-term demand for inference workloads, related pricing models, and infrastructure requirements remain uncertain. The pace and scale of enterprise adoption may be affected by factors such as cost considerations, performance limitations, regulatory developments, and evolving customer preferences. In addition, advancements in model efficiency, including techniques that reduce compute requirements or enable on-device processing, could reduce demand for centralized or large-scale inference infrastructure.

If enterprise adoption of AI inference workloads slows, develops differently than we anticipate, or shifts toward alternative architectures or technologies, demand for our platform and infrastructure services may be adversely affected. As a result, our ability to execute our growth strategy, expand our platform offerings, and achieve expected financial performance could be materially impacted.

Rapid advances in artificial intelligence technologies may reduce the competitiveness of our platform.

The markets for artificial intelligence infrastructure and computing platforms are characterized by rapid technological change and frequent introduction of new technologies and services. Large technology companies and cloud providers continue to invest heavily in the development of AI models, infrastructure platforms, and developer tools. If competing platforms develop new technologies that offer superior performance, lower cost, or more comprehensive integration with AI models, customers may choose to adopt those platforms instead of our solutions. In addition, advances in integrated AI platforms offered by large cloud providers could reduce the demand for independent model-routing and infrastructure orchestration technologies such as those offered by our platform. If we are unable to keep pace with technological developments in artificial intelligence infrastructure, our platform could become less competitive.

Restrictions on the use or licensing of third-party artificial intelligence models could limit the functionality of our platform.

Our AI intelligent scheduling platform is designed to integrate with a variety of third-party artificial intelligence models, including both proprietary and open-source models. Our ability to provide a broad range of model options to customers depends on the continued availability of these models and the licensing terms under which they are offered. Model providers may modify licensing terms, impose usage restrictions, increase pricing, or limit third-party integration with their models. In addition, some model providers may restrict the ability of third-party platforms to route inference workloads across multiple models. If access to key AI models becomes limited or more expensive, the functionality and attractiveness of our platform could be reduced. Certain model providers may restrict or prohibit third-party orchestration or multi-model routing, which could limit our ability to provide a model-agnostic platform

Our AI technologies may produce inaccurate or unintended outputs that could harm our reputation or expose us to potential liability.

AI technologies, including large language models and other machine learning systems, may generate outputs that are inaccurate, incomplete, or inappropriate. Although our platform primarily focuses on routing inference workloads rather than generating model outputs directly, the applications built on top of the models accessible through our platform may produce results that are incorrect or misleading. If customers or end users rely on AI-generated outputs that are inaccurate or inappropriate, they may attribute those results to our platform. Such incidents could damage our reputation, lead to customer dissatisfaction, or expose us to potential legal claims. In addition, evolving regulatory frameworks related to artificial intelligence may impose obligations or liabilities on companies that provide AI infrastructure services.

Cybersecurity incidents or data breaches could harm our business and reputation.

Our platform interacts with cloud infrastructure environments and processes infrastructure workloads for customers. As a result, our systems may be targeted by cyberattacks, including unauthorized access attempts, malware infections, distributed denial-of-service attacks, and other security threats. A successful cyberattack or data breach could disrupt our services, expose sensitive customer information, or compromise the integrity of our systems. Such incidents could result in legal liability, regulatory investigations, financial losses, and reputational harm. In addition, customers may lose confidence in our ability to protect their systems and data, which could lead to reduced use of our services. As we expand into AI infrastructure and potentially process more sensitive or regulated data, our exposure to cybersecurity risks and compliance obligations may increase.

Our services may experience outages, service degradation, or performance issues.

Our customers rely on our platform to deliver reliable infrastructure services and AI workload routing. Despite our efforts to maintain high levels of service availability, our systems may experience outages or performance issues due to software errors, infrastructure failures, network disruptions, or other technical problems. If our platform fails to perform as expected, customers may experience delays, service interruptions, or degraded performance. Such incidents could result in customer dissatisfaction, termination of service agreements, financial penalties under service level agreements, and damage to our reputation.

We may not be able to attract and retain qualified technical personnel.

Our business requires highly skilled engineers and technical professionals with expertise in cloud infrastructure, distributed systems, artificial intelligence technologies, and large-scale computing environments. Competition for such talent is intense, particularly among technology companies and cloud service providers. If we are unable to recruit and retain qualified personnel, our ability to develop and maintain our platform may be impaired. In addition, the loss of key technical personnel could delay development projects, disrupt operations, or reduce our ability to innovate.

Our lean organizational structure may limit our ability to scale operations.

We operate with a relatively lean organizational structure and rely in part on outsourced engineering resources to support certain development activities. While this structure allows us to maintain operational flexibility, it may also limit our ability to rapidly expand operations as our business grows. As our customer base expands, we may need to significantly increase the size of our engineering, operations, and customer support teams. If we are unable to scale our internal capabilities effectively, we may face operational challenges that could affect service quality or limit our growth.

Our usage-based revenue model may lead to fluctuations in revenue and operating results.

A substantial portion of our revenue is expected to be generated from usage-based infrastructure services, including cloud infrastructure resale and AI inference workloads. Under this model, customers typically pay based on their actual consumption of computing resources. Customer usage levels may vary significantly from period to period due to factors such as changes in customer business activity, seasonal demand patterns, macroeconomic conditions, or shifts in technology spending. As a result, our revenue and operating results may fluctuate from quarter to quarter, which may make it difficult to predict our future performance.

Our intellectual property protections may be limited.

Our business relies significantly on proprietary technical expertise, including our ability to design and operate systems for multi-cloud infrastructure management, AI workload routing, and distributed computing. Much of this value resides in our internal know-how, system architecture, software design, and operational experience, rather than solely in formally registered intellectual property rights.

Although we expect to file patent applications relating to certain aspects of our AI scheduling platform, there can be no assurance that such patents will be granted or, if granted, that they will provide meaningful protection against competitors. In addition, certain elements of our technology may not be eligible for patent protection or may be more effectively protected as trade secrets.

Our technical know-how may be difficult to protect, particularly if it is not covered by enforceable intellectual property rights. Competitors, including larger technology companies, may independently develop similar or more advanced technologies, or may hire personnel with similar expertise. In addition, employees, contractors, or other third parties with access to our proprietary information may disclose or misuse such information, intentionally or inadvertently, despite our efforts to protect it through confidentiality and other contractual arrangements. Enforcing intellectual property rights or protecting trade secrets can be costly, time-consuming, and uncertain. If we are unable to effectively protect our technical know-how or maintain our technological advantage, our ability to compete and differentiate our platform may be adversely affected.

Rapid technological change in the AI and cloud computing industries could make our technology obsolete.

The industries in which we operate are characterized by rapid technological change, evolving standards, and frequent product introductions. New technologies or competing platforms may emerge that provide superior performance, functionality, or cost efficiency. If we fail to keep pace with technological developments, our platform may become less competitive or obsolete. Continuous investment in research and development is required to maintain the relevance of our technology, and there can be no assurance that these efforts will be successful.

The markets in which we participate are highly competitive and many companies are actively targeting the markets we are operating in. If we are unable to compete effectively with these companies, our sales and profitability could be adversely affected.

We operate in markets that are highly competitive and rapidly evolving, including cloud computing, AI inference services and related infrastructure, and we expect competition to intensify as demand for AI-driven solutions continues to grow. Our ability to compete effectively depends on a number of factors, including:

●	the functionality, performance, scalability, reliability, availability and cost-effectiveness of our platform, including our AI intelligent scheduling capabilities and infrastructure solutions, relative to those of our competitors;
●	our ability to develop, integrate and deploy new technologies, including advancements in AI models, orchestration systems and distributed computing architectures;
●	our success in identifying and expanding into new markets, use cases and customer segments for AI inference and computing services;
●	our ability to establish and maintain relationships with cloud service providers, hardware vendors and other strategic partners;
●	our brand recognition and reputation in the AI and cloud computing markets;
●	our ability to attract, retain and effectively manage qualified personnel, including engineers with expertise in AI, distributed systems and infrastructure, as well as sales and marketing professionals; and
●	our ability to protect and leverage our intellectual property and proprietary technologies.

Customers may prefer to continue purchasing cloud and AI computing services from their existing providers rather than adopt our solutions, regardless of relative performance, cost or functionality. In addition, when customers evaluate new AI computing or infrastructure solutions, they may be more inclined to select established competitors with broader service offerings, greater scale, or more extensive infrastructure capabilities than those currently offered by Goodvision, which could adversely affect our ability to attract new customers and expand our market share.

We currently depend on a limited number of customers for a substantial portion of our revenue, and the loss of one or more of these customers could materially and adversely affect our business.

A substantial portion of our revenue is derived from a limited number of key customers. For the fiscal year ended September 30, 2025, two customers, a Canada-based digital platform and online services provider (“SVIP1”) and a California-based video game publisher and distributor (“SVIP2”), accounted for approximately 100% of our total revenue. For the three months ended December 31, 2025, SVIP1 accounted for approximately 80% of our revenue, and SVIP2 accounted for approximately 19% of our revenue.

Our customer base has become more diversified over time. For the nine months ended June 30, 2026, four customers each accounted for 10% or more of total revenue, representing approximately 32.8%, 30.6%, 21.8%, and 13.4% of total revenue, respectively. For the six months ended March 31, 2026, the Company provided Cloud Services to 12 customers, three of which each accounted for 10% or more of total revenue for the period, representing approximately 61.0%, 15.9%, and 12.8% of total revenue, respectively. These customers were (i) a Canada-based network technology company that provides consumer internet software, including a virtual private network (VPN) service emphasizing connection speed, security, and data privacy (“SVIP1”); (ii) a blockchain infrastructure provider that offers privacy-focused blockchain node infrastructure (node-as-a-service) and related software to decentralized application developers (“SVIP2”); (iii) a Canada-based blockchain technology company focused on data privacy, data integrity, and IoT blockchain solutions (“SVIP3”); and (iv) a Singapore-based developer and publisher of mobile games (“SVIP4”).   These customers received services pursuant to usage-based service agreements.

These customers access our services primarily through enterprise service agreements and related purchase orders governing the provision of cloud infrastructure resale and managed cloud and technical support services. Copies of the forms of these agreements are filed as Exhibits 10.10 and 10.11 to this proxy statement/prospectus. The material terms of these enterprise service agreements are substantially similar and include the following:

● Scope of services. Under the enterprise service agreements and related purchase orders, we provide integrated cloud infrastructure resale and managed support services, including technical consultation, infrastructure optimization, enterprise-level technical support, and cloud resource procurement and management services. Our services include guidance on cost optimization, security, reliability, operational efficiency, scalability and performance, as well as 24x7 enterprise-level technical support with designated technical account managers assigned to the customers. The agreements also provide for specified support response times based on incident severity levels. In connection with the cloud infrastructure resale services, the related purchase orders set forth the categories of cloud products and services available to the customers, including cloud virtual machines, public network resources, load balancing, storage, database and bandwidth services, together with applicable pricing terms and discounts.

● Service levels. The agreements provide that service availability for the covered cloud services will not be less than 99.95% per service month and that service degradation will not exceed 0.1% for each service per day. If these standards are not achieved due to our fault, the customer’s sole remedy is the receipt of service credits applied against future invoices. The agreements provide for credits equal to 10% of the applicable monthly service fee for service availability between 99% and 99.95%, 25% for service availability between 95% and less than 99%, and 100% of the applicable monthly service fee for service availability below 95%. The agreements further provide that claims for service credits must be submitted within 60 calendar days after the end of the applicable service month and that service credits are non-transferable and not redeemable for cash.

● Term and termination. Each agreement begins on its effective date and continues until terminated. Either party may terminate the agreement upon 30 days’ prior written notice, without cause and without payment of an early-termination fee. The customers are not contractually obligated to maintain any minimum level of usage or to renew the agreement, and pricing and other commercial terms are subject to renegotiation in connection with future purchase orders. Certain related purchase orders provide for an initial term of 12 months with automatic successive 12-month renewal periods unless either party provides at least 30 days’ prior notice of non-renewal before the expiration of the then-current term. The purchase orders also provide that either party may terminate early upon one month’s prior notice.

● Fees and payment. The agreements do not establish standalone pricing for the services. Fees are governed by separately executed purchase orders or existing arrangements between the parties, and no individual service component is sold or priced on a standalone basis. The purchase orders specify pricing schedules, discounts and billing arrangements for particular cloud products and services, including monthly billing in arrears and product-specific discounts from standard pricing schedules. Certain purchase orders also contain minimum bandwidth purchase requirements.

● Limitation of liability. The agreements generally provide that, except for damages arising from gross negligence or willful misconduct, we are not liable for indirect, incidental, special, consequential or punitive damages, including loss of profits, data or business interruption. The agreements also contain limitations on liability for downtime or degradation resulting from circumstances outside our control, including scheduled maintenance, force majeure events, customer-caused failures and third-party system issues.

● Confidentiality. Each agreement contains customary confidentiality provisions, and we retain ownership of all intellectual property, methodologies, tools and know-how used or developed in connection with the services.

● Governing law. The agreements are governed by the laws of the State of California.

Our arrangements with these customers generally provide for ongoing service delivery but may be terminated upon advance notice and do not necessarily obligate the customer to maintain any minimum level of usage beyond applicable commitments, if any. In addition, customers may reduce or delay their usage of our services, switch to alternative providers, or renegotiate commercial terms, including pricing and payment terms. The loss of, or a significant reduction in business from, any of these key customers, or a failure to replace such customers with new customers generating comparable revenue, could materially and adversely affect our business, results of operations and financial condition.

Although our customer base has expanded, we expect that a limited number of customers may continue to account for a significant portion of our revenue for the foreseeable future. The loss of any significant customer, a substantial reduction in business from such customer, delays in payments, or our inability to replace lost business with new customers could materially and adversely affect our revenue, operating results, cash flows, and prospects. In addition, our reliance on a limited number of customers may reduce our bargaining power in commercial negotiations and expose us to greater fluctuations in our financial performance if the business needs or spending patterns of these customers change.

We depend on a limited number of suppliers, particularly Tencent Cloud, for a substantial portion of our cost of revenue, and any disruption or adverse change in our relationships with these suppliers could materially and adversely affect our business.

Our cloud infrastructure supply is concentrated among a limited number of providers. For the three months ended December 31, 2025, services sourced from Tencent Cloud accounted for approximately 80% of our cost of revenue, with the remaining approximately 20% attributable to services procured from other third-party cloud providers and distributors under their standard terms and conditions. We maintain a reseller agreement with Tencent Cloud pursuant to which we are appointed as a non-exclusive reseller and are responsible for managing end-customer relationships, billing and collection, and providing first-line technical support, while Tencent Cloud provides higher-tier support and retains control over pricing to us, which may be modified upon notice.

For the nine months ended June 30, 2026, four vendors each accounted for 10% or more of our cost of revenue and, in the aggregate, represented approximately 67.7% of our total cost of revenue for the period. Tencent Cloud, LLC, our primary cloud infrastructure vendor, accounted for approximately 33.2% of our cost of revenue; Ingram Micro Inc., a cloud infrastructure vendor, accounted for approximately 14.3%; Hong Kong Baidadata Technology Limited, a vendor supporting our AI Inference Services, accounted for approximately 10.1%; and Kelly Cloud, a vendor newly engaged in fiscal 2026 in connection with our AI Inference Services, accounted for approximately 10.1%.

Under these arrangements, we are generally required to submit purchase orders specifying customer-level usage and commitments and are responsible for payment obligations to our suppliers regardless of whether we collect corresponding amounts from our customers. In addition, the underlying suppliers determine service availability and may modify pricing, service terms or product offerings, impose additional requirements, or terminate or decline to renew our agreements. Any disruption in the supply of cloud services, material increase in pricing, adverse change in contractual terms, or termination of our relationships with Tencent Cloud or other suppliers could impair our ability to deliver services to our customers, reduce our margins, and materially and adversely affect our business, results of operations and financial condition.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could adversely affect our ability to compete effectively and harm our results of operations.

Our industry is highly fragmented, and we believe it is likely that some of our existing competitors will consolidate or be acquired. In addition, some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could adversely affect our ability to compete effectively and lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could harm our business, results of operations and financial condition.

Any security incident, other technology disruption, or failure to comply with laws and regulations relating to privacy and processing of personal information could result in damage to Goodvision’s brand and reputation, material financial penalties, and legal liability, any of which could negatively impact our business, results of operations and financial condition.

Goodvision’s business involves the use of computers in substantially all aspects of its business operations. Goodvision also uses mobile devices, social networking and other online activities to connect with its employees, suppliers, manufacturers, distributors, customers and consumers. As Goodvision pursues new initiatives that grow its operations and cost structure, including acquisitions, Goodvision may also be required expand and improve its information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. Finally, security incidents can take a variety of forms and are constantly evolving due to the increasing sophistication of threat actors, each of which increases the difficulty of detecting and successfully defending against them. If Goodvision fails to assess, identify, and respond to cybersecurity risks associated with the expansion and evolution of its business or the increasing sophistication of hackers, Goodvision may become increasingly vulnerable to such risks.

While Goodvision believes that it has implemented reasonable measures to prevent security incidents, there can be no assurances that such measures will be effective to protect Goodvision’s information technology systems and/or the relevant personal or sensitive information it processes. As an early-stage company, Goodvision’s resources to invest in data security protection are limited, and Goodvision may not be sufficiently protected against security incidents. Goodvision may not have sufficient resources to adequately investigate and remediate any vulnerabilities related to security incidents, or to prevent them.

In addition to breach notification laws that may be triggered by security incidents or access or exfiltration of personal information by unauthorized persons, Goodvision may also be contractually required to notify customers or other counterparties of a security incident. Maintaining industry standard safeguards and, if needed, addressing a security incident may be costly. Complying with the numerous and complex regulations in the event of a data security breach would be potentially expensive, and resource-intensive and failure to comply could subject us to regulatory scrutiny and potential liability, including fines, penalties, or litigation. In addition, the theft, destruction, loss, misappropriation, or release of personal information or intellectual property, or interference with Goodvision’s information technology systems or the technology systems of third parties on which it relies, could result in business disruption, reputational harm, violation of privacy laws, loss of customers, potential liability and competitive disadvantage, all of which could have a material adverse impact on Goodvision’s business, financial condition or results of operations.

Our ability to execute our growth strategy depends on access to financing. If we are unable to raise capital when needed, we may be required to delay or scale back our infrastructure investments and development plans.

Our ability to execute our growth strategy depends on access to financing, and we may not be able to obtain sufficient capital on acceptable terms, or at all. Our growth strategy includes significant investments in cloud infrastructure procurement, GPU-based compute resources, distributed edge infrastructure, and the continued development of our AI scheduling platform. These initiatives may require substantial capital expenditures and ongoing operating investments. The timing and amount of our capital requirements may vary depending on factors such as the pace of customer adoption, the cost and availability of computing hardware, and the extent of our infrastructure expansion.

We may seek to raise additional capital through equity offerings, debt financings, or other financing arrangements. However, there can be no assurance that such financing will be available when needed, or on terms acceptable to us. Market conditions, including volatility in the technology sector, investor sentiment toward artificial intelligence-related businesses, interest rates, and broader macroeconomic conditions, may affect our ability to access capital.

If we raise additional funds through the issuance of equity securities, our existing shareholders may experience dilution. If we incur debt, we may be subject to covenants and repayment obligations that could restrict our operations or limit our flexibility. In addition, any financing arrangements may require us to grant rights, preferences, or other terms that are unfavorable to existing shareholders. If we are unable to obtain adequate financing in a timely manner, we may be required to delay, scale back, or abandon certain infrastructure investments, product development initiatives, or expansion plans. This could limit our ability to grow our business, respond to competitive pressures, or capitalize on opportunities in the AI infrastructure market, which could adversely affect our business, financial condition, and results of operations.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, or at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our products, improve our operating system or acquire complementary businesses and technologies. Our capital requirements will depend on many factors, including, but not limited to:

●	technological advancements;

●	market acceptance of our products and product enhancements, and the overall level of sales of our products;

●	R&D expenses;

●	our relationships with our customers and suppliers;

●	our ability to control costs; and

●	sales and marketing expenses.

If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be limited.

Our management team has limited experience operating a U.S. public company, which may adversely affect our ability to comply with reporting requirements and manage our operations as a public company.

Operating as a U.S. public company involves significant legal, regulatory, accounting, and compliance obligations, including requirements under the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, and applicable stock exchange listing standards. These requirements include, among other things, the preparation of periodic reports, the establishment and maintenance of effective disclosure controls and procedures and internal control over financial reporting, and compliance with corporate governance standards. Our current management team has limited experience managing a U.S. public company at the reporting entity level, interacting with public company investors, and complying with the complex regulatory and reporting requirements applicable to U.S. public companies. Although we may seek to appoint additional directors or enhance our management team prior to or following the completion of our business combination, there can be no assurance that such individuals will have sufficient experience or that any such additions will fully address these challenges. As of the date of this prospectus, none of our current directors has experience managing a U.S. public company at the reporting company level.

As a result, we may face challenges in timely and accurately preparing required filings, establishing and maintaining effective internal controls, and complying with applicable corporate governance requirements. These obligations may place a significant strain on our management, administrative, and operational resources and may divert attention from our core business activities. If we fail to meet these requirements, we could be subject to regulatory investigations, enforcement actions, or penalties, and investors may lose confidence in our company, which could adversely affect the market price of our securities and our ability to access capital.

We have identified material weaknesses in our internal control over financial reporting, and failure to remediate these weaknesses could adversely affect our ability to report financial results and maintain investor confidence.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. As discussed above, in connection with the preparation of our financial statements, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to several areas, including (i) an ineffective control environment and governance structure, including a lack of independent oversight and insufficient documentation and evidence supporting key monitoring activities, which limited our ability to prevent, detect and remediate misstatements on a timely basis, (ii) a lack of segregation of duties and inadequate financial reporting controls due to limited personnel, including insufficient controls over user access, journal entry preparation, review and approval, and the absence of consistent audit trails evidencing the operation of such controls, and (iii) insufficient qualified accounting personnel with the appropriate level of expertise and knowledge of U.S. GAAP to support our financial reporting processes.

We are in the process of enhancing our internal controls, including strengthening our governance structure, hiring additional accounting and finance personnel, improving segregation of duties, and implementing more robust financial reporting systems and processes. However, these remediation efforts are ongoing and may not be completed in a timely manner or may not be effective. If we fail to remediate these material weaknesses, or if additional material weaknesses are identified in the future, we may not be able to accurately or timely report our financial condition or results of operations, which could result in a loss of investor confidence, adversely affect the trading price of our securities, and subject us to regulatory scrutiny or litigation.

We rely on the performance of our senior management and highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business and results of operations could be harmed.

We rely on the performance of our senior management and highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business and results of operations could be harmed. We believe our success depends on the efforts and talents of our senior management and key personnel. Our management team has experience in the cloud infrastructure, distributed computing, and artificial intelligence industries, including experience in multi-cloud resource procurement, enterprise infrastructure deployment, and the development of software systems for workload management and optimization. In addition, members of our management team have established relationships within the cloud services ecosystem, including with infrastructure providers, enterprise customers, and technology partners, which may support our business development and operational execution.

However, our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees, including engineers and technical personnel with expertise in cloud infrastructure, GPU-based computing, distributed systems, and artificial intelligence technologies. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. Competition for such talent is intense, particularly among large technology companies and cloud service providers with greater resources. In addition, the loss of any of our senior management or key personnel could interrupt our ability to execute our business plan, including the development of our AI intelligent scheduling platform and expansion of our infrastructure capabilities, as such individuals may be difficult to replace. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business, financial condition, and results of operations could be adversely affected.

Failure to comply with laws and regulations applicable to our business, including those relating to cloud infrastructure, artificial intelligence, data privacy, and export controls, could harm our business.

We conduct our business in the United States and may provide services to customers in multiple jurisdictions. As a result, we are subject to a broad range of federal, state, and local laws and regulations, including those relating to employment and labor, workplace safety, consumer protection, environmental matters, federal securities laws, and taxation. In addition, our operations as a provider of cloud infrastructure services and AI-related technologies subject us to evolving regulatory frameworks that are complex and may change over time.

We are subject to laws and regulations governing data privacy, data security, and cross-border data transfers, including, where applicable, the General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act (“CCPA”), and similar laws in other jurisdictions. Our platform may involve the routing or processing of data across multiple cloud environments and geographic regions. Compliance with these laws may require us to implement technical and organizational measures, restrict data flows, or incur additional costs. Failure to comply with applicable data protection requirements could result in regulatory investigations, fines, and reputational harm. Our business may also be subject to emerging regulations relating to artificial intelligence technologies. Regulatory authorities in the United States and internationally are increasingly focused on the governance, transparency, and accountability of AI systems. Although our platform is designed primarily as infrastructure and orchestration technology, regulators may nevertheless impose requirements on companies involved in the deployment, operation, or facilitation of AI systems. Compliance with such regulations may increase our costs, limit certain use cases, or require modifications to our platform.

In addition, our operations depend on access to advanced computing hardware, including GPUs, and may be subject to export control and trade regulations, including the U.S. Export Administration Regulations. These regulations may restrict our ability to procure, deploy, or provide access to certain technologies in specific jurisdictions or to certain end users. Changes in export control policies or increased enforcement could limit our ability to expand internationally or serve certain customers.

We are also subject to the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, and other anti-corruption laws, including those that comply with international conventions such as the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. Anti-corruption laws are interpreted broadly and prohibit us from offering or providing improper payments or benefits to government officials or private parties. We may engage third-party representatives in connection with our operations, which increases our exposure to compliance risks. We can be held liable for the actions of our employees, contractors, partners, and agents, even if such actions were not explicitly authorized.

We are also subject to anti-money laundering laws, sanctions regimes, and other financial regulations, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), as well as import and export laws and regulations in the United States and other jurisdictions. Compliance with these laws may require us to implement screening procedures, restrict transactions with certain counterparties, and monitor the use of our platform.

The regulatory environment applicable to our business is evolving and may become more restrictive over time. New laws or regulations, or changes in the interpretation or enforcement of existing laws, could increase our compliance costs, limit our ability to offer certain services, or require changes to our business practices. If we fail to comply with applicable laws and regulations, we could be subject to fines, penalties, litigation, or other enforcement actions, which could adversely affect our business, financial condition, and results of operations.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be harmed.

We believe that our proprietary technology is essential to establishing and maintaining our position in the market that we operate. We seek to protect our intellectual property through confidentiality, non-compete and nondisclosure agreements, domain names and other measures, some of which afford only limited protection. We also rely on patent, trademark, trade secret and copyright laws to protect our intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. Our means of protecting our proprietary rights may not be adequate or our competitors may independently develop similar or superior technology, or design around our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to capture market share. Our failure or inability to adequately protect our intellectual property and proprietary rights could harm our business, financial condition and results of operations.

General Risks Applicable to Surviving Pubco Post-Business Combination

On or prior to the Closing Date, the trading price per share value of Surviving PubCo Ordinary Shares may be less than the per share value of the Trust Account. In addition, the net cash per share of Surviving PubCo (after taking into account the Founder Shares) is materially less than the $[●] in trust per share available to redeeming public shareholders.

Although the parties to the Business Combination agreed the consideration to be provided to Goodvision Shareholders was valued at a price equal to the per share amount in the Trust Account at the time of the execution of the Business Combination Agreement, the cash backed value per Surviving PubCo Ordinary Share following the Business Combination may be substantially less than such per share price. Accordingly, Public Shareholders who do not exercise Redemption Rights will hold Surviving PubCo Ordinary Shares that will have a value ascribed to them by their trading price, which may be substantially less than the amount they would have received upon exercise of Redemption Rights. In particular, the shares of most companies that are the result of a recently completed business combinations with a SPAC have traded at prices substantially below $10.00 per share. As such, Public Shareholders who do not exercise redemptions right may hold securities that never obtain a value equal to or exceeding the current per share value of the Trust Account. Furthermore, the net cash per share of Surviving PubCo (after taking into account the Founder Shares) is materially less than the $[●] in trust per share available to redeeming public shareholders.

You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of SPAC or Goodvision or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any SPAC shareholders, or any other person, regarding the ultimate performance of Goodvision compared to the information set forth under “The Business Combination Proposal - Unaudited Prospective Financial Information of Goodvision” or that any such results will be achieved.

The inclusion of Goodvision’s projections relating to its business in this proxy statement/prospectus should not be regarded as an indication that SPAC, Goodvision or their respective advisors or other representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the projections set forth under “The Business Combination Proposal - Unaudited Prospective Financial Information of Goodvision” should not be relied upon as such.

The projections that were prepared by management of Goodvision speak as of the date that such projections were made. Neither the independent registered public accounting firm of SPAC or Goodvision, nor any other independent accountants has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of SPAC or Goodvision, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. Due to inherent uncertainties in financial projections of any kind, shareholders are cautioned not to place undue reliance on the projections. Accordingly, Goodvision’s actual results for future forecasted periods may continue to be materially different than its projections and shareholders are strongly cautioned not to place undue reliance on the projections.

The dual-class share structure of Surviving PubCo following the completion of the business combination will concentrate voting control, which may limit the ability of holders of Surviving PubCo Class A Ordinary Shares to influence corporate matters.

Upon the completion of the business combination, Surviving PubCo will adopt a dual-class share structure consisting of Surviving PubCo Class A Ordinary Shares and Surviving PubCo Class B Ordinary Shares. The Surviving PubCo Class B Ordinary Shares are expected to have enhanced voting rights compared to the Surviving PubCo Class A Ordinary Shares. As a result, holders of Surviving PubCo Class B Ordinary Shares, including certain existing shareholders and affiliates, will be able to exert significant influence, or potentially control, over matters submitted to shareholders for approval, including the election of directors, amendments to the memorandum and articles of association, and approval of significant corporate transactions of Surviving PubCo.

This concentration of voting power may limit or preclude the ability of holders of Surviving PubCo Class A Ordinary Shares to influence corporate decisions, even if they hold a substantial economic interest in Surviving PubCo. In addition, the interests of holders of Surviving PubCo Class B Ordinary Shares may differ from those of other shareholders, and such holders may make decisions with which other shareholders disagree.

The dual-class share structure may also have the effect of discouraging or preventing a change of control transaction that holders of Surviving PubCo Class A Ordinary Shares may consider favorable. Furthermore, certain institutional investors and proxy advisory firms have expressed concerns regarding dual-class share structures, which could affect the market perception of Surviving PubCo and the trading price and liquidity of the Surviving PubCo Class A Ordinary Shares.

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Since we operate on a global basis, our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer or industry, or a large number of customers located in a particular geographic region. A discrete event impacting a specific asset type, customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

For example, the recent conflict between the United States and Iran has led to significant turmoil in the markets. Additionally, in February 2022 Russia initiated military action against Ukraine. In response, the U.S. and certain other countries imposed sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, the movement of refugees, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, in October 2023, the war between Israel and Hamas began, which has resulted in significant military activities in the region and may further escalate regional instability. The situations remain uncertain, and while it is difficult to predict the full impact of any of the foregoing, the conflicts and actions taken in response to the conflicts could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Anti-takeover provisions in our organizational documents could make an acquisition of Surviving PubCo more difficult.

Some provisions of the Surviving PubCo Articles may discourage, delay or prevent a change of control of Surviving PubCo or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. Such provisions could be applied to delay or prevent a change in control of Surviving PubCo or make removal of management more difficult. However, under Cayman Islands law, Surviving PubCo’s directors may only exercise the rights and powers granted to them under the Surviving PubCo Articles for a proper purpose and for what they believe in good faith to be in the best interests of Surviving PubCo.

Surviving PubCo will be a controlled company under Nasdaq rules.

Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 77.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.54% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Accordingly, for the foreseeable future, Mr. Wang will control Surviving PubCo’s and its corporate affairs. As a result, Mr. Wang, through such entities, will have the ability to determine corporate matters of Surviving PubCo requiring approval by shareholders, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Similarly, he will have the ability to prevent the approval of any action submitted to the shareholders by other shareholders. If Mr. Wang does not provide any requisite approval or consent allowing Surviving PubCo to take any such action when requested, it will not be able to engage in the related activities and, as a result, its business and its operating results may be harmed.

Due to the beneficial ownership by Mr. Yi Wang of the Surviving PubCo Ordinary Shares, Surviving PubCo will be considered a “controlled company” under the Nasdaq rules. This will allow Surviving PubCo to avoid complying with certain of the Nasdaq corporate governance rules, including the rules that require the company to have a board comprised of at least 50% independent directors, to have board nominations either selected, or recommended for the board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors and to have officer compensation determined, or recommended to the board for determination, either by a compensation committee comprised solely of independent directors or by a majority of the independent directors. Upon the Closing, Surviving PubCo will not be taking advantage of any of these exemptions. If Surviving PubCo determines to rely on any certain of these exemptions from the corporate governance requirements of Nasdaq after the Business Combination, investors may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Surviving PubCo is an emerging growth company within the meaning of the Securities Act, and if Surviving PubCo takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make Surviving PubCo’s securities less attractive to investors and may make it more difficult to compare Surviving PubCo’s performance with other public companies.

Surviving PubCo is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. For as long as Surviving PubCo continues to be an emerging growth company, Surviving PubCo may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Surviving PubCo could be an emerging growth company for up to five years, although Surviving PubCo could lose that status sooner if its revenues exceed $1.235 billion, if Surviving PubCo issues more than $1 billion in non-convertible debt in a three-year period, or if it becomes a large accelerated filer, as defined under the Exchange Act. We cannot predict if investors will find Surviving PubCo securities less attractive because the company relies on these exemptions. If some investors find Surviving PubCo securities less attractive as a result, there may be a less active trading market for Surviving PubCo securities, and the price of Surviving PubCo securities may be more volatile.

It is not expected that Surviving PubCo will pay dividends in the foreseeable future after the Business Combination.

It is expected that Surviving PubCo will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that Surviving PubCo will pay any cash dividends in the foreseeable future.

Following completion of the Business Combination, the Surviving PubCo Board will have complete discretion as to whether to distribute dividends. Even if the Surviving PubCo Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by Surviving PubCo’s subsidiaries, Surviving PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the Surviving PubCo Board. There is no guarantee that the Surviving PubCo Ordinary Shares will appreciate in value after the Business Combination or that the trading price of the Surviving PubCo Ordinary Shares will not decline.

An active trading market for Surviving PubCo Ordinary Shares may not be sustained.

Surviving PubCo Ordinary Shares are expected to be listed on Nasdaq and to trade on that market and others. Surviving PubCo cannot assure you that an active trading market for its Surviving PubCo Ordinary Shares will be sustained. Accordingly, Surviving PubCo cannot assure you of the liquidity of any trading market, your ability to sell your shares of Surviving PubCo Ordinary Shares when desired or the prices that you may obtain for your shares.

Goodvision may be involved in legal or other proceedings arising out of its operations from time to time and may face reputational risks and significant liabilities as a result.

Goodvision may be involved from time to time in disputes with various parties involved in its operations, including but not limited to its suppliers, employees, logistics service providers. These disputes may lead to legal or other proceedings, including threatened proceedings, which may result in damages to its reputation, substantial costs and diversion of Goodvision’s resources and management’s attention. In addition, Goodvision may encounter additional compliance issues in the course of operations, which may subject Goodvision to administrative proceedings and unfavorable results, and result in liabilities and delays relating to its production or product launch schedules. Goodvision cannot assure as to the outcome of such legal proceedings, and any negative outcome may materially and adversely affect its business, financial condition and results of operations.

As a public company, we will incur increased costs and administrative burdens.

Following the completion of the Business Combination, Surviving PubCo will incur significant legal, accounting, compliance, and other expenses associated with being a public company. These expenses may include costs related to the preparation and filing of periodic reports with the SEC, maintaining internal control over financial reporting, compliance with the Sarbanes-Oxley Act and Nasdaq listing requirements, investor relations activities, and increased audit and legal fees. In addition, the requirements of operating as a public company may place a significant strain on our management, financial, and operational resources. Our management team will be required to devote substantial time to compliance, reporting, and governance matters, which may divert attention from our core business operations. If we are unable to efficiently manage these additional costs and administrative burdens, our profitability and results of operations could be adversely affected.

Future issuances of equity securities may dilute existing shareholders.

Following the Business Combination, Surviving PubCo may issue additional equity securities for a variety of purposes, including to raise capital, fund acquisitions, support infrastructure expansion, satisfy obligations under earnout arrangements, or grant equity-based compensation to employees, directors, and consultants.

In connection with the Business Combination, the Company shareholders will be entitled to receive up to an additional 3,600,000 Earnout Shares upon the satisfaction of specified revenue and share price milestones. Specifically, (i) 1,800,000 Earnout Shares will be issuable if Goodvision achieves net revenue for the fiscal year ending September 30, 2026 in excess of $19.9 million and the daily VWAP of the Surviving PubCo Ordinary Shares equals or exceeds $12.00 per share for the required trading period, and (ii) an additional 1,800,000 Earnout Shares will be issuable if Goodvision achieves net revenue for the fiscal year ending September 30, 2027 in excess of $106.0 million and the daily VWAP of the Surviving PubCo Ordinary Shares equals or exceeds $15.00 per share for the required trading period.

In addition, on April 30, 2026, the parties entered into the Apil 2026 Subscription Agreement pursuant to which investors agreed to purchase Surviving PubCo Class A Ordinary Shares of Surviving PubCo for aggregate gross proceeds of approximately $1 million as of the date of this proxy statement/prospectus.

On May 20, 2026, Goodvision also entered into the May 2026 Securities Purchase Agreement with a certain accredited investor pursuant to which Goodvision entered into a $1.0 million Convertible Promissory Note that, subject to the satisfaction of certain conditions, including the consummation of the Business Combination, may be converted into Class A Ordinary Shares of Surviving PubCo at a conversion price of $10.00 per share. The parties may also seek additional financing in connection with the Business Combination, which could result in additional issuances of equity securities and further dilution to shareholders.

On July 30, 2026, Goodvision, SPAC and certain affiliates and investors entered into the Conversion Agreements pursuant to which an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support will, subject to the consummation of the Business Combination, be converted or satisfied through the issuance of an aggregate of 283,000 Class A Ordinary Shares of Surviving PubCo at a conversion or deemed purchase price of $10.00 per share, consisting of (i) approximately $2.31 million pursuant to the agreement with GV Assets Holdings Limited and (ii) $520,000 pursuant to the agreement with Waterdrip Investment Limited.

On July 31, 2026, the parties entered into the July 2026 Securities Purchase Agreements with three accredited investors pursuant to which such investors agreed to purchase an aggregate of 800,000 Class A Ordinary Shares of Surviving PubCo for aggregate gross proceeds of approximately $8.0 million. The issuance of the shares pursuant to the July 2026 Securites Purchase Agreements is contingent upon the consummation of the Business Combination.

Further, in connection with the Business Combination, Surviving PubCo intends to adopt the 2026 Equity Incentive Plan, which is subject to shareholder approval pursuant to Proposal No. 5. If approved, an aggregate number of Surviving PubCo Ordinary Shares equal to 5% of the Surviving PubCo Ordinary Shares issued and outstanding immediately following the Closing will be reserved for issuance under the 2026 Equity Incentive Plan for equity awards to employees, directors, consultants, and other service providers.

The issuance of shares pursuant to the earnout arrangements, financing transactions, the 2026 Equity Incentive Plan, or any future equity issuances may result in substantial dilution to existing shareholders.

Our growth strategy, particularly with respect to expanding AI infrastructure, GPU-based compute capacity, and platform development, may require significant additional capital. We may seek to raise such capital through public or private equity offerings, including follow-on offerings, private placements, or other equity-linked financing transactions. However, there can be no assurance that we will be able to raise additional capital on favorable terms, or at all. Any such issuances of additional equity securities may dilute the ownership interests of existing shareholders and could adversely affect the market price of Surviving PubCo Ordinary Shares. Newly issued securities may have rights, preferences, or privileges senior to those of existing shareholders, including liquidation preferences, anti-dilution protections, or voting rights, which could further adversely affect the value of their holdings.

The issuance or anticipated issuance of a substantial number of shares, or the perception that such issuances may occur, could exert downward pressure on the market price of Surviving PubCo Ordinary Shares and increase volatility.

Certain shareholders or management may have incentives that differ from those of public shareholders.

Following the Business Combination, certain shareholders, including sponsors, founders, or members of management, may hold securities or have rights that provide them with different economic or voting interests than those of public shareholders. In addition, pursuant to the Business Combination Agreement, certain shareholders may be entitled to receive additional equity securities of Surviving PubCo upon the achievement of specified performance-based milestones or other conditions. These earnout arrangements may create incentives for such parties to pursue strategies or take actions that increase the likelihood of achieving the applicable milestones, which may not align with the long-term interests of other shareholders. For example, such parties may be incentivized to focus on short-term stock price performance or operational metrics that trigger earnout vesting, rather than long-term value creation. As a result, decisions made by these parties could differ from those that public shareholders might prefer, and such actions could increase volatility in the trading price of Surviving PubCo Ordinary Shares or adversely affect the value of such shares.

The success of the Business Combination and our post-closing liquidity may depend on financing arrangements.

The completion of the Business Combination and the amount of cash available to Surviving PubCo at closing may depend on the level of redemptions by SPAC public shareholders and the availability of additional financing, including any private investment in public equity (“PIPE”) or other financing arrangements.

Pursuant to the Business Combination Agreement, the parties have agreed to use commercially reasonable efforts to obtain additional financing in excess of $5,000,000. On April 30, 2026, the parties entered into a subscription agreement with an accredited investors in connection with a financing transaction.

In addition, on May 20, 2026, Goodvision entered into a Securities Purchase Agreement with a certain accredited investor pursuant to which Goodvision entered into a $1.0 million Convertible Promissory Note that may be converted into Class A Ordinary Shares of Surviving PubCo upon the satisfaction of certain conditions, including the consummation of the Business Combination.

On July 30, 2026, Goodvision, SPAC and certain affiliates and investors entered into the Conversion Agreements pursuant to which an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support will, subject to the consummation of the Business Combination, be converted or satisfied through the issuance of an aggregate of 283,000 Class A Ordinary Shares of Surviving PubCo at a conversion or deemed purchase price of $10.00 per share, consisting of (i) approximately $2.31 million pursuant to the agreement with GV Assets Holdings Limited and (ii) $520,000 pursuant to the agreement with Waterdrip Investment Limited.

On July 31, 2026, the parties entered into the July 2026 Securities Purchase Agreements with three accredited investors pursuant to which such investors committed to purchase an aggregate of 800,000 Class A Ordinary Shares of Surviving PubCo for aggregate gross proceeds of approximately $8.0 million, also contingent upon the consummation of the Business Combination. As of the date of this prospectus, an aggregate of approximately $9.0 million has been committed pursuant to these subscription agreements.

The parties may seek additional financing in connection with the Business Combination. If a significant number of SPAC public shareholders exercise their redemption rights, the amount of cash remaining in the trust account may be reduced. In addition, there can be no assurance that any contemplated financing will be completed on favorable terms, or at all, or that sufficient financing will be obtained to satisfy our anticipated liquidity needs. If we are unable to secure sufficient financing, our available liquidity may be materially reduced, which could adversely affect our ability to fund operations, execute our growth strategy, and meet our financial obligations.

Failure to satisfy net tangible asset requirements may limit our ability to complete or maintain the Business Combination.

The Business Combination and related transactions are subject to certain conditions, including the requirement that Surviving PubCo maintain a minimum level of net tangible assets, including the $5,000,001 net tangible asset requirement, which is intended to ensure compliance with applicable securities laws and listing requirements.

If a significant number of SPAC public shareholders elect to redeem their shares, or if additional financing is not obtained as expected, Surviving PubCo may not satisfy the required net tangible asset threshold. In such circumstances, the Business Combination may not be completed, or additional actions, such as securing alternative financing or modifying transaction terms, may be required.

In order to satisfy the applicable net tangible asset requirement, the SPAC may limit the number of shares that may be redeemed by public shareholders, and redemptions may be reduced to the extent necessary to ensure that the minimum net tangible asset condition is met. However, there can be no assurance that such measures will be sufficient or successfully implemented, or that alternative sources of financing will be available on acceptable terms, if at all. Even if the Business Combination is completed, failure to maintain adequate capitalization could adversely affect our financial condition and our ability to meet listing requirements or operate our business effectively.

Sales of a substantial number of shares after the Business Combination could cause the market price of our securities to decline.

Following the completion of the Business Combination, a substantial number of shares of Surviving PubCo may be held by sponsors, founders, existing shareholders, and other parties who may be subject to lock-up agreements. Upon the expiration of these lock-up periods, or earlier if such restrictions are waived, a significant number of shares may become eligible for sale in the public market. The sale, or the perception that such sales may occur, could exert downward pressure on the market price of Surviving PubCo Ordinary Shares. In addition, the availability of a large number of shares for sale could reduce the trading price and increase volatility, making it more difficult for investors to sell their shares at desired prices. Any such decline in the market price of our securities could adversely affect our ability to raise capital and the value of investments in Surviving PubCo.

CALISA EXTRAORDINARY GENERAL MEETING

Date, Time and Place of Extraordinary General Meeting

SPAC’s Extraordinary General Meeting is to be held at 11 a.m., Eastern Time, on [●] in a virtual meeting format at [●], or at such other time, on such other date and at such other place to which the meeting may be adjourned. This proxy statement/prospectus includes instructions on how to access the virtual Meeting and how to listen, vote, and submit questions from home or any remote location with internet connectivity.

Virtual Meeting Registration

To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of your SPAC Ordinary Shares.

If your shares are registered in your name with Continental, and you wish to attend the online-only virtual meeting, enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the Extraordinary General Meeting you will need to log back into the Extraordinary General Meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual meeting.

Beneficial shareholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental a beneficial holder will receive an email prior to the Extraordinary General Meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental at least five Business Days prior to the date of the Extraordinary General Meeting.

Accessing the Virtual Meeting Audio Cast

You will need your control number for access. If you do not have your control number, contact Continental at the phone number or email address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows: proxy@continentalstock.com.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, SPAC is asking holders of its ordinary shares:

●	to consider and vote upon a proposal to approve the Business Combination. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A-1 and a form of the Plan of Merger is attached to this proxy statement/prospectus as Annex A-2;

●	to consider and vote upon the Name Change Proposal;

●	to consider and vote upon the Nasdaq Proposal;

●	to consider and vote upon the Governing Documents Proposal, to approve certain other changes to be made to the authorised share capital of Surviving PubCo and in connection with the adoption of Surviving PubCo Organizational Documents. A copy of the proposed Surviving PubCo Articles is attached to this proxy statement/prospectus as Annex B;

●	to consider and vote upon the Equity Incentive Plan Proposal. A copy of the 2026 Equity Incentive Plan is attached to this proxy statement/prospectus as Annex C; and

●	to consider and vote upon the Adjournment Proposal, to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.

Recommendation of the SPAC Board with Respect to the Proposals

The SPAC Board has approved each of the Proposals and recommends that the SPAC Shareholders:

●	Vote “FOR” the Business Combination Proposal;

●	Vote “FOR” the Name Change Proposal;

●	Vote “FOR” the Nasdaq Proposal;

●	Vote “FOR” the Governing Documents Proposal;

●	Vote “FOR” the Equity Incentive Plan Proposal; and

●	Vote “FOR” the Adjournment Proposal, if presented.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

SPAC has fixed the close of business on [●], 2026 as the Record Date for determining the SPAC shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. As of the close of business on such date, there were 8,427,500 SPAC Ordinary Shares outstanding and entitled to vote. The SPAC Ordinary Shares vote as a single class, and each share is entitled to one vote per share at the Extraordinary General Meeting.

Quorum and Vote Required for Approval

A quorum of SPAC Shareholders is necessary to hold the Extraordinary General Meeting. The presence of holders of a majority of the SPAC Ordinary Shares entitled to vote being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative will constitute a quorum for the Extraordinary General Meeting.

Each of the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, Governing Documents Proposal and the Equity Incentive Plan Proposal is interdependent upon the others and must be approved in order for SPAC to complete the Business Combination contemplated by the Business Combination Agreement. If any of the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, Governing Documents Proposal and the Equity Incentive Plan Proposal fails to receive the required approval by the shareholders of SPAC at the Extraordinary General Meeting, the Business Combination will not be completed. The Nasdaq Proposal, the Equity Incentive Plan Proposal, and the Adjournment Proposal will require an ordinary resolution, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares being entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. The Business Combination Proposal, the Name Change Proposal and the Governing Documents Proposal will require a special resolution as a matter of Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares being entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting.

Voting Your Shares

If you are a record owner of your shares, there are three ways to vote your SPAC Ordinary Shares at the Extraordinary General Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the SPAC Board “FOR” the Business Combination Proposal, the Name Change Proposal, the Nasdaq Proposal, Governing Documents Proposal and the Equity Incentive Plan Proposal, and the Adjournment Proposal (if presented) at the Extraordinary General Meeting. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

You Can Virtually Attend the Extraordinary General Meeting and Participate Virtually. You can participate in the virtual meeting and vote during the Extraordinary General Meeting even if you have previously voted by submitting a proxy as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Extraordinary General Meeting and vote your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way SPAC can be sure that the broker, bank or nominee has not already voted your shares.

Abstentions and Broker Non-Votes

Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting. Accordingly, abstentions will have no effect on the outcome for any of the proposals. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

Revoking Your Proxy; Changing Your Vote

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify SPAC’s secretary in writing before the Extraordinary General Meeting that you have revoked your proxy; or

●	you may attend the Extraordinary General Meeting, revoke your proxy and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Redemption Rights

Pursuant to the SPAC Memorandum and Articles of Association, a SPAC Public Shareholder may request of SPAC that it redeem all or a portion of its SPAC Public Shares for cash if the Business Combination is consummated. As a holder of SPAC Public Shares, you will be entitled to receive cash for any SPAC Public Shares to be redeemed only if you:

(i)	hold SPAC Public Shares separately from other securities (if you hold SPAC Public Shares through SPAC Units, you must elect to separate your SPAC Units into the underlying SPAC Public Shares and SPAC Public Rights prior to exercising your Redemption Rights with respect to the SPAC Public Shares);

(ii)	submit a written request to the Transfer Agent, in which you (a) request that the SPAC redeem all or a portion of your SPAC Public Shares for cash, and (b) identify yourself as the beneficial holder of the SPAC Public Shares and provide your legal name, phone number and address; and

(iii)	deliver your SPAC Public Shares to the Transfer Agent, physically or electronically through DTC.

SPAC Public Shareholders may seek to have their SPAC Public Shares redeemed by SPAC, regardless of whether they vote for or against the Business Combination Proposal or any other Proposals (or do not vote at all) and whether or not they held SPAC Public Shares as of the Record Date. In order for a SPAC Public Shareholder to request redemption of such holder’s SPAC Ordinary Shares, such request must be made on or before [●], 2026 (two Business Days before the Extraordinary General Meeting). Any SPAC Public Shareholder who exercises Redemption Rights will have his or her SPAC Public Shares redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. Redemptions by SPAC Public Shareholders will have a dilutive impact on the holdings of non-redeeming SPAC Public Shareholders. The potential dilutive impact of these redemptions on non-redeeming shareholders will depend on the degree to which SPAC Public Shareholders redeem their shares. For a tabular chart disclosing the dilutive impact of redemptions on non-redeeming SPAC Public Shareholders, based on four scenarios (no redemptions, 25% redemptions, 75% redemptions, and maximum redemptions), please see “Proposal No. 1 - Business Combination Proposal - Ownership of Surviving PubCo Immediately After the Closing.”

For illustrative purposes, based on funds in the Trust Account of approximately $[●] million on [●], and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $[●]. A SPAC Public Shareholder that has properly tendered his or her SPAC Public Shares for Redemption will be entitled to receive his or her pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such SPAC Public Shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be cancelled and the tendered SPAC Public Shares will be returned to the relevant SPAC Public Shareholders as appropriate.

SPAC Public Shareholders who seek to redeem their SPAC Public Shares must demand Redemption no later than, 5:00 p.m. Eastern Time, on [●], 2026 (two Business Days before the Extraordinary General Meeting) by (i) submitting a written request to the Transfer Agent that SPAC redeem such SPAC Public Shareholder’s SPAC Public Shares for cash, (ii) affirmatively certifying in such request to the Transfer Agent for Redemption if such SPAC Public Shareholder is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to SPAC Public Shares and (iii) tendering their ordinary shares, either physically or by delivering them electronically using DTC’s DWAC System, at the SPAC Public Shareholder’s option, to the Transfer Agent prior to the Extraordinary General Meeting. If a SPAC Public Shareholder holds the SPAC Public Shares in street name, such SPAC Public Shareholder will have to coordinate with his or her broker to have such SPAC Public Shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming SPAC Public Shareholder. In the event the Business Combination is not completed, this may result in an additional cost to the SPAC Public Shareholders for the return of their shares.

If a SPAC Public Shareholder demands Redemption of such SPAC Public Shares and subsequently decides prior to the applicable date not to elect to exercise Redemption Rights, he or she may simply request that the Transfer Agent return the shares (physically or electronically).

Any corrected or changed written demand of Redemption Rights must be received by SPAC’s secretary two Business Days prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No demand for Redemption will be honored unless the SPAC Public Shareholder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two Business Days prior to the vote at the Extraordinary General Meeting.

SPAC Public Shareholders seeking to exercise their Redemption Rights and opting to deliver share certificates (if any) and other redemption forms should allow sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is SPAC’s understanding that SPAC Public Shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, SPAC does not have any control over this process and it may take longer than two weeks. SPAC Public Shareholders who hold their SPAC Public Shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming SPAC Public Shareholder. In the event the Business Combination is not completed, this may result in an additional cost to SPAC Public Shareholders for the return of their SPAC Public Shares.

A SPAC Public Shareholder will be entitled to receive cash for these shares only if the shareholder properly demands Redemption as described above and the Business Combination is completed. If a SPAC Public Shareholder properly seeks Redemption and the Business Combination is completed, SPAC will redeem these shares for cash and the holder will no longer own these shares following the Business Combination. If the Business Combination is not completed for any reason, then the SPAC Public Shareholders who exercised their Redemption Rights will not be entitled to receive cash for their shares. In such case, SPAC will promptly return any shares delivered by the SPAC Public Shareholders.

Notwithstanding the foregoing, a SPAC Public Shareholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 15% or more of the SPAC Public Shares. Accordingly, any shares held by a SPAC Public Shareholder or “group” in excess of such 15% cap will not be redeemed by SPAC.

Pursuant to the Letter Agreement, the Sponsor Related Parties have waived all of their Redemption Rights and will not have Redemption Rights with respect to any SPAC Ordinary Shares owned by them, directly or indirectly other than the shares acquired in the IPO.

Holders of the SPAC Rights will not have redemption rights with respect to the rights.

The closing price of SPAC Ordinary Shares on [●] was $[●]. The cash held in the Trust Account as of [●] was approximately $[●] per SPAC Public Share. Prior to exercising Redemption Rights, shareholders should verify the closing price of the SPAC Public Shares as they may receive higher proceeds from the sale of their shares in the public market than from exercising their Redemption Rights if the closing price per share is higher than the Redemption price. SPAC cannot assure its shareholders that they will be able to sell their SPAC Ordinary Shares in the open market, even if the closing price per share is higher than the Redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares. A SPAC Public Shareholder who properly exercises its Redemption Rights pursuant to the procedures set forth herein will be entitled to receive a pro rata portion of the aggregate amount then on deposit in the Trust Account, less any amounts necessary to pay SPAC’s taxes.

Appraisal Rights

SPAC Shareholders do not have appraisal rights under Cayman Islands law or otherwise in connection with the Business Combination Proposal or the other Proposals.

Proxy Solicitation

SPAC is soliciting proxies on behalf of the SPAC Board. This solicitation is being made by mail but also may be made by telephone or in person. SPAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. SPAC will bear all of the costs of the solicitation, which SPAC estimates will be approximately $[●] in the aggregate. SPAC has engaged D.F. King & Co, Inc. as proxy solicitor to assist in the solicitation of proxies.

SPAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. SPAC will reimburse them for their reasonable expenses.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Extraordinary General Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of SPAC Shareholders - Revoking Your Proxy; Changing Your Vote.”

Householding

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits SPAC, with your permission, to send a single notice of meeting and, to the extent requested, a single copy of this proxy statement/prospectus to any household at which two or more SPAC Shareholders reside if they appear to be members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials.

A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding ordinary shares of SPAC, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of SPAC Ordinary Shares and have any questions about how to vote or direct a vote in respect of your securities, you may call D.F. King & Co, Inc., our proxy solicitor, by calling (888) 541-9895, or banks and brokers can call collect at (646) 981-1288, or by emailing ALIS@dfking.com.

PROPOSAL NO. 1 - THE BUSINESS COMBINATION PROPOSAL

The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. SPAC Shareholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, for a more complete understanding of the Business Combination.

Overview

SPAC is asking its shareholders to approve, authorize and ratify the Business Combination Agreement, certain related agreements and the transactions contemplated thereby (including the Business Combination). SPAC Shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby. Please see “Proposal No.1 - The Business Combination Proposal” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

We may complete the Business Combination only if it is approved by the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote present and voting in person or by proxy at the Extraordinary General Meeting. If any of the Business Combination Proposal, the Name Change Proposal, the Governing Documents Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal fails to receive the Required SPAC Shareholder Approval, the Business Combination will not be completed.

Overview of Business Combination

On March 6, 2026, SPAC entered into a Business Combination Agreement with Merger Sub and Goodvision. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into Goodvision, with Goodvision continuing as the surviving entity of the Merger and a wholly owned subsidiary of Surviving PubCo.

As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Company of the Merger. At the Closing, the parties shall cause the Merger to be consummated by filing with the Registrar of Companies in the Cayman Islands General Registry a Plan of Merger, to be executed and filed in accordance with the relevant provisions of the Cayman Companies Act. The Merger shall become effective at the Effective Time.

In connection with the Merger, SPAC shall cause:

●	Each SPAC Unit that is issued and outstanding to be separated into one SPAC Ordinary Share and one SPAC Right;

●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Merger (including those ordinary shares so separated from the SPAC Units) will continue as one Surviving PubCo Ordinary Share; and

●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one Surviving PubCo Ordinary Share.

Additionally, at the Effective Time, (i) all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the Cayman Companies Act; (ii) the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended; and (iii) the officers, and except as disclosed herein, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is subject to customary closing conditions.

The Business Combination Agreement provides that the Exchange Share Consideration shall equal 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares. The Exchange Ratio shall equal (i) 18,000,000 Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares.

In addition to the Exchange Share Consideration, the Company shareholders will be entitled to receive an additional 3,600,000 Earnout Shares upon satisfaction of the following earnout conditions: (i) 1,800,000 shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ending September 30, 2026 in excess of $19.9 million, and (2) the daily VWAP of the Surviving PubCo Ordinary Shares is greater than or equal to $12.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the closing and ending before the sixtieth day after the combined company files its annual report for the fiscal year ended September 30, 2027, and (ii) 1,800,000 shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ended September 30, 2027 in excess of $106.0 million, and (2) the daily VWAP of the SPAC Shares is greater than or equal to $15.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the closing and ending before the sixtieth day after Surviving PubCo files its annual report for such fiscal year.

Ownership of Surviving PubCo Immediately After the Closing

The table below illustrates varying beneficial ownership levels in Surviving PubCo immediately upon Closing, assuming (i) no redemptions by SPAC Public Shareholders, (ii) 25% redemption by SPAC Public Shareholders, (iii) 75% redemption by SPAC Public Shareholders and (iv) the maximum redemptions by SPAC Public Shareholders. The following table also assumes that none of the Goodvision Shareholders exercise their dissenters’ rights and that no earnout shares are issued.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming Maximum Redemptions into Cash
SPAC’s Public Shareholders (1)	6,600,000	5,100,000	2,100,000	600,000
SPAC’s Initial Shareholders (2)	2,452,749	2,452,749	2,452,749	2,452,749
Goodvision Shareholders (3)	18,000,000	18,000,000	18,000,000	18,000,000
Financing (4)	900,000	900,000	900,000	900,000
Convertible debt conversion (5)	283,000	283,000	283,000	283,000
Total shares outstanding (incl. shares underlying SPAC Rights)	28,235,749	26,735,749	23,735,749	22,235,749

(1)	Includes (i) issued and outstanding SPAC Ordinary Shares held by the Public Shareholders and (ii) an aggregate of 600,000 SPAC Ordinary Shares to be issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination.

(2)	Includes (i) 2,000,000 issued and outstanding SPAC Founder Shares held by the Sponsors, (ii) 175,000 issued and outstanding SPAC Ordinary Shares held by EarlyBirdCapital, Inc. (“EBC”) and (iii) an aggregate of 277,749 SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights included in an aggregate of 252,500 SPAC Private Units (192,500 SPAC Private Units purchased by our Sponsors and 60,000 SPAC Private Units purchased by EBC and/or its designees).

(3)	Reflects the 18,000,000 Surviving PubCo Ordinary Shares to be issued as the Exchange Share Consideration to shareholders of Goodvision AI Inc. upon consummation of the Business Combination.

(4)	Includes (i) 100,000 Surviving PubCo Ordinary Shares to be issued pursuant to the Securities Purchase Agreement dated April 30, 2026, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Surviving PubCo Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because such conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(5)	Represents 283,000 Surviving PubCo Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, dated July 30, 2026, consisting of (i) 231,000 Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Surviving PubCo Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 76.84% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Such ownership includes the Surviving PubCo Ordinary Shares to be received by Bestvision AI Limited and GV Assets Holdings Limited as part of the 18,000,000 shares of merger consideration to be issued to Goodvision’s existing securityholders, as well as 231,000 additional Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million pursuant to the debt conversion transaction entered into on July 30, 2026. Accordingly, Mr. Wang, through such entities, will have the ability to determine all matters requiring approval by shareholders, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Similarly, he will have the ability to prevent the approval of any action submitted to the shareholders by other shareholders.

Dilution

The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution, without giving any effect to the proposed Financing that the parties are contemplating as described herein:

	No Redemptions (1)	25% Redemptions (2)	75% Redemptions (3)	Maximum Redemptions(4)
Net tangible book value at June 30, 2026 (5)	$61,702,339	$61,702,339	$61,702,339	$61,702,339
Increase in net tangible book value for Financing (PIPEs and loan/advance conversions) (6) (10)	$11,830,000	$11,830,000	$11,830,000	$11,830,000
Decrease in net tangible book value for transaction expenses	$(4,840,060)	$(4,840,060)	$(4,840,060)	$(4,840,060)
Decrease in net tangible book value for redemption by public shareholders	$-	$(15,375,041)	$(46,125,122)	$(61,500,162)
As adjusted net tangible book (deficit) value at June 30, 2026	$68,692,279	$53,317,239	$22,567,158	$7,192,117

Issued and outstanding shares of SPAC’s sponsor and affiliates (7)	2,427,500	2,427,500	2,427,500	2,427,500
Issued and outstanding shares of SPAC’s public shareholders	6,000,000	4,500,000	1,500,000	-
Issuance of ordinary shares for conversion of rights into ordinary shares (8)	625,249	625,249	625,249	625,249
Issuance of ordinary shares to investors of Financing(9)	900,000	900,000	900,000	900,000
Issuance of ordinary shares upon conversion of convertible debt (10)	283,000	283,000	283,000	283,000
As adjusted issued and outstanding shares as of June 30, 2026 (11)	10,235,749	8,735,749	5,735,749	4,235,749

Initial offering price per share	$10.00	$10.00	$10.00	$10.00
Net tangible book (deficit) value per share as adjusted	$6.71	$6.10	$3.93	$1.70
Dilution to SPAC Public Shareholders	$3.29	$3.90	$6.07	$8.30
Equalizing company value (12)	$296,475,360	$280,725,360	$249,225,360	$233,475,360

(1)	Assumes no SPAC Public Shareholder exercises Redemption Rights with respect to their SPAC Public Shares for a pro rata share of the funds in the Trust Account.

(2)	Assumes that SPAC Public Shareholders holding 1,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $15.38 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(3)	Assumes that SPAC Public Shareholders holding 4,500,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $46.13 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(4)	Assumes that all SPAC Public Shareholders holding 6,000,000 SPAC Public Shares will exercise their Redemption Rights for an aggregate payment of approximately $61.50 million (based on the estimated per-share redemption price of approximately $10.25 per share) from the Trust Account.

(5)	The net tangible book value at June 30, 2026 was calculated as SPAC’s total assets of $61,801,131 minus total liabilities of $98,792.

(6)	$11,830,000 of financing equity reflected in the as-adjusted amounts, consisting of $8,000,000 of cash from the July 2026 PIPE subscriptions (agreements dated July 31, 2026 at $10.00 per share), $2,830,000 from the non-cash conversion of loans and advanced transaction expenses into shares (Conversion & Mutual Release Agreements dated July 30, 2026), and the $1,000,000 accredited-investor advance (subscription agreement dated April 30, 2026).

(7)	Includes 2,000,000 SPAC Founder Shares retained by the Sponsors, 252,500 private placement shares, and 175,000 EBC Founder Shares.

(8)	Includes 6,000,000 SPAC Public Rights and 252,500 SPAC Private Rights. Each right will convert upon Closing into one-tenth of one Surviving PubCo Ordinary Share; no fractional shares will be issued.

(9)	Includes (i) 100,000 Surviving PubCo Ordinary Shares to be issued pursuant to the April 2026 Securities Purchase Agreement, which shares are being registered pursuant to this registration statement, and (ii) 800,000 Surviving PubCo Ordinary Shares to be issued pursuant to the July 2026 Securities Purchase Agreements, which shares are included in the share issuance but are not being registered pursuant to this registration statement and are subject to separate post-closing registration rights. Excludes any shares issuable upon conversion of the $1.0 million Convertible Promissory Note issued on May 20, 2026, because such conversion remains subject to future conditions and has not occurred as of the date of this prospectus.

(10)	Represents 283,000 Surviving PubCo Ordinary Shares to be issued in connection with the conversion or satisfaction of an aggregate of approximately $2.83 million of outstanding indebtedness and other financial support pursuant to the Conversion Agreements, consisting of (i) 231,000 Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million and (ii) 52,000 Surviving PubCo Ordinary Shares to be issued to Waterdrip Investment Limited in respect of $520,000, in each case at a conversion or deemed purchase price of $10.00 per share and subject to the consummation of the Business Combination.

(11)	The following are material sources of dilution to non-redeeming SPAC public shareholders that are not reflected in the as-adjusted net tangible book value per share calculation in the table: (i) the issuance of 18,000,000 Surviving PubCo Ordinary Shares to Goodvision Shareholders as Merger Consideration; (ii) Surviving PubCo Ordinary Shares reserved for issuance under the 2026 Equity Incentive Plan; (iii) up to 3,600,000 Earnout Shares contingently issuable to Goodvision Shareholders upon satisfaction of the earnout conditions; and (iv) Surviving PubCo Ordinary Shares issuable pursuant to additional financing arrangements as part of the financing contemplated by the Business Combination Agreement.

(12)	Represents, for each redemption scenario, the aggregate equity valuation of Surviving PubCo at or above which the per-share interest of non-redeeming SPAC public shareholders, after giving effect to the Business Combination, would be at least $10.00 (the initial public offering price of the SPAC Units). The equalizing company value is calculated as $10.00 multiplied by the total number of Surviving PubCo Ordinary Shares expected to be outstanding immediately upon consummation of the Business Combination, comprising the SPAC-side shares set forth above, 18,000,000 Surviving PubCo Ordinary Shares issuable to Goodvision Shareholders as Merger Consideration, Surviving PubCo Ordinary Shares reserved under the 2026 Equity Incentive Plan (1,411,787 / 1,336,787 / 1,186,787 / 1,111,787 across the four redemption scenarios), the 900,000 Surviving PubCo Ordinary Shares to be issued in connection with the Financing, and the 283,000 Surviving PubCo Ordinary Shares to be issued upon conversion of convertible debt.

Structure of Surviving PubCo Immediately After Closing

The following diagram illustrates a simplified version of the structure of Surviving PubCo immediately following the consummation of the Business Combination.

Background to the Business Combination

Overview

Calisa Acquisition Corp is a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. ALIS’s search for a target business was not limited to any industry or geographic region, but it primarily focused its search for target businesses in Asia.

On October 23, 2025, ALIS completed its initial public offering of 6,000,000 units at a price of $10.00 per unit, generating gross proceeds to ALIS of $60,000,000. On October 27, 2025, the underwriters elected to terminate their over-allotment option without any portion being exercised. As a result, an aggregate of 300,000 ordinary shares held by the Sponsors were forfeited and cancelled by SPAC.

Prior to the consummation of the IPO, neither ALIS nor anyone on its behalf engaged in any substantive discussions, directly or indirectly, with any target business with respect to a business combination with ALIS.

After completing its IPO, ALIS utilized the operating experience and entrepreneurial expertise of its officers and directors to identify potential business combination targets.

Acquisition Criteria

ALIS utilized the following general criteria in evaluating candidates for an initial business combination:

●	Growth Potential - ALIS sought to acquire a target business that had the potential for significant revenue and earnings growth through a combination of existing and new product or service development, increased capacity, operating efficiency, and access to new markets. ALIS also sought to acquire a target business with the potential to generate strong, stable, and increasing free cash flow, particularly businesses with predictable revenue streams and scalable cost structures.

●	Strong management team that can create significant value for target business - ALIS sought to identify a target business with a strong and experienced management team that would complement the operating and investment abilities of ALIS’s own management team, and that demonstrated the capacity to execute its growth strategy as a publicly traded company.

●	Benefit of Being a Public Company – ALIS sought to acquire a target business that it believed would benefit from being publicly traded and that could effectively utilize access to broader sources of capital and the public profile associated with being a listed company on a U.S. national securities exchange.

Following the completion of the IPO, ALIS considered and evaluated numerous potential target businesses with the objective of consummating an initial business combination. ALIS’s initial target exploration focused on businesses with which its officers, directors, and sponsors were familiar through their networks, industry relationships, and investment activities, and which could satisfy some or all of the key criteria for a business combination target described above. As ALIS’s search progressed, the list of potential business combination targets was refined to exclude potential targets that did not meet all or most of the key criteria, or that ALIS’s management believed were unlikely to consider a business combination with ALIS. The list of potential business combination targets was also expanded to include potential targets introduced to ALIS by third-party investors, investment banks, placement agents, private equity firms, consulting firms, and legal and accounting firms, as well as inbound inquiries.

In the process that ultimately led to ALIS selecting Goodvision Inc. (“Goodvision”) as its business combination target, ALIS’s team contacted, and was contacted by, a number of individuals and entities with respect to business combination opportunities, and engaged in discussions with several possible target businesses regarding potential transactions.

During that period, in addition to Goodvision, ALIS reviewed more than 40 potential targets in its search, executed non-disclosure agreements with 18 of such potential targets, engaged in detailed negotiations with five potential targets, including Goodvision, and executed two non-binding and non-exclusive letter of intents with two of such targets, including Goodvision Inc. and another candidate as discussed in details below. The terms of each non-disclosure agreement were customary and did not contain standstill obligations.

ALIS did not pursue detailed due diligence and/or decided not to engage in discussions with certain potential initial business combination targets (or engaged in additional due diligence in a less active fashion) because (i) such other potential targets pursued an alternative transaction or strategy, including a traditional initial public offering, (ii) ALIS could not come to an agreement with the counterparty on the economic terms, such as potential targets’ valuation expectations, for a potential transaction, (iii) ALIS did not prevail in or could not preempt a competitive process; and/or (iv) such targets did not meet one or more of ALIS’s acquisition criteria described above and ALIS determined that an acquisition of such targets would not have been advantageous to ALIS and its shareholders. Furthermore, ALIS concluded that a business combination transaction with Goodvision aligned best with ALIS’s acquisition criteria and, among other things, Goodvision was receptive to a valuation and consideration structure that would be advantageous to ALIS and its shareholders.

Below is a summary of the four potential target businesses other than Goodvision on which ALIS considered and conducted more advanced due diligence and negotiations. The following is not intended to be an exhaustive list of all opportunities initially evaluated or explored, but sets forth the more detailed discussions and steps taken that ultimately led to a definitive agreement with Goodvision.

●	Candidate A was a South Korean-based AI video security company specializing in intelligent surveillance cameras and edge-AI analytics solutions. In November 2025, EBC introduced ALIS to Candidate A. Hongfei Zhang, CEO of ALIS, and Jing Lu, CFO of ALIS (together referred to in this discussion as “ALIS’s management team” or the “ALIS management team”), participated in an introductory meeting with Candidate A’s management on November 26, 2025. At this meeting, Candidate A’s management provided an overview of its business, including its revenue mix, global operations, U.S. expansion plans, and PCAOB audit status followed by due diligence materials being provided by Candidate A in response to request by ALIS. On December 3, 2025, ALIS delivered a term sheet to Candidate A for its review. On December 14, 2025, Candidate A returned a revised term sheet and proposed entering into a letter of intent. On December 16, 2025, the parties held a virtual meeting to review the revised term sheet and discuss next steps. On December 19, 2025, ALIS delivered a further revised letter of intent to Candidate A. On December 23, 2025, Candidate A executed the letter of intent. On January 8, 2026, ALIS executed the letter of intent. Following execution, ALIS commenced a deeper due diligence review of Candidate A. On February 3, 2026, ALIS delivered to Candidate A a notice of termination of the letter of intent. ALIS determined not to proceed with Candidate A following its due diligence review, which revealed factors that, taken together, led ALIS’s management team to conclude that a transaction with Candidate A did not best align with ALIS’s acquisition criteria and strategic objectives, and that the concurrent progress of ALIS’s discussions with Goodvision represented a more compelling opportunity.

●	Candidate B was a U.S.-based battery manufacturer developing next-generation energy storage cells, with a fully permitted manufacturing facility in New York. On December 5, 2025, Ms. Lu arranged and participated in an introductory call with Candidate B’s Chief Executive Officer. On the call, Candidate B presented information on its background, proprietary battery technology, and manufacturing facility. Both parties agreed to explore the possibility of a non-disclosure agreement and agreed to schedule a follow-up discussion. After reviewing the information provided, ALIS determined not to actively pursue further discussions with Candidate B, as ALIS’s management team concluded that Candidate B’s near-term goal was to secure funding as a prerequisite to a transaction with ALIS. Given the early stage of Candidate B’s capital raise and uncertainty associated with such exercise, ALIS concluded this opportunity did not best align with ALIS’s acquisition timeline. Further, given ALIS’s concurrent progress with Goodvision, ALIS determined that Goodvision represented a more compelling and aligned opportunity.

●	Candidate C was a U.S.-based developer of zero-emission vocational electric trucks. On January 9, 2026, ALIS held an introductory meeting with Candidate C’s CEO. At this meeting, Candidate C provided ALIS’s management team with a summary of Candidate C’s history in commercial truck manufacturing, its focus on electrifying low-speed vocational vehicles, and discussed its future strategies. After reviewing the information provided, ALIS determined not to pursue further discussions with Candidate C given the relatively early stage of development of Candidate C’s proposed platform business.

●	Candidate D was a Japan-based operator of senior care and healthcare facilities. On December 18, 2025, ALIS held an introductory call with the financial advisor of Candidate D. At this meeting, the parties discussed Candidate D’s business overview, financing needs, and its assessment of engaging in a transaction with a SPAC like ALIS versus engaging in a traditional IPO. During the meeting, Candidate C’s representative indicated that the company was more inclined to pursue a traditional IPO as an alternative path to a public listing. Given Candidate D’s preference for a traditional IPO, ALIS determined not to actively pursue further discussions with Candidate D.

Timeline of Key Events

ALIS was made aware of Goodvision through an introduction by Jun Zhang, ALIS’s audit committee chairman, in November 2025. The following is a summary of the negotiations that ensued:

●	On November 4, 2025, Jun Zhang had an initial meeting with Yushan Zheng, Chairman of Goodvision, to explore the possibility of a potential business combination.

●	On November 17, 2025, ALIS and Goodvision executed a non-disclosure agreement. The terms of the non-disclosure agreement were customary and did not contain standstill obligations.

●	On December 23, 2025, ALIS’s management team held a virtual meeting with Goodvision’s management, including Yi Wang (Chief Executive Officer), Yushan Zheng (Chairman). At this meeting, Goodvision provided an overview of its team’s background, business model and key financial metrics, outlined its future strategy, and engaged in a preliminary discussion regarding PCAOB audit status and a potential SPAC valuation framework.

●	On December 31, 2025, Goodvision provided ALIS with drafts of its financial statements and financial forecasts for ALIS’s preliminary review.

●	On January 2, 2026, ALIS sent an initial draft letter of intent to Goodvision for review. The LOI included the following material terms:

○	Introducing the concept of earnout shares, subject to further discussion and agreement between the parties following review of Goodvision AI’s financial projections;

○	All transaction shares would be subject to the same lock-up terms as ALIS’s sponsors;

○	Executives and significant shareholders of Goodvision would enter into two-year non-competition and non-solicitation agreements;

○	The surviving company would adopt a new equity incentive plan with an award pool equal to 5% of outstanding shares at closing;

○	The post-closing board would consist of five directors: four designated by Goodvision (at least two independent) and one independent director designated by ALIS;

○	Goodvision would complete its PCAOB audit for the fiscal year ended September 30, 2025 by February 28, 2026 and its PCAOB interim review for the six months ended March 31, 2026 by May 31, 2026; and

○	Customary exclusivity provisions and expense allocation arrangements.

●	On January 5, 2026, ALIS’s management team held a virtual meeting with Goodvision’s management team, including Yi Wang and Yushan Zheng, to discuss Goodvision’s financial projections and underlying growth assumptions. The parties also discussed peer companies that Goodvision believes to be mostly comparable to its business models and valuation approach, including CoreWeave, Inc, Lamba, Firework AI, and Together AI, merger consideration that Goodvision thought to be reasonable, earn-out mechanics and shares to be issued upon satisfaction of earnout conditions, due diligence timeline, and estimated transaction costs.

●	On January 8, 2026, ALIS sent a revised letter of intent with updates to reflect mutually agreed terms during the discussion on January 5, 2026, primarily i) proposing merger consideration at $180 million, $20 million under the $200 million valuation anticipated by Goodvision; and ii) adding the number of earnout shares tied to 20% of merger consideration with meeting net revenue targets and post-merger stock performance as earnout conditions.

●	On January 10, 2026, ALIS received a revised letter of intent from Goodvision with agreement to most of the proposed terms on the letter of intent sent on January 8, 2026 except some legal and non-commercial comments from Goodvision’s legal counsel.

●	On January 12, 2026, ALIS delivered a further revised letter of intent to Goodvision for review and execution. On the same date, Goodvision executed the letter of intent (the “LOI”). The LOI included the following material terms:

○	The valuation of Goodvision would be $180 million;

○	Goodvision’s shareholders would be entitled to receive up to 3,600,000 additional earnout shares subject to an earn-out mechanism to be agreed by the parties and tied to Goodvision’s financial performance following the closing;

○	All transaction shares would be subject to the same lock-up terms as ALIS’s sponsors

○	Executives and principal shareholders of Goodvision would enter into two-year non-competition and non-solicitation agreements;

○	The surviving company would adopt a new equity incentive plan with an award pool equal to 5% of outstanding share at closing;

○	The post-closing board would consist of up to five directors: up to four designated by Goodvision (at least two independent) and one independent director designated by ALIS;

○	Goodvision would complete its PCAOB audit for the fiscal year ended September 30, 2025 by February 28, 2026 and its PCAOB interim review for the six months ended March 31, 2026 by May 31, 2026; and

○	Customary exclusivity provisions and expense allocation arrangements.

●	On January 15, 2026, ALIS’s management team, Hongfei Zhang and Jing Lu, held a diligence call with Yushan Zheng and Yi Wang from Goodvision’s management team. The parties conducted a detailed review of ALIS’s due diligence checklist across corporate structure, capitalization, financials, intellectual property, contracts, and litigation matters. The parties agreed that Goodvision would establish a data room and that a follow-up meeting with counsels and advisors would be scheduled to discuss drafting of the Business Combination Agreement.

●	On January 16, 2026, ALIS’s U.S. legal counsel, Graubard Miller (“Graubard”), and Goodvision’s legal counsel, VCL Law LLP (“VCL”), held a legal introductory call to discuss the transaction structure, initiate legal due diligence workstreams, and discuss the drafting timeline for the Business Combination Agreement. Goodvision’s and ALIS’s Cayman Islands counsel also were engaged to advise on the preferred Cayman Islands merger structure before Business Combination Agreement drafting was finalized.

●	On January 20, 2026, VCL circulated an initial draft of the Business Combination Agreement to the parties.

●	On January 22, 2026, ALIS engaged Newbridge to perform a valuation analysis and evaluate the fairness of the proposed Business Combination.

●	On January 23, 2026, ALIS held an introductory call with Goodvision and Newbridge. Newbridge introduced its fairness opinion process and timeline. The parties reviewed Goodvision’s financial overview and projections. Newbridge provided an indicative timeline to deliver its draft fairness opinion and lead time required by its internal committee to sign off on such opinion.

●	On January 26, 2026, ALIS and Goodvision issued a joint press release publicly announcing the execution of the LOI.

●	On January 28, 2026, ALIS held a follow-up call with Newbridge and Goodvision, to address Newbridge’s questions regarding Goodvision’s expansion assumptions, revenue drivers, and key financial inputs for the fairness opinion analysis.

●	On February 2, 2026, Graubard circulated a revised draft of the Business Combination Agreement to VCL.

●	On February 6, 2026, VCL submitted additional changes to Graubard’s revised draft of the Business Combination Agreement.

●	On February 11, 2026, Goodvision delivered updated disclosure schedules to Graubard. On the same date, Graubard, submitted tax-related revisions to the Business Combination Agreement to VCL.

●	On February 13, 2026, ALIS held a virtual meeting with Goodvision and Newbridge. Newbridge reported that its valuation analysis was substantially finalized which produced a midpoint equity valuation well above the proposed $180 million pre-money valuation. Newbridge confirmed that a draft fairness opinion letter would be circulated shortly and that a board presentation was planned for the following week.

●	On February 25, 2026, Graubard distributed an updated draft of the Business Combination Agreement reflecting Ogie’s further structural and legal comments.

●	On February 27, 2026, ALIS’s board of directors met by video conference to discuss and evaluate the proposed transaction, including Ms. Na Gai (Chairwoman), Lawrence Leighton (independent director), Jun Zhang (independent director), as well as Mr. Hongfei Zhang, ALIS’s CEO, Constantino Gutierrez of Newbridge, and Jeffery Gallant and Eric Schwartz of Graubard. Newbridge formally presented its fairness opinion and explained the factors and methodologies underlying its conclusion that the proposed $180 million consideration to be received by Goodvision’s stockholders was fair, from a financial point of view, to the holders of ALIS’s ordinary shares. Graubard presented a summary of the material terms of the Business Combination Agreement and ancillary agreements. A question-and-answer session among the Board and a discussion ensued regarding the Business Combination Agreement and other considerations about the Business Combination. The parties then tentatively targeted finalization and execution of the Business Combination Agreement for the following week.

●	On March 3, 2026, ALIS’s board of directors unanimously approved the execution of the Business Combination Agreement and the proposed Business Combination.

●	On March 6, 2026, Newbridge issued the fairness opinion, and the Business Combination Agreement was executed.

●	On March 9, 2026, ALIS and Goodvision issued a joint press release announcing the execution of the Business Combination Agreement. ALIS also filed a Current Report on Form 8-K announcing the execution of the Business Combination Agreement and disclosing the material terms of the Business Combination Agreement and the Business Combination.

Benefits and Detriments of the Business Combination

Stakeholder	Benefits	Detriments
SPAC	Failure to complete a business combination would result in SPAC being delisted and the trust being liquidated. The Business Combination may create value for SPAC and its shareholders.	SPAC could potentially have found a target that may have a more optimal risk/return profile than Goodvision. In this case, SPAC, its shareholders and affiliates would stand to benefit more than in the Business Combination with Goodvision.

Sponsors and Affiliates	Failure to complete a business combination would result in SPAC being delisted and trust liquidated and the Sponsors and affiliates losing their entire investment in the SPAC.	SPAC could potentially have found a target that may have a more optimal risk/return profile than Goodvision. In this case, the Sponsors and affiliates would stand to benefit more than in the Business Combination with Goodvision.

Unaffiliated security holders	If the market was to recognize the valuation and potential of Surviving PubCo, the stock price may be expected to increase from the trust level of approximately $[●] per share which will benefit the shareholders.	For non-redeeming shareholders the risk is that the market will not support the valuation of Surviving PubCo either as a result of the general market downturn or risks specific to Surviving PubCo. In this case, the stock price may be reasonably expected to trade below the trust value of approximately $[●]. If this scenario were to materialize, the public shareholders would have been better off redeeming rather than holding the stock post Business Combination.

Goodvision

The Business Combination is expected to create value for Goodvision, including as a result of providing working capital and a listing for its securities on a national securities exchange. Access to the public markets could increase Goodvision’s brand awareness, the visibility for Goodvision and its products and allow it to expand its business operations and improve its financial condition.

Failure to complete the Business Combination would result in Goodvision incurring significant expenses for a transaction that would not be consummated. It would also result in lost time that Goodvision could have spent focusing on other opportunities.

Goodvision stakeholders	Consummation of the Business Combination will allow Goodvision stakeholders to hold securities in Surviving PubCo which will be listed on a national securities exchange. Such listing would provide greater liquidity of their holdings. Additionally, access to the public markets could increase Goodvision’s brand awareness, the visibility for Goodvision and its products and allow it to expand its business operations and improve its financial condition, which could increase the value of Goodvision stakeholders’ ownership in Goodvision.	Failure to complete the Business Combination would result in Goodvision incurring significant expenses for a transaction that would not be consummated. It would also result in lost time that Goodvision could have spent focusing on other opportunities. If this scenario were to materialize, Goodvision stakeholders would have been better off if Goodvision had focused on other opportunities or exclusively attempting to expand its business operations rather than seeking to consummate the Business Combination.

Opinion of ALIS’s Financial Advisor

ALIS retained Newbridge to act as its financial advisor in connection with entering into the Business Combination Agreement with Goodvision and to provide ALIS with an opinion as to whether the Business Combination was fair from a financial point of view to ALIS’ unaffiliated shareholders. Newbridge, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. ALIS selected Newbridge to act as its financial advisor in connection with entering into the Business Combination Agreement on the basis of Newbridge’s experience in similar transactions and its reputation in the investment community. ALIS did not give Newbridge any special instructions to follow in rendering its opinion and neither it nor the Sponsors, imposed any limitation on Newbridge in connection with its review and investigation of the transaction and arriving at its opinion.

On February 27, 2026, at a meeting of the ALIS Board of Directors (the “ALIS Board”) held to evaluate the Business Combination Agreement, Newbridge delivered to the ALIS Board a presentation, which was subsequently confirmed by delivery of a written opinion, dated March 3, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its written opinion, that each of (i) the Merger Consideration to be paid by ALIS in the Transaction is fair, from a financial point of view, to the ALIS unaffiliated shareholders and (ii) the Transaction has an aggregate fair market value of at least eighty percent (80.0%) of the value of the assets held by ALIS in its trust account (the “Trust Account”) for the benefit of holders of ALIS’s Public Shares (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the Business Combination Agreement.

The full text of Newbridge’s written opinion to the ALIS Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The following summary of Newbridge’s opinion is qualified in its entirety by reference to the full text of the opinion. Newbridge delivered its opinion to the ALIS Board for the benefit and use of the ALIS Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Business Combination Agreement from a financial point of view. Newbridge’s opinion does not address the relative merits of the Business Combination Agreement as compared to any alternative business strategies or transactions that might exist for ALIS, or the underlying business decision of ALIS whether to proceed with those business strategies or transactions.

In connection with rendering its opinion, Newbridge, among other things:

●	considered its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions, and business and securities valuations generally;

●	reviewed documents related to the Transaction, including a draft of the Business Combination Agreement, which draft was materially the same as the final Business Combination Agreement;

●	reviewed ALIS’s publicly available fiscal quarters of historical financial results (Q3-2025);

●	reviewed publicly available financial information of ALIS filed with the U.S. Securities & Exchange Commission, including its Form 10-Ks and 10-Qs, and certain reports on material events filed on Forms 8-K between October 22nd, 2025, through May 15, 2026;

●	conducted discussions with Goodvision’s management team to better understand its business operations, recent business history, drivers of future growth, and near-term financials;

●	reviewed Goodvision’s corporate presentation and projected revenue, net income, and EBITDA for fiscal year 2026 which was prepared by Goodvision management;

●	performed a Public Company Comparable analysis of similar companies to Goodvision, which included variables such as companies trading on a major stock exchange in the U.S. or Europe, and have businesses in the “Data Center / AI Compute or Cloud Provider” sector to attain the 2026E Enterprise Value / Revenue multiples;

●	performed an M&A transaction comparable analysis of similar companies to Goodvision that operate globally, and operate in the “Data Center / AI Compute or Cloud Provider” sector, to derive certain implied historical Enterprise Value / Revenue multiples; and

●	performed a Private Market Investment analysis of similar companies to Goodvision that operate globally and operate in the “Data Center / AI Compute or Cloud Provider” sector, to derive certain implied historical Enterprise Value / Revenue multiples.

In conducting its review and arriving at its opinion, Newbridge did not independently verify any of the foregoing information and Newbridge assumed and relied upon such information being accurate and complete in all material respects. Newbridge further relied upon the assurances of management of ALIS that they were not aware of any facts that would make any of the information reviewed by Newbridge inaccurate, incomplete or misleading in any material respect. In addition, Newbridge has not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, if any, of Goodvision, nor has Newbridge been furnished with any such valuation or appraisal. In addition, Newbridge has not assumed any obligation to conduct, nor has it conducted any physical inspection of the properties or facilities of Goodvision.

The issuance of Newbridge’s opinion was approved by an authorized internal committee of Newbridge. Newbridge’s opinion is necessarily based on economic, market and other conditions as they existed and could be evaluated on, and the information made available to it on, the date the opinion was rendered. Newbridge expressed no opinion as to the underlying valuation, future performance or long-term viability of ALIS and its successors. Further, Newbridge expressed no opinion as to what the value of the ALIS Ordinary Shares actually will be when the Business Combination Agreement is consummated or the prices at which shares of ALIS Ordinary Shares will trade at any time. It should be understood that, although subsequent developments may affect Newbridge’s opinion, Newbridge does not have any obligation to update, revise or reaffirm its opinion and has expressly disclaimed any responsibility to do so.

Financial Analyses

The following represents a brief summary of the material financial analyses reviewed by the ALIS Board and performed by Newbridge in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Newbridge, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Newbridge. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Newbridge.

Newbridge employed various methods to analyze the range of Implied Equity Values of Goodvision, including comparable public company analyses and precedent transaction analyses.

Comparable Public Company Analysis

To calculate the implied equity value of the operating business, Newbridge first obtained the FY-2026E Enterprise Value / Revenue multiples from a total of ten (10) comparable public companies, in an industry sub-sector that most resembled Goodvision’s business and applied it to Goodvision’s FY-2026E Revenue estimates.

The public company comparables were selected using the following criteria: (i) listed on a major stock exchange in the United States or Europe (ii) operates in the “Data Center / AI Compute & Cloud Provider” sector, and (iii) had forecasted Revenue data for FY-2026.

It should be noted that there are some differences between the selected companies and Goodvision, specifically that some have a larger equity value, slightly different rates of sales growth and EBITDA margins, and different geographical areas of growth. While no individual company is identical to Goodvision, all the companies selected in the two different business verticals are those that Newbridge deemed relevant based on its experience and professional judgment.

Public Comparables (EV/Revenue): The average 2026E EV/Revenue multiple for the “Data Center / AI Compute & Cloud Provider” sector was 8.4x, and this was then multiplied by Goodvision’s 2026E Revenue estimate of $41.6M, to derive an Enterprise Value of $332.3M.

The Net Debt (of +$0.8M) was added (+0.8M in cash and $0.0M in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $333.1M.

The table below summarizes certain observed historical and projected financial performance and trading multiples of the selected public companies were sourced from S&P Capital IQ data as of February 25th, 2026.

Comparable Public Company Analysis	2/25/26		Balance Sheet		Income Statement	Valuation Multiples
Data Center / AI Compute &						EV /
Cloud Provider	Stock	Stock	Market	Enterprise	Revenue	Revenue
Company Name	Symbol	Price	Capitalization	Value	2026E	2026E
CoreWeave, Inc.	NasdaqGS:CRWV	$96.00	$50,061.20	$66,928.90	$12,014.10	5.6x
Nebius Group N.V.	NasdaqGS:NBIS	$98.00	$24,798.20	$26,008.30	$3,361.70	7.7x
IREN Limited	NasdaqGS:IREN	$42.20	$14,028.90	$14,610.80	$1,051.60	13.9x
Applied Digital Corporation	NasdaqGS:APLD	$35.30	$9,863.80	$11,181.20	$346.70	32.3x
Core Scientific, Inc.	NasdaqGS:CORZ	$17.80	$5,531.50	$6,239.90	$786.90	7.9x
DigitalOcean Holdings, Inc.	NYSE:DOCN	$68.20	$6,236.10	$7,614.30	$1,067.20	7.1x
IONOS Group SE	XTRA:IOS	$27.10	$3,715.80	$4,726.50	$1,773.50	2.7x
OVH Groupe S.A.	ENXTPA:OVH	$10.90	$1,646.60	$3,113.00	$1,360.20	2.3x
WhiteFiber, Inc.	NasdaqCM:WYFI	$19.40	$743.00	$617.90	$169.30	3.6x
Rackspace Technology, Inc.	NasdaqGS:RXT	$0.40	$102.40	$3,273.20	$2,718.70	1.2x
Source: S&P Capital IQ as of February 25th, 2026					AVERAGE	8.4x

M&A Comparables Analysis

Newbridge analyzed the last approximate four years (since January 2022) of M&A transaction data in the “Data Center / AI Compute & Cloud Provider” sector to find similar transactions where the targets being acquired most resembled Goodvision’s business.

The criteria used for the selected transactions were those in which the targets most resembled the Goodvision transaction and included (i) targets that were in the “Data Center / AI Compute & Cloud Provider” sector, (ii) no geographical limitations to where the targets had corporate headquarters, and (iii) transactions wherein the EV/Revenue was known.

M&A Comparables (EV/Revenue): The average 2026E EV/Revenue multiple for the “Data Center / AI Compute & Cloud Provider” sector was 8.1x, which was then multiplied by Goodvision’s 2026E Revenue estimate of $41.6M, to derive an Enterprise Value of $336.9M.

The Net Debt (of +$0.8M) was added (+0.8M in cash and $0.0M in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $337.7M.

The table below summarizes certain observed historical multiples of the selected M&A comparable transactions companies that were sourced from S&P Capital IQ data and PitchBook as of February 25th, 2026.

M&A Comparables Analysis (2022 - Present) | Industry: Data Center / AI Compute & Cloud Provider
Closed Date	Transaction Type	Target/Issuer	Transaction Value (USD Millions)	Buyers/Investors	Implied Enterprise Value/Revenue (x)	Geographic Region
11/14/2022	M&A	ALBERT Inc.	$265.0	Accenture Japan Ltd	11.0x	Japan
05/07/2023	M&A	Sumo Logic, Inc.	$1,699.6	Francisco Partners Management, L.P.	4.7x	USA
07/31/2023	M&A	ReeVo S.p.A.	$108.3	NA	5.7x	Europe
07/31/2023	M&A	InstaDeep Ltd.	$723.6	BioNTech (NASDAQ:BNTX)	16.9x	Europe
09/30/2023	M&A	Presight AI Holding PLC	$318.6	International Holding Company PJSC	3.3x	UAE
11/22/2023	M&A	VMware LLC	$72,967.5	Broadcom Inc. (NasdaqGS:AVGO)	5.4x	USA
12/18/2023	M&A	WinTriX DC Group	$4,485.0	Bain Capital Investors, LLC	7.6x	China
02/27/2024	M&A	Beijing Si-Tech Info Technology Co	$48.9	Yunxin Shuwang (Shanghai) Investment Co.	8.7x	China
03/15/2024	M&A	Verne Holdings ehf	$575.0	Ardian France	8.8x	Europe
03/18/2024	M&A	Splunk Inc.	$30,998.9	Cisco Systems, Inc. (NasdaqGS:CSCO)	7.4x	USA
07/29/2024	M&A	Leon Technology Co., Ltd.	$20.9	NA	3.6x	China
11/13/2024	M&A	Instructure Holdings, Inc.	$4,864.4	KKR & Co. Inc. (NYSE:KKR)	7.9x	USA
12/30/2024	M&A	Done.ai Group AB	$3.2	NA	4.4x	Europe
01/30/2025	M&A	Esker SA	$1,807.3	General Atlantic Ltd.	7.7x	Europe
02/27/2025	M&A	HashiCorp, Inc.	$7,663.6	International Business Machines Corp	11.0x	USA
03/26/2025	M&A	Altair Engineering Inc.	$10,700.9	Siemens Product Lifecycle Management	15.8x	USA
Source: S&P Capital IQ and Pitcbhook as of February 25th, 2026				AVERAGE	8.1x

Private Market / Late-Stage VC Investment Comparables Analysis

Newbridge analyzed the last approximate four years (since January 2022) of Private Market / Late-Stage VC Investment data in the “Data Center / AI Compute & Cloud Provider” sector to find similar transactions where the targets receiving an investment most resembled Goodvision’s business.

The criteria used for the selected transactions were those in which the targets most resembled the business of Goodvision and included (i) targets that were in the “Data Center / AI Compute & Cloud Provider” sector, (ii) no geographical limitations to where the targets had corporate headquarters, and (iii) transactions wherein the EV/Revenue multiple was known.

Private Market / Late-Stage VC Investment (EV/Revenue): The average 2026E EV/Revenue multiple for the “Data Center / AI Compute & Cloud Provider” sector was 7.5x, which was then multiplied by Goodvision’s 2026E Revenue estimate of $41.6M, to derive an Enterprise Value of $310.3M.

The Net Debt (of +$0.8M) was added (+0.8M in cash and $0.0M in Debt) to the Enterprise Value to obtain an Implied Equity Value using this analysis of $311.1M.

The table below summarizes certain observed historical multiples of the selected M&A comparable transactions companies that were sourced from S&P Capital IQ data and PitchBook as of February 25, 2026.

Private Market Comparables Analysis (2022 - Present) | Industry: Data Center / AI Compute & Cloud Provider
Closed Date	Transaction Type	Target/Issuer	Transaction Value (USD Millions)	Buyers/Investors	Implied Enterprise Value/Revenue (x)	Geographic Region
02/28/2023	Later Stage VC	Sunlune	$30.0	Intel Capital	6.8x	USA
08/17/2023	Later Stage VC	Megh Computing, Inc.	$5.0	NA	10.0x	USA
08/27/2023	Later Stage VC	Crusoe	$685.7	Dubin & Co., Mistral Equity Partners	10.1x	USA
09/13/2023	Later Stage VC	Exostellar, Inc.	$15.0	Cambium Capital Management	9.5x	USA
01/16/2024	Seed Round	Certus Core, Inc.	$1.6	NA	6.7x	USA
03/15/2024	Seed Round	PeakSyncer	$3.1	World AI Venture Capital	8.0x	USA
03/28/2024	Later Stage VC	Fluree, PBC	$17.4	SineWave Ventures	5.2x	USA
02/19/2025	Later Stage VC	Lambda	$1,648.0	1517 Fund, Acronym Venture Capital	3.6x	USA
Source: S&P Capital IQ and Pitcbhook as of February 25th, 2026				AVERAGE	7.5x

Miscellaneous

The discussion set forth above is a summary of the material financial analyses presented by Newbridge to the ALIS Board in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Newbridge believes that its analyses summarized above must be considered as a whole. Newbridge further believes that selecting portions of its analyses and the factors considered, or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Newbridge’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

The estimates of the future performance of ALIS in or underlying Newbridge’s analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Newbridge’s analysis. The analysis does not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the valuations resulting from, the analysis described above are inherently subject to substantial uncertainty and should not be taken to be Newbridge’s view of the actual value of the ALIS Common Stock.

Conclusion

The values derived from the different analyses that Newbridge used show a range between $311.1M to $337.7M, with a midpoint of $327.3M. The Merger Consideration to be received by the shareholders of Goodvision of $180.0M is below the midpoint of the valuation range of the Analyses.

Based upon and subject to the foregoing, it was Newbridge’s Opinion that, on the date thereof, (i) the Initial Merger Consideration to be paid by ALIS in the Transaction was fair, from a financial point of view, to the ALIS unaffiliated shareholders and (ii) the Transaction had an aggregate fair market value of at least eighty percent (80.0%) of the value of the assets held by ALIS in its Trust Account for the benefit of the holders of ALIS’s Public Shares (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the Business Combination Agreement.

The type and amount of consideration payable in the Business Combination Agreement was determined through negotiations between ALIS and Goodvision and was approved by the ALIS Board. The decision to enter into the Business Combination Agreement was solely that of the ALIS Board. As described above, Newbridge’s opinion and analyses was only one of many factors considered by the ALIS Board in its evaluation of the Business Combination Agreement and should not be viewed as determinative of the views of the ALIS or Goodvision’s management with respect to the Business Combination Agreement.

Fees and Expenses

As compensation for Newbridge’s services in connection with the rendering of its opinion to the ALIS Board, ALIS agreed to pay Newbridge a fee of $150,000. $50,000 of the fee was paid as a retainer, $50,000 was paid upon delivery of the opinion, $25,000 was paid upon delivery of a draft version of this discussion to ALIS and its attorneys, and a final $25,000 is due upon receiving the first set of comments from the United States Securities and Exchange Commission to the Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part. No portion of Newbridge’s fee is refundable or contingent upon the conclusion reached in the opinion.

Unaudited Prospective Financial Information of Goodvision

For purposes of evaluating Goodvision’s financial condition and whether to proceed with the Business Combination, SPAC was provided with documents from Goodvision, including projections for the fiscal years ending September 30, 2026, 2027 and 2028, copies of material contracts, and summaries of various industry analysis and trends. Additionally, the SPAC Board reviewed and discussed with Newbridge, its financial advisor, its analysis in rendering the fairness opinion described in the proxy statement/prospectus. In rendering its opinion on the fairness of the transaction, Newbridge reviewed the financial projections provided by Goodvision.

Neither SPAC nor Goodvision, as a matter of course, publicly discloses projections as to future sales, earnings or other operating results. However, in connection with the evaluation of the proposed Business Combination, Goodvision management initially prepared prospective financial information (the “Initial Management Projections”) for presentation to the SPAC Board and Newbridge. The Initial Management Projections were based on information available at the time, including historical operating results through the three months ended December 31, 2025 and management’s then-current expectations regarding the Goodvision’s business plan, commercialization activities, anticipated customer growth, financing plans and operating outlook.

Following the completion of Goodvision’s unaudited financial results for the six months ended March 31, 2026, Goodvision management updated the Initial Management Projections (the “Updated Management Projections”) to incorporate actual operating results through March 31, 2026 together with revised assumptions reflecting developments in the Goodvision’s business, customer activity, commercialization of AI services, anticipated infrastructure deployment, financing plans and overall operating outlook. The Updated Management Projections superseded the Initial Management Projections and represent management’s current expectations as of the date of this proxy statement/prospectus.

As discussed in greater detail herein, the financial projections prepared by Goodvision are based, in part, on assumptions regarding its ability to expand its product offerings and its customer bases and derive revenues from new products and offerings. SPAC is including both the Initial Management Projections and the Updated Management Projections in this proxy statement/prospectus because the Initial Management Projections were considered by the SPAC Board in approving the Business Combination and recommending it to its shareholders and were reviewed by Newbridge in connection with its fairness opinion, while the Updated Management Projections reflect management’s current expectations after the availability of Goodvision’s unaudited financial results for the six months ended March 31, 2026. Although both sets of projections are included because they were material to the Board’s evaluation of the Business Combination, investors are strongly cautioned not to place undue reliance on the Initial Management Projections, which were prepared using information available before March 31, 2026.

Goodvision management prepared both the Initial Management Projections and the Updated Management Projections (together, the “Goodvision Management Projections”) based on management’s judgment and assumptions regarding Goodvision’s expected future financial performance. The Goodvision Management Projections are being provided solely because they were made available to the SPAC Board and Newbridge in connection with their evaluation of the Business Combination. They are provided for informational purposes only and should not be regarded as public guidance regarding Goodvision’s future performance. The inclusion of the Goodvision Management Projections should not be regarded as an indication that SPAC, Goodvision, their respective boards of directors, or any of their respective affiliates, advisors or representatives consider the projections to be predictive of actual future results. Each set of Goodvision Management Projections reflects only the information available and assumptions made as of the date it was prepared and does not reflect subsequent events or developments occurring thereafter. Investors should review Goodvision’s historical financial statements and the other financial information included in this proxy statement/prospectus and should not rely on any single financial measure in evaluating the Business Combination.

The Goodvision Management Projections are not fact and should not be relied upon as being necessarily indicative of future results. Due to inherent uncertainties in financial projections of any kind, shareholders are strongly cautioned not to place undue reliance on the projections. There undoubtedly will be differences between actual and projected results, and the differences may be material. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. The Initial Management Projections were based principally on historical operating results for the fiscal years ended September 30, 2024 and 2025 and the unaudited three months ended December 31, 2025, together with management’s then-current expectations regarding Goodvision’s future business direction, product development and customer growth. The Updated Management Projections additionally incorporated Goodvision’s actual unaudited financial results for the six months ended March 31, 2026 and management’s reassessment of customer activity, commercialization of AI services, anticipated infrastructure deployment, financing plans, revenue mix and overall operating outlook. The Goodvision Management Projections are subject to the inherent uncertainties and limitations that can affect long-term projected financial results, and particularly, for Goodvision, whether it can achieve its anticipated number of new sales channels and new customers. Accordingly, the usefulness of the Goodvision Management Projections is limited and shareholders are strongly cautioned not to place undue reliance on the Goodvision Management Projections, particularly the Initial Management Projections, which were superseded by the Updated Management Projections.

While presented in this proxy statement/prospectus with numeric specificity, the Goodvision Management Projections are forward-looking statements that are inherently subject to significant uncertainties, reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to Goodvision’s business, all of which are difficult to predict and many of which are beyond Goodvision’s control. The various risks and uncertainties include risks set forth in the sections entitled “Risk Factors,” “Goodvision’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Goodvision Management Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Goodvision believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Goodvision had at the time. However, with the passage of time, additional events may transpire which could affect the reasonableness of the basis of the projections.

The Goodvision Management Projections were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Goodvision Management Projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders. The Goodvision Management Projections were prepared exclusively in connection with Goodvision’s evaluation of the proposed Business Combination and are not intended to be used, and should not be used, for any other purpose. The Goodvision Management Projections were reviewed and approved by Goodvision’s board of directors prior to being furnished to SPAC.

The Goodvision Management Projections were requested by, and disclosed to, SPAC for use as a component in its overall evaluation of Goodvision. The SPAC Board considered and relied upon such Goodvision Management Projections in determining the valuation for Goodvision in the Business Combination. SPAC first had access to the Goodvision Management Projections on January 5, 2026. Although SPAC, Newbridge Securities, and their respective representatives discussed the Goodvision Management Projections with Goodvision’s representatives in detail, neither SPAC nor its representatives or advisors made or required any adjustments to Goodvision’s financial data. Goodvision subsequently finalized the Goodvision Management Projections on January 28, 2026. For further details about financial analysis undertaken by the SPAC Board and SPAC’s management in reliance upon the Goodvision Management Projections, see “SPAC’s Board of Directors’ Reasons for the Business Combination.” Following the completion of Goodvision’s unaudited financial results for the six months ended March 31, 2026, Goodvision management prepared the Updated Management Projections to incorporate actual operating results through March 31, 2026 and revised assumptions reflecting developments in the Goodvision’s business and operating outlook. The Updated Management Projections superseded the Initial Management Projections and represent management’s current expectations as of date of this proxy statement/prospectus. Neither Goodvision’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Goodvision compared to the information contained in the Goodvision Management Projections or that the financial and operating results included therein will be achieved. Further, neither Goodvision nor any of its officers, directors, affiliates or representatives intends to or undertakes any obligation to update or otherwise revise the Goodvision Management Projections to reflect circumstances existing after the Goodvision Management Projections were finalized or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Goodvision Management Projections are shown to be in error. Surviving PubCo does not intend to reference these projections in its future periodic reports filed under the Exchange Act. The financial projections are included in this proxy statement/prospectus solely for informational purposes and not to induce any SPAC shareholders to vote in favor of any of the proposals at the extraordinary general meeting.

Neither Goodvision’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, GOODVISION DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE GOODVISION MANAGEMENT PROJECTIONS. THE GOODVISION MANAGEMENT PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE STRONGLY CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED GOODVISION MANAGEMENT PROJECTIONS SET FORTH BELOW, AS SUCH FINANCIAL INFORMATION MAY BE MATERIALLY DIFFERENT THAN ACTUAL RESULTS.

The Goodvision Management Projections are unaudited, based upon estimated results of Goodvision management and do not include the impact of the accounting for the Business Combination or other impacts from the consummation of the Business Combination. The Goodvision Management Projections are summarized below.

In light of the foregoing factors and the uncertainties inherent in these projections, shareholders of SPAC are strongly cautioned not to place undue reliance on these projections.

Purpose and Continued Inclusion of Goodvision Management Projections

The Goodvision Management Projections are included in this proxy statement/prospectus solely because (i) they were provided to Newbridge Securities and SPAC’s Board in connection with Newbridge’s fairness opinion and the Business Combination evaluation, and (ii) Item 1015 of Regulation M-A requires disclosure of analyses or substantive work performed by financial advisors. The inclusion of these projections does not constitute an endorsement of their accuracy or achievability.

Although the SPAC Board and Newbridge initially reviewed the Initial Management Projections in evaluating the Business Combination, following the completion of Goodvision’s unaudited financial results for the six months ended March 31, 2026, Goodvision prepared the Updated Management Projections to incorporate such results and revised assumptions reflecting subsequent business developments. Management believes the Updated Management Projections more appropriately reflect its expectations as of the most recent practicable date. Accordingly, both the Initial Management Projections and the Updated Management Projections are included in this proxy statement/prospectus because each was material to the SPAC Board’s evaluation of the Business Combination. Investors are cautioned not to place undue reliance on either set of projections, and the Initial Management Projections may be less indicative of management’s current expectations because they were prepared using information available prior to March 31, 2026.

Initial Management Projections

The following table presents Goodvision’s historical financial results for the fiscal years ended September 30, 2024 and 2025 and the unaudited three-month period ended December 31, 2025 (“Q1 FY2026”), together with Goodvision management’s projected results for the fiscal years ending September 30, 2026, 2027, and 2028. The historical results are derived from Goodvision’s audited financial statements included elsewhere in this proxy statement/prospectus and should be read in conjunction with the Initial Management Projections set forth below.

	Historical			Projected
(USD)	FY2024[1] (Actual)	FY2025¹ (Actual)	Q1 FY2026[1] (Unaudited)	FY2026 (Projected)	FY2027 (Projected)	FY2028 (Projected)
REVENUES
Revenue	$3,640,547	$7,743,669	$3,309,443	$19,904,019	$106,562,356	$316,593,285
Cost of revenue	$3,589,383	$7,584,406	$3,080,040	$18,586,222	$96,994,098	$283,349,460
Gross profit	$51,164	$159,263	$229,403	$1,317,797	$9,568,258	$33,243,825
Gross margin (%)	1.4%	2.1%	6.9%	6.6%	9.0%	10.5%
Cloud Service (Token)	—	—	—	$17,500,429	$37,505,681	$67,509,138
AI Application Service	—	—	—	—	$5,049,284	$25,074,294
AI Factory Computing Service	—	—	—	$2,403,590	$64,007,391	$224,009,853
OPERATING EXPENSES
General & administrative expenses	$17,352	$69,395	$755,357	$277,500	$1,960,000	$2,300,000
Sales & marketing expenses	—	—	—	$327,500	$2,147,500	$4,847,500
Total operating expenses	$17,352	$69,395	$755,357	$605,000	$4,107,500	$7,147,500
Income / (loss) from operations	$33,812	$89,868	$(525,954)	$712,797	$5,460,758	$26,096,325
Operating margin (%)	0.9%	1.2%	(15.9%)	3.6%	5.1%	8.2%
OTHER INCOME / (EXPENSES)
Interest / other income⁴	—	$14,372	—	$497,000	$2,437,500	$4,847,500
Interest expense	—	—	—	$50,000	$100,000	$150,000
Total other income / (expense)	—	$14,372	—	$447,000	$2,337,500	$4,697,500
Income / (loss) before income tax	$33,812	$104,240	$(525,954)	$1,159,797	$7,798,258	$30,793,825
Income tax expense (29.84%)[5]	$(7,901)	$(23,540)	—	$(346,083)	$(2,327,000)	$(9,188,877)
NET INCOME / (LOSS)	$25,911	$80,700	$(525,954)	$813,714	$5,471,258	$21,604,948
Net margin (%)	0.7%	1.0%	(15.9%)	4.1%	5.1%	6.8%

(1)	FY2024 and FY2025 actuals are for the fiscal year ended September 30, 2024 and 2025, derived from Goodvision Inc’s audited financial statements.
(2)	Q1 FY2026 covers the three months ended December 31, 2025; figures are unaudited.
(3)	Q1 FY 2026 G&A included a non-cash accrual of $522,400 for professional service fees paid by GV Assets Holdings, a related party, on the Company’s behalf.
(4)	Projected other income consists primarily of AI consulting fees and AI project delivery revenue.
(5)	Historical income tax expense reflects actual expense; projected income tax expense reflects the combined federal statutory rate of 21.0% and California state rate of 8.84%; Q1 FY2026 income tax expense is zero due to a net operating loss and full valuation allowance on the related deferred tax asset.

Assumptions and Basis for the Projected Financial Metrics Table

The Initial Management Projections reflect numerous material estimates and assumptions made by Goodvision management and believed to be reasonable with respect to expected future financial performance. In connection with the preparation of the unaudited prospective financial information, Goodvision’s management team considered various material assumptions, including but not limited to, the following:

●	Global economic stability, which is expected to enhance customers’ willingness to pay;
●	Continued growth in demand for artificial intelligence and large language model (“LLM”) services, reflecting broader enterprise adoption trends across Goodvision’s target markets;
●	Continued expansion of Goodvision’s market share or entry into new markets, thereby increasing sales potential;
●	The competitive landscape remaining relatively stable, with demand for Goodvision’s products and services either remaining stable or growing, and no significant decline in demand;
●	Stability in customer behavior and loyalty, with existing customers continuing to make purchases and new customers being attracted;
●	The prices of products remaining relatively stable, without significant fluctuations;
●	The forecast is based on Goodvision’s historical operating results and observed trends in enterprise customer demand for cloud computing, AI infrastructure, and managed technology services;
●	Goodvision’s ability to attract and retain an experienced management team and qualified personnel, or to find suitable replacements in a timely manner;
●	Goodvision’s AI Factory computing service revenues are projected to scale through a special purpose vehicle (“SPV”) model, pursuant to which Goodvision intends to invest a minority interest in each SPV, manage the AI data center (“AIDC”) operations, and earn management and revenue-sharing fees. Goodvision intends to expand this model across Asia and North America by partnering with co-investors to fund AIDC infrastructure build-out, with Goodvision serving as the operational manager of each facility. As of the date these projections were prepared, no definitive agreements with co-investors or customers had been executed with respect to this expansion strategy, and the projected revenues from this segment are contingent upon Goodvision’s ability to successfully identify partners, secure commitments, and deploy infrastructure on the anticipated timelines;
●	Goodvision’s AI Application Service revenues reflect the Company’s strategy of co-developing AI-integrated vertical solutions with key industry customers, then commercializing and scaling those offerings to additional enterprise customers across targeted sectors, including video analytics, biotechnology, education technology, and interactive gaming;
●	Other income reflected in the projections consists primarily of fees earned from AI consulting engagements and AI project delivery services provided to third-party clients, representing ancillary revenue streams complementary to Goodvision’s core managed cloud and AI infrastructure offerings; and
●	The Initial Management Projections were prepared based on information available to management as of January 2026, including historical operating results through the three months ended December 31, 2025, management’s then-current business plan, anticipated commercialization timeline for its AI services, expected customer growth, and then-current expectations regarding financing and infrastructure deployment.

Additionally, the forecasts discussed above incorporate growth and reduction rates based on key factors such as historical performance, industry trends, and management’s strategic outlook. Specifically, the growth rates reflect anticipated market expansion, customer demand, and Goodvision’s planned operational enhancements, while reduction rates consider potential risks such as competitive pressures, cost efficiencies, and external economic factors. These rates were determined through a combination of quantitative analyses and qualitative judgment informed by management’s expectations for the business. The discount rates used in preparing the projections were determined based on Goodvision’s weighted average cost of capital (“WACC”), adjusted to reflect specific risks associated with the business and the markets in which Goodvision operates. Key inputs to the WACC calculation include the risk-free rate, equity risk premium, beta (reflecting Goodvision’s industry and capital structure), and a company-specific risk premium. These discount rates were selected to ensure a prudent assessment of the present value of future cash flows, aligning with market practices and regulatory guidelines.

Goodvision’s forecasts are based on the models that Goodvision uses for its operating plans. Calculations are made based on historical sales data, which it adjusts based on estimates of future performance of certain key measures, such as sales growth rate and revenue share percentage over product revenue. If Goodvision is not successful in developing new customers, sales channels and product applications, it will not be able to achieve the projected financial results. In light of these assumptions, the Initial Management Projections may not be useful to shareholders and shareholders are strongly cautioned not to place undue reliance on the Initial Management Projections.

The Initial Management Projections reflect the consistent application of the accounting policies of Goodvision and should be read in conjunction with the accounting policies included in footnotes to the accompanying historical consolidated financial statements of Goodvision included in this proxy statement/prospectus. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Initial Management Projections. The inclusion of the Initial Management Projections in this proxy statement/prospectus should not be regarded as an indication that Goodvision or its representatives considered or currently consider the projections to be a reliable prediction of future events, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on these projections.

The Initial Management Projections are the responsibility of Goodvision management. Neither Goodvision’s independent auditors, nor any other independent accountants have examined, compiled, or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the prospective financial information.

Basis of Projection by Segment

The Initial Management Projections are composed of three main distinct revenue segments that differ materially in their basis and risk profile. Goodvision’s management prepared the projections for each segment as follows:

Cloud Service (Token)

The Cloud Service segment projections are based on Goodvision’s established operating history and management’s expectations regarding customer expansion, increased compute usage, and continued adoption of usage-based cloud and AI inference services. For fiscal year 2024, Goodvision generated approximately $3.6 million in revenue from this segment. For fiscal year 2025, revenue increased to approximately $7.7 million, representing approximately 113% year-over-year growth, and for the three months ended December 31, 2025, revenue reached approximately $3.3 million, representing approximately 142% growth over the comparable prior-year period. Substantially all historical Cloud Service revenue was generated from two customers, consisting of a Canada-based digital platform and online services provider and a California-based video game publisher and distributor, pursuant to usage-based service agreements.

The FY2026 Cloud Service projection of approximately $17.5 million is based on management’s expectation of servicing approximately 7 to 11 customers, including (i) one significant existing customer, the California-based video game publisher and distributor (“SVIP 1”), expected to contribute approximately $10.8 million of revenue based on anticipated increases in cloud and inference usage volume under existing commercial arrangements, (ii) a second significant existing customer, the Canada-based digital platform and online services provider (“SVIP 2”), expected to contribute approximately $4.9 million of revenue, and (iii) approximately 5 to 8 additional customers with lower individual usage levels expected to collectively contribute approximately $0.45 million, with estimated annual revenue per customer ranging from approximately $56,000 to $90,000.

The FY2027 Cloud Service projection assumes continued expansion of the Company’s customer base to approximately 12 to 17 customers and projected revenue growth to approximately $67.3 million. Such projection is based on management’s assumptions that (i) SVIP 1 will continue to increase utilization and contribute approximately $27.0 million of revenue, (ii) SVIP 2 will contribute approximately $27.0 million of revenue, (iii) newly sourced pipeline customers are expected to contribute approximately $10.0 million of revenue, and (iv) approximately 8 to 13 additional customers with lower individual usage levels are expected to collectively contribute approximately $3.4 million of revenue, with estimated annual revenue per customer ranging from approximately $260,000 to $420,000. The FY2028 projection of approximately $67.5 million assumes continued onboarding of additional customers, expansion of compute consumption by existing customers, and increased utilization of the Company’s AI-related infrastructure and unified API services.

The projections assume, among other things, continued availability of cloud infrastructure supply and GPU compute capacity, the Company’s ability to maintain and expand relationships with cloud infrastructure providers, continued demand for AI inference and cloud services, successful onboarding of projected customers, customer retention and increased customer usage levels, and no material adverse changes in pricing, market competition, regulatory conditions, or broader macroeconomic conditions. The projections further assume that the Company will continue to have sufficient working capital and operational capacity to support anticipated growth.

The foregoing projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, including risks relating to customer concentration, customer adoption rates, competitive pressures, infrastructure availability, pricing changes by third-party cloud providers, technological changes, and the Company’s ability to execute its business plan. Accordingly, there can be no assurance that the projected results will be achieved, and actual results may differ materially from those reflected in the projections. Investors are cautioned not to place undue reliance on these projections. See “Risk Factors - Risks Related to Goodvision.”

AI Application Service

The AI Application Service segment relates to the Company’s AI intelligent scheduling platform and unified API infrastructure, through which customers may access AI inference, token-processing, routing, and model orchestration services on a usage-based basis. The AI Application Service had not generated revenue recognized in Goodvision’s historical audited financial statements included in this proxy statement/prospectus as of December 31, 2025 because the AI intelligent scheduling platform had not commenced broader commercial operations during the historical periods presented. As of the date of this prospectus, the platform remains under development, and only limited preview versions of certain components have been launched. In February 2026, the Company initiated a limited preview involving invited enterprise customers, and as of March 31, 2026, two commercial users had utilized portions of the preview platform and generated revenue for the Company. However, the platform has not yet been broadly commercially deployed at scale. The projections are based primarily on management’s expectations regarding continued platform development, customer adoption, anticipated usage volumes, commercialization of AI-related infrastructure services, and successful deployment of supporting infrastructure. Additional development, infrastructure, and integration work remains necessary prior to broader commercial deployment, including completion of model-routing capabilities, scalability optimization, infrastructure deployment, integration with third-party model providers, and enhancement of monitoring and security functions. The Company currently targets broader commercial release of the AI intelligent scheduling platform by June 30, 2026, although there can be no assurance that such timing will be achieved.

Management expects initial commercialization of the AI Application Service beginning in FY2026 through limited customer onboarding and usage-based AI inference and token-processing services targeting customers in the video generation, biotechnology, education technology, gaming, and AI application sectors. The FY2026 projection assumes approximately 8 to 12 customers utilizing the Company’s AI token and inference-related services and projected revenue of approximately $19.0 million. The FY2026 projected revenue is based on management’s assumptions that (i) one anticipated significant customer (“SVIP 3”) will contribute approximately $1.45 million of revenue, (ii) a second anticipated significant customer (“SVIP 4”) will contribute approximately $0.5 million of revenue, (iii) the Company’s proprietary routing and orchestration services (“GV Router”) will contribute approximately $0.35 million of revenue, and (iv) approximately 5 to 8 additional customers with lower individual usage levels will collectively contribute approximately $0.1 million of revenue, with estimated annual revenue per customer ranging from approximately $12,500 to $20,000.

The FY2027 AI Application Service projection assumes continued commercialization and expansion of the Company’s AI token-processing and routing services to approximately 14 to 19 customers. Such projection is based on management’s assumptions that (i) newly sourced pipeline customers utilizing token-processing and AI inference services will contribute approximately $10.0 million of revenue, (ii) SVIP 3 will contribute approximately $9.1 million of revenue based on increased utilization and compute demand, (iii) GV Router-related services will contribute approximately $2.6 million of revenue, (iv) SVIP 4 will contribute approximately $2.75 million of revenue, and (v) approximately 10 to 15 additional customers with lower individual usage levels will collectively contribute approximately $0.75 million of revenue, with estimated annual revenue per customer ranging from approximately $50,000 to $75,000. The FY2028 projection assumes continued customer onboarding, increased AI inference utilization, expansion of enterprise AI workloads, and broader adoption of the Company’s AI intelligent scheduling platform and unified API services.

The projections further assume an estimated gross margin of approximately 40%, based on management’s expectations regarding anticipated economies of scale, infrastructure utilization efficiencies, routing optimization, and anticipated pricing spreads between compute procurement costs and customer usage-based pricing. The projections also assume continued availability of GPU compute resources and cloud infrastructure capacity, the Company’s ability to maintain relationships with infrastructure providers and model vendors, successful development and commercialization of the AI intelligent scheduling platform, customer adoption of the Company’s AI services, and no material adverse changes in market demand, competition, regulatory conditions, pricing environments, or broader macroeconomic conditions.

Because the AI Application Service represents a new and developing business line with limited operating history, no historical revenue recognized in the historical financial statements, and no assurance of customer adoption levels or future usage volumes, these projections are inherently speculative and subject to a significantly higher degree of uncertainty than the Company’s Cloud Service projections. Actual results may differ materially from those reflected in the projections, and there can be no assurance that the projected revenues, margins, customer growth, or commercialization milestones will be achieved. Investors are cautioned not to place undue reliance on these projections. See “Risk Factors - Risks Related to Goodvision.”

AI Factory Computing Service

The AI Factory segment relates to the Company’s planned development, operation, and management of AI data center (“AIDC”) infrastructure and GPU compute facilities through a special purpose vehicle (“SPV”) model. Under the proposed structure, Goodvision expects to contribute a minority equity investment to the counterparties of the arrangement, generally estimated at approximately 5% to 10% per SPV, while providing management services, operational systems, infrastructure design, deployment coordination, and ongoing operational oversight for the facilities. In consideration for such services and operational involvement, Goodvision expects to receive approximately 30% to 50% of the economic returns generated by the applicable SPV arrangements. Goodvision expects to generate revenue from AI infrastructure services, including GPU compute capacity, data center leasing arrangements, management fees, and related infrastructure operation services. The AI Factory business remains in an early-stage planning and development phase, and no historical revenue from the AI Factory segment was recognized in the Company’s historical financial statements. As of the date of this prospectus, no AI factory facility is currently operational. The Company has executed two non-binding memoranda of understanding relating to proposed AI factory locations in Japan and Dallas, Texas, and has entered into certain data-center leasing arrangements; however, no operational deployment has occurred. Remaining steps prior to deployment include execution of definitive agreements, completion of site build-out and fit-up activities, procurement and installation of GPU systems and cooling equipment, deployment of software infrastructure, obtaining customer commitments, and receipt of applicable regulatory, permitting, and zoning approvals. The Company currently expects that substantial financing and infrastructure capital will be required to support any large-scale deployment, and no definitive financing arrangements have been secured as of the date of this prospectus.

The FY2026 AI Factory projection of approximately $2.4 million assumes initial commercialization through three customers utilizing AI infrastructure and data center leasing services in Asia and North America. Management’s FY2026 projection is based on assumptions that (i) one Japan-based AI data center leasing customer utilizing approximately 1 megawatt (“MW”) of capacity will contribute approximately $0.8 million of revenue, (ii) one U.S.-based AI data center leasing customer utilizing approximately 1 MW of capacity will contribute approximately $0.8 million of revenue, and (iii) one Korea-based AI data center leasing customer utilizing approximately 1 MW of capacity will contribute approximately $0.8 million of revenue. These initial deployments are expected to represent limited early-stage operations and proof-of-concept commercialization activities.

The FY2027 AI Factory projection assumes expansion to approximately seven customers across Japan, the United States, and Korea, with projected aggregate revenue of approximately $64.0 million. The projection assumes approximately 15 MW of total deployed AI infrastructure capacity. In Japan, projected revenue of approximately $34.0 million is based on assumptions that (i) one significant customer (“SVIP 5”) will utilize approximately 3 MW and contribute approximately $12.0 million of revenue, (ii) a second significant customer (“SVIP 6”) will utilize approximately 4.5 MW and contribute approximately $15.0 million of revenue, and (iii) a third significant customer (“SVIP 7”) will utilize approximately 2 MW and contribute approximately $7.0 million of revenue. In the United States, projected revenue of approximately $21.0 million assumes that (i) one significant customer (“SVIP 8”) will utilize approximately 2 MW and contribute approximately $9.0 million of revenue and (ii) a second significant customer (“SVIP 9”) will utilize approximately 4 MW and contribute approximately $12.0 million of revenue. In Korea, projected revenue of approximately $9.0 million assumes that (i) one significant customer (“SVIP 10”) will utilize approximately 1 MW and contribute approximately $4.5 million of revenue and (ii) a second significant customer (“SVIP 11”) will utilize approximately 1 MW and contribute approximately $4.5 million of revenue.

The FY2028 projection of approximately $224.0 million assumes continued expansion of the AI Factory model across additional geographic markets in Asia and North America, expansion of deployed infrastructure capacity to approximately 40 MW, increased enterprise demand for AI compute infrastructure, and continued utilization growth from both new and existing customers. The projections assume estimated average annual revenue generation of approximately $5 million per MW of deployed capacity and estimated infrastructure construction and deployment costs of approximately $200,000 per MW.

The projections further assume that the Company will be able to identify and partner with co-investors through the contemplated SPV structure, obtain sufficient financing and infrastructure capital, secure suitable data center sites and power capacity, procure necessary GPU and networking hardware, maintain relationships with infrastructure providers and facility operators, and successfully deploy infrastructure on projected timelines. The projections also assume continued growth in demand for AI compute infrastructure, successful onboarding and retention of anticipated customers, continued availability of power and GPU supply, and no material adverse changes in market demand, competitive conditions, supply chain availability, regulatory conditions, geopolitical conditions, or broader macroeconomic factors.

As of the date these projections were prepared, the Company had not entered into definitive co-investor agreements, definitive customer agreements, or binding long-term infrastructure deployment arrangements with respect to the projected expansion strategy. Accordingly, the FY2027 and FY2028 AI Factory projections are subject to materially greater uncertainty than the Company’s existing cloud services business and are highly dependent on the Company’s ability to secure co-investors, obtain infrastructure financing, identify appropriate sites and power resources, procure hardware, execute deployment plans, and obtain customer commitments on anticipated timelines. Actual results may differ materially from those reflected in the projections, and there can be no assurance that the projected revenues, infrastructure deployment targets, customer growth, or commercialization milestones will be achieved. Investors are cautioned not to place undue reliance on these projections. See “Risk Factors - Risks Related to Goodvision.”

Other Income

Projected other income of $497,000 in FY2026, $2.4 million in FY2027, and $4.8 million in FY2028 consists primarily of fees expected to be earned from AI consulting engagements and AI project delivery services provided to third-party clients, representing ancillary revenue streams complementary to Goodvision’s core managed cloud and AI infrastructure offerings. Goodvision’s management and its independent auditors are evaluating whether these amounts are more appropriately classified as revenue under ASC 606 rather than other income; any such reclassification would increase projected total revenues and gross profit without affecting projected net income. There is no historical other income from consulting or project delivery activity in Goodvision’s audited financial statements.

Projected Gross Margin and Operating Expense Profile

Goodvision’s historical gross margin improved from 1.4% in FY2024 to 2.1% in FY2025 and 6.9% in Q1 FY2026, reflecting higher revenue volumes against a largely fixed pass-through cost structure driven by service charges from Tencent Cloud International Limited and other cloud service providers. The Initial Management Projections assume blended gross margin of 6.6% in FY2026, 9.0% in FY2027, and 10.5% in FY2028. This improvement is driven by (i) growth of the AI Application Service segment, which carries an assumed gross margin of approximately 40%; (ii) modest margin expansion in the Cloud Service segment from 6.5% to 9.5% over the projection period and (iii) the AI Factory segment, assumed to maintain a 7.5% gross margin across all years. Total operating expenses are projected to grow from $605,000 in FY2026 to $7.1 million in FY2028, reflecting anticipated increases in headcount, sales coverage, and G&A infrastructure. Normalized recurring G&A in Q1 FY2026, excluding the $522,400 related-party advisory fee accrual, was approximately $233,000, consistent with the FY2026 projected G&A run rate.

Income Tax Rate Assumption

The Initial Management Projections apply a projected income tax rate of 29.84% to pre-tax income in each projection year, representing the combined federal statutory corporate income tax rate of 21.0% and the California state corporate income tax rate of 8.84%, applied on a full-apportionment basis. This rate does not reflect potential benefit from net operating loss (“NOL”) carry forwards or other tax attributes. For the three months ended December 31, 2025, Goodvision generated a pre-tax loss of approximately $526,000 and recognized a deferred tax asset of approximately $147,000 that was fully offset by a valuation allowance. Actual effective tax rates will depend on Goodvision’s taxable income, deferred tax asset realization, and any changes in legal structure or geographic operations in connection with or following the Business Combination.

Although Goodvision’s internal planning model extends through fiscal year 2030, projections for fiscal years 2029 and 2030 were not provided to SPAC because management determined that the reliability of projections beyond a three-year horizon was insufficient to support meaningful use in evaluating the Business Combination, given the early stage of Goodvision’s new service lines and the inherent uncertainty in long-range financial forecasting for a company of Goodvision’s size and stage of development.

Revision of the Initial Management Projections

Goodvision’s management prepared the Initial Management Projections in January 2026 for purposes of evaluating the proposed Business Combination. After such projections were prepared, Goodvision completed its unaudited financial results for the six months ended March 31, 2026 and experienced developments in its business, including:

●	actual operating results for the six months ended March 31, 2026;
●	continued commercialization of its AI inference services;
●	additional customer activity and changes in anticipated customer deployment schedules;
●	refinement of anticipated AI Factory deployment timelines;
●	refinement of projected operating expenses;
●	updated assumptions regarding expected financing and capital deployment.

Accordingly, management determined that the Initial Management Projections no longer reflected management’s then-current expectations and prepared the Updated Management Projections, which superseded the Initial Management Projections for purposes of management’s internal planning and this proxy statement/prospectus.

Compared to the Initial Management Projections, the Updated Management Projections reflect:

●	stronger-than-anticipated revenue growth experienced during the six months ended March 31, 2026;
●	the inclusion of actual customer activity through March 31, 2026;
●	expansion of management’s projected cloud service customer base;
●	earlier commercialization and greater expected contribution from AI inference services;
●	refinement of assumptions regarding AI Factory deployment and infrastructure financing;
●	revised operating expense assumptions based on actual costs incurred during the first half of fiscal 2026.

Subsequent to the preparation of the Updated Management Projections, Goodvision completed its unaudited financial results for the nine months ended June 30, 2026. Management reviewed such results and determined that Goodvision remained on track with respect to the Updated Management Projections and that no further revisions to such projections were warranted. The Updated Management Projections therefore remain unchanged and continue to reflect management’s expectations for fiscal years 2026, 2027 and 2028. The nine-month results ended June 30, 2026 are included in the table below as additional historical financial information and were not used to revise or otherwise update the Updated Management Projections.

Updated Management Projections

The following table presents Goodvision’s historical financial results for the fiscal years ended September 30, 2024 and 2025 and the unaudited six-month period ended March 31, 2026 (“Half Year FY2026”), and the unaudited nine-month period ended June 30, 2026 (“Nine Months FY2026”), together with Goodvision management’s projected results for the fiscal years ending September 30, 2026, 2027, and 2028. The historical results are derived from Goodvision’s audited financial statements included elsewhere in this proxy statement/prospectus and should be read in conjunction with the Updated Management Projections set forth below.

	Historical				Projected
(USD)	FY2024(1) (Actual)	FY2025(1) (Actual)	Half Year FY2026(2) (Unaudited)	Nine Months FY2026(2) (Unaudited)	FY2026 (Projected)	FY2027 (Projected)	FY2028 (Projected)
REVENUES
Revenue	$3,640,547	$7,743,669	$10,553,814	$24,004,468	$38,866,130	$176,578,451	$418,610,893
Cost of revenue	$3,589,383	$7,584,406	$9,989,269	$22,007,759	$36,315,796	$161,408,907	$375,675,395
Gross profit	$51,164	$159,263	$564,545	$1,996,709	$2,550,334	$15,169,544	$42,935,498
Gross margin (%)	1.4%	2.1%	5.3%	8.3%	6.6%	8.6%	10.3%
Cloud Service (Token)	—	—	—	—	$36,462,540	$107,521,776	$169,526,746
AI Application Service	—	—	—	—	—	$5,049,284	$25,074,294
AI Factory Computing Service	—	—	—	—	$2,403,590	$64,007,391	$224,009,853
OPERATING EXPENSES
General & administrative expenses(3)	$17,352	$69,395	$1,301,326	$2,683,107	$541,868	$3,247,805	$3,041,142
Sales & marketing expenses	—	—	—	—	$639,502	$3,558,501	$6,409,537
Total operating expenses	$17,352	$69,395	$1,301,326	$2,683,107	$1,181,370	$6,806,306	$9,450,679
Income / (loss) from operations	$33,812	$89,868	$(736,781)	$(686,398)	$1,368,964	$8,363,238	$33,484,819
Operating margin (%)	0.9%	1.2%	(7.00%)	(2.9)%	3.52%	4.74%	8.00%
OTHER INCOME / (EXPENSES)
Interest / other income(4)	—	$14,372	$20	$720	$497,000	$2,437,500	$4,847,500
Interest expense	—	—	$(260)	$(4,706)	$300,000	$900,000	$1,200,000
Total other income / (expense)	—	$14,372	$(240)	$(3,986)	$197,000	$1,537,500	$3,647,500
Income / (loss) before income tax	$33,812	$104,240	$(717,021)	$(690,384)	$1,565,964	$9,900,738	$37,132,319
Income tax expense (29.84%)(5)	$(7,901)	$(23,540)	—	—	$(467,284)	$(2,954,380)	$(11,080,284)
NET INCOME / (LOSS)	$25,911	$80,700	$(717,021)	$(690,384)	$1,098,681	$6,946,358	$26,052,035
Net margin (%)	0.7%	1.0%	(6.98%)	(2.9)%	2.83%	3.93%	6.22%

(1)	FY2024 and FY2025 actuals are for the fiscal year ended September 30, 2024 and 2025, derived from Goodvision Inc’s audited financial statements.
(2)	Half Year FY2026 covers the six months ended March 31, 2026, and Nine Months FY2026 covers the nine months ended June 30, 2026; figures for both periods are unaudited.
(3)	Half Year FY 2026 G&A included a non-cash accrual of $780,662 for professional service fees paid by GV Assets Holdings, a related party, on the Company’s behalf.
(4)	Projected other income consists primarily of AI consulting fees and AI project delivery revenue.
(5)	Historical income tax expense reflects actual expense; projected income tax expense reflects the combined federal statutory rate of 21.0% and California state rate of 8.84%; Half Year FY2026 and Nine Months FY2026 income tax expenses were zero due to net operating losses and a full valuation allowance on the related deferred tax assets.

Assumptions and Basis for the Projected Financial Metrics Table

The Initial Management Projections and the Updated Management Projections were prepared using generally consistent methodologies. However, the Updated Management Projections incorporate actual operating results through March 31, 2026 and revised assumptions reflecting management’s updated expectations regarding customer demand, commercialization timing, financing plans, infrastructure deployment, operating expenses and revenue mix. Accordingly, although many underlying assumptions remained consistent, certain assumptions were revised to reflect information that became available after the Initial Management Projections were prepared. The Updated Management Projections were not subsequently revised or updated to incorporate the Company’s actual results for the three and nine months ended June 30, 2026. Following its review of the June 30, 2026 results, management determined that no revision to the Updated Management Projections was warranted.

●	Global economic stability, which is expected to enhance customers’ willingness to pay;
●	Continued growth in demand for artificial intelligence and large language model (“LLM”) services, reflecting broader enterprise adoption trends across Goodvision’s target markets;
●	Continued expansion of Goodvision’s market share or entry into new markets, thereby increasing sales potential;
●	The competitive landscape remaining relatively stable, with demand for Goodvision’s products and services either remaining stable or growing, and no significant decline in demand;
●	Stability in customer behavior and loyalty, with existing customers continuing to make purchases and new customers being attracted;
●	The prices of products remaining relatively stable, without significant fluctuations;
●	The forecast is based on Goodvision’s historical operating results and observed trends in enterprise customer demand for cloud computing, AI infrastructure, and managed technology services;
●	Goodvision’s ability to attract and retain an experienced management team and qualified personnel, or to find suitable replacements in a timely manner;
●	Goodvision’s AI Factory computing service revenues are projected to scale through a special purpose vehicle (“SPV”) model, pursuant to which Goodvision intends to invest a minority interest in each SPV, manage the AI data center (“AIDC”) operations, and earn management and revenue-sharing fees. Goodvision intends to expand this model across Asia and North America by partnering with co-investors to fund AIDC infrastructure build-out, with Goodvision serving as the operational manager of each facility. As of the date these projections were prepared, no definitive agreements with co-investors or customers had been executed with respect to this expansion strategy, and the projected revenues from this segment are contingent upon Goodvision’s ability to successfully identify partners, secure commitments, and deploy infrastructure on the anticipated timelines;
●	Goodvision’s AI Application Service revenues reflect the Company’s strategy of co-developing AI-integrated vertical solutions with key industry customers, then commercializing and scaling those offerings to additional enterprise customers across targeted sectors, including video analytics, biotechnology, education technology, and interactive gaming;
●	Other income reflected in the projections consists primarily of fees earned from AI consulting engagements and AI project delivery services provided to third-party clients, representing ancillary revenue streams complementary to Goodvision’s core managed cloud and AI infrastructure offerings; and
●	The Updated Management Projections incorporate Goodvision’s actual unaudited operating and financial results for the six months ended March 31, 2026, together with management’s reassessment of the Company’s business outlook based on developments occurring after the preparation of the Initial Management Projections, including customer onboarding and expansion, commercialization of AI inference services, anticipated AI Factory deployment timelines, projected operating expenses, financing expectations, and updated revenue mix assumptions.

Additionally, the forecasts discussed above incorporate growth and reduction rates based on key factors such as historical performance, industry trends, and management’s strategic outlook. Specifically, the growth rates reflect anticipated market expansion, customer demand, and Goodvision’s planned operational enhancements, while reduction rates consider potential risks such as competitive pressures, cost efficiencies, and external economic factors. These rates were determined through a combination of quantitative analyses and qualitative judgment informed by management’s expectations for the business. The discount rates used in preparing the projections were determined based on Goodvision’s weighted average cost of capital (“WACC”), adjusted to reflect specific risks associated with the business and the markets in which Goodvision operates. Key inputs to the WACC calculation include the risk-free rate, equity risk premium, beta (reflecting Goodvision’s industry and capital structure), and a company-specific risk premium. These discount rates were selected to ensure a prudent assessment of the present value of future cash flows, aligning with market practices and regulatory guidelines.

Goodvision’s forecasts are based on the models that Goodvision uses for its operating plans. Calculations are made based on historical sales data, which it adjusts based on estimates of future performance of certain key measures, such as sales growth rate and revenue share percentage over product revenue. If Goodvision is not successful in developing new customers, sales channels and product applications, it will not be able to achieve the projected financial results. In light of these assumptions, the Updated Management Projections may not be useful to shareholders and shareholders are strongly cautioned not to place undue reliance on the Updated Management Projections.

The Updated Management Projections reflect the consistent application of the accounting policies of Goodvision and should be read in conjunction with the accounting policies included in footnotes to the accompanying historical consolidated financial statements of Goodvision included in this proxy statement/prospectus. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Updated Management Projections. The inclusion of the Updated Management Projections in this proxy statement/prospectus should not be regarded as an indication that Goodvision or its representatives considered or currently consider the projections to be a reliable prediction of future events, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on these projections.

The Updated Management Projections are the responsibility of Goodvision management. Neither Goodvision’s independent auditors, nor any other independent accountants have examined, compiled, or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the prospective financial information.

Basis of Projection by Segment

The Updated Management Projections are composed of three main distinct revenue segments that differ materially in their basis and risk profile. Goodvision’s management prepared the projections for each segment as follows:

Cloud Service (Token)

The Cloud Service segment projections are based on Goodvision’s established operating history and management’s expectations regarding customer expansion, increased compute usage, and continued adoption of usage-based cloud and AI inference services. For fiscal year 2024, Goodvision generated approximately $3.6 million in revenue from this segment. For fiscal year 2025, revenue increased to approximately $7.7 million, representing approximately 113% year-over-year growth. In February 2026, the Company initiated a limited preview involving invited enterprise customers, and as of March 31, 2026, three commercial users had utilized portions of the preview platform and generated revenue for the Company, totaling approximately $2.4 million for the six months ended March 31, 2026 (approximately $1.3 million and $1.0 million from the two main users, respectively). For the six months ended March 31, 2026, revenue reached approximately $10.6 million, representing approximately 199% growth over the approximately $2.7 million generated in the six months ended March 31, 2025. For the nine months ended June 30, 2026, four vendors each accounted for 10% or more of our cost of revenue and, in the aggregate, represented approximately 67.7% of our total cost of revenue for the period. These vendors accounted for approximately 33.2%, 14.3%, 10.1%, and 10.1% of our cost of revenue, respectively. The Company provided Cloud Services to 11 customers during the applicable period. Certain of the Company’s larger customers included a Canada-based digital platform and online services provider, a California-based video game publisher and distributor, a Canada-based technology company specializing in product engineering, platform development, and software solutions for enterprise customers, and a Canada-based blockchain technology company focused on data privacy, data integrity, and IoT blockchain solutions, pursuant to usage-based service agreements.

The FY2026 Cloud Service projection of approximately $36.5 million is based on management’s expectation of servicing approximately 9 to 12 customers, including (i) one significant existing customer, the California-based digital platform and online services provider (“SVIP 1”), expected to contribute approximately $4.9 million of revenue based on anticipated increases in cloud and inference usage volume under existing commercial arrangements, (ii) a second significant existing customer, the Canada-based video game publisher and distributor (“SVIP 2”), expected to contribute approximately $10.8 million of revenue, (iii) approximately 5 to 8 additional customers with lower individual usage levels expected to collectively contribute approximately $0.45 million, with estimated annual revenue per customer ranging from approximately $56,000 to $90,000, and (iv) approximately 8 to 12 customers utilizing the Company’s AI token services, expected to generate approximately $20.0 million of revenue, which projection is based on management’s assumptions that (a) one anticipated significant customer (“SVIP 3”) will contribute approximately $1.45 million of revenue, (b) a second anticipated significant customer (“SVIP 4”) will contribute approximately $0.5 million of revenue, (c) the Company’s proprietary routing and orchestration services (“GV Router”) will contribute approximately $0.35 million of revenue, (d) approximately 5 to 8 additional customers with lower individual usage levels will collectively contribute approximately $0.1 million of revenue, with estimated annual revenue per customer ranging from approximately $12,500 to $20,000, and (e) the remaining approximately $17.6 million of projected revenue is expected to be generated from higher-volume enterprise customers utilizing the Company’s AI token services.

The FY2027 Cloud Service projection assumes continued expansion of the Company’s customer base to approximately 12 to 17 customers and projected revenue growth to approximately $67.3 million. Such projection is based on management’s assumptions that (i) SVIP 1 will continue to increase utilization and contribute approximately $27.0 million of revenue, (ii) SVIP 2 will contribute approximately $27.0 million of revenue, (iii) newly sourced pipeline customers, including those providing cloud and AI token-related services, are expected to collectively contribute approximately $10.0 million of revenue, and (iv) approximately 8 to 13 additional customers with lower individual usage levels are expected to collectively contribute approximately $3.4 million of revenue, with estimated annual revenue per customer ranging from approximately $260,000 to $420,000. The FY2028 projection of approximately $67.5 million assumes continued onboarding of additional customers, expansion of compute consumption by existing customers, and increased utilization of the Company’s AI-related infrastructure and unified API services.

The projections assume, among other things, continued availability of cloud infrastructure supply and GPU compute capacity, the Company’s ability to maintain and expand relationships with cloud infrastructure providers, continued demand for AI inference and cloud services, successful onboarding of projected customers, customer retention and increased customer usage levels, and no material adverse changes in pricing, market competition, regulatory conditions, or broader macroeconomic conditions. The projections further assume that the Company will continue to have sufficient working capital and operational capacity to support anticipated growth.

The foregoing projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, including risks relating to customer concentration, customer adoption rates, competitive pressures, infrastructure availability, pricing changes by third-party cloud providers, technological changes, and the Company’s ability to execute its business plan. Accordingly, there can be no assurance that the projected results will be achieved, and actual results may differ materially from those reflected in the projections. Investors are cautioned not to place undue reliance on these projections. See “Risk Factors - Risks Related to Goodvision.”

AI Application Service

The AI Application Service segment relates to the Company’s AI intelligent scheduling platform and unified API infrastructure, through which customers may access AI inference, token-processing, routing, and model orchestration services on a usage-based basis. The AI Application Service had not generated revenue recognized in Goodvision’s historical audited financial statements included in this proxy statement/prospectus as of December 31, 2025 because the AI intelligent scheduling platform had not commenced broader commercial operations during the historical periods presented.

Management expects initial commercialization of the AI Application Service beginning in FY2026 through limited customer onboarding and usage-based AI inference and token-processing services targeting customers in the video generation, biotechnology, education technology, gaming, and AI application sectors. As of the date of this prospectus, the platform remains under development, and only limited preview versions of certain components have been launched. Because the AI Application Service did not generate revenue in the comparable prior-year period, no period-over-period growth rate is presented for this business. However, the platform has not yet been broadly commercially deployed at scale. The projections are based primarily on management’s expectations regarding continued platform development, customer adoption, anticipated usage volumes, commercialization of AI-related infrastructure services, and successful deployment of supporting infrastructure. Additional development, infrastructure, and integration work remains necessary prior to broader commercial deployment, including completion of model-routing capabilities, scalability optimization, infrastructure deployment, integration with third-party model providers, and enhancement of monitoring and security functions. The Company currently targets broader commercial release of the AI intelligent scheduling platform by June 30, 2026, although there can be no assurance that such timing will be achieved.

The FY2027 AI Application Services revenue projection is based on management’s expectation that the Company’s AI token-processing and routing services will be commercialized across approximately 14 to 19 customers. Such projection is based on management’s assumptions that (i) newly sourced pipeline customers utilizing token-processing and AI inference services will contribute approximately $10.0 million of revenue, (ii) SVIP 3 will contribute approximately $9.1 million of revenue based on increased utilization and compute demand, (iii) GV Router-related services will contribute approximately $2.6 million of revenue, (iv) SVIP 4 will contribute approximately $2.75 million of revenue, and (v) approximately 10 to 15 additional customers with lower individual usage levels will collectively contribute approximately $0.75 million of revenue, with estimated annual revenue per customer ranging from approximately $50,000 to $75,000. The FY2028 projection assumes continued customer onboarding, increased AI inference utilization, expansion of enterprise AI workloads, and broader adoption of the Company’s AI intelligent scheduling platform and unified API services.

The projections assume the continued development and enhancement of the Company’s AI intelligent scheduling platform, GV Router, and related software infrastructure through a phased implementation process consisting of: (i) Phase I – Design and Architecture, for which management has budgeted approximately $0.15 million; (ii) Phase II – Core Development, for which management has budgeted approximately $0.25 million; and (iii) Phase III – Testing and Go-Live, for which management has budgeted approximately $0.10 million. The aggregate budget for these software development initiatives is approximately $0.50 million. As of the date of this proxy statement/prospectus, the Company has substantially completed Phase I and has commenced certain Phase II development activities.

These software development initiatives are intended to support AI infrastructure orchestration, routing optimization, customer onboarding, deployment management and operational monitoring across the Company’s planned AI Factory facilities. Management expects to fund these expenditures through a combination of (i) the Company’s existing cash resources, (ii) internally generated cash flow from its existing operations, including revenues generated from its cloud resale and related cloud services businesses, and (iii) proceeds expected to be received in connection with the Business Combination and related financing transactions, including the financing contemplated by the Business Combination Agreement.

Although the Company expects that its currently available cash, operating cash flows and committed financing will be sufficient to fund the foregoing development activities, if the Company does not obtain all anticipated financing or if additional capital is required, management believes the development plan can still be completed. However, the timing of certain development milestones, customer deployments or expansion initiatives may be delayed, which could adversely affect the pace at which the Company executes its growth strategy and realizes projected revenues.

The projections further assume an estimated gross margin of approximately 40%, based on management’s expectations regarding anticipated economies of scale, infrastructure utilization efficiencies, routing optimization, and anticipated pricing spreads between compute procurement costs and customer usage-based pricing. The projections also assume continued availability of GPU compute resources and cloud infrastructure capacity, the Company’s ability to maintain relationships with infrastructure providers and model vendors, successful development and commercialization of the AI intelligent scheduling platform, customer adoption of the Company’s AI services, and no material adverse changes in market demand, competition, regulatory conditions, pricing environments, or broader macroeconomic conditions.

Because the AI Application Service represents a new and developing business line with limited operating history, no historical revenue recognized in the historical financial statements, and no assurance of customer adoption levels or future usage volumes, these projections are inherently speculative and subject to a significantly higher degree of uncertainty than the Company’s Cloud Service projections. Actual results may differ materially from those reflected in the projections, and there can be no assurance that the projected revenues, margins, customer growth, or commercialization milestones will be achieved. Investors are cautioned not to place undue reliance on these projections. See “Risk Factors - Risks Related to Goodvision.”

AI Factory Computing Service

The AI Factory segment relates to the Company’s planned development, operation, and management of AI data center (“AIDC”) infrastructure and GPU compute facilities through a special purpose vehicle (“SPV”) model. Under the proposed structure, Goodvision expects to contribute a minority equity investment to the counterparties of the arrangement, generally estimated at approximately 5% to 10% per SPV, while providing management services, operational systems, infrastructure design, deployment coordination, and ongoing operational oversight for the facilities. In consideration for such services and operational involvement, Goodvision expects to receive approximately 30% to 50% of the economic returns generated by the applicable SPV arrangements. Goodvision expects to generate revenue from AI infrastructure services, including GPU compute capacity, data center leasing arrangements, management fees, and related infrastructure operation services. The AI Factory business remains in an early-stage planning and development phase, and no historical revenue from the AI Factory segment was recognized in the Company’s historical financial statements. As of the date of this prospectus, no AI factory facility is currently operational. The Company has executed two non-binding memoranda of understanding relating to proposed AI factory locations in Japan, Korea and Dallas, Texas, and has entered into certain data-center leasing arrangements; however, no operational deployment has occurred. Remaining steps prior to deployment include execution of definitive agreements, completion of site build-out and fit-up activities, procurement and installation of GPU systems and cooling equipment, deployment of software infrastructure, obtaining customer commitments, and receipt of applicable regulatory, permitting, and zoning approvals. The projections assume receipt of the financing expected to be consummated concurrently with the Business Combination, including the anticipated financing. If such financing is not obtained, Goodvision would expect to scale back the pace of its planned infrastructure deployments and related capital expenditures, which could result in lower revenue growth and delays in achieving the projected operating results. Management believes that such financing would be sufficient to fund the Company’s expected initial capital commitments for the Japan, Texas, and Korea AI Factory projects during the early development stages. The projections further assume that strategic partners, project-level financing arrangements, customer-backed financing structures, lenders, and other third-party funding sources will provide the additional capital required for subsequent infrastructure deployment, equipment procurement, and expansion phases of the AI Factory strategy.

Proposed Facility	Capacity	Development Capital	Goodvision Contribution	Partner Contribution	Compute Equipment Capital	Goodvision Contribution	Additional Funding Assumption
Japan	2.0 MW	$8.0 million	$0.8 million	$7.2 million	$35.0 million	$2.0 million-$3.5 million	Partner contribution and/or customer-backed bank financing
Texas	2.4 MW	$9.0 million	$1.31 million	$7.69 million	$35.0 million	$0-$3.5 million	Partner contribution and/or GPU Fund financing
Korea	0.75 MW	$2.4 million	$0.24 million	$2.16 million	$7.5 million	$0-$0.75 million	Partner contribution and/or Korean bank financing
Total	5.15 MW	$19.4 million	$2.35 million	$17.05 million	$77.5 million	$2.0-$7.75 million	Partner, lender and project-level financing

Consistent with the foregoing assumptions, management developed the AI Factory projections using a project-specific infrastructure deployment model based on the Company’s currently identified proposed facilities in Japan, Texas, and Korea. The projections reflect the anticipated SPV structure, under which Goodvision would contribute a minority portion of the required project capital while strategic partners, co-investors, lenders, customer-backed financing arrangements, and other project-level funding sources would provide the balance. Based on management’s current development plans, the three proposed facilities are expected to require aggregate development and compute infrastructure capital of approximately $96.9 million, of which Goodvision’s expected aggregate capital commitment would range from approximately $4.35 million to $10.10 million, including approximately $2.35 million of development capital and approximately $2.0 million to $7.75 million of compute equipment capital, depending on the financing structure ultimately utilized for equipment procurement. The remaining capital is expected to be provided by strategic partners, project-level financing arrangements, customer-backed financing structures, lenders, GPU-focused investment funds, and other third-party funding sources, in certain cases contingent upon the execution of customer contracts or customer commitments supporting the applicable financing arrangements.

Management believes that successful development and deployment of these initial facilities would establish the operational foundation necessary to support approximately 17.5 MW of deployed capacity in FY2027 and approximately 40 MW of deployed capacity in FY2028. These projected capacity targets assume the availability of the financing sources described above, execution of definitive project agreements, completion of facility build-outs, procurement and installation of compute infrastructure, and continued customer demand for AI compute services. The projections further assume that construction activities for the Japan, Texas, and Korea facilities commence during mid-2026 and that procurement and installation of the contemplated compute equipment are completed during the second half of 2026 in accordance with management’s current project development schedule.

The FY2026 AI Factory projection of approximately $2.4 million assumes initial commercialization through three customers utilizing AI infrastructure and data center leasing services in Asia and North America. Management’s FY2026 projection is based on assumptions that (i) one Japan-based AI data center leasing customer utilizing approximately 1 megawatt (“MW”) of capacity will contribute approximately $0.8 million of revenue, (ii) one U.S.-based AI data center leasing customer utilizing approximately 1 MW of capacity will contribute approximately $0.8 million of revenue, and (iii) one Korea-based AI data center leasing customer utilizing approximately 1 MW of capacity will contribute approximately $0.8 million of revenue. These initial deployments are expected to represent limited early-stage operations and proof-of-concept commercialization activities.

Management estimates that approximately $2.35 million of Development Capital will be required to support the Company’s FY2026 AI Factory initiatives in Japan, Texas and Korea. Such expenditures primarily relate to the continued development of the initial AI Factory projects in these three locations, including facility development, software and platform deployment, and related infrastructure expenditures. Management expects to fund these expenditures through a combination of (i) the Company’s existing cash resources, (ii) internally generated cash flow from its existing operations, including revenues generated from its cloud resale and related cloud services businesses, and (iii) proceeds expected to be received in connection with the Business Combination and related financing transactions, including the financing contemplated by the Business Combination Agreement.

The FY2027 AI Factory projection  assumes successful completion of the initial Japan, Texas, and Korea projects, procurement and deployment of the anticipated compute equipment, onboarding of the expected customers, and availability of sufficient financing and co-investor participation to support expansion from approximately 5.15 MW of initial planned capacity to approximately 17.5 MW of deployed capacity. The increase in projected revenue per MW relative to FY2027 reflects management’s assumptions regarding higher utilization rates, a greater proportion of higher-value AI compute workloads, and operating efficiencies expected to be achieved as the AI Factory platform matures. The FY2027 AI Factory projection also assumes expansion to approximately seven customers across Japan, the United States, and Korea, with projected aggregate revenue of approximately $64.0 million. The projection assumes approximately 17.5 MW of total deployed AI infrastructure capacity. In Japan, projected revenue of approximately $34.0 million is based on assumptions that (i) one significant customer (“SVIP 5”) will utilize approximately 3 MW and contribute approximately $12.0 million of revenue, (ii) a second significant customer (“SVIP 6”) will utilize approximately 4.5 MW and contribute approximately $15.0 million of revenue, and (iii) a third significant customer (“SVIP 7”) will utilize approximately 2 MW and contribute approximately $7.0 million of revenue. In the United States, projected revenue of approximately $21.0 million assumes that (i) one significant customer (“SVIP 8”) will utilize approximately 2 MW and contribute approximately $9.0 million of revenue and (ii) a second significant customer (“SVIP 9”) will utilize approximately 4 MW and contribute approximately $12.0 million of revenue. In Korea, projected revenue of approximately $9.0 million assumes that (i) one significant customer (“SVIP 10”) will utilize approximately 1 MW and contribute approximately $4.5 million of revenue and (ii) a second significant customer (“SVIP 11”) will utilize approximately 1 MW and contribute approximately $4.5 million of revenue.

Management estimates that approximately $30.0 million of additional capital will be required to support the FY2027 AI Factory expansion. Such capital is expected to consist primarily of: (i) Development Capital associated with the continued expansion of the existing AI Factory projects in Japan, Texas and Korea, (ii) Compute Equipment Capital for the procurement and deployment of AI compute equipment necessary to increase deployed capacity from approximately 5.15 MW to approximately 17.5 MW, and (iii) capital expenditures associated with the development of new AI Factory facilities in locations other than Japan, Texas and Korea. Management expects to fund these expenditures through a combination of (i) the Company’s existing cash resources, (ii) internally generated cash flow from its existing operations, Including revenue generated from the Company’s Cloud Service (Token), AI Application Service and AI Factory Computing Service offerings, the FY2027 projection assumes these additional services will provide complementary revenue streams as the AI Factory platform and customer base expand, (iii) proceeds expected to be received in connection with the Business Combination and related financing transactions, including the financing contemplated by the Business Combination Agreement, and (iv) following the consummation of the Business Combination, additional financing sources available to a publicly traded company, including equity offerings, debt financings, strategic investments, equipment financing arrangements and other capital market transactions.

The FY2028 AI Factory projection  of approximately $224.0 million assumes that the Company successfully scales the AI Factory model beyond the initial Japan, Texas, and Korea deployments and expands aggregate deployed capacity from approximately 17.5 MW in FY2027 to approximately 40 MW in FY2028 through additional facilities and increased utilization of existing facilities. The FY2028 AI Factory projection also assumes estimated average annual revenue generation of approximately $5 million per MW of deployed capacity and estimated infrastructure construction and deployment costs of approximately $200,000 per MW.

Management estimates that approximately $60.0 million of additional capital will be required to support the FY2028 AI Factory expansion strategy. These expenditures are expected to consist primarily of: (i) New Facility Capital associated with the development of additional AI Factory facilities in additional geographic markets beyond the initial Japan, Texas and Korea projects, (ii) additional Development Capital related to such expansion projects, and (iii) Compute Equipment Capital for the procurement and deployment of additional AI compute equipment necessary to support the planned increase in deployed capacity from approximately 17.5 MW to approximately 40 MW. Management expects to fund these expenditures through a combination of cash on hand, operating cash flow, financing proceeds received in connection with the Business Combination, and additional financing opportunities available following the Business Combination, including equity financings, debt financings, strategic investments, equipment financing arrangements and other capital market transactions.

The projections further assume that the Company will be able to identify and partner with co-investors through the contemplated SPV structure, obtain sufficient financing and infrastructure capital, secure suitable data center sites and power capacity, procure necessary GPU and networking hardware, maintain relationships with infrastructure providers and facility operators, and successfully deploy infrastructure on projected timelines. The projections also assume continued growth in demand for AI compute infrastructure, successful onboarding and retention of anticipated customers, continued availability of power and GPU supply, and no material adverse changes in market demand, competitive conditions, supply chain availability, regulatory conditions, geopolitical conditions, or broader macroeconomic factors.

As of the date these projections were prepared, the Company had not entered into definitive co-investor agreements, definitive customer agreements, or binding long-term infrastructure deployment arrangements with respect to the projected expansion strategy. Accordingly, the FY2027 and FY2028 AI Factory projections are subject to materially greater uncertainty than the Company’s existing cloud services business and are highly dependent on the Company’s ability to secure co-investors, obtain infrastructure financing, identify appropriate sites and power resources, procure hardware, execute deployment plans, and obtain customer commitments on anticipated timelines. Actual results may differ materially from those reflected in the projections, and there can be no assurance that the projected revenues, infrastructure deployment targets, customer growth, or commercialization milestones will be achieved. Investors are cautioned not to place undue reliance on these projections. See “Risk Factors - Risks Related to Goodvision.”

Other Income

Projected other income of $497,000 in FY2026, $2.4 million in FY2027, and $4.8 million in FY2028 consists primarily of fees expected to be earned from AI consulting engagements and AI project delivery services provided to third-party clients, representing ancillary revenue streams complementary to Goodvision’s core managed cloud and AI infrastructure offerings. Goodvision’s management and its independent auditors are evaluating whether these amounts are more appropriately classified as revenue under ASC 606 rather than other income; any such reclassification would increase projected total revenues and gross profit without affecting projected net income. There is no historical other income from consulting or project delivery activity in Goodvision’s audited financial statements.

Projected Gross Margin and Operating Expense Profile

Goodvision’s historical gross margin improved from 1.4% in FY2024 to 2.1% in FY2025 and further to approximately 8.3% for the nine months ended June 30, 2026, reflecting higher revenue volumes against a largely fixed pass-through cost structure driven by service charges from Tencent Cloud International Limited and other cloud service providers. The Updated Management Projections assume blended gross margin of 6.6% in FY2026, 8.6% in FY2027, and 10.3% in FY2028. This improvement is driven by (i) growth of the AI Application Service segment, which carries an assumed gross margin of approximately 40%; (ii) modest margin expansion in the Cloud Service segment from 6.5% to 9.5% over the projection period and (iii) the AI Factory segment, assumed to maintain a 7.5% gross margin across all years. Total operating expenses are projected to grow from $1.2 million in FY2026 to $9.5 million in FY2028, reflecting anticipated increases in headcount, sales coverage, and G&A infrastructure. Normalized recurring G&A in Q3 FY2026, excluding the $736,622 related-party advisory fee accrual, was approximately $645,000, consistent with the FY2026 projected G&A run rate.

Income Tax Rate Assumption

The Updated Management Projections apply a projected income tax rate of 29.84% to pre-tax income in each projection year, representing the combined federal statutory corporate income tax rate of 21.0% and the California state corporate income tax rate of 8.84%, applied on a full-apportionment basis. This rate does not reflect potential benefit from net operating loss (“NOL”) carry forwards or other tax attributes. For the nine months ended June 30, 2026, Goodvision generated a pre-tax loss of approximately $690,000 and had no net operating loss carryforward or related deferred tax asset as of June 30, 2026, as the net operating loss generated during the first half of fiscal 2026 was fully absorbed by the U.S. operating subsidiary’s year-to-date pre-tax income. Actual effective tax rates will depend on Goodvision’s taxable income, deferred tax asset realization, and any changes in legal structure or geographic operations in connection with or following the Business Combination.

Although Goodvision’s internal planning model extends through fiscal year 2030, projections for fiscal years 2029 and 2030 were not provided to SPAC because management determined that the reliability of projections beyond a three-year horizon was insufficient to support meaningful use in evaluating the Business Combination, given the early stage of Goodvision’s new service lines and the inherent uncertainty in long-range financial forecasting for a company of Goodvision’s size and stage of development.

SPAC’s Board of Directors Approval of the Business Combination

The SPAC Board unanimously approved the Business Combination Agreement, the Business Combination, and all other related transactions.

Although the SPAC Board engaged Newbridge to prepare a fairness opinion, the SPAC Board did not retain an unaffiliated representative to act solely on behalf of unaffiliated shareholders for the purposes of negotiating the terms of the Business Combination Agreement and Business Combination transaction and/or prepare a report concerning approval of the Business Combination. The Business Combination is not structured so that the approval of at least a majority of the unaffiliated shareholders of the SPAC is required for consummation of the Business Combination.

SPAC’s Board of Directors’ Reasons for the Business Combination

The SPAC Board, in evaluating the transaction with Goodvision with respect to its business, consulted with its legal counsel, financial advisors, accounting advisors and other consultants. In reaching its resolution (i) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the Name Change, are advisable, fair to and in the best interests of SPAC and its shareholders and (ii) to recommend that the SPAC Shareholders approve the Business Combination Agreement and approve the Required SPAC Proposals, the SPAC Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the SPAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The SPAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of SPAC’s reasons for the approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Risk Factors.”

In approving the Business Combination, the SPAC Board obtained a fairness opinion from Newbridge. In addition, the officers and directors of SPAC have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of SPAC’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The SPAC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the Transactions contemplated thereby, including, but not limited to, the following:

●	Expanding Growth Industry. Goodvision is a global cloud-computing and artificial intelligence (AI)-infrastructure solutions provider. Goodvision provides multi-cloud professional services, cloud redistribution services, AI computing services, and hybrid cloud-edge infrastructure solutions to customers worldwide. Goodvision’s customers include organizations in the gaming, video, cross-border e-commerce, and crypto-related technology sectors, each of which requires flexible and scalable cloud infrastructure or AI capability to operate globally. Goodvision’s principal operations are based in the United States, with additional locations in Japan, Berlin, Singapore, and other countries and regions in Asia. Based on the due diligence performed by the SPAC Board and its advisors on Goodvision and its industry, including an assessment of mergers and acquisitions activity for companies in the industry in which Goodvision operates, the SPAC Board believes Goodvision represents an attractive opportunity for SPAC and its shareholders.

●	Valuation of Target Company: In its determination, the SPAC Board considered the total equity value at $180.0 million, based on negotiations between ALIS and Goodvision. This value was proposed by Goodvision, based on Goodvision’s past performance and financial projections. The valuation was subsequently considered alongside the valuation analysis provided by Newbridge in their fairness opinion which was approximately between $[●] million to $[●] million. Based on these two valuations, the SPAC Board determined that $180.0 million was a fair and reasonable price.

●	Financial Performance: The SPAC Board considered Goodvision’s financial model with historic and financial projections that formed the basis of Goodvision’s valuation of the company. This included, but was not limited to, potential revenue growth from FY 2024 through FY 2025, EBITDA, and net income margin. However, Goodvision’s actual financial performance did not meet these projections, which was also taken into account by the SPAC Board in its evaluation.

●	Public Company Readiness. The SPAC Board believes that Goodvision is well positioned to be a public company in terms of size, competitive advantages, value proposition and customer base.

●	Experienced and Proven Management Team. It is believed that Surviving PubCo’s management team will combine their expertise and experience to grow in the cloud-computing and artificial intelligence (AI)-infrastructure solutions sector. The SPAC management team has had the opportunity to engage and evaluate the Goodvision management team. In addition, the senior management members of Goodvision are expected to continue with Surviving PubCo following the Business Combination and to execute the business and strategic growth plans of Goodvision as a subsidiary of Surviving PubCo. Surviving PubCo will be led by Mr. Yi Wang as its Chief Executive Officer, who is the founder of Goodvision.

●	Financial condition. The SPAC Board also considered factors such as Goodvision’s historical financial results, outlook, financial plan, and debt structure. In considering these factors, the SPAC Board reviewed Goodvision’s historical growth and its current prospects for growth if Goodvision achieves its business plan. The SPAC Board also reviewed various historical and current balance sheet items of Goodvision.

●	Consideration payable. Following a review of the financial data provided to SPAC, including certain audited and unaudited financial information and models regarding Goodvision (including, where applicable, the assumptions underlying such unaudited financial information and models) and SPAC’s due diligence review of Goodvision’s business, the SPAC Board determined that the consideration being paid in the Business Combination, an amount that was negotiated at arms-length, was fair in light of such data and financial information.

●	Other Alternatives. After a review of other business combination opportunities reasonably available to SPAC, the SPAC Board believes that the proposed Business Combination represents the best potential business combination for SPAC and the most attractive opportunity for the SPAC Shareholders based upon the process utilized to evaluate and assess other potential acquisition targets.

●	Due Diligence. The SPAC Board reviewed and discussed in detail the results of the due diligence examination of Goodvision conducted by SPAC’s management and external advisors. This included extensive telephonic and in-person meetings with the management team and advisors of Goodvision regarding Goodvision’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projections, evaluation analyses with respect to the Business Combination, review of material contracts, Goodvision’s audited and unaudited financial statements and other material matters, as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence.

●	Fairness Opinion. The SPAC Board considered the opinion delivered by Newbridge to the effect that, as of the date of the opinion, subject to and based on the assumptions made, procedures followed, matters considered, limitations of review undertaken and qualifications contained in the opinion, the Business Combination was fair from a financial point of view to SPAC’s unaffiliated shareholders.

●	Negotiated Transaction. The terms and conditions of the Business Combination Agreement and the related agreements and the transactions contemplated thereby, each party’s representations, warranties, covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, were the product of arm’s length negotiations, and, in the view of the SPAC Board, reasonable, and represent a strong commitment by SPAC and Goodvision to complete the Business Combination.

●

Structure and Timing of Transaction. The SPAC Board sought to structure the transactions and the Business Combination Agreement in a simple and straight-forward manner so that investors could easily understand the terms and conditions of the transactions. The SPAC Board believed that such a structure could allow the SPAC to consummate the transactions in an expeditious manner, which would be beneficial to Public Shareholders.

The SPAC Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:

●	Interests of Certain Persons. The Sponsors and some officers and directors of SPAC have interests in the Business Combination. See the section titled “Proposal 1 - Interests of the Sponsors and SPAC’s Directors and Officers and Goodvision’s Directors and Officers in the Business Combination.”

●	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

●	Liquidation of SPAC. The risks and costs to SPAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in SPAC being unable to complete its initial business combination by April 23, 2027 (or, if such period is extended, within such extended period) and force SPAC to liquidate.

●	Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits SPAC from soliciting other business combination proposals, which restricts SPAC’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations as described in more detail below.

●	Shareholder vote. The risk that the SPAC Shareholders may fail (a) to provide the votes necessary to approve the Required SPAC Proposals and effect the Business Combination or (b) to approve an extension of time to complete an alternative business combination if the time remaining after shareholders fail to approve the Business Combination is insufficient to secure an alternative business combination.

●	Redemptions. The risk that we will face a high level of redemptions that will jeopardize our ability to successfully consummate the Business Combination or an alternative business combination if an extension to the period of time to consummate a business combination is approved.

●	Closing conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within SPAC’s control, such as approval by Nasdaq of the initial listing application in connection with the Business Combination.

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Fees and expenses. The fees and expenses associated with completing the Business Combination.

●	Macroeconomic Risks. Macroeconomic uncertainty and the effects it could have on the combined company’s financial condition and results of operations.

●	Listing Risks. The challenges associated with preparing Surviving PubCo and its subsidiaries for the applicable disclosure and listing requirements to which Surviving PubCo will be subject as a publicly traded company on Nasdaq.

●	Other risks. Various other risks associated with the Business Combination, the business of SPAC and the industry described under the section entitled “Risk Factors.”

The SPAC Board concluded that the potential benefits that it expected SPAC and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the SPAC Board unanimously determined that the Business Combination Agreement, the Business Combination and the Name Change were advisable, fair to, and in the best interests of, SPAC and its shareholders.

Goodvision Inc.’s Reasons for the Business Combination

In evaluating the Business Combination, the board of directors of Goodvision AI Inc. (the “Goodvision Board”) considered a number of factors relating to Goodvision’s business, financial condition, growth strategy and capital needs, as well as the advantages and disadvantages of alternative transaction structures. The Goodvision Board considered alternative means of accessing the public capital markets, including a traditional initial public offering (“IPO”). In considering a traditional IPO, the Goodvision Board evaluated, among other things, the timing, execution risk, market conditions, and the Company’s capital needs.

While a traditional IPO may provide access to the public equity markets, the Goodvision Board determined that the Business Combination offers certain advantages relative to a traditional IPO. In particular, the Business Combination structure provides greater flexibility in structuring financing arrangements prior to closing, including the ability to obtain additional capital through private placements or other financing transactions in connection with the Business Combination. The Goodvision Board also considered that a de-SPAC transaction may provide greater certainty of valuation and transaction timing compared to a traditional IPO, which is subject to market volatility and investor demand at the time of pricing. In addition, the Goodvision Board considered the experience, relationships and capital markets expertise of the SPAC sponsor and its affiliates, which may provide access to institutional investors, potential financing sources and strategic relationships that could support the Company’s growth strategy following the closing of the Business Combination.

After evaluating the available alternatives, the Goodvision Board determined that the Business Combination is in the best interests of Goodvision and its shareholders. In reaching this determination, the Goodvision Board considered a number of factors, including:

●	Access to Capital and Financing Flexibility. The Business Combination provides access to capital held in the SPAC’s trust account, as well as the ability to raise additional capital through concurrent financing transactions, which may be structured prior to closing to support the Company’s growth plans.

●	Expedited Access to Public Markets. The Business Combination is expected to provide a more efficient path to becoming a publicly traded company compared to a traditional IPO process, which may be longer and subject to greater execution risk.

●	Strategic and Capital Markets Support. The involvement of the SPAC sponsor and its affiliates may provide ongoing access to capital markets expertise, investor relationships and potential strategic support following the closing of the Business Combination.

●	Public Company Benefits. Becoming a publicly traded company may enhance Goodvision’s visibility, credibility and ability to attract customers, partners and employees, as well as provide a potential acquisition currency for future growth.

The Goodvision Board also considered a variety of risks and uncertainties associated with the Business Combination, including those described in the section entitled “Risk Factors.” After weighing the potential benefits and risks, the Goodvision Board concluded that the Business Combination is advisable and in the best interests of Goodvision and its shareholders.

Satisfaction of 80% Test

It is a requirement under the SPAC Memorandum and Articles of Association that any business acquired by SPAC have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of Goodvision generally used to approve the transaction, the SPAC Board determined that this requirement was met. The SPAC Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and in the best interests of SPAC and its shareholders and appropriately reflected Goodvision’s value. In reaching this determination, the SPAC Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as Goodvision’s historical growth rate and its potential for future growth in revenue and profits. The SPAC Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Goodvision met this requirement and make the other determinations regarding the transaction. In addition, the SPAC Board also considered the opinion provided by Newbridge to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, Goodvision had a fair market value equal to at least 80% of the net assets of the Trust Account.

Interests of the Sponsors and SPAC’s Directors and Officers and Goodvision’s Directors and Officers in the Business Combination

When considering the recommendation of the SPAC Board to vote in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsors, SPAC’s directors and executive officers, and others have interests in such Proposal that are different from, or in addition to, those of SPAC Shareholders generally. These interests include, among other things, the interests listed below:

●	The Sponsors, SPAC’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on SPAC’s behalf. These expenses will likely not be reimbursed if SPAC does not consummate a business combination. There are no out-of-pocket expenses due to be reimbursed as of the date of this proxy statement/prospectus.

●	The aggregate dollar amount of non-reimbursable funds the Sponsors and its affiliates have at risk that depends on the completion of a business combination is $1,950,000 comprised of (a) $25,000 representing the aggregate purchase price paid for the SPAC Founder Shares and (b) $1,925,000 representing the aggregate purchase price paid for the SPAC Private Placement Units.

●	If SPAC does not complete an initial business combination by April 23, 2027 (or a later date approved by SPAC Shareholders pursuant to the SPAC Memorandum and Articles of Association), the proceeds from the sale of the SPAC Private Placement Units of $2,525,000, which includes the Sponsors’ private placement units and EBC’s private placement units, will be included in the liquidating distribution to SPAC Public Shareholders and the SPAC Private Placement Units will expire and become worthless.

●	The Sponsors have agreed that their SPAC Founder Shares and any securities underlying the SPAC Private Placement Units, will not be sold or transferred by them (except to permitted transferees, as applicable) until six months after the date of the consummation of a Business Combination.

●	The fact that the Sponsor Related Parties and SPAC’s directors and officers and their affiliates own an aggregate of 2,192,500 SPAC Ordinary Shares as of the date hereof, including the SPAC Ordinary Shares underlying the SPAC Private Placement Units and assuming no conversion of SPAC Private Rights into SPAC Ordinary Shares, representing 26.02% of the voting power of the SPAC Ordinary Shares, and such holders are required by the Letter Agreement and Sponsor Support Agreement to vote those shares in favor of the Business Combination.

●	The 2,211,749 Surviving PubCo Ordinary Shares to be held by the Sponsors and their respective affiliates upon the closing of the Business Combination, consisting of shares held through their ownership of SPAC Ordinary Shares as of the date hereof and SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights, if unrestricted and freely tradeable, would have had an aggregate market value of $[●], based upon the closing price of $[●] per SPAC Ordinary Share on the Nasdaq on [●], the most recent practicable date prior to the date of this proxy statement/prospectus.

●	As a result of the low initial purchase price (consisting of $25,000 for the 2,000,000 Founder Shares, or approximately $0.012 per share, and $1,925,000 for the 192,500 SPAC Private Placement Units), the Sponsors, its affiliates and SPAC’s management team and advisors and affiliates stand to earn a positive rate of return or profit on their investment, even if other shareholders, such as the SPAC Public Shareholders, experience a negative rate of return because the post-business combination company subsequently declines in value. Thus the Sponsors, the SPAC officers and directors, and their respective affiliates may have more of an economic incentive for SPAC to, rather than liquidate if SPAC fails to complete the initial Business Combination by April 23, 2027, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, more risky, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their SPAC Ordinary Shares.

●	The fact that the Sponsors and EBC have agreed not to redeem any of the SPAC Founder Shares and EBC Founder Shares in connection with a shareholder vote to approve the proposed Business Combination.

●	The Sponsors have agreed that it will be liable to SPAC if and to the extent any claims by a third party for services rendered or products sold to SPAC, or by a prospective target business with which SPAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per SPAC Ordinary Share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets.

●	The fact that SPAC’s existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Business Combination and pursuant to the Business Combination Agreement.

●	The exercise of SPAC’s officers and directors’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate.

In addition to the foregoing, the Business Combination Agreement provides that the Exchange Share Consideration representing the consideration payable to the Goodvision Shareholders shall equal 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares. Upon consummation of the Business Combination, through Bestvision AI Limited and GV Assets Holdings Limited, entities controlled by Mr. Yi Wang, the Chief Executive Officer of Surviving PubCo, will own approximately 77.55% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming no SPAC Public Shares are redeemed and no additional financing is consummated, and approximately 82.54% of the voting power of the total issued and outstanding Surviving PubCo Ordinary Shares assuming all SPAC Public Shares are redeemed and no additional financing is consummated. Accordingly, Mr. Wang, through such entities, will have the ability to determine all matters requiring approval by shareholders, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Similarly, he will have the ability to prevent the approval of any action submitted to the shareholders by other shareholders. If the Business Combination is not consummated, the Goodvision Shareholders will not receive such consideration.

Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsor Related Parties have agreed to vote any Founder Shares and SPAC Ordinary Shares underlying the SPAC Private Placement Units owned by them in favor of the Proposals and waive their Redemption Rights with respect to such Founder Shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsor Related Parties and SPAC’s directors, officers and affiliates, through their ownership of SPAC Ordinary Shares on the date hereof and SPAC Ordinary Shares issuable upon conversion of SPAC Private Rights, own an aggregate of approximately 8.18% of the issued and outstanding SPAC Ordinary Shares. For further details, see “Proposal No. 1 - The Business Combination Proposal - The Business Combination Agreement.”

Compensation Received by the Sponsors

The SPAC Sponsors are Alisa Group Limited, a British Virgin Islands business company, and Calisa Holding LP, a Delaware limited partnership. On March 21, 2024, Calisa Holding LP paid SPAC $25,000 for 1,725,000 founder shares (the “SPAC Founder Shares”). Calisa Holding LP thereafter transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited. In June 2025, the SPAC effected a 4-for-3 forward split of its issued and outstanding shares resulting in there being an aggregate of 2,300,000 SPAC Founder Shares outstanding. Up to 300,000 SPAC Founder Shares were subject to forfeiture to the extent that EBC, the representative of the underwriters in the IPO, did not exercise its over-allotment option in full. On October 27, 2025, the underwriters for the IPO elected to terminate their over-allotment option without any portion being exercised. As a result, an aggregate of 300,000 SPAC Founder Shares held by the Sponsors were forfeited and cancelled by the SPAC. As of the date of this proxy statement/prospectus, the Sponsors hold 2,000,000 SPAC Founder Shares and 192,500 private placement units (which include 192,500 SPAC Ordinary Shares underlying such units and SPAC Private Rights convertible into an aggregate of 19,249 SPAC Ordinary Shares, resulting in a total of 211,749 SPAC Ordinary Shares issuable upon consummation of the Business Combination). Upon the completion of the Business Combination, the Sponsors and their affiliates will hold a total of 2,211,749 Surviving PubCo Ordinary Shares. Additionally, pursuant to an Administrative Services Agreement, until the completion of SPAC’s initial business combination or liquidation, it will pay a monthly fee of $10,000 to Calisa Holding LP for office space, secretarial and administrative services.

The Sponsors will not receive any compensation for services rendered in connection with the Business Combination. Since the Sponsors only paid $25,000 for the SPAC Founder Shares it will retain at the closing of the Business Combination (approximately $0.011 per share) as compared to the $10.00 per share price paid by the SPAC Public Shareholders in the initial public offering of SPAC, the Sponsors will still be able to make a positive rate of return even if the closing price of the shares is very low after the Closing while a SPAC Public Shareholder who purchased in the initial public offering would only make a positive rate of return if the trading price exceeds $10.00 per share. Since the SPAC Founder Shares and the private placement units have been issued, there will not be material additional dilution to the equity interests of non-redeeming shareholders from those securities upon consummation of the Business Combination. The exchange of the SPAC Rights included in the SPAC Private Placement Units for 19,249 Surviving PubCo Ordinary Shares issuable to the Sponsors will not result in material dilution to the non-redeeming shareholders.

Below is a tabular chart summarizing (a) the amount of securities issued, or to be issued, by the SPAC to the Sponsors or its affiliates and the price paid, or to be paid, for such securities in connection with the Business Combination or related financing transactions, and (b) compensation that has been or will be awarded to the Sponsors or its affiliates for all services rendered to the SPAC or its affiliates.

	Interest in Securities	Other Compensation/Promissory Notes
Sponsors

On March 21, 2024, Calisa Holding LP paid SPAC $25,000, or approximately $0.014 per share, for 1,725,000 SPAC Founder Shares. On March 21, 2024, Calisa Holding LP thereafter transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited.

SPAC entered into an Administrative Services Agreement with Calisa Holding LP, pursuant to which SPAC has agreed to pay to Calisa Holding LP$10,000.00 per month for certain general and administrative services until the completion of SPAC’s initial business combination or liquidation.

In June 2025, the SPAC effected a 4-for-3 forward split of its outstanding shares resulting in there being an aggregate of 2,300,000 SPAC Founder Shares outstanding. Up to 300,000 SPAC Founder Shares were subject to forfeiture to the extent that the EBC did not exercise their over-allotment option in full. On October 27, 2025, EBC elected to terminate their over-allotment option without any portion being exercised. As a result, an aggregate of 300,000 SPAC Founder Shares held by the Sponsors were forfeited and cancelled by the SPAC.

As of the date of this proxy statement/prospectus, the Sponsors hold 2,000,000 Founder Shares.

As of the date of this proxy statement/prospectus, SPAC has paid Calisa Holding LP $[●] in total, for general and administrative services pursuant to the Administrative Services Agreement.

The Sponsors, simultaneously with the closing of the initial public offering, purchased in a private placement 192,500 SPAC Private Placement Units at a purchase price of $10.00 per SPAC Private Placement Unit for an aggregate capital contribution of $1,925,000. The 192,500 private placement units are comprised of 192,500 SPAC Ordinary Shares and 192,500 SPAC Private Rights convertible into an aggregate of 19,249 SPAC Ordinary Shares, resulting in a total of 211,749 SPAC Ordinary Shares underlying the SPAC Private Placement Units.

As a result of the foregoing, upon the completion of the Business Combination, Sponsors and their affiliates will hold a total of 2,211,749 Surviving PubCo Ordinary Shares.

Potential Purchases of Securities

At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding SPAC or its securities, the Sponsors, Goodvision and/or their directors, officers, advisors or respective affiliates may purchase Public Shares or Rights from institutional and other investors who vote, or indicate an intention to vote, against any of the Required SPAC Proposals, or execute agreements to purchase such SPAC Ordinary Shares or Rights from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the Required SPAC Proposals. Such a purchase may include a contractual acknowledgement that such SPAC shareholder, although still the record or beneficial holder of SPAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. No shares purchased will be voted on the Business Combination Proposal.

There is no limit on the number of Public Shares or Rights that the Sponsor Related Parties, any of their respective affiliates, or advisors, may purchase in such transactions, subject to compliance with applicable law and the rules of the Nasdaq. However, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M or the tender offer rules under the Exchange Act. None of the Sponsor Related Parties or any of their respective affiliates or advisors have current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares or Rights in such transactions. None of the Sponsor Related Parties or any of their respective affiliates or advisors will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such Public Shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights.

In the event that the Sponsor Related Parties or any of their respective affiliates or advisors purchase Public Shares in privately negotiated transactions from SPAC Public Shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of Public Shares or Rights could be to (a) increase the likelihood of obtaining shareholder approval of the Business Combination (since such purchased shares will not be voted on the Business Combination) or (b) to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of SPAC’s Public Shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of SPAC’s Ordinary Shares may be reduced and the number of beneficial holders of SPAC’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of SPAC’s securities on a national securities exchange.

The Sponsor Related Parties or any of their respective affiliates or advisors anticipate that they may identify the shareholders with whom the Sponsor Related Parties or any of their respective affiliates or advisors may pursue privately negotiated purchases by either the shareholders contacting them directly or by receipt of redemption requests submitted by shareholders following mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor Related Parties or any of their respective affiliates or advisors enter into a privately negotiated purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Extraordinary General Meeting related to the Business Combination. The Sponsor Related Parties or any of their respective affiliates or advisors will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase Public Shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by the Sponsor Related Parties or any of their respective affiliates or advisors who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. None of the Sponsor Related Parties or any of their respective affiliates or advisors will make purchases of SPAC Ordinary Shares if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

Any Public Shares purchased by the Sponsors, Goodvision and/or their directors, officers, advisors or respective affiliates would be purchased at a price no higher than the per share pro rata portion of the Trust Account.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. However, any Public Shares so purchased would not be voted in favor of the Required SPAC Proposals at the Extraordinary General Meeting and would not be redeemable by such purchasers. SPAC will file or submit a Current Report on Form 8-K to disclose any arrangements entered into or purchases made by any of the aforementioned persons, which report will include the number of Public Shares purchased, the purchase price, the purpose of the purchase, the impact that such purposes would have on the likelihood that the Required SPAC Proposals will be approved, the identity (if not purchased in the open market) or nature of the security holders who sold to the aforementioned persons, and the number of Public Shares then redeemed.

Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under a reverse recapitalization, SPAC will be treated as the “acquired” company for financial reporting purposes. Goodvision has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Goodvision’s shareholders will have the largest voting interest in Surviving PubCo under the no redemption, 25% redemption, 75% redemption and 100% redemption scenarios;
●	Goodvision’s shareholders will have the ability to nominate at least a majority of the members of the board of directors of Surviving PubCo;
●	Goodvision’s senior management will be the senior management of Surviving PubCo; and
●	Goodvision is the larger entity, in terms of substantive operations and employee base.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Goodvision issuing stock for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at their historical carrying amounts with no goodwill or intangible assets recognized in accordance with U.S. GAAP.

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with the Registrar of Companies of the Cayman Islands necessary to effectuate the Name Change, amendment of the Surviving PubCo’s memorandum and articles and Merger and (ii) compliance with applicable U.S. federal and state securities laws, filings required with the SEC pursuant to the reporting requirements applicable to SPAC, the requirements of the Securities Act and the Exchange Act, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to SPAC Shareholders and Goodvision Shareholders, and filings with Nasdaq.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, by special resolution that the Business Combination Agreement, dated as of March 6, 2026 (as amended, the “Business Combination Agreement”), by and among, SPAC, Calisa Merger Sub, a Cayman Islands exempted company (“Merger Sub”), and the Company, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1, the plan of merger to be filed with the Registrar of Companies in the Cayman Islands (the “Plan of Merger”), in the form attached to the proxy statement/prospectus as Annex A-2, and the transactions contemplated thereby (including the Merger, as defined below) be and are hereby approved, authorized and ratified in all respects , and that in accordance with the terms and subject to the conditions of the Business Combination Agreement and the Merger, among other things, upon closing, SPAC will acquire all of the equity interests of the Company, by way of its wholly-owned subsidiary, Merger Sub, merging with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Surviving PubCo and the shareholders of the Company becoming shareholders of Surviving PubCo.

Vote Required for Approval with Respect to the Business Combination Proposal

The approval of the Business Combination Proposal will require a special resolution, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of share of SPAC entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. If any of the Name Change Proposal, the Business Combination Proposal, the Governing Documents Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal fails to receive the required shareholder approval, the Business Combination will not be completed. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

THE BUSINESS COMBINATION AGREEMENT

This subsection of this proxy statement/prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the business combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which may be subject to contractual standards of materiality applicable to the contracting parties that differ from what may be viewed as material to shareholders. The representations and warranties in the Business Combination Agreement and the items listed in the Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General: Structure of the Business Combination

On March 6, 2026, SPAC, Merger Sub and Goodvision entered into the Business Combination Agreement, which provides for, among other things, the following transactions:

■	Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one ordinary share, par value $5.00 per share, of the Surviving Company (a “Surviving Company Share”).

■	Each Surviving Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of Surviving PubCo Ordinary Shares, which will be designated as Class A ordinary shares and Class B ordinary shares, equal to the Exchange Ratio (the “Per Share Merger Consideration”).

■	Each Surviving Company Share held immediately prior to the Effective Time by the Company as treasury share, if applicable, shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto.

The closing of the Business Combination is expected to take place on the date which is no later than three Business Days after the date on which all the conditions described below under the subsection below titled “ - Conditions to Closing” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as SPAC and Goodvision may mutually agree. The terms of the Business Combination Agreement, which contain customary representations and warranties, covenants, closing conditions, termination provisions, and other terms relating to the Business Combination, are summarized below.

Effect of the Merger on Existing SPAC Equity in the Business Combination

At the Effective Time, by virtue of the Merger and without any action on the part of SPAC or any equity holders of SPAC, SPAC will cause:

●	Each SPAC Unit that is issued and outstanding immediately prior to the Merger to be separated into one SPAC Ordinary Share and one SPAC Right;

●	Each SPAC Ordinary Share that is issued and outstanding immediately prior to the Merger will be one Surviving PubCo Ordinary Share; and

●	Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one Surviving PubCo Ordinary Share.

Merger Consideration

The Business Combination Agreement provides that the Exchange Share Consideration shall equal 18,000,000 Surviving PubCo Ordinary Shares, consisting of (i) 16,500,000 Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares. The Exchange Ratio shall equal (i) 18,000,000 Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares.

In addition to the Exchange Share Consideration, the Company shareholders will be entitled to receive an additional 3,600,000 Surviving PubCo Ordinary Shares (the “Earnout Shares”) upon satisfaction of the following earnout conditions: (i) 1,800,000 shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ending September 30, 2026 in excess of $19.9 million, and (2) the daily VWAP of the Surviving PubCo Ordinary Shares is greater than or equal to $12.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the closing and ending before the sixtieth day after the combined company files its annual report for the fiscal year ended September 30, 2027, and (ii) 1,800,000 shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ended September 30, 2027 in excess of $106.0 million, and (2) the daily VWAP of the SPAC Shares is greater than or equal to $15.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the closing and ending before the sixtieth day after Surviving PubCo files its annual report for such fiscal year.

The Business Combination Agreement includes a covenant for SPAC and its Representatives to use commercially reasonable efforts to cooperate and assist the Company with a private placement of equity securities of SPAC and/or the Company, in each case, on the terms and with counterparties, and otherwise satisfactory to the Company in its sole discretion (the “Financing”). The parties to the Business Combination Agreement intend to obtain $5 million of Financing. As of the date of this proxy statement/prospectus, Goodvision and SPAC have secured approximately $9.0 million in equity financing in connection with the Business Combination, consisting of (i) $1.0 million pursuant to the April 2026 Subscription Agreement and (ii) $8.0 million pursuant to the July 2026 Securities Purchase Agreements, which will result in the issuance of an aggregate of 900,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share, subject to the consummation of the Business Combination. In addition, Goodvision issued a $1.0 million Convertible Promissory Note on May 20, 2026, which may be converted into Class A Ordinary Shares of Surviving PubCo at $10.00 per share subject to certain conditions. On July 30, 2026, Goodvision, SPAC and certain affiliates and investors also entered into the Conversion Agreements pursuant to which approximately $2.83 million of outstanding indebtedness and other financial support will be converted or satisfied through the issuance of 283,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share. Goodvision and SPAC intend to use the proceeds of the Financing for (i) payment of Goodvision, SPAC and Sponsors’ expenses associated with the completion of the Business Combination and (ii) as working capital purposes for Goodvision and Surviving PubCo. Although Goodvision and SPAC may seek additional financing in connection with the Business Combination, there can be no assurance that any such additional financing will be obtained on acceptable terms or at all. If additional financing is not obtained, Surviving PubCo may have less capital available for working capital and other corporate purposes following the closing of the Business Combination.

Conditions to Closing

Mutual Closing Conditions

The obligations of Goodvision and the SPAC Parties to consummate the Business Combination are subject to the satisfaction or waiver in accordance with the terms of the Business Combination Agreement (where permissible), at or prior to the Closing, of the following conditions:

●	the Required SPAC Proposals shall have been obtained;

●	no order, law or other legal restraint or prohibition issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction enjoining or prohibiting the consummation of the Merger shall be in effect;

●	the conditions to closing of a Financing with aggregate gross proceeds of $5,000,000 shall have been satisfied;

●	the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purposes shall have been initiated or threatened by the SEC and not withdrawn; and

●	the shareholders of Goodvision shall have approved the Business Combinations in accordance with Goodvision’s Organizational Documents (the “Goodvision Required Shareholder Approval”).

Goodvision Closing Conditions

The obligation of Goodvision to consummate or cause to be consummated the Business Combination is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by Goodvision in its sole discretion:

●	All SPAC Fundamental Representations (as defined in the Business Combination Agreement) shall be true and correct (except for Capitalization, which shall be true and correct in all but de minimis respects);

●	All representations and warranties of the SPAC Parties set forth in Article 4 of the Business Combination Agreement (other than the SPAC Fundamental Representations) shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date, in each case, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a company material adverse effect;

●	each SPAC Party shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement;

●	SPAC’s listing application with Nasdaq in connection with the Business Combination shall have been conditionally approved and, immediately following the Effective Time, SPAC shall, after giving effect to the redemption of Public Shares, and the Name Change, satisfy any applicable initial and continuing listing requirements of Nasdaq, and SPAC shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the Surviving PubCo Ordinary Shares shall have been approved for listing; and

●	no action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the transactions, (ii) would cause any of the transactions to be rescinded following consummation or (iii) would affect materially and adversely or otherwise encumber the title of the SPAC Shares to be issued by SPAC in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

Conditions to the Obligations of SPAC and SPAC Parties

The obligations of SPAC and the SPAC Parties to consummate the Business Combination and the other Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by SPAC (on behalf of itself and the other SPAC Parties) of the following conditions:

●	All Company Fundamental Representations (as defined in the Business Combination Agreement) shall be true and correct (except for Capitalization, which shall be true and correct in all but de minimis respects);
●	All representations and warranties of Goodvision set forth in Article 3 of the Business Combination Agreement (other than the Company Fundamental Representations) shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date, in each case, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a company material adverse effect;
●	Goodvision shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by Goodvision under the Business Combination Agreement at or prior to the Closing;
●	Each of the Ancillary Documents required to be delivered by Goodvision at or prior to the Closing shall have been fully executed by each of the parties thereto, and be in full force and effect, fully binding on each of the parties thereto (other than any SPAC Party or the Sponsors); and
●	Goodvision shall have delivered, or caused to be delivered to SPAC, at or prior to Closing (a) an officer’s certificate certifying that the conditions specified in Section 6.2(a) and Section 6.2(b) of the Business Combination Agreement are satisfied, (b) a certificate complying with Treasury Regulations Section 1.1445-2(c)(3) (along with the required notice and authorizations, as further disclosed in the Business Combination Agreement), and (c) the Closing Company Financial Statements (as defined in the Business Combination Agreement).

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of Goodvision and the SPAC Parties, in each case, relating to, among other things, their ability to enter into the Business Combination Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and will not survive the Closing. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement and should not be relied on by you as characterizations of the actual state of facts about the respective parties.

The Business Combination Agreement also includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Business Combination and efforts to satisfy conditions to the consummation of the Business Combination. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for: (i) the Company to operate the business of the Group Companies in the ordinary course of business, (ii) the Company to maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies consistent with past practices, (iii) each of the parties to use reasonable best efforts to take all actions reasonably necessary or advisable to consummate and make effective the Transactions, (iv) each party to make any appropriate filings, and (v) SPAC to use reasonable best efforts to cause the initial listing application to be approved by Nasdaq.

Survival of Representations and Warranties; Indemnification

The Goodvision shareholders will indemnify Surviving PubCo for any indemnification claims brought for breach of Goodvision’s representations and warranties and covenants contained in the Business Combination Agreement. In order to secure the indemnification obligations, an aggregate of 10% of the shares issuable to the Goodvision shareholders will be deposited in escrow. The Escrow Shares will be held in escrow for a period of 12 months from the closing (or, if later, 30 days after the first filing by the Surviving PubCo of an annual report for a fiscal year that ended after the closing) as security for such indemnification obligations. All indemnification payments shall be made in Escrow Shares valued at the time of any such payment, except that the Goodvision shareholders shall have the right to pay cash in lieu of shares. The indemnification will be capped at the number of Escrow Shares. No claim may be made for indemnification for a loss that is less than $10,000 and no amount will be payable until the aggregate amount of all indemnifiable losses exceed $100,000, in which event the indemnification shall be paid from the first dollar.

Conduct of Business Pending the Closing

SPAC agreed that, except as expressly contemplated or permitted by the Business Combination Agreement or any Transaction Document and except as required by applicable law, from the date of the Business Combination Agreement until the earlier of the termination of the Business Combination Agreement and the Effective Time, unless Goodvision otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), SPAC will cause Merger Sub to conduct its respective business, in the ordinary course of business and in a manner consistent with past practice. In addition, the SPAC Parties have agreed that prior to the Effective Time, subject to specified exceptions, they will not, without the prior written consent of Goodvision (which may not be unreasonably withheld, conditioned or delayed):

●	amend or otherwise change SPAC’s Organizational Documents, Merger Sub’s Organizational Documents or form any subsidiary of SPAC other than Merger Sub;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity interests, other than redemptions from the Trust Fund that are required pursuant to SPAC’s Organizational Documents;

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the SPAC Ordinary Shares or the Merger Sub Interests, except for payments from the Trust Fund pursuant to the exercise of Redemption Rights;

●	issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of the SPAC Parties, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the SPAC Parties;

●	acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

●	incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money or obligations of another person or persons, issue or sell any debt securities or warrants or other rights to acquire any debt securities of SPAC or its subsidiaries, as applicable;

●	make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable law made subsequent to the date of the Business Combination Agreement, as agreed to by its independent accountants;

●	amend any material tax return; change any material method of tax accounting; make, change or rescind any material election relating to taxes; settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes; surrender any right to claim a tax refund; or enter into any tax sharing, allocation, indemnity or similar agreement (other than an agreement, contract or arrangement the primary purpose of which does not relate to taxes);

●	liquidate, dissolve, reorganize or otherwise wind up the business and operations of the SPAC Parties;

●	amend or modify the Trust Agreement or any other agreement related to the Trust Account or SPAC’s Organizational Documents, or seek any approval from SPAC shareholders with respect to any such change, modification or amendment in a manner that is materially adverse to Goodvision;

●	waive, release, assign, settle or compromise any litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any governmental authority;

●	adopt or enter into any employee benefit plan; or

●	enter into any binding agreement or otherwise make a binding commitment with respect to any of the foregoing.

Additional Covenants and Agreements

The Business Combination Agreement includes the following covenants and agreements, among others:

SPAC Extraordinary General Meeting

SPAC agreed to call and hold the Extraordinary General Meeting as promptly as practicable after the date on which this Registration Statement becomes effective for the purpose of voting solely upon the Proposals, and to use its reasonable best efforts to hold the Extraordinary General Meeting as soon as practicable after the date on which this Registration Statement becomes effective; provided, that SPAC may (or, upon the receipt of a request to do so from Goodvision, will) postpone or adjourn the Extraordinary General Meeting on one or more occasions with Goodvision’s prior written consent or upon the good faith determination by the SPAC Board that such postponement or adjournment is reasonably necessary to (a) solicit additional proxies to obtain the SPAC Shareholder Approval, (b) obtain a quorum if one is not present at any then scheduled Extraordinary General Meeting, or (c) ensure that any supplement or amendment to this proxy statement/prospectus that the SPAC Board has determined in good faith is required by applicable law is provided to the SPAC shareholders with adequate time for review prior to the Extraordinary General Meeting.

SPAC has agreed to use its reasonable best efforts to obtain the approval of the Proposals at the Extraordinary General Meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the Proposals, and to take all other action necessary or advisable to secure the required vote or consent of its shareholders. SPAC agreed, through the SPAC Board, to recommend to its shareholders that they approve the Proposals (the “SPAC Board Recommendation”) and to include the SPAC Board Recommendation in this proxy statement/prospectus. Neither the SPAC Board nor any committee or subgroup thereof will change, withdraw, withhold, qualify or modify (or publicly propose to change, withdraw, withhold, qualify or modify) the SPAC Board Recommendation (any of the foregoing actions, a “SPAC Board Change in Recommendation”).

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of the Effective Time and the termination of the Business Combination Agreement, the parties agreed not to, and to cause their respective subsidiaries and its and their respective representatives not to, directly or indirectly, (a) enter into, knowingly solicit, initiate, or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of any material assets of such party or any of the outstanding capital stock or equity interests or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party or any of such party’s subsidiaries other than with the other parties to the Business Combination Agreement and their respective representatives (an “Alternative Transaction”), (b) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (c) commence, continue or renew any due diligence investigation regarding any Alternative Transaction. Each party agreed to, and agreed to cause their respective affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction.

Stock Exchange Listing

Each of SPAC and Goodvision will use its reasonable best efforts to cause the Surviving PubCo Ordinary Shares to be approved for listing on the Nasdaq. During the period from date of the Business Combination Agreement until the Closing, SPAC will use its reasonable best efforts to keep the SPAC Units, SPAC Ordinary Shares and SPAC Rights listed for trading on the Nasdaq.

Surviving PubCo Board of Directors

SPAC will take all necessary action so that immediately following the Closing, the Surviving PubCo Board is comprised of five directors.

Payment of Transaction Expenses

All fees and expenses incurred in connection with the transaction shall be paid by Goodvision.

Goodvision Shareholder Approval

Goodvision will, in a manner in compliance with applicable law, solicit and deliver to SPAC, the Goodvision Required Shareholder Approval as soon as practicable (and in any event no later than the Extraordinary General Meeting) after the Registration Statement becomes effective.

Equity Financing

From the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement, SPAC shall, and shall cause its representatives to, use commercially reasonable efforts to provide such cooperation and assistance to Goodvision for the private placement of equity securities of SPAC and/or Goodvision, in each case, on terms and with counterparties and otherwise satisfactory to Goodvision in its sole discretion; provided, that any such financing involving equity securities of SPAC shall not be consummated prior to the Closing Date. The Company and SPAC anticipate raising a minimum $5 million in such Financing. As of the date of this proxy statement/prospectus, Goodvision and SPAC have secured approximately $9.0 million in equity financing in connection with the Business Combination, consisting of (i) $1.0 million pursuant to the April 2026 Subscription Agreement and (ii) $8.0 million pursuant to the July 2026 Securities Purchase Agreements, which will result in the issuance of an aggregate of 900,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share, subject to the consummation of the Business Combination. In addition, Goodvision issued a $1.0 million Convertible Promissory Note on May 20, 2026, which may be converted into Class A Ordinary Shares of Surviving PubCo at $10.00 per share subject to certain conditions. On July 30, 2026, Goodvision, SPAC and certain affiliates and investors also entered into the Conversion Agreements pursuant to which approximately $2.83 million of outstanding indebtedness and other financial support will be converted or satisfied through the issuance of 283,000 Class A Ordinary Shares of Surviving PubCo at $10.00 per share. Goodvision and SPAC intend to use the proceeds of the Financing for (i) payment of Goodvision, SPAC and Sponsors’ expenses associated with the completion of the Business Combination and (ii) as working capital purposes for Goodvision and Surviving PubCo. Although Goodvision and SPAC may seek additional financing in connection with the Business Combination, there can be no assurance that any such additional financing will be obtained on acceptable terms or at all. If additional financing is not obtained, Surviving PubCo may have less capital available for working capital and other corporate purposes following the closing of the Business Combination.

Termination

The Business Combination Agreement may be terminated and the Business Combination may be abandoned at any time prior to the Closing as follows:

●	by mutual written consent of SPAC and Goodvision;

●	by either SPAC or the Company, if there shall be in effect any (i) Law or (ii) Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such Order shall have become final and non-appealable;

●	by either SPAC or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on April 23, 2027 (the “Termination Date”); provided, however, that if the SEC has not declared the Registration Statement effective on or prior to April 23, 2027, the Termination Date shall be automatically extended to October 23, 2027; and provided, further, that the right to terminate the Business Combination Agreement will not be available to any Party whose material breach of any provision of the Business Combination Agreement caused or resulted in the failure of the Merger to be consummated by such time;

●	by either SPAC or the Company, if SPAC fails to obtain the Required SPAC Shareholder Approvals upon vote taken thereon at the SPAC Extraordinary General Meeting (including any adjournment or postponement thereof); provided that the right to terminate the Business Combination Agreement shall not be available to any Party if such Party has materially breached Section 5.8 or Section 5.9 of the Business Combination Agreement;

●	by SPAC, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Business Combination Agreement, which breach or failure to perform (i) would result in the failure of certain conditions to be satisfied at the Closing and (ii) is not capable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, is not cured by the Company before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from SPAC of such breach or failure to perform; provided that SPAC shall not have the right to terminate the Business Combination Agreement if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in the Business Combination Agreement;

●	by the Company, if a SPAC Party has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Business Combination Agreement, which breach or failure to perform (i) would result in the failure of certain conditions to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the SPAC Party by the Termination Date, is not cured by the SPAC Party before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate the Business Combination Agreement if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in the Business Combination Agreement; or

●	by SPAC, by written notice to the Company, if the Company fails to deliver the Company Shareholder Written Consent by the Company Shareholder Written Consent Deadline; provided that SPAC shall have no right to terminate the Business Combination Agreement at any time following the delivery of the Company Shareholder Written Consent, even if the Company Shareholder Written Consent is delivered following the Company Shareholder Written Consent Deadline.

Amendments

The Business Combination Agreement may be amended in writing by the parties thereto at any time prior to the Closing. The Business Combination Agreement may not be amended except by an instrument in writing signed by each party thereto.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

New Registration Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, the Surviving PubCo, the Sponsors and certain SPAC shareholders and Goodvision Shareholders and certain of their respective affiliates will enter into the New Registration Rights Agreement, pursuant to which the Surviving PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of the Surviving PubCo Ordinary Shares and other equity securities of the Surviving PubCo that are held by the parties thereto from time to time, subject to the restrictions on transfer therein.

The New Registration Rights Agreement will amend and restate the registration rights agreement by and among SPAC, the Sponsors and the other parties thereto, dated [●] and entered into in connection with SPAC’s initial public offering.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, the Sponsors, SPAC and the Company entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsors agreed to vote its shares in favor of the Business Combination Agreement and the Business Combination.

Transaction Support Agreements

In connection with the execution of the Business Combination Agreement, certain holders of Company Shares, SPAC and the Company entered into the Transaction Support Agreements, pursuant to which, among other things, such holders agreed to support and vote in favor of the Business Combination Agreement and the Ancillary Agreements to which the Company is or will be a party and the Business Combination.

Lock-Up Agreements

The Business Combination Agreement contemplates that, prior to the Closing, Surviving PubCo, the Sponsors, certain SPAC shareholders, Goodvision Shareholders and certain of their respective affiliates will enter into Lock-Up Agreements, pursuant to which, such holders will agree, subject to certain customary exceptions, not to transfer, sell, assign, pledge, or otherwise dispose of their Surviving PubCo Ordinary Shares (or securities convertible into or exercisable for such shares) for a specified period following the Closing.

Exchange Listing

The SPAC Units, SPAC Ordinary Shares and SPAC Rights are currently traded on Nasdaq under the symbols “ALISU,” “ALIS” and “ALISR.” At the closing of the Business Combination, the SPAC Units will separate into their component SPAC Ordinary Shares and SPAC Rights so that the SPAC Units will no longer trade separately under “ALISU” and the SPAC Rights will convert into Surviving PubCo Ordinary Shares. SPAC intends to apply for the listing of the Surviving PubCo Ordinary Shares on the Nasdaq Capital/Global Market under the ticker symbol “GVAI”.

PROPOSAL NO. 2 - THE Name change PROPOSAL

Overview

Reasons for the Name Change

The SPAC Board believes that it would be in the best interests of SPAC to, in connection with the Name Change and simultaneously with the Business Combination, change the name of SPAC from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited” and approve an amendment to the amended and restated memorandum and articles of association of SPAC to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur immediately prior to the consummation of the Business Combination in order to more accurately reflect the business purpose and activities of Surviving PubCo following the Business Combination.

Vote Required for Approval

Approval of the Name Change Proposal requires the affirmative vote of two-thirds of the votes cast by the holders of SPAC Ordinary Shares represented in person, online or by proxy and entitled to vote thereon at the Extraordinary General Meeting. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

The Name Change Proposal is conditioned on the approval and adoption of each of the other Required SPAC Proposals. Therefore, if all of the Required SPAC Proposals are not approved, the Name Change Proposal will have no effect on the outcome of the proposal, even if approved by SPAC’s shareholders.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that the change of SPAC’s name from “Calisa Acquisition Corp” to “Goodvision AI Holding Limited,” be and is hereby approved and that the amended and restated memorandum and articles of association of SPAC be amended to reflect the change of name with such change of name to become effective upon filing with the Registrar of Companies in the Cayman Islands and expected to occur immediately prior to the consummation of the Business Combination.”

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SPAC SHAREHOLDERS VOTE “FOR” THE NAME CHANGE PROPOSAL.

PROPOSAL NO. 3 - THE NASDAQ PROPOSAL

Overview

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (a) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for such securities); or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, the Surviving PubCo Ordinary Shares to be issued in connection with the Business Combination (including the Financing) will exceed 20% or more of the issued and outstanding SPAC Ordinary Shares and 20% or more of the voting power, in each case issued and outstanding before the issuance of such shares in connection with the Business Combination.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the ordinary shares (or securities convertible into or exercisable for ordinary shares) or voting power of an issuer could constitute a change of control. Under Nasdaq Rule 5635(b), the issuance of Surviving PubCo Ordinary Shares to the former equityholders of Goodvision may result in a “change of control” of SPAC.

Accordingly, because the number of Surviving PubCo Ordinary Shares we anticipate issuing in connection with the Business Combination (1) will constitute more than 20% of our issued and outstanding SPAC Ordinary Shares and more than 20% of outstanding voting power prior to such issuance and (2) may result in a change of control of SPAC, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635.

Vote Required for Approval with Respect to the Nasdaq Proposal

The approval of the Nasdaq Proposal requires an ordinary resolution, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions will be considered present for the purposes of establishing a quorum. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

The Nasdaq Proposal is conditioned on the approval and adoption of each of the other Required SPAC Proposals. Therefore, if all of the Required SPAC Proposals are not approved, the Nasdaq Proposal will have no effect, even if approved by SPAC’s shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of 5635 of the Nasdaq Listing Rules, the issuance of ordinary shares of par value of US$0.000075 each of Surviving PubCo in connection with the Business Combination (including the Financing) in accordance with the Business Combination Agreement be and is hereby be approved.”

Recommendation of the SPAC Board

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 4 - THE GOVERNING DOCUMENTS PROPOSALS

Overview

SPAC Shareholders are being asked to approve, with effect from the effective time of the Merger, (i) the changes to be made to authorized share capital of SPAC such that the Surviving PubCo shall comprised of a Class A Ordinary Shares and Class B Ordinary Shares; and (ii) the adoption of the Surviving PubCo Articles in the form attached hereto as Annex B, which, in the judgment of the SPAC Board, is necessary to adequately address the needs of Surviving PubCo following the consummation of the Business Combination.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that with effect from the effective time of the Merger, that (a) 266,666,666 authorized ordinary shares of US$0.000075 par value each of SPAC (including all issued ordinary shares of SPAC immediately prior to the Effective Time) be redesignated and reclassified as class A ordinary shares of US$0.000075 par value each, and 2,666,666 authorized but unissued preferred shares of US$0.000075 par value each of SPAC be redesignated and reclassified as a new class of class B ordinary shares of US$0.000075 par value each, such that the authorized share capital of the Surviving PubCo will become US$20,200 divided into 266,666,666 class A ordinary shares of a par value US$0.000075 each and 2,666,666 class B ordinary shares of a par value US$0.000075 each; and (b) the amended and restated memorandum and articles of association of SPAC currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association of the Surviving PubCo, in the form attached to the accompanying proxy statement/prospectus as Annex B.”

Vote Required for Approval With Respect to the Governing Documents Proposal

The approval of the Governing Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the members representing at least two-thirds of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All Proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

The Governing Documents Proposal is conditioned on the approval and adoption of each of the other Required SPAC Proposals. Therefore, if all of the Required SPAC Proposals are not approved, the Governing Documents Proposal will have no effect, even if approved by the SPAC Shareholders and the Surviving PubCo Articles will not be filed with the Registrar of Companies in the Cayman Islands.

Recommendation of the SPAC Board with Respect to the Governing Documents Proposal.

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT THE SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL.

PROPOSAL NO. 5 - THE EQUITY INCENTIVE PLAN PROPOSAL

Overview

The Equity Incentive Plan Proposal asks shareholders of SPAC to approve and adopt the 2026 Equity Incentive Plan. An aggregate number of Surviving PubCo Ordinary Shares equal to 5% of the Surviving PubCo Ordinary Shares issued and outstanding immediately following the Closing will be reserved for issuance under the 2026 Equity Incentive Plan. The Surviving PubCo Board approved the 2026 Equity Incentive Plan in connection with its approval of the Business Combination Agreement, subject to approval by SPAC’s shareholders at the Extraordinary General Meeting. If approved by the shareholders, the effective date of the 2026 Equity Incentive Plan will be the Closing Date. The 2026 Equity Incentive Plan is described in more detail below. A copy of the 2026 Equity Incentive Plan is attached as Annex C to this proxy statement/prospectus. If approved by the shareholders, the 2026 Equity Incentive Plan will be administered by the Surviving PubCo Board or by the compensation committee of the Surviving PubCo Board, which will have the authority to make awards under the 2026 Equity Incentive Plan.

After careful consideration, the SPAC Board believes that approving the 2026 Equity Incentive Plan is in the best interests of SPAC and its shareholders. The general purpose of the 2026 Equity Incentive Plan is to attract and retain employees, directors and consultants who contribute to Surviving PubCo’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of Surviving PubCo. If approved, the 2026 Equity Incentive Plan will enable Surviving PubCo to provide stock-based incentives that align the interests of employees, directors and consultants with those of the shareholders of Surviving PubCo by motivating such persons to achieve long-term results and rewarding them for their achievements.

Terms of the 2026 Equity Incentive Plan

The following summary of the principal terms of the 2026 Equity Incentive Plan is qualified in its entirety by the full text of the 2026 Equity Incentive Plan, a copy of which is attached as Annex C to this proxy statement/prospectus. You may also obtain, free of charge, a copy of the 2026 Equity Incentive Plan by writing to Goodvision at the address set forth in this proxy statement/prospectus.

Administration. The Surviving PubCo Board or one or more committees appointed by the Surviving PubCo Board will administer the 2026 Equity Incentive Plan. For this purpose, the Surviving PubCo Board will delegate general administrative authority for the 2026 Equity Incentive Plan to the compensation committee of the Surviving PubCo Board. The appropriate acting body, whether the Surviving PubCo Board, the compensation committee of the Surviving PubCo Board or another committee appointed by the Surviving PubCo Board, is referred to in this summary as the “Administrator”. The Administrator may also delegate to one or more persons the right to act on its behalf in such matters as authorized by the Administrator. The Administrator determines which eligible individuals shall be granted awards under the plan, provided that any award granted to a member of the compensation committee of the Surviving PubCo Board shall be subject to the approval or ratification of the Surviving PubCo Board. Along with other authority granted to the Administrator under the 2026 Equity Incentive Plan, the Administrator may (i) select recipients of awards, (ii) determine the number of shares subject to awards, (iii) approve form award agreements, (iv) determine the terms and conditions of awards, and (v) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options.

Authorized Shares; Lapsed Awards. An aggregate number of Surviving PubCo Ordinary Shares equal to 5% of the Surviving PubCo Ordinary Shares issued and outstanding immediately following the Closing is the maximum number of Surviving PubCo Ordinary Shares that may be issued or transferred pursuant to awards under the 2026 Equity Incentive Plan, all of which may be subject to incentive stock option treatment. On the first day of each fiscal year of Surviving PubCo during the term of the 2026 Equity Incentive Plan commencing on the first year following the Closing, the number of Surviving PubCo Ordinary Shares that may be issued under the 2026 Equity Incentive Plan will automatically increase by a number of Surviving PubCo Ordinary Shares such that the number of shares that may be issued under the 2026 Equity Incentive Plan shall equal approximately 4.8% of the fully diluted Surviving PubCo Ordinary Shares as of the last day of the preceding fiscal year. If any outstanding award under the 2026 Equity Incentive Plan expires, is forfeited or is cancelled, in whole or in part, then the number of shares subject to the 2026 Equity Incentive Plan shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled shares may again be awarded under the 2026 Equity Incentive Plan. Shares tendered in payment of the exercise price or withholding taxes with respect to an award shall not become, or again be, available for awards under the 2026 Equity Incentive Plan. The grant of awards that may not be satisfied by issuance of shares shall not count against the maximum number of shares of common stock subject to the 2026 Equity Incentive Plan; however, shares attributable to awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares of common stock that may be issued under the 2026 Equity Incentive Plan. If Surviving PubCo Ordinary Shares issued in connection with any award granted under the 2026 Equity Incentive Plan shall be repurchased by Surviving PubCo, in whole or in part, then the number of Surviving PubCo Ordinary Shares subject to the 2026 Equity Incentive Plan shall not be increased by that portion of the shares repurchased by Surviving PubCo, and such repurchased shares may not again be awarded pursuant to the provisions of the 2026 Equity Incentive Plan.

Eligibility. Individuals eligible to receive awards under the 2026 Equity Incentive Plan include Surviving PubCo’s employees, directors and consultants. Initially, approximately [●] employees, [●] directors and [●] consultants will be eligible to participate in the 2026 Equity Incentive Plan, if approved, as of the Closing Date. The Administrator determines from time to time the participants to whom awards will be granted.

Incentive Awards. The 2026 Equity Incentive Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, as well as other awards (described in the 2026 Equity Incentive Plan) that are responsive to changing developments in management compensation. The 2026 Equity Incentive Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Option. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the 2026 Equity Incentive Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2026 Equity Incentive Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a Surviving PubCo Ordinary Share on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock. A restricted stock award is typically for a fixed number of Surviving PubCo Ordinary Shares, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Generally, during the restriction period, the participant will have all of the rights of a shareholder with respect to the shares of restricted stock, including the right to vote the shares of restricted stock and to receive dividends, provided that any such dividends will be subject to the same restrictions and other conditions as the restricted shares.

Restricted Stock Units. Restricted stock units represent unfunded, unsecured rights to receive Surviving PubCo Ordinary Shares or cash equal to the fair market value of Surviving PubCo Ordinary Shares, or any combination thereof, as provided in the applicable award agreement. Prior to the settlement of an award of restricted stock units and the receipt of shares, if any, the participant will not have any rights as a shareholder with respect to such shares.

Other Awards. The Administrator may also grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, Surviving PubCo Ordinary Shares, if the Administrator, in its sole discretion, determines that such other form of award is consistent with the purposes of the 2026 Equity Incentive Plan. The terms and conditions of any such other form of award will be set forth in an applicable award agreement.

Transfer Restrictions. Subject to certain exceptions, awards under the 2026 Equity Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable during the recipient’s lifetime only by him or her

Adjustments or Changes in Capitalization. In the event of any change in the issued and outstanding shares of Surviving PubCo Ordinary Shares by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar corporate transaction not involving the receipt of consideration by Surviving PubCo, the aggregate number of Surviving PubCo Ordinary Shares available under the 2026 Equity Incentive Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate.

Change in Control. Upon a change in control of Surviving PubCo, unless the Administrator determines otherwise, the vesting of all outstanding awards under the 2026 Equity Incentive Plan will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. Upon a change in control where Surviving PubCo is not the surviving corporation (or survives only as a subsidiary), unless the Administrator determines otherwise, all outstanding stock options and SARs that are not exercised will be assumed, or replaced with comparable options or rights, by the surviving corporation. Alternatively, the Administrator may also (i) require participants to surrender their outstanding stock options and SARs in exchange for payment by Surviving PubCo in cash or common stock in an amount equal to the amount by which the then fair market value of the Surviving PubCo Ordinary Shares subject to unexercised stock options and SARs exceeds the exercise price of the stock options or fair market value of the SARs on the award date, as applicable or (ii) after giving participants an opportunity to exercise outstanding stock options and SARs, terminate any or all unexercised stock options and SARs.

A change in control is defined to include (i) the sale of all or substantially all of Surviving PubCo’s assets, (ii) the acquisition of beneficial ownership by any person or entity, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of Surviving PubCo, (iii) certain changes in the majority of the Surviving PubCo Board and (iv) the consummation of certain mergers or consolidations.

Amendments to and Termination of the 2026 Equity Incentive Plan. The Surviving PubCo Board may amend the 2026 Equity Incentive Plan at any time and in any manner without the consent of the shareholders, except that no amendment may be made to the 2026 Equity Incentive Plan without shareholder approval that would (i) expand the types of awards available under the 2026 Equity Incentive Plan or otherwise materially revise the 2026 Equity Incentive Plan or (ii) increase the number of shares reserved for issuance under the 2026 Equity Incentive Plan, modify the eligible individuals under the 2026 Equity Incentive Plan or change the identity of the granting company. Generally speaking, outstanding awards may be amended, except that no amendment to the 2026 Equity Incentive Plan or to any outstanding awards may be made that would impair the rights of any participant with respect to such outstanding award issued to such participant, without the consent of the participant. In addition, amendments to outstanding awards may not effectuate a repricing or exchange of outstanding stock options.

The Surviving PubCo Board may suspend or terminate the 2026 Equity Incentive Plan at any time, provided that termination of the 2026 Equity Incentive Plan will not impair or affect any award previously granted. Unless earlier terminated by the Surviving PubCo Board, the 2026 Equity Incentive Plan will automatically terminate on the tenth anniversary of the date it is approved by shareholders.

Clawback and Recoupment. Surviving PubCo may cancel any award, require the participant to reimburse any or all amounts paid pursuant to an award or under the terms of the 2026 Equity Incentive Plan and effect any other right of recoupment in accordance with any Surviving PubCo policies that may be adopted from time to time.

Federal Income Tax Treatment of Awards under the 2026 Equity Incentive Plan

Federal income tax consequences relating to awards under the 2026 Equity Incentive Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

For non-qualified stock options, Surviving PubCo is generally entitled to deduct, subject to Code limitations (and the optionee recognizes taxable income in), an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, Surviving PubCo is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current U.S. federal income tax consequences of other awards authorized under the 2026 Equity Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. Surviving PubCo will generally have a corresponding deduction at the time the participant recognizes income, subject to Code limitations. However, as discussed above, for those awards subject to ISO treatment, Surviving PubCo would generally have no corresponding compensation deduction.

If an award is accelerated under the 2026 Equity Incentive Plan in connection with a change in control (as this term is used under the Code), Surviving PubCo may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1 million.

New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2026 Equity Incentive Plan.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, Surviving PubCo intends to file with the SEC a registration statement on Form S-8 covering the Surviving PubCo Ordinary Shares issuable under the 2026 Equity Incentive Plan.

Vote Required for Approval

The approval of the Equity Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of a majority of the SPAC Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the 2026 Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex C and any form award agreements thereunder, be and is hereby approved and adopted with effect upon consummation of the Business Combination.”

Recommendation of the SPAC Board

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL, IF PRESENTED.

PROPOSAL NO. 6 - THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal allows the SPAC Board to submit a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination. For instance, the Adjournment Proposal would allow the parties to obtain additional time to solicit further proxies and votes and/or to reduce the number of Public Shares being sought to be redeemed in connection with the Business Combination.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the Extraordinary General Meeting and is not approved by the shareholders, the SPAC Board may not be able to adjourn the Extraordinary General Meeting to a later date or dates in the event that more time is needed to consummate the Business Combination. In such event, the Business Combination may not be completed.

Vote Required for Approval with Respect to the Adjournment Proposal

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the members representing at least a simple majority of the votes cast by holders of SPAC Ordinary Shares entitled to vote and present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and accordingly will have no effect on the outcome of this proposal. All Proposals presented at the Extraordinary General Meeting are “non-routine” matters and, therefore, there will be no “broker non-votes.”

The Adjournment Proposal is not conditioned on any other Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further time to consummate the Business Combination.”

Recommendation of the SPAC Board

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of SPAC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, SPAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 - The Business Combination Proposal - Interests of the Sponsors and SPAC’s Directors and Officers and Goodvision’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the opinion of VCL regarding the material U.S. federal income tax consequences of the Business Combination. This opinion identifies each material U.S. federal income tax consequence that, in our opinion, is material to holders of SPAC securities and holders of ordinary shares of Goodvision, states our opinion with respect to each such consequence, and sets forth the principal legal authorities upon which such opinion is based. This discussion also provides a summary of the material U.S. federal income tax considerations (1) for U.S. Holders and non-U.S. Holders (each as defined below, and collectively, “Holders”) of SPAC Ordinary Shares and SPAC Rights (each, a “SPAC security”) (i) that hold Surviving PubCo Ordinary Shares following the Business Combination or (ii) that elect to have the SPAC Ordinary Shares that they hold redeemed for cash if the Transactions are completed and (2) shareholders of Goodvision. This section applies only to Holders that hold their SPAC securities or Surviving PubCo Ordinary Shares, as applicable, as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

Subject to the assumptions, qualifications and limitations described herein, and based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, published administrative interpretations of the Internal Revenue Service (“IRS”), judicial authorities and the representations contained in the transaction documents and officers’ certificates, VCL is of the opinion as set forth below with respect to each material U.S. federal income tax consequence of the Business Combination.

This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. Additionally, this discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the special accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the “Medicare” tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

●	the Sponsor Related Parties;

●	dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts;

●	banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

●	U.S. expatriates or former long-term residents of the United States;

●	governments or agencies or instrumentalities thereof;

●	persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the stock of SPAC or Surviving PubCo (except to the limited extent provided below);

●	subchapter S corporations, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities or arrangements;

●	tax-exempt entities;

●	persons holding SPAC securities or Surviving PubCo Ordinary Shares as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

●	persons whose functional currency is not the U.S. dollar;

●	persons that received SPAC securities or will hold Surviving PubCo Ordinary Shares as compensation for services; or

●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds SPAC securities or Surviving PubCo Ordinary Shares, the tax treatment of a partner or other member in such partnership or other pass-through entity generally will depend upon the status of the partner or other member, the activities of the partnership or other pass-through entity and certain determinations made at the partner or member level. If you are a partner or member of a partnership or other pass-through entity holding SPAC securities or Surviving PubCo Ordinary Shares, you are urged to consult your tax advisor regarding the tax consequences to you of a redemption, the reorganization, and/or the ownership and disposition of Surviving PubCo Ordinary Shares by the partnership or other pass-through entity.

This discussion is based on the Code, the regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. SPAC has not sought, and does not intend to seek, any rulings from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE REORGANIZATION, REDEMPTION AND THE OWNERSHIP AND DISPOSITION OF SURVIVING PUBCO ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

The discussion under this heading, insofar as it constitutes statements of U.S. federal income tax law or legal conclusions with respect thereto, constitutes the opinion of VCL regarding the material U.S. federal income tax consequences of the Business Combination. The opinion expressed herein is based upon the authorities described above and the factual representations, assumptions and covenants described herein.

Material Tax Considerations of the Business Combination to Holders of Goodvision

Tax Consequences if the Business Combination Qualifies as a Reorganization Within the Meaning of Section 368(a) of the Code

VCL is of the opinion that, subject to the assumptions, qualifications and limitations described herein, the Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion is based upon Sections 354, 358, 361 and 368(a) of the Code, the Treasury Regulations promulgated thereunder, and applicable judicial and administrative authorities. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Business Combination. Accordingly, although it is our opinion that the Business Combination should qualify as a reorganization within the meaning of Section 368(a) of the Code, the IRS could assert a contrary position, and a court could sustain such position. Accordingly, each holder of Company Shares is urged to consult its tax advisor with respect to the particular tax consequence of the Business Combination to such holder.

If the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, VCL is of the opinion that, each holder of Company Shares generally will not recognize gain or loss upon exchanging its Company Shares for Surviving PubCo Ordinary Shares pursuant to Sections 354 and 368(a) of the Code. VCL is of the opinion that the tax basis of Surviving PubCo Ordinary Shares received by a holder of Company Shares will be the same as the tax basis of the Company Shares surrendered in exchange for Surviving PubCo Ordinary Shares. Such aggregate adjusted tax basis will be allocated to Surviving PubCo Ordinary Shares received by the holder. VCL is of the opinion that, pursuant to Section 1223(1) of the Code, the holder’s holding period for the Surviving PubCo Ordinary Shares that it receives pursuant to the merger will include its holding period for the shares of Company Shares it surrenders.

Each holder of Company Shares who receives Surviving PubCo Ordinary Shares in the Business Combination is required to retain permanent records pertaining to the Business Combination and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the number, basis, and fair market value of the Company Shares exchanged and the number of Surviving PubCo Ordinary Shares received in exchange therefor. Additionally, holders of Company Shares who owned immediately before the Business Combination at least one percent (by vote or value) of the total outstanding stock of Company Shares are required to attach a statement to their U.S. federal income tax returns for the year in which the Business Combination is consummated that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the holder’s tax basis in such holder’s Company Shares surrendered in the Business Combination, the fair market value of such stock, the date of the Business Combination and the name and employer identification number of each of Surviving PubCo and Goodvision. Holders of Company Shares are urged to consult with their tax advisors regarding the application of these rules.

Tax Consequences if the Business Combination Fails to Qualify as a Reorganization Within the Meaning of Section 368(a) of the Code

If, notwithstanding the above, the Business Combination contemplated by the Business Combination Agreement does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then it is our opinion that, for U.S. federal income tax purposes, a holder of Company Shares generally would be treated as selling its Company Shares in exchange for Surviving PubCo Ordinary Shares in a taxable transaction, such exchange generally would constitute a taxable exchange governed principally by Sections 1001 and 1222 of the Code.

A U.S. Holder who receives the merger consideration pursuant to the Business Combination would generally recognize capital gain or loss equal to the difference, if any, between (i) the fair market value of the Surviving PubCo Ordinary Shares, as determined for U.S. federal income tax purposes and (ii) such U.S. holder’s adjusted tax basis in the Company Shares surrendered. Such gain or loss generally will be long-term capital gain or loss provided the U.S. holder’s holding period for the Company Shares surrendered in the merger exceeds one year as of the closing date. Long-term capital gain of certain non-corporate holders (including individuals) is currently eligible for U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to limitations under the Code. U.S. holders that realize a loss should consult their tax advisors regarding the allowance of this loss.

The tax consequences to a Non-U.S. Holder if the Business Combination is treated as a taxable sale of Company Shares by the Non-U.S. Holder generally will be the same as described below under the section entitled “— Non-U.S. Holders — Taxation of Redemption Treated as an Exchange of SPAC Ordinary Shares” with respect to the Company Shares sold. The Business Combination Agreement obligates Goodvision to deliver a certificate to SPAC on or prior to the closing date that as of the date of the certificate, Goodvision is not a United States real property holding corporation.

A holder’s initial tax basis in the Surviving PubCo Ordinary Shares received in the Business Combination will equal the fair market value of such stock upon receipt, and the holding period for such stock will begin on the day following the closing date of the Business Combination.

Holders that do not Redeem their SPAC Ordinary Shares

VCL is of the opinion that holders of SPAC Ordinary Shares are not expected to recognize any gain or loss under U.S. federal income tax laws as a result of the Business Combination. It is expected that each such holder would have the same basis in its Surviving PubCo Ordinary Shares after the Business Combination as that holder has in the corresponding SPAC Ordinary Shares immediately prior to the Business Combination, and such holder’s holding period in the Surviving PubCo Ordinary Shares would include the holder’s holding period in the corresponding SPAC Ordinary Shares. Each holder should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the Business Combination.

Material Tax Considerations Related to a Redemption of SPAC Ordinary Shares

Treatment of Redemption of SPAC Ordinary Shares

VCL is of the opinion that the U.S. federal income tax treatment of a redemption depends upon whether the redemption is treated as a sale or exchange under Section 302 of the Code or as a distribution under Section 301 of the Code. Because the determination depends upon the particular holder’s ownership (including constructive ownership under Section 318 of the Code) before and after the redemption, no opinion can be expressed regarding the treatment applicable to any specific holder.

In the event that a holder’s SPAC Ordinary Shares are redeemed pursuant to the exercise of its redemption right in connection with the shareholder vote regarding the Business Combination Proposal, subject to the discussion herein of the rules applicable to a PFIC, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the SPAC Ordinary Shares under Section 302 of the Code. In our opinion, a redemption generally will be treated as a sale or exchange under Section 302(a) of the Code if one of the tests described in Sections 302(b)(1), 302(b)(2) or 302(b)(3) of the Code is satisfied. If the redemption qualifies as a sale of SPAC Ordinary Shares, U.S. Holders will be treated as described under “U.S. Holders — Taxation of Redemption Treated as an Exchange of SPAC Ordinary Shares” below and Non-U.S. Holders will be treated as described under “Non-U.S. Holders — Taxation of Redemption Treated as an Exchange of SPAC Ordinary Shares” below. If the redemption does not qualify as a sale of SPAC Ordinary Shares, U.S. Holders will be treated as receiving a corporate distribution with the tax consequences described below under “U.S. Holders — Taxation of Redemption Treated as a Distribution” and Non-U.S. Holders will be subject to the tax consequences described below under “— Non-U.S. Holders — Taxation of Redemption Treated as a Distribution” below. Whether a redemption qualifies for sale treatment will depend largely on the total number of SPAC Ordinary Shares treated as held by the holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning SPAC Rights) relative to all of SPAC’s shares outstanding both before and after such redemption. The redemption of SPAC Ordinary Shares generally will be treated as a sale of the SPAC Ordinary Shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in SPAC or (iii) is “not essentially equivalent to a dividend” with respect to the holder (collectively, the “302 tests”). These tests are explained more fully below.

In determining whether any of the 302 tests is satisfied, a holder takes into account not only SPAC shares actually owned by the holder, but also SPAC shares that are constructively owned by such holder under the relevant rules. A holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire by exercise of an option, which generally would include stock that could be acquired pursuant to the SPAC Rights. In order to meet the substantially disproportionate test, the percentage of SPAC outstanding voting shares actually and constructively owned by the holder immediately following the redemption of SPAC Ordinary Shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s interest if either (i) all of the SPAC shares actually and constructively owned by the holder are redeemed or (ii) all of the SPAC shares actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the holder does not constructively own any other SPAC shares. The redemption of SPAC Ordinary Shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the holder’s proportionate interest in SPAC. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in SPAC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors as to the tax consequences of a redemption.

In our opinion, if none of the 302(b) tests is satisfied, then the redemption will be treated as a corporate distribution under Section 301 of the Code and the tax effects will be as described under “U.S. Holders — Taxation of Redemption Treated as a Distribution” and “Non-U.S. Holders — Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed SPAC Ordinary Shares will be added to the holder’s adjusted tax basis in its remaining SPAC shares, or, if it has none, possibly to the U.S. Holder’s adjusted tax basis in its other shares constructively owned by such U.S. Holder.

Treatment of SPAC Rights

The treatment of the SPAC Rights is uncertain. No opinion is expressed regarding the characterization of the SPAC Rights for U.S. federal income tax purposes because no published authority directly addresses instruments with substantially identical terms, and the characterization is therefore uncertain. The SPAC Rights may be viewed as a forward contract, derivative security or similar interest in SPAC (analogous to an option with no exercise price), and thus the holder of the right would not be viewed as owning SPAC Ordinary Shares issuable pursuant to the SPAC Rights until such SPAC Ordinary Shares are actually issued. There may be other alternative characterizations of the SPAC Rights that the IRS may successfully assert, including that the SPAC Rights are treated as equity in the SPAC at the time the rights were issued.

The tax consequences of an acquisition of SPAC Ordinary Shares pursuant to SPAC Rights, as well as the cancellation of any SPAC Rights not converted into SPAC Ordinary Shares, are unclear. For example, depending on which characterization is successfully applied to the SPAC Rights, different PFIC consequences may result for U.S. Holders. It is also likely that a U.S. Holder would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s SPAC Rights. Accordingly, U.S. Holders should consult their tax advisors regarding the tax treatment of the SPAC Rights and the consequences with respect to the acquisition, ownership, and the conversion of the SPAC Rights into SPAC Ordinary Shares or cancelation of the SPAC Rights. U.S. Holders should also consult with their tax advisors regarding the tax treatment with respect to any SPAC Ordinary Shares into which any SPAC Rights were converted, including in connection with the Business Combination and ownership and disposition of Surviving PubCo Ordinary Shares in exchange for SPAC Ordinary Shares.

Passive Foreign Investment Company Rules

In addition to the discussion above of the taxability of the redemption under the section titled “Material Tax Considerations Related to a Redemption of SPAC Ordinary Shares,” the redemption of the SPAC Ordinary Shares may be a taxable event to U.S. Holders to the extent that SPAC is or ever was a PFIC under Section 1297 of the Code.

Definition and General Taxation of a PFIC

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the fair market value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for these purposes its pro rata share of the gross income and assets of any corporation (and, if certain proposed Treasury Regulations are applied, partnerships) in which it is considered to own at least 25% of the interest, by value). The determination of whether a foreign corporation is a PFIC is made annually.

SPAC is not expected to be a PFIC for U.S. federal income tax purposes for the taxable year of the Business Combination or for any future taxable year, but this conclusion is a factual determination made annually and, thus, is subject to change. No opinion is expressed regarding whether SPAC is, or has been, a passive foreign investment company within the meaning of Section 1297 of the Code because such determination depends upon annual factual determinations regarding the composition of SPAC’s income and assets. There can be no assurance, however, that SPAC will not be treated as a PFIC in the taxable year of the Business Combination or for any future taxable year. In addition, SPAC’s U.S. counsel expresses no opinion with respect to SPAC’s PFIC status for any taxable year.

If SPAC is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of SPAC Ordinary Shares and SPAC Rights and, in the case of SPAC Ordinary Shares, the U.S. Holder did not make either (a) a timely qualified election fund (“QEF”) election under Section 1295 of the Code for SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its SPAC securities (including a redemption treated as a sale or exchange); and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the SPAC Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the SPAC Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the SPAC securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of SPAC’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if SPAC is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its SPAC Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of SPAC’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which SPAC’s taxable year ends.

QEF Election and “Purging Election”

As indicated above, the impact of the PFIC rules on a U.S. Holder of SPAC securities will depend on whether the U.S. Holder has made a timely and effective election to treat SPAC as a QEF, for SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect to SPAC is contingent upon, among other things, the provision by SPAC of certain information that would enable the U.S. Holder to make and maintain a QEF election. There is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. A U.S. Holder that made a timely and effective QEF election for SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder that did not make a timely and effective QEF election for SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, or that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non-Electing Shareholder.”

If a U.S. Holder of SPAC Ordinary Shares has not made a timely and effective QEF election with respect to SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its SPAC Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of SPAC’s tax year in which SPAC qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held SPAC Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its SPAC Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the SPAC Ordinary Shares for purposes of the PFIC rules.

The tax treatment of the SPAC Rights under the PFIC rules is uncertain and U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to their SPAC Rights.

U.S. Holders that hold (or are deemed to hold) stock of a foreign corporation that qualifies as a PFIC may instead elect to annually mark such stock to its market value if such stock is regularly traded on a national securities exchange that is registered with the SEC or certain foreign exchanges or markets of which the IRS has approved (a “mark-to-market election”). Nasdaq currently is considered to be an exchange that would allow a U.S. Holder to make a mark-to-market election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to their SPAC Ordinary Shares under their particular circumstances.

The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of SPAC Ordinary Shares and SPAC Rights should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

U.S. Holders

This section applies to you if you are a U.S. Holder. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of SPAC securities or Surviving PubCo Ordinary Shares, as the case may be, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Redemption Treated as an Exchange of SPAC Ordinary Shares.

Subject to the discussion of the PFIC rules discussed herein, if the redemption qualifies as an exchange of SPAC Ordinary Shares as described above under “— Treatment of Redemption of SPAC Ordinary Shares,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the SPAC Ordinary Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the SPAC Ordinary Shares so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the SPAC Ordinary Shares may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at preferential rates under current law. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its SPAC Ordinary Shares so disposed of. A U.S. Holder’s adjusted tax basis in its SPAC Ordinary Shares generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution.

Subject to the PFIC rules discussed herein, if the redemption does not qualify as an exchange of SPAC Ordinary Shares, a U.S. Holder will generally be treated as receiving a distribution in respect of its SPAC Ordinary Shares. Such a distribution generally will be includable in a U.S. Holder’s gross income as dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the SPAC Ordinary Shares and thereafter as capital gain. However, there can be no assuarance that SPAC will maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders therefore should assume that any distribution by SPAC with respect to its shares will be treated as ordinary dividend income. Dividends will be taxable to a corporate U.S. Holder at regular rates and will generally not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

For non-corporate U.S. Holders, distributions taxable as dividends generally will be taxed at the preferential applicable long-term capital gains rate only if the SPAC Ordinary Shares are readily tradable on an established securities market in the United States, SPAC is not treated as a PFIC at the time the dividend was paid or in the preceding year, if the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. It is unclear whether the redemption rights with respect to the SPAC Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Distributions in excess of our current or accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its SPAC Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such SPAC Ordinary Shares in the manner described above under “— Taxation of Redemption Treated as an Exchange of SPAC Ordinary Shares.”

U.S. Information Reporting and Backup Withholding.

Distributions with respect to the SPAC Ordinary Shares to a U.S. Holder, whether or not such distributions qualify as dividends for U.S. federal income tax purposes, and proceeds from the sale, exchange or redemption of the SPAC Ordinary Shares by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, fails to furnish a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF AN EXERCISE OF REDEMPTION RIGHTS.

Non-U.S. Holders

This section applies to you if you are a non-U.S. Holder. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of SPAC Ordinary Shares or Surviving PubCo Ordinary Shares, as the case may be, that is, for U.S. federal income tax purposes:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of a disposition of SPAC Ordinary Shares or Surviving PubCo Ordinary Shares. A holder that is such an individual should consult its tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of SPAC Ordinary Shares or Surviving PubCo Ordinary Shares.

Redemption of SPAC Ordinary Shares.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s share of SPAC Ordinary Shares pursuant to the redemption provisions described in the section of this proxy statement/prospectus entitled “Extraordinary General Meeting of SPAC Shareholders — Redemption Rights” generally will follow the U.S. federal income tax characterization of such a redemption as described under “— Treatment of Redemption of SPAC Ordinary Shares” above.

Because the satisfaction of the 302 tests described above is dependent on matters of fact, withholding agents may presume, for withholding purposes, that all amounts paid to Non-U.S. Holders in connection with a redemption are treated as distributions in respect of their shares. Accordingly, a Non-U.S. Holder should expect that a withholding agent will likely withhold U.S. federal income tax on the gross proceeds payable to a Non-U.S. Holder pursuant to a redemption at a rate of 30% unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, or other applicable IRS Form W-8). Each holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its SPAC Ordinary Shares, including its ability to obtain a refund of any amounts withheld by filing an appropriate claim for a refund with the IRS in the event that the Non-U.S. Holder is not treated as receiving a dividend under the 302 tests.

Taxation of Redemption Treated as an Exchange of SPAC Ordinary Shares.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain realized upon the redemption of SPAC Ordinary Shares unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	SPAC Ordinary Shares constitutes a U.S. real property interest (“USRPI”) by reason of SPAC’s status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes, and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. Holder, unless an applicable tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet above, SPAC believes that it is not and has not been at any time since its formation, and does not expect to be immediately after the Business Combination is completed, a USRPHC.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Taxation of Redemption Treated as a Distribution.

If the redemption does not qualify as an exchange of SPAC Ordinary Shares, with respect to a Non-U.S. Holder, such holder will generally be treated as receiving a distribution in respect of SPAC Ordinary Shares. Such a distribution to the extent paid out of SPAC’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will constitute a dividend for U.S. federal income tax purposes. Amounts not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero, and thereafter as capital gain and will be treated as described above under “— Non-U.S. Holders — Taxation of Redemption Treated as an Exchange of SPAC Ordinary Shares.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of SPAC Ordinary Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding.

Payments of dividends on SPAC Ordinary Shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on SPAC Ordinary Shares paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds from a sale or other taxable disposition of SPAC Ordinary Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from a disposition of SPAC Ordinary Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act.

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on and the gross proceeds of dispositions of common stock of a U.S. issuer paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed Treasury Regulations, the preamble to which states that taxpayers may rely on them until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of SPAC Ordinary Shares or Surviving PubCo Ordinary Shares. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their SPAC Ordinary Shares or Surviving PubCo Ordinary Shares.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following is selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed combined balance sheet is presented as of June 30, 2026, and the unaudited pro forma condensed combined statements of operations are presented for the nine months ended June 30, 2026 and for the year ended September 30, 2025.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2026 gives pro forma effect to the Business Combination as if it had occurred on October 1, 2025. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2025 gives pro forma effect to the Business Combination as if it had occurred as of October 1, 2024.

This information should be read together with Goodvision’s and Calisa’s financial statements and related notes, the respective Management’s Discussion and Analysis sections, and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been prepared using the following:

●	Goodvision’s unaudited condensed consolidated balance sheet as of June 30, 2026, as included elsewhere in this proxy statement/prospectus; and
●	Calisa’s balance sheet as of June 30, 2026, as included elsewhere in this proxy statement/prospectus.

○	The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2026 has been prepared using the following:

●	Goodvision’s unaudited condensed consolidated statement of operations for the nine months ended June 30, 2026; and
●	Calisa’s statement of operations for the period from its initial public offering inception (October 23, 2025) through June 30, 2026, derived from Calisa’s interim financial statements.

○	The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2025 has been prepared using the following:

●	Goodvision’s audited statement of operations for the year ended September 30, 2025; and
●	Calisa’s twelve-month statement of operations for the period ended September 30, 2025, derived from Calisa’s audited financial statements for the fiscal year ended December 31, 2024, plus its interim unaudited financial statements for the nine-month period ended September 30, 2025, less the period from inception (March 11, 2024) through September 30, 2024.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Furthermore, the unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the post-combination company.

Description of the Transactions

On March 6, 2026, SPAC entered into the Business Combination Agreement with Goodvision and Merger Sub. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into Goodvision, with Goodvision surviving the merger as a wholly-owned subsidiary of Calisa. At the Closing, the Surviving PubCo will be renamed.

Unless otherwise agreed and adjusted by Goodvision, Calisa and Merger Sub, the aggregate consideration to be paid to Goodvision shareholders in the Business Combination is based on an Enterprise Value of $180,000,000, payable in the form of 18,000,000 newly issued Surviving PubCo Ordinary Shares valued at $10.00 per share.

Each Goodvision ordinary share will convert into 1,800 Surviving PubCo Ordinary Shares at the Exchange Ratio ($180,000,000 / $10.00 / 10,000 = 1,800x), resulting in 18,000,000 Surviving PubCo Ordinary Shares issuable to Goodvision shareholders. Of the 18,000,000 shares, 16,500,000 will be Class A ordinary shares and 1,500,000 will be Class B ordinary shares (issued to GV Assets Holdings Limited with 1:40 voting rights).

In connection with the Business Combination, Goodvision and Calisa have entered into a series of equity financing and debt-conversion arrangements, each of which is contingent upon, or is satisfied concurrently with, the Closing and is reflected as a pro forma transaction accounting adjustment across all four redemption scenarios presented herein. On April 30, 2026, Goodvision entered into a securities purchase agreement with Envision Advance LPF for a $1,000,000 equity private investment in public equity (“PIPE”); the $1,000,000 was received on May 4, 2026 and is reflected as a current liability (“Advance from PIPE investor”) in the historical June 30, 2026 balance sheet, and immediately prior to, and contingent upon, the Closing, the advance will be satisfied through the issuance of 100,000 Class A Ordinary Shares at $10.00 per share. On July 31, 2026, Calisa entered into Securities Purchase Agreements and Registration Rights Agreements with each of Calisa Holding LP ($3,000,000; 300,000 Class A Ordinary Shares), Star Shuttle LLC ($2,000,000; 200,000 Class A Ordinary Shares) and HKTT Horizon AI Fund, L.P. ($3,000,000; 300,000 Class A Ordinary Shares), in each case at $10.00 per share and to close immediately prior to or substantially concurrently with, and contingent upon, the Closing. Calisa Holding LP is an affiliate of the Calisa sponsor and HKTT Horizon AI Fund, L.P. is a Hong Kong fund; the related-party nature of the Calisa Holding LP investment is subject to the disclosures required by ASC 850.

In addition, pursuant to two Conversion & Mutual Release Agreements, each dated July 30, 2026, certain related-party indebtedness and advanced transaction expenses will convert into equity of the Surviving PubCo at, or a deemed price of, $10.00 per share concurrently with the Closing: (i) GV Assets Holdings Limited will receive 231,000 Class A Ordinary Shares in respect of $1,380,000 of loan principal (comprising $880,000 reflected in the historical June 30, 2026 balance sheet and $500,000 advanced after June 30, 2026) and $930,000 of transaction expenses paid on the Company’s behalf (of which $928,522 is accrued as due to related party at June 30, 2026); and (ii) Waterdrip Investment Limited will receive 52,000 Class A Ordinary Shares in respect of a $520,000 loan reflected in the historical June 30, 2026 balance sheet. In each case, all accrued interest is irrevocably waived. GV Assets Holdings Limited and Waterdrip Investment Limited are related parties, and these arrangements are subject to the related-party disclosures required by ASC 850. The equity financings and debt/expense conversions described above result in an aggregate of 1,183,000 newly issued (or deemed newly issued) Surviving PubCo Ordinary Shares that are included in the pro forma share count in all four redemption scenarios.

Separately, on May 20, 2026, Goodvision AI Inc. entered into a $1,000,000 convertible promissory note with Xiaoma Edu Limited, a non-U.S. accredited investor that is not a related party of Goodvision, the Sponsor, or any of their affiliates, pursuant to a Securities Purchase Agreement of the same date. The note bears interest at 6% per annum, compounded annually (12% default rate), and matures on the earlier of (i) the twelve-month anniversary of issuance or (ii) the expiration or termination of the post-Closing lock-up period. Following expiration of the lock-up, if the volume-weighted average price of the Surviving PubCo’s Class A Ordinary Shares equals or exceeds $12.50 per share for at least 10 of 30 consecutive trading days, the holder may convert the outstanding principal into Class A Ordinary Shares at $10.00 per share; otherwise the holder may elect to convert at $10.00 per share or to require cash repayment of principal plus 6% accrued interest. Because the note was executed independently of, and is not contingent upon, the Business Combination, and had been signed but not yet funded as of June 30, 2026 (such that no cash proceeds or note liability are reflected in Goodvision’s historical June 30, 2026 financial statements), it is not integral to the Business Combination and is not reflected as a pro forma transaction accounting adjustment, and the 100,000 shares issuable upon contingent conversion are excluded from the pro forma share count. See the notes to Goodvision’s historical financial statements for further information.

Other than the foregoing and the related agreements described above, no additional PIPE investment, forward purchase agreement, or backstop financing arrangement has been executed by Goodvision, Calisa or the Surviving PubCo in connection with the Business Combination.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, although SPAC is the legal acquirer, SPAC will be treated as the “acquired” company and Goodvision will be treated as the accounting acquirer for financial statement reporting purposes. The transaction is not a business combination as defined in ASC 805 because Calisa (the SPAC) does not meet the definition of a business.

Goodvision has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The relative size of Goodvision compared to SPAC;
●	Goodvision’s existing shareholders will have a majority of the voting power of Surviving PubCo;
●	Goodvision will designate at least a majority of the members of the Board of Directors of Surviving PubCo;
●	Goodvision’s operations will comprise the ongoing operations of Surviving PubCo; and
●	Goodvision’s existing senior management will comprise all of the senior management of Surviving PubCo.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by SEC Final Rule Release No. 33-10786. The pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable under the circumstances. The transaction accounting adjustments are preliminary and have been prepared solely to illustrate the estimated effect of the Business Combination; the actual adjustments may differ from these pro forma adjustments, and those differences may be material. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, cost savings, or integration costs that may be realized or incurred as a result of the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared assuming the following four alternative levels of redemption:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes no SPAC shareholders will exercise their Redemption Rights. The 6,000,000 outstanding SPAC public shares subject to redemption would be reclassified to shareholders’ equity, and the full trust balance of $61,500,162 would be available to the combined company.
●	Scenario 2 — Assuming 25% Redemptions: This presentation assumes that SPAC Public Shareholders holding 1,500,000 SPAC Public Shares will exercise their Redemption Rights for aggregate redemption payments of approximately $15,375,041 (based on an assumed per-share redemption price of approximately $10.25, calculated as the trust balance of $61,500,162 divided by 6,000,000 SPAC Public Shares outstanding as of June 30, 2026).
●	Scenario 3 — Assuming 75% Redemptions: This presentation assumes that SPAC Public Shareholders holding 4,500,000 SPAC Public Shares will exercise their Redemption Rights for aggregate redemption payments of approximately $46,125,122 (based on the same assumed per-share redemption price of approximately $10.25).
●	Scenario 4 — Assuming Maximum Redemptions: This presentation assumes that SPAC Public Shareholders holding all 6,000,000 SPAC Public Shares will exercise their Redemption Rights for aggregate redemption payments of approximately $61,500,162 (based on the same assumed per-share redemption price of approximately $10.25), representing the entire trust account, with no public shares retained. After giving effect to the July 2026 financing agreements, the combined company’s pro forma net tangible assets exceed the $5,000,001 minimum net tangible asset requirement even assuming 100% redemption, and accordingly the requirement does not limit the number of public shares that may be redeemed.

The pro forma shares of combined common stock issued and outstanding immediately after the Merger under the four redemption scenarios are as below:

Shareholder Group	No Red. Shares (1)	25% Red. Shares (2)	75% Red. Shares (3)	Max Red. Shares (4)
Calisa public shares	6,000,000	4,500,000	1,500,000	-
Public rights conversion (1/10 ratio)	600,000	600,000	600,000	600,000
Total public shareholders	6,600,000	5,100,000	2,100,000	600,000
SPAC founder shares (sponsor)	2,000,000	2,000,000	2,000,000	2,000,000
EBC founder shares	175,000	175,000	175,000	175,000
SPAC private shares	252,500	252,500	252,500	252,500
Private rights conversion	25,249	25,249	25,249	25,249
Total SPAC initial shareholders	2,452,749	2,452,749	2,452,749	2,452,749
Goodvision shareholders	18,000,000	18,000,000	18,000,000	18,000,000
Financing shares — PIPEs and loan/advance conversions (included)	1,183,000	1,183,000	1,183,000	1,183,000
TOTAL PRO FORMA SHARES	28,235,749	26,735,749	23,735,749	22,235,749

In connection with the Business Combination, Surviving PubCo’s board of directors is expected to adopt the 2026 Equity Incentive Plan immediately prior to the Closing, subject to approval by SPAC’s shareholders pursuant to the Equity Incentive Plan Proposal (Proposal No. 5), as described in this proxy statement/prospectus. The Equity Incentive Plan will reserve for issuance a number of Surviving PubCo Ordinary Shares equal to 5% of the post-combination shares outstanding immediately following the consummation of the Business Combination, calculated before giving effect to the Equity Incentive Plan share reserve itself (equivalent to approximately 4.76% on a fully diluted basis). As the Equity Incentive Plan share pool is calculated as a percentage of total post-combination shares, the number of shares reserved varies depending on the level of redemptions by SPAC public shareholders. The following table presents the Equity Incentive Plan share reserve under each of the four redemption scenarios:

	No Redemptions	25% Redemptions	75% Redemptions	Maximum Redemptions
Pro Forma Shares Outstanding (before Incentive Plan)	28,235,749	26,735,749	23,735,749	22,235,749
Equity Incentive Plan Shares	1,411,787	1,336,787	1,186,787	1,111,787
Total Fully Diluted Shares	29,647,536	28,072,536	24,922,536	23,347,536
Incentive Plan % of Fully Diluted	4.76%	4.76%	4.76%	4.76%

The Equity Incentive Plan shares are excluded from the pro forma basic and diluted earnings per share calculations as they are anti-dilutive given the combined entity’s net loss position for all periods presented. Additionally, earnout shares of 3,600,000 (representing 20% of the Merger Consideration held in escrow pursuant to Article 8 of the Business Combination Agreement) are also excluded from pro forma earnings per share as contingently issuable shares.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

				Scenario 1 Assuming No Further Redemptions		Scenario 2 Assuming Additional 25% Redemptions		Scenario 3 Assuming Additional 75% Redemptions		Scenario 4 Assuming Maximum Redemptions into Cash
Line Item	Goodvision (Historical) (1)	Calisa (Historical) (2)	Pro Forma Adj. Ref.	Pro Forma Adjustments	Pro Forma Balance Sheet	Pro Forma Adjustments	Pro Forma Balance Sheet	Pro Forma Adjustments	Pro Forma Balance Sheet	Pro Forma Adjustments	Pro Forma Balance Sheet
ASSETS
Current Assets:
Cash	$1,701,376	$232,017	(a)(e)(f)(i)(k)(l)(m)	$67,094,644	$69,028,037	$51,719,603	$53,652,996	$20,969,522	$22,902,915	$5,594,482	$7,527,875
Accounts receivable, net	$13,250,273	—			$13,250,273		$13,250,273		$13,250,273		$13,250,273
Due from related party	—	—			-		-		-		-
Prepaid expenses and other current assets	$243,058	$68,952			$312,010		$312,010		$312,010		$312,010
Cash and investments held in trust	—	$61,500,162	(a)(f)	$(61,500,162)	-	$(61,500,162)	-	$(61,500,162)	-	$(61,500,162)	-
Total Current Assets	$15,194,707	$61,801,131		$5,594,482	$82,590,320	$(9,780,559)	$67,215,279	$(40,530,640)	$36,465,198	$(55,905,680)	$21,090,158
Property and equipment, net	$14,005	—			$14,005		$14,005		$14,005		$14,005
Total Assets	$15,208,712	$61,801,131		$5,594,482	$82,604,325	$(9,780,559)	$67,229,284	$(40,530,640)	$36,479,203	$(55,905,680)	$21,104,163

LIABILITIES
Current Liabilities:
Accounts payable	$11,529,277	$17,594			$11,546,871		$11,546,871		$11,546,871		$11,546,871
Accrued expenses and other payables	$384,523	$6,198			$390,721		$390,721		$390,721		$390,721
Short-term loans payable	$1,900,000	—	(i)(j)	$(1,400,000)	$500,000	$(1,400,000)	$500,000	$(1,400,000)	$500,000	$(1,400,000)	$500,000
Due to related party	$935,380	—	(i)	$(928,522)	$6,858	$(928,522)	$6,858	$(928,522)	$6,858	$(928,522)	$6,858
Advance from PIPE investor	$1,000,000	—	(h)	$(1,000,000)	-	$(1,000,000)	-	$(1,000,000)	-	$(1,000,000)	-
Accrued offering costs	—	$75,000			$75,000		$75,000		$75,000		$75,000
Total Current Liabilities	$15,749,180	$98,792		$(3,328,522)	$12,519,450	$(3,328,522)	$12,519,450	$(3,328,522)	$12,519,450	$(3,328,522)	$12,519,450
Total Liabilities	$15,749,180	$98,792		$(3,328,522)	$12,519,450	$(3,328,522)	$12,519,450	$(3,328,522)	$12,519,450	$(3,328,522)	$12,519,450

Temporary Equity
Ordinary shares subject to redemption	—	$61,500,162	(b)(f)	$(61,500,162)	-	$(61,500,162)	-	$(61,500,162)	-	$(61,500,162)	-
Total Temporary Equity	—	$61,500,162		$(61,500,162)	—	$(61,500,162)	—	$(61,500,162)	—	$(61,500,162)	—

Shareholders’ Equity:
Common stock / Ordinary shares (3)	$50,000	$182	(c)(d)(h)(i)(j)(k)(l)(m)	$(48,064)	$2,118	$(48,177)	$2,005	$(48,402)	$1,780	$(48,514)	$1,668
Subscription receivable	$(50,000)	—	(d)	$50,000	-	$50,000	-	$50,000	-	$50,000	-
Additional paid-in capital	—	—	(b)(c)(d)(h)(i)(j)(k)(l)(m)	$73,500,221	$73,500,221	$58,125,293	$58,125,293	$27,375,437	$27,375,437	$12,000,509	$12,000,509
Retained earnings (Accumulated deficit)	$(540,468)	$201,995	(c)(e)	$(3,078,991)	$(3,417,464)	$(3,078,991)	$(3,417,464)	$(3,078,991)	$(3,417,464)	$(3,078,991)	$(3,417,464)
Total Shareholders’ Equity	$(540,468)	$202,177		$70,423,166	$70,084,875	$55,048,125	$54,709,834	$24,298,044	$23,959,753	$8,923,004	$8,584,713
TOTAL LIABILITIES AND EQUITY	$15,208,712	$61,801,131		$5,594,482	$82,604,325	$(9,780,559)	$67,229,284	$(40,530,640)	$36,479,203	$(55,905,680)	$21,104,163

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Represents Goodvision historical condensed consolidated balance sheet as of June 30, 2026 per unaudited interim financial statements (Goodvision AI Inc. (Cayman Islands) consolidated with its wholly owned subsidiary Goodvision Inc. (California); intercompany balances eliminated).

(2) Represents Calisa historical balance sheet as of June 30, 2026 per Calisa’s unaudited interim financial statements.

(a) Reclassification of Trust Cash - Calisa’s cash held in trust ($61,500,162 as of June 30, 2026) is reclassified to cash. In the no-redemption scenario, the full trust amount transfers to operating cash. In partial redemption scenarios, only the non-redeemed portion transfers to operating cash. The trust was funded at $10.00 per share ($60,000,000) upon Calisa’s IPO and had accreted approximately $1,500,162 of interest to $61,500,162 (approximately $10.25 per share) as of June 30, 2026, including approximately $539,588 earned since March 31, 2026 ($60,960,574 / approximately $10.16 per share), in accordance with the requirement to present pro forma financial information as of the most recent practicable date.

(b) Elimination of Temporary Equity - Calisa’s ordinary shares subject to possible redemption ($61,500,162 as of June 30, 2026) are reclassified to additional paid-in capital in the no-redemption scenario. In partial/maximum redemption scenarios, the redeemed portion is paid out of trust and the remainder (if any) transfers to APIC.

(c) Elimination of Calisa Historical Equity - Calisa’s historical shareholders’ equity at June 30, 2026 (ordinary shares par value $182, additional paid-in capital $0, retained earnings $201,995; total $202,177) is eliminated upon the Business Combination. Calisa’s retained earnings are eliminated against combined retained earnings; the ordinary shares par value ($182) is reclassified as part of the recapitalization described in adjustment (d); and Calisa’s additional paid-in capital balance of $0 produces no APIC elimination adjustment.

(d) Recapitalization of Equity Structure - Goodvision’s historical common stock ($5.00 par value, 10,000 shares, $50,000) and Calisa’s historical ordinary shares ($0.000075 par value, 2,427,500 shares, $182) are eliminated and replaced with pro forma ordinary shares of the combined entity at $0.000075 par value. Total pro forma par value is based on the post-combination share count (28,235,749 / 26,735,749 / 23,735,749 / 22,235,749 shares depending on scenario). The offset between historical par values and new pro forma par value is recorded to additional paid-in capital.

(e) Transaction Costs - Total estimated transaction costs are $4,840,060 ($3,000,000 Calisa + $1,840,060 Goodvision). Of these, $1,933,064 is already reflected in the historical combined statements: (i) $928,522 is accrued in Goodvision’s historical balance sheet as “Due to related party,” representing transaction fees paid by GV Assets Holdings Limited on behalf of both Goodvision and Calisa (including a $44,000 Ogier Cayman-counsel fee) and expensed in Goodvision’s nine-month general and administrative expenses; (ii) $395,878 of additional Goodvision AI (Cayman) transaction costs expensed in Goodvision’s nine-month general and administrative expenses; (iii) $279,767 of Calisa-related transaction costs paid and booked by the Goodvision entities and expensed in Goodvision’s nine-month general and administrative expenses; and (iv) $328,897 is recognized in Calisa’s historical statement of operations through June 30, 2026 (Calisa’s $372,897 of recorded transaction expenses less the $44,000 Ogier fee already captured in Goodvision’s due-to-related-party amount, so the fee is recognized once). The remaining $2,906,996 is treated as a pro forma transaction accounting adjustment: $30,000 (Printing & PR Distribution) is classified as directly related to the equity issuance and charged to additional paid-in capital, and $2,876,996 is classified as not directly related to the equity issuance and charged to retained earnings on the pro forma balance sheet (and to general and administrative expenses on the pro forma income statement, note (bb)). Cash is reduced by the remaining $2,906,996 (Calisa $2,347,336 plus Goodvision $559,660); the $928,522 due to related party is separately satisfied in shares under note (i). Of the $4,840,060 total, $2,100,000 is a contingent EBC success fee payable at closing under the Business Combination Marketing Agreement (not yet recorded by Calisa under ASC 450).

(f) Redemption Adjustments - 25% Redemption: 1,500,000 public shares redeemed at approximately $10.25/share; remaining trust reclassified to cash. 75% Redemption: 4,500,000 public shares redeemed. Maximum Redemption: all 6,000,000 public shares redeemed (the entire $61,500,162 trust is paid out); no public shares are retained, as the $5,000,001 net tangible asset requirement does not constrain redemptions after the July 2026 financings (see note (g)).

(g) Net Tangible Asset Requirement - Calisa’s IPO prospectus requires that the combined entity maintain a minimum of $5,000,001 in net tangible assets. After giving effect to the July 2026 financing agreements (notes (h) through (m)) and the conversion to equity of the Envision advance and related-party loans already reflected in the historical balance sheet, pro forma NTA at zero redemptions and at Maximum Redemption both exceed the $5,000,001 floor, so the requirement does not constrain redemptions and the Maximum Redemption scenario assumes 100% of public shares are redeemed with no public shares retained.

Note on Historical Equity - Goodvision’s historical common stock is presented at $5.00 par value (10,000 shares, $50,000). Calisa’s historical ordinary shares are presented at $0.000075 par value (2,427,500 non-redeemable shares, $182). The pro forma combined column reflects post-combination ordinary shares at $0.000075 par value. Goodvision shareholders receive 18,000,000 shares: 16,500,000 Class A and 1,500,000 Class B (Class B held by GV Assets Holdings Limited, 1:40 voting rights).

(h) PIPE Financing (Equity) - Envision Advance LPF - On April 30, 2026, Goodvision entered into a securities purchase agreement with Envision Advance LPF for a $1,000,000 private investment in public equity (“PIPE”). The $1,000,000 was received on May 4, 2026 and is reflected in the historical June 30, 2026 balance sheet as a current liability, “Advance from PIPE investor.” Immediately prior to, and contingent upon, the consummation of the Business Combination, the advance is satisfied through the issuance of 100,000 Class A Ordinary Shares (par value $0.000075) at $10.00 per share. Because the cash is already reflected in the historical balance sheet, the pro forma adjustment is a reclassification of the $1,000,000 advance from liabilities to equity ($7.50 to ordinary shares par value and $999,992.50 to additional paid-in capital), with no incremental change to cash. The 100,000 shares are included in the pro forma basic share count across all four redemption scenarios.

(i) Conversion of Related-Party Loans and Advanced Transaction Expenses - GV Assets Holdings Limited - Pursuant to a Conversion & Mutual Release Agreement dated July 30, 2026 (signed) among GV Assets Holdings Limited (a related party), Goodvision Inc., Goodvision AI and Calisa, immediately prior to or substantially concurrently with the Closing: (1) $1,380,000 of outstanding loan principal owed to GV Assets converts into 138,000 Class A Ordinary Shares at $10.00 per share - comprising $880,000 reflected in the historical June 30, 2026 balance sheet (January 15, 2026 $120,000; March 12, 2026 $500,000; April 6, 2026 $150,000; June 18, 2026 $110,000) and $500,000 of loans made after June 30, 2026 (July 1, 2026 $250,000; July 22, 2026 $250,000); and (2) $930,000 of advanced transaction expenses paid by GV Assets on behalf of the Company is satisfied through the issuance of 93,000 Class A Ordinary Shares at a deemed price of $10.00 per share, of which $928,522 is accrued as part of the $935,380 total due to related party in the historical June 30, 2026 balance sheet; the remaining $6,858 of bank-account-opening cash is not converted and remains outstanding as due to related party. GV Assets receives 231,000 Class A Ordinary Shares in aggregate; all accrued interest is irrevocably waived (no pro forma income statement adjustment is required). The pro forma balance sheet reflects: elimination of $880,000 of short-term loans payable; elimination of the $928,522 due to related party; a $501,478 increase to cash ($500,000 of post-June 30 loan proceeds plus $1,478 of advanced expenses funded after June 30, 2026); and a corresponding $2,310,000 increase to equity ($17 ordinary shares par value; $2,309,983 additional paid-in capital). The 231,000 shares are included in the pro forma share count in all four redemption scenarios. The agreement terminates automatically if the Business Combination Agreement is terminated.

(j) Conversion of Loan - Waterdrip Investment Limited - Pursuant to a Conversion & Mutual Release Agreement dated July 30, 2026 (signed) among Waterdrip Investment Limited (a Hong Kong company and related party), Goodvision AI and Calisa, a $520,000 loan owed to Waterdrip (reflected in the historical June 30, 2026 balance sheet within short-term loans payable) converts into 52,000 Class A Ordinary Shares at $10.00 per share; all accrued interest is waived. Because the loan proceeds are already reflected in the historical balance sheet, the pro forma adjustment is a reclassification of $520,000 from short-term loans payable to equity ($4 ordinary shares par value; $519,996 additional paid-in capital), with no incremental change to cash. The 52,000 shares are included in the pro forma share count in all scenarios. After the GV Assets and Waterdrip conversions, $500,000 of short-term loans payable remains outstanding (a director loan from Yi Wang, which is not the subject of any conversion agreement).

(k) PIPE Financing (Equity) - Calisa Holding LP - On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with Calisa Holding LP for a $3,000,000 private investment in public equity, comprising 300,000 Class A Ordinary Shares at $10.00 per share, to close immediately prior to or substantially concurrently with, and contingent upon, the Business Combination. Calisa Holding LP is an affiliate of the Calisa sponsor and is therefore a related party of Calisa (it is not related to Goodvision or its affiliates); this transaction is described further under “Certain Relationships and Related Party Transactions.” The pro forma balance sheet reflects a $3,000,000 increase to cash, a $23 increase to ordinary shares par value and a $2,999,977 increase to additional paid-in capital, with the 300,000 shares included in the pro forma basic share count in all four redemption scenarios.

(l) PIPE Financing (Equity) - Star Shuttle LLC - On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with Star Shuttle LLC (a U.S. investor) for a $2,000,000 private investment in public equity at $10.00 per share (200,000 Class A Ordinary Shares), to close immediately prior to or substantially concurrently with the Business Combination. The pro forma balance sheet reflects a $2,000,000 increase to cash, a $15 increase to ordinary shares par value and a $1,999,985 increase to additional paid-in capital, with the 200,000 shares included in the pro forma share count in all four redemption scenarios.

(m) PIPE Financing (Equity) - HKTT Horizon AI Fund, L.P. - On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with HKTT Horizon AI Fund, L.P. (a Hong Kong fund) for a $3,000,000 private investment in public equity at $10.00 per share (300,000 Class A Ordinary Shares), to close immediately prior to or substantially concurrently with the Business Combination. The pro forma balance sheet reflects a $3,000,000 increase to cash, a $23 increase to ordinary shares par value and a $2,999,977 increase to additional paid-in capital, with the 300,000 shares included in the pro forma share count in all four redemption scenarios.

Disclosure Only - Not Reflected in the Pro Forma - Xiaoma Edu Convertible Note - On May 20, 2026, Goodvision AI Inc. entered into a $1,000,000 convertible promissory note to Xiaoma Edu Limited, a non-U.S. investor that is not a related party of Goodvision, the Sponsor, or any of their affiliates. The note bears interest at 6% per annum, compounded annually (12% default rate), and may not be prepaid without the Holder’s consent. Maturity is the earlier of (i) the twelve-month anniversary of issuance and (ii) the expiration or termination of the lock-up period entered into in connection with the Business Combination, and occurs automatically upon conversion. Following expiration of the lock-up, if the VWAP of the surviving company’s Class A ordinary shares equals or exceeds $12.50 per share for at least 10 of 30 consecutive trading days, the Holder may convert the outstanding principal into Class A ordinary shares at $10.00 per share; otherwise the Holder may elect either to convert at $10.00 or to require cash repayment of principal plus 6% accrued interest. The note was issued independently of, and is not contingent upon, the Business Combination. Because the note remained unfunded as of June 30, 2026 - so no cash proceeds or note liability are recorded in Goodvision’s historical financial statements - and because it is not integral to the Business Combination, no pro forma transaction adjustment is reflected; the 100,000 shares issuable on conversion are excluded from the pro forma share count.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2026

				Scenario 1 Assuming No Further Redemptions		Scenario 2 Assuming Additional 25% Redemptions		Scenario 3 Assuming Additional 75% Redemptions		Scenario 4 Assuming Maximum Redemptions
Line Item	Goodvision (Historical) (1)	Calisa (Historical) (2)	Pro Forma Adj. (3)	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations
Revenue	$24,004,468	—		—	$24,004,468	—	$24,004,468	—	$24,004,468	—	$24,004,468
Cost of revenue	(22,007,759)	—		—	(22,007,759)	—	(22,007,759)	—	(22,007,759)	—	(22,007,759)
Gross Profit	$1,996,709	—		—	$1,996,709	—	$1,996,709	—	$1,996,709	—	$1,996,709

Operating expenses:
Formation and operating costs	—	(863,429)		—	(863,429)	—	(863,429)	—	(863,429)	—	(863,429)
General and administrative expenses	(2,683,107)	—	(bb)	(2,876,996)	(5,560,103)	(2,876,996)	(5,560,103)	(2,876,996)	(5,560,103)	(2,876,996)	(5,560,103)
Total operating expenses	$(2,683,107)	$(863,429)		$(2,876,996)	$(6,423,532)	$(2,876,996)	$(6,423,532)	$(2,876,996)	$(6,423,532)	$(2,876,996)	$(6,423,532)

Income (loss) from operations	$(686,398)	$(863,429)		$(2,876,996)	$(4,426,823)	$(2,876,996)	$(4,426,823)	$(2,876,996)	$(4,426,823)	$(2,876,996)	$(4,426,823)

Other income (expense):
Interest and other income (expense), net	(3,986)	12,277		—	8,291	—	8,291	—	8,291	—	8,291
Trust interest (4)	—	1,500,162	(aa)	(1,500,162)	—	(1,500,162)	—	(1,500,162)	—	(1,500,162)	—
Total other income (expense)	$(3,986)	$1,512,439		$(1,500,162)	$8,291	$(1,500,162)	$8,291	$(1,500,162)	$8,291	$(1,500,162)	$8,291

Income (loss) before income taxes	$(690,384)	$649,010		$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)
Income tax expense	—	—		—	—	—	—	—	—	—	—
Net income (loss)	$(690,384)	$649,010		$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)	$(4,377,158)	$(4,418,532)

Weighted average shares outstanding					28,235,749		26,735,749		23,735,749		22,235,749
Basic and diluted net income (loss) per share					$(0.1565)		$(0.1653)		$(0.1862)		$(0.1987)

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Represents Goodvision historical consolidated results for the nine months ended June 30, 2026 per unaudited interim financial statements.

(2) Represents Calisa’s historical results for the nine months ended June 30, 2026, calculated as: year ended December 31, 2025 (10-K) - 9 months ended September 30, 2025 (10-Q) + 6 months ended June 30, 2026 (10-Q), per Calisa’s unaudited interim financial statements.

(3) Transaction costs of $2,876,996 classified as not directly related to the equity issuance are included in general and administrative expenses as a transaction accounting adjustment (bb). This is the net pro forma adjustment after deducting $1,933,064 of transaction costs already reflected in the historical combined income statements - comprising $928,522 advanced by GV Assets (booked by Goodvision Inc. (CA)), $395,878 of additional Goodvision AI (Cayman) transaction costs, $279,767 of transaction costs for Calisa booked by the GoodVision entities, and $328,897 of transaction costs recorded in Calisa’s own historical financials ($372,897 less $44,000 Ogier recognized once) - to avoid double-counting. These costs are non-recurring per ASC 805. An additional $30,000 of transaction costs directly related to the equity issuance is charged to additional paid-in capital and is not reflected in the income statement.

(4) Interest earned on trust investments ($1,500,162 for the period from IPO inception on October 23, 2025 through June 30, 2026) is eliminated from pro forma operations. This income is non-recurring and attributable to the trust balance prior to redemption/deployment. The adjustment is reflected in the Pro Forma Adj. column with reference (aa).

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2025

				Scenario 1 Assuming No Further Redemptions		Scenario 2 Assuming Additional 25% Redemptions		Scenario 3 Assuming Additional 75% Redemptions		Scenario 4 Assuming Maximum Redemptions
Line Item	Goodvision (Historical) (2)	Calisa (TTM) (1)	Pro Forma Adj. (3)	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations	Pro Forma Adjustments	Pro Forma Statement of Operations
Revenue	$7,743,669	—		—	$7,743,669	—	$7,743,669	—	$7,743,669	—	$7,743,669
Cost of revenue	(7,584,406)	—		—	(7,584,406)	—	(7,584,406)	—	(7,584,406)	—	(7,584,406)
Gross Profit	$159,263	—		—	$159,263	—	$159,263	—	$159,263	—	$159,263

Operating expenses:
Formation and operating costs	—	(84,533)		—	(84,533)	—	(84,533)	—	(84,533)	—	(84,533)
General and administrative expenses	(69,395)	—	(bb)	(4,810,060)	(4,879,455)	(4,810,060)	(4,879,455)	(4,810,060)	(4,879,455)	(4,810,060)	(4,879,455)
Total operating expenses	$(69,395)	$(84,533)		$(4,810,060)	$(4,963,988)	$(4,810,060)	$(4,963,988)	$(4,810,060)	$(4,963,988)	$(4,810,060)	$(4,963,988)

Income (loss) from operations	$89,868	$(84,533)		$(4,810,060)	$(4,804,725)	$(4,810,060)	$(4,804,725)	$(4,810,060)	$(4,804,725)	$(4,810,060)	$(4,804,725)

Other income (expense):
Interest income	14,372	84		—	14,456	—	14,456	—	14,456	—	14,456
Trust interest (4)	—	—	(aa)	—	—	—	—	—	—	—	—
Total other income (expense)	$14,372	$84		—	$14,456	—	$14,456	—	$14,456	—	$14,456

Income (loss) before income taxes	$104,240	$(84,449)		$(4,810,060)	$(4,790,269)	$(4,810,060)	$(4,790,269)	$(4,810,060)	$(4,790,269)	$(4,810,060)	$(4,790,269)
Income tax expense	(23,540)	—		—	(23,540)	—	(23,540)	—	(23,540)	—	(23,540)
Net income (loss)	$80,700	$(84,449)		$(4,810,060)	$(4,813,809)	$(4,810,060)	$(4,813,809)	$(4,810,060)	$(4,813,809)	$(4,810,060)	$(4,813,809)

Weighted average shares outstanding					28,235,749		26,735,749		23,735,749		22,235,749
Basic and diluted net income (loss) per share					$(0.1705)		$(0.1801)		$(0.2028)		$(0.2165)

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Represents Calisa TTM for FY2025, calculated as: FY2024 (audited, S-1/A) + 9 months ended September 30, 2025 (10-Q) - Inception through September 30, 2024 (10-Q). Formation costs: $79,459 + $84,533 - $79,459 = $84,533. Interest income: $37 + $47 - $0 = $84. Net loss: ($84,449).

(2) Represents Goodvision historical results per draft financial statements for the year ended September 30, 2025.

(3) Transaction costs of $4,810,060 classified as not directly related to the equity issuance are included in general and administrative expenses as a transaction accounting adjustment (bb). This represents the full expensable transaction cost amount. None of the $1,933,064 in transaction costs already reflected in the historical combined income statements - comprising $928,522 advanced by GV Assets (booked by Goodvision Inc. (CA)), $395,878 of additional Goodvision AI (Cayman) transaction costs, $279,767 of transaction costs for Calisa booked by the GoodVision entities, and $328,897 recorded in Calisa’s own historical financials - was incurred within fiscal year 2025 (those costs arose after September 30, 2025), so the entire $4,810,060 is added as a pro forma adjustment. These costs are non-recurring per ASC 805. An additional $30,000 of transaction costs directly related to the equity issuance is charged to additional paid-in capital and is not reflected in the income statement.

(4) No trust interest income exists in the Calisa twelve-month period as the initial public offering closed October 23, 2025, which is after the September 30, 2025 period end (reference (aa)).

(5) Income Tax - No pro forma income tax adjustment is recognized in connection with the $4,810,060 pro forma transaction cost adjustment because (i) the majority of the adjustment relates to transaction costs that are non-deductible under IRC §263 (capitalized to the equity issuance) and IRC §195 (start-up / organizational costs), and (ii) the combined entity is in a cumulative loss position with a full valuation allowance against its deferred tax assets, such that no income tax benefit would be recognized on the deductible portion.

Unaudited Pro Forma Combined Balance Sheet Adjustments

The pro forma adjustments to the unaudited combined pro forma balance sheet consist of the following:

(1) Represents Goodvision’s historical condensed consolidated balance sheet as of June 30, 2026 per its unaudited interim financial statements (Goodvision AI Inc. (Cayman Islands) consolidated with its wholly owned subsidiary Goodvision Inc. (California); intercompany balances eliminated).

(2) Represents Calisa’s historical balance sheet as of June 30, 2026 per Calisa’s unaudited interim financial statements.

(a) Reclassification of Trust Cash — Calisa’s cash and investments held in trust ($61,500,162 as of June 30, 2026) are reclassified to cash. In the no-redemption scenario, the full trust amount transfers to operating cash. In partial redemption scenarios, only the non-redeemed portion transfers to operating cash. The trust was funded at $10.00 per share ($60,000,000) upon Calisa’s initial public offering and had accreted approximately $1,500,162 of interest to $61,500,162 (approximately $10.25 per share) as of June 30, 2026, including approximately $539,588 earned since March 31, 2026 ($60,960,574, or approximately $10.16 per share), in accordance with the requirement to present pro forma financial information as of the most recent practicable date.

(b) Elimination of Temporary Equity — Calisa’s ordinary shares subject to possible redemption ($61,500,162 as of June 30, 2026) are reclassified from temporary equity. In the no-redemption scenario, the full amount is reclassified to additional paid-in capital. In the partial and maximum redemption scenarios, the redeemed portion is paid out of trust and any remainder transfers to additional paid-in capital.

(c) Elimination of Calisa Historical Equity — Calisa’s historical shareholders’ equity at June 30, 2026 (ordinary shares par value $182, additional paid-in capital $0, retained earnings $201,995; total $202,177) is eliminated upon the Business Combination. Calisa’s retained earnings are eliminated against combined retained earnings; the ordinary shares par value ($182) is reclassified as part of the recapitalization described in adjustment (d); and Calisa’s additional paid-in capital balance of $0 produces no APIC elimination adjustment.

(d) Recapitalization of Equity Structure — Goodvision’s historical common stock ($5.00 par value, 10,000 shares, $50,000) and Calisa’s historical ordinary shares ($0.000075 par value, 2,427,500 shares, $182) are eliminated and replaced with pro forma ordinary shares of the combined entity at $0.000075 par value. Total pro forma par value is based on the post-combination share count (28,235,749 / 26,735,749 / 23,735,749 / 22,235,749 shares depending on scenario). The offset between the historical par values and the new pro forma par value is recorded to additional paid-in capital.

(e) Transaction Costs — Total estimated transaction costs are $4,840,060 ($3,000,000 Calisa + $1,840,060 Goodvision). Of these, $1,933,064 is already reflected in the historical combined financial statements, comprising: (i) $928,522 accrued in Goodvision’s historical balance sheet as “Due to related party,” representing transaction fees paid by GV Assets Holdings Limited on behalf of both Goodvision and Calisa (including a $44,000 Ogier Cayman-counsel fee) and expensed in Goodvision’s nine-month general and administrative expenses; (ii) $395,878 of additional Goodvision AI (Cayman) transaction costs expensed in Goodvision’s nine-month general and administrative expenses; (iii) $279,767 of Calisa-related transaction costs paid and booked by the Goodvision entities and expensed in Goodvision’s nine-month general and administrative expenses; and (iv) $328,897 recognized in Calisa’s historical statement of operations through June 30, 2026 (Calisa’s $372,897 of recorded transaction expenses less the $44,000 Ogier fee already captured in Goodvision’s due-to-related-party amount, so the fee is recognized once). The remaining $2,906,996 is treated as a pro forma transaction accounting adjustment: $30,000 (Printing & PR Distribution) is classified as directly related to the equity issuance and charged to additional paid-in capital, and $2,876,996 is classified as not directly related to the equity issuance and charged to retained earnings on the pro forma balance sheet (and to general and administrative expenses on the pro forma statements of operations, note (bb)). Cash is reduced by the remaining $2,906,996 (Calisa $2,347,336 plus Goodvision $559,660); the $928,522 due to related party is separately satisfied in shares under note (i). Of the $4,840,060 total, $2,100,000 is a contingent EarlyBirdCapital (EBC) business combination marketing success fee payable at Closing under the Business Combination Marketing Agreement (not yet recorded by Calisa under ASC 450). These costs are non-recurring in accordance with ASC 805 and Article 11 of SEC Regulation S-X. The significant components of the estimated transaction costs include the EBC business combination marketing fee (an underwriter business combination marketing fee equal to 3.5% of the gross proceeds of Calisa’s initial public offering), U.S. and Cayman Islands legal fees, SPAC and target-company audit fees, financial advisory and fairness opinion fees, NASDAQ listing advisory fees, proxy solicitation fees, accounting and pre-IPO readiness advisory fees, market study fees, and printing and proxy distribution costs.

(f) Redemption Adjustments — Under the 25% Redemption scenario, 1,500,000 public shares are redeemed at approximately $10.25 per share and the remaining trust is reclassified to cash. Under the 75% Redemption scenario, 4,500,000 public shares are redeemed. Under the Maximum Redemption scenario, all 6,000,000 public shares are redeemed (the entire $61,500,162 trust is paid out) and no public shares are retained, as the $5,000,001 net tangible asset requirement does not constrain redemptions after the July 2026 financings (see note (g)).

(g) Net Tangible Asset Requirement — Calisa’s IPO prospectus and amended and restated memorandum and articles of association require that the combined entity maintain a minimum of $5,000,001 in net tangible assets immediately following the consummation of the Business Combination. After giving effect to the July 2026 financing agreements (notes (h) through (m)) and the conversion to equity of the Envision advance and related-party loans already reflected in the historical balance sheet, pro forma net tangible assets at zero redemptions and at Maximum Redemption both exceed the $5,000,001 floor. Accordingly, the requirement does not constrain redemptions, and the Maximum Redemption scenario assumes that 100% of the public shares are redeemed with no public shares retained. Pro forma net tangible assets at Maximum Redemption are approximately $8,584,713, computed as pro forma total assets of $21,104,163 less pro forma total liabilities of $12,519,450, the combined entity having no goodwill or other intangible assets.

(h) PIPE Financing (Equity) — Envision Advance LPF — On April 30, 2026, Goodvision entered into a securities purchase agreement with Envision Advance LPF for a $1,000,000 private investment in public equity. The $1,000,000 was received on May 4, 2026 and is reflected in the historical June 30, 2026 balance sheet as a current liability, “Advance from PIPE investor.” Immediately prior to, and contingent upon, the consummation of the Business Combination, the advance is satisfied through the issuance of 100,000 Class A Ordinary Shares (par value $0.000075) at $10.00 per share. Because the cash is already reflected in the historical balance sheet, the pro forma adjustment is a reclassification of the $1,000,000 advance from liabilities to equity ($7.50 to ordinary shares par value and $999,992.50 to additional paid-in capital), with no incremental change to cash. The 100,000 shares are included in the pro forma basic share count across all four redemption scenarios.

(i) Conversion of Related-Party Loans and Advanced Transaction Expenses — GV Assets Holdings Limited — Pursuant to a Conversion & Mutual Release Agreement dated July 30, 2026 among GV Assets Holdings Limited (a related party), Goodvision Inc., Goodvision AI and Calisa, immediately prior to or substantially concurrently with the Closing: (1) $1,380,000 of outstanding loan principal owed to GV Assets converts into 138,000 Class A Ordinary Shares at $10.00 per share — comprising $880,000 reflected in the historical June 30, 2026 balance sheet and $500,000 of loans made after June 30, 2026; and (2) $930,000 of advanced transaction expenses paid by GV Assets on behalf of the Company is satisfied through the issuance of 93,000 Class A Ordinary Shares at a deemed price of $10.00 per share, of which $928,522 is accrued as part of the $935,380 total due to related party in the historical June 30, 2026 balance sheet; the remaining $6,858 of bank-account-opening cash is not converted and remains outstanding as due to related party. GV Assets receives 231,000 Class A Ordinary Shares in aggregate; all accrued interest is irrevocably waived (no pro forma income statement adjustment is required). The pro forma balance sheet reflects the elimination of $880,000 of short-term loans payable, the elimination of the $928,522 due to related party, a $501,478 increase to cash ($500,000 of post-June 30 loan proceeds plus $1,478 of advanced expenses funded after June 30, 2026), and a corresponding $2,310,000 increase to equity ($17 ordinary shares par value; $2,309,983 additional paid-in capital). The 231,000 shares are included in the pro forma share count in all four redemption scenarios. The agreement terminates automatically if the Business Combination Agreement is terminated.

(j) Conversion of Loan — Waterdrip Investment Limited — Pursuant to a Conversion & Mutual Release Agreement dated July 30, 2026 among Waterdrip Investment Limited (a Hong Kong company and related party), Goodvision AI and Calisa, a $520,000 loan owed to Waterdrip (reflected in the historical June 30, 2026 balance sheet within short-term loans payable) converts into 52,000 Class A Ordinary Shares at $10.00 per share; all accrued interest is waived. Because the loan proceeds are already reflected in the historical balance sheet, the pro forma adjustment is a reclassification of $520,000 from short-term loans payable to equity ($4 ordinary shares par value; $519,996 additional paid-in capital), with no incremental change to cash. The 52,000 shares are included in the pro forma share count in all scenarios. After the GV Assets and Waterdrip conversions, $500,000 of short-term loans payable remains outstanding (a director loan from Yi Wang, which is not the subject of any conversion agreement).

(k) PIPE Financing (Equity) — Calisa Holding LP — On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with Calisa Holding LP for a $3,000,000 private investment in public equity, comprising 300,000 Class A Ordinary Shares at $10.00 per share, to close immediately prior to or substantially concurrently with, and contingent upon, the Business Combination. Calisa Holding LP is an affiliate of the Calisa sponsor and is therefore a related party of Calisa (it is not related to Goodvision or its affiliates); this transaction is described further under “Certain Relationships and Related Party Transactions.” The pro forma balance sheet reflects a $3,000,000 increase to cash, a $23 increase to ordinary shares par value and a $2,999,977 increase to additional paid-in capital, with the 300,000 shares included in the pro forma basic share count in all four redemption scenarios.

(l) PIPE Financing (Equity) — Star Shuttle LLC — On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with Star Shuttle LLC (a U.S. investor) for a $2,000,000 private investment in public equity at $10.00 per share (200,000 Class A Ordinary Shares), to close immediately prior to or substantially concurrently with the Business Combination. The pro forma balance sheet reflects a $2,000,000 increase to cash, a $15 increase to ordinary shares par value and a $1,999,985 increase to additional paid-in capital, with the 200,000 shares included in the pro forma share count in all four redemption scenarios.

(m) PIPE Financing (Equity) — HKTT Horizon AI Fund, L.P. — On July 31, 2026, Calisa entered into a Securities Purchase Agreement and Registration Rights Agreement with HKTT Horizon AI Fund, L.P. (a Hong Kong fund) for a $3,000,000 private investment in public equity at $10.00 per share (300,000 Class A Ordinary Shares), to close immediately prior to or substantially concurrently with the Business Combination. The pro forma balance sheet reflects a $3,000,000 increase to cash, a $23 increase to ordinary shares par value and a $2,999,977 increase to additional paid-in capital, with the 300,000 shares included in the pro forma share count in all four redemption scenarios.

Note on Historical Equity — Goodvision’s historical common stock is presented at $5.00 par value (10,000 shares, $50,000). Calisa’s historical ordinary shares are presented at $0.000075 par value (2,427,500 non-redeemable shares, $182). The pro forma combined column reflects post-combination ordinary shares at $0.000075 par value. Goodvision shareholders receive 18,000,000 shares: 16,500,000 Class A and 1,500,000 Class B (Class B held by GV Assets Holdings Limited, with 1:40 voting rights).

Other Disclosure Not Reflected in the Pro Forma (Disclosure Only) — Xiaoma Edu Convertible Note — On May 20, 2026, Goodvision AI Inc. entered into a $1,000,000 convertible promissory note with Xiaoma Edu Limited, a non-U.S. accredited investor that is not a related party of Goodvision, the Sponsor, or any of their affiliates. The note bears interest at 6% per annum, compounded annually (12% default rate), and may not be prepaid without the Holder’s consent. Maturity is the earlier of (i) the twelve-month anniversary of issuance and (ii) the expiration or termination of the lock-up period entered into in connection with the Business Combination, and occurs automatically upon conversion. Following expiration of the lock-up, if the VWAP of the surviving company’s Class A Ordinary Shares equals or exceeds $12.50 per share for at least 10 of 30 consecutive trading days, the Holder may convert the outstanding principal into Class A Ordinary Shares at $10.00 per share; otherwise the Holder may elect either to convert at $10.00 or to require cash repayment of principal plus 6% accrued interest. The note was executed independently of, and is not contingent upon, the Business Combination. Because the note had been signed but not yet funded as of June 30, 2026 — so no cash proceeds or note liability are recorded in Goodvision’s historical financial statements — and because it is not integral to the Business Combination, no pro forma transaction adjustment is reflected, and the 100,000 shares issuable on conversion are excluded from the pro forma share count.

Notes and Adjustments to Unaudited Pro Forma Combined Statements of Operations

(aa) Represents an adjustment to eliminate interest earned on trust investments of $1,500,162 for the nine months ended June 30, 2026, representing the period from Calisa’s initial public offering inception (October 23, 2025) through June 30, 2026. This income is non-recurring and attributable to the trust balance prior to redemption or deployment. For the year ended September 30, 2025, no trust interest existed as the initial public offering closed October 23, 2025, after the period end.

(bb) Transaction costs totaling an estimated $4,840,060 ($3,000,000 attributable to Calisa and $1,840,060 attributable to Goodvision) have been estimated in connection with the Business Combination. The significant components of these estimated transaction costs are described in balance sheet adjustment (e) above and include the EarlyBirdCapital business combination marketing fee. Of this amount, $30,000 is classified as directly related to the equity issuance and charged to additional paid-in capital. The remainder is expensed through general and administrative expenses as a transaction accounting adjustment. The $30,000 charged to additional paid-in capital represents the printing and proxy distribution costs, which are specific incremental costs directly attributable to the issuance of equity securities in the Business Combination and are therefore recorded as a reduction of the related equity proceeds (a charge to additional paid-in capital) in accordance with SAB Topic 5.A and ASC 340-10-S99-1. The remaining transaction costs are not specific incremental costs directly attributable to the issuance of equity for cash — and, in the case of costs associated with the reverse recapitalization with Calisa, do not relate to the issuance of equity for cash — and are accordingly expensed as incurred through general and administrative expenses.

The unaudited pro forma income statement adjustment differs between the two periods presented based on costs already reflected in Goodvision’s historical results:

●	FY2025 (year ended September 30, 2025): Pro forma adjustment of $4,810,060 (representing the full $4,840,060 of estimated transaction costs, less $30,000 charged to additional paid-in capital). Because the Business Combination Agreement was not executed within fiscal year 2025, none of the $1,933,064 of transaction costs already reflected in the historical combined income statements was incurred within fiscal year 2025 (all such amounts were incurred after September 30, 2025 and are not reflected in FY2025).

●	Nine months ended June 30, 2026: Pro forma adjustment of $2,876,996 ($4,810,060 less $1,933,064 already reflected in the historical results for the nine months ended June 30, 2026). The historical results already include $928,522 advanced by GV Assets Holdings Limited (booked by Goodvision Inc. (California)), $395,878 of additional Goodvision AI (Cayman) transaction costs, $279,767 of Calisa transaction costs booked by the Goodvision entities, and $328,897 recorded in Calisa’s own historical financials; accordingly, only the incremental amount is added as a pro forma adjustment.

These costs are non-recurring in nature and are not expected to have a continuing impact on the combined company’s results of operations. No pro forma income tax adjustment has been recognized in connection with the pro forma transaction cost adjustments because (i) the majority of the adjustment relates to transaction costs that are non-deductible for income tax purposes under IRC §263 (capitalized to the equity issuance) or IRC §195 (start-up / organizational costs), and (ii) the combined entity is in a cumulative loss position and has recorded a full valuation allowance against its net deferred tax assets because, based on the weight of available evidence, it is more likely than not that those deferred tax assets will not be realized, such that no income tax benefit would be recognized on any deductible portion. Goodvision’s deferred tax assets arise in its U.S. (California) operating jurisdiction; Calisa, as a Cayman Islands exempted company, is not subject to income tax, and accordingly no deferred taxes arise at the SPAC level. Accordingly, no pro forma income tax benefit has been recognized in either period presented.

Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding (retroactively adjusted to reflect the exchange ratio applied in the reverse recapitalization for all periods presented, in accordance with ASC 805-40 and ASC 260), the issuance of 18,000,000 shares to Goodvision shareholders, and the issuance of 1,183,000 Class A Ordinary Shares in connection with the equity financings and related-party loan and advanced-expense conversions described in notes (h) through (m). Goodvision’s historical net loss per share included in its standalone financial statements has been correspondingly recast to reflect the exchange ratio for all periods presented, consistent with ASC 805-40 and ASC 260. The 100,000 shares issuable upon contingent conversion of the Xiaoma Edu Limited convertible promissory note are excluded from the pro forma share count because conversion is contingent on a post-lock-up VWAP trigger that had not been met as of the dates presented. Total pro forma shares outstanding range from 22,235,749 under the Maximum Redemption scenario to 28,235,749 under the No Redemption scenario.

	Scenario 1 — No Further Redemptions	Scenario 2 — Additional 25% Redemptions	Scenario 3 — Additional 75% Redemptions	Scenario 4 — Maximum Redemptions
For the nine months ended June 30, 2026
Pro forma net loss	$(4,418,532)	$(4,418,532)	$(4,418,532)	$(4,418,532)
Pro forma basic and diluted net loss per share	$(0.16)	$(0.17)	$(0.19)	$(0.20)
For the year ended September 30, 2025
Pro forma net loss	$(4,813,809)	$(4,813,809)	$(4,813,809)	$(4,813,809)
Pro forma basic and diluted net loss per share (1)	$(0.17)	$(0.18)	$(0.20)	$(0.22)
Number of ordinary shares
SPAC’s Public Shareholders	6,600,000	5,100,000	2,100,000	600,000
SPAC’s Initial Shareholders	2,452,749	2,452,749	2,452,749	2,452,749
Goodvision Shareholders	18,000,000	18,000,000	18,000,000	18,000,000
Financing Shareholders (PIPEs and Loan/Advance Conversions)	1,183,000	1,183,000	1,183,000	1,183,000
Pro forma weighted-average shares outstanding—basic and diluted	28,235,749	26,735,749	23,735,749	22,235,749

(1) The total shares outstanding used to calculate the pro forma basic and diluted net loss per share for the year ended September 30, 2025 and the nine months ended June 30, 2026 include:

●	18,000,000 exchange shares issued to Goodvision shareholders as consideration in the reverse recapitalization, representing approximately 63.7% to 81.0% of total pro forma shares depending on the redemption scenario;

●	2,452,749 shares held by SPAC’s initial shareholders, comprised of 2,000,000 sponsor founder shares, 175,000 EBC founder shares, 252,500 private placement shares, and 25,249 private rights conversion shares;

●	600,000 to 6,600,000 public shares (depending on redemption scenario), consisting of 0 to 6,000,000 unredeemed public shares plus 600,000 shares from public rights conversion at a 1/10 ratio. Under Maximum Redemption, all 6,000,000 public shares are redeemed; after giving effect to the July 2026 financings, pro forma net tangible assets at 100% redemption (approximately $8,584,713) exceed the $5,000,001 requirement, so the net tangible asset floor does not constrain redemptions;

●	1,183,000 financing shares issued at (or at a deemed price of) $10.00 per share, comprising: 100,000 shares to Envision Advance LPF ($1,000,000 advance, reclassified from a historical liability); 300,000 shares to Calisa Holding LP ($3,000,000 PIPE, Securities Purchase Agreement dated July 31, 2026); 200,000 shares to Star Shuttle LLC ($2,000,000 PIPE, Securities Purchase Agreement dated July 31, 2026); 300,000 shares to HKTT Horizon AI Fund, L.P. ($3,000,000 PIPE, Securities Purchase Agreement dated July 31, 2026); 231,000 shares to GV Assets Holdings Limited (conversion of $1,380,000 of loans and satisfaction of $930,000 of advanced transaction expenses, Conversion & Mutual Release Agreement dated July 30, 2026); and 52,000 shares to Waterdrip Investment Limited (conversion of a $520,000 loan, Conversion & Mutual Release Agreement dated July 30, 2026) — all included in the pro forma basic share count across all four redemption scenarios; and

●	Earnout shares (3,600,000) are excluded from the share count as they represent contingent consideration that is escrowed pending achievement of specified milestones. Equity Incentive Plan shares (5% of the outstanding post-combination share count) are also excluded as their inclusion would be anti-dilutive in a net loss position. The 100,000 shares issuable under the Xiaoma Edu Limited convertible note are excluded as issuance is contingent on post-lock-up VWAP conditions.

INDUSTRY OVERVIEW OF GOODVISION

Unless otherwise noted, all the information and data presented in this section have been derived from the industry report of Frost & Sullivan commissioned by Goodvision in December 2025 entitled “Global Cloud Services and AI Infrastructure Market Research” (the “Frost & Sullivan Report”). Frost & Sullivan has advised that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Cloud Computing and AI Infrastructure

Cloud computing has become a foundational layer of the modern digital economy, enabling enterprises to access computing, storage, and software resources on demand through virtualized and distributed architectures. By abstracting underlying hardware resources into scalable and flexible service layers, cloud computing allows enterprises to reduce capital expenditures, improve operational efficiency, and accelerate innovation cycles.

The cloud computing ecosystem typically spans multiple layers of the technology stack, including hardware infrastructure (such as servers, storage, and networking equipment), software platforms (including operating systems and cloud management systems), cloud services, applications, networking, and security. These components collectively enable enterprises to deploy, manage, and scale applications in a flexible and cost-efficient manner.

Cloud services are generally delivered through several service models, including Infrastructure-as-a-Service (IaaS), Platform-as-a-Service (PaaS), and Software-as-a-Service (SaaS). More recently, the emergence of Model-as-a-Service (MaaS) has enabled enterprises to access pre-trained AI models and deploy AI capabilities without significant upfront investment in model development.

Evolution Toward AI-Driven Cloud Computing

The rapid advancement of artificial intelligence technologies has significantly accelerated the evolution of cloud computing. AI is increasingly integrated into cloud platforms, transforming them from infrastructure providers into intelligent systems capable of supporting model training, inference, and automated resource management.

At the same time, cloud computing provides the underlying infrastructure required for large-scale AI workloads, including high-performance computing clusters, distributed storage systems, and scalable networking capabilities. This integration has created a symbiotic relationship in which cloud platforms enable AI development, while AI enhances the efficiency and capabilities of cloud services.

As a result, AI cloud services have emerged as a key segment of the cloud computing market, providing end-to-end capabilities that span data processing, model development, deployment, and ongoing operations. These services reduce technical barriers for enterprises and enable broader adoption of AI technologies across industries.

Growth of the Global Cloud and AI Cloud Markets

The global cloud computing market has experienced substantial growth in recent years. According to Frost & Sullivan, the market expanded from approximately $384.2 billion in 2021 to $752.3 billion in 2024, representing a compound annual growth rate (“CAGR”) of approximately 25.1%. The market is expected to continue expanding and reach approximately $2,742.9 billion by 2030, driven by ongoing digital transformation and increasing integration of AI technologies.

Global Cloud Computing Market Size, 2021-2030E

CAGR
2021-2024
2024-2030E
Global
25.1%
24.1%
Unit: Billions USD
3,000
2,500
2,000
1,500
1,000
500
0
384.2
493.8
602.5
752.3
923.1
1,139.6
1,390.2
1,702.4
2,158.9
2,742.9
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E
2030E

Source: Frost & Sullivan

Within this broader market, AI cloud computing has grown at an even faster pace. The global AI cloud computing market increased from approximately $76.8 billion in 2021 to $174.5 billion in 2024 and is expected to continue expanding significantly through 2030, supported by demand for both AI infrastructure and AI software services.

Global AI Cloud Computing Market Size, 2021-2030E, By Type of Service

CAGR | 2021-2024 | 2024-2030E
Computing infrastructure | 31.7% | 34.5%
Platform and software | 31.2% | 35.0%
Total | 31.5% | 34.8%
Unit: Billions USD
1,100
1,000
900
800
700
600
500
400
300
200
100
0
2021: 76.8 (42.3, 34.6)
2022: 101.2 (55.5, 45.8)
2023: 128.9 (70.8, 58.1)
2024: 174.5 (95.5, 79.1)
2025E: 234.5 (128.5, 106.0)
2026E: 310.0 (170.8, 139.2)
2027E: 419.8 (231.1, 188.7)
2028E: 570.3 (314.4, 256.0)
2029E: 775.0 (427.7, 347.3)
2030E: 1,047.8 (579.0, 468.8)

Source: Frost & Sullivan

The global AI cloud services market has also demonstrated strong growth, increasing from approximately $10.8 billion in 2021 to $28.3 billion in 2024 and projected to reach approximately $285.0 billion by 2030. This growth reflects increasing enterprise adoption of AI technologies, advancements in computing infrastructure, and the growing availability of scalable cloud-based AI solutions.

Global AI Cloud Services Market Size, 2021-2030E

CAGR	2021-2024	2024-2030E
Global	38.0%	47.0%

Unit: Billions USD
300
250
200
150
100
50
0
10.8
15.0
19.6
28.3
41.0
58.6
84.4
128.3
196.1
285.0
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E
2030E

Source: Frost & Sullivan

Key Industry Drivers

The cloud services and AI infrastructure industries are driven by several structural trends:

Enterprise adoption of multi-cloud and hybrid cloud architectures.

Enterprises are increasingly adopting multi-cloud and hybrid cloud strategies to mitigate vendor lock-in, improve operational flexibility, and meet regulatory and data sovereignty requirements. However, these architectures introduce complexity in resource management, security, and integration, increasing demand for service providers that can orchestrate resources across multiple cloud environments.

Rapid expansion of AI applications and computing demand.

The development of large-scale AI models and generative AI technologies has significantly increased demand for high-performance computing resources. Training and deploying such models require substantial computational power, which is often more efficiently delivered through cloud-based infrastructure.

Enterprise digital transformation and intelligent adoption.

Organizations across industries are increasingly adopting AI-driven solutions to enhance productivity, improve decision-making, and deliver personalized user experiences. This shift is driving demand for scalable, flexible, and cost-efficient cloud-based AI services.

Globalization and cross-border operations.

As enterprises expand internationally, they require cloud infrastructure capable of supporting cross-border data flows, localized compliance requirements, and global service delivery. Cloud service providers play a critical role in enabling such capabilities.

Government policies and infrastructure investment.

Governments worldwide are increasingly investing in AI and computing infrastructure and implementing regulatory frameworks related to data security, privacy, and AI governance. These initiatives create both opportunities and compliance requirements for market participants.

Key Industry Trends

The industry continues to evolve with several notable trends:

Integration of cloud computing and artificial intelligence.

Cloud platforms are increasingly embedding AI capabilities into infrastructure and service layers, enabling automated resource allocation, predictive maintenance, and intelligent system optimization.

Shift toward AI inference and cost optimization.

While AI model training requires significant upfront computing resources, inference workloads—characterized by high frequency and low latency requirements—are becoming a major driver of ongoing cloud demand. Efficient allocation and optimization of inference workloads have become key considerations for enterprises.

Emergence of edge and distributed computing architectures.

The growth of real-time applications, including Internet of Things (IoT) and intelligent systems, is driving demand for edge computing solutions that process data closer to end users. This has led to the development of distributed cloud architectures that integrate centralized cloud resources with edge computing nodes.

Expansion of open ecosystems and multi-cloud interoperability.

Enterprises are increasingly seeking flexible solutions that operate across multiple cloud platforms, driving the development of open ecosystems, standardized interfaces, and interoperable cloud services.

AI Computing Infrastructure and Intelligent Scheduling

AI computing infrastructure has evolved into a multi-layered system designed to support large-scale AI workloads. This infrastructure typically includes hardware resources, resource scheduling systems, AI development platforms, and application layers, which collectively enable the efficient execution of AI tasks, including model training and inference.

Source: Frost & Sullivan

As AI adoption expands, computing resources have become increasingly distributed across public cloud, private infrastructure, and edge environments. This fragmentation, combined with varying performance, cost, and latency characteristics across computing resources, has increased the complexity of managing and optimizing AI workloads across different environments.

In response to these challenges, intelligent compute scheduling platforms have emerged as a key component of modern AI infrastructure. These platforms function as coordination layers that dynamically allocate computing tasks across heterogeneous resources by analyzing factors such as workload characteristics, performance requirements, data sensitivity, and real-time resource availability. By routing tasks to the most appropriate computing environments, such platforms seek to improve resource utilization, enhance operational efficiency, and support the scalable deployment of AI applications.

Key Advantages of the AI Compute Intelligent Scheduling System

Monthly	OpenAI API	Hybrid Cloud	Cost savings
API call volume	10M times	3M times (complex）	-70%
Token consumption	5B Tokens	1.5B Tokens	-70%
Cost expenditure	$150k	$45k+15k(Hardware）	-60%
Response latency	200-500ms	<50ms (Local） <200ms (Hybrid）	-75%
Data privacy	All in Cloud	Sensitive data local	100%
Availability guarantee	Dependence on network /API limitations	Local high availability + Cloud backup	99.9%

Data Source: Frost & Sullivan

The need for these scheduling capabilities is further driven by structural differences in AI workloads. Large-scale models can provide significant computational capabilities but may involve higher costs and latency, while smaller or locally deployed models may offer advantages in responsiveness and data control but may be limited in processing capacity. Intelligent scheduling platforms aim to address these trade-offs by enabling more efficient allocation of workloads across distributed computing environments.

Competitive Landscape of Global AI Computing Power Intelligent Scheduling Platform

Tier 1
Anyscale
Goodvision
Lambda
together.ai
Tier 2
MODAL AI
ROBOTIC PERCEPTION
replicate
Tier 3
TensorDock
RunPod

Source: Frost & Sullivan

Advancements in AI Computing Infrastructure

AI computing infrastructure has undergone rapid development to support the increasing scale and complexity of artificial intelligence workloads. Unlike traditional computing systems, AI infrastructure is optimized for high parallelism, data-intensive processing, and flexible precision requirements, enabling efficient execution of model training and inference tasks.

AI Computing Infrastructure Structure Overview

Source: Frost & Sullivan

Modern AI infrastructure has evolved into a multi-layered architecture consisting of computing infrastructure, resource scheduling, AI platforms, model service layers, and application layers. These layers collectively enable the transformation of data centers into integrated systems that support the full lifecycle of AI development and deployment.

At the hardware level, advancements in specialized processors such as GPUs, TPUs, and other AI-optimized chips, as well as improvements in memory bandwidth and interconnect technologies, have significantly increased computational throughput and scalability. At the same time, innovations in energy efficiency, including advanced cooling technologies and power management systems, have become increasingly important as AI workloads drive higher energy consumption.

These infrastructure developments are complemented by software and system-level innovations, including distributed computing frameworks, heterogeneous resource management, and cloud-edge coordination. Together, these advancements enable enterprises to deploy AI applications at scale while managing performance, cost, and operational complexity.

BUSINESS OF Goodvision

Unless the context otherwise requires, all references in this section to “Goodvision,” “we,” “us,” or “our” refer to Goodvision AI Inc. and its subsidiaries prior to the Closing. Upon Closing, the name of “Calisa Acquisition Corp” will be changed to “Goodvision AI Holding Limited.”

Vision

A world where AI inference is abundant, low-latency, and affordable everywhere—cloud, edge, and device—without it being locked to any single vendor.

Mission

We orchestrate the right models and compute across cloud, edge, and on-premises to make every inference faster, cheaper, and easier to ship—today.

Overview

Goodvision Inc. was founded in 2019 and currently operates a cloud infrastructure resale and managed services business while developing additional AI-infrastructure and AI compute service capabilities with the goal of expanding its global cloud-computing and AI-infrastructure service offerings. Goodvision provides multi-cloud professional services, cloud redistribution services, AI computing services, and hybrid cloud-edge infrastructure solutions to customers worldwide. Goodvision’s customers include organizations in the gaming, video, cross-border e-commerce, and crypto-related technology sectors, each of which requires flexible and scalable cloud infrastructure or AI capability to operate globally.

Our business has evolved through a series of interconnected stages. Goodvision’s business initially focused on providing professional services and facilitating access to cloud infrastructure by redistributing cloud infrastructure service capacity sourced from major providers such as Google Cloud Platform (“GCP”), Amazon Web Services (“AWS”), Alibaba Cloud, and Tencent Cloud. We generated revenue by delivering multi-cloud infrastructure solutions, including cloud resource procurement, resale, deployment, and ongoing managed services, enabling enterprise customers to efficiently access, deploy, and manage computing resources across multiple cloud environments. Through our partnerships and agency relationships with leading global cloud providers, we are able to procure cloud resources at scale and offer our customers competitive pricing, seamless cross-platform integration, responsive technical support, and reliable global delivery capabilities. These multi-cloud resale and managed service activities are fully developed, currently operational, and constitute our principal historical source of revenue.

As AI adoption accelerated globally, Goodvision initiated a strategic transition from being a cloud-service provider toward becoming an AI-focused hybrid cloud and edge-computing platform. Goodvision believes the broader computing industry is shifting from traditional cloud-based workloads toward large-scale, inference-driven AI workloads, fundamentally changing how computing infrastructure is designed, deployed, and consumed.

We are in the process of developing an intelligent compute scheduling platform, which we refer to as our inference compute brain. The platform is designed to provide a compute scheduling solution for AI inference workloads as an integrated infrastructure and software framework that combines multi-cloud computing resources with a software-based orchestration layer, guided by the principle of “the right model for the right task.” The platform is intended to serve as the core orchestration system responsible for coordinating AI inference workloads across different models and computing environments, including supporting the integration of both closed-source and open-source large language models (“LLMs”) and providing access to computing resources across centralized cloud infrastructure, graphics processing units (“GPU”)-based clusters, and distributed edge nodes. The platform is designed around a distributed and hierarchical compute model that allocates complex, high-value workloads to centralized cloud environments, while directing high-frequency, latency-sensitive inference tasks to edge and localized compute resources. As of the date of this prospectus, the AI intelligent scheduling platform remains under development and has not yet been broadly commercially deployed. In February 2026, the Company launched a limited preview to invited enterprise customers, and as of March 31, 2026, two commercial users had utilized portions of the platform and generated revenue for the Company. Additional development, testing, and infrastructure integration work remains prior to broader deployment. The Company currently targets broader commercial release by June 30, 2026, although there can be no assurance that such timing will be achieved. The Company expects additional expenditures will be required for continued development and deployment, expected to be funded through operating cash flow and proceeds from the Financing.

To support this architecture, Goodvision also plans to expand its data-center footprint and incorporate GPU-based inference clusters and edge nodes, including through its planned AI factory for edge inference compute centers. These efforts are intended to support an intelligent compute scheduling solution combined with distributed edge inference infrastructure, with the goal of reducing congestion in centralized infrastructure, improving latency and throughput, enhancing cost efficiency, and supporting data privacy and localization requirements for AI inference use cases. As of the date of this prospectus, the Company’s AI factory infrastructure and Goodvision-operated GPU inference cluster initiatives remain in pre-development or conceptual stages, and no such facilities are currently operational. The Company has executed two non-binding memoranda of understanding relating to proposed AI factory locations in Japan and Dallas, Texas, and has entered into certain data-center leasing arrangements. Additional steps prior to deployment include execution of definitive agreements, infrastructure build-out, equipment procurement, software deployment, customer onboarding, and applicable approvals. The Company currently targets September 30, 2026 for potential initial deployment of AI factory infrastructure based on its current planning and partner discussions, although there can be no assurance that such deployment will occur within the anticipated timeframe or at all. The Company expects these initiatives would be funded through operating cash flow and proceeds from the Financing.

Our historical operations have included managing high-volume cloud usage and high-bandwidth network deployments for enterprise customers. These activities have provided us with operational experience in managing compute-intensive workloads and optimizing infrastructure cost and performance. Goodvision’s long term goal is to develop a global AI computing distribution network combining hybrid cloud resources, edge devices, and a multi-model routing engine, enabling customers to deploy AI capabilities efficiently and cost-effectively across geographies.

Our Business Evolution

Multi-Cloud Infrastructure Services

We initially built our business by providing multi-cloud infrastructure services to enterprise customers. “Multi-cloud” refers to the use of multiple cloud service providers, such as GCP, AWS, Alibaba Cloud, and Tencent Cloud. Enterprises often adopt multi-cloud strategies to optimize cost, reduce reliance on a single vendor, and meet regional compliance or performance requirements. Our multi-cloud service capability enables enterprise customers to optimize costs by selecting the most cost-effective provider for specific workloads, enhance operational resilience by diversifying infrastructure sources, and improve performance by deploying applications closer to end users across different geographic regions. In addition, a multi-cloud approach allows customers to address jurisdiction-specific regulatory and data localization requirements, while maintaining flexibility to scale and adapt their infrastructure as business needs evolve.

Through our reseller and partner relationships with these cloud providers, we procure computing resources, including virtual machines (compute), data storage, and network bandwidth, and make these resources available to customers under our service agreements with our customers. Under this arrangement, customers typically access cloud resources through accounts managed or supported by us, and we provide consolidated billing, account management, and technical support.

In addition to reselling cloud infrastructure resources, we provide services that assist customers in deploying and operating their systems. These services include system architecture consultation, infrastructure configuration, performance optimization, and ongoing operational support. Our customers are primarily enterprises operating in industries such as gaming, video streaming, and cross-border e-commerce. These industries generally require high-performance computing infrastructure, significant network bandwidth, and the ability to serve users across multiple geographic regions. Our historical operations have included managing high-volume cloud usage and high-bandwidth network deployments for enterprise customers. These activities have provided us with operational experience in managing compute-intensive workloads and optimizing infrastructure cost and performance.

These multi-cloud resale and managed service activities are fully developed, commercially deployed, and constitute the Company’s principal historical source of revenue. The Company currently provides these services through ongoing operations and does not require material additional development or deployment steps for its existing scope of services. Accordingly, no specific deployment timeline or material incremental capital expenditures are currently anticipated for these operations beyond ordinary-course operating expenses.

Development of an AI Intelligent Scheduling Platform

To complement our cloud resale operations and support evolving customer demand for scalable and efficient AI deployment, we are developing additional infrastructure and platform capabilities focused on optimizing workload execution across distributed computing environments. As part of these efforts, we are in the process of developing an AI intelligent scheduling platform, which we refer to as our inference compute brain. The platform is designed to provide a compute scheduling solution for AI inference workloads as an integrated infrastructure and software framework that combines multi-cloud computing resources with a software-based orchestration layer, guided by the principle of “the right model for the right task” and expected to be powered by the NVIDIA software stack.

The AI intelligent scheduling platform is designed to manage and coordinate AI workloads across multiple computing environments by functioning as an orchestration layer, where “orchestration” refers to the automated coordination of computing tasks across different resources. Rather than requiring customers to manually select which model or infrastructure to use for each request, the platform is designed to analyze incoming workloads and determine how they should be processed. The platform evaluates factors such as the complexity of the request, the required response time, the cost of different computing options, and the availability of infrastructure resources. Based on these factors, the system routes each workload to an appropriate AI model and computing environment, which may include public cloud infrastructure, dedicated compute resources, or distributed edge nodes. We believe this approach allows customers to access AI capabilities without directly managing the complexity of multiple infrastructure providers and model integrations. Instead, customers can interact with a unified interface while the underlying system dynamically allocates resources.

The platform is intended to serve as the core orchestration system responsible for coordinating AI inference workloads across different models and computing environments, including supporting the integration of both closed-source and open-source large language models (“LLMs”) and providing access to computing resources across centralized cloud infrastructure, graphics processing units (“GPU”)-based clusters, and distributed edge nodes. We expect the platform to operate under a distributed and hierarchical compute model, pursuant to which complex, high-value workloads are allocated to centralized cloud environments, while high-frequency, latency-sensitive inference tasks are directed to edge and localized compute resources.

As of the date of this prospectus, the AI intelligent scheduling platform remains under development, and only limited preview versions of certain components have been launched. In February 2026, the Company initiated a limited preview involving invited enterprise customers. As of March 31, 2026, two commercial users had utilized portions of the preview platform and generated revenue for the Company. However, the platform has not yet been broadly commercially deployed at scale.

Additional development, infrastructure, and integration work remains necessary before broader commercial deployment can occur. Remaining development steps include completion of the model-routing engine, expansion of supported model catalogs and infrastructure backends, additional validation and integration testing, scalability optimization, enhancement of monitoring and security functions, and further refinement of orchestration capabilities based on customer feedback and operational testing. The Company is also evaluating related AI infrastructure initiatives intended to support the platform’s future operations, including Goodvision-operated GPU inference clusters and integrations with third-party large language models (“LLMs”), including OpenAI, Google Gemini, Anthropic Claude, DeepSeek, and certain open-source LLMs. Currently, no Goodvision-owned GPU inference clusters are operational, and customers are served using GPU resources procured through partnerships and procurement arrangements with third-party cloud-service providers. Deployment of Company-operated GPU infrastructure would require, among other things, procurement of GPU hardware and cooling systems, data-center site selection or colocation arrangements, and deployment of supporting software infrastructure. In addition, while integration with certain open-source LLMs accessible through publicly available APIs is technically feasible using standard APIs, the Company does not currently maintain commercial agreements, paid API arrangements, or licensing arrangements directly with proprietary model providers. Accordingly, broader integration with proprietary models would require the Company to obtain commercial agreements or supported API access arrangements from the applicable providers, which may not be available on commercially reasonable terms or at all.

Based on the Company’s current development roadmap, engineering plans, testing progress, and anticipated infrastructure readiness, the Company currently targets broader commercial release of the AI intelligent scheduling platform by June 30, 2026, although there can be no assurance that such timing will be achieved. The Company currently estimates that approximately $200,000 of additional expenditures will be required to continue development and deployment of the platform, including costs associated with engineering personnel, third-party API access, and supporting infrastructure. The Company expects such expenditures to be funded through operating cash flow and proceeds and the anticipated financing of up to approximately $5.0 million expected to be consummated in connection with the Business Combination. Based on the Company’s current estimates, the financing proceeds are expected to be sufficient to fund the currently planned development and deployment activities for the platform.

Expansion into AI Inference Infrastructure

As artificial intelligence technologies have become more widely adopted, we are expanding beyond our traditional cloud-based service model into the development of AI-focused compute infrastructure, including edge inference compute centers that we refer to as our “AI factory.” These compute centers are designed to support high-performance AI inference workloads through the deployment of GPU-based compute clusters and localized processing nodes positioned closer to end users. By leveraging high-density compute configurations, including systems capable of supporting multiple GPUs per node, we aim to increase compute efficiency within a relatively compact physical footprint. In addition, these facilities are being designed with advanced cooling technologies, including liquid cooling solutions, to improve energy efficiency and reduce overall operating costs compared to traditional data center models.

Our edge inference compute centers are intended to complement centralized cloud infrastructure by enabling low-latency processing for real-time AI applications and supporting geographically distributed deployment. This architecture is designed to align with the increasing demand for inference workloads that require rapid response times and scalable throughput. We believe that this combination of centralized cloud resources and distributed edge compute infrastructure will allow us to more effectively support diverse AI use cases, improve performance for end users, and enhance overall system efficiency.

As of the date of this prospectus, these initiatives remain in pre-development stages, with site selection and partner identification activities ongoing, and no AI factory facility is currently operational. The Company has executed two non-binding memoranda of understanding relating to proposed AI factory locations, including one in Japan and one in Dallas, Texas, and has also entered into certain data-center leasing arrangements. However, no operational deployment has occurred. Remaining steps prior to deployment include negotiation and execution of definitive agreements, completion of site build-out or fit-up activities, procurement and installation of GPU systems and cooling equipment, deployment of software infrastructure, obtaining customer commitments, and receipt of any applicable regulatory or zoning approvals.

The Company currently targets September 30, 2026 for the potential deployment of initial AI factory infrastructure based on its current preliminary planning and discussions with prospective partners and service providers. However, such timeline remains subject to significant uncertainty, and there can be no assurance that any such deployment will occur within the anticipated timeframe or at all. Capital requirements for these initiatives have not yet been fully determined, the Company expects that additional financing would be required to support any large-scale deployment.

Market Outlook and Our Opportunities

Cloud Computing and Multi-Cloud Adoption

Global enterprises increasingly rely on multi-cloud strategies to optimize cost, reduce vendor concentration risk, maintain service reliability, and meet regional compliance needs. Over the past decade, enterprises have increasingly adopted cloud computing to support their operations. Cloud computing allows organizations to access computing resources on demand without maintaining physical infrastructure. As cloud adoption has matured, many enterprises have transitioned to multi-cloud strategies. These strategies enable organizations to select different cloud providers based on factors such as cost, performance, geographic availability, and compliance requirements. This shift toward multi-cloud environments has significantly increased the complexity of managing cloud infrastructure, as enterprises must coordinate procurement, deployment, and optimization across multiple platforms. As a result, there is a growing market opportunity for service providers that can simplify these processes and deliver integrated, cost-efficient solutions.

Within this evolving landscape, cloud-resale and cloud-brokerage providers with multi-platform procurement capabilities are positioned to play an increasingly important role. By aggregating demand and leveraging relationships with leading cloud providers, these intermediaries are able to offer customers more competitive pricing, improved resource allocation, and operational efficiencies. Goodvision’s multi-cloud procurement capabilities allow us to help customers reduce cloud-service expenses, by an estimated 30% to 50% depending on workload type and region, while also enabling more efficient and flexible management of customers’ cloud infrastructure.

Rise of AI and Growth of Inference Compute Demand

Beginning in 2023, organizations worldwide increased their adoption of AI-driven applications, including real-time conversational systems, code generation, creative-content tools, game intelligence, customer service automation, and domain-specific agent systems. Unlike traditional applications, AI systems often rely on inference workloads that are executed continuously as users interact with the system. For example, each interaction with a conversational AI system requires the model to process input and generate a response in real time. As user activity increases, the number of inference requests also increases, resulting in higher demand for computing resources.

Many organizations now face the challenge of selecting among an increasingly complex and rapidly evolving ecosystem of large language models, including proprietary models such as those developed by OpenAI, Google (Gemini), and Anthropic (Claude), and open-source models, each offering different trade-offs across performance, latency, privacy, and cost. These models present varying trade-offs across performance, latency, data privacy, and cost, requiring enterprises to make dynamic infrastructure and deployment decisions across different use cases and geographic regions.

The transition toward inference-driven workloads represents a structural, long-term shift in computing demand, characterized by higher utilization intensity, greater sensitivity to latency and cost efficiency, and increased fragmentation across models and deployment environments. This shift creates a significant market opportunity for service providers capable of aggregating computing resources, optimizing workload allocation across multiple cloud platforms, and enabling enterprises to efficiently deploy and scale AI applications.

Within this context, Goodvision believes it is well positioned to capitalize on these industry trends. Our multi-cloud procurement and optimization capabilities enable us to source and allocate computing resources across a diverse set of cloud providers, allowing customers to match specific AI workloads with the most suitable infrastructure in terms of cost, performance, and geographic availability. As inference workloads continue to scale, we believe our ability to reduce computing costs, manage cross-platform complexity, and support flexible deployment architectures will become increasingly valuable to enterprise customers seeking to operationalize AI at scale.

Shift Toward Edge Computing

While early AI workloads were processed exclusively in centralized cloud data centers, enterprises increasingly seek edge-based inference to reduce latency, bandwidth cost, and privacy exposure. “Edge computing” refers to the deployment of computing resources closer to the point of data generation or end users, rather than relying solely on centralized cloud infrastructure. For AI applications, particularly real-time conversational systems, audio and video processing, and interactive gaming, edge-based inference can significantly reduce latency by minimizing the physical distance data must travel, improve responsiveness, and lower bandwidth costs associated with transmitting large volumes of data to and from centralized servers. In addition, certain enterprises operate in regulatory environments that require data to be processed locally or within specific jurisdictions, further increasing the relevance of edge-based solutions.

Traditional cloud infrastructures can introduce unpredictability in response times or require data to leave the customer’s environment, particularly when users are located far from data centers. In addition, transmitting large volumes of data between users and centralized infrastructure may increase bandwidth costs. Certain enterprises may also have requirements related to data privacy or regulatory compliance that limit the extent to which data can be transmitted across regions. We believe this transition toward hybrid cloud–edge architectures represents a natural extension of the broader shift to inference-driven workloads and introduces additional complexity in how computing resources are sourced, deployed, and managed.

Enterprises must determine not only which cloud platforms, such as GCP, AWS, Alibaba Cloud, and Tencent Cloud, are best suited for particular workloads, but also when and how to distribute those workloads across edge environments. To address customer needs within this evolving landscape, Goodvision’s capabilities are expanding beyond centralized multi-cloud procurement to include the development of our AI intelligent scheduling system, or Inference Compute Brain, together with our planned AI factory for edge inference compute centers. The AI intelligent scheduler is designed to dynamically orchestrate and route workloads across multiple models and computing environments, while the AI factory is intended to provide distributed, low-latency compute infrastructure for real-time AI inference. By combining our AI scheduling and orchestration capabilities with purpose-built edge inference infrastructure, we aim to provide customers with flexible, hybrid deployment solutions that optimize latency, cost, and performance, positioning us to capture opportunities arising from the convergence of cloud and edge AI computing.

Our Solutions

Multi-Cloud Resale and Infrastructure Services

We procure and resell compute, storage, and network resources from major cloud providers, including AWS, Tencent Cloud, and other cloud infrastructure platforms. Through our reseller relationships and negotiated pricing arrangements, we provide customers with access to cloud infrastructure services while handling billing, account management, and technical support. Under this model:

●	customers access cloud resources through accounts managed by our platform;
●	infrastructure usage is billed monthly based on vendor usage data; and
●	we invoice customers directly for their consumption.

This approach allows customers to simplify vendor management while potentially benefiting from discounted pricing and consolidated technical support. Our customer base includes companies operating in digital entertainment, gaming, networking infrastructure, and other technology sectors.

Our cloud infrastructure supply is concentrated among a limited number of providers. For the relevant periods, services sourced from Tencent Cloud accounted for approximately 80% of our cost of revenue, with the remaining portion of our cost of revenue attributable to services procured from other third-party cloud providers. We maintain a reseller agreement with Tencent Cloud pursuant to which we are appointed as a non-exclusive reseller with responsibility for managing end-customer relationships, billing and collection, and providing Tier 1 technical support, while Tencent Cloud provides higher-tier technical support and retains control over pricing to us, which may be adjusted upon notice.

Under this arrangement, we are required to submit purchase orders specifying customer-level usage and minimum commitments, and we bear primary responsibility for payment obligations to Tencent Cloud regardless of collection from end customers. The agreement also includes customary provisions relating to automatic renewal, termination rights, intellectual property ownership and limitations of liability.

We also procure cloud and related technology services from other cloud providers and distributors pursuant to their standard terms and conditions, under which pricing, payment terms and service availability are determined by the underlying vendors. Under these arrangements, we are responsible for ordering, billing and providing customer support. Such arrangements generally provide that these providers facilitate access to underlying cloud services but do not assume primary service obligations, and include customary provisions relating to pricing adjustments, payment obligations, limitations of liability and the pass-through of vendor terms to end users.

Managed Cloud Services

In addition to cloud resale services, we provide managed services designed to help customers deploy, operate, and optimize their cloud infrastructure environments. These managed services generally include system architecture consultation, configuration guidance, performance optimization recommendations, and ongoing operational support. Our service agreements typically provide enterprise-level support with continuous technical assistance and defined response targets for operational incidents. Customers may also receive support from dedicated technical account managers who assist with infrastructure planning, system optimization, and configuration guidance for cloud platforms and related technologies.

Managed services are designed to function as an integrated service offering supporting a customer’s ongoing cloud and IT operations. These services may include monitoring, incident management, system optimization, and technical advisory services intended to improve infrastructure reliability, scalability, and operational efficiency. Our service agreements may also include service availability targets designed to support high levels of system uptime for infrastructure managed under our platform.

Goodvision AI Intelligent Scheduling Platform

We are developing a proprietary AI intelligent scheduling platform designed to analyze incoming inference requests and dynamically route each task to an appropriate model or compute environment based on factors such as complexity, cost efficiency, and performance requirements. The system is intended to evaluate incoming workloads and select suitable models or infrastructure configuration available within our network of supported models and compute resources. We launched a limited preview of certain components of the AI intelligent scheduling platform in February 2026 to a small group of invited enterprise customers, including two commercial users, and received positive initial feedback. The platform remains under development and has not yet been deployed at scale, with a broader release planned by June 30, 2026.

The platform will be able to support both closed-source and open-source artificial intelligence models and may integrate multiple cloud infrastructure providers. By enabling developers to access a variety of models through a single interface, the system aims to reduce the need for customers to maintain multiple integrations across different model providers. The architecture is conceptually designed to operate in a manner similar to distributed network scheduling systems, dynamically selecting the most effective compute configuration for each workload.

Edge Compute Nodes

We plan to deploy edge compute nodes that can run inference workloads either on customer premises or in geographically distributed locations closer to end users. These edge nodes are intended to support applications that require localized data processing or low-latency responses. By processing certain workloads near the source of user activity, edge infrastructure may help reduce latency and improve responsiveness for real-time applications. Edge nodes may also contribute compute capacity to a distributed infrastructure network that can support workloads routed through our scheduling platform. In certain configurations, compute resources deployed in customer environments may be able to contribute excess processing capacity to the broader network when not actively used by the customer’s primary workloads.

AI Factory – Edge Inference Compute Centers

As part of our efforts to build our AI infrastructure capabilities, we are developing edge inference compute centers, which we refer to as our “AI factory,” to support this distributed computing model. Our AI factory infrastructure is designed to incorporate high-density GPU clusters and optimized system configurations to support AI inference workloads at or near the edge. By enabling processing to occur closer to where data is generated or consumed, this approach is intended to reduce latency, improve responsiveness for real-time applications, and support use cases that may benefit from localized data processing.

We believe edge computing will play an increasingly important role as artificial intelligence applications require real-time or near-real-time inference and as demand grows for geographically distributed computing resources. Through the continued development of our AI factory, we intend to expand our ability to deploy compute capacity across multiple locations, supporting workloads that require low-latency processing, improved data locality, and flexible infrastructure deployment.

How We Could Apply Our Solutions

Gaming

Game developers increasingly incorporate AI-driven interaction into gameplay to enhance immersion and player engagement. Our AI intelligent scheduling platform supports real-time conversational systems, intelligent non-player characters (NPCs), automated customer support, and AI-assisted narrative generation.

For example, developers may use our AI intelligent scheduling platform to route player dialogue requests to appropriate language models, enabling NPCs to respond dynamically to player actions in real time. In multiplayer or online games with global user bases, inference requests may be routed to geographically closer compute nodes to reduce latency and maintain responsive gameplay. Our infrastructure may also support automated moderation tools, player-support chat systems, and AI-driven content generation that allows developers to scale narrative or character interactions without maintaining large internal AI infrastructure teams.

Audio/Video and Streaming

Applications involving real-time voice, video, or multimedia processing often require low latency and geographically distributed compute resources. Our infrastructure supports workloads such as speech recognition, live-stream moderation, subtitle generation, and AI-assisted content editing.

For example, streaming platforms and content creators may process live audio streams through AI models for real-time transcription, translation, or content moderation. Video-processing workloads, such as automated tagging, content classification, and highlight generation, may be distributed across cloud or edge compute resources to improve processing efficiency and reduce latency. Workloads may be allocated to appropriate models and infrastructure resources based on factors such as task complexity and geographic availability of compute capacity.

Restaurants and Retail

Retail and hospitality businesses increasingly deploy AI-enabled ordering terminals and conversational interfaces to automate customer interactions and streamline operations. Our AI intelligent scheduling platform can support locally deployed AI systems that process voice or text requests on-site while maintaining connectivity to cloud-based models when needed.

For example, restaurants may deploy AI-powered ordering kiosks capable of interpreting spoken or typed orders, answering menu questions, or recommending items based on customer preferences. In certain deployments, edge devices installed at the retail location may perform initial inference locally to reduce latency and protect customer data, while more complex requests may be routed to cloud-based models through our scheduling platform.

Enterprise Applications

Enterprises often seek to integrate AI capabilities into internal systems while maintaining control over sensitive business information. Our infrastructure supports private or hybrid deployments of large language models used for enterprise knowledge retrieval, document processing, and workflow automation.

Examples of enterprise use cases include AI-powered document analysis for legal or financial records, internal knowledge assistants that retrieve information from proprietary databases, and AI-enabled productivity tools integrated into enterprise software systems. By enabling routing across multiple models and compute environments, our platform allows enterprises to balance cost, performance, and privacy considerations while deploying AI within their existing technology infrastructure.

Our Platform and Capabilities

Goodvision’s AI intelligent scheduling platform is designed as a multi-layered architecture that integrates model selection, computing resources, and distributed infrastructure to deliver AI inference services efficiently across multiple environments. The platform consists of several primary layers, including the AI scheduling engine, model integration layer, compute layer, and edge layer.

AI Scheduling Engine

The AI scheduling engine serves as the central orchestration component of our platform. It evaluates incoming inference requests based on factors such as request complexity, content type, latency requirements, geographic location, cost considerations, and system capacity. Based on these parameters, the engine determines the most appropriate backend model and compute resource to execute the request.

The scheduling process may incorporate a combination of rule-based decision frameworks and machine-learning techniques designed to improve routing efficiency over time. The system may also account for operational constraints such as model availability, GPU utilization levels, and regional infrastructure capacity. By dynamically routing workloads across multiple models and computing environments, the scheduling engine aims to optimize performance, reduce inference costs, and maintain system reliability.

Model Integration Layer

Our model integration layer provides a unified framework for integrating both closed-source and open-source artificial intelligence models. Through standardized APIs and modular connectors, the platform supports access to models from various providers, including commercial API-based models as well as models deployed on customer-managed or Goodvision-managed infrastructure.

This architecture allows developers to interact with multiple models through a single interface without maintaining separate integrations for each provider. New models may be added to the platform as they become available in the market, allowing customers to access evolving model capabilities while maintaining compatibility with their existing applications.

Compute Layer

The compute layer consists of a combination of third-party cloud infrastructure, planned Goodvision-operated GPU clusters, and distributed compute nodes. Currently, workloads may be executed on cloud-based GPU resources obtained through partnerships or procurement arrangements with major cloud-service providers.

As part of our infrastructure strategy, we plan to expand our direct compute capacity through the procurement and deployment of GPU-based inference clusters. These clusters may incorporate specialized cooling technologies, including liquid-cooling and water-cooling systems, designed to support high-density GPU operations and improve energy efficiency. Over time, we intend to deploy regionally distributed inference clusters in order to support lower-latency processing and increased redundancy for global workloads.

Edge Layer

The edge layer consists of distributed computing devices deployed closer to end users or within customer-controlled environments. These edge devices may perform AI inference locally or serve as part of a broader distributed computing network connected to the Goodvision platform.

Edge deployments can reduce latency for real-time applications, lower bandwidth consumption, and allow organizations to process sensitive data within their own environments. In certain configurations, edge devices may also contribute excess compute capacity to the broader network, enabling additional workload distribution across geographically distributed nodes. This hybrid cloud-edge architecture is designed to support applications that require both centralized computing power and localized processing capabilities.

Our Customers

Goodvision currently serves cloud infrastructure and AI compute customers, including compute users, developers, enterprises, and application providers that access cloud computing or AI inference services through our infrastructure and unified API solutions. Historically, the Company’s revenue was generated solely from cloud infrastructure resale and managed services arrangements provided to a limited number of enterprise customers, under which customers paid for cloud infrastructure procurement, deployment, and managed service support.

Subsequent to December 31, 2025, the Company expanded its customer base to include a limited number of AI compute service customers utilizing the preview version of the Company’s AI intelligent scheduling platform. These customers consist primarily of compute users, developers, enterprises, and application providers seeking access to AI inference capabilities through the Company’s unified API under usage-based arrangements. Such customers are generally charged based on compute consumption, tokens processed, inference units used, or other usage metrics. As of March 31, 2026, two customers utilizing the limited preview platform generated revenue for the Company and represented the Company’s customers utilizing per-token, per-inference, or other usage-based AI compute services as of the date of this prospectus.

The Company is also evaluating potential future edge-device and distributed compute initiatives involving customers that may purchase or lease hardware nodes for localized or on-premise AI processing. As of the date of this prospectus, these initiatives remain under development, and no edge-device contribution or incentive program has been launched. The Company has considered a potential future structure under which third-party edge-device operators could contribute excess compute capacity from deployed nodes to the Goodvision network in exchange for usage credits or other rebate incentives. However, no edge device customers are currently contributing compute capacity to the network, no such incentives have been issued or accrued, and the material economic terms of any such program have not yet been determined.

How We Generate Revenue

Goodvision currently generates revenue primarily through cloud infrastructure resale and related managed services. Under our cloud resale arrangements, we procure compute, storage, networking, and other infrastructure services from major cloud providers and resell these services to customers. Customers typically access cloud resources through accounts linked to our platform, and we invoice customers monthly in arrears based on usage data reported by the underlying cloud vendors. Our revenue in these arrangements generally consists of the margin between the price charged to customers and the price we pay to the cloud providers, as well as any applicable service fees associated with account administration, billing management, and infrastructure support.

In addition to infrastructure resale, we generate revenue from managed cloud and technical support services provided under enterprise service agreements. These services may include technical consultation, system architecture review, infrastructure optimization guidance, and ongoing operational support for customer cloud environments. Our managed service offerings may also include enterprise-level technical support, including dedicated technical account management and continuous operational assistance designed to help customers maintain and optimize their cloud deployments.

A substantial portion of our revenue from cloud infrastructure resale and managed cloud and technical support services is derived from a limited number of key customers. For the three months ended in December 31, 2025, one major customer, a Canada-based technology and network services provider, accounted for approximately 80% of our revenue, and another major customer, a U.S.-based digital entertainment and game publishing company, accounted for approximately 19% of our revenue.

We typically enter into enterprise service agreements with such customers, together with corresponding purchase orders or order forms that govern pricing and specific service terms. Under these arrangements, Goodvision acts as the primary service provider and is responsible for delivering integrated cloud and managed services, including coordinating third-party infrastructure providers. The services are provided as a single, integrated managed service offering, and individual service components are not sold separately. Service agreements generally provide for continuous service delivery, enterprise-level technical support and service level commitments, including specified availability standards, with service credits as the customer’s sole and exclusive remedy for service failures. Fees are primarily based on underlying cloud usage and are invoiced on a periodic basis. The agreements also contain customary provisions relating to term and termination, limitations of liability, and the application of third-party service provider terms to underlying cloud services.

Purchase orders and order forms typically specify the scope of cloud services procured, applicable discounts, billing arrangements and payment terms, including monthly invoicing based on actual usage and standard payment cycles, and may include automatic renewal provisions and termination rights upon advance notice.

Other customers generally contract with us using substantially similar forms of enterprise service agreements and purchase orders, with terms that do not materially differ from those described above.

In addition to infrastructure resale and managed cloud and technical support services, which currently represent our primary sources of revenue, we expect to generate revenue from software platform services associated with our AI scheduling platform, which is designed to route inference workloads across multiple cloud and compute environments. As the adoption of our AI intelligent scheduling platform and distributed compute infrastructure develops, we expect usage-based AI compute services and related platform services to represent an increasing portion of our revenue mix. In addition, we may generate revenue from the sale or leasing of edge-compute devices, subscription or maintenance fees associated with such deployments, and integration or technical support services related to customer infrastructure environments.

Research and Development

Our research and development activities are focused on improving the efficiency, scalability, and functionality of our cloud infrastructure platform and AI scheduling technologies. Our engineering efforts are directed toward developing technologies that enable the efficient routing of artificial intelligence inference workloads across multiple cloud providers and distributed compute environments.

A core area of development is the continued improvement of our AI routing and scheduling algorithms. These technologies are designed to analyze incoming workloads and dynamically determine the most appropriate model or compute environment based on factors such as workload complexity, performance requirements, cost efficiency, and infrastructure availability. We are developing techniques intended to improve request classification accuracy, model selection logic, and real-time workload distribution across heterogeneous computing environments. We are also focused on expanding the range of AI models available through our platform. Our model library is intended to integrate both closed-source and open-source models, enabling developers and enterprise customers to access multiple models through a unified interface without maintaining separate integrations with individual model providers. Expanding this model catalog allows our platform to support a wider variety of application scenarios and customer workloads.

Another area of development involves the design and optimization of edge compute infrastructure. We are evaluating hardware configurations capable of running AI inference workloads closer to end users or within customer-controlled environments. These efforts include optimizing edge hardware performance, improving resource utilization, and designing systems capable of contributing compute capacity to a distributed compute network. Our engineering teams are also working to improve GPU inference efficiency across our supported infrastructure environments. This includes optimizing model execution performance, reducing resource consumption for inference workloads, and improving workload orchestration across different cloud providers and GPU configurations.

In addition, we are developing distributed compute scheduling techniques intended to coordinate workloads across centralized cloud infrastructure and decentralized edge compute nodes. These technologies are designed to enable the efficient allocation of compute resources across geographically distributed infrastructure while maintaining performance and reliability. We also continuously evaluate emerging artificial intelligence technologies, including AI agents, automation tools, and autonomous workflow systems that may enable new application categories and potential software-as-a-service offerings built on top of our infrastructure platform.

Competitive Strengths

We believe the following competitive strengths differentiate us within the evolving cloud infrastructure and AI compute ecosystem and position us to capture opportunities arising from the convergence of multi-cloud, edge computing, and AI inference workloads.

Multi-Cloud and Multi-Model Access Capability

Our current business model is centered on integrating and delivering access to multiple cloud infrastructure providers and AI models through a unified infrastructure layer. Through this approach, we enable customers to access a broad range of compute resources without requiring direct relationships with individual cloud vendors or model providers. Our platform is designed to provide such access through a single application programming interface (“API”). Our platform is designed to provide such access through a single application programming interface, with supported models including those provided by OpenAI, Google Gemini, Anthropic Claude, DeepSeek, as well as other open-source large language models, which we access primarily through publicly available APIs provided by such model developers, typically subject to their standard terms of service and usage-based pricing.

We have developed procurement capabilities that allow us to source compute, storage, and networking resources from multiple cloud providers. We maintain commercial relationships with certain cloud infrastructure providers, including through reseller arrangements and vendor agreements. These cloud infrastructure services provide the underlying computational capacity required to access and utilize AI models. In this architecture, cloud providers supply the compute infrastructure, while third-party model providers offer model functionality through APIs, which we integrate into our platform. These resources are delivered to customers through consolidated service offerings, including unified billing and service management structures, allowing customers to utilize infrastructure across different platforms without maintaining separate vendor relationships.

This multi-cloud and model-agnostic approach enables customers to select resources based on cost, latency, performance, or data requirements, and to adapt as new models and infrastructure options become available. By abstracting underlying infrastructure complexity, our platform reduces integration overhead, simplifies deployment, and enhances operational flexibility.

Efficient Resource Management and Cost Optimization

We provide cost-efficient compute solutions designed to address the increasing expense associated with large-scale cloud infrastructure and AI inference workloads. Through our procurement scale and negotiated pricing arrangements with major cloud providers, we are able to offer discounted access to infrastructure services.

For example, certain customer agreements provide tiered discounts based on monthly consumption levels, with Tencent Cloud usage receiving discounts ranging from approximately 10% to 35% off vendor list prices. In certain AWS-based deployments, EC2 on-demand compute resources may receive discounts of approximately 20% in the first year and approximately 22% in the second year under negotiated reseller arrangements.

In addition to pricing advantages, we provide ongoing operational guidance and advisory services to assist customers in optimizing their infrastructure usage. These services may include workload planning, architecture recommendations, resource allocation strategies, and cost optimization analyses tailored to specific application requirements. Our platform and operational processes are designed to improve resource utilization and support more efficient deployment of compute workloads across available infrastructure.

Our historical cloud-resale operations have demonstrated cost savings of approximately 30% to 50% for certain customers compared to standard public cloud pricing.

Intelligent AI Scheduler Platform for Dynamic Workload Orchestration

We are developing an intelligent AI scheduler platform that serves as the core orchestration layer of our infrastructure, designed to dynamically route inference workloads to the most appropriate model and compute environment based on task requirements. This platform is intended to enable the “right model for the right task” by evaluating factors such as computational intensity, latency sensitivity, cost efficiency, and data privacy considerations.

The AI scheduler is designed to integrate both public cloud-based large language models and private or edge-deployed models into a unified system. For example, compute-intensive or general knowledge tasks may be routed to centralized cloud-based models, while latency-critical or data-sensitive workloads may be processed on private edge infrastructure or within our AI factory environments. This dynamic routing capability is intended to optimize performance and cost while maintaining flexibility across different deployment scenarios.

By abstracting underlying infrastructure and model complexity, our scheduler platform allows customers to access multiple AI models and compute resources through a unified interface without maintaining separate integrations. We believe this approach reduces operational complexity and enables more efficient utilization of available compute resources.

In addition, our scheduler is designed to continuously adapt to changing workload conditions and infrastructure availability, supporting real-time decision-making for workload placement. As we expand our hybrid cloud–edge infrastructure, including our AI factory compute centers, we intend for the scheduler to serve as the central control layer that coordinates resource allocation across cloud and edge environments, enhancing system efficiency, reducing latency, and improving overall throughput.

Integrated AI Scheduler and Hybrid Cloud–Edge Infrastructure Platform

We are building an integrated platform that combines our AI scheduler with hybrid cloud–edge infrastructure, which together form the core of our intelligent compute system. Our AI scheduler is designed to operate across infrastructure environments that include centralized cloud resources and distributed edge compute nodes, enabling dynamic orchestration of workloads across multiple compute layers. By tightly integrating software-driven scheduling with underlying infrastructure, we aim to optimize where and how each workload is processed based on cost, performance, latency, and data sensitivity requirements.

To support this platform, we are developing and deploying modular edge inference compute centers, which we refer to as our “AI factory” infrastructure. These facilities are designed to incorporate high-density GPU clusters and optimized cooling systems to support efficient, large-scale AI inference workloads. Unlike traditional infrastructure models where software and hardware operate independently, our approach is designed to align infrastructure deployment with scheduler-driven demand, enabling more efficient utilization of compute resources.

Our expansion strategy is similarly integrated. We intend to scale both the AI scheduler platform and the supporting infrastructure in a coordinated manner through (i) continued integration with third-party cloud providers, (ii) deployment of additional edge compute nodes in strategically selected geographic locations, and (iii) the gradual build-out of the AI factory facilities. As additional compute capacity is added, it is intended to be natively integrated into our scheduler, creating a unified system capable of dynamically allocating workloads across cloud and edge environments.

By combining an intelligent scheduling layer with purpose-built and third-party infrastructure, we aim to create a closed-loop optimization system in which software continuously improves infrastructure utilization and infrastructure expansion enhances scheduler capabilities. We believe this integrated approach differentiates us from traditional cloud resellers and standalone infrastructure providers by enabling improved resource efficiency, reduced latency, and scalable, capital-efficient growth.

Experienced Leadership with Major Cloud Platform Backgrounds

Members of our management team and technical leadership have prior experience working at leading cloud infrastructure and technology companies, providing them with familiarity with large-scale infrastructure environments, enterprise deployment requirements, and vendor procurement practices. This experience provides familiarity with large-scale cloud infrastructure environments, vendor procurement practices, and enterprise cloud deployment models. We believe this background helps us better understand the operational needs of enterprise customers and the economics of large-scale cloud infrastructure. We can provide enterprise-level technical services designed to support customers throughout the lifecycle of cloud adoption, including migration, deployment, optimization, and ongoing operations.

Through our cloud infrastructure resale and managed services operations, we have developed operational expertise in optimizing resource utilization, managing vendor pricing structures, and delivering infrastructure services efficiently. Our support services are delivered through email, online collaboration platforms, and direct communication with assigned technical personnel, enabling us to serve customers across multiple geographic regions and time zones. We intend to continue developing our AI scheduler platform and related processes to further improve infrastructure efficiency while maintaining performance and reliability.

Lean Operating Structure with Flexible Engineering Resources

We operate with a relatively lean organizational structure that allows us to scale engineering and operational capacity efficiently. Certain development and engineering functions may be supported through outsourced engineering resources, which allows us to expand technical capabilities while maintaining operational flexibility and managing fixed operating costs.

Privacy, Data Locality, and Regulatory Flexibility

We provide infrastructure solutions that enable customers to address data privacy, security, and regulatory requirements. Enterprises operating in regulated environments or handling sensitive data may prefer local processing rather than transmitting data across jurisdictions or to third-party model providers. Our architecture allows customers to deploy inference workloads on edge devices or regionally located infrastructure, enabling localized data processing and greater control over sensitive information. In certain deployments, data processing may occur partially on local hardware before interacting with centralized cloud systems.

Growth Strategies

We intend to expand our business by building on our existing multi-cloud infrastructure operations and extending our capabilities toward AI inference infrastructure and orchestration. As enterprise demand shifts from traditional cloud workloads toward real-time AI-driven applications, we believe the ability to efficiently manage compute resources, models, and deployment environments will become increasingly important. Our growth strategy is focused on strengthening our position within this evolving computing stack and capturing opportunities associated with AI inference, hybrid deployment architectures, and platform-based service models.

Expanding AI Model Routing and Platform Capabilities

We are in the process of developing our AI intelligent scheduling platform and intend to enhance its functionality by expanding the range of supported models and improving our routing and orchestration capabilities. The AI ecosystem is becoming increasingly fragmented, with enterprises required to choose among multiple proprietary and open-source models that vary in cost, performance, latency, and data-handling characteristics.

Our platform is designed to address this complexity by providing a unified access layer that can route workloads to appropriate models and compute environments. We are currently developing and testing the underlying technologies that enable request analysis, model selection, and workload routing across different infrastructure environments.

As we continue to develop model integrations and refine our routing logic, we expect that, if successfully implemented, the platform may play an increasingly central role in customer workflows. This may allow us to expand beyond infrastructure services toward providing a software layer that facilitates access to AI capabilities across multiple models and computing environments.

Increasing Cloud and GPU Infrastructure Procurement

We plan to increase the scale of our cloud infrastructure procurement in order to support growing customer demand for compute capacity. As AI applications scale, the volume of inference requests increases with user activity, which in turn drives demand for reliable and cost-efficient compute capacity. Our experience in multi-cloud procurement and infrastructure management positions us to expand capacity across multiple providers while optimizing cost and availability. By expanding our purchasing capacity across multiple cloud vendors and GPU providers, we expect to secure additional infrastructure resources and potentially improve our ability to negotiate favorable pricing arrangements. By increasing our access to compute resources, we aim to support both our existing infrastructure resale business and our developing AI compute services, while improving our ability to manage pricing, capacity constraints, and workload distribution.

Expanding Distributed Edge Infrastructure

We intend to expand our distributed edge computing infrastructure as part of our hybrid cloud–edge architecture. AI inference workloads, particularly those involving real-time interaction, may require low-latency processing that cannot always be achieved through centralized cloud infrastructure alone. Edge computing enables workloads to be executed closer to end users or within customer-controlled environments, which may improve responsiveness and reduce data transfer requirements. By increasing the geographic distribution of compute nodes and integrating them into our orchestration platform, we aim to support a broader range of latency-sensitive applications and strengthen our position within emerging distributed AI infrastructure models. In addition, edge computing infrastructure may be more difficult to deploy, manage, and scale than centralized cloud infrastructure due to fragmentation, variability in hardware environments, and coordination across distributed nodes.

Scaling Global Sales and Technical Teams

We plan to expand our global sales, engineering, and technical support capabilities to support the continued growth of our platform. As customers increasingly adopt AI-enabled applications, they may require more complex infrastructure design, integration, and ongoing operational support. We believe that expanding our commercial and technical teams may enable us to deepen relationships with existing customers, support larger-scale deployments, and expand into additional geographic markets and industry verticals. This expansion is intended to support both customer acquisition and long-term customer retention as our platform evolves.

Participating in AI Application Ecosystems Through Infrastructure Contributions

We may selectively participate in early-stage artificial intelligence application projects by contributing compute infrastructure resources rather than traditional cash investments. In certain cases, we may provide infrastructure resources or technical support in exchange for equity interests, tokens, or other forms of participation. We believe this approach may allow us to align our platform with the growth of AI-native applications and increase the utilization of our infrastructure. By supporting early-stage applications that rely on scalable compute resources, we may expand the ecosystem of services built on our platform and create additional pathways for future revenue generation.

Developing AI Agent and Automation Platforms

We are evaluating the development of next-generation AI agent platforms and automation systems that may operate on top of our infrastructure platform. As AI adoption progresses, we believe that value creation may increasingly shift from access to models toward application-layer functionality, including systems that automate workflows, generate outputs, and assist with decision-making. These applications require underlying infrastructure capable of executing inference workloads efficiently and at scale. By extending our capabilities into higher-level software services, we may be able to capture additional value from the AI stack and develop recurring revenue streams that leverage our existing compute and orchestration capabilities.

GOODVISION’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Goodvision AI Inc. (“we,” “our,” “us,” the “Company,” or “Goodvision”) for the three and nine months ended June 30, 2026 and 2025 should be read in conjunction with the unaudited condensed consolidated financial statements and related notes included elsewhere herein, and with the audited financial statements of Goodvision Inc., the operating entity incorporated in California, for the fiscal years ended September 30, 2025 and 2024 and the related notes thereto. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the factors discussed herein. All dollar amounts are presented in U.S. dollars unless otherwise stated.

OVERVIEW

Goodvision AI Inc. is a Cayman Islands exempted company incorporated on October 17, 2025 that serves as the ultimate parent holding company of the Goodvision group. Goodvision Inc., a California corporation (“Goodvision California”), was incorporated on October 2, 2019 and is the Company’s principal operating subsidiary, with its principal executive offices located in California. Subsequent to September 30, 2025, the Company underwent a reorganization and recapitalization in connection with the proposed business combination described below. Through its subsidiaries, the Company provides integrated, managed cloud and artificial intelligence-related services to enterprise and institutional customers, delivered through a unified managed service offering that enables customers to access computing resources, data processing capabilities, and related technical services through usage-based and subscription-based arrangements. The following discussion is presented on a consolidated basis, with all intercompany balances and transactions eliminated.

For the three months ended June 30, 2026, we generated total revenue of approximately $13.5 million, an increase of approximately 544% over the prior-year quarter, and recognized net income of approximately $46,637, compared to a net loss of approximately $50,568 for the three months ended June 30, 2025. For the nine months ended June 30, 2026, we generated total revenue of approximately $24.0 million, an increase of approximately 398% over the prior-year period, and incurred a net loss of approximately $690,384, compared to a net loss of approximately $6,510 for the nine months ended June 30, 2025. Of total revenue for the three months ended June 30, 2026, approximately $10.4 million was attributable to AI inference services and approximately $3.0 million to managed cloud services; for the nine months ended June 30, 2026, approximately $12.8 million was attributable to AI inference services and approximately $11.2 million to managed cloud services.

The significant growth in revenue was driven by (i) the continued expansion of our managed cloud customer base and (ii) our AI Inference Services, launched in March 2026, for which the three months ended June 30, 2026 was the first full quarter of operations. Gross profit increased substantially period-over-period. We returned to profitability in the third quarter, recognizing net income for the three months ended June 30, 2026, while continuing to incur a net loss on a year-to-date basis, as the significant increase in general and administrative expenses — consisting primarily of legal, accounting, advisory, and other professional fees incurred in connection with our reorganization and the proposed Business Combination together with the build-out of corporate infrastructure and headcount — outpaced the growth in gross profit on a nine-month basis. The prior-year periods, by contrast, reflected our pre-reorganization run-rate, with minimal general and administrative expense.

On March 6, 2026, the Company entered into a definitive Agreement (the “Business Combination Agreement”) and Plan of Merger with Calisa Acquisition Corp. (the “SPAC”) and Calisa Merger Sub. (the “Merger Sub”). Upon consummation, Merger Sub will merge with and into Goodvision Cayman, with Goodvision Cayman surviving as a wholly owned subsidiary of Calisa. The business combination is based on an implied equity value of approximately $180 million. The transaction consideration will be paid in ordinary shares of the surviving company, with up to 3,600,000 additional earnout shares issuable to the Company’s shareholders upon satisfaction of specified revenue and share price conditions for fiscal years 2026 and 2027. A registration statement on Form S-4, as amended, was filed with the SEC, as amended, and remains under SEC review. The Business Combination remains subject to customary closing conditions, including approval by Calisa’s shareholders; there can be no assurance that the proposed Business Combination will be completed on the currently anticipated terms or at all.

KEY FACTORS AFFECTING OUR PERFORMANCE

Revenue Growth, Customer Demand, and the AI Inference Services

Our revenue is driven by enterprise and institutional demand for integrated, managed cloud and AI-related computing services. Revenue for the three months ended June 30, 2026 was $13,450,654, an increase of $11,361,906, or approximately 544%, compared to $2,088,748 in the prior-year quarter. Revenue for the nine months ended June 30, 2026 was $24,004,468, an increase of $19,183,721, or approximately 398%, compared to $4,820,747. This growth reflects both the continued expansion of our managed cloud customer base and the first full quarter of our AI Inference Services. Our customer base also became more diversified: for the three months ended June 30, 2026, four customers each accounted for 10% or more of quarterly revenue (approximately 47.1%, 28.9%, 11.5%, and 10.6%), compared to a single customer accounting for substantially all revenue in the prior-year quarter. By service offering, revenue for the three months ended June 30, 2026 comprised $10,411,698 from AI inference services and $3,038,956 from managed cloud services, compared to $2,088,748 from managed cloud services and no AI inference services revenue in the prior-year quarter. For the nine months ended June 30, 2026, revenue comprised $12,783,120 from AI inference services and $11,221,347 from managed cloud services, compared to $4,820,747 from managed cloud services in the prior-year period.

While customer concentration improved relative to prior periods, our revenue remains concentrated among a limited number of customers, and our operating results could be materially and adversely affected if one or more significant customers were to reduce their usage levels, terminate their arrangements, or delay deployment. Our customer relationships are generally governed by service contracts under which our offerings are priced on a usage basis and billed in arrears at contractual unit rates based on actual metered usage; these arrangements are generally usage-based rather than subject to committed minimum volumes. Accounts receivable as of June 30, 2026 was $13,250,273, of which approximately 96% related to the AI Inference Services offering and approximately 4% to managed cloud services, and which was concentrated in our two largest AI Inference Services customers (approximately 95% of the balance in the aggregate). Subsequent to June 30, 2026, we collected approximately $5.3 million of the June 30, 2026 balance (approximately $2.8 million in July 2026 and the remainder in early August 2026), including the entire 31-to-60-day past-due cohort, which cleared in early August 2026; we continue to monitor the collectability of the remaining balances, and any failure to collect these amounts on a timely basis could adversely affect our liquidity and results of operations.

Gross Margin Dynamics

Our cost of revenue consists primarily of fees charged by third-party cloud service providers and, beginning in March 2026, fees charged by third-party large language model (“LLM”) and AI infrastructure providers in connection with the AI Inference Services. For the three months ended June 30, 2026, gross profit was $1,432,164, representing a gross margin of approximately 10.6%, compared to a gross loss of $(27,480) in the prior-year quarter. For the nine months ended June 30, 2026, gross profit was $1,996,709, representing a gross margin of approximately 8.3%, compared to gross profit of $33,107 and a gross margin of approximately 0.7% in the prior-year period. The improvement in total gross margin reflects the contribution of our higher-margin AI Inference Services, which carried a positive gross margin of approximately 13.3% for the three months and 11.7% for the nine months ended June 30, 2026.

Operating Expense Investment

General and administrative expenses of $1,381,781 for the three months ended June 30, 2026 and $2,683,107 for the nine months ended June 30, 2026 were substantially higher than $37,600 and $50,623, respectively, in the comparable prior-year periods. The increase was driven primarily by legal, accounting, advisory, and other professional fees incurred in connection with the reorganization and the proposed Business Combination, including approximately $1.6 million for the nine-month period (comprising legal, accounting, advisory, listing-related, and investor-relations costs), a substantial portion of which was paid by GV Assets Holdings Limited on the Company’s behalf and recorded as a related party payable. Other increases included payroll and wages of approximately $0.5 million for the nine-month period, advertising and promotion, and software and computer costs, all reflecting the build-out of corporate infrastructure to support our growth and prepare for public company operations.

Transition to Public Company Operations

In connection with the Business Combination, we have incurred and expect to continue to incur significant costs associated with becoming a public company. Through June 30, 2026, approximately $928,522 of professional service fees had been paid on the Company’s behalf by GV Assets Holdings Limited, a 21% shareholder, and recognized as a related party payable. These costs are reflected in the current period’s results and will continue to impact operating results until the Business Combination is completed. Closing of the Business Combination is subject to customary conditions, including Calisa shareholder approval, a minimum of $5.5 million in PIPE commitments, the surviving company qualifying as a foreign private issuer, and SEC effectiveness of the Form S-4 registration statement. As a public company, we will be subject to reporting requirements under the Securities Exchange Act of 1934, Sarbanes-Oxley compliance, and other regulatory obligations that will result in ongoing incremental costs.

Vendor Concentration and Cloud Infrastructure Dependency

We source cloud computing, LLM, and AI infrastructure from a limited number of vendors. For the nine months ended June 30, 2026, four vendors each accounted for 10% or more of cost of revenue: Vendor A, our primary cloud infrastructure vendor, accounted for approximately $7,308,282, or 33.2%; Vendor B accounted for approximately $3,147,163, or 14.3%; and two additional vendors accounted for approximately $2,230,710, or 10.1%, and $2,230,055, or 10.1%, respectively. For the three months ended June 30, 2026, five vendors each accounted for 10% or more of cost of revenue (approximately 18.0%, 16.2%, 12.3%, 11.1%, and 11.0%), reflecting the broader vendor base supporting the AI Inference Services, several of which were newly engaged in fiscal 2026. By comparison, in the nine months ended June 30, 2025, two vendors accounted for approximately 83.9% and 16.1% of cost of revenue. Our primary cloud infrastructure vendor has extended an accounts payable credit line to the Company, which enables us to carry a significant accounts payable balance. We generally do not have long-term supply contracts with these vendors that guarantee capacity or lock in pricing, and our arrangements with them are generally usage-based and shorter-term in nature. As a result, we are exposed to the risk that one or more of these vendors increases its pricing or otherwise modifies its commercial terms, and we may be unable to pass any such increases through to our customers, which could compress our margins. Although we believe we could transition to alternative providers if necessary, replacing a significant vendor could require considerable time and expense and could disrupt our service delivery during any transition period.

Financing Activities

During the nine months ended June 30, 2026, the Company received $1,900,000 in short-term loans from related parties to support working capital needs ($880,000 from GV Assets Holdings Limited, $520,000 from Waterdrip Investment Ltd, and $500,000 from Mr. Yi (Davy) Wang, the Company’s Chief Executive Officer), and received a $1,000,000 advance from a PIPE investor in respect of shares of the surviving public company to be issued at the closing of the Business Combination. In addition, on May 20, 2026, the Company entered into a convertible promissory note with an accredited investor in the principal amount of $1,000,000, bearing interest at 6% per annum compounded annually and convertible, at the holder’s election, into Class A ordinary shares of the surviving public company at $10.00 per share, contingent upon the volume-weighted average price of such shares equaling or exceeding $12.50 per share. No proceeds had been received under the note as of June 30, 2026, and accordingly it is not reflected in our financing activities or on our condensed consolidated balance sheet. Subsequent to quarter-end, the Company obtained additional financing and entered into conversion agreements with its related-party lenders, as described under “Liquidity and Capital Resources — Subsequent Financing and Conversions” below.

RESULTS OF OPERATIONS

The following tables summarize our results of operations for the periods presented:

	Three Months Ended June 30,
	2026	2025	Change $	Change %
Revenue	$13,450,654	$2,088,748	11,361,906	544.0%
Cost of revenue	12,018,490	2,116,228	9,902,262	467.9%
Gross profit (loss)	1,432,164	(27,480)	1,459,644	n/m
Gross margin %	10.6%	(1.3)%	11.9%
General and administrative expenses	1,381,781	37,600	1,344,181	3574.9%
Income (loss) from operations	$50,383	$(65,080)	115,463	n/m
Net income (loss)	$46,637	$(50,568)	97,205	n/m

	Nine Months Ended June 30,
	2026	2025	Change $	Change %
Revenue	$24,004,468	$4,820,747	19,183,721	397.9%
Cost of revenue	22,007,759	4,787,640	17,220,119	359.7%
Gross profit (loss)	1,996,709	33,107	1,963,602	5931.1%
Gross margin %	8.3%	0.7%	7.6%
General and administrative expenses	2,683,107	50,623	2,632,484	5200.2%
Income (loss) from operations	$(686,398)	$(17,516)	(668,882)	n/m
Net income (loss)	$(690,384)	$(6,510)	(683,874)	n/m

Revenue

Revenue for the three months ended June 30, 2026 was $13,450,654, an increase of $11,361,906, or approximately 544%, compared to $2,088,748 in the prior-year quarter. Revenue for the nine months ended June 30, 2026 was $24,004,468, an increase of $19,183,721, or approximately 398%, compared to $4,820,747. The increase was driven by the expansion of our managed cloud customer base and the AI Inference Services, for which the third quarter of fiscal 2026 was the first full quarter of operations. Revenue is recognized over time under usage-based arrangements billed in arrears; as a result, a significant portion of revenue earned near period-end is reflected as unbilled accounts receivable. Comparative-period revenue for the three and nine months ended June 30, 2025 is presented on a service-period basis consistent with the current-period presentation. Management expects future revenue growth to depend on customer adoption and utilization levels of the AI Inference Services offering, and our operating results may fluctuate significantly if one or more significant customers reduce usage levels, terminate contracts, or delay deployment schedules. By service offering, AI inference services contributed $10,411,698 and $12,783,120 of revenue for the three and nine months ended June 30, 2026, respectively, and managed cloud services contributed $3,038,956 and $11,221,347, respectively; AI inference services did not commence until March 2026 and contributed no revenue in the prior-year periods. See Note 5 to the unaudited condensed consolidated financial statements for revenue disaggregated by service offering.

Cost of Revenue

Cost of revenue for the three months ended June 30, 2026 was $12,018,490, an increase of $9,902,262, or approximately 468%, compared to $2,116,228 in the prior-year quarter. Cost of revenue for the nine months ended June 30, 2026 was $22,007,759, an increase of $17,220,119, or approximately 360%, compared to $4,787,640. Cost of revenue for the nine months ended June 30, 2026 comprised $10,550,241 of cloud infrastructure costs, $11,287,967 of LLM-related costs associated with the AI Inference Services, and $169,551 of other cost of revenue (consisting of profit-share and contractor costs). LLM-related costs, which were first incurred in the second quarter of fiscal 2026 in connection with the March 2026 launch of the AI Inference Services and were not present in the prior-year periods, scaled substantially during the third quarter — the first full quarter of the offering — in line with the growth in AI Inference Services revenue.

Gross Profit

Gross profit for the three months ended June 30, 2026 was $1,432,164, representing a gross margin of approximately 10.6%, compared to a gross loss of $(27,480) in the prior-year quarter. Gross profit for the nine months ended June 30, 2026 was $1,996,709, representing a gross margin of approximately 8.3%, compared to gross profit of $33,107 and a gross margin of approximately 0.7% in the prior-year period. On a service-offering basis, total gross profit was driven by our AI Inference Services, which generated gross profit of $1,380,999 (a gross margin of approximately 13.3%) for the three months ended June 30, 2026 and $1,495,154 (approximately 11.7%) for the nine months ended June 30, 2026. Our managed cloud services offering generated gross profit of $153,299 (a gross margin of approximately 5.0%) for the three months and $671,106 (approximately 6.0%) for the nine months ended June 30, 2026. Total gross profit was further reduced by $102,134 and $169,551 of other cost of revenue (profit-share and contractor costs) for the three and nine months ended June 30, 2026, respectively, that is not allocated to a specific service offering. Accordingly, the expansion in total gross profit was attributable to the revenue contribution and positive margin of the AI Inference Services.

General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2026 were $1,381,781, an increase of $1,344,181 from $37,600 in the prior-year quarter. For the nine months ended June 30, 2026, general and administrative expenses were $2,683,107, an increase of $2,632,484 from $50,623 in the prior-year period. The increase is primarily attributable to legal, accounting, advisory, and other professional fees incurred in connection with the reorganization and the proposed Business Combination, a substantial portion of which was paid by GV Assets Holdings Limited on the Company’s behalf and recorded as a related party payable. The remaining increase reflects payroll and wages of approximately $0.5 million for the nine-month period, advertising and promotion, software costs, and other corporate infrastructure expenses incurred to support our growth and prepare for public company operations. The prior-year periods reflected our pre-reorganization run-rate, with minimal general and administrative expense.

Other Income (Expense) and Income Taxes

Interest and other income, net was $700 and $720 for the three and nine months ended June 30, 2026, respectively, consisting of interest income, dividend income on money market and sweep balances, and credit card rewards, compared to $0 and $9,138 in the comparable prior-year periods. Interest expense was $4,446 and $4,706 for the three and nine months ended June 30, 2026, respectively, relating to the short-term related party loans, net of eliminated intercompany interest, with no comparable borrowings in the prior-year periods. We recorded no income tax expense for the three and nine months ended June 30, 2026, compared to income tax benefits of $14,512 and $1,868, respectively, in the prior-year periods. As described in Note 10, management estimated an annual effective tax rate of 0% for fiscal 2026 because it is more likely than not that the deferred tax assets arising from the Company’s projected U.S. net operating loss will not be realized, and a full valuation allowance has been established; in addition, no tax benefit is recognized on losses incurred by the Cayman Islands parent, which is not subject to income tax. The prior-year comparative periods applied the Company’s fiscal 2025 actual effective tax rate of approximately 22.3%.

Income (Loss) from Operations and Net Income (Loss)

Income from operations for the three months ended June 30, 2026 was $50,383, compared to a loss from operations of $65,080 in the prior-year quarter. For the nine months ended June 30, 2026, loss from operations was $686,398, compared to a loss from operations of $17,516 in the prior-year period. Net income for the three months ended June 30, 2026 was $46,637, compared to a net loss of $50,568 in the prior-year quarter, and net loss for the nine months ended June 30, 2026 was $690,384, compared to a net loss of $6,510 in the prior-year period. The third quarter returned to profitability as gross profit growth exceeded general and administrative expenses; the year-to-date net loss remained primarily attributable to the increase in general and administrative expenses described above, which outpaced the growth in gross profit on a nine-month basis.

Sequential Quarterly Comparison

On a sequential basis, revenue for the three months ended June 30, 2026 of $13,450,654 increased approximately $6,206,283, or 86%, from $7,244,371 for the three months ended March 31, 2026, primarily reflecting the first full quarter of the AI Inference Services. Our results improved to net income of $46,637 for the three months ended June 30, 2026 from a net loss of $211,067 for the three months ended March 31, 2026, an improvement of approximately $257,704, as a sequential increase in gross profit of approximately $1,097,022, reflecting the first full quarter of the AI Inference Services, more than offset a sequential increase in general and administrative expenses of approximately $835,812, principally transaction-related professional, advisory, and listing-related costs. We expect transaction-related professional service costs to continue until the consummation of the Business Combination.

Comparison of the Fiscal Years Ended September 30, 2025 and 2024

The following discussion compares our results of operations for the fiscal year ended September 30, 2025 to the fiscal year ended September 30, 2024, and should be read together with the audited financial statements of Goodvision Inc. and the related notes included elsewhere in this proxy statement/prospectus. The results of operations of Goodvision Inc. for these annual periods reflect the Company’s managed cloud services offering; the AI Inference Services offering did not commence until March 2026 and is not reflected in these annual periods.

Revenue. Revenue increased by $4,103,122, or approximately 113%, to $7,743,669 for the fiscal year ended September 30, 2025 from $3,640,547 for the fiscal year ended September 30, 2024. The increase was driven primarily by the expansion of our managed cloud services customer base and higher usage under our usage-based service arrangements.

Cost of Revenue and Gross Profit. Cost of revenue increased by $3,995,023, or approximately 111%, to $7,584,406 for the fiscal year ended September 30, 2025 from $3,589,383 for the fiscal year ended September 30, 2024, consistent with the growth in revenue and the corresponding increase in third-party cloud infrastructure usage. Gross profit increased by $108,099 to $159,263 for the fiscal year ended September 30, 2025 from $51,164 for the fiscal year ended September 30, 2024, and gross margin increased to approximately 2.1% from approximately 1.4%, reflecting modest operating leverage as revenue scaled.

General and Administrative Expenses. General and administrative expenses increased by $52,043, or approximately 300%, to $69,395 for the fiscal year ended September 30, 2025 from $17,352 for the fiscal year ended September 30, 2024. General and administrative expenses remained modest in both periods, consistent with our pre-reorganization run-rate, and the increase reflected the growth of the business.

Other Income and Income Taxes. Interest income was $14,372 for the fiscal year ended September 30, 2025, compared to none for the fiscal year ended September 30, 2024, and related to interest earned on marketable securities. Income tax expense increased to $23,540 for the fiscal year ended September 30, 2025 from $7,901 for the fiscal year ended September 30, 2024, reflecting our higher pre-tax income; our effective tax rate was approximately 22.3% and 22.9% for the fiscal years ended September 30, 2025 and 2024, respectively.

Net Income. As a result of the foregoing, net income increased by $54,789, or approximately 211%, to $80,700 for the fiscal year ended September 30, 2025 from $25,911 for the fiscal year ended September 30, 2024.

LIQUIDITY AND CAPITAL RESOURCES

Our principal sources of liquidity are cash generated from operations, cash on hand, borrowings from related parties, and proceeds received in connection with the Business Combination-related financings. As of June 30, 2026, we had $1,701,376 of cash and cash equivalents, compared to $1,766,451 as of September 30, 2025. Our cash equivalents consisted of approximately $200,660 of short-term U.S. government treasury securities as of June 30, 2026. In addition to cash on hand, our primary cloud infrastructure vendor has extended an accounts payable credit line to the Company, which enables us to carry a significant accounts payable balance.

Working capital, defined as total current assets minus total current liabilities, was a deficit of $554,473 as of June 30, 2026, compared to a deficit of $601,897 as of March 31, 2026 and positive working capital of $149,916 as of September 30, 2025. The deficit relative to September 30, 2025 is primarily attributable to increases in current liabilities — principally the increase in accounts payable to $11,529,277 (consisting of accrued cost-of-revenue amounts owed to our infrastructure vendors, split between our cloud infrastructure vendors and our LLM and AI infrastructure vendors), the $935,380 due to related party, the $1,900,000 of short-term related party loans, and the $1,000,000 advance from PIPE investor — which together outpaced the increase in accounts receivable to $13,250,273. Subsequent to June 30, 2026, we collected approximately $5.3 million of the June 30, 2026 accounts receivable balance (approximately $2.8 million in July 2026 and the remainder in early August 2026), including the entire 31-to-60-day past-due cohort, which cleared in early August 2026.

Selected Liquidity Metrics:

	June 30, 2026	September 30, 2025
Cash and cash equivalents	$1,701,376	$1,766,451
Working capital (deficit)	$(554,473)	$149,916
Total assets	$15,208,712	$2,851,174
Total liabilities	$15,749,180	$2,701,258
Total shareholders’ equity (deficit)	$(540,468)	$149,916

Cash Flow Summary (Nine Months Ended June 30):

	2026	2025
Net cash provided by (used in) operating activities	$(2,949,283)	$143,085
Net cash used in investing activities	(15,792)	(1,000)
Net cash provided by financing activities	2,900,000	—
Net change in cash and cash equivalents	$(65,075)	$142,085

Cash Flows from Operating Activities

Net cash used in operating activities was $2,949,283 for the nine months ended June 30, 2026, compared to net cash provided of $143,085 in the prior-year period. The cash used was primarily driven by the increase in accounts receivable of approximately $12,193,719 (reflecting rapid revenue growth, including the ramp of the AI Inference Services, with usage-based billing and collection cycles extending beyond period-end), partially offset by increases in accounts payable of approximately $8,863,378 (concentrated in accrued cost-of-revenue amounts owed to our infrastructure vendors), accrued expenses and other payables of $349,164, and due to related party of $935,380, and further offset by an increase in prepaid expenses and other current assets of $243,058 and a decrease in due from related party of $28,169.

Cash Flows from Investing Activities

Net cash used in investing activities was $15,792 for the nine months ended June 30, 2026, compared to $1,000 in the prior-year period, representing capital expenditures for computer equipment, office equipment, and furniture.

Cash Flows from Financing Activities

Net cash provided by financing activities was $2,900,000 for the nine months ended June 30, 2026, compared to $0 in the prior-year period, representing $1,900,000 of proceeds from short-term loan agreements with related parties and the $1,000,000 advance from a PIPE investor. See Notes 8 and 15 to the unaudited condensed consolidated financial statements for further details.

Liquidity and Capital Resources — Fiscal Years Ended September 30, 2025 and 2024

During the fiscal years ended September 30, 2025 and 2024, our principal sources of liquidity were cash generated from operations and cash on hand. As of September 30, 2025, we had $1,766,451 of cash, compared to $433,516 of cash as of September 30, 2024. We had positive working capital of $149,916 as of September 30, 2025, compared to positive working capital of $69,215 as of September 30, 2024. The increase in working capital was primarily attributable to cash generated from operations, partially offset by an increase in accounts payable to $2,665,899 as of September 30, 2025 from $1,253,467 as of September 30, 2024, reflecting the growth in third-party cloud infrastructure usage, and an increase in accounts receivable, net, to $1,056,554 as of September 30, 2025 from $455,984 as of September 30, 2024.

Cash Flows from Operating Activities. Net cash provided by operating activities was $913,935 for the fiscal year ended September 30, 2025, compared to $488,889 for the fiscal year ended September 30, 2024. The increase was primarily attributable to higher net income and an increase in accounts payable of $1,412,432, partially offset by an increase in accounts receivable of $600,870, in each case reflecting the growth of the business.

Cash Flows from Investing Activities. Net cash provided by investing activities was $419,000 for the fiscal year ended September 30, 2025, resulting from the maturity of marketable securities, compared to net cash used in investing activities of $419,000 for the fiscal year ended September 30, 2024, resulting from the purchase of marketable securities.

Cash Flows from Financing Activities. We had no financing activities during the fiscal years ended September 30, 2025 and 2024.

As a result of the foregoing, cash increased by $1,332,935 during the fiscal year ended September 30, 2025 and by $69,889 during the fiscal year ended September 30, 2024.

Subsequent Financing and Conversions

Subsequent to June 30, 2026, the Company obtained additional financing and entered into agreements that, upon consummation of the Business Combination, would eliminate a substantial portion of its related-party debt. On July 1, 2026 and July 22, 2026, the Company borrowed an additional $250,000 each (an aggregate of $500,000) from GV Assets Holdings Limited under the $800,000 borrowing limit approved by the board on June 15, 2026, bearing interest at 2% per annum and maturing six months from disbursement. On July 30, 2026, the Company and its related-party lenders entered into Conversion and Mutual Release Agreements pursuant to which, immediately prior to or substantially concurrently with the closing of the Business Combination, (i) $1,380,000 of loan principal owed to GV Assets Holdings Limited (comprising loans made between January and July 2026, and excluding the $500,000 loan from Mr. Yi (Davy) Wang) would be converted into 138,000 Class A ordinary shares of the surviving public company at $10.00 per share, with all accrued interest waived, (ii) $930,000 of advanced transaction expenses paid by GV Assets Holdings Limited on the Company’s behalf would be satisfied through the issuance of 93,000 Class A ordinary shares (231,000 shares in the aggregate to GV Assets), and (iii) $520,000 of loans owed to Waterdrip Investment Ltd would be converted into 52,000 Class A ordinary shares. Each agreement terminates automatically if the Business Combination Agreement is terminated, in which case the loans would remain outstanding in accordance with their terms. In addition, on July 31, 2026, SPAC entered into securities purchase agreements with three PIPE investors providing for the issuance of an aggregate of 800,000 Class A ordinary shares of the surviving public company at $10.00 per share, for aggregate gross proceeds of $8,000,000, immediately prior to or substantially concurrently with the closing of the Business Combination. See Note 16 to the unaudited condensed consolidated financial statements.

In connection with the preparation of these financial statements, management evaluated whether there were conditions or events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements were issued. Management identified the following conditions: a working capital deficit of approximately $554,473 at June 30, 2026; a net loss of approximately $690,384 and net cash used in operating activities of approximately $2,949,283 for the nine months ended June 30, 2026; an accumulated deficit of approximately $540,468; $1,900,000 of short-term loans from related parties maturing within the evaluation period; the concentration of revenue and accounts receivable among a limited number of customers; and the uncertainty associated with the proposed Business Combination. These conditions, considered in the aggregate, initially raised substantial doubt about the Company’s ability to continue as a going concern.

Management has developed plans intended to mitigate these conditions, including a twelve-month cash flow forecast, the continued execution of existing customer contracts and collection of accounts receivable (of which approximately $5.3 million was collected subsequent to June 30, 2026, comprising approximately $2.8 million in July 2026 and the remainder in early August 2026), the continued management of operating expenses and the timing of vendor and related-party payments, and continued access to related-party and other working capital financing, corroborated by the $500,000 of additional related-party loans received in July 2026 and the conversion agreements described above, which evidence the related-party lenders’ continued support. In reaching its conclusion, management did not rely on the consummation of the Business Combination, the trust-account proceeds of which are treated as additional potential liquidity because consummation remains subject to conditions outside the Company’s control. Management also considered the Company’s return to profitability in the third quarter of fiscal 2026 and the narrowing of its working capital deficit to $(554,473), which reinforce the sufficiency of these plans. Based on the foregoing, management concluded that its plans, considered in the aggregate, are sufficient to alleviate the substantial doubt, and these unaudited condensed consolidated financial statements have been prepared on a going concern basis.

The Company’s principal cash requirements over the next twelve months are expected to consist of working capital to fund its operations, costs associated with the proposed Business Combination, the servicing or conversion of its short-term related-party loans, and the increased legal, accounting, insurance, and compliance costs of operating as a public company following the consummation of the Business Combination. The Company has depended, and expects to continue to depend, on financing from related parties — including its principal shareholders and its chief executive officer — to satisfy a portion of its working capital needs. The Company’s liquidity is also supported by an accounts payable credit line extended by its primary cloud infrastructure vendor, although the continued availability of such vendor credit is not assured.

RELATED PARTY TRANSACTIONS

During the nine months ended June 30, 2026, GV Assets Holdings Limited, a 21% shareholder of the Company, paid a total of approximately $928,522 of professional service fees on behalf of the Company, including accounting advisory, audit, legal, and capital markets advisory fees related to the proposed Business Combination, and provided $6,858 of cash to fund the opening of the Company’s bank accounts, which amounts are reflected as due to related party on the condensed consolidated balance sheet. In addition, the Company received $1,900,000 in short-term loans from related parties ($880,000 from GV Assets Holdings Limited, $520,000 from Waterdrip Investment Ltd, and $500,000 from Mr. Yi (Davy) Wang, the Company’s Chief Executive Officer). The Company also made two intercompany loans of $500,000 each from the Cayman Islands parent to Goodvision California, which have been eliminated in consolidation. As of September 30, 2025, the Company had outstanding advances to officers of $28,169, which were fully repaid in January 2026. See Notes 8, 15, and 16 for further details.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources.

CRITICAL ACCOUNTING ESTIMATES

Our significant accounting policies are described in Note 4 to the unaudited condensed consolidated financial statements. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. We believe the following estimates require significant judgment:

Revenue Recognition

We recognize revenue under ASC 606 across two service offerings: integrated managed cloud services and our AI Inference Services. Each customer contract in both offerings contains a single performance obligation — the integrated managed service — comprising the underlying compute or AI inference capacity bundled with management, monitoring, optimization, technical consultation, and enterprise support. We act as principal in both offerings and recognize revenue on a gross basis: we control the integrated service before transfer to the customer, are primarily responsible for fulfilling all service commitments, bear performance and availability risk, may substitute third-party providers without customer consent, set pricing independently, and bear credit risk. A different conclusion — particularly for the AI Inference Services, where third-party LLM providers supply the underlying inference inputs — would change the presentation of revenue and cost of revenue, but not gross profit or net loss. Revenue is recognized over time using the right-to-invoice practical expedient under ASC 606-10-55-18, measured each service month as actual metered usage multiplied by the contractual unit rate. Determining the correct service month for usage spanning a period-end requires judgment; management reviews usage data and unbilled amounts at each period-end, and reconciles recognized revenue to invoice-level detail by customer and service month.

Expected Credit Losses

Given the concentration of accounts receivable among a limited number of customers, we evaluate expected credit losses on an individual receivable basis rather than under a pooled model. We assess the creditworthiness and financial condition of each significant customer individually, and we monitor our outstanding receivable balances on an ongoing basis, including through review of account aging, payment activity, and customer-specific information. As of June 30, 2026, approximately 48% of the total receivable balance was past due, substantially all of which was attributable to the AI Inference Services offering. The past-due balance comprised approximately $4.0 million aged 1 to 30 days and approximately $2.4 million aged 31 to 60 days, with only a de minimis amount aged beyond 60 days. The $2.4 million 31-to-60-day cohort, which arose from the first billing cycle of the AI Inference Services, was collected in full in early August 2026. We concluded that no allowance for expected credit losses was required as of June 30, 2026 based on our individual assessment of each significant customer’s creditworthiness, the absence of historical credit losses, the subsequent collections received (considered as confirmatory evidence), and our determination that these amounts represent an unconditional right to payment that we expect to collect in full. We continue to monitor the collectability of these balances and will record an allowance if facts and circumstances indicate that all or a portion of these amounts may not be collectible.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets are evaluated for realizability, and a valuation allowance is recorded when it is more likely than not that the deferred tax asset will not be realized. The Company’s U.S. operating subsidiary generated a small year-to-date pre-tax profit for the nine months ended June 30, 2026 that absorbed the net operating loss it had generated earlier in the fiscal year; as a result, no net operating loss carryforward or related deferred tax asset remained as of June 30, 2026. The Company continues to maintain a full valuation allowance against any deferred tax assets, given its cumulative losses and the going-concern conditions described above. No tax benefit is recognized on losses of the Cayman Islands parent, which is not subject to income tax.

KNOWN TRENDS AND UNCERTAINTIES

The Company continues to experience significant operational changes, including the scaling of its AI Inference Services offering, customer and vendor concentration, reliance on vendor accounts payable credit arrangements and related-party financing, and the pending Business Combination. Our future results will depend on customer adoption and utilization of the AI Inference Services offering, our ability to maintain and replace third-party cloud, LLM, and AI infrastructure vendors on acceptable terms, our exposure to vendor pricing increases, the timing of collections on rapidly growing accounts receivable, and the consummation of the Business Combination. These conditions could have a material effect on our financial condition, results of operations, and liquidity.

INTERNAL CONTROL OVER FINANCIAL REPORTING

In connection with the audit of our financial statements as of and for the fiscal years ended September 30, 2025 and 2024, and the review of our unaudited condensed consolidated financial statements for the interim periods of fiscal 2026, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified are as follows: (1) Ineffective Control Environment and Governance — during the period under audit, the Company’s governance structure lacked independent oversight, and key monitoring activities were not supported by sufficient documentation or evidence of performance; (2) Lack of Segregation of Duties and Inadequate Financial Reporting Controls — the Company had limited personnel, resulting in insufficient segregation of duties across key accounting and financial reporting responsibilities, and the accounting system environment did not enforce appropriate controls over user access, journal entry preparation, review, and approval; and (3) Insufficient Qualified Accounting Resources — the Company lacks internal qualified personnel resources with the necessary levels of accounting expertise and knowledge of U.S. GAAP.

To remediate our material weaknesses, we have begun and will continue to: (1) hire additional qualified accounting staff with appropriate knowledge and experience in U.S. GAAP and SEC financial reporting requirements, while strengthening period-end financial reporting controls and procedures; (2) establish an ongoing program to provide adequate training for financial reporting and accounting personnel; (3) assign clear roles and responsibilities to accounting staff and the management team to establish segregation of duties and improve internal monitoring and oversight processes; and (4) implement appropriate controls over the accounting system environment, including user access controls, journal entry review and approval workflows, and audit trail generation. As of June 30, 2026, these material weaknesses had not been fully remediated, and our remediation efforts remain ongoing. However, we cannot assure that we will remediate our material weaknesses in a timely manner, or at all.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk in the ordinary course of our business, primarily as a result of fluctuations in interest rates. We do not have any material long-term debt obligations, and our exposure to interest rate risk is limited to interest earned on our cash and cash equivalents balances and interest expense on our short-term related party loans. Substantially all of our revenue is denominated in U.S. dollars, and our exposure to foreign currency risk is limited to nominal Hong Kong dollar balances held by the Cayman Islands parent. We are subject to credit risk with respect to our accounts receivable, which as of June 30, 2026 was concentrated among a limited number of customers. We evaluate the creditworthiness of our customers on an ongoing basis and have not experienced any material credit losses to date.

RECENT ACCOUNTING PRONOUNCEMENTS

See Note 4 to the unaudited condensed consolidated financial statements for a discussion of recently issued accounting standards. There have been no material changes to the assessment of recently issued accounting pronouncements described in the annual financial statements for the fiscal year ended September 30, 2025.

INFORMATION ABOUT SPAC

Calisa Acquisition Corp is a blank check company incorporated on March 11, 2024, as a Cayman Islands exempted company for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Formation

Our Sponsors are Alisa Group Limited and Calisa Holding LP, which are affiliated with members of our management team. On March 21, 2024, Calisa Holding LP acquired an aggregate of 1,725,000 SPAC Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited. Prior to the initial investment in our company of $25,000 by our Sponsors, we had no assets, tangible or intangible. In June 2025, we effected a 4-for-3 forward split of our outstanding shares resulting in there being an aggregate of 2,300,000 SPAC Founder Shares outstanding.

Initial Public Offering and Private Placement

On October 23, 2025, SPAC consummated the IPO of 6,000,000 Public Units. Each Public Unit consists of one Public Share and one Public Right, each Public Right entitling the holder thereof to receive 1/10 of one SPAC Ordinary Share upon the completion of the Company’s initial business combination. The Public Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $60,000,000.

Simultaneously with the consummation of the IPO, the Company consummated a private placement of 252,500 units, at a price of $10.00 per unit, generating total proceeds of $2,525,000. The Private Placement Units were purchased by the Sponsors and EBC. The Private Placement Units are identical to the Units sold in the IPO. The purchasers of the Private Placement Units have agreed not to transfer, assign or sell any of the Private Placement Units or underlying securities, subject to certain customary exceptions, until the completion of the Company’s initial business combination.

On October 27, 2025, the underwriters elected to terminate their over-allotment option and as a result an aggregate of 300,000 Founder Shares were forfeited by the Sponsors and cancelled.

The SPAC Units, SPAC Ordinary Shares and SPAC Rights are currently listed on Nasdaq under the symbols “ALISU,” “ALIS,” and “ALISR,” respectively

Offering Proceeds Held in Trust

Upon the closing of the IPO and the simultaneous private placement, $60,000,000 ($10.00 per Public Share) of the net proceeds from the sale of the Public Units in the IPO and Private Units in the simultaneous private placement were deposited into the trust account (which is located in the U.S.) with Continental, as trustee, and will be held as cash or cash demand deposits or invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the trust account as described below.

Except as described in the prospectus for the IPO and in the section of this proxy statement/prospectus titled “Calisa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” below, these proceeds will not be released until the earlier of the completion of an initial business combination and Calisa’s redemption of 100% of the outstanding Public Shares upon its failure to consummate a business combination within the required time period.

Fair Market Value of Target Business

The target business or businesses that SPAC acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination. As described elsewhere in this proxy statement/prospectus, the SPAC Board determined that this test was met in connection with the proposed Business Combination.

Shareholder Approval of Business Combination

Pursuant to SPAC’s Memorandum and Articles of Association, SPAC is seeking shareholder approval of the Business Combination at a meeting called for such purpose at which Public Shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the proposed Business Combination or are holders of record on the record date established for such vote, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Business Combination, Public Shareholders may seek to redeem their Public Shares in accordance with the procedures set forth in this proxy statement/prospectus.

Redemption of Public Shares and Liquidation if no Initial Business Combination

SPAC’s Memorandum and Articles of Association provide that we will have only until April 23, 2027 to complete our initial business combination. If we are unable to complete our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the SPAC Rights, which will expire worthless if we fail to complete our initial business combination within the required time period. SPAC’s Memorandum and Articles of Association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our Sponsors have waived their rights to liquidating distributions from the trust account with respect to any Founder Shares and Private Shares held by them if we fail to complete our initial business combination within the required time period. However, if they acquire Public Shares after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such Public Shares if we fail to complete our initial business combination within the allotted time period.

Our Sponsors, officers and directors have agreed that they will not propose any amendment to SPAC’s Memorandum and Articles of Association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within 18 months from the closing of the IPO, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, and not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares. However, we will only redeem our Public Shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of Public Shares such that we cannot satisfy the net tangible asset requirement (described above) we would not proceed with the amendment or the related redemption of our Public Shares.

We expect that all costs and expenses associated with implementing our plan of liquidation and dissolution, as well as payments to any creditors, will be funded from amounts remaining outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of liquidation and dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the IPO and the sale of the Private Placement Units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00 proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

Our Sponsors have agreed that they will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsors will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsors have sufficient funds to satisfy their indemnity obligations and believe that our Sponsors’ only assets are securities of our company. We have not asked our Sponsors to reserve for such indemnification obligations. Therefore, we believe it is unlikely that our Sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our officers or directors are required to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsors assert that they are unable to satisfy their indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsors to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsors to reserve for such indemnification obligations and we cannot assure you that our Sponsors would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our Public Shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying Public Shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our Public Shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our Public Shares if we do not complete our initial business combination within the required time period or (ii) if and to the extent that a holder of such Public Shares exercises its right to redeem such Public Shares in connection with a vote to approve (a) an extension of the period of time we have to consummate an initial business combination or (b) an initial business combination itself.

Facilities

Our executive offices are located at 205 W 37th Street, New York, New York 10018, and our telephone number is (203) 998-5540. Pursuant to an administrative services agreement, until the completion of our initial business combination or liquidation, we will pay a monthly fee of $10,000 to Calisa Holding LP for office space, secretarial and administrative services. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will likely spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Recent Sales of Unregistered Securities

On March 21, 2024, Calisa Holding LP, one of our sponsors, acquired an aggregate of 1,725,000 SPAC Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited, our other sponsor. Prior to the initial investment in our company of $25,000 by our sponsors, we had no assets, tangible or intangible. In June 2025, we effected a 4-for-3 forward split of our outstanding shares resulting in there being an aggregate of 2,300,000 SPAC Founder Shares outstanding. The issuance of the foregoing securities was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On October 23, 2025, SPAC consummated the Initial Public Offering of 6,000,000 Units. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-280565). The registration statement became effective on October 20, 2025.

Simultaneously with the consummation of the Initial Public Offering, SPAC consummated the private placement of 252,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,525,000. The Private Placement Units were purchased by the Sponsors and EBC. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Sponsors and Their Affiliates

The Sponsors are “SPAC sponsors” as such term is defined in the SEC’s rules governing special purpose acquisition companies, such as SPAC. The Sponsors and their affiliates are described in further detail below.

Experience and Responsibilities of the Sponsors

Calisa Holding is a Delaware limited partnership formed for the sole purpose of sponsoring SPAC. Prior to its involvement with SPAC, Calisa Holding did not have any operations. Taylor (Dahe) Zhang controls Calisa Holding. Mr. Zhang is a seasoned executive and sponsor of several SPACs as follows:

●	Mr. Zhang served as Chief Financial Officer and Executive Director of TenX Keane Acquisition, a blank check company formed for the purpose of consummating a business combination with a target business. In August 2024, TenX Keane consummated its business combination with Cituis Pharmaceuticals, Inc (Nasdaq: CTOR)’s subsidiary, Citius Oncology, Inc., a late-stage pharmaceutical company focused on developing and commercializing targeted oncology therapies, in August 2024. In January 2024, TenX Keane extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 2,287,923 shares sold in its initial public offering were redeemed. In connection with the consummation of the business combination, an additional 4,297,828 shares sold in TenX Keane’s initial public offering were redeemed.

●	Mr. Zhang served as manager of 2TM Holding LP, the sponsor of TMT Acquisition Corp., a Cayman Islands exempted company formed for the purpose of consummating a business combination with a target business in Asia. On December 1, 2023, TMT Acquisition Corp. entered into the Agreement and Plan of Merger (as amended and restated on February 29, 2024, and as the same may be further amended, restated or supplemented) with Elong Power Holding Limited, a Cayman Islands exempted company, and Elong Power Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Elong Power Holding Limited. In September 2024, TMT Acquisition extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 1,710,385 shares sold in its initial public offering were redeemed. On November 21, 2024, TMT Acquisition Corp. consummated its business combination. In connection with the consummation of the business combination, an additional 4,247,501 shares sold in TMT Acquisition’s initial public offering were redeemed.

●	Mr. Zhang serves as manager of AlphaTime Holding LP, the sponsor entity of AlphaTime Acquisition Corp., (“AlphaTime”) a Cayman Islands exempted company formed for the purpose of consummating a business combination with a target business in Asia. In December 2023, AlphaTime extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 2,160,774 shares sold in AlphaTime’s initial public offering were redeemed. On January 5, 2024, AlphaTime entered into the Agreement and Plan of Merger (as amended on August 19, 2024) with HCYC Holding Company, a Cayman Islands exempted company, ATMC Merger Sub 1 Limited, a Cayman Islands exempted company, ATMC Merger Sub 2 Limited, a Cayman Islands exempted company, and HCYC Merger Sub Limited, a Cayman Islands exempted company, and HCYC Group Company Limited, Cayman Islands exempted company. In December 2024, October 2025, December 2025, and March 2026, AlphaTime further extended the time it had to consummate an initial business combination and in connection with such extensions an aggregate of 3,403,976, 917,814, 69 and [6,432] shares sold in AlphaTime’s initial public offering, respectively, were redeemed. In December 2025, AlphaTime held the vote to consummate the business combination and in connection with such vote holders of an aggregate of 382,091 shares exercised redemption rights, subject to further redemption reversal requests (if any) received and approved by AlphaTime prior to the closing. As of the date of this proxy statement/prospectus, AlphaTime has not consummated its business combination.

●	Mr. Zhang serves as manager of AlphaVest Holding LP, the sponsor entity of AlphaVest Acquisition Corp, a Cayman Islands exempted company formed for the purpose of consummating a business combination. In December 2023, AlphaVest Acquisition Corp. extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 2,174,171 shares sold in AlphaVest’s initial public offering were redeemed. On August 16, 2024, AlphaVest Acquisition Corp entered into Business Combination Agreement (as amended on June 25, 2025) with AMC Corporation, a Washington corporation, and AV Merger Sub Inc, a Washington corporation. In December 2024, AlphaVest Acquisition Corp further extended the time it had to consummate an initial business combination and in connection with such extension an aggregate of 3,151,473 shares sold in AlphaVest’s initial public offering were redeemed. In September 2025, AlphaVest Acquisition Corp held two meetings, one to further extend the time it had to consummate an initial business combination and the other to approve the business combination with AMC Corp, and in connection with such meetings an aggregate of 848,354 shares sold in AlphaVest’s initial public offering were redeemed. AlphaVest Acquisition Corp consummated its business combination with AMC Corporation in December 2025.

●	Mr. Zhang serves as manager of Bowen Holding LP, the sponsor entity of Bowen Acquisition Corp, a Cayman Islands exempted company formed for the purpose of consummating a business combination. On January 18, 2024, Bowen Acquisition Corp entered into an Agreement and Plan of Reorganization with Bowen Merger Sub, a Cayman Islands exempted company, Shenzhen Qianzhi BioTechnology Co. Ltd., a company incorporated in the People’s Republic of China, and Qianzhi Group Holding (Cayman) Limited, a newly formed Cayman Islands company. As of the date of this proxy statement/prospectus, Bowen Acquisition Corp has not consummated its business combination. On January 10, 2025, Bowen Acquisition Corp. held an extraordinary general meeting to approve a proposal to extend the time it had to consummate its initial business combination to up to April 14, 2025. In connection with the meeting, an aggregate of 6,052,095 public shares were redeemed at a price of approximately $10.99 per share. On January 14, 2025, Bowen Acquisition Corp. held another extraordinary general meeting to approve the business combination with Qianzhi. At the meeting, all proposals were approved by shareholders. An aggregate of 137,936 public shares requested redemption in connection with such vote. However, as the business combination has not been consummated, none of such shares were redeemed. On April 14, 2025, Bowen Acquisition Corp. held another extraordinary general meeting to approve a proposal to extend the time it had to consummate its initial business combination to up to July 14, 2025. In connection with the meeting, an aggregate of 241,368 public shares were redeemed. On July 11, 2025 and December 12, 2025, Bowen Acquisition Corp. held extraordinary general meetings to approve proposals to extend the time it had to consummate its initial business combination to up to December 14, 2025 and June 14, 2026. In connection with the meetings, an aggregate of 16,602 public shares and 544,75 shares were redeemed. As of the date of this proxy statement/prospectus, Bowen Acquisition Corp. has not consummated its business combination.

●	Mr. Zhang serves as manager of Bayview Holding LP, the sponsor entity of Bayview Acquisition Corp., a Cayman Islands exempted company formed for the purpose of consummating a business combination. On June 7, 2024, Bayview Acquisition Corp entered into an Agreement and Plan of Merger by and among the Company, Oabay Holding Company, a Cayman Islands exempted company limited by shares, Oabay Inc., a Cayman Islands exempted company limited by shares, Bayview Merger Sub I Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo, Bayview Merger Sub 2, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo, Oabay Merger Sub Limited, a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of PubCo, BLAFC Limited, a business company limited by shares in the British Virgin Islands, Bayview Holding LP, a Delaware limited partnership, and Peace Investment Holdings Limited, a Delaware limited partnership. In September 2024, June 2025 and December 2025, Bayview Acquisition extended the time it had to consummate an initial business combination and in connection with such extensions an aggregate of 2,290,989 shares, 1,975,249 shares and 727,970 shares sold in Bayview’s initial public offering, respectively, were redeemed. As of the date of this proxy statement/prospectus, Bayview Acquisition Corp. has not consummated its business combination.

●	Mr. Zhang serves as chief financial officer of Cayson Acquisition Corp., a Cayman Islands exempted company formed for the purpose of consummating a business combination. On July 11, 2025, Cayson Acquisition Corp, entered into an Agreement and Plan of Merger by and among Cayson, Mango Financial Group Limited, North Water Investment Group Holdings Limited, the parent company of Mango Financial Limited, and Mango Temp Limited. As of the date of this proxy statement/prospectus, Cayson Acquisition Corp. has not yet consummated its initial business combination with Mango.

Alisa Group Limited is a British Virgin Islands company controlled by Na Gai. Ms. Gai also serves as director of Createcharm Holdings Limited, the sponsor entity of Bowen Acquisition Corp. Other than the foregoing relationships, Alisa Group Limited has had no involvement in any prior SPAC.

Letter Agreement with the Sponsors

Pursuant to a letter agreement with SPAC, each of the Sponsors has agreed to, among other things, vote in favor of the Business Combination and the other proposals to be presented at the Meeting and has waived its redemption rights in connection with the consummation of the Business Combination, in each case with respect to any SPAC Ordinary Shares held by it, subject to applicable securities laws. In addition, in connection with the IPO, the Sponsors agreed that if the trust account is liquidated, including in the event SPAC is unable to complete an initial business combination within the required time period, they will indemnify SPAC to ensure that the proceeds in the trust account are not reduced below $10.00 per Public Share, or such lesser per share amount as is in the trust account, by the claims of prospective target businesses with which SPAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to SPAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account.

Compensation of the Sponsors

The following table presents information regarding compensation of the Sponsors and their affiliates, including securities and promissory notes issued to the Sponsors, as required by the SEC’s rules governing special purpose acquisition companies:

	Post-Business Combination Surviving PubCo Ordinary Shares (#)	Other Compensation ($)
Calisa Holding LP	729,877	$60,000
Alisa Group Limited	1,481,872	$-

On March 21, 2024, Calisa Holding LP, one of our sponsors, acquired an aggregate of 1,725,000 SPAC Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 SPAC Founder Shares to Alisa Group Limited, our other sponsor. Prior to the initial investment in our company of $25,000 by our sponsors, we had no assets, tangible or intangible. In June 2025, we effected a 4-for-3 forward split of our outstanding shares resulting in there being an aggregate of 2,300,000 founder shares outstanding. On October 27, 2025, Calisa’s underwriters elected to terminate their over-allotment option and as a result an aggregate of 300,000 SPAC Founder Shares were forfeited.

In the private placement consummated simultaneously with the IPO, Alisa Group purchased 128,975 private units and Calisa Holding purchased 63,525 private units.

The Sponsors can earn a positive rate of return on their investment even if other SPAC shareholders experience a negative rate of return. Pursuant to the SEC’s rules, the Surviving PubCo Ordinary Shares to be held by the Sponsors following the Business Combination may be considered “compensation” awarded to or earned by the Sponsors.

In addition to the above, in connection with Calisa Holding’s sponsorship of SPAC:

●	Pursuant to an administrative services agreement between SPAC and Calisa Holding entered into in connection with the IPO, SPAC has agreed to pay Calisa Holding a monthly fee of $10,000 in exchange for Calisa Holding making available certain general and administrative services. The arrangement commenced upon the closing of the IPO and will continue until to the closing of an initial business combination. As of date of this filing, SPAC has paid $60,000 to Calisa Holding for these services.

Furthermore, if the Sponsors or their affiliates were to loan any amounts to SPAC and/or incur any fees or out-of-pocket expenses on SPAC’s behalf, the total sum of such loans, fees and out-of-pocket expenses would be repayable on or after the Closing or converted into securities of SPAC in connection with such Closing at the option of the lender. If any such amounts were loaned or incurred and SPAC failed to complete an initial business combination before its deadline pursuant to SPAC’s charter documents, as may be amended to extend such date, such amounts would be forfeited except to the extent there are any out of trust funds available to be used to repay such amounts. As of the date of the accompanying proxy statement/prospectus, there are no amounts outstanding under any loans payable to the Sponsors or their affiliates and no fees due or out-of-pocket expenses to be repaid by SPAC to the Sponsors or their affiliates.

Ownership and Management of the Sponsors

Calisa Management LLC is the general partner of Calisa Holding and Mr. Zhang is the manager of Calisa Management LLC. As of the date of this proxy statement/prospectus, each of the directors and officers of SPAC is a limited partner in Calisa Holding, having the following interests in its economic profits: Hongfei Zhang, SPAC’s CEO (12.1%); Lawrence Leighton, SPAC’s director (4.5%); and Wei Li, SPAC’s director (4.5%). The other persons with a direct interest in Calisa Holding and thereby an indirect interest in SPAC are: TenX Global Capital LP (63.8%), an affiliate of Mr. Zhang, ACE A&V Consulting Inc. (12.1%), and Fengfei Zhang (3.0%).

Restrictions on Sponsors’ Sale of SPAC Securities

The Sponsors have agreed to restrictions on its ability to transfer, assign, or sell the Founder Shares and Private Units, as summarized in the table below.

Source of Restriction	Term of the Restriction and Exceptions
Founder Shares

Letter Agreement, dated October 21, 2025, by and among Calisa, Sponsors and the Calisa officers and directors.

Subject to the limited exceptions described below, the Founder Shares were placed in escrow in connection with the closing of the IPO and may not be transferred until six months after the date of the consummation of an initial business combination by SPAC, such as the Business Combination with Goodvision, or earlier, if, subsequent to such an initial business combination, SPAC or it successor entity, such as Goodvision, consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of such entity’s shareholders having the right to exchange their shares for cash, securities or other property.

Transfers are permitted to (a) to SPAC’s officers or directors, any affiliates or family members of any of SPAC’s officers or directors, any members of SPAC’s Initial Shareholders, or any affiliate of SPAC’s Initial Shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the Cayman Islands or the organizational documents of our sponsors upon their dissolution; (f) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (g) in the event of the company’s liquidation prior to the completion of an initial business combination; (h) to SPAC for no value for cancellation in connection with the consummation of an initial business combination; or (i) in the event of the completion of a liquidation, merger, share exchange or other similar transaction which results in all of SPAC’s shareholders having the right to exchange their shares for cash, securities or other property subsequent to the completion of an initial business combination.

Securities Escrow Agreement, dated as of October 21, 2025, by and among SPAC, Sponsors and Continental Stock Transfer & Trust Company.

The term of the restriction is the same as above.

During the escrow period the only permitted transfers of the escrow shares will be (i) to SPAC’s officers or directors, any affiliates or family members of any of SPAC’s officers or directors, any members of SPAC’s Initial Shareholders, or any affiliate of SPAC’s Initial Shareholders; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the SPAC’s liquidation prior to the completion of a business combination; (vii) to SPAC for no value for cancellation in connection with the consummation of a business combination; or (viii) in the event of SPAC’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of SPAC’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to SPAC’s completion of a business combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement described above.

Private Units

Letter Agreement, dated October 21, 2025, by and among Sponsors and the SPAC officers and directors.

Subject to the limited exceptions described below, the Private Units may not be transferred until the consummation of an initial business combination by SPAC, such as the Business Combination with Goodvision.

By virtue of the memorandum and articles of association of the Sponsors upon dissolution of the sponsor, transfers are permitted to (a) to SPAC’s officers or directors, any affiliates or family members of any of SPAC’s officers or directors, any members of SPAC’s Initial Shareholders, or any affiliate of SPAC’s Initial Shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the company’s liquidation prior to the completion of an initial business combination; (g) to SPAC for no value for cancellation in connection with the consummation of an initial business combination; or (h) in the event of the completion of a liquidation, merger, share exchange or other similar transaction which results in all of SPAC’s shareholders having the right to exchange their shares for cash, securities or other property subsequent to the completion of an initial business combination.

Directors, Executive Officers and Corporate Governance

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office of the first class of directors, consisting of Wei Li, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Lawrence Leighton, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Na Gai and Jun Zhang, will expire at the third annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other offices as may be determined by the board of directors.

Other than as described above, the Sponsors and their affiliates and our promoters do not have any material roles or responsibilities in directing and managing SPAC’s activities.

Our officers and directors are as follows:

Name	Age	Position
Na Gai	38	Chairwoman of the Board of Directors
Hongfei Zhang	61	Chief Executive Officer
Jing Lu	60	Chief Financial Officer
Lawrence Leighton	90	Independent Director
Wei Li	46	Independent Director
Jun Zhang	61	Independent Director

Na Gai, our Chairwoman, has served as the executive president for Shenzhen Guoxing Capital Co., Ltd., an asset management and investment company based in China, since September 2015. She has also served as Chairwoman of Bowen Acquisition Corp since its inception in February 2023. Ms. Gai also served as a partner of Hunan Zhongsheng Hongcheng Investment Management Partnership (LP), a private equity investment company based in China, from February to May 2017. Ms. Gai received a bachelor degree of Business Administration from The Open University of China and an accounting diploma from Changsha University of Science & Technology. Ms. Gai is a Chinese citizen. We believe Ms. Gai is well-qualified to serve as a member of our board of directors due to her experience, contacts and relationships.

Hongfei Zhang, our Chief Executive Officer, has been the managing partner of Knightsbridge Investment Group, a private equity and venture capital firm investing in technology, biotech and consumer related business, and the managing partner and co-founder of HEY Capital, an investment company investing in CMBS, since 2012. He currently serves on the board of several technology companies and is the chairman for YoujiVest technology, an ESG data and analytics company. Mr. Zhang is Vice Chair of Tsinghua Entrepreneur and Executive Club. From 2002 to 2012, he served as Managing Director and Chief Risk Officer of Dexia Group, a Franco-Belgian financial institution. From 2001 to 2002, Mr. Zhang worked for Deutsche Bank as Vice President. Before 2001, he was a Director of Nationwide Insurance Enterprise. Prior to his financial industry career, Mr. Zhang was a Professor at Ball State University and University of Texas at Austin. He was also a research fellow at Argonne National Laboratory. He received his PhD in mathematics from Delft University of Technology, the Netherlands and a B.S. in applied mathematics from Tsinghua University, China. He is also a Chartered Financial Analyst (CFA) and has a PhD in mathematics.

Dr. Jing Lu, our Chief Financial Officer, has more than 20 years of experience in the financial service industry. Most recently, she served as Chief Financial Officer of Keyarch Acquisition Corporation, a Special Purpose Acquisition Company, from March 2021 until April 2024, when Keyarch successfully completed its initial business combination with ZOOZ Power Ltd. (NASDAQ and TASE: ZOOZ). She has also been Chief Financial Officer of Bowen Acquisition Corp since July 2023. From 2019 to 2021, Dr. Lu served as Chief Investment Officer for the New Hope Fertility Center (NHFC), sourcing and managing private equity investments, bank loans and government PPP loans. Dr. Lu also served as a Managing Director and then Chief Operating Officer of China Bridge Capital International Inc., a private equity/venture capital investment advisory company specializing in innovative technologies from 2017 to 2019. Prior to China Bridge Capital, Dr. Lu was President of ACE AV Consulting Inc. from 2005 to 2017. She was an Executive Director at CIBC World Markets in 2001 working on corporate securities. Between 1998 and 2001, she worked at the Federal Reserve Bank of New York as a bank regulator and supervisor, working on Basel Capital Accords as well as examining the banks’ implementation of the Basel Accords. Before moving to New York, Dr. Lu was a professor of economics at York University in Canada for four years, specializing her teaching and research in Macroeconomics, Institutional Economics, and Econometrics. Dr. Lu received a Ph.D. and M.A. in Economics from Western University in Canada, a Graduate Certificate in Economics from the People’s University in China, and a B.A in World Economy from Fudan University in China. Dr. Lu is a U.S. citizen and resident of the State of New York.

Lawrence Leighton, one of our independent directors, is a seasoned international investment banker with approximately 50 years of experience. He has worked with many major international companies throughout his career, including Pernod Ricard SA (ENXTPA: RI) and Verizon Communications Inc. (NYSE: VZ). Mr. Leighton has served as a Managing Director of Bentley Associates, a boutique investment bank, since 1997. In 1989, he became President and Chief Executive Officer of UI USA, the U.S. subsidiary of Union d’Ètudes et d’Investissements, the merchant banking arm of Credit Agricôle, the largest bank in France. From 1982 to 1989, Mr. Leighton served as a Managing Director of Chase Bank. Previously, he was a Limited Partner at Bear, Stearns & Co., focusing on international mergers and acquisitions. Starting in 1974, he was with Norton Simon as the Director of Strategic Planning/Mergers & Acquisitions. Before Norton Simon, Mr. Leighton was with Clark, Dodge & Co. where he became Co-Head of the Corporate Finance Department. He was formerly a member of the board of directors of Bon Natural Life Limited, a natural products and ingredients business. He has also been a member of the board of directors of Bowen Acquisition Corp since July 2023 and of Fitell Corporation, an online retailer of gym and fitness equipment, since August 2023. Mr. Leighton received a B.S.E. degree from Princeton University and an M.B.A. from Harvard Business School. Mr. Leighton is a U.S. Citizen. We believe Mr. Leighton is well-qualified to serve as a member of our board of directors due to his experience, contacts and relationships.

Wei Li, one of our independent directors, has five years of Wall Street experience at 1st-tier financial institutions including Barclays Capital and HSBC. Ms. Li is the co-founder and has served as CEO of Hyatt Capital Management, a private investment fund and financial service company dedicated in impact investing in the Asian pacific area, since 2018. She has also been a member of the board of directors of Bowen Acquisition Corp since July 2023. Previously, Ms. Li served as Managing Director and Head of Structured Finance at China Renaissance (HK.1911), a leading boutique investment bank in Hong Kong, Shanghai and Beijing (where she was based during her time there), from 2016 to 2018. She was Executive Director & Head of Private Credit Investment at CITIC Securities (SH.600030), an investment bank, from 2011 to 2016. Ms. Li received a M. Phil degree in Land Economy from the University of Cambridge and is a Ph.D candidate from University of Rochester. Ms. Li is a CFA charter-holder. We believe Ms. Li is well-qualified to serve as a member of our board of directors due to her experience, contacts and relationships.

Jun Zhang, one of our independent directors, has served as Senior Partner and Associate Director at Mazars (Shenzhen Branch) since 2000. Mr. Zhang also founded Shenzhen Zhonghuan Certified Public Accountants Co., Ltd, an accounting firm, in 2009 and has served as Chairman since its founding. He has also been a member of the board of directors of Bowen Acquisition Corp since July 2023. From 1994 to 2000, he served as Partner and Associate Director at Shenzhen Wenwu Accounting Firm. From 1989 to 1994, he was the Senior Manager at Shenzhen Shekou Zhonghua Accounting Firm. He served as Project Manager at Wuhan Accounting Firm of Wuhan Finance Bureau from 1986 to 1989. Mr. Zhang received a Master’s degree in Management from Zhongnan University of Economics and Law and Bachelor’s degree in Financial Accounting from Jianghan University. He is a CPA in China. Mr. Zhang is a Chinese citizen. We believe Mr. Zhang is well-qualified to serve as a member of our board of directors due to his experience, contacts and relationships.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent, subject to certain phase-in provisions. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Lawrence Leighton, Wei Li and Jun Zhang are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors has received any cash compensation for services rendered to us. Other than as described elsewhere in this prospectus, no compensation of any kind, including finder’s and consulting fees, will be paid to our initial shareholders or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. In addition, our officers, directors, and any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our initial shareholders or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Following a business combination, to the extent we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Lawrence Leighton, Wei Li and Jun Zhang serve as members of our audit committee, with Jun Zhang serving as the Chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors will determine that Jun Zhang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Lawrence Leighton, Wei Li and Jun Zhang serve as members of our compensation committee, with Lawrence Leighton serving as the chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under Nasdaq listing standards applicable to members of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination although we may consider cash or other compensation to officers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not expect to have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of our Code of Ethics and our audit and compensation committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Insider Trading Policy

We have an insider trading policy governing the purchase, sale, and other dispositions of our securities that applies to our directors, officers, employees, and consultants. The policy generally prohibits the purchase, sale or trade of our securities with the knowledge of material nonpublic information. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to our company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF SPAC

Unless the context otherwise requires, all references in this section to the “Company,” “Calisa,” “we,” “us,” or “our” refer to Calisa Acquisition Corp.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains “forward-looking statements” that reflect our future plans, estimates, beliefs and expected performance. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors. We caution that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Please see “Cautionary Note Regarding Forward-Looking Statements” as well as “Risk Factors.”

We are a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The issuance of additional ordinary shares in a business combination:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our units, ordinary shares, and/or rights.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the financial statements included elsewhere in this proxy statement/prospectus, as of June 30, 2026, we had a working capital of $202,177. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception through June 30, 2026 were organizational activities, those necessary to prepare for the IPO described below and identifying a target company for our initial Business Combination. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We expect to generate non-operating income in the form of interest income on investments held after the IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.

For the three months ended June 30, 2026, we had net income of $372,357, consisting of $539,588 of interest earned on cash and investments held in the Trust Account and $2,132 of bank interest income, partially offset by $169,363 of formation and operating costs.

For the six months ended June 30, 2026, we had net income of $319,070, consisting of $1,070,938 of interest earned on cash and investments held in the Trust Account and $5,512 of bank interest income, partially offset by $757,380 of formation and operating costs.

For year ended December 31, 2025, we had a net income of $245,454, which consists of a loss of $190,582 derived from formation and operating costs offset by interest earned on cash and investments held in Trust Account of $429,224 and bank interest income of $6,812.

Liquidity, Capital Resources and Going Concern

On October 23, 2025, we consummated the IPO of 6,000,000 Units, at $10.00 per Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of our IPO, we consummated the sale of 252,500 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsors and EarlyBirdCapital, Inc., generating total gross proceeds of $2,525,000.

Following the closing of the IPO, an amount of $60,000,000 from the net proceeds of the sale of the Units in the IPO and the Private Placement was placed in a trust account. The funds held in the Trust Account may be invested in U.S. government securities with a maturity of 185 days or less. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account, to complete our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $600,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Related Party Transactions

Please refer to Financial Statements Note 5 – Related Party Transactions.

Other Contractual Obligations

Registration Rights

The holders of the SPAC Founder Shares, EBC Founder Shares, Private Placement Units will be entitled to registration rights pursuant to a registration rights agreement dated October 23, 2025 requiring the Company to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

We granted the underwriters a 45-day option from the date of IPO to purchase up to 900,000 additional Units to cover over-allotments, at the IPO price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate (or $1,380,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the IPO.

On October 27, 2025, the underwriters elected to terminate their over-allotment option.

Business Combination Marketing Agreement

We have engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5%, consisting of (i) 1.5% payable in cash and (ii) 2.0% payable, at the Company’s option, in a convertible note with customary terms that is convertible into ordinary shares six months after consummation, of the gross proceeds of the IPO. In addition, the Company will pay EBC a fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination and the amount will be payable in cash and is due at the closing date of the initial Business Combination.

Accounting Service Agreement

The Company has engaged Ascendant Global Advisors Inc., an affiliate of Calisa Holding LP, to assist in preparing quarterly and annual financial statements commencing following the consummation of the Proposed Public Offering. The Company has agreed to pay for these services at a fixed quarterly rate of $5,250 each quarter. This agreement was terminated in November 2025, and the Company no longer incurs fees under this arrangement.

Administration Fee

Calisa Holding LP charges the Company an allocable share of its overhead, up to $10,000 per month payable until the close of the Business Combination, to compensate it for the Company’s use of its office, utilities and personnel.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies or estimates and all the significant accounting policies are described in the Note 2 of the financial statements.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

MANAGEMENT OF SURVIVING PUBCO FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors of Surviving PubCo After the Business Combination

The following table sets forth information regarding our executive officers and directors following consummation of the Business Combination. Unless otherwise stated, the business address for our directors and executive officers will be that of our principal executive offices at 3301 Innovation Wy, Apt 1022, Fremont, CA 94538.

Directors and Executive Officers	Age	Position
Yushan Zheng	40	Chairman of the Board of Directors
Yi Wang	46	Chief Executive Officer and Director
Yue Wu	38	Chief Financial Officer
Chong “Max” Li	41	Independent Director Nominee*
Brian Hartzband	41	Independent Director Nominee*
Lawrence Leighton	92	Independent Director Nominee*

*	Has accepted the appointment as our independent director, effective upon the closing of the Business Combination.

Mr. Yushan Zheng has served as a director of Goodvision AI Inc., the Cayman Islands holding company, since its inception in October 2025 and will serve as the Chairman of the board of directors of the Surviving PubCo upon consummation of the Business Combination. Mr. Zheng has over a decade of experience in technology, engineering, and business operations. Since January 2019, he has served as Chief Executive Officer of Shanghai Duocai Shuidi Investment Management Ltd., where he has been responsible for overseeing investment strategy, corporate development, and overall business operations. In addition, since June 2018, Mr. Zheng has served as General Manager of Shanghai Langqie Information and Technology Ltd., where he leads the company’s strategic direction and day-to-day management. Prior to his business leadership roles, Mr. Zheng worked as a Research Engineer at Hisilicon Co., Ltd. from May 2015 to May 2018, where he was engaged in advanced research and development in semiconductor and microelectronics technologies. Mr. Zheng holds a Ph.D. in Electrical Engineering from Polytechnique Montréal (University of Montreal), where his research focused on CMOS and MEMS-based lab-on-chip technologies for biomedical applications. He also holds a Master of Engineering in Signal Processing and a Bachelor of Engineering in Electronics from Shandong University. Mr. Zheng has authored multiple peer-reviewed publications in leading IEEE journals and conferences in the fields of biomedical circuits and microsystems.

Mr. Yi Wang is the founder and Chief Executive Officer of Goodvision Inc., the operating entity founded in 2019, and has served as Chief Executive Officer and a director of Goodvision AI Inc., the Cayman Islands holding company, since its inception in October 2025. Mr. Wang will serve as Chief Executive Officer of the Surviving PubCo upon consummation of the Business Combination. Mr. Wang has more than 25 years of experience in cloud computing, enterprise technology infrastructure, distributed systems architecture and artificial intelligence. As founder and chief executive of Goodvision, Mr. Wang has led the company’s strategic direction, business development and operational execution, including the development and commercialization of its AI and cloud services as well as AI infrastructure capabilities. Prior to founding Goodvision, Mr. Wang held senior leadership positions at several global technology companies. He served as an Associate Partner at IBM, where he advised enterprise clients on technology strategy, large-scale infrastructure transformation and cloud-related initiatives. He also served as a Senior Director at Amazon Web Services, where he led regional cloud services and computing deployment initiatives and worked with customers and partners on cloud adoption, solution architecture and business expansion. In addition, Mr. Wang served as a Senior Expert at Intel, where he contributed to computing and infrastructure-related initiatives supporting hyperscaler business. Across these roles, Mr. Wang developed extensive experience in scaling technology platforms, leading cross-functional teams, supporting enterprise digital transformation and executing complex infrastructure programs in high-growth markets. Mr. Wang is the author of two books on cloud computing and serverless architecture and has been a frequent speaker on cloud computing and distributed systems. He holds a bachelor’s degree in computer science and subsequently obtained an M.B.A. from the University of Wales.

Ms. Yue Wu will serve as the Chief Financial Officer of the Surviving PubCo upon consummation of the Business Combination. Ms. Wu has extensive experience in cross-border investment, digital assets, and mergers and acquisitions, with a focus on blockchain, Web3 technologies, and energy sectors. Since 2022, Ms. Wu has served as a General Partner of Pacific Waterdrip Digital Asset Fund and a Venture Capital Partner at Waterdrip Investment in Hong Kong, where she is responsible for full-cycle fund operations, including project sourcing, due diligence, investment execution, and post-investment management. In this capacity, she has contributed to investment strategy development within Hong Kong’s regulated digital asset ecosystem and has established relationships with institutional partners and industry participants. From 2016 to 2020, Ms. Wu served as a Venture Partner at Roark Fund, a global blockchain-focused investment and incubation platform with a particular emphasis on the Korean market. During her tenure, she led the incubation of more than ten cross-border blockchain projects and participated in investments in over 40 blockchain-related projects across multiple industry segments. Earlier in her career, Ms. Wu worked as an Oil and Gas Mergers and Acquisitions Specialist at LB Capital in London from 2011 to 2015, where she supported transaction execution, conducted financial and quantitative analysis, and contributed to transaction structuring. Ms. Wu holds a Master of Science in Applied Mathematics from Imperial College London. She is currently pursuing a Ph.D. in Architecture and Civil Engineering at City University of Hong Kong, with research focused on artificial intelligence and sustainable cities.

Dr. Chong “Max” Li will serve as an independent director of the Surviving PubCo upon consummation of the Business Combination. Dr. Li is an artificial intelligence, machine learning, and distributed computing expert with more than 15 years of research, technology development, and executive leadership experience. Since May 2021, Dr. Li has served as the Founder and Chief Executive Officer of Oortech Inc. (OORT), an artificial intelligence and decentralized cloud infrastructure company, where he has led the development of AI systems, decentralized data networks, and high-performance computing solutions. Under his leadership, OORT expanded its global infrastructure across multiple countries and built a network supporting hundreds of thousands of contributors worldwide. Dr. Li has been a member of the faculty of Columbia University since 2016 and currently serves as Adjunct Full Professor in the Department of Electrical Engineering, where he teaches graduate-level courses in artificial intelligence and related technologies and supervises doctoral and postdoctoral research. Prior to joining Columbia University, Dr. Li served as a Senior Researcher and Staff Researcher at Qualcomm Incorporated from 2013 to 2018, where he contributed to artificial intelligence and communications technologies deployed in billions of mobile devices and millions of automotive systems worldwide. Dr. Li is an inventor on more than 200 patents and has authored numerous publications in the fields of artificial intelligence, communications, and distributed computing systems. He received a Ph.D. in Electrical Engineering from Yale University and a Ph.D. in Electrical Engineering, with a minor in Mathematics, from Iowa State University.

Mr. Brian Hartzband will serve as an independent director of the Surviving PubCo upon consummation of the Business Combination. Mr. Hartzband is a business development executive with large corporate and start-up experience. He co-founded Handcrafted 4 Home in June 2017, which is a home decor brand, specializing in handcrafted home storage products. Under his leadership, Mr. Hartzband grew the company to one of the top sellers by volume of home organization products on Wayfair.com and expanded to other large retail outlets, such as Walmart and Home Depot. Prior to founding Handcrafted 4 Home, Brian spent over 10 years in Wall Street and worked in finance for some of the largest financial institutions of the world. From January 2014 to June 2016, Mr. Hartzband worked as a Financial Advisor at Merrill Lynch, primarily responsible for managing public company executives’ stock plans and personal wealth investment strategies. From February 2008 to January 2014, Mr. Hartzband worked as a Senior Investment Associate at UBS Financial Services, where his team’s assets grew to over $125 million by developing relationships with C-Suite executives of major public companies along with international clients in China. From 2007 to March 2008 Mr. Hartzband started out at Bear Stearns (acquired by J.P. Morgan as a Marketing Assistant, primarily responsible for building and growing relationships with ultra-high net worth individuals, C-Suite executives at public companies. Mr. Hartzband holds a B.S. in Finance from Suffolk University. Mr. Hartzband was selected to serve on our board due to his extensive experience in finance.

Mr. Lawrence Leighton is one of the independent directors of Calisa Acquisition Corp. and will serve as an independent director of the Surviving PubCo upon consummation of the Business Combination. Mr. Leighton is a seasoned international investment banker with approximately 50 years of experience. He has worked with many major international companies throughout his career, including Pernod Ricard SA (ENXTPA: RI) and Verizon Communications Inc. (NYSE: VZ). Mr. Leighton has served as a Managing Director of Bentley Associates, a boutique investment bank, since 1997. In 1989, he became President and Chief Executive Officer of UI USA, the U.S. subsidiary of Union d’Ètudes et d’Investissements, the merchant banking arm of Credit Agricôle, the largest bank in France. From 1982 to 1989, Mr. Leighton served as a Managing Director of Chase Bank. Previously, he was a Limited Partner at Bear, Stearns & Co., focusing on international mergers and acquisitions. Starting in 1974, he was with Norton Simon as the Director of Strategic Planning/Mergers & Acquisitions. Before Norton Simon, Mr. Leighton was with Clark, Dodge & Co. where he became Co-Head of the Corporate Finance Department. He was formerly a member of the board of directors of Bon Natural Life Limited, a natural products and ingredients business. He has also been a member of the board of directors of Bowen Acquisition Corp since July 2023 and of Fitell Corporation, an online retailer of gym and fitness equipment, since August 2023. Mr. Leighton received a B.S.E. degree from Princeton University and an M.B.A. from Harvard Business School. Mr. Leighton is a U.S. Citizen. We believe Mr. Leighton is well-qualified to serve as a member of our board of directors due to his experience, contacts and relationships.

Composition of the Board of Directors

The Company’s business affairs will be managed under the direction of the Surviving PubCo Board. Subject to the terms of the Surviving PubCo Organizational Documents, the number of directors will be fixed by the Surviving PubCo Board. The Surviving PubCo Board will initially consist of five members, each of which will hold office until his or her term expires at the next annual meeting of shareholders or until his or her death, resignation, or removal.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Surviving PubCo Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Surviving PubCo Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Family Relationships

Upon consummation of the Business Combination, we do not anticipate that there will be any family relationships between any of Surviving PubCo’s executive officers and directors or director nominees.

Director Independence

The Surviving PubCo Board will initially consist of five members, three of whom are expected to qualify as independent within the meaning of the independent director guidelines of Nasdaq.

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq. As a controlled company, Surviving PubCo will be largely exempt from the foregoing requirements. Nonetheless, the Surviving PubCo Board will initially be comprised of a majority of independent directors and its committees will satisfy the foregoing requirements.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Surviving PubCo Board has undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, it is anticipated that each of Messrs. Chong “Max” Li, Brian Hartzband, and Lawrence Leighton will be considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Committees of the Surviving PubCo Board

Upon consummation of the Business Combination, Surviving PubCo Board will have an audit committee, compensation committee and a nominating and governance committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Surviving PubCo Board are described below. Members will serve on these committees until their resignation or until as otherwise determined by the Surviving PubCo Board.

Audit Committee

Surviving PubCo’s audit committee will be responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing Surviving PubCo’s independent registered public accounting firm;
●	discussing with Surviving PubCo’s independent registered public accounting firm their independence from management;
●	reviewing, with Surviving PubCo’s independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by Surviving PubCo’s independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and Surviving PubCo’s independent registered public accounting firm the quarterly and annual financial statements that Surviving PubCo files with the SEC;
●	overseeing Surviving PubCo’s financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing Surviving PubCo’s policies on risk assessment and risk management;
●	reviewing related person transactions; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the completion of the Business Combination, Surviving PubCo’s audit committee will consist of Messrs. Chong “Max” Li, Brian Hartzband, and Lawrence Leighton, with Mr. Hartzband serving as Chair of the Audit Committee. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All expected members of Surviving PubCo’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, the parties also believe that Mr. Hartzband will qualify as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and as “financially sophisticated,” as that term is defined under Nasdaq rules. The written charter for the audit committee will be available on Surviving PubCo’s corporate website at https://goodvision.ai upon the completion of the Business Combination. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Compensation Committee

Surviving PubCo’s compensation committee will be responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of Surviving PubCo’s Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;
●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Surviving PubCo Board regarding the compensation of Surviving PubCo’s other executive officers;
●	reviewing and approving or making recommendations to the Surviving PubCo Board regarding Surviving PubCo’s incentive compensation and equity-based plans, policies and programs;
●	reviewing and approving all employment agreement and severance arrangements for Surviving PubCo’s executive officers;
●	making recommendations to the Surviving PubCo Board regarding the compensation of Surviving PubCo’s directors; and
●	retaining and overseeing any compensation consultants.

Upon the completion of the Business Combination, Surviving PubCo’s compensation committee will consist of Messrs. Chong “Max” Li, Brian Hartzband, and Lawrence Leighton, with Dr. Li serving as Chair of the Compensation Committee. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The new written charter for the compensation committee will be available on Surviving PubCo’s corporate website at https://goodvision.ai upon the completion of the Business Combination. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Nominating and Governance Committee

Surviving PubCo’s nominating and corporate governance committee will be responsible for, among other things:

●	identifying individuals qualified to become members of the Surviving PubCo Board, consistent with criteria approved by the Surviving PubCo Board;
●	overseeing succession planning for Surviving PubCo’s Chief Executive Officer and other executive officers;
●	periodically reviewing the Surviving PubCo Board’s leadership structure and recommending any proposed changes to the Surviving PubCo Board;
●	overseeing an annual evaluation of the effectiveness of the Surviving PubCo Board and its committees; and
●	developing and recommending to the Surviving PubCo Board a set of corporate governance guidelines.

Upon completion of the Business Combination, Surviving PubCo’s nominating and corporate governance committee will consist of Messrs. Chong “Max” Li, Brian Hartzband, and Lawrence Leighton, with Mr. Leighton serving as Chair of the Nominating and Corporate Governance Committee. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules. The new written charter for the nominating and corporate governance committee will be available on Surviving PubCo’s corporate website at https://goodvision.ai upon the completion of the Business Combination. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Code of Ethics

Surviving PubCo will have a new code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on Surviving PubCo’s corporate website at https://goodvision.ai upon the completion of the Business Combination. Surviving PubCo intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Form 8-K. The information on any of Surviving PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Risk Oversight

The Surviving PubCo Board will have extensive involvement in the oversight of risk management related to Surviving PubCo and its business and will accomplish this oversight through the regular reporting to the Surviving PubCo Board by the audit committee. The audit committee will represent the Surviving PubCo Board by periodically reviewing Surviving PubCo’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the Surviving PubCo Board all areas of risk and the appropriate mitigating factors. In addition, the Surviving PubCo Board will receive periodic detailed operating performance reviews from management.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation of SPAC

None of SPAC executive officers or directors have received any cash compensation for services rendered to SPAC. Since the date of SPAC’s IPO until the earlier of consummation of an initial business combination and SPAC’s liquidation, SPAC will reimburse Calisa Holding LP for office space, secretarial and administrative services provided to SPAC via a monthly fee of up to $10,000 per month. In addition, the Sponsors, the SPAC executive officers, advisors, directors or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The audit committee of SPAC reviews on a quarterly basis all payments that were made by SPAC to the Sponsors, the SPAC executive officers, advisors, directors or their affiliates. Any such payments prior to SPAC’s initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, SPAC does not expect to have any additional controls in place governing reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred in connection with activities on SPAC’s behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by SPAC to its Sponsors, executive officers and directors, or their respective affiliates, prior to completion of an initial business combination.

Executive Officer Compensation of Goodvision

This section discusses the material components of the executive compensation program for Goodvision’s Chief Executive Officer, whom we refer to as our “named executive officer.” For the fiscal years ended September 30, 2024 and 2025, and the three months ended December 31, 2025, our named executive officer was Mr. Yi Wang, our Chief Executive Officer.

Mr. Wang serves as Chief Executive Officer of Goodvision Inc., the operating entity, and has served as Chief Executive Officer and a director of Goodvision AI Inc., the Cayman Islands holding company since its inception in October 2025. For the fiscal years ended September 30, 2024 and 2025, Mr. Wang did not receive any salary, bonus, equity compensation or other form of compensation from either Goodvision Inc. or Goodvision AI Inc., primarily due to the early stage of Goodvision’s operations and its focus on conserving financial resources. For the three months ended December 31, 2025, Mr. Wang received aggregate compensation of $70,000. Goodvision has not maintained any cash-based annual bonus plan for the fiscal years ended September 30, 2024 and 2025, and for the three months ended December 31, 2025, and no bonus compensation was paid or accrued. Goodvision has not granted any equity-based incentives to the named executive officer for the fiscal years ended September 30, 2024 and 2025, and for the three months ended December 31, 2025.

Goodvision does not maintain a pension plan or any nonqualified deferred compensation plan for its employees or the named executive officer. Since inception and for the fiscal years ended September 30, 2024 and 2025, and for the three months ended December 31, 2025, the named executive officer has not participated in any retirement or deferred compensation arrangements and has not received any related benefits. In addition, Goodvision has not provided any health, welfare or other employee benefits to the named executive officer since inception.

Director Compensation of Goodvision

Goodvision AI Inc., the Cayman Islands holding company, was incorporated in October 2025 and has not paid any compensation to its directors since inception. No cash fees, equity awards or other forms of compensation have been paid or accrued for service as a director as of the date of this proxy statement/prospectus.

Surviving PubCo Executive Officer Compensation Following the Business Combination

Employment of CEO

Mr. Wang will enter into an employment agreement with Surviving PubCo in connection with the Closing, pursuant to which Mr. Wang will be employed as Surviving PubCo’s Chief Executive Officer. As compensation, Mr. Wang will receive a base salary of $[●]. In addition, Mr. Wang will be eligible to receive a bonus as determined by the Surviving PubCo’s Board, to participate in the 2026 Equity Incentive Plan, to participate in all employee benefit plans, programs and policies as are generally available to employees of Surviving PubCo, and to be reimbursed for all reasonable travel and other business-related expenses. The employment agreement will contain customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Overview of Anticipated Executive Compensation Program

Following the Closing of the Business Combination, decisions with respect to the compensation of Surviving PubCo’s executive officers, including its named executive officers, will be made by the compensation committee of the Surviving PubCo Board. Surviving PubCo anticipates that compensation for its executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits and severance protections. Base salaries, employee benefits and severance protections will be designed to attract and retain senior management talent. Surviving PubCo will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of its executive officers with the long-term interests of its shareholders and enhances executive retention.

2026 Equity Incentive Plan

In connection with the Business Combination, the 2026 Equity Incentive Plan will be submitted to SPAC’s shareholders for approval at the Extraordinary General Meeting. If the 2026 Equity Incentive Plan is approved by the shareholders of SPAC, Surviving PubCo will be authorized to grant equity awards to eligible officers, directors, employees and consultants following consummation of the Business Combination. The purpose of the 2026 Equity Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Surviving PubCo by offering them an opportunity to participate in Surviving PubCo’s future performance through the grant of equity awards.

If shareholders of SPAC approve the 2026 Equity Incentive Plan, it will become effective on the consummation of the Business Combination. The material terms of the 2026 Equity Incentive Plan are described in “Proposal 5: The Equity Incentive Plan Proposal - Material Terms of the 2026 Equity Incentive Plan” in the proxy statement/prospectus.

Surviving PubCo Non-Employee Director Compensation Policy Following the Business Combination

After the completion of the Business Combination, Surviving PubCo intends to implement a compensation policy for its non-employee directors. Such policy is expected to include an annual cash retainer for all directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

DESCRIPTION OF SURVIVING PUBCO SECURITIES

The following summary sets forth the material terms of Surviving PubCo’s securities following the completion of the Business Combination. This summary is not intended to be a complete summary of the rights and preferences of such securities. The full text of Surviving PubCo Articles are attached as Annex B, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of the Companies Act and the Surviving PubCo Articles in their entirety for a complete description of the rights and preferences of Surviving PubCo’s securities following the Business Combination.

Surviving PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by its memorandum and articles of association, as amended and restated from time to time, and the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

Surviving PubCo Ordinary Shares

According to the Surviving PubCo Articles, the authorized share capital of PubCo is US$20,200 divided into 269,333,332 ordinary shares of par value of US$0.000075 each, comprising (a) 266,666,666 class A ordinary shares of par value of US$0.000075 each and (b) 2,666,666 class B ordinary shares of par value of US$0.000075 each. The following includes a summary of the terms of PubCo Ordinary Shares, based on the Surviving PubCo Articles and Cayman Islands law.

Objects of Surviving PubCo. Under Surviving PubCo Articles, the objects of Surviving PubCo are unrestricted, and Surviving PubCo have the full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands and are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

Ordinary Shares. Surviving PubCo’s shares are issued in registered form and are issued when registered in our register of members. Surviving PubCo may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. Surviving PubCo Articles provide that subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of Surviving PubCo lawfully available therefor. In addition, subject to any rights and restrictions for the time being attached to any shares, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, Surviving PubCo may pay a dividend out of profit and/or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in Surviving PubCo being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. A shareholder may participate in a general meeting in person or by proxy. At any general meeting a resolution put to the vote of the meeting shall be decided by poll. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders, unless otherwise required under the Surviving PubCo Articles or the Companies Act. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of Surviving PubCo, and each Class B Ordinary Share shall entitle the holder thereof to forty (40) votes on all matters subject to vote at general meetings of Surviving PubCo.

An ordinary resolution means a resolution: (a) passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of Surviving PubCo held in accordance with Surviving PubCo Articles (in computing the majority regard shall be had to the number of votes to which each shareholder is entitled by our memorandum and articles of association); or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Surviving PubCo in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

A special resolution means a special resolution of Surviving PubCo passed in accordance with the Companies Act, being a resolution: (a) passed by not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Surviving PubCo of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Surviving PubCo in one or more instruments each signed by one or more of the shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Under Cayman Islands law, certain matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, Surviving PubCo are not obliged by the Companies Act to call shareholders’ annual general meetings.

Surviving PubCo Articles provide that Surviving PubCo may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting and shall specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. The chairman or a majority of the directors (acting by a resolution of the board) may call general meetings. General meetings shall also be convened on the written requisition of one or more of the shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Surviving PubCo, specifying the objects of the meeting and signed by each of the shareholders making the requisition and deposited at the registered office. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, those shareholders who requested the meeting or any of them representing more than one-half of the total voting rights of all of them may convene the general meeting themselves, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

At least ten (10) clear days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify, among other things, the place, the day and the hour of the meeting and the general nature of the business. In addition, if a resolution is proposed as a special resolution, the notice specifying the intention to propose the resolution as a special resolution must be duly given. Notice of every general meeting shall be given to (a) all shareholders holding shares with the right to receive notice and who have supplied to the Surviving PubCo an address for the giving of notices to them; and (b) every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

Subject to Surviving PubCo Articles, a general meeting of the Surviving PubCo shall, whether or not the notice has been given and whether or not the provisions of Surviving PubCo Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by holders of two-thirds of the shareholders having a right to attend and vote at the meeting present or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved. The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Transfer of Ordinary Shares. Subject to any applicable requirements set forth in Surviving PubCo Articles and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in any other form approved by our board of directors, executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in the register of members in respect of the relevant shares.

Surviving PubCo’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Surviving PubCo have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with Surviving PubCo, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to Surviving PubCo in respect thereof.

If Surviving PubCo’s directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the applicable rules of the Nasdaq, be suspended and our register of members closed at such times and for such periods as our board of directors may in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than thirty calendar days in any calendar year.

Liquidation. If Surviving PubCo shall be wound up the liquidator may, with the sanction of a special resolution of Surviving PubCo and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of Surviving PubCo (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to Surviving PubCo at the time or times so specified the amount called on such shares.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the Companies Act and Surviving PubCo Articles, Surviving PubCo may by action of our directors: (a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder, in such manner and upon such terms as may be determined, before the issue of such shares, by our directors; (b) purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the directors, or are otherwise authorized by our memorandum and articles of association; and (c) make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital. Under the Companies Act, the redemption or repurchase of any share may be paid out of Surviving PubCo’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if Surviving PubCo can, immediately following the date on which the payment out of capital is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding. In addition, our directors may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of Surviving PubCo is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by Surviving PubCo.

Issuance of Additional Shares. Surviving PubCo Articles authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than the memorandum and articles of association and any special resolutions passed by our shareholders, and the register of mortgages and charges of Surviving PubCo). Under Cayman Islands law, the names of current directors of Surviving PubCo can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Under Surviving PubCo Articles, our directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any of our account or book or document except as conferred by law or authorized by the directors, provided that the shareholders shall receive the annual audited financial statements of Surviving PubCo.

Anti-Takeover Provisions. Some provisions of Surviving PubCo Articles may discourage, delay or prevent a change of control of Surviving PubCo or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of Surviving PubCo.

Exempted Company. Surviving PubCo is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The transfer agent of Surviving PubCo will be Continental Stock Transfer & Trust Company and its contact information is:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Listing of Class A Ordinary Shares

Surviving PubCo intends to apply for the listing of Class A Ordinary Share the Surviving PubCo on Nasdaq following the completion of the Business Combination under the symbol “GVAI.”

SECURITIES ELIGIBLE FOR FUTURE SALE

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock of Surviving PubCo for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Surviving PubCo at the time of, or at any time during the three months preceding, a sale and (ii) Surviving PubCo is subject to the Exchange Act periodic requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Surviving PubCo was required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock of Surviving PubCo for at least six months but who are affiliates of Surviving PubCo at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of restricted Surviving PubCo Ordinary Share then outstanding; or
●	the average weekly reported trading volume of Surviving PubCo Ordinary Share during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Surviving PubCo under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Surviving PubCo.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our pre-closing shareholders will be able to sell their common stock, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination. We anticipate that following the consummation of the Business Combination, Surviving PubCo will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

As of the date of this proxy statement/prospectus, there are [●] SPAC Ordinary Shares issued and outstanding (each of which will be converted into Surviving PubCo Ordinary Shares in connection with the closing of the Business Combination, as described elsewhere in this proxy statement/prospectus). The [●] SPAC Public Shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. The [●] SPAC Ordinary Shares owned collectively by the Sponsors and EBC are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement/prospectus, there are a total of 6,000,000 SPAC Public Rights underlying the SPAC Units, and 252,500 SPAC Private Rights underlying the SPAC Private Placement Units (each SPAC Right of which will be converted into one-tenth of one Surviving PubCo Ordinary Share in connection with the closing of the Business Combination).

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of SPAC Securities

The following table sets forth information regarding the beneficial ownership of SPAC Ordinary Shares as of the date of this proxy statement/prospectus by:

●	each person known by SPAC to be the beneficial owner of 5% or more of SPAC Ordinary Shares;
●	each of SPAC’s current officers and directors; and
●	all of SPAC’s current officers and directors, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares (of the applicable type) beneficially owned by them.

The percentage of beneficial ownership of SPAC in the table below is calculated based on 8,427,500 SPAC Ordinary Shares issued and outstanding as of the date of this prospectus.

SPAC Ordinary Shares

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Ownership
Na Gai	1,468,975	17.4%
Hongfei Zhang	-	-
Jing Lu	-	-
Lawrence Leighton	-	-
Wei Li	-	-
Jun Zhang	-	-
All executive officers and directors as a group (six individuals)

5% of Greater Shareholders
Alisa Group Limited(2)	1,468,975	17.4%
Calisa Holding LP(3)	723,525	8.6%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Calisa Acquisition Corp, 205 W. 37th Street New York, NY 10018.

(2)	Alisa Group Limited is the record holder of the SPAC Founder Shares and upon closing of this offering will also be the record holder of the private shares reported herein. Na Gai is the sole director and shareholder of Alisa Group Limited. Accordingly, she is deemed to be the beneficial owner of such shares.

(3)	Calisa Holding LP is the record holder of the SPAC Founder Shares and upon closing of this offering will also be the record holder of the private shares reported herein. Calisa Management LLC is the managing member of Calisa Holding LP and Dahe Zhang is the manager of Calisa Management LLC. Accordingly, Dahe Zhang is deemed to be the beneficial owner of such shares.

Beneficial Ownership of Surviving PubCo Ordinary Shares

The following table sets forth information regarding the expected beneficial ownership of Surviving PubCo Ordinary Shares immediately following the consummation of the Business Combination by:

●	each person known by Surviving PubCo who will be the beneficial owner of more than 5% of the outstanding Surviving PubCo Ordinary Shares immediately following the consummation of the Business Combination;
●	each person who will become an executive officer or a director of Surviving PubCo upon consummation of the Business Combination; and
●	all of the executive officers and directors of Surviving PubCo as a group upon consummation of the Business Combination.

Except as otherwise noted herein, the number and percentage of Surviving PubCo Ordinary Shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Surviving PubCo Ordinary Share as to which the holder has sole or shared voting power or investment power and also any Surviving PubCo Ordinary Share which the holder has the right to acquire within 60 days of through the exercise of any option, warrant or any other right. The percentage of beneficial ownership of Surviving PubCo set forth in the table below is calculated based on 27,152,749 SPAC Ordinary Shares, assuming no redemptions, and 21,974,749 SPAC Ordinary Shares, assuming maximum redemptions, in each case without giving effect to any Financing and without giving effect to the issuance of any earnout shares or shares under any equity incentive plan. The expected beneficial ownership percentages set forth in the table below have been determined based on the following:

	Post-Business Combination (Assuming No Redemption)				Post-Business Combination (Assuming Maximum Redemption)
Directors And Executive Officers (1)	Class A Ordinary Share Number	Class B Ordinary Share Number	Ownership Percentage (%)	Voting Power Percentage (%)	Class A Ordinary Share Number	Class B Ordinary Share Number	Ownership Percentage (%)	Voting Power Percentage (%)†
Yushan Zheng	4,500,000	—	15.94%	5.19%	4,500,000	—	20.24%	5.57%
Yi Wang	6,651,000	1,500,000	28.87%	76.84%	6,651,000	1,500,000	36.66%	82.55%
Yue Wu	—	—	—	—	—	—	—	—
Chong “Max” Li	—	—	—	—	—	—	—	—
Brian Hartzband	—	—	—	—	—	—	—	—
Lawrence Leighton	—	—	—	—	—	—	—	—
Directors (including the director nominees) and Executive Officers as a group	11,151,000	1,500,000	44.81%	82.03%	11,151,000	1,500,000	56.90%	88.12%
Principal Shareholders (5% or more)
Dual Vector Foil Ltd(2)	4,500,000	—	15.94%	5.19%	4,500,000	—	20.24%	5.57%
Bestvision AI Limited (3)	4,140,000	—	14.66%	4.77%	4,140,000	—	18.62%	5.13%
GV Assets Holdings Limited(4)	2,511,000	1,500,000	14.21%	72.07%	2,511,000	1,500,000	18.04%	77.43%
P&F Investment Holdings Limited(5)	3,105,000	—	11.00%	3.58%	3,105,000	—	13.96%	3.85%
Alisa Group Limited(6)	1,468,975	—	5.20%	1.69%	1,468,975	—	6.61%	1.82%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Goodvision AI Inc., 3301 Innovation Wy, Apt 1022 Fremont, CA 94538.

(2)	Dual Vector Foil Ltd, a British Virgin Islands company, with its registered address at Asia Leading Chambers, Road Town VG1110, Tortola, British Virgin Islands, will be the record holder of 4,500,000 Class A Ordinary Shares upon consummation of the Business Combination. Mr. Yushan Zheng is the director and controlling shareholder of Dual Vector Foil Ltd and, as such, may be deemed to beneficially own such shares.

(3)	Bestvision AI Limited, a British Virgin Islands company, with its registered address at Asia Leading Chambers, Road Town VG1110, Tortola, British Virgin Islands, will be the record holder of 4,140,000 Class A Ordinary Shares upon consummation of the Business Combination. Mr. Yi Wang is the director and controlling shareholder of Bestvision AI Limited and, as such, may be deemed to beneficially own such shares.

(4)	GV Assets Holdings Limited, a British Virgin Islands company, with its registered address at Asia Leading Chambers, Road Town VG1110, Tortola, British Virgin Islands, will be the record holder of 2,511,000 Class A Ordinary Shares (including the 231,000 additional Surviving PubCo Ordinary Shares to be issued to GV Assets Holdings Limited in respect of approximately $2.31 million pursuant to the debt conversion transaction entered into on July 30, 2026) and 1,500,000 Class B Ordinary Shares upon consummation of the Business Combination. Mr. Yi Wang is the director and controlling shareholder of GV Assets Holdings Limited and, as such, may be deemed to beneficially own such shares.

(5)	P&F Investment Holdings Limited, a British Virgin Islands company, with its registered address at Asia Leading Chambers, Road Town VG1110, Tortola, British Virgin Islands, will be the record holder of 3,105,000 Class A Ordinary Shares upon consummation of the Business Combination. Ms. Weihao Zhou is the director and controlling shareholder of P&F Investment Holdings Limited and, as such, may be deemed to beneficially own such shares.

(6)	Alisa Group Limited, a British Virgin Islands company, with its business address at c/o Calisa Acquisition Corp, 205 W. 37th Street New York, NY 10018, will be the record holder of 1,468,975 Class A Ordinary Shares upon consummation of the Business Combination.

CERTAIN RELATIONSHIPS AND RELATED PARTIES TRANSACTIONS

SPAC Related Party Transactions

Founder Shares and EBC Founder Shares

Calisa Holding LP, one of the Sponsors, acquired an aggregate of 1,725,000 Founder Shares for an aggregate purchase price of $25,000. Thereafter, it transferred an aggregate of 1,155,750 Founder Shares to Alisa Group Limited, the other sponsor. In June 2025, SPAC effected a 4-for-3 forward split of the issued and outstanding Ordinary Shares resulting in there being an aggregate of 2,300,000 Founder Shares issued and outstanding. Up to 300,000 of the Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full. Upon closing of the IPO, EBC informed the Company that they did not intend to exercise the over-allotment and provided an over-allotment termination letter on October 27, 2025 and as a result, 300,000 Founder Shares were cancelled.

Promissory Note — Related Party

On May 22, 2024, the Sponsors issued an unsecured promissory note to SPAC, pursuant to which SPAC was able to borrow up to an aggregate principal amount of $300,000. The promissory note was non-interest bearing and payable on the earlier of (i) December 31, 2025, or (ii) the consummation of the IPO. No amounts were drawn under the promissory note and it was cancelled at the time of the IPO.

Due to Related Party

The Sponsors paid certain formation, operating or deferred offering costs on behalf of SPAC. These amounts were due on demand and non-interest bearing.

As of December 31, 2025 and December 31, 2024, the amount due to the related party was $0 and $90,350, respectively.

Initial Accounting Service Fee

SPAC engaged Ascendant Global Advisors Inc., an affiliate of Calisa Holding LP, to assist in including the preparation of financial statements and other accounting consulting services.

During the period from March 11, 2024 (inception) through December 31, 2025, a fee of $20,000 out of $20,000 of deferred offering costs have been incurred for these services under “accrued expenses – related party”.

Administrative Services Agreement

Calisa Holding LP has agreed that, until the earlier of our consummation of an initial business combination or the liquidation of the Trust Account, it will make available to SPAC certain general and administrative services, including office space, utilities and administrative support, as SPAC may require from time to time. SPAC has agreed to pay $10,000 per month for these services.

Registration Rights Agreement

SPAC entered into a registration rights agreement with respect to the Founder Shares and other securities pursuant to which the named holders were granted certain registration rights with respect to their securities.

Related Party Policy

SPAC’s Code of Ethics, which was adopted upon consummation of its IPO, requires SPAC to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our Ordinary Shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

SPAC also requires each director and executive officer to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

SPAC’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, SPAC requires each director and executive officer to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Goodvision Related Party Transactions

As of September 30, 2025, Goodvision had amounts due from related parties of $28,169, representing unsecured, non-interest-bearing advances to its Chief Executive Officer and Chief Operating Officer, who are also shareholders of Goodvision. These advances were repaid in full in January 2026. As of June 30, 2026, amounts due from related parties were $0.

As of June 30, 2026, Goodvision had amounts due to GV Assets Holdings Limited (“GV Assets”), an entity controlled by Mr. Yi (Davy) Wang, Goodvision’s Chief Executive Officer, and a shareholder of Goodvision holding 21% of its ordinary shares, of $935,380, compared to $0 as of September 30, 2025. This balance comprises (i) $928,522 of professional service fees paid by GV Assets on behalf of Goodvision in connection with the reorganization, the Business Combination, and the SEC registration process, including accounting advisory, audit, legal, and capital markets advisory fees, and (ii) $6,858 of cash provided by GV Assets to fund the opening of Goodvision’s bank accounts. These amounts are unsecured, non-interest-bearing, and have no fixed repayment terms. On July 30, 2026, GV Assets entered into a conversion and mutual release agreement pursuant to which the $928,522 of advanced transaction expenses would be satisfied through the issuance of equity of the Surviving PubCo upon consummation of the Business Combination, as described below.

During the three months ended March 31, 2026, Goodvision entered into short-term loan agreements with related parties for an aggregate principal amount of $740,000. On January 15, 2026, Goodvision entered into an interest-free, unsecured loan agreement with GV Assets Holdings Limited in the principal amount of $120,000, due December 31, 2026. On March 12, 2026, Goodvision entered into a loan agreement with GV Assets Holdings Limited in the principal amount of $500,000, bearing simple interest at 2% per annum and maturing six months from disbursement. On March 28, 2026, Goodvision entered into a loan agreement with Waterdrip Investment Ltd in the principal amount of $120,000, bearing simple interest at 2% per annum and maturing six months from disbursement. Waterdrip Investment Ltd is considered a related party because Mr. Yushan Zheng, the Chairman of the Company’s board of directors and a shareholder of the Company, is the founder of Waterdrip Investment, and Ms. Yue Wu, a director of the Company and the expected Chief Financial Officer of the Surviving PubCo upon consummation of the Business Combination, serves as a Venture Capital Partner at Waterdrip Investment. As of March 31, 2026, $620,000 of these short-term loans was owed to GV Assets Holdings Limited and $120,000 was owed to Waterdrip Investment Ltd.

On April 6, 2026, the Company’s operating subsidiary, Goodvision Inc., entered into a working capital loan agreement with GV Assets Holdings Limited (the “Lender”), a shareholder of the Company, pursuant to which the Lender agreed to provide a short-term loan in the principal amount of $150,000. The loan bears interest at 2% per annum, calculated on a simple interest basis, accruing from the date of disbursement, and matures six months from the date of disbursement. The loan may be prepaid in whole or in part at any time without penalty and is to be used for working capital purposes. This loan is in addition to the $740,000 of short-term related party loans outstanding as of March 31, 2026 described above. In addition, on June 1, 2026, the Company entered into a working capital loan agreement with Waterdrip Investment Ltd, a related party, in the principal amount of $400,000. This loan bears interest at 2% per annum, calculated on a simple interest basis using a 365-day year and accruing from the date of disbursement, and matures six months from the date of disbursement. On June 4, 2026, the Company entered into an interest-free working capital loan agreement with Mr. Yi (Davy) Wang, the Company’s Chief Executive Officer and a director and shareholder, in the principal amount of $500,000, maturing six months from the date of disbursement. The proceeds of these loans are to be used for working capital purposes.

Subsequent to June 30, 2026, on July 1, 2026 and July 22, 2026, Goodvision entered into two additional loan agreements with GV Assets under the $800,000 borrowing limit approved on June 15, 2026, in principal amounts of $250,000 each, bearing simple interest at 2% per annum and maturing six months from disbursement. The proceeds were received in July 2026.

On July 30, 2026, Goodvision, Goodvision California, GV Assets, and Calisa Acquisition Corp entered into a Conversion and Mutual Release Agreement pursuant to which, immediately prior to or substantially concurrently with the closing of the Business Combination: (i) $1,380,000 of outstanding loan principal owed to GV Assets, comprising loans made between January and July 2026 (of which $880,000 is reflected on the condensed consolidated balance sheet as of June 30, 2026 and $500,000 was borrowed in July 2026), will be converted into 138,000 Class A ordinary shares of the Surviving PubCo at $10.00 per share, with all accrued interest, fees, and costs irrevocably waived; and (ii) $930,000 of advanced transaction expenses paid or advanced by GV Assets on behalf of Goodvision (of which $928,522 is reflected as due to related party as of June 30, 2026) will be satisfied through the issuance of 93,000 Class A ordinary shares at a deemed purchase price of $10.00 per share (231,000 shares in the aggregate). Also on July 30, 2026, Goodvision, Waterdrip, and Calisa Acquisition Corp entered into a Conversion and Mutual Release Agreement pursuant to which $520,000 of outstanding loan principal owed to Waterdrip will be converted into 52,000 Class A ordinary shares of the Surviving PubCo at $10.00 per share on the same basis. Each agreement terminates automatically if the Business Combination Agreement is terminated, in which case the loans would remain outstanding in accordance with their terms.

appraisal or dissenters’ rights

SPAC Public Shareholders do not have appraisal or dissenters’ rights in connection with the Business Combination under the Cayman Islands Companies.

cOMPARISON OF SHAREHOLDER RIGHTS

Calisa Acquisition Corp. (“Calisa”) is incorporated under the laws of the Cayman Islands, and Goodvision AI Inc. (“Goodvision”) is also incorporated under the laws of the Cayman Islands. If the Business Combination is completed, holders of Goodvision securities and Calisa securities will become holders of securities of Goodvision AI Holding Limited (“Surviving PubCo”), and their rights will thereafter be governed by the Companies Act (Revised) of the Cayman Islands Surviving PubCo’s second amended and restated memorandum and articles of association, in the form attached to the accompanying proxy statement/prospectus as Annex B, to be adopted pursuant to Proposal No. 4 in connection with the consummation of the Business Combination, which, if approved, will take effect from the Effective Time, and other applicable laws and regulations.

The following table compares the material differences between the rights of holders of Calisa securities and Goodvision securities prior to the Business Combination and the rights of holders of Surviving PubCo securities following the consummation of the Business Combination under, in the case of Calisa, Calisa’s amended and restated memorandum and articles of association, in the case of Goodvision, Goodvision’s memorandum and articles of association, and, in the case of Surviving PubCo, Surviving PubCo’s second amended and restated memorandum and articles of association to become effective upon the closing of the Business Combination.

While Calisa and Goodvision believe that the summary table below covers the material differences between the rights of their respective security holders prior to the Business Combination and the rights of holders of Surviving PubCo securities following the Business Combination, the summary may not contain all of the information that is important to you. The following summary is not intended to be a complete discussion of the respective rights of Calisa security holders, Goodvision security holders, and holders of Surviving PubCo securities, and is qualified in its entirety by reference to the Companies Act (Revised) of the Cayman Islands and the memorandum and articles of association of Calisa, Goodvision, and Surviving PubCo referred to herein. You should carefully read this proxy statement/prospectus and the other documents referred to herein for a more complete understanding of the differences between being a holder of Calisa securities or Goodvision securities prior to the Business Combination and being a holder of Surviving PubCo securities following the Business Combination. Copies of the memorandum and articles of association of Calisa, Goodvision, and the proposed second amended and restated memorandum and articles of association of Surviving PubCo, in the form attached to this proxy statement/prospectus as Annex B, form part of the registration statement of which this proxy statement/prospectus forms a part.

Right	Calisa Acquisition Corp.	Goodvision AI Inc.	Goodvision AI Holding Limited

	(Pre-Business Combination)	(Pre-Business Combination)	(Post-Business Combination)

Corporate Structure	Calisa is a Cayman Islands exempted blank check company formed for the purpose of effecting a business combination. Its governing documents contain SPAC-specific provisions relating to trust account protections, redemption rights and business combination requirements.	Goodvision is a Cayman Islands exempted operating company with unrestricted corporate objects and no SPAC-related provisions.	Surviving PubCo will be a Cayman Islands exempted company operating as a public company following the Business Combination and will no longer be subject to SPAC-specific restrictions applicable to Calisa.
Authorized Share Capital	Calisa is authorized to issue Ordinary Shares and Preferred Shares, each with a par value of US$0.000075, and the board may determine rights of preferred shares without further shareholder approval.	The authorized share capital of Goodvision is US$50,000 divided into 10,000 ordinary shares of par value of US$5.00 each.	Surviving PubCo’s authorized share capital will be US$20,200 divided into 269,333,332 ordinary shares of par value of US$0.000075 each, comprising (a) 266,666,666 Class A Ordinary Shares of par value US$0.000075 each and (b) 2,666,666 Class B Ordinary Shares of par value US$0.000075 each.
Dual-Class Share Structure	Calisa has a dual-class share structure consisting of ordinary shares and preferred shares.	Goodvision does not have a dual-class share structure.	Surviving PubCo will adopt a dual-class share structure consisting of Surviving PubCo Class A Ordinary Shares and Surviving PubCo Class B Ordinary Shares. The Surviving PubCo Class B Ordinary Shares will have enhanced voting rights relative to the Surviving PubCo Class A Ordinary Shares.
Voting Rights	Each share entitles the holder to one vote on matters presented to shareholders, unless any share carries special voting rights.	Each share generally entitles the holder to one vote on matters presented to members.	Each Surviving PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of Surviving PubCo, and each Surviving PubCo Class B Ordinary Share shall entitle the holder thereof to forty (40) votes on all matters subject to vote at general meetings of Surviving PubCo.
Redemption Rights	Public shareholders have the right to redeem their Public Shares for a pro rata portion of the funds held in the trust account in connection with the Business Combination.	Goodvision shareholders do not have redemption rights.	Following the consummation of the Business Combination, holders of Surviving PubCo securities will no longer have SPAC-style redemption rights.
Business Combination Restrictions	Calisa’s articles of association require that any Business Combination involve target businesses having an aggregate fair market value equal to at least 80% of the assets held in trust assets.	No similar restrictions apply.	Surviving PubCo will not be subject to SPAC-related business combination restrictions following the consummation of the Business Combination.
Trust Account Protections	Funds from Calisa’s IPO are held in a segregated trust account for the benefit of public shareholders until completion of a business combination or liquidation.	No trust account structure.	Following the consummation of the Business Combination, Surviving PubCo will not maintain a SPAC trust account.
Shareholder Approval Thresholds	Ordinary resolutions require approval by a simple majority of votes cast by, or on behalf of, the shareholders entitled to vote thereon, and special resolutions require approval by not less than two-thirds of votes cast by, or on behalf of, the shareholders entitled to vote thereon.

Ordinary resolution of Goodvision means a resolution of a duly constituted general meeting of Goodvision passed by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote and also includes a unanimous written resolution.

Special resolution of Goodvision has the meaning given to that term in the Cayman Companies Act and also includes a unanimous written resolution.

Ordinary resolution of Surviving PubCo means a resolution (a) (a) passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Surviving PubCo held in accordance with its articles of association (in computing the majority regard shall be had to the number of votes to which each shareholder is entitled by its articles of association); or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the of Surviving PubCo in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

Special resolution of Surviving PubCo means a special resolution of the Surviving PubCo passed in accordance with the Cayman Companies Act, being a resolution (a) passed by not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Surviving PubCo of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Surviving PubCo in one or more instruments each signed by one or more of the shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Director Appointment and Removal	Directors may be appointed and removed in accordance with Calisa’s Articles.	A director of Goodvision may be appointed by ordinary resolution or by the directors. A director of Goodvision may be removed by ordinary resolution.

The Surviving PubCo may by ordinary resolution appoint any person to be a director. The board of Surviving PubCo may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board.

A director of Surviving PubCo may be removed from office by an ordinary resolution, notwithstanding anything in the articles of association of Surviving PubCo or in any agreement between the Surviving PubCo and such director (but without prejudice to any claim for damages under such agreement).

Winding Up / Liquidation	If Calisa does not complete a Business Combination within the required time period, it must redeem public shares and liquidate.	No mandatory liquidation provisions tied to a business combination deadline.	Surviving PubCo will not be subject to mandatory liquidation requirements tied to completion of a business combination.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

● the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

● Cayman Islands companies may not have standing to sue before the federal courts of the United States. Surviving PubCo Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in the United States, and a substantial amount of our assets are located in the United States. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Our management and board of directors are comprised of the following nationality and residence distribution:

Officer & Director	Position	Nationality	Residence
Yi Wang	Chief Executive Officer	U.S.	U.S.
Yue Wu	Chief Financial Officer	U.K.	U.K.
Yushan Zheng	Chairman of the Board	PRC	PRC
Chong “Max” Li	Independent Director	U.S.	U.S.
Brian Hartzband	Independent Director	U.S.	U.S.
Lawrence Leighton	Independent Director	U.S.	U.S.

As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Surviving PubCo have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against Surviving PubCo (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against Surviving PubCo, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals

The Surviving PubCo Articles provide that the chairman or a majority of the directors (acting by a resolution of the Surviving Pubco Board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Surviving PubCo. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Surviving PubCo. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days. At least ten (10) clear days’ notice shall be given for any general meeting.

Under Rule 14a-8 of the Exchange Act, the Proposals to be included in the proxy statement and proxy card for the [2026] Annual Meeting pursuant to Rule 14a-8 must be received at our principal office on or before , which Surviving PubCo has determined to be a reasonable time before it expects to prepare and finalize materials for the [2026] Annual Meeting, and must comply with Rule 14a-8.

Shareholder Director Nominees

The Surviving PubCo Articles provide that the Surviving PubCo may by ordinary resolution appoint any person to be a director of the Surviving PubCo. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Surviving PubCo and the director, if any; but no such term shall be implied in the absence of express provision. Any director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the Surviving PubCo Board.

To nominate a director, the shareholder must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including Rule 14a-19.

SHAREHOLDER COMMUNICATIONS

SPAC Shareholders and interested parties may communicate with the SPAC Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of 205 W. 37th Street, New York, New York 10018. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

Following the Closing, the shareholders of Surviving PubCo may communicate with the Surviving PubCo Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of [●]. Each communication will be forwarded, depending on the subject matter, to the Surviving PubCo Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The legality of the Surviving PubCo Ordinary Shares offered in the Business Combination by this proxy statement/prospectus will be passed upon for Surviving PubCo by Ogier. Certain Cayman Islands legal matters will be advised upon for Goodvision by Harney Westwood & Riegels.

EXPERTS

The financial statements of Goodvision Inc. as of September 30, 2025 and 2024, and for each of the two years in the period ended September 30, 2025, included in this proxy statement/prospectus, have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Calisa Acquisition Corp as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and for the period from March 11, 2024 (inception) through December 31, 2024 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, SPAC and service providers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of SPAC’s proxy statement. Upon written or oral request, SPAC will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of such document was delivered and who wishes to receive separate copies of such document. Shareholders receiving multiple copies of such document may likewise request that SPAC delivers single copies of such document in the future. Shareholders may notify SPAC of their requests by writing or calling SPAC at its principal executive offices at 205 W. 37th Street, New York, New York 10018. Following the Business Combination, such requests should be made by writing to [●] or calling [●].

TRANSFER AGENT AND REGISTRAR

The transfer agent for Surviving PubCo Ordinary Shares will be Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

SPAC has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

SPAC files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) as required by the Exchange Act. You may access information on SPAC at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:

Calisa Acquisition Corp

205 W. 37th Street

New York, NY 10018

(203) 998-5540

To obtain timely delivery of the documents, you must request them no later than five Business Days before the date of the extraordinary general meeting, or no later than [●].

All information contained in this proxy statement/prospectus relating to Goodvision has been supplied by Goodvision, and all such information relating to SPAC has been supplied by SPAC. Information provided by one another does not constitute any representation, estimate or projection of the other.

INDEX TO FINANCIAL STATEMENTS

CALISA ACQUISITION CORP

GOODVISION INC

GOODVISION AI INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Calisa Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Calisa Acquisition Corp (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholders’ equity, and cash flows for the year ended December 31, 2025 and for the period from March 11, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and for the period from March 11, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans and the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2024

Houston, Texas

March 25, 2026, except for Note 9 which is dated May 13, 2026.

F-2

CALISA ACQUISITION CORP

BALANCE SHEETS

	December 31, 2025	December 31, 2024

ASSETS
Current Assets
Cash and cash equivalents	$459,048	$1,487
Deferred offering costs	-	214,880
Prepaid expenses	129,174	4,266
Total Current Assets	588,222	220,633
Cash and investments held in trust account	60,429,224	-
Total Assets	$61,017,446	$220,633

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accrued offering costs	$78,973	$21,839
Accrued expenses	15	24,866
Accrued expenses – related party	6,198	10,000
Due to related party	-	90,350

Total Current Liabilities	85,186	147,055
Total Liabilities	85,186	147,055

Commitments and contingencies
Ordinary shares subject to possible redemption 6,000,000 and 0 shares at a redemption value of $10.07 and $0 per share as of December 31, 2025 and 2024, respectively	60,429,224	-

Shareholders’ Equity:
Preference shares, $0.000075 par value; 2,666,666 shares authorized; none issued and outstanding	-	-
Ordinary shares, $0.000075 par value; 266,666,666 shares authorized; 2,427,500 and 2,433,333 shares issued and outstanding as of December 31, 2025 and 2024, respectively(excluding 6,000,000 shares subject to redemption)	182	183
Additional paid-in capital	336,822	152,817
Retained earnings (Accumulated deficit)	166,032	(79,422)

Total Shareholders’ Equity	503,036	73,578
Total Liabilities and Shareholders’ Equity	$61,017,446	$220,633

The accompanying notes are an integral part of the financial statements.

F-3

CALISA ACQUISITION CORP

STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED DECEMBER 31, 2025	FOR THE PERIOD FROM MARCH 11, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

Formation and operating costs	$(190,582)	$(79,459)
Loss from operations	(190,582)	(79,459)

Other income

Bank interest income	6,812	37
Interest earned on cash and investments held in Trust Account	429,224	-
Total other income	436,036	37

Net income (loss)	$245,454	$(79,422)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	1,150,685	-
Basic and diluted net income (loss) per share, ordinary shares subject to redemption	$0.07	$-
Basic and diluted weighted average shares outstanding, ordinary shares, non-redeemable	2,203,219	2,049,099
Basic and diluted net income (loss) per share, ordinary shares, non-redeemable	$0.07	$(0.04)

The accompanying notes are an integral part of the financial statements.

F-4

CALISA ACQUISITION CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance as of March 11, 2024 (inception)	-	$-	$-	$-	$-
Issuance of ordinary shares to Sponsor	2,300,000	173	24,827	-	25,000
Issuance of ordinary shares to underwriter	133,333	10	127,990	-	128,000
Net loss	-	-	-	(79,422)	(79,422)
Balance as of December 31, 2024	2,433,333	183	152,817	(79,422)	73,578
Issuance of ordinary shares to underwriter	41,667	3	48,331	-	48,334
Proceeds from sale of public units	6,000,000	450	59,999,550	-	60,000,000
Proceeds from sale of 252,500 private units	252,500	19	2,524,981	-	2,525,000
Underwriter’s commission	-	-	(1,200,000)	-	(1,200,000)
Transfer of other offering costs to APIC	-	-	(760,106)	-	(760,106)
Reclassification of ordinary shares subject to possible redemption to temporary equity	(6,000,000)	(450)	(59,125,550)	-	(59,126,000)
Allocation of offering costs to ordinary shares subject to redemption	-	-	1,930,704	-	1,930,704
Forfeiture of ordinary shares	(300,000)	(23)	23	-	-
Remeasurement of carrying value to redemption value	-	-	(3,233,928)	-	(3,233,928)
Net income	-	-	-	245,454	245,454
Balance as of December 31, 2025	2,427,500	$182	$336,822	$166,032	$503,036

The accompanying notes are an integral part of the financial statements.

F-5

CALISA ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED DECEMBER 31, 2025	FOR THE PERIOD FROM MARCH 11, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$245,454	$(79,422)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on cash and investments held in Trust Account	(429,224)	-
Changes in operating assets and liabilities:
Prepaid expense	(124,908)	-
Accrued expenses – related party	(3,802)	10,000
Accrued expenses	(24,851)	-
Accrued offering costs	50,826	69,459
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(286,505)	37

CASH FLOWS FROM INVESTING ACTIVITIES
Cash deposited into Trust account	(60,000,000)	-
CASH USED IN INVESTING ACTIVITIES	(60,000,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	122,716	-
Repayments of due to related party	(262,446)	-
Proceeds from sale of public units	60,000,000	-
Proceeds from private placement units	2,525,000	-
Payment of offering costs	(1,641,658)	-
Proceeds from issuance of EBC Founders Share	454	1,450

CASH PROVIDED BY FINANCING ACTIVITIES	60,744,066	1,450

NET INCREASE IN CASH	457,561	1,487
CASH AT BEGINNING OF THE PERIOD	1,487	-
CASH AT YEAR END	$459,048	$1,487

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$-	$25,000
Deferred offering costs paid by related party	$49,380	$69,000
Deferred offering costs included in accrued expenses	$-	$19,330
Deferred offering costs charged to additional paid-in capital	$1,960,106	$126,550
Subsequent measurement of ordinary shares subject to possible redemption	$429,244	$-
Forfeiture of founder shares	$23	$-

The accompanying notes are an integral part of the financial statements.

F-6

CALISA ACQUISITION CORP

Notes to the financial statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Description of Business

Calisa Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on March 11, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company may pursue a Business Combination in any industry or sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company is also an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of certain exemptions from reporting requirements applicable to other public companies.

The Company’s sponsors are Alisa Group Limited, a British Virgin Islands company, and Calisa Holding LP, a Delaware limited partnership (the “Sponsors”). As of December 31, 2025, the Company had not commenced any operations. All activity from March 11, 2024 (inception) through December 31, 2025 relates to the Company’s formation and the consummation of its initial public offering (the “Initial Public Offering” or “IPO”) and related activities, as described below.

On February 24, 2026, Calisa Merger Sub, a wholly owned subsidiary of the Company and a Cayman Island exempted company, was formed to be the surviving company after the reincorporation merger in connection with a contemplated business combination. It has no principal operations or revenue producing activities.

The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company expects to generate non-operating income in the form of interest and other income from the proceeds held in the Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO became effective on October 20, 2025. On October 23, 2025, the Company consummated the IPO of 6,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $60,000,000, which is described in Note 3, and the sale of 252,500 Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Sponsors and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the IPO, and its designees, which closed simultaneously with the IPO.

Transaction costs amounted to $1,960,106, consisting of $1,200,000 of cash underwriting fees, and $760,106 of other offering costs. These costs were allocated to the Public Shares and charged against additional paid-in capital and accumulated deficit upon completion of the IPO, in accordance with the guidance for equity issuance costs.
(See Note 3 for additional details.)

The Company will have until 18 months from the closing of the IPO to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to pay taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

F-7

The Trust Account

As of October 23, 2025, a total of $60,000,000 of the net proceeds from the Initial Public Offering and proceeds of the sale of the Private Placement Units was deposited in a trust account (the “Trust Account”) and will be held as cash or in demand deposit accounts or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described herein. The proceeds held in the Trust Account may be released to the Company to pay taxes, if any, and for certain permitted working capital and dissolution expenses as described in the Company’s governing documents.

Going Concern

As of December 31, 2025, the Company had $459,048 in its operating bank account. The Company has incurred and expects to continue to incur significant costs in the pursuit of its acquisition plans and the consummation of a Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation considered the Company’s mandatory liquidation and subsequent dissolution if a Business Combination is not completed within the Combination Period.

In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

As described in Note 1, the Company consummated its Initial Public Offering on October 23, 2025 and substantially all of the proceeds are held in a Trust Account and are restricted for the purpose of completing a Business Combination or redeeming the Company’s public shares.

F-8

Emerging Growth Company

The Company is an “emerging growth company” (“EGC”), as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

These exemptions include, among others, an exemption from the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements to hold nonbinding advisory votes on executive compensation and shareholder approval of certain golden parachute payments.

Section 102(b)(1) of the JOBS Act provides that an EGC may take advantage of an extended transition period for complying with new or revised accounting standards. The Company has elected not to opt out of the extended transition period.

As a result, the Company’s financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period.

Actual results could differ from those estimates, and such differences could be material.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2025 and 2024, the Company had cash and cash equivalent of $459,048 and $1,487 respectively.

Cash and Investments Held in Trust Account

As of December 31, 2025, the Company had $60,429,224 held in the Trust Account (“Cash and Investments held in Trust Account”).

In cash and investments held in the Trust Account comprised of money market funds that invest in U.S. government securities. Investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Earnings on cash and investments held in the Trust Account are included in interest earned on cash and investments held in the Trust Account in the accompanying statement of operations. The estimated fair value of cash and investments held in the Trust Account is determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash maintained in financial institutions, which at times may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

As of December 31, 2025 and 2024, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant credit risk related to these accounts.

However, any loss incurred or lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

F-9

Offering Costs associated with the IPO

The Company applies ASC 340-10-S99-1 (SAB Topic 5.A, “Expenses of Offering”) in accounting for offering costs. Offering costs consisted principally of legal, accounting, underwriting and other costs directly related to the IPO. These costs were allocated to the separable financial instruments issued in the IPO based on their relative fair values.

Upon completion of the IPO, offering costs allocated to the Public Shares were charged against the carrying value of ordinary shares subject to possible redemption, and offering costs allocated to the Public Rights were charged to additional paid-in capital. See Note 3 for additional detail regarding the IPO structure and related costs.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with ASC 480, Distinguishing Liabilities from Equity. Ordinary shares that are subject to mandatory redemption are classified as liabilities and measured at fair value. Conditionally redeemable ordinary shares— including shares with redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control—are classified as temporary equity.

The Company’s Public Shares include redemption features that are considered to be outside the Company’s control and, therefore, are classified as ordinary shares subject to possible redemption. As of December 31, 2025, ordinary shares subject to possible redemption of $60,429,224 are presented as temporary equity outside of shareholders’ equity.

Immediately upon the closing of the IPO, the Company recognized accretion from the initial carrying value of the ordinary shares subject to possible redemption to their redemption value. Thereafter, the Company recognizes changes in redemption value as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Adjustments to the carrying amount are recorded as charges to additional paid-in capital, or to accumulated deficit if additional paid-in capital is not available.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and are measured using enacted tax rates expected to apply in the periods in which those differences are expected to reverse. The effects of changes in enacted tax rates on deferred tax assets and liabilities are recognized in income in the period that includes the enactment date.

ASC 740 also prescribes a recognition threshold and measurement attribute for uncertain tax positions. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense. As of December 31, 2025 and 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties.

Under current Cayman Islands law, the Company is not subject to income taxes in the Cayman Islands. Accordingly, income taxes are not levied on the Company in the Cayman Islands. The Company may be subject to U.S. federal and state income taxes, if any, including on interest and other income earned outside of the Cayman Islands, as applicable.

The Company may be subject to examination by taxing authorities in the jurisdictions in which it operates and files tax returns. Any interest income earned on U.S. government securities held in the Trust Account is expected to qualify for the portfolio interest exemption or otherwise be exempt from U.S. withholding taxes, subject to applicable limitations and requirements. Potential shareholder-level tax consequences (including possible PFIC considerations) depend on each shareholder’s particular circumstances.

F-10

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Remeasurement of carrying value to redemption value of redeemable ordinary shares is excluded from income (loss) per share as the redemption value approximates fair value. For the year ended December 31, 2025, the Company has not considered the effect of the Rights included in the IPO and Private Placement Units in the calculation of diluted net income (loss) per share, since the conversion of the Rights is contingent upon the occurrence of future events and the inclusion of such Rights would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented. The net income (loss) per share presented in the statements of operations is based on the following:

	For the Year Ended December 31, 2025	For the period from March 11, 2024 (inception) to December 31, 2024
Net income (loss)	$245,454	$(79,422)

	For the Year Ended December 31, 2025		For the period from March 11, 2024 (inception) to December 31, 2024
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Weighted-average shares outstanding	1,150,685	2,203,219	—	2,049,099
Ownership percentage	34%	66%	—	100%
Numerators:
Allocation of net income (loss)	84,212	161,242	—	(79,422)
Denominators:
Weighted-average shares outstanding	1,150,685	2,203,219	—	2,049,099
Basic and diluted net income (loss) per share	$0.07	$0.07	—	$(0.04)

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, which are primarily short-term in nature, approximate fair value. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques used to measure fair value, giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities. Investments held in the Trust Account that are measured at fair value (such as money market funds investing in U.S. Treasury securities) are generally classified within Level 1.

Level 2 — inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — unobservable inputs for the asset or liability. The following table presents information about the Company’s assets measured at fair value on a recurring basis as of December 31, 2025 and indicates the fair value hierarchy of the inputs used to determine such fair values.

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	December 31,	Markets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and investments held in Trust Account	$60,429,224	$60,429,224	$—	$—
Cash and cash equivalent	459,048	459,048	-	-

Recent Accounting Pronouncements

Management evaluates newly issued accounting standards on an ongoing basis to determine their potential impact on the Company’s financial statements.

Based on its assessment to date, management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On October 23, 2025, pursuant to the Company’s IPO, the Company sold 6,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $60,000,000. Each Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination (each, a “Right”). Ten Rights entitle the holder to receive one ordinary share (see Note 7). The Company will not issue fractional shares and only whole shares will trade; accordingly, unless a holder holds Rights in multiples of ten, such holder will not be able to receive or trade the fractional shares underlying the Rights.

The Company granted the underwriters a 45-day option to purchase up to an additional 900,000 Units to cover over-allotments (the “Over-Allotment Option”). On October 27, 2025, the underwriters delivered a termination notice indicating that the Over-Allotment Option would not be exercised.

In connection with the IPO, the Company allocated the gross proceeds between the Public Shares and the Public Rights based on their relative fair values.

As of December 31, 2025, ordinary shares subject to possible redemption are reconciled as follows:

As of December 31, 2025
Gross Proceeds	$60,000,000
Less:
Gross proceeds allocated to Public Rights	(874,000)
Offering costs allocated to Public Shares	(1,930,704)
Add:
Remeasurement of carrying value to redemption value	3,233,928
Ordinary shares subject to possible redemption	$60,429,224

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO on October 23, 2025, the Company consummated a private placement of 252,500 units (the “Private Placement Units”) at a price of $10.00 per unit, generating total proceeds of $2,525,000. The Sponsors purchased 192,500 Private Placement Units and EBC and/or its designees purchased 60,000 Private Placement Units.

F-11

Each Private Placement Unit consists of one ordinary share and one right (a “Private Right”) to receive one-tenth (1/10) of one ordinary share upon consummation of the Company’s initial Business Combination. Ten Private Rights entitle the holder to receive one ordinary share. The Private Placement Units are identical to the Units sold in the IPO.

The proceeds from the sale of the Private Placement Units were deposited into the Trust Account and, together with the net proceeds from the IPO, contributed to the $60,000,000 held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

The Private Placement Units (including the underlying securities) are not transferable, assignable or salable until the completion of a Business Combination, subject to certain customary exceptions. The issuance of the Private Placement Units was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

NOTE 5 — RELATED PARTIES

Founder Shares

On March 21, 2024, the Sponsors purchased 1,725,000 ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000, representing deferred offering costs paid by the Sponsors on behalf of the Company. Up to 225,000 Founder Shares were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full.

In June 2025, the Company effected a 4-for-3 stock split of its outstanding shares, resulting in an aggregate of 2,300,000 Founder Shares outstanding. All share and per-share amounts have been retroactively adjusted to reflect the stock split. Following the stock split, up to 300,000 Founder Shares were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full.

The underwriters did not exercise the over-allotment option and delivered an over-allotment termination letter dated October 27, 2025. As of December 31, 2025 and 2024, the Company had 2,300,000 Founder Shares issued and outstanding (excluding Private Placement Shares and EBC Founder Shares). Up to 300,000 Founder Shares were subject to forfeiture; such shares were forfeited as of December 31, 2025.

EBC Founder Shares

On April 2, 2024, the Company issued 100,000 ordinary shares to EBC (the “EBC Founder Shares”) for a purchase price of $0.0145 per share (aggregate purchase price of $1,450). As a result of the stock split described above, the EBC Founder Shares became an aggregate of 133,333 EBC Founder Shares.

On June 25, 2025, the Company issued an additional 41,667 EBC Founder Shares to EBC for a purchase price of $0.0109 per share and an aggregate purchase price of $454. As of December 31, 2025 and 2024, there were 175,000 and 133,333 EBC Founder Shares issued and outstanding, respectively.

The EBC Founder Shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. The Company estimated the fair value of the EBC founder shares issued in April 2024 to be approximately $128,000 or $0.96 per share, and the shares issued in June 2025 to be approximately $48,334 or $1.16 per share using the Black-Scholes option-pricing model. The Company accounted for the difference between the par value and the estimated fair value of the EBC Founder Shares as deferred offering costs.

F-12

Fair Value Measurement of EBC Founder Shares

The fair value of the EBC Founder Shares was estimated as of April 2, 2024 and June 25, 2025. The Company used the following assumptions in estimating fair value using Level 3 inputs at the measurement dates:

	April 2, 2024	June 25, 2025
Time to expiration	1.91	1.76
Risk-free rate	4.7%	3.8%
Volatility	5.0%	4.1%
Dividend yield	0.0%	0.0%
Probability of completion of business combination	13.4%	11.8%

Transfer Restrictions

The Sponsors have agreed, subject to limited exceptions, that the Founder Shares will not be transferred, assigned or sold until the earlier to occur of: (A) six months after the consummation of the Company’s initial business combination or (B) the date on which the Company completes a subsequent liquidation, merger, share exchange, reorganization or other similar transaction following the initial business combination that results in all shareholders having the right to exchange their shares for cash, securities or other property.

EBC has also agreed that the EBC Founder Shares may not be sold, transferred or assigned (except to the same permitted transferees as the Founder Shares, and provided the transferees agree to the same terms and restrictions) until the consummation of the Company’s initial business combination.

Other Payable — Related Party

In September 2025, the Sponsors advanced $1,900,000 to the Company in connection with the purchase of Private Placement Units. At the closing of the IPO, $1,700,000 was deposited into the Trust Account and $200,000, representing an overfunded amount, was returned to the Sponsors. As of December 31, 2025 and 2024, other payable — related party was nil.

Promissory Note — Related Party

On May 22, 2024, the Sponsors issued an unsecured promissory note to the Company (the “Promissory Note”) pursuant to which the Company may borrow up to $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2025 or (ii) the consummation of the IPO.

As of December 31, 2025 and 2024, there were no amounts outstanding under the Promissory Note. The Promissory Note expired upon the consummation of the IPO.

Due to Related Party

The Sponsors paid certain formation, operating and deferred offering costs on behalf of the Company. Amounts due to the Sponsors are due on demand and are non-interest bearing.

During the period from March 11, 2024 (inception) through October 23, 2025, the Sponsors paid $262,446 on behalf of the Company for formation and offering-related costs. Such amounts were repaid upon the closing of the IPO.

As of December 31, 2025 and 2024, amounts due to related parties were $0 and $90,350, respectively.

Accounting and Advisory Services — Related Party

The Company has engaged Ascendant Global Advisors Inc. (“Ascendant”), an affiliate of Calisa Holding LP, to provide consulting and advisory services, including assistance with financial statement preparation and SEC reporting support. In connection with the IPO, the Company agreed to pay Ascendant a fixed fee of $20,000 for services related to the IPO financial statements and related disclosures, and $5,250 per quarter following the IPO to assist with quarterly and annual SEC filings. This agreement was terminated in November 2025, and the Company no longer incurs fees under this arrangement.

F-13

During the year ended December 31, 2025 and 2024, the Company incurred $16,198 and $10,000, respectively, related to Ascendant’s services. Fees incurred prior to the IPO closing were recorded as deferred offering costs, and fees incurred after the IPO were expensed as incurred.

As of December 31, 2025 and 2024, accrued expenses — related party related to Ascendant totaled $6,198 and $10,000, respectively.

Administration Fee – Related Party

Commencing on the effective date of the registration statement for the IPO, Calisa Holding LP was permitted to charge the Company an allocable share of its overhead, up to $10,000 per month, to compensate it for the Company’s use of office space, utilities and personnel until the completion of a business combination.

For the years ended December 31, 2025 and 2024, the Company incurred $30,000 and $0, respectively, related to the administration fee. As of December 31, 2025 and 2024, there were no amounts payable related to the administration fee.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Registration Rights

In connection with the IPO, the Company entered into a registration rights agreement with the holders of the Founder Shares, EBC Founder Shares, Private Placement Units and any Units that may be issued upon conversion of working capital loans (and the underlying securities), pursuant to which such holders are entitled to registration rights requiring the Company to register such securities for resale.

The holders are entitled to make up to three demand registrations (excluding “short-form” registration demands). In addition, the holders have “piggyback” registration rights with respect to registration statements filed following the completion of a Business Combination and the right to require the Company to register such securities for resale pursuant to Rule 415 under the Securities Act. However, the Company is not required to effect or permit any registration statement to become effective until the applicable securities are released from their lock-up restrictions.

In compliance with FINRA Rule 5110(g)(8), the registration rights granted to EBC are limited to demand and piggyback rights for periods of five and seven years, respectively, from the commencement of sales in the IPO, and EBC may only exercise its demand rights on one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to 900,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions.

The underwriters did not exercise the over-allotment option and delivered an over-allotment termination letter dated October 27, 2025. The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate, which was paid at the closing of the IPO. The cash underwriting discount is included in offering costs (see Note 3).

Business Combination Marketing Agreement

The Company engaged EBC to provide advisory services in connection with the Company’s initial Business Combination, including assisting with shareholder meetings and communications, introducing the Company to potential investors, supporting the shareholder approval process, and assisting with press releases and certain public filings related to the Business Combination. Upon consummation of the Company’s initial Business Combination, the Company is obligated to pay EBC a success fee equal to 3.5% of the gross proceeds of the IPO (or $2,100,000), consisting of (i) 1.5% payable in cash (or $900,000) and (ii) 2.0% payable, at the Company’s option, in a convertible note with customary terms that is convertible into ordinary shares six months after consummation (or $1,200,000).

F-14

If the Company does not complete an initial Business Combination, no success fee will be due. In addition, if the Company consummates its initial Business Combination with a target introduced by EBC, the Company will pay EBC a finder’s fee equal to 1.0% of the consideration issued to such target.

Because these amounts are contingent upon the consummation of an initial Business Combination, the Company has not recorded a liability for these fees as of December 31, 2025 and 2024. The Company will evaluate recognition under ASC 450 as facts and circumstances change, including whether the consummation of an initial Business Combination becomes probable and the amounts are reasonably estimable.

Risks and Uncertainties

The Company’s search for an initial Business Combination may be adversely affected by global economic conditions, including volatility in credit and capital markets, inflationary pressures, supply chain disruptions, and heightened geopolitical instability (including conflicts in Eastern Europe and the Middle East) and related sanctions or other governmental actions.

Any of these factors, or other negative impacts on the global economy or capital markets, could adversely affect the Company’s ability to consummate an initial Business Combination and the operations of any target business with which the Company may ultimately consummate a Business Combination. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 2,666,666 shares of preferred shares with a par value of $0.000075 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025, and 2024, there were no preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 266,666,666 ordinary shares with a par value of $0.000075 per share. Holders of ordinary shares are entitled to one vote for each share.

In June 2025, the Company effected a 4-for-3 forward split of the outstanding shares. All share amounts have been retroactively adjusted. On October 23, 2025, in connection with the IPO, the Company issued 6,000,000 Public Shares, which are classified as ordinary shares subject to possible redemption and are presented as temporary equity (see Notes 2 and 3)

An aggregate of up to 300,000 Founder Shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised, in order for the Founder Shares to equal 25% of the Company’s issued and outstanding ordinary shares after the IPO (excluding private shares and EBC Founder Shares). The underwriters did not exercise the over-allotment option and delivered an over-allotment termination letter on October 27, 2025; accordingly, 300,000 Founder Shares were forfeited as of December 31, 2025. As of December 31, 2025, there were 2,427,500 ordinary shares issued and outstanding (excluding the Public Shares classified as temporary equity described above).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right is entitled to receive one-tenth (1/10) of one ordinary share upon consummation of the Company’s initial business combination. Rights will only convert into a whole number of ordinary shares; accordingly, holders must have ten (10) Rights to receive one (1) ordinary share.

The Company does not issue fractional shares in connection with the conversion of Rights. Any fractional shares that would otherwise be issuable will be rounded down to the nearest whole share (or otherwise addressed in accordance with the applicable provisions of Cayman law).

F-15

In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a Right is required to affirmatively convert such Right in order to receive the one-tenth (1/10) of one ordinary share underlying each Right upon consummation of the business combination. If the Company does not complete an initial business combination within the required time period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of Rights are not entitled to any redemption proceeds with respect to such Rights, and the Rights will expire worthless.

NOTE 8 — SEGMENT REPORTING

ASC 280, Segment Reporting, establishes standards for a public entity to report information about operating segments using the “management approach.” Operating segments are components of an entity for which discrete financial information is available and that are regularly reviewed by the chief operating decision maker (“CODM”) to allocate resources and assess performance. The Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, and applied the guidance retrospectively to all periods presented. The adoption did not change the Company’s identification of operating segments

The Company’s CODM has been identified as the Chief Executive Officer (the “CODM”), who reviews operating results on a consolidated basis to allocate resources and assess performance. Accordingly, management has determined the Company has one operating and reportable segment.

The CODM assesses performance and allocates resources based on net income (loss), which is reported on the statement of operations. The significant segment expense category regularly provided to the CODM is formation and operating costs. All other segment items included in net income (loss) primarily consist of interest income on investments held in the Trust Account, interest earned on cash held in bank accounts, and income taxes, if any, and are included in the statement of operations and described in the related notes.

Schedule for Reportable Segment

	Year Ended December 31, 2025	For the period from March 11, 2024 (inception) to December 31, 2024
Formation and operating costs	$(190,582)	$(79,459)
Other segment income	436,036	37
Net Income (loss)	$245,454	$(79,422)

Key Asset Metric Reviewed by CODM

The measure of segment assets is total assets as reported on the balance sheet. The CODM also monitors Investments held in Trust Account as a key component of the Company’s total assets.

	December 31, 2025	December 31, 2024
Cash and investments held in trust account	$60,429,224	$-

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, and through the date that the financial statements were issued.

On March 9, 2026, the Company filed a Current Report on Form 8-K reporting that, on March 6, 2026, the Company, its wholly owned subsidiary, Calisa Merger Sub, and GoodVision AI Inc. entered into a definitive business combination agreement (the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, Calisa Merger Sub will merge with and into GoodVision AI Inc., with GoodVision AI Inc. surviving as a direct, wholly owned subsidiary of the Company.

The Business Combination Agreement is subject to customary closing conditions, including, among other things, approval of the transaction by the Company’s shareholders and satisfaction of other conditions specified in the agreement.

On April 30, 2026, in furtherance of the transactions contemplated by the BCA, the Company and Goodvision entered into a subscription agreement (“SPA”) with an investor (the “Investor”), pursuant to which the Company will, immediately prior to, and contingent upon, the consummation of the Merger, issue 100,000 Class A ordinary shares to the Investor at a price of $10.00 per share, for aggregate gross proceeds to the Company of $1 million. The closing of the Subscription Agreement is conditioned upon, among other things, (i) the substantially concurrent consummation of the Merger and (ii) the accuracy of all representations and warranties of Goodvision in the Subscription Agreement (subject to certain bring-down standards).

In connection with the Subscription Agreement, the Company and Investor entered into a registration rights agreement (the “RRA”) providing certain registration rights to the Investor with respect to the shares to be sold pursuant to the Subscription Agreement.

Other than the foregoing, the Company did not identify any subsequent events that require recognition or disclosure in the accompanying financial statements.

F-16

CALISA ACQUISITION CORP

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2026	December 31, 2025

Assets
Cash and cash equivalents	$232,017	$459,048
Prepaid expenses	68,952	129,174
Total current assets	300,969	588,222
Cash and Investments held in trust	61,500,162	60,429,224
Total assets	$61,801,131	$61,017,446

Liabilities and Shareholders’ Equity
Accounts payable	$17,594	$-
Accrued expenses	-	15
Accrued offering costs	75,000	78,973
Accrued expenses - related party	6,198	6,198
Total current liabilities	98,792	85,186
Total liabilities	98,792	85,186

Commitments and contingencies
Ordinary shares subject to possible redemption, 6,000,000 shares at redemption value of $10.25 and $10.07 per share as of June 30, 2026 and December 31, 2025, respectively	61,500,162	60,429,224

Shareholders’ Equity:
Preference shares, $0.000075 par value; 2,666,666 shares authorized; none issued and outstanding	-	-
Ordinary shares, $0.000075 par value; 266,666,666 shares authorized; 2,427,500 shares issued and outstanding as of June 30, 2026 and December 31, 2025 (excluding 6,000,000 shares subject to possible redemption)	182	182
Additional paid-in capital	-	336,822
Retained earnings	201,995	166,032
Total shareholders’ equity	202,177	503,036
Total Liabilities and Shareholders’ Equity	$61,801,131	$61,017,446

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-17

CALISA ACQUISITION CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025

Formation and operating costs	$(169,363)	$(22,733)	$(757,380)	$(22,733)
Loss from operations	(169,363)	(22,733)	(757,380)	(22,733)

Other Income
Bank interest income	2,132	30	5,512	30
Interest earned on cash and investments held in Trust Account	539,588	-	1,070,938	-
Total other income	541,720	30	1,076,450	30

Net income (loss)	$372,357	$(22,703)	$319,070	$(22,703)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	6,000,000	-	6,000,000	-
Basic and diluted net income per share, ordinary shares subject to possible redemption	$0.04	$-	$0.04	$-
Basic and diluted weighted average shares outstanding, ordinary shares, non-redeemable	2,427,500	2,136,082	2,427,500	2,134,715
Basic and diluted net income (loss) per share, ordinary shares, non-redeemable	$0.04	$(0.01)	$0.04	$(0.01)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-18

CALISA ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

FOR THREE AND SIX MONTHS ENDED JUNE 30, 2026

	Ordinary Shares		Additional Paid-in	Retained Earnings (Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit)	Equity
Balance as of December 31, 2025	2,427,500	$182	$336,822	$166,032	$503,036
Transaction costs paid on behalf of the Company	-	-	94,000	-	94,000
Subsequent measurement of ordinary shares subject to possible redemption	-	-	(430,822)	(100,528)	(531,350)
Net loss	-	-	-	(53,287)	(53,287)
Balance as of March 31, 2026	2,427,500	$182	$-	$12,217	$12,399
Transaction costs paid on behalf of the Company	-	-	357,009	-	357,009
Subsequent measurement of ordinary shares subject to possible redemption	-	-	(357,009)	(182,579)	(539,588)
Net income	-	-	-	372,357	372,357
Balance as of June 30, 2026	2,427,500	$182	$-	$201,995	$202,177

FOR THREE AND SIX MONTHS ENDED JUNE 30, 2025

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2024	2,433,333	$183	$152,817	$(79,422)	$73,578
Net income	-	-	-	-	-
Balance as of March 31, 2025	2,433,333	$183	$152,817	$(79,422)	$73,578
Issuance of ordinary shares to underwriter	41,667	3	48,331	-	48,334
Net loss	-	-	-	(22,703)	(22,703)
Balance as of June 30, 2025	2,475,000	$186	$201,148	$(102,125)	$99,209

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-19

CALISA ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30, 2026	FOR THE SIX MONTHS ENDED JUNE 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$319,070	$(22,703)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Transaction costs paid on behalf of the Company	451,009	-
Interest earned on cash and investments held in Trust Account	(1,070,938)	-
Changes in operating assets and liabilities:
Prepaid expenses	60,222	2,133
Accounts payable	17,594	-
Other receivable	-	(150)
Accrued expenses	(15)	-
Accrued offering costs	(3,973)	-
Due to related party	-	20,600

NET CASH USED IN OPERATING ACTIVITIES	(227,031)	(120)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(227,031)	(120)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	459,048	1,487
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$232,017	$1,367

Supplemental disclosure of cash flow information:
Deferred offering costs charged to additional paid-in capital – EBC founder shares	$-	$47,880
Deferred offering costs paid by related party	$-	$14,550
Accrued offering costs paid by related party	$-	$43,705
Issuance of EBC founder shares subscription receivable	$-	$454
Contribution of transaction cost	$451,009	$-
Subsequent measurement of ordinary shares subject to possible redemption	$1,070,938	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-20

CALISA ACQUISITION CORP

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Description of Business

Calisa Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on March 11, 2024. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is an early stage and emerging growth company and is subject to the risks associated with early stage and emerging growth companies. The Company’s sponsors are Alisa Group Limited, a British Virgin Islands company, and Calisa Holding LP, a Delaware limited partnership (the “Sponsors”). All activity from inception through June 30, 2026 relates to the Company’s formation, its initial public offering (“IPO”) and the proposed Business Combination with Goodvision AI Inc. (“Goodvision”), as described in Note 8.

On February 24, 2026, Calisa Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Merger Sub”), was formed for purposes of the proposed Business Combination. Merger Sub has no principal operations or revenue-producing activities. As of June 30, 2026, the Company had not commenced any revenue-generating operations and expects to generate non-operating income from the proceeds held in the Trust Account. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO was declared effective on October 20, 2025. On October 23, 2025, the Company consummated the IPO of 6,000,000 units, generating gross proceeds of $60,000,000, and simultaneously sold 252,500 private placement units to the Sponsors and EarlyBirdCapital, Inc. (“EBC”) for gross proceeds of $2,525,000.

Transaction costs related to the IPO amounted to approximately $1,960,106, consisting of $1,200,000 of cash underwriting fees and $760,106 of other offering costs. These costs were charged to additional paid-in capital or accumulated deficit to the extent additional paid-in capital was fully depleted upon completion of the IPO.

The Company will have until April 23, 2027 to consummate a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within the Combination Period and has not sought to have shareholders amend the Combination Period to provide for additional time to complete such transaction, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to pay taxes, if any (less certain amount of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Trust Account

On October 23, 2025, $60,000,000 of the net proceeds from the IPO and the sale of the Private Placement Units was deposited into a trust account (the “Trust Account”). The funds may be held as cash or invested in qualifying U.S. government securities or qualifying money market funds until the earlier of the completion of a Business Combination or distribution of the Trust Account to shareholders. Amounts may be released to pay taxes and certain permitted working capital and dissolution expenses.

Going Concern Consideration

As of June 30, 2026, the Company had $232,017 of cash and cash equivalents outside the Trust Account and working capital of $202,177. The Company has incurred, and expects to continue to incur, significant costs in pursuit of the proposed Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation considered the Company’s mandatory liquidation and subsequent dissolution if a Business Combination is not completed within the Combination Period.

In addition, the mandatory liquidation date is within one year after the expected issuance date of these financial statements. Management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. There is no assurance that the Company will complete a Business Combination within the Combination Period. The accompanying unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-21

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments consisting of normal recurring accruals necessary for a fair presentation have been included. These interim financial statements should be read in conjunction with the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025. Interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future interim periods.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company” (“EGC”), as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

These exemptions include, among others, an exemption from the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements to hold nonbinding advisory votes on executive compensation and shareholder approval of certain golden parachute payments.

Section 102(b)(1) of the JOBS Act provides that an EGC may take advantage of an extended transition period for complying with new or revised accounting standards. The Company has elected not to opt out of the extended transition period.

As a result, the Company’s financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards.

Use of Estimates

The preparation of the unaudited consolidated financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents were $232,017 and $459,048 as of June 30, 2026 and December 31, 2025, respectively.

Cash and Investments Held in Trust Account

As of June 30, 2026 and December 31, 2025, the Company had $61,500,162 and $60,429,224, respectively, held in the Trust Account, which is presented as “Cash and Investments held in Trust Account” on the accompanying consolidated balance sheets.

Cash and investments held in the Trust Account were comprised of money market funds that invest in U.S. government securities. Investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Earnings on cash and investments held in the Trust Account are included in interest earned on cash and investments held in the Trust Account in the accompanying statement of operations. The estimated fair value of cash and investments held in the Trust Account is determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash maintained in financial institutions, which at times may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

As of June 30, 2026 and December 31, 2025, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant credit risk related to these accounts.

However, any loss incurred or lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

F-22

Offering Costs Associated with the IPO

The Company applies ASC 340-10-S99-1 (SAB Topic 5.A, “Expenses of Offering”) in accounting for offering costs. Offering costs consisted principally of legal, accounting, underwriting and other costs directly related to the IPO. These costs were allocated to the separable financial instruments issued in the IPO based on their relative fair values.

Upon completion of the IPO, offering costs allocated to the Public Shares were charged against the carrying value of ordinary shares subject to possible redemption, and offering costs allocated to the Public Rights were charged to additional paid-in capital. See Note 3 for additional detail regarding the IPO structure and related costs.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with ASC 480, Distinguishing Liabilities from Equity. Ordinary shares that are subject to mandatory redemption are classified as liabilities and measured at fair value. Conditionally redeemable ordinary shares— including shares with redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control—are classified as temporary equity.

The Company’s Public Shares include redemption features that are considered to be outside the Company’s control and, therefore, are classified as ordinary shares subject to possible redemption. As of June 30, 2026 and December 31, 2025, ordinary shares subject to possible redemption of $61,500,162 and $60,429,224 are presented as temporary equity outside of shareholders’ equity respectively.

Immediately upon the closing of the IPO, the Company recognized accretion from the initial carrying value of the ordinary shares subject to possible redemption to their redemption value. Thereafter, the Company recognizes changes in redemption value as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Adjustments to the carrying amount are recorded as charges to additional paid-in capital, or to accumulated deficit if additional paid-in capital is not available.

As of June 30, 2026 and December 31, 2025, ordinary shares subject to possible redemption are reconciled as follows:

Gross Proceeds	$60,000,000
Less:
Gross proceeds allocated to Public Rights	(874,000)
Offering costs allocated to Public Shares	(1,930,704)
Add:
Remeasurement of carrying value to redemption value	3,233,928
Ordinary shares subject to possible redemption, as of December 31, 2025	$60,429,224

Plus:
Subsequent measurement of ordinary shares subject to possible redemption	1,070,938
Ordinary shares subject to possible redemption, as of June 30, 2026	$61,500,162

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2026 and December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited consolidated financial statements.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Remeasurement of carrying value to redemption value of redeemable ordinary shares is excluded from income (loss) per share as the redemption value approximates fair value.

For the three and six months ended June 30, 2026, the Company has not considered the effect of the Rights included in the IPO and Private Placement Units in the calculation of diluted net income (loss) per share, since the conversion of the Rights is contingent upon the occurrence of future events and the inclusion of such Rights would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented. The net income (loss) per share presented in the statements of operations is based on the following:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income (loss)	$372,357	$(22,703)	$319,070	$(22,703)
Allocation of net loss – redeemable	$265,101	$-	$227,164	$-
Allocation of net loss – non-redeemable	$107,256	$(22,703)	$91,906	$(22,703)
Weighted-average shares outstanding – redeemable	6,000,000	-	6,000,000	-
Basic and diluted net income per share – redeemable	$0.04	$-	$0.04	$-
Weighted-average shares outstanding – non-redeemable	2,427,500	2,136,082	2,427,500	2,134,715
Basic and diluted net income (loss) per share – non-redeemable	$0.04	$(0.01)	$0.04	$(0.01)

F-23

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, which are primarily short-term in nature, approximate fair value. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques used to measure fair value, giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities. Investments held in the Trust Account that are measured at fair value (such as money market funds investing in U.S. Treasury securities) are generally classified within Level 1.

Level 2 — inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — unobservable inputs for the asset or liability. The following tables present information about the Company’s assets measured at fair value on a recurring basis as of June 30, 2026 and December 31, 2025 and indicate the fair value hierarchy of the inputs used to determine such fair values.

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	June 30,	Markets	Inputs	Inputs
	2026	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and investments held in Trust Account	$61,500,162	$61,500,162	$-	$-
Cash and cash equivalent	232,017	232,017	-	-

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	December 31,	Markets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and investments held in Trust Account	$60,429,224	$60,429,224	$-	$-
Cash and cash equivalent	459,048	459,048	-	-

Recent Accounting Standards

Management evaluates newly issued accounting standards on an ongoing basis to determine their potential impact on the Company’s financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), requiring public entities to disclose additional information about specified expense categories on an annual and interim basis. ASU 2024-03 is effective for annual periods beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the impact of adoption.

NOTE 3 — INITIAL PUBLIC OFFERING

On October 23, 2025, pursuant to the Company’s IPO, the Company sold 6,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $60,000,000. Each Unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination (each, a “Right”). Ten Rights entitle the holder to receive one ordinary share (see Note 7). The Company will not issue fractional shares and only whole shares will trade; accordingly, unless a holder holds Rights in multiples of ten, such holder will not be able to receive or trade the fractional shares underlying the Rights.

The Company granted the underwriters a 45-day option to purchase up to an additional 900,000 Units to cover over-allotments (the “Over-Allotment Option”). On October 27, 2025, the underwriters delivered a termination notice indicating that the Over-Allotment Option would not be exercised.

F-24

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO on October 23, 2025, the Sponsors and EBC purchased an aggregate of 252,500 Private Placement Units at $10.00 per unit, generating gross proceeds of $2,525,000. Each Private Placement Unit consists of one ordinary share and one right, and ten Private Rights entitle the holder to receive one ordinary share upon completion of the Company’s initial Business Combination. The Private Placement Units and underlying securities are subject to transfer restrictions until completion of a Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On March 21, 2024, the Sponsors purchased 1,725,000 ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000, representing deferred offering costs paid by the Sponsors on behalf of the Company. Up to 225,000 Founder Shares were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full.

In June 2025, the Company effected a 4-for-3 stock split of its outstanding shares, resulting in an aggregate of 2,300,000 Founder Shares outstanding. All share and per-share amounts have been retroactively adjusted to reflect the stock split. Following the stock split, up to 300,000 Founder Shares were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full.

The underwriters did not exercise the over-allotment option and delivered an over-allotment termination letter dated October 27, 2025. Accordingly, the 300,000 Founder Shares that were subject to forfeiture were forfeited as of December 31, 2025. As of June 30, 2026 and December 31, 2025, the Company had 2,000,000 Founder Shares issued and outstanding (excluding Private Placement Shares and EBC Founder Shares).

EBC Founder Shares

On April 2, 2024, the Company issued 100,000 ordinary shares to EBC (the “EBC Founder Shares”) for a purchase price of $0.0145 per share (aggregate purchase price of $1,450 ). As a result of the stock split described above, the EBC Founder Shares became an aggregate of 133,333 EBC Founder Shares.

On June 25, 2025, the Company issued an additional 41,667 EBC Founder Shares to EBC for a purchase price of $0.0109 per share and an aggregate purchase price of $454. As of June 30, 2026 and December 31, 2025, there were 175,000 EBC Founder Shares issued and outstanding.

The EBC Founder Shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. The Company estimated the fair value of the EBC Founder Shares issued in April 2024 to be approximately $128,000 (or $0.96 per share) and the EBC Founder Shares issued in June 2025 to be approximately $48,334 (or $1.16 per share) using the Black-Scholes option-pricing model.

The Company accounted for the difference between the par value and the estimated fair value of the EBC Founder Shares as deferred offering costs.

The fair value of the EBC Founder Shares was estimated as of April 2, 2024 and June 25, 2025. The Company used the following assumptions in estimating fair value using Level 3 inputs at the measurement dates:

	April 2, 2024	June 25, 2025
Time to expiration	1.91	1.76
Risk-free rate	4.7%	3.8%
Volatility	5.0%	4.1%
Dividend yield	0.0%	0.0%
Probability of completion of business combination	13.4%	11.8%

Transfer Restrictions

The Sponsors have agreed, subject to limited exceptions, that the Founder Shares will not be transferred, assigned or sold until the earlier to occur of: (A) six months after the consummation of the Company’s initial business combination or (B) the date on which the Company completes a subsequent liquidation, merger, share exchange, reorganization or other similar transaction following the initial business combination that results in all shareholders having the right to exchange their shares for cash, securities or other property.

EBC has also agreed that the EBC Founder Shares may not be sold, transferred or assigned (except to the same permitted transferees as the Founder Shares, and provided that such transferees agree to the same terms and restrictions) until the consummation of the Company’s initial business combination.

Due to Related Party

The Sponsors have paid certain formation, operating and offering-related costs on behalf of the Company. For the three months ended June 30, 2026 and 2025, the Sponsors paid $0 and $57,379, respectively, on behalf of the Company. For the six months ended June 30, 2026 and 2025, the Sponsors paid $0 and $78,855, respectively. Amounts advanced are due on demand and are non-interest bearing.

As of June 30, 2026 and December 31, 2025, there were no amounts due to the Sponsors.

F-25

Accounting and Advisory Services — Related Party

The Company previously engaged Ascendant Global Advisors Inc. (“Ascendant”), an affiliate of Calisa Holding LP, to provide accounting and SEC reporting support. The agreement was terminated in November 2025, and the Company no longer incurs fees under the arrangement.

For the three and six months ended June 30, 2026 and 2025, the Company did not incur fees under this arrangement. Accrued expenses — related party related to Ascendant were $6,198 as of June 30, 2026 and December 31, 2025.

Administration Fee — Related Party

Beginning on the effective date of the registration statement for the IPO, Calisa Holding LP is permitted to charge the Company an allocable share of its overhead, up to $10,000 per month, to compensate it for the Company’s use of office space, utilities and personnel until the completion of a business combination. The Company incurred administration fees of $30,000 and $0 for the three months ended June 30, 2026 and 2025, respectively, and $60,000 and $0 for the six months ended June 30, 2026 and 2025, respectively.

As of June 30, 2026 and December 31, 2025, there were no amounts payable related to the administration fee.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

In connection with the IPO, the Company entered into a registration rights agreement with the holders of the Founder Shares, EBC Founder Shares, Private Placement Units and any Units that may be issued upon conversion of working capital loans (and the underlying securities), pursuant to which such holders are entitled to registration rights requiring the Company to register such securities for resale.

The holders are entitled to make up to three demand registrations (excluding “short-form” registration demands). In addition, the holders have “piggyback” registration rights with respect to registration statements filed following the completion of a Business Combination and the right to require the Company to register such securities for resale pursuant to Rule 415 under the Securities Act. However, the Company is not required to effect or permit any registration statement to become effective until the applicable securities are released from their lock-up restrictions.

In compliance with FINRA Rule 5110(g)(8), the registration rights granted to EBC are limited to demand and piggyback rights for periods of five and seven years, respectively, from the commencement of sales in the IPO, and EBC may only exercise its demand rights on one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to 900,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriters did not exercise the over-allotment option and delivered an over-allotment termination letter dated October 27, 2025.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate, which was paid at the closing of the IPO. The cash underwriting discount is included in offering costs (see Note 3).

Business Combination Marketing Agreement

The Company engaged EBC to provide advisory services in connection with the Company’s initial Business Combination, including assisting with shareholder meetings and communications, introducing the Company to potential investors, supporting the shareholder approval process, and assisting with press releases and certain public filings related to the Business Combination.

Upon consummation of the Company’s initial Business Combination, the Company is obligated to pay EBC a success fee equal to 3.5% of the gross proceeds of the IPO (or $2,100,000), consisting of (i) 1.5% payable in cash (or $900,000) and (ii) 2.0% payable, at the Company’s option, in a convertible note with customary terms that is convertible into ordinary shares six months after consummation (or $1,200,000). If the Company does not complete an initial Business Combination, no success fee will be due. In addition, if the Company consummates its initial Business Combination with a target introduced by EBC, the Company will pay EBC a finder’s fee equal to 1.0% of the consideration issued to such target.

Because these fees are contingent upon consummation of an initial Business Combination, no liability was recorded as of June 30, 2026 or December 31, 2025. The Company will evaluate recognition under ASC 450 as facts and circumstances change, including whether the consummation of an initial Business Combination becomes probable and the amounts are reasonably estimable.

Risks and Uncertainties

The Company’s ability to consummate an initial Business Combination may be adversely affected by volatility in credit and capital markets, inflation, supply chain disruptions, geopolitical instability and related sanctions or governmental actions.

F-26

These factors could adversely affect the Company’s search for and consummation of an initial Business Combination and the operations of a target business. The unaudited consolidated financial statements do not include adjustments that might result from the outcome of these uncertainties.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 2,666,666 shares of preferred shares with a par value of $0.000075 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2026 and December 31, 2025, there were no preferred shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 266,666,666 ordinary shares with a par value of $0.000075 per share. Holders of ordinary shares are entitled to one vote for each share.

In June 2025, the Company effected a 4-for-3 forward split of the outstanding shares. All share amounts have been retroactively adjusted. On October 23, 2025, in connection with the IPO, the Company issued 6,000,000 Public Shares, which are classified as ordinary shares subject to possible redemption and are presented as temporary equity (see Notes 2 and 3)

Up to 300,000 Founder Shares were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised, in order for the Founder Shares to equal 25% of the Company’s issued and outstanding ordinary shares after the IPO (excluding Private Placement Shares and EBC Founder Shares). The underwriters did not exercise the over-allotment option and delivered an over-allotment termination letter on October 27, 2025; accordingly, 300,000 Founder Shares were forfeited as of December 31, 2025.

As of June 30, 2026 and December 31, 2025, there were 2,427,500 ordinary shares issued and outstanding (excluding the Public Shares classified as temporary equity described above).

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right is entitled to receive one-tenth (1/10) of one ordinary share upon consummation of the Company’s initial business combination. Rights will only convert into a whole number of ordinary shares; accordingly, holders must have ten (10) Rights to receive one (1) ordinary share.

The Company does not issue fractional shares in connection with the conversion of Rights. Any fractional shares that would otherwise be issuable will be rounded down to the nearest whole share (or otherwise addressed in accordance with the applicable provisions of Cayman law).

In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a Right is required to affirmatively convert such Right in order to receive the one-tenth (1/10) of one ordinary share underlying each Right upon consummation of the business combination. If the Company does not complete an initial business combination within the required time period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of Rights are not entitled to any redemption proceeds with respect to such Rights, and the Rights will expire worthless.

Other — Transaction Costs Paid on Behalf of the Company

Pursuant to the Business Combination Agreement, the target paid transaction-related expenses on the Company’s behalf totaling $357,009 and $451,009 during the three and six months ended June 30, 2026, respectively. Because the Company has no obligation to repay these amounts, they were recorded as capital contributions with an offset to additional paid-in capital.

NOTE 8 — BUSINESS COMBINATION AGREEMENT

On March 6, 2026 (the “Execution Date”), the Company entered into a Business Combination Agreement (the “BCA”) with Calisa Merger Sub, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Goodvision AI Inc., a Cayman Islands exempted company (“Goodvision”).

Pursuant to the terms of the BCA, Merger Sub will merge with and into Goodvision (the “Merger” or the “Target”), with Goodvision surviving the Merger as a direct, wholly owned subsidiary of the Company in accordance with the Companies Act (As Revised) of the Cayman Islands, as amended (the “Companies Act”).

The Merger and the other transactions contemplated by the BCA are expected to be consummated in the second half of 2026, following receipt of the required approval by the Company’s and Goodvision’s shareholders and the fulfilment of certain other conditions set forth in the BCA (the “Closing”) and described herein. There is no assurance that the Company will complete a Business Combination within the Combination Period.

Pursuant to the Merger, each ordinary share of Goodvision (“Goodvision Share”) (other than treasury shares and dissenting shares) issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) will be automatically canceled and extinguished and converted into the right to receive a number of ordinary shares of the Company (“SPAC Shares”) equal to 18,000,000 divided by the number of fully diluted Goodvision Shares outstanding (the “Per Share Merger Consideration”). In order to secure certain indemnification obligations of Goodvision described in the BCA, an aggregate of 10% of the aggregate SPAC Shares otherwise issuable as Per Share Merger Consideration (the “Escrow Shares”) will be deposited in escrow.

In addition, the Goodvision shareholders will be entitled to receive an additional 3,600,000 SPAC Shares (the “Earnout Shares”) upon satisfaction of the following earnout conditions: (i) 1,800,000 Earnout Shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ended September 30, 2026 in excess of $19.9 million, and (2) the daily VWAP of the SPAC Shares is greater than or equal to $12.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the Closing and ending before the sixtieth day after the combined company files its annual report for the fiscal year ended September 30, 2027, and (ii) 1,800,000 Earnout Shares will be issued if (1) Goodvision achieves net revenue for the fiscal year ended September 30, 2027 in excess of $106.0 million, and (2) the daily VWAP of the SPAC Shares is greater than or equal to $15.00 per share for any 20 trading days within any 30 consecutive trading day period commencing after the six month anniversary of the Closing and ending before the sixtieth day after the combined company files its annual report for such fiscal year.

Upon the Closing of the Merger, Goodvision will become a wholly owned subsidiary of the Company, the Goodvision shareholders will become Company shareholders, and the Company will become a holding company operating the business of Goodvision.

F-27

Subscription Agreement and Registration Rights Agreement

On April 30, 2026, in furtherance of the transactions contemplated by the BCA, the Company and Goodvision entered into a subscription agreement with an investor. Immediately prior to, and contingent upon, consummation of the Merger, the Company will issue 100,000 Class A ordinary shares to the investor at $10.00 per share for aggregate gross proceeds of $1,000,000. In connection with the subscription agreement, the Company and the investor entered into a registration rights agreement providing registration rights with respect to those shares.

NOTE 9 — SEGMENT INFORMATION

ASC 280, Segment Reporting, establishes standards for a public entity to report information about operating segments using the “management approach.” Operating segments are components of an entity for which discrete financial information is available and that are regularly reviewed by the chief operating decision maker (“CODM”) to allocate resources and assess performance. The Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, and applied the guidance retrospectively to all periods presented. The adoption did not change the Company’s identification of operating segments

The Company’s CODM has been identified as the Chief Executive Officer (the “CODM”), who reviews operating results on a consolidated basis to allocate resources and assess performance. Accordingly, management has determined the Company has one operating and reportable segment.

The CODM assesses performance and allocates resources based on net income (loss), which is reported on the statement of operations. The significant segment expense category regularly provided to the CODM is formation and operating costs. All other segment items included in net income (loss) primarily consist of interest income on investments held in the Trust Account, interest earned on cash held in bank accounts, and income taxes, if any, and are included in the statement of operations and described in the related notes.

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Formation and operating costs	$(169,363)	$(22,733)	$(757,380)	$(22,733)
Other segment income	$541,720	$30	$1,076,450	$30
Net income (loss)	$372,357	$(22,703)	$319,070	$(22,703)

The measure of segment assets is total assets as reported on the unaudited consolidated balance sheets. Total assets were $61,801,131 and $61,017,446 as of June 30, 2026 and December 31, 2025, respectively. The CODM also monitors cash and investments held in the Trust Account, which were $61,500,162 and $60,429,224 as of those dates, respectively.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions occurring after June 30, 2026 through the date the unaudited consolidated financial statements were issued.

On July 31, 2026, in furtherance of the transactions contemplated by the BCA, the Company and Goodvision entered into subscription agreements (“Subscription Agreements”) with three investors (collectively, the “Investors”), including Calisa Holding LP, one of the Company’s sponsors, pursuant to which the Company will, immediately prior to, and contingent upon, the consummation of the Merger, issue an aggregate of 800,000 Class A ordinary shares to the Investors at a price of $10.00 per share, for aggregate gross proceeds to the Company of $8 million. The closing of the transactions contemplated by the Subscription Agreements is conditioned upon, among other things, (i) the substantially concurrent consummation of the Merger and (ii) the accuracy of all representations and warranties of Company in the Subscription Agreements (subject to certain bring-down standards). In connection with the Subscription Agreement, the Company and Investors entered into registration rights agreements providing certain registration rights to the Investors with respect to the shares to be sold pursuant to the Subscription Agreements.

F-28

Goodvision Inc.

FINANCIAL STATEMENTS

(Stated in U.S. Dollars except for otherwise noted)

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Goodvision Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Goodvision Inc (the “Company”) as of September 30, 2025 and 2024, and the statements of operations, changes in shareholders’ equity, and cash flows for each of the two years in the period ended September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and 2024, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

We have served as Goodvision Inc’s auditor since 2025.

Los Angeles, California

April 3, 2026

F-30

Goodvision Inc.

Balance Sheets

(Stated in U.S. Dollars except for otherwise noted)

	September 30, 2025	September 30, 2024
ASSETS

CURRENT ASSETS
Cash	$1,766,451	$433,516
Marketable securities	-	419,000
Accounts receivable, net	1,056,554	455,984
Due from related party	28,169	20,000
Prepaid expenses	-	2,083
Total current assets	2,851,174	1,330,583

Total assets	2,851,174	1,330,583

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$2,665,899	$1,253,467
Accrued expenses and other payables	35,359	7,901
Total current liabilities	2,701,258	1,261,368

Total liabilities	2,701,258	1,261,368

Commitments and contingencies (Note 10)

SHAREHOLDERS’ EQUITY
Common Stock, No par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding as of September 30, 2025 and September 30, 2024	-	-
Additional paid-in capital	-	-
Retained earnings	149,916	69,215
Total shareholders’ equity	149,916	69,215

TOTAL EQUITY	149,916	69,215

Total liabilities and shareholders’ equity	$2,851,174	$1,330,583

The accompanying notes are an integral part of these financial statements.

F-31

Goodvision Inc.

Statements of Operations

(Stated in U.S. Dollars except for otherwise noted)

	For the Years Ended September 30,
	2025	2024

Revenue	$7,743,669	$3,640,547
Cost of revenue	7,584,406	3,589,383
Gross profit	159,263	51,164

OPERATING EXPENSES:
General and administrative expenses	69,395	17,352
Total operating expenses	69,395	17,352

Income from operations	89,868	33,812

OTHER INCOME:
Interest income	14,372	-
Income before income tax	104,240	33,812
Income tax expense	(23,540)	(7,901)

NET INCOME	80,700	25,911

Weighted average number of ordinary shares outstanding - basic and diluted	1,000,000	1,000,000

Earnings per ordinary shares - basic and diluted	$0.08	$0.03

The accompanying notes are an integral part of these financial statements.

F-32

Goodvision Inc.

Statements of Changes in Shareholders’ Equity

(Stated in U.S. Dollars except for share and per share data, or otherwise noted)

			Additional
	Common shares		paid-in	Retained
	Shares	Amount	capital	earnings	Total Equity
BALANCE, September 30, 2023	1,000,000	$-	$-	$43,305	$43,305
Net Income	-	-	-	25,911	25,911
BALANCE, September 30, 2024	1,000,000	$-	$-	$69,215	$69,215
Net income	-	-	-	80,700	80,700
BALANCE, September 30, 2025	1,000,000	$-	$-	$149,916	$149,916

The accompanying notes are an integral part of these financial statements.

F-33

Goodvision Inc.

Statements of Cash Flows

(Stated in U.S. Dollars except for otherwise noted)

	For the Years Ended September 30,
	2025	2024

Cash flows from operating activities:
Net income	$80,700	$25,911
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	300	-
Changes in operating assets and liabilities:
Accounts receivable, net	(600,870)	(306,424)
Prepaid expenses	2,083	(2,083)
Amount due from related parties	(8,169)	(20,000)
Accounts payable	1,412,432	783,585
Accrued expenses and other payables	27,458	7,901
Net cash provided by operating activities	913,935	488,889

Cash flows from investing activities:
Purchase/sale of marketable securities	419,000	(419,000)
Net cash provided by (used in) investing activities	419,000	(419,000)

Net change in cash	1,332,935	69,889

Cash - beginning of year	433,516	363,627

Cash - end of year	$1,766,451	$433,516

The accompanying notes are an integral part of these financial statements.

F-34

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

1.	NATURE OF THE BUSINESS AND ORGANIZATION

Goodvision Inc. (the “Company”) is a technology services company that provides integrated, managed cloud and artificial intelligence–related services to enterprise and institutional customers. The Company delivers its services through a unified managed service offering that enables customers to access computing resources, data processing capabilities, and related technical services through usage-based and subscription-based arrangements.

As an early-stage operating company, the Company has continued to develop, refine, and scale its managed service offerings and related commercial arrangements as its operations and customer base have expanded.

The Company was incorporated in the State of California, and its principal executive offices are located in California.

2.	BASIS OF PREPARATION

The accompanying financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP” or “GAAP”).

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make, on an ongoing basis, estimates, judgments and assumptions that affect the amounts reported and disclosed in the financial statements and accompanying notes. Actual results could differ from those estimates.

Significant estimates and judgments made by management include, but are not limited to:

●	Revenue recognition, including the identification of performance obligations and the measurement of variable consideration.
●	Expected credit losses on accounts receivable, which are evaluated on an individual basis rather than under a pooled model due to the Company’s limited number of customers and the significance of individual balances. Management concluded that the Company’s receivables do not share sufficiently similar risk characteristics to support pooling under the Current Expected Credit Loss (“CECL”) model.
●	Income taxes, including deferred tax asset realizability and the assessment of uncertain tax positions.
●	Commitments and contingencies, including the evaluation of potential loss exposures.

Management bases its estimates on historical experience, current conditions, and various other assumptions believed to be reasonable under the circumstances. Estimates are reviewed periodically and adjusted as necessary to reflect changes in facts and circumstances.

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company did not hold any cash equivalents as of September 30, 2025 or September 30, 2024. Accordingly, cash as reported on the balance sheets and statements of cash flows consists entirely of demand deposits held at financial institutions. The Company did not have any restricted cash as of September 30, 2025 or September 30, 2024.

F-35

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

Marketable Securities

The Company classifies certificates of deposit with original maturities greater than three months as marketable securities. Such investments are classified as current or non-current based on their contractual maturity dates and the availability of funds for use in current operations. Interest income is recognized when earned and is included in other income (expense), net, in the accompanying statements of operations. The Company evaluates these investments for impairment at each balance sheet date. As of September 30, 2025 and 2024, no unrealized gains or losses or impairment charges had been recognized on such investments.

Expected credit losses

In 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Topic 326, which introduced an expected credit loss model for the measurement of credit losses on financial instruments measured at amortized cost.

The Company’s accounts receivable are within the scope of ASC Topic 326.

For the years ended September 30, 2025 and 2024, due to the Company’s limited number of customers and the significance of individual customer balances, management evaluated expected credit losses on accounts receivable on an individual receivable basis, rather than using a pooled methodology. Management concluded that the Company’s receivables do not share sufficiently similar risk characteristics to support pooling under the CECL model.

In performing its assessment, management considered customer-specific factors, including historical payment experience, current financial condition, contractual payment terms, and any known or anticipated changes in the customer’s ability to pay. Management also considered current economic conditions and reasonable and supportable forecasts to the extent relevant to the Company’s customer base. This evaluation is performed on a periodic basis and updated as facts and circumstances change.

Accounts receivable are presented net of any allowance for credit losses. An allowance for expected credit losses is recorded when management determines that collection of amounts due is not probable. Accounts receivable are written off when there is information indicating that the counterparty is experiencing severe financial difficulty and there is no reasonable expectation of recovery.

For the years ended September 30, 2025 and 2024, no allowance for expected credit losses was recorded.

Prepaid expenses

Prepaid expenses are mainly comprised of advances to suppliers for future services to be performed. This amount is refundable and bears no interest. For any prepayments that management determines will not be in receipts of services, or refundable, the Company recognizes an allowance account to reserve such balances. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. For the years ended September 30, 2025 and 2024, no allowance for doubtful accounts was recorded in relation to prepaid expenses.

Other assets - Related party receivable

Other assets – related party receivable primarily consist of advances to related parties and are recorded at their outstanding principal balance. Management periodically evaluates the collectability of related party receivables, including a review of aging and the financial condition of the related parties. An allowance for credit losses is recorded when management determines that collection of amounts due is not probable. No write-offs of related party receivables have been recorded to date.

F-36

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

Share capital

Common stock is classified as equity. Transaction costs directly attributable to the issuance of common stock are recognized as a reduction of equity, net of any related tax effects. Common stock issued for non-cash consideration is measured at fair value on the date of issuance, based on the fair value of the consideration received or, when more readily determinable, the fair value of the common stock issued.

Earnings per share

Basic earnings per share is calculated by dividing net income attributable to common shareholders by the weighted-average number of common shares outstanding during the period. As of June 30, 2026, potentially dilutive securities excluded from the computation of diluted earnings (loss) per share because their effect would be antidilutive or their issuance is contingent included up to 100,000 Class A ordinary shares issuable under the Xiaoma Edu convertible promissory note (contingent upon the applicable VWAP condition), 100,000 shares issuable to Envision Advance LPF in respect of its $1,000,000 advance. Accordingly, diluted earnings (loss) per share is the same as basic earnings (loss) per share for all periods presented.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services.

Nature of Services and Performance Obligation

The Company provides customers with an integrated managed service that supports cloud and artificial intelligence–related computing needs. The services include technical consultation, service optimization, enterprise-level support, and ongoing service management. These service components are not sold separately, are highly interdependent, and together represent a single performance obligation.

Transfer of Control and Timing of Revenue Recognition

The Company satisfies its performance obligation over time, as customers simultaneously receive and consume the benefits of the services as they are performed. Accordingly, revenue is recognized over time using a measure of progress that faithfully depicts the transfer of services to the customer, generally based on actual usage incurred during the period.

Transaction Price and Variable Consideration

The transaction price is determined based on usage-based fees specified in the applicable customer agreement or purchase order. Usage-based consideration is recognized in the period in which the related services are performed and the usage occurs. To the extent applicable, variable consideration is constrained to amounts for which it is probable that a significant reversal of cumulative revenue recognized will not occur.

Principal versus Agent Considerations

The Company acts as principal in providing the integrated managed service, as it is primarily responsible for fulfilling the service commitments to customers and retains control over the delivery of the services, including the selection, coordination, and management of any third-party infrastructure or tools used in providing the services. Accordingly, revenue is recognized on a gross basis.

Cost of Revenue

Cost of revenue consists primarily of fees charged by third-party cloud service providers for computing, storage, and related infrastructure resources utilized in delivering the Company’s integrated managed services to customers.

General and Administrative Expenses

General and administrative expenses consist primarily of payment processing fees, professional service fees, travel and entertainment expenses, office and administrative costs, and other general corporate expenses incurred in supporting the Company’s operations.

F-37

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax assets and liabilities are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. Federal, state, and foreign income taxes are provided based on statutory rates.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the Tax Act) was signed into law. The Tax Act requires an entity to make an accounting policy election of either (1) treating taxes due on future U.S. inclusions in taxable income related to Global Intangible Low Taxed Income (GILTI) as a current period expense when incurred (the period cost method) or (2) factoring such amounts into an entity’s measurement of its deferred taxes (the deferred method). The Company has elected to treat taxes due on future U.S. inclusions in taxable income related to GILTI as a current period expense when incurred using the period cost method.

The Company accounts for uncertainty in income taxes using a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate audit settlement.

The Company recognizes interest and penalties, if any, associated with income tax matters as part of income tax expense on Statements of Operations and includes accrued interest and penalties with the related income tax liability in Other current liabilities on the Balance Sheets.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets

The Company’s financial assets consist of cash, marketable securities, accounts receivable, and amounts due from related parties.

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company did not hold any cash equivalents as of September 30, 2025 or September 30, 2024. Accordingly, cash as reported on the balance sheets and statements of cash flows consists entirely of demand deposits held at financial institutions. These are stated at cost, which approximates fair value due to their short-term nature.

Marketable Securities

The Company’s marketable securities consist of certificates of deposit with original maturities greater than three months at the date of purchase. These investments are not classified as cash due to their original maturity dates. Marketable securities are classified as current or non-current based on their contractual maturity dates and the availability of funds for use in current operations. Interest income is recognized when earned and is included in other income (expense), net, in the accompanying statements of operations. The Company evaluates marketable securities for impairment at each reporting date and recognizes any impairment losses, if any, in the statements of operations. As of September 30, 2025 and 2024, no unrealized gains or losses or impairment charges had been recognized related to the Company’s marketable securities.

F-38

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

Accounts Receivable and Due from Related Party

Accounts receivable and amounts due from related parties are recorded at the invoiced amount and do not bear interest. The Company evaluates the collectability of its receivables based on specific customer circumstances, current economic trends, and historical payment patterns. An allowance for credit losses is established when management believes that collection of amounts due is doubtful. The allowance for credit losses is measured using an expected credit loss model in accordance with ASC 326, Financial Instruments - Credit Losses. Receivables are written off against the allowance when management determines that further collection efforts will not result in recovery.

Financial liabilities

The Company’s financial liabilities consist of accounts payable and accrued expenses and other payables. These liabilities are initially recognized at the amount of consideration received, net of directly attributable transaction costs, if any. Subsequently, financial liabilities are measured at amortized cost using the effective interest method.

Fair Value of Financial Instruments

– FASB ASC 820 – Fair Value Measurements and Disclosures defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. In accordance with ASC 820, we have categorized our financial assets and liabilities based on the priority of the inputs to the valuation technique into a three-level fair value hierarchy as set forth below. If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. Financial assets and liabilities recorded in the accompanying balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Financial instruments whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market which we have the ability to access at the measurement date.

Level 2 – Financial instruments whose values are based on quoted market prices in markets where trading occurs infrequently or whose values are based on quoted prices of instruments with similar attributes in active markets.

Level 3 – Financial instruments whose values are based on prices or valuation techniques which require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the instrument.

The Company’s financial instruments consist of cash and marketable securities. The fair value of cash approximate their carrying values either due to their current nature or current market rates for similar instruments. The carrying values of marketable securities approximate fair value based on current market rates for similar instruments. Cash are measured at fair value on a recurring basis using Level 1 inputs. Marketable securities are measured at fair value on a recurring basis using Level 2 inputs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, marketable securities and accounts receivable. The Company maintains its cash and marketable securities with financially reputable financial institutions. While deposits may, at times, exceed federally insured limits, management does not believe the Company is exposed to significant credit risk with respect to these balances.

The Company’s revenue is highly concentrated among a limited number of customers. For the year ended September 30, 2025, two customers accounted for approximately 100% of the Company’s total revenue. For the year ended September 30, 2024, one customer accounted for approximately 100% of the Company’s total revenue. As of September 30, 2025 and 2024, these customers represented substantially all of the Company’s accounts receivable.

F-39

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

Recent Accounting Pronouncements – Adopted

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and for interim periods within fiscal years beginning after December 15, 2024, with early application permitted. The Company adopted the standard on a retrospective basis with an effective date for the year ended September 30, 2025. Refer to Note 8. Segment and Geographical Information in the financial statements for related disclosures.

Recent Accounting Pronouncements – Pending Adoption

In October 2023, the FASB issued ASU 2023 06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU incorporates certain U.S. Securities and Exchange Commission (SEC) disclosure requirements into the FASB Accounting Standards Codification. The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC removes that related disclosure from its rules. For all other entities, the amendments will be effective two years later. However, if by June 30, 2027, the SEC has not removed the related disclosure from its regulations, the amendments will be removed from the Codification and not become effective for any entity. The Company does not expect the adoption of ASU 2023 06 to have a material impact on its financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which enhances the transparency of income tax disclosures. The amendments in ASU 2023-09 requires (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating ASU 2023-09 to determine the impact it may have on its financial statements disclosures.

In November 2024, the FASB issued ASU 2024 - 03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220 - 40): Disaggregation of Income Statement Expenses. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, for all public business entities. In January 2025, the FASB issued ASU 2025 - 01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220 - 40): Clarifying the Effective Date. The amendment in this Update amends the effective date of Update 2024 - 03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024 - 03 is permitted. The Company is currently evaluating ASU 2023 - 09 to determine the impact it may have on its financial statements disclosures.

F-40

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

4.	ACCOUNTS RECEIVABL, NET

	As of
	September 30, 2025	September 30, 2024
Accounts receivable	$1,056,554	$455,984
Less: allowance for credit losses	-	-
Accounts receivable, net	$1,056,554	$455,984

Accounts receivable consists primarily of amounts due from customers for services provided under usage-based, integrated managed service arrangements. The Company evaluates accounts receivable for expected credit losses on a periodic basis. No allowance for credit losses was recorded as of September 30, 2025 and 2024, as management determined that the receivables were collectible based on historical collection experience and ongoing customer credit evaluations.

5.	CONCENTRATIONS OF RISKS

Credit risk

●	Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, marketable securities and accounts receivable. The carrying amounts of these financial instruments represent the Company’s maximum exposure to credit risk.
●	The Company maintains its cash and marketable securities with established financial institutions. While balances may exceed federally insured limits from time to time, management does not believe the Company is exposed to significant credit risk with respect to these balances.
●	Accounts receivable are unsecured and arise from services provided to customers. Management monitors customer creditworthiness and collection history on an ongoing basis. No allowance for credit losses was recorded as of September 30, 2025 and 2024.

Customer concentration risk

The Company’s revenue is highly concentrated among a limited number of customers. For the year ended September 30, 2025, two customers accounted for approximately 100% of the Company’s total revenue. For the year ended September 30, 2024, one customer accounted for approximately 100% of the Company’s total revenue.

As of September 30, 2025 and 2024, these customers represented substantially all of the Company’s accounts receivable. Based on historical collection experience, substantially all accounts receivable have been collected within 30 days of invoice issuance, and the Company has not experienced material credit losses related to these customers.

The Company’s customer arrangements are generally governed by negotiated service agreements that include defined pricing and payment terms. While these arrangements have historically renewed or continued without interruption, the Company’s results of operations and cash flows are dependent on the continued relationship with, and timely payment by, these customers. The loss of, or a significant reduction in business from, any of these customers, or an inability to renew or replace such customer relationships on comparable terms, could have a material adverse effect on the Company’s financial position, results of operations, and cash flows.

Vendor concentration risk

The Company relies on a limited number of third-party cloud service providers to deliver its integrated managed services. During the years ended September 30, 2025 and 2024, substantially all cloud infrastructure services were sourced from fewer than five vendors, with the majority of costs incurred with two to three major cloud platform providers.

F-41

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

6.	RELATED PARTY TRANSACTIONS

Related parties are those parties that have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company’s financial and operating decisions.

During the years ended September 30, 2025 and 2024, the Company had non-trade related party receivables arising from temporary advances to its Chief Executive Officer and Chief Operating Officer, who are also shareholders of the Company. These advances were unsecured, non-interest bearing, and not subject to fixed repayment terms.

As of September 30, 2025 and 2024, amounts due from related parties totaled $28,169 and $20,000, respectively. All related party receivables outstanding as of September 30, 2025 were fully repaid on January 7, 2026.

7.	SHARE CAPITAL

The Company was incorporated under the laws of the State of California on October 2, 2019.

As of September 30, 2025 and 2024, the Company had 1,000,000 shares of no-par-value common stock issued and outstanding. All issued and outstanding shares were held by the Company’s founders. No additional paid-in capital had been recorded as of either date.

8.	SEGMENT INFORMATION

The Company applies the guidance in ASC 280, Segment Reporting. Operating segments are identified based on the information reviewed by the Company’s chief operating decision maker (“CODM”) for purposes of allocating resources and assessing performance. The Company’s CODM is the Chief Executive Officer.

The Company operates as one reportable operating segment, and therefore no segment profit or loss, asset, or liability information is presented separately.

Substantially all of the Company’s revenues for the years ended September 30, 2025 and 2024 were derived from customers located in California.

9.	INCOME TAXES

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to reverse. The Company files its federal and state income tax returns on a calendar-year basis; however, income tax expense and related balances are computed for financial reporting purposes based on the fiscal periods presented in accordance with ASC 740.

The Company is subject to U.S. federal income taxes and California state income and franchise taxes. California imposes a franchise tax on corporations for the privilege of doing business in the state, which is calculated as the greater of an income-based tax at the enacted rate or a minimum franchise tax of $800. The California franchise tax is classified as income tax expense for financial reporting purposes.

F-42

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

The Company evaluates temporary differences and recognizes deferred tax assets and liabilities when such differences are material. As presented, deferred tax expense (benefit) is derived from the change in net deferred tax assets/(liabilities) between fiscal years.

The components of income tax expense for the fiscal years ended September 30, 2025 and 2024 are as follows:

	For the Fiscal Years Ended September 30,
	2025	2024

Federal
Current	$21,890	$7,101
Deferred	-	-
State
Current	1,650	800
Deferred	-	-
Income tax expense	23,540	7,901

The Company’s effective tax rate differs from the U.S. federal statutory rate primarily due to state income taxes. State income taxes are presented net of the related federal income tax benefit in the effective tax rate reconciliation.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the periods shown are as follows:

	For the Fiscal Years Ended
	September 30, 2025	September 30, 2024

Federal income tax at statutory rate	21.0%	21.0%
State income tax, net of federal impact	1.3%	1.9%
Permanent differences	0.0%	0.0%
Return to provision adjustments	0.0%	0.0%
Change in valuation allowance	0.0%	0.0%
Effective income tax rate	22.3%	22.9%

The Company assesses the realizability of deferred tax assets and records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considered available positive and negative evidence, including historical operating results, forecasts of future taxable income, and feasible tax planning strategies in evaluating the need for a valuation allowance.

For the Fiscal Years Ended
Valuation Allowance	September 30, 2025	September 30, 2024

Beginning balance	-	-
Change during the year	-	-
Ending Balance	-	-

F-43

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

No valuation allowance was recorded as management determined it is more likely than not that no deferred tax assets existed as of the reporting dates.

The Company recognizes uncertain tax positions in accordance with ASC 740-10. The Company did not record any material unrecognized tax benefits as of September 30, 2025 and 2024. The Company’s policy is to recognize interest and penalties related to uncertain tax positions, if any, within income tax expense.

For the Fiscal Years Ended
Unrecognized tax benefits	September 30, 2025	September 30, 2024

Beginning balance	-	-
Change during the year	-	-
Ending Balance	-	-

The Company did not have any unrecognized tax benefits as of September 30, 2025 or 2024.

The Company files income tax returns in the U.S. federal jurisdiction and California. Tax years generally remain subject to examination by tax authorities for a period of three to four years from the date the returns are filed, depending on the jurisdiction and specific circumstances.

10.	Commitments and Contingencies

The Company is not subject to any material commitments or contingencies as of September 30, 2025 and 2024. The Company is not a party to any material legal proceedings, and management is not aware of any pending or threatened claims or assessments that, if asserted, would have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

11.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 3, 2026, which is the date these financial statements were available to be issued. The following subsequent events have been identified that require disclosure:

Reorganization and Recapitalization

Subsequent to September 30, 2025, the Company undertook certain reorganization steps in contemplation of a proposed business combination with a special purpose acquisition company (a “de-SPAC transaction”).

Share transfers at Goodvision, Inc. (California)

Following year end, certain shares of Goodvision, Inc. (California) (“Goodvision California” or the “Company”) held by the founders were transferred to new investors pursuant to stock transfer arrangements, resulting in the new investors becoming shareholders of Goodvision California.

F-44

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

Formation of Intermediate Holding Company

On October 17, 2025, Goodvision AI Inc., a Cayman Islands exempted company (“Goodvision Cayman”), was incorporated with authorized share capital of $50,000 consisting of 10,000 ordinary shares with a par value of $5.00 per share. On November 5, 2025, Goodvision Cayman issued 10,000 ordinary shares to GV Assets Holdings Limited, Guru Assets Holdings Limited, and certain other investors for aggregate gross proceeds of $50,000.

On November 11, 2025, Goodvision AI Ltd (“Goodvision BVI”), a British Virgin Islands business company, was formed as an intermediate holding company. Goodvision BVI is a wholly owned subsidiary of Goodvision Cayman. On November 20, 2025, all 1,000,000 shares of Goodvision California common stock were transferred from the existing shareholders of Goodvision California to Goodvision AI Ltd (“Goodvision BVI”) pursuant to share transfer agreements. As a result of these transfers, Goodvision BVI became the sole shareholder and holder of 100% of the issued and outstanding shares of Goodvision California.

As a result of the reorganization, Goodvision Cayman became the ultimate parent holding company of the group, with Goodvision BVI serving as an intermediate holding entity between Goodvision Cayman and the Company.

Impact on the historical financial statements presented and Regulation S-X considerations

The transactions described above occurred subsequent to September 30, 2025 and, accordingly, are not reflected in the accompanying historical financial statements as of and for the years ended September 30, 2025 and 2024.

The historical financial statements presented herein reflect Goodvision California as the accounting predecessor and do not give effect to the post-reorganization legal structure, ownership, or capital structure resulting from the share transfers and share exchange arrangements.

In connection with the contemplated de-SPAC transaction and related filings (including a registration/proxy statement on Form S-4), pro forma financial information giving effect to the reorganization and the de-SPAC transaction, as applicable, is expected to be presented separately in accordance with Article 11 of Regulation S-X (including Rule 11-02). The accompanying historical financial statements do not include such pro forma adjustments.

Business Combination Agreement

On March 6, 2026, Goodvision AI Inc., a Cayman Islands exempted company and the ultimate parent holding company of the Company (“Goodvision Cayman”), entered into a Business Combination Agreement (the “BCA”) with Calisa Acquisition Corp, a Cayman Islands exempted company (“Calisa” or the “SPAC”), and Calisa Merger Sub Inc., a Cayman Islands exempted company and wholly owned subsidiary of Calisa (“Merger Sub”). Pursuant to the BCA, Merger Sub will merge with and into Goodvision Cayman, with Goodvision Cayman surviving the merger as a wholly owned subsidiary of Calisa (the “Business Combination”).

The key terms of the BCA are as follows:

1.	Enterprise Value: The implied enterprise value of the Company is $180,000,000.
2.	Exchange Share Consideration: At the closing, the Company’s shareholders will receive 18,000,000 ordinary shares of the surviving public company (the “Exchange Share Consideration”), calculated as the enterprise value of $180,000,000 divided by $10.00 per share.
3.	Earnout Shares: Up to 3,600,000 additional earnout shares may be issuable to the Company’s shareholders in two equal tranches of 1,800,000 shares each, contingent upon the achievement of specified revenue targets and share price thresholds for fiscal years 2026 and 2027.

F-45

GOODVISION, INC. NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024 (Expressed in U.S. Dollars)

4.	Escrow: 10% of the Exchange Share Consideration will be held in escrow pursuant to the terms of the BCA.
5.	SPAC Rights Conversion: Each outstanding SPAC Right will convert into one-tenth of one ordinary share of the surviving public company at the effective time of the merger.
6.	Equity Incentive Plan: The BCA contemplates the adoption of an equity incentive plan reserving shares equal to approximately 5% of the fully diluted post-combination share count.

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805, with Goodvision Cayman as the accounting acquirer. Under this method of accounting, the SPAC will be treated as the “acquired” company for financial reporting purposes, and the net assets of the SPAC will be stated at historical cost with no goodwill or other intangible assets recorded. The closing of the Business Combination is subject to customary conditions, including shareholder approval of both entities, and is expected to occur by April 23, 2027.

As of the date these financial statements were available to be issued, the Business Combination had not yet been consummated. No assets or liabilities related to the Business Combination have been recognized in the accompanying financial statements as of September 30, 2025. Estimated transaction costs associated with the Business Combination total approximately $3,000,000 and will be recorded in the period in which the transaction is completed.

Related Party Transactions

Repayment of Related Party Receivable

In January 2026, the Company received full repayment of all outstanding amounts under related party receivables that were recorded as of September 30, 2025. As a result, the related party receivable balance on the balance sheet as of September 30, 2025 has been fully collected subsequent to the balance sheet date.

Shareholder Payment of Professional Fees

Subsequent to September 30, 2025, GV Assets Holdings Limited, one of the Company’s shareholders holding 2,100 ordinary shares (21%) of Goodvision Cayman, paid approximately $522,400 of professional service fees on behalf of the Company in connection with the reorganization and the de-SPAC transaction. These fees included accounting advisory services, financial statement audit fees, and legal fees relating to the reorganization. The services were performed after the fiscal year end, and accordingly, no liability for these fees has been recorded in the accompanying financial statements as of September 30, 2025. The Company expects to reimburse GV Assets Holdings Limited for these amounts in the ordinary course of business, and such amounts will be recorded as a related party payable when the reimbursement obligation is formally recognized in the subsequent reporting period.

Other than the matters described above, management is not aware of any other subsequent events that would require recognition or disclosure in these financial statements.

F-46

Goodvision AI Inc.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended June 30, 2026

(Stated in U.S. Dollars)

As Retroactively Restated to Reflect the Reorganization and Recapitalization

F-47

F-48

Goodvision AI Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Stated in U.S. Dollars)

	June 30, 2026	September 30, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,701,376	$1,766,451
Accounts receivable, net	13,250,273	1,056,554
Due from related party	—	28,169
Prepaid expenses and other current assets	243,058	—
Total current assets	15,194,707	2,851,174
Property and equipment, net	14,005	—
Total assets	$15,208,712	$2,851,174

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$11,529,277	$2,665,899
Accrued expenses and other payables	384,523	35,359
Short-term loans payable — related parties	1,900,000	—
Due to related party	935,380	—
Advance from PIPE investor	1,000,000	—
Total current liabilities	15,749,180	2,701,258
Total liabilities	15,749,180	2,701,258

Commitments and contingencies (Note 14)
SHAREHOLDERS’ EQUITY (DEFICIT)
Common Stock, $5 par value, 10,000 shares authorized, 10,000 shares issued and outstanding as of June 30, 2026 and September 30, 2025*	50,000	50,000
Additional paid-in capital*	—	(50,000)
Subscription receivable**	(50,000)	—
Retained earnings (Accumulated deficit)	(540,468)	149,916
Total shareholders’ equity (deficit)	(540,468)	149,916
Total liabilities and shareholders’ equity (deficit)	$15,208,712	$2,851,174

*	Common stock and additional paid-in capital amounts have been retroactively adjusted to reflect the legal capital structure of the Company. See Note 9 - Reorganization and Recapitalization.

**	See Note 9 - Stock Subscription Receivable.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-49

Goodvision AI Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Stated in U.S. Dollars, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Revenue	$13,450,654	$2,088,748	$24,004,468	$4,820,747
Cost of revenue	12,018,490	2,116,228	22,007,759	4,787,640
Gross profit (loss)	$1,432,164	$(27,480)	$1,996,709	$33,107
OPERATING EXPENSES:
General and administrative expenses	1,381,781	37,600	2,683,107	50,623
Total operating expenses	$1,381,781	$37,600	$2,683,107	$50,623
Income (loss) from operations	$50,383	$(65,080)	$(686,398)	$(17,516)
OTHER INCOME (EXPENSE):
Interest and other income, net	700	—	720	9,138
Interest expense	(4,446)	—	(4,706)	—
Total other income (expense)	$(3,746)	$—	$(3,986)	$9,138
Income (loss) before income tax	$46,637	$(65,080)	$(690,384)	$(8,378)
Income tax expense (benefit)	—	(14,512)	—	(1,868)
Net income (loss)	$46,637	$(50,568)	$(690,384)	$(6,510)

Weighted average ordinary shares — basic and diluted *	10,000	10,000	10,000	10,000
Net income (loss) per ordinary share — basic and diluted *	$4.66	$(5.06)	$(69.04)	$(0.65)

*	Shares and per share data have been retroactively restated to reflect the recapitalization (see Note 9).

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-50

Goodvision AI Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

(Stated in U.S. Dollars)

Three Months Ended June 30, 2026

	Common Shares	Common Stock	Additional Paid-in Capital	Subscription Receivable	Retained Earnings (Accumulated Deficit)	Total Equity (Deficit)
Balance as of March 31, 2026	10,000	50,000	—	(50,000)	(587,105)	(587,105)
Net income — three months ended June 30, 2026	—	—	—	—	46,637	46,637
Balance as of June 30, 2026	10,000	50,000	—	(50,000)	(540,468)	(540,468)

Nine Months Ended June 30, 2026

	Common Shares	Common Stock	Additional Paid-in Capital	Subscription Receivable	Retained Earnings (Accumulated Deficit)	Total Equity (Deficit)
Balance as of September 30, 2025*	10,000	50,000	(50,000)	—	149,916	149,916
Shares issued for subscription receivables**	—	—	50,000	(50,000)	—	—
Net loss — nine months ended June 30, 2026	—	—	—	—	(690,384)	(690,384)
Balance as of June 30, 2026	10,000	50,000	—	(50,000)	(540,468)	(540,468)

Three Months Ended June 30, 2025

	Common Shares	Common Stock	Additional Paid-in Capital	Subscription Receivable	Retained Earnings (Accumulated Deficit)	Total Equity (Deficit)
Balance as of March 31, 2025*	10,000	50,000	(50,000)	—	113,274	113,274
Net loss — three months ended June 30, 2025	—	—	—	—	(50,568)	(50,568)
Balance as of June 30, 2025*	10,000	50,000	(50,000)	—	62,706	62,706

Nine Months Ended June 30, 2025

	Common Shares	Common Stock	Additional Paid-in Capital	Subscription Receivable	Retained Earnings (Accumulated Deficit)	Total Equity (Deficit)
Balance as of September 30, 2024*	10,000	50,000	(50,000)	—	69,216	69,216
Net loss — nine months ended June 30, 2025	—	—	—	—	(6,510)	(6,510)
Balance as of June 30, 2025*	10,000	50,000	(50,000)	—	62,706	62,706

*	Common stock and additional paid-in capital amounts have been retroactively adjusted to reflect the legal capital structure of the Company. See Note 9 - Reorganization and Recapitalization.

**	See Note 9 - Stock Subscription Receivable.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-51

Goodvision AI Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Stated in U.S. Dollars)

	For the Nine Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(690,384)	$(6,510)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	1,787	—
Changes in operating assets and liabilities:
Accounts receivable, net	(12,193,719)	(161,052)
Prepaid expenses and other current assets	(243,058)	—
Due from related party	28,169	(8,169)
Accounts payable	8,863,378	318,091
Accrued expenses and other payables	349,164	725
Due to related party	935,380	—
Net cash provided by (used in) operating activities	$(2,949,283)	$143,085
Cash flows from investing activities:
Proceeds from maturity of marketable securities	—	419,000
Purchase of marketable securities	—	(420,000)
Purchase of property and equipment	(15,792)	—
Net cash used in investing activities	$(15,792)	$(1,000)
Cash flows from financing activities:
Proceeds from short-term loans — related parties	1,900,000	—
Advance from PIPE investor	1,000,000	—
Net cash provided by financing activities	$2,900,000	$—
Net change in cash and cash equivalents	$(65,075)	$142,085
Cash and cash equivalents, beginning of period	1,766,451	433,516
Cash and cash equivalents, end of period	$1,701,376	$575,601

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for income taxes	800	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

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GOODVISION AI INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Nature of the Business and Organization

Goodvision AI Inc. (the “Company”) is a Cayman Islands exempted company incorporated on October 17, 2025, that serves as the ultimate parent holding company of the Goodvision group. Through its subsidiaries, the Company provides integrated, managed cloud and artificial intelligence-related services to enterprise and institutional customers. The Company delivers its services through a unified managed service offering that enables customers to access computing resources, data processing capabilities, and related technical services through usage-based and subscription-based arrangements.

Goodvision Inc., a California corporation (“Goodvision California”), was incorporated on October 2, 2019 and is the principal operating subsidiary of the Company. Its principal executive offices are located in California.

Subsequent to September 30, 2025, the group underwent a reorganization and recapitalization in connection with the Business Combination with Calisa Acquisition Corp. On October 12, 2025, each of Goodvision California’s two founders transferred all of their shares of Goodvision California to various BVI holding entities, resulting in Goodvision California becoming indirectly owned by those entities. On October 17, 2025, the Company was incorporated as the intended ultimate parent holding company of the group. On November 11, 2025, Goodvision AI Ltd, a British Virgin Islands business company (“Goodvision BVI”), was formed as an intermediate holding company between the Company and Goodvision California. On November 20, 2025, the BVI shareholder entities entered into share transfer agreements with Goodvision BVI, pursuant to which 100% of the issued and outstanding shares of Goodvision California were transferred to Goodvision BVI, completing the reorganization under the new holding structure. The post-reorganization structure consists of Goodvision AI Inc. (ultimate parent) — Goodvision BVI (intermediate holding company) — Goodvision Inc. (operating company). See Note 9 for further discussion of the reorganization and the retroactive recapitalization impact on share and per share data.

Note 2. Going Concern and Management’s Plan

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. In accordance with Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern, management is required to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

As of June 30, 2026, the Company identified the following conditions relevant to the going concern assessment: (i) a working capital deficit of approximately $554,473, compared to positive working capital of $149,916 as of September 30, 2025; (ii) a net loss of approximately $(690,384) for the nine months ended June 30, 2026; (iii) an accumulated deficit of approximately $540,468; (iv) net cash used in operating activities of approximately $(2,949,283) for the nine months ended June 30, 2026, driven principally by the growth in accounts receivable; (v) $1,900,000 of short-term loans from related parties maturing within the evaluation period; (vi) concentration of revenue and accounts receivable among a limited number of customers, with the Company’s two largest customers representing approximately 76% of revenue for the three months ended June 30, 2026 and approximately 95% of accounts receivable as of June 30, 2026; and (vii) the uncertainty associated with the proposed business combination with Calisa Acquisition Corp., the consummation of which is subject to conditions outside the Company’s control.

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Management has evaluated whether its plans are sufficient to mitigate the conditions described above. Management has prepared a detailed cash flow forecast covering the twelve-month period following the date these financial statements are available to be issued. Key components of management’s plans include: (i) continued execution of existing customer contracts and collection of the accounts receivable generated by the AI Inference Services offering — of which approximately $5.3 million was collected subsequent to June 30, 2026 (approximately $2.8 million in July 2026 and the remainder in early August 2026), including the entire 31-to-60-day past-due cohort outstanding at June 30, 2026, which cleared in early August 2026; (ii) continued management of operating expenses and vendor payment timing, including the accounts payable credit line extended by the Company’s primary cloud infrastructure vendor and the ability to defer certain related-party payables; and (iii) continued access to related-party and other working capital financing, as evidenced by $500,000 of additional related-party loans received in July 2026 and the equity financings described in Note 16. In addition, on July 30, 2026, GV Assets Holdings Limited and Waterdrip Investment Ltd entered into conversion and mutual release agreements pursuant to which $1,380,000 of related-party loan principal owed to GV Assets Holdings Limited (comprising $880,000 reflected in the June 30, 2026 balance sheet and $500,000 under two loan agreements entered into on July 1, 2026 and July 22, 2026) and $520,000 of loan principal owed to Waterdrip Investment Ltd (reflected in the June 30, 2026 balance sheet), which amounts exclude the $500,000 loan from Mr. Yi (Davy) Wang that is included in the $1,900,000 of related-party loans reflected in the June 30, 2026 balance sheet, together with $930,000 of advanced transaction expenses paid by GV Assets on the Company’s behalf, would be converted into or satisfied with equity of the surviving public company upon consummation of the Business Combination, with all accrued interest waived; because the conversions are contingent on the consummation of the Business Combination, management has not relied on them, but they evidence the lenders’ continued support and willingness to extend or capitalize the loans. The anticipated receipt of trust account proceeds upon consummation of the proposed Business Combination represents additional potential liquidity but has not been relied upon in management’s assessment.

Additional factors supporting management’s assessment include: (i) the Company held cash and cash equivalents of $1,701,376 as of June 30, 2026 which, together with the subsequent collections described above and projected cash flows from operations, management believes is sufficient to fund operations and to service the short-term loans as they become due; and (ii) revenue increased significantly year-over-year, and the Company’s cost structure includes no long-term lease commitments and a meaningful component of discretionary and deferrable spending.

Based on the foregoing analysis, management concluded that the conditions described above, considered in the aggregate, initially raised substantial doubt about the Company’s ability to continue as a going concern. Management further concluded that its plans, considered in the aggregate, are sufficient to alleviate that substantial doubt. In reaching this conclusion, management also considered the Company’s return to profitability in the third quarter of fiscal 2026 and the narrowing of its working capital deficit to $554,473 as of June 30, 2026, which reinforce the sufficiency of management’s plans. In reaching this conclusion, management did not rely on the consummation of the Business Combination; because consummation is subject to conditions outside the Company’s control, any proceeds from the Business Combination are treated as additional potential liquidity only. Accordingly, the substantial doubt has been alleviated, and these unaudited condensed consolidated financial statements have been prepared on a going concern basis.

Management’s cash flow forecast is inherently subject to estimation uncertainty, including assumptions regarding the timing and magnitude of customer collections and the anticipated change in revenue mix among the Company’s customers. If the Company is unable to generate sufficient cash flows from operations or to obtain additional financing when needed, the Company may be required to reduce or defer planned expenditures or pursue alternative sources of liquidity.

Note 3. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in conformity with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information, specifically Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the fiscal years ended September 30, 2025 and 2024. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included in these financial statements. Operating results for the three and nine months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2026.

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The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The condensed consolidated balance sheet as of September 30, 2025 has been derived from the audited financial statements as of that date, retroactively adjusted to reflect the recapitalization described in Note 9.

Note 4. Summary of Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited condensed consolidated financial statements are the same as those applied in the Company’s annual audited financial statements for the fiscal year ended September 30, 2025, unless otherwise noted below.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make, on an ongoing basis, estimates, judgments, and assumptions that affect the amounts reported and disclosed in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates and judgments made by management include, but are not limited to: (i) revenue recognition, including the identification of performance obligations and the measurement of variable consideration; (ii) expected credit losses on accounts receivable, which are evaluated on an individual basis rather than under a pooled model due to the Company’s limited number of customers and the significance of individual balances; (iii) income taxes, including deferred tax asset realizability and the assessment of uncertain tax positions; and (iv) commitments and contingencies, including the evaluation of potential loss exposures. Management bases its estimates on historical experience, current conditions, and various other assumptions believed to be reasonable under the circumstances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of June 30, 2026, the Company’s cash equivalents consisted of a U.S. government money market fund of approximately $200,660. The Company did not hold any cash equivalents as of September 30, 2025. Apart from the cash equivalents described above, cash and cash equivalents as reported on the condensed consolidated balance sheets and statements of cash flows consists of demand deposits held at financial institutions in the United States and Hong Kong. The Company did not have any restricted cash as of June 30, 2026 or September 30, 2025.

Accounts Receivable and Expected Credit Losses

Accounts receivable are recorded at invoiced amounts and do not bear interest. The Company evaluates expected credit losses in accordance with ASC Topic 326, Financial Instruments — Credit Losses. Due to the Company’s limited number of customers and the significance of individual balances, management evaluates expected credit losses on an individual receivable basis rather than a pooled methodology, as the Company’s receivables do not share sufficiently similar risk characteristics to support pooling under the CECL model. No allowance for expected credit losses was recorded as of June 30, 2026 or September 30, 2025. See Note 6 for further information regarding the Company’s accounts receivable and the related credit loss assessment.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company’s integrated managed services represent a single performance obligation satisfied over time as the customer simultaneously receives and consumes the benefits of the services. Revenue is recognized monthly based on actual usage incurred during the period, calculated using fixed contractual rates per unit of usage (output method per ASC 606-10-55-18). The Company acts as principal and records revenue on a gross basis. Amounts earned but not yet billed are recorded as unbilled accounts receivable. See Note 5 for additional details.

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Cost of Revenue

Cost of revenue consists primarily of fees charged by third-party cloud service providers for computing, storage, and related infrastructure resources, and fees charged by third-party large language model and AI infrastructure providers in connection with the Company’s AI Inference Services, utilized in delivering the Company’s integrated managed services to customers.

Interest and Other Income, Net

Interest and other income, net consists of interest income earned on the Company’s cash and cash equivalents balances, dividend income on money market and sweep balances, and cash-back rewards earned on the Company’s credit card spend on operating purchases. For the three and nine months ended June 30, 2026, interest and other income, net consisted of interest income, dividend income, and credit card cash-back rewards. For the three and nine months ended June 30, 2025, interest and other income, net consisted solely of interest income earned on cash balances.

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method in accordance with ASC 740, Income Taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to periods in which those differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. Federal, state, and foreign income taxes are provided based on statutory rates. The Company (the Cayman Islands parent) is an exempted company incorporated in the Cayman Islands, which currently levies no corporate income tax; accordingly, no income tax benefit is recognized on losses incurred by the Cayman Islands parent. The Company accounts for uncertainty in income taxes using a recognition threshold requiring that a tax position must be more likely than not to be sustained upon examination before it can be recognized. The Company recognizes interest and penalties related to uncertain tax positions, if any, as part of income tax expense.

Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value in accordance with ASC 820. Cash and cash equivalents are measured on a recurring basis using Level 1 inputs (unadjusted quoted prices in active markets). The Company’s accounts receivable, accounts payable, short-term loans payable, and advance from PIPE investor approximate their carrying values given their short-term nature.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of advances and deposits with third-party vendors for future services in support of the Company’s service offerings, prepaid expenses, and other short-term receivables. As of June 30, 2026, prepaid expenses and other current assets were $243,058, consisting of $216,166 of deposits and advance payments with vendors, $12,339 of prepaid expenses, $10,413 of amounts held in a tax holding account, and $4,140 due from the Company’s payroll processor. For any prepayments that management determines will not result in receipt of services or a refund, the Company recognizes an allowance to reserve such balances. No allowance was recorded as of June 30, 2026 or September 30, 2025.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. During the nine months ended June 30, 2026, the Company acquired computer equipment, office equipment, and furniture with an aggregate cost of $15,792. Depreciation expense of $787 and $1,787 was recorded for the three and nine months ended June 30, 2026, respectively.

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Short-term Loans Payable

Short-term loans payable consist of unsecured borrowings from related parties used to fund working capital and general business operations. The loans are recorded at their outstanding principal balance. Certain loans are interest-free, while others bear simple interest at a stated rate; interest on interest-bearing loans is accrued and recorded as interest expense as incurred. All such loans mature within twelve months of the balance sheet date and are classified as current liabilities. See Note 8 for further details.

Advance from PIPE Investor

Amounts received from a PIPE investor in advance of the consummation of the Business Combination, in respect of shares of the surviving public company to be issued at the closing of the Business Combination, are recorded as a current liability until the related shares are issued. See Note 15.

Recent Accounting Pronouncements

The Company has not yet adopted the following recently issued accounting pronouncements: ASU 2023-06 (Disclosure Improvements), ASU 2023-09 (Income Taxes: Improvements to Income Tax Disclosures), and ASU 2024-03 (Disaggregation of Income Statement Expenses), each of which the Company continues to evaluate. Each amendment in ASU 2023-06 becomes effective on the date the SEC removes the related disclosure from its rules, and the amendments will be removed from the Codification and will not become effective if the SEC has not done so by June 30, 2027; the Company does not expect the adoption of ASU 2023-06 to have a material impact on its financial statements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 on a prospective basis, with the option to apply the standard retrospectively. ASU 2024-03, as amended by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026 and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted for each of ASU 2023-09 and ASU 2024-03. The Company adopted ASU 2023-07 (Segment Reporting) effective October 1, 2025; as the Company operates as a single reportable segment, adoption did not materially affect the Company’s disclosures. See Note 11.

Note 5. Revenue

The Company generates revenue from two service offerings: (i) integrated managed cloud services, and (ii) beginning in the second quarter of fiscal 2026, the Company’s AI Inference Services. Revenue from each offering is recognized in accordance with ASC 606, Revenue from Contracts with Customers. The Company’s revenue recognition policies for each offering are described below.

Managed Cloud Services

The Company generates revenue from integrated cloud computing and managed services provided under Enterprise Service Agreements and related Purchase Orders.

Performance Obligation

Each customer contract contains a single performance obligation — the Company’s integrated managed service — consisting of a series of distinct services that are substantially the same and have the same pattern of transfer. The services include cloud computing capacity, continuous management, monitoring and optimization, technical consultation, enterprise-level support, and 24/7 technical account management. These components are not sold separately, are highly interdependent, and together represent a single combined output.

Although individual components (e.g., cloud computing capacity, managed services) could theoretically be distinct in isolation, they are not separately identifiable within the context of the contract. The Company provides a significant service of integrating cloud capacity, management, monitoring, and support into a single combined output per ASC 606-10-25-21. Accordingly, the contract contains one performance obligation.

Transaction Price and Measure of Progress

The transaction price is determined based on usage-based fees specified in the applicable Purchase Order. Usage-based pricing qualifies for the right-to-invoice exception under ASC 606-10-55-18, as consideration earned in each period corresponds directly with the value transferred to the customer. Revenue is recognized monthly based on actual usage multiplied by contractual unit rates. Variable consideration (service credits) is constrained to amounts for which it is probable that a significant reversal of cumulative revenue recognized will not occur. Based on historical service availability consistently exceeding the 99.95% contractual threshold, no service credits have been issued and no constraint has been applied.

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Principal vs. Agent

The Company acts as principal. The Company controls the integrated managed service before transfer to the customer, is primarily responsible for fulfilling all service commitments, bears performance and availability risk regardless of third-party provider performance, and sets pricing independently. Third-party cloud infrastructure is an input the Company transforms and integrates; it is not the specified service. Accordingly, revenue is recognized on a gross basis.

AI Inference Services

Beginning in the second quarter of fiscal 2026, the Company launched its AI Inference Services, under which it provides large language model (LLM) and cloud-related AI inference services, together with technical consultation, service optimization advisory, enterprise support, and dedicated technical account management, to enterprise customers. The AI Inference Services is offered through the Company’s AI portal and is governed by the Company’s standard Master Service Agreements and related Order Forms. Customers access the services through access keys issued by the Company that authenticate calls to the Company’s AI inference endpoints; the underlying compute and model-inference capacity is sourced from one or more third-party providers, with whom customers have no direct contractual relationship.

Performance Obligation

Each contract contains a single performance obligation — the Company’s integrated AI inference service — comprising AI inference capacity together with technical consultation, optimization advisory, enterprise support, and dedicated technical account management. These components are bundled, are not separately priced, and together represent a single combined output. The arrangement represents a series of distinct service periods that are substantially the same and have the same pattern of transfer. Pricing across model classes and service tiers is a billing mechanic and does not give rise to separate performance obligations.

Transaction Price and Measure of Progress

The transaction price is usage-based and is calculated each service month as actual metered usage of each model class multiplied by the contractual unit rate, which equals the Company’s published list price less customer-specific percentage discounts fixed at contract inception. Revenue is recognized over time because the customer simultaneously receives and consumes the benefits of the integrated service as it is performed, and is measured using the right-to-invoice practical expedient under ASC 606-10-55-18, as the Company’s right to consideration corresponds directly with the value transferred to the customer in each period.

Principal vs. Agent

The Company acts as principal in its AI Inference Services. The specified service promised to the customer is the integrated AI inference service delivered under the Company’s service-level commitments — not raw third-party model tokens or capacity. The Company controls that service before transfer to the customer: it designs, configures, and operates the inference platform; selects and may substitute third-party providers without customer consent and at its own cost; is solely responsible to the customer for fulfilling all service commitments; bears continuity, capacity, and performance risk; sets pricing independently of any third-party provider’s rates; and bears credit risk. Accordingly, revenue is recognized on a gross basis, and amounts payable to third-party providers for underlying compute and model-inference inputs are recognized as cost of revenue.

The Company disaggregates revenue by service offering, which management has determined best depicts how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. All revenue is recognized over time under usage-based arrangements billed in arrears. The following table presents revenue disaggregated by service offering for the periods indicated:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Managed cloud services	$3,038,956	$2,088,748	$11,221,347	$4,820,747
AI inference services	10,411,698	—	12,783,120	—
Total revenue	$13,450,654	$2,088,748	$24,004,468	$4,820,747

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Note 6. Accounts Receivable, Net

Accounts receivable represents amounts billed and unbilled for services provided under usage-based arrangements. Unbilled accounts receivable represents services performed but not yet invoiced, for which the Company has an unconditional right to payment; accordingly, unbilled amounts are classified as accounts receivable rather than contract assets. Amounts are generally due within 30 days of invoice. At June 30, 2026, accounts receivable of $13,250,273 comprised $10,058,495 of billed and $3,191,778 of unbilled amounts; at September 30, 2025, the entire accounts receivable balance of $1,056,554 was unbilled and no billed amounts were outstanding, none of which was past due. No allowance for credit losses was recorded as of June 30, 2026 or September 30, 2025.

	June 30, 2026	September 30, 2025
Accounts receivable	$13,250,273	$1,056,554
Less: allowance for credit losses	—	—
Accounts receivable, net	$13,250,273	$1,056,554

As of June 30, 2026, total accounts receivable of $13,250,273 comprised $3,191,778 of unbilled amounts (approximately 24.1%), which have no invoice date and are presented separately, and $10,058,495 of billed amounts, of which approximately $3,673,089 (27.7%) was not yet due, approximately $4,020,675 (30.3%) was 1 to 30 days past due, approximately $2,362,828 (17.8%) was 31 to 60 days past due, and approximately $1,902 was aged more than 60 days. The foregoing percentages are expressed as a percentage of total accounts receivable, and the individual amounts may not sum to total billed accounts receivable due to rounding. The 31-to-60-day cohort of approximately $2,362,828 consisted almost entirely of three invoices to the Company’s two largest AI Inference Services customers that were invoiced early in the quarter as the billing cycle for the new offering was established; both invoices were collected in full in early August 2026, subsequent to period-end. The amounts aged more than 60 days consist of individually immaterial balances that management continues to monitor.

The Company evaluates expected credit losses on an individual receivable basis rather than on a pooled basis, because its receivables are concentrated among a limited number of customers with significant individual balances that do not share sufficiently similar risk characteristics to support pooling under the CECL model. In assessing expected credit losses, management considers each customer’s payment history and delinquency trends, the aging of outstanding balances, any known disputes or billing issues, current and forecasted economic conditions, and customer concentration. As of June 30, 2026, the Company’s two largest customers represented approximately 55.5% and 39.5% of total accounts receivable, respectively, or approximately 94.9% in the aggregate. The Company has not historically incurred material credit losses.

Although the Company’s accounts receivable is concentrated among a limited number of customers and the gross balance increased substantially during the quarter in connection with the ramp of the AI Inference Services offering, management concluded that no allowance for expected credit losses was required as of June 30, 2026 or September 30, 2025. Subsequent to June 30, 2026, the Company collected approximately $5.3 million of the accounts receivable balance outstanding as of June 30, 2026 (approximately $2.8 million in July 2026 and the remainder in early August 2026), including the entire 31-to-60-day past-due cohort described above, which cleared in early August 2026, corroborating that the past-due status reflected an administrative billing-and-collection timing lag associated with the launch of the new offering rather than credit deterioration. Management considered these subsequent collections as confirmatory evidence in its assessment and did not rely on them in establishing its measurement-date estimate.

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Note 7. Property and Equipment, Net

	June 30, 2026	September 30, 2025
Computer and office equipment	9,147	—
Furniture and fixtures	6,645	—
Total property and equipment, at cost	15,792	—
Less: accumulated depreciation	(1,787)	—
Property and equipment, net	$14,005	$—

Property and equipment are depreciated on a straight-line basis over their estimated useful lives. Computer and office equipment and furniture and fixtures are assigned an estimated useful life of five years. Depreciation expense for the three and nine months ended June 30, 2026 was approximately $787 and $1,787, respectively. There was no depreciation expense for the three and nine months ended June 30, 2025.

Note 8. Related Party Transactions

Due from Related Parties

As of September 30, 2025, the Company had amounts due from related parties of $28,169, representing unsecured, non-interest-bearing advances to its Chief Executive Officer and Chief Operating Officer. These advances were repaid in full in January 2026. As of June 30, 2026, amounts due from related parties were $0.

Due to Related Party

As of June 30, 2026, the Company had amounts due to GV Assets Holdings Limited (“GV Assets”), a shareholder of the Company holding 21% of its ordinary shares, of $935,380, compared to $0 as of September 30, 2025. This balance comprises (i) $928,522 of professional service fees paid by GV Assets on behalf of the Company in connection with the reorganization, Business Combination, and SEC registration process, including accounting advisory, audit, legal, and capital markets advisory fees, and (ii) $6,858 of cash provided by GV Assets to fund the opening of the Company’s bank accounts. The amounts are unsecured, non-interest-bearing, and have no fixed repayment terms. On July 30, 2026, GV Assets entered into a conversion and mutual release agreement pursuant to which the $928,522 of advanced transaction expenses would be satisfied through the issuance of equity of the surviving public company upon consummation of the Business Combination (see Note 16).

Short-term Loans Payable

All of the Company’s short-term loans payable as of June 30, 2026 were obtained from related parties. Of the $1,900,000 aggregate consolidated balance, $880,000 is owed to GV Assets, $520,000 to Waterdrip Investment Ltd (“Waterdrip”), and $500,000 to Mr. Yi (Davy) Wang, the Company’s Chief Executive Officer. Waterdrip is considered a related party of the Company because Mr. Yushan Zheng, the Chairman of the Company’s board of directors and a shareholder of the Company, is the founder of Waterdrip, and because Ms. Yue Wu, an independent director of the Company, also serves as a Venture Capital Partner at Waterdrip. The short-term loans payable comprising the outstanding balance as of June 30, 2026 were as follows:

(a) GV Assets: The $880,000 balance owed to GV Assets consisted of four loans: (i) a $120,000 interest-free loan (agreement dated January 15, 2026, due December 31, 2026); (ii) a $500,000 loan bearing simple interest at 2% per annum (agreement dated March 12, 2026, maturing September 2026); (iii) a $150,000 loan bearing simple interest at 2% per annum (Actual/365) entered into on April 6, 2026, maturing six months from disbursement (October 2026), with proceeds received on April 8, 2026; and (iv) a $110,000 loan bearing simple interest at 2% per annum entered into on June 18, 2026, maturing six months from disbursement (December 2026), with proceeds received on June 24, 2026. The $110,000 loan was drawn under an additional $800,000 borrowing limit approved by the Company’s board of directors on June 15, 2026.

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(b) Waterdrip: The $520,000 balance owed to Waterdrip consisted of two loans: (i) a $120,000 loan bearing simple interest at 2% per annum (agreement dated March 28, 2026, maturing September 30, 2026); and (ii) a $400,000 loan bearing simple interest at 2% per annum (Actual/365) entered into on June 1, 2026, maturing six months from disbursement (December 2026), with proceeds received on June 3 and June 4, 2026.

(c) Mr. Yi (Davy) Wang: The $500,000 balance owed to Mr. Wang consisted of an interest-free working capital loan entered into on June 4, 2026, maturing six months from disbursement (November 2026), with proceeds received on June 11, 2026.

Total consolidated short-term loans payable as of June 30, 2026 were $1,900,000. Interest expense on related-party loans was $4,446 and $4,706 for the three and nine months ended June 30, 2026, respectively. The Company’s aggregate exposure to related parties as of June 30, 2026 was $2,835,380, consisting of $1,815,380 owed to GV Assets ($935,380 due to related party and $880,000 of short-term loans payable), $520,000 of short-term loans payable owed to Waterdrip, and $500,000 of short-term loans payable owed to Mr. Wang. On July 30, 2026, GV Assets and Waterdrip entered into conversion and mutual release agreements with respect to a substantial portion of these balances (see Note 16).

Note 9. Shareholders’ Equity and Recapitalization

Goodvision Inc., a California corporation (“Goodvision California”), was incorporated under the laws of the State of California on October 2, 2019. Prior to the reorganization described below, Goodvision California had 1,000,000 shares of no-par-value common stock issued and outstanding, all held by its founders.

Reorganization and Recapitalization

Subsequent to September 30, 2025, the group undertook a corporate reorganization and recapitalization in contemplation of a proposed de-SPAC business combination with Calisa Acquisition Corp., as described in Note 1. Management evaluated the accounting treatment of the reorganization in accordance with ASC 805, Business Combinations, and concluded that the reorganization constitutes a reverse recapitalization, with Goodvision California as the accounting predecessor. No goodwill or other intangible assets were recognized. Accordingly, the equity section of the condensed consolidated balance sheets for all periods presented has been retroactively recast to reflect the capital structure of Goodvision Cayman as if the reorganization had occurred at the earliest period presented.

Accounting Treatment

Because the reorganization was accounted for as a reverse recapitalization, the historical condensed consolidated financial statements represent a continuation of the financial statements of Goodvision California, the accounting predecessor, with the legal capital structure retroactively adjusted to reflect that of Goodvision Cayman, the legal parent. For periods prior to the issuance of Goodvision Cayman’s ordinary shares, the condensed consolidated balance sheets present ordinary share capital as 10,000 ordinary shares at $5.00 per share, or $50,000, with a corresponding offset of $(50,000) recorded in additional paid-in capital, such that there is no net change to total shareholders’ equity (deficit) as a result of the recapitalization. Upon the issuance of the 10,000 ordinary shares by Goodvision Cayman, the $(50,000) offset in additional paid-in capital was reversed and a stock subscription receivable of $(50,000) was recorded as a contra-equity item. Weighted-average ordinary shares outstanding have been retroactively restated to 10,000 shares for all periods presented, and net income (loss) per ordinary share has been recomputed accordingly.

Stock Subscription Receivable

As of June 30, 2026, the Company recorded a stock subscription receivable of $50,000 related to 10,000 ordinary shares issued by Goodvision Cayman at $5.00 per share for which the proceeds had not yet been received. The subscription receivable is presented as a contra-equity item in the condensed consolidated balance sheets.

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Note 10. Income Taxes

The Company’s operating subsidiary, Goodvision California, is a California C corporation subject to U.S. federal income taxes at the statutory rate of 21% and California state income and franchise taxes. The Company (the Cayman Islands parent) is an exempted company incorporated in the Cayman Islands, which currently levies no corporate income tax; accordingly, no income tax benefit is recognized on the losses incurred by the Cayman Islands parent, which is reflected as a foreign rate differential in the effective tax rate reconciliation below.

For the three and nine months ended June 30, 2026, the Company recognized pre-tax income of $46,637 and a pre-tax net loss of $690,384, respectively, and recorded income tax expense of $0 for both periods. The Company accounts for income taxes in interim periods pursuant to ASC 740-270, Interim Reporting, by estimating an annual effective tax rate (“AETR”) for the full fiscal year and applying it to year-to-date pre-tax income or loss, with adjustments for discrete items. For the fiscal year ending September 30, 2026, management estimated the AETR to be 0% because it is more likely than not that the deferred tax assets arising from the projected U.S. net operating loss will not be realized; accordingly, a full valuation allowance is expected to offset those deferred tax assets, and no income tax expense or benefit was recorded for the three or nine months ended June 30, 2026. The Company’s U.S. operating subsidiary generated a small year-to-date pre-tax profit for the nine months ended June 30, 2026, which absorbed the net operating loss generated in the first half of the fiscal year; as a result, no net operating loss carryforward or related deferred tax asset remained at June 30, 2026. For the three and nine months ended June 30, 2025 (comparative periods), the Company applied the fiscal year 2025 actual effective tax rate of approximately 22.3% under the AETR method, recording an income tax benefit of $14,512 and $1,868, respectively, reflecting the pre-tax loss incurred in the fiscal 2025 third quarter.

The Company is subject to the California franchise tax, equal to the greater of (i) an income-based tax at the enacted rate of 8.84% applied to California-apportioned taxable income, or (ii) a minimum franchise tax of $800. For the fiscal year ending September 30, 2026, the Company is in a pre-tax loss position; accordingly, the $800 minimum franchise tax applies rather than the income-based tax and will be recognized in the fourth quarter of fiscal 2026 upon filing. During the three months ended June 30, 2026, the Company paid $800 with the extension of its fiscal year 2025 California return, which was applied against the income tax payable balance.

The components of income tax expense (benefit) for the periods presented are as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Current:
Federal	$—	$(13,666)	$—	$(1,759)
State (California)	—	(846)	—	(109)
Total current	$—	$(14,512)	$—	$(1,868)
Deferred:
Federal	159,711	$—	$4,937	$—
State (California)	53,113	—	1,642	—
Total deferred	212,824	—	6,579	—
Valuation allowance	(212,824)	—	(6,579)	—
Total income tax expense (benefit)	$—	$(14,512)	$—	$(1,868)

F-62

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate for the periods presented is as follows:

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Nine Months Ended June 30, 2026	Nine Months Ended June 30, 2025
Federal income tax at statutory rate	21.0%	21.0%	21.0%	21.0%
State income taxes, net of federal benefit	6.98%	6.98%	6.98%	6.98%
Foreign rate differential (Cayman Islands)	428.4%	—	(28.94)%	—
State apportionment and annual rate differential	—	(5.68)%	—	(5.68)%
Change in valuation allowance	(456.3)%	—	0.95%	—
Effective income tax rate	0.0%	22.3%	0.0%	22.3%

Goodvision California generated a U.S. net operating loss during the first half of the fiscal year, against which a full valuation allowance was recorded. That interim net operating loss was fully absorbed by the subsidiary’s year-to-date pre-tax income and, as a result, no net operating loss carryforward or related deferred tax asset remained as of June 30, 2026. Federal net operating losses generated after December 31, 2017 may be carried forward indefinitely, subject to an 80% taxable income limitation. California net operating losses are generally carried forward for 20 years. Any deferred tax assets that arise remain subject to a full valuation allowance, as it is more likely than not that such assets will not be realized. No deferred taxes arise in the Cayman Islands. The tax effects of temporary differences giving rise to deferred tax assets are as follows:

	June 30, 2026	September 30, 2025
Net operating loss carryforward	$—	$—
Gross deferred tax assets	—	—
Less: Valuation allowance	—	—
Net deferred tax assets	$—	$—

Income tax payable of $30,641 as of June 30, 2026 represents accrued federal and state income taxes from prior fiscal years, comprising a fiscal year 2024 accrual of $7,901 and a fiscal year 2025 accrual of $23,540, less the $800 California extension payment made in April 2026. Income tax payable is included within accrued expenses and other payables on the condensed consolidated balance sheets. The following table presents a rollforward of income tax payable:

Amount
Balance at September 30, 2025	$31,441
Current period income tax expense	—
Payments made	(800)
Balance at June 30, 2026	$30,641

The Company applies the provisions of ASC 740-10 in accounting for uncertain tax positions. As of June 30, 2026 and September 30, 2025, the Company had no material unrecognized tax benefits, and management does not anticipate any significant change in unrecognized tax benefits within the next twelve months. The Company files income tax returns in the U.S. federal jurisdiction and with the State of California. The Company’s federal income tax returns for tax years 2021 and forward remain subject to examination, and its California income tax returns for tax years 2020 and forward remain subject to examination. The Company is not currently under examination by the Internal Revenue Service or the California Franchise Tax Board.

Note 11. Segment and Geographical Information

The Company operates as a single reportable operating segment, providing integrated, managed cloud and artificial intelligence-related services to enterprise and institutional customers. The Company’s chief operating decision maker (“CODM”), who is the Chief Executive Officer, reviews the consolidated statements of operations as a whole for purposes of allocating resources and assessing performance. The measure of segment profitability reviewed by the CODM is gross profit, as reported on the condensed consolidated statements of operations.

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The Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, and applied it retrospectively to all periods presented; the adoption did not change the Company’s identification of its single operating and reportable segment. The significant segment expense category regularly provided to the CODM and included in the measure of segment profit is cost of revenue. The following table presents the Company’s segment revenue, the significant segment expense, and segment gross profit, together with a reconciliation to consolidated net loss, for the periods indicated:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Revenue	$13,450,654	$2,088,748	$24,004,468	$4,820,747
Cost of revenue (significant segment expense)	(12,018,490)	(2,116,228)	(22,007,759)	(4,787,640)
Segment gross profit (loss)	$1,432,164	$(27,480)	$1,996,709	$33,107
General and administrative expenses	(1,381,781)	(37,600)	(2,683,107)	(50,623)
Interest and other income, net	700	—	720	9,138
Interest expense	(4,446)	—	(4,706)	—
Income tax benefit	—	14,512	—	1,868
Consolidated net income (loss)	$46,637	$(50,568)	$(690,384)	$(6,510)

The Company’s revenues disaggregated by service offering are presented in Note 5. The Company’s two service offerings — managed cloud services and AI inference services — are delivered through a single integrated operating model and share substantially the same customers, delivery infrastructure, and management.

of total revenues, Revenues are attributed to individual countries based on the location of the customer. Revenues by country for the periods presented were as follows: for the three months ended June 30, 2026, $11,685,572 (86.9% of total revenues) from customers located in Canada, $1,541,242 (11.5%) from customers located in the United States, the Company’s country of domicile, and $223,771 (1.7%) from customers located in other countries; for the nine months ended June 30, 2026, $20,486,696 (85.3%) from Canada, $3,220,395 (13.4%) from the United States and $297,322 (1.2%) from other countries; for the three months ended June 30, 2025, $1,368,589 (65.5%) from Canada, $718,892 (34.4%) from the United States and $1,267 (0.1%) from other countries; and for the nine months ended June 30, 2025, $4,100,405 (85.0%) from Canada, $718,892 (14.9%) from the United States and $1,516 (less than 0.1%) from other countries. No individual country included within other countries accounted for a material portion of total revenues in any period presented Substantially all long-lived assets are located in the United States as of June 30, 2026 and September 30, 2025.

Note 12. Concentrations of Risk

Customer Concentration

For the three months ended June 30, 2026, four customers each individually accounted for 10% or more of the Company’s total revenues, representing approximately 47.1%, 28.9%, 11.5%, and 10.6% of total revenues. For the nine months ended June 30, 2026, four customers each individually accounted for 10% or more of total revenues, representing approximately 32.8%, 30.6%, 21.8%, and 13.4% of total revenues. For both the three and nine months ended June 30, 2025, one customer accounted for substantially all of the Company’s total revenues. As of June 30, 2026, two customers represented approximately 55.5% and 39.5% of total accounts receivable, respectively.

Vendor Concentration

The Company relies on a limited number of third-party cloud infrastructure and AI infrastructure providers to deliver its integrated managed services. For the three months ended June 30, 2026, five vendors each individually accounted for 10% or more of the Company’s cost of revenue, representing approximately 18.0%, 16.2%, 12.3%, 11.1%, and 11.0% of cost of revenue (approximately 68.6% in the aggregate). For the nine months ended June 30, 2026, four vendors each individually accounted for 10% or more of cost of revenue, representing approximately 33.2%, 14.3%, 10.1%, and 10.1% of cost of revenue. For the three months ended June 30, 2025, two vendors accounted for approximately 63.5% and 36.5% of cost of revenue, and for the nine months ended June 30, 2025, the same two vendors accounted for approximately 83.9% and 16.1% of cost of revenue.

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Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with financially reputable banking institutions in the United States and Hong Kong. Deposits at times may exceed insured limits under the Federal Deposit Insurance Corporation or applicable deposit protection schemes.

Note 13. Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings Per Share. Basic net income (loss) per share is computed by dividing net income (loss) attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. The Company had no dilutive securities outstanding during the periods presented. Accordingly, diluted net income (loss) per share equals basic net income (loss) per share for all periods presented. The following table sets forth the computation of basic and diluted net income (loss) per share:

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Nine Months Ended June 30, 2026	Nine Months Ended June 30, 2025
Net income (loss)	$46,637	$(50,568)	$(690,384)	$(6,510)
Weighted-average ordinary shares — basic and diluted *	10,000	10,000	10,000	10,000
Net income (loss) per ordinary share — basic and diluted *	$4.66	$(5.06)	$(69.04)	$(0.65)

*	Shares have been retroactively restated to reflect the recapitalization. See Note 9.

Note 14. Commitments and Contingencies

As of June 30, 2026, the Company had $1,900,000 in short-term loans payable from related parties, as described in Note 8. These loans mature within the next twelve months and represent the Company’s primary contractual commitments. On July 30, 2026, GV Assets and Waterdrip entered into conversion and mutual release agreements pursuant to which a substantial portion of the loans would be converted into equity of the surviving public company upon consummation of the Business Combination (see Note 16); if the Business Combination Agreement is terminated, the loans would remain outstanding in accordance with their terms.

On May 20, 2026, the Company entered into a convertible promissory note with Xiaoma Edu Limited in the principal amount of $1,000,000, bearing interest at 6% per annum compounded annually. The note is convertible, at the holder’s election, into Class A ordinary shares of the surviving public company at a conversion price of $10.00 per share, contingent upon the volume-weighted average price of such shares equaling or exceeding $12.50 per share. No proceeds had been received under the note as of June 30, 2026, or as of the date these condensed consolidated financial statements were available to be issued; accordingly, no related asset, liability, or interest expense has been recorded in the accompanying condensed consolidated financial statements.

The Company is not a party to any material legal proceedings, and management is not aware of any pending or threatened claims that would be expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

F-65

Note 15. Advance from PIPE Investor

On April 30, 2026, the Company entered into an amended and restated securities purchase agreement with Envision Advance LPF (the “Investor”), pursuant to which, upon consummation of the Business Combination, the surviving public company will issue 100,000 Class A ordinary shares to the Investor for an aggregate subscription amount of $1,000,000 ($10.00 per share). In connection with the financing, the Company and Calisa Acquisition Corp. entered into a registration rights agreement providing the Investor with registration rights covering the resale of the shares. The financing was conducted in reliance on Regulation S under the Securities Act of 1933, as amended.

The $1,000,000 subscription amount was received by the Company on May 4, 2026, in advance of the consummation of the Business Combination. Because the shares to be delivered are shares of the surviving public company issuable only upon the closing of the Business Combination, the advance is presented as a current liability (“Advance from PIPE investor”) on the condensed consolidated balance sheet as of June 30, 2026, and within financing activities in the condensed consolidated statement of cash flows. Upon consummation of the Business Combination, the advance will be settled through the issuance of the shares; the advance is non-interest-bearing.

Note 16. Subsequent Events

The Company has evaluated subsequent events through August 14, 2026, which is the date these financial statements were available to be issued.

Related Party Working Capital Loans

On July 1, 2026 and July 22, 2026, the Company entered into two additional loan agreements with GV Assets under the $800,000 borrowing limit approved by the Company’s board of directors on June 15, 2026, in principal amounts of $250,000 each, bearing simple interest at 2% per annum and maturing six months from disbursement. The proceeds were received in July 2026. These amounts were borrowed subsequent to June 30, 2026 and are not reflected in the accompanying condensed consolidated balance sheet as of that date.

F-66

Conversion and Mutual Release Agreements

On July 30, 2026, the Company, Goodvision California, GV Assets, and Calisa Acquisition Corp. entered into a Conversion and Mutual Release Agreement pursuant to which, immediately prior to or substantially concurrently with the closing of the Business Combination: (i) $1,380,000 of outstanding loan principal owed to GV Assets, comprising loans made between January and July 2026 (of which $880,000 is reflected in the accompanying condensed consolidated balance sheet as of June 30, 2026 and $500,000 was incurred under two loan agreements entered into on July 1, 2026 and July 22, 2026, in the principal amount of $250,000 each), will be converted into 138,000 Class A ordinary shares of the surviving public company at $10.00 per share, with all accrued interest, fees, and costs irrevocably waived; and (ii) $930,000 of advanced transaction expenses paid or advanced by GV Assets on behalf of the Company (of which $928,522 is reflected as due to related party as of June 30, 2026) will be satisfied through the issuance of 93,000 Class A ordinary shares at a deemed purchase price of $10.00 per share (231,000 shares in the aggregate).

Also on July 30, 2026, the Company, Waterdrip, and Calisa Acquisition Corp. entered into a Conversion and Mutual Release Agreement pursuant to which $520,000 of outstanding loan principal owed to Waterdrip will be converted into 52,000 Class A ordinary shares of the surviving public company at $10.00 per share on the same basis. Each agreement terminates automatically if the Business Combination Agreement is terminated, in which case the loans would remain outstanding in accordance with their terms. Because the conversions are contingent on the consummation of the Business Combination, no adjustment has been recognized in the accompanying condensed consolidated financial statements.

Additional Equity Financings

On July 31, 2026, Calisa Acquisition Corp. entered into securities purchase agreements and related registration rights agreements with Calisa Holding LP (a sponsor of Calisa), Star Shuttle LLC, and HKTT Horizon AI Fund, L.P., providing for the issuance, immediately prior to or substantially concurrently with the closing of the Business Combination, of 300,000, 200,000, and 300,000 Class A ordinary shares of the surviving public company, respectively, at $10.00 per share, for aggregate gross proceeds of $8,000,000. The proceeds had not been received as of the date these financial statements were available to be issued, and no amounts are reflected in the accompanying condensed consolidated balance sheet.

Other than the matters described above, management is not aware of any other subsequent events requiring recognition or disclosure in these financial statements.

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ANNEX A-1

Execution Version

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

Calisa ACQUISITION CORP,

Calisa MERGER SUB

AND

Goodvision AI Inc.

DATED AS OF MARCH 6, 2026

A-1

i

ii

ANNEXES AND EXHIBITS

Annex I	Company Supporting Shareholders
Exhibit A	Form of Sponsor Support Agreement
Exhibit B	Form of Transaction Support Agreement
Exhibit C	Form of Lock-Up Agreement

iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated March 6, 2026, is made by and among Calisa Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability (“SPAC”), Calisa Merger Sub, an exempted company incorporated in the Cayman Islands with limited liability (“Merger Sub”), and Goodvision AI Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company” and collectively with SPAC and Merger Sub, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) SPAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of SPAC that was formed for the purpose of consummating a business combination;

WHEREAS, on the Closing Date, Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to such Merger, the Company will be a wholly-owned Subsidiary of SPAC, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Exchange Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the governing documents of SPAC, SPAC is required to provide an opportunity for its shareholders to have their outstanding SPAC Public Shares (excluding, for the avoidance of doubt, the SPAC Founder Shares, SPAC IPO Representative Shares and the SPAC Private Shares) redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the SPAC Shareholder Approvals;

WHEREAS, concurrently with the execution of this Agreement, the SPAC Sponsor, SPAC and the Company are entering into the sponsor support agreement in the form attached hereto as Exhibit A (the “Sponsor Support Agreement”), pursuant to which the SPAC Sponsor has agreed to (a) vote in favor of (or provide its written consent to) this Agreement and the Transactions (including the Merger), and (b) waive any anti-dilution rights with respect to the SPAC Sponsor Shares;

WHEREAS, concurrently with the execution of this Agreement, each Company Supporting Shareholder duly executed and delivered to SPAC a transaction support agreement, substantially in the form attached hereto as Exhibit B (collectively, the “Transaction Support Agreements”), pursuant to which such Company Supporting Shareholder has agreed to, among other things, vote in favor of (or provide its written consent to) this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger);

WHEREAS, prior to the Closing Date, SPAC will enter into a lock-up agreement in the form attached hereto as Exhibit C (a “Lock-Up Agreement”) with each of SPAC Sponsor, certain directors and officers of SPAC and certain Company Shareholders (to be agreed by the Parties, including each Company Shareholder that holds 5% or more of the Company Shares outstanding immediately prior to the Effective Time), pursuant to which, among other things, each of SPAC Sponsor, such directors and officers of SPAC and such Company Shareholders will agree not to effect any sale or distribution of any Equity Securities of SPAC held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein;

1

WHEREAS, on or prior to the Closing Date, each of SPAC, SPAC Sponsor, certain directors and officers of SPAC and certain Company Shareholders will enter into a registration rights agreement, in form and substance reasonably satisfactory to SPAC and the Company (the “New Registration Rights Agreement”), pursuant to which, among other things, SPAC will agree to file a registration statement for the resale of shares by SPAC Sponsor, such directors and officers of SPAC and such Company Shareholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the Transactions (including the Merger) and (b) recommended to the SPAC Shareholders, among other things, the adoption and approval of this Agreement and the Transactions (including the Merger) by the holders of SPAC Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub and SPAC, as the sole shareholder of Merger Sub, has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger) and (b) recommended to the Company Shareholders, among other things, the adoption and approval of this Agreement and the Transactions (including the Merger) by the holders of Company Shares entitled to vote thereon; and

WHEREAS, each of the Parties intends for U.S. federal Income Tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder, and (b) the Merger constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a)-(c), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows.

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“ACPA” means the Patient Protection and Affordable Care Act of 2010, as amended (including by the Health Care and Education Reconciliation Act of 2010, as amended).

2

“Additional SPAC SEC Reports” has the meaning set forth in Section 4.7(a).

“Advances” has the meaning set forth in Section 9.5.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Financing Proceeds” means the aggregate cash proceeds received by all SPAC Parties, collectively, in respect of a Financing.

“Aggregate Transaction Proceeds” means an amount equal to the sum of (a) the aggregate cash proceeds available for release to all SPAC Parties, collectively, from the Trust Account in connection with the Transactions after reduction for amounts payable to SPAC Shareholders with respect to the SPAC Shareholder Redemption, and (b) the Aggregate Financing Proceeds, if any, less any amounts the Parties are obligated to pay to any Person in connection with such Person’s agreement to acquire or hold SPAC Public Shares.

“Aggregate Transaction Proceeds Schedule” has the meaning set forth in Section 2.3(b).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Allocation Schedule Principles” has the meaning set forth in Section 2.3(a).

“AML Laws” has the meaning set forth in Section 3.21.

“Ancillary Documents” means the Lock-Up Agreements, Sponsor Support Agreement, the Transaction Support Agreements, the New Registration Rights Agreement, the Letters of Transmittal, and each other agreement, document, instrument or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws or Orders related to combating bribery, corruption and money laundering.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Approved Stock Exchange” means any of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange and the NYSE American.

3

“ARPA” means the American Rescue Plan Act of 2021, (P. L. 117-2), as may be amended from time to time.

“Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, pension fund, bonus (whether cash or equity), incentive (whether cash or equity), cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, welfare, sick pay, holiday, vacation, retention, severance, change of control, equity purchase, equity option, restricted equity, phantom equity, equity appreciation right, equity-based, fringe benefit, loan, employment, consulting, independent contractor or other compensation or benefit plan, fund, program, policy, practice, Contract or arrangement of any kind (including any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA or the ACPA, whether or not subject to ERISA)), whether written or oral and whether covering a single individual or a group of individuals.

“Business Combination Proposal” has the meaning set forth in Section 5.9(b)(i).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in the Cayman Islands and New York, New York are open for the general transaction of business.

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Financial Statements” has the meaning set forth in Section 5.16(a)(ii).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4.

“Closing Press Release” has the meaning set forth in Section 5.4.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, rulings and other guidance issued or in effect thereunder.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Affiliated Party” has the meaning set forth in Section 3.19(a).

“Company Affiliated Party Transactions” has the meaning set forth in Section 3.19(d).

4

“Company Benefit Plan” means any Benefit Plan (a) that is sponsored, maintained, contributed to or required to be contributed to by any Group Company (or to which any Group Company is a party) and that covers or benefits any current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company (or any spouse, domestic partner, dependent or beneficiary of any such individual) or (b) under or with respect to which any Group Company has (or would reasonably be expected to have) any current or future Liability (including any contingent Liability), other than any plan or program sponsored or maintained by a Governmental Entity (including social security authorities) to which the Group Companies contribute as a matter of Law.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Certificates” has the meaning set forth in Section 2.4(a).

“Company Charter” means the memorandum and articles of association of the Company, filed with the Assistant Registrar of Companies of the Cayman Islands on October 17, 2025.

“Company Competing Acquisition” means any direct or indirect acquisition, in one or a series of related transactions, (i) of the Equity Securities of the Company that, if consummated, would result in a Person acquiring beneficial ownership of 20% or more of any class of outstanding voting Equity Securities of the Company or any other Group Company or 20% or more of the outstanding voting Equity Securities of the Company or any other Group Company (regardless of class) or (ii) of all or a portion of assets or businesses of the Group Companies which constitute 20% or more of the fair market value of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions or any transaction with any SPAC Party shall constitute (in whole or in part) a Company Competing Acquisition.

“Company Derivative Security” means all notes, bonds, indentures or other securities exchangeable for or convertible into Equity Securities of the Company, all subscription rights, options, restricted stock units, warrants or other securities exercisable for Equity Securities of the Company, and all other securities or Contractual Obligations of any kind granting any Person the right (absolute or contingent) to purchase or otherwise acquire Equity Securities of the Company.

“Company Designee” has the meaning set forth in Section 5.15(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.

“Company Dissenting Shareholders” has the meaning set forth in Section 2.6.

“Company Dissenting Shares” has the meaning set forth in Section 2.6.

“Company Equity Award” means, as of any determination time, each award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

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“Company Equity Plans” means, each plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Equityholders” means, as of any determination time prior to the Effective Time, the Company Shareholders and the holders of other Equity Securities of the Company and, as of any determination time after the Effective Time, the Company Shareholders and the holders of other Equity Securities of the Company as of immediately prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any Group Company or that any Group Company is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of the covenants or agreements in this Agreement or any Ancillary Document, or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company or any holder of Equity Securities of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document; provided, however, that both the Company Expenses and the SPAC Transaction Expenses shall be payable by the Company in accordance with Section 9.5.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.4(g) (Financial Statements), Section 3.9 (Litigation) and Section 3.17 (Brokers).

“Company Intellectual Property” means both Company Owned Intellectual Property and Company Licensed Intellectual Property.

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, including any outsourced systems and processes, in each case, owned, licensed or leased by any Group Company or its Affiliates.

“Company Licensed Intellectual Property” means Intellectual Property owned by any Person (other than a Group Company) that is licensed to or used by any Group Company.

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“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has been or would reasonably be expected to be materially adverse to (a) the business, operations, employees, condition (financial or otherwise), prospects, properties, assets, liabilities, business relations, or results of operations of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger or the other transactions contemplated to be consummated by the Company on the Closing Date in connection therewith, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), no changes, events, effects or occurrences arising after the date of this Agreement from the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: (i) general business or economic conditions in or affecting the United States, the world generally or the industries in which the Company Group operates, or changes therein, (ii) changes in applicable Laws, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslide, wild fire, epidemic, pandemic or quarantine, act of God or other natural disaster in the United States or any other country or region in the world, (iv) any national or international political or social conditions in the United States, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (v) changes in conditions of the financial, banking, capital or securities markets generally in the United States, or changes therein, including changes in interest rates in the United States and changes in exchange rates for the U.S. dollar against currencies of any countries, (vi) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, (vii) any action taken or not taken by the SPAC, the Sponsor or any of their respective Affiliates, or by the Company or any of its Affiliates at the written request or with the written consent of the SPAC, or (ix) any failure by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure or changes may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (v)); provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect, fact, factor, development, condition or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, or any business line of the Company, relative to other participants operating in the industries or markets in which the Group Companies operate (for the avoidance of doubt, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Owned Intellectual Property” means the Company Owned Intellectual Property Rights, together with the Company Owned Technology.

“Company Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned, in whole or in part, by any Group Company, including all Company Registered Intellectual Property Rights and all unregistered Intellectual Property Rights owned or purported to be owned, in whole or in part, by any Group Company, including rights in Intellectual Property under development by any Group Company.

“Company Owned Technology” means all Technology for which the underlying Intellectual Property Rights are owned or purported to be owned by any Group Company.

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“Company Product” means any product or service designed, developed, manufactured, assembled, distributed, sold, licensed or otherwise made commercially available to third parties by the Group Companies, or any services hosted, provided or made accessible by any Group Company to third parties, including software as a service, professional services and maintenance and support.

“Company Registered Intellectual Property Rights” has the meaning set forth in Section 3.13(a).

“Company Representative” has the meaning set forth in Section 9.19(a).

“Company Required Shareholder Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger and the adoption of the amended and restated memorandum and articles of association of the Surviving Company) by holders of the requisite majority of the voting power of the outstanding Company Shares in accordance with the Companies Act and the Company Charter.

“Company Shareholder Approval Document” has the meaning set forth in Section 5.13(a).

“Company Shareholder Approval Deadline” has the meaning set forth in Section 5.13(a).

“Company Shareholders” means, as of any determination time prior to the Effective Time, the holders of Company Shares and, as of any determination time after the Effective Time, the holders of the Company Shares as of immediately prior to the Effective Time.

“Company Shares” means shares of ordinary shares, par value $5.00 per share, of the Company, designated as “Ordinary Shares” pursuant to the Company Charter.

“Company Supporting Shareholder” means each Company Shareholder that beneficially owns, together with its Affiliates, greater than 5% of the total outstanding Company Shares on the date of this Agreement calculated on a fully diluted basis taking into account the vesting and exercise of all Company Equity Awards and any other Company Shareholder who is an executive officer, director, Affiliate or founder of the Company.

“Company Technology” means collectively all Company Owned Technology and any Technology used by or licensed to any Group Company.

“Company Transaction Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any Group Company is required to pay to any current or former employee, officer, director, consultant, independent contractor, or other service provider of the Company or any other Company Affiliated Party (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any Company Benefit Plan or other plan, policy, arrangement or Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents.

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“Company Warrants” means any warrants to purchase Company Shares outstanding immediately prior to the Effective Time.

“Completion Date” means April 23, 2027, or such later date as may be established in the SPAC Charter for the liquidation and winding up of SPAC in the event it has not consummated a business combination by that date.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of November 17, 2025, between the Company and SPAC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, permit, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, understanding, contract, license, lease, purchase order, warranty or guarantee, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets, in each case whether oral or written.

“Corporate Records” has the meaning set forth in Section 3.25.

“D&O Persons” has the meaning set forth in Section 5.14(a).

“Data Breach” means any (a) incident constituting a security breach of Protected Data under applicable Privacy Requirements or any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of, or other unauthorized Processing of, Protected Data; or (b) any successful phishing incident or ransomware attack.

“De Minimis Threshold” has the meaning set forth in Section 8.7.

“Deductible” has the meaning set forth in Section 8.7.

“Determination Date” has the meaning set forth in Section 8.8.

“Direct Claim” has the meaning set forth in Section 8.4.

“Disqualifying Event” has the meaning set forth in Section 4.18(b).

“DNR” has the meaning set forth in Section 3.22(a)(ii).

“Earnout Shares” has the meanng set forth in Section 2.1(b).

“Effective Time” has the meaning set forth in Section 2.1(a)(ii).

“Enterprise Value” means $180,000,000.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety (as related to exposure to Hazardous Substances).

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“Equity Securities” means any shares of capital or capital stock, partnership, membership or joint venture interests, or other similar ownership interests in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, call, put, warrant, right or security convertible, exchangeable or exercisable therefor (including convertible debt securities, restricted stock units, warrants, subscription rights and purchase rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all regulations, rulings and other guidance issued or in effect thereunder.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with any Group Company, is or, at any relevant time, was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Escrow” has the meaning set forth in Section 2.1(a)(viii).

“Escrow Agent” has the meaning set forth in Section 2.1(a)(viii).

“Escrow Agreement” has the meaning set forth in Section 2.1(a)(viii).

“Escrow Shares” has the meaning set forth in Section 2.1(a)(viii).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means the quotient obtained by dividing (a) the Exchange Share Consideration, by (b) the number of Fully Diluted Shares.

“Exchange Share Consideration” means an aggregate number of SPAC Shares equal to the quotient obtained by dividing (a) the Enterprise Value, by (b) $10.00.

“Excluded License” means any Open Source Software license that requires, as a condition of use, modification or distribution of Software subject to such license, that (a) such Software or other Software linked, combined or distributed with such Software (other than Open Source Software) be disclosed or distributed in source code form, or (b) such Software or other Software linked, combined or distributed with such Software or any associated Intellectual Property (other than Open Source Software) be made available by any Group Company without cost (including for the purpose of making additional copies or derivative works).

“Fair Value” has the meaning set forth in Section 8.8.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Financing” has the meaning set forth in Section 5.19(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc. and any successor thereto.

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“Fraud” means with respect to a Party, actual common law fraud with respect to the making of the express representations and warranties by such Party in ARTICLE 3 or ARTICLE 4, as applicable; provided, however, that such fraud of a Party shall only be deemed to exist if such Party had actual knowledge (and not imputed or constructive knowledge) at the time of making the applicable representations or warranties of a material misrepresentation with respect to the representations and warranties made by such Party in ARTICLE 3 or ARTICLE 4, as applicable, as qualified by the Schedules, and such material misrepresentation was made with the actual intention of deceiving another Party who is relying on such representation or warranty.

“Fully Diluted Shares” means an amount equal to the sum of, without duplication, (a) the aggregate number of Company Shares that are issued and outstanding as of immediately prior to the Effective Time, and (b) the aggregate number of Company Shares issuable upon the full exercise, exchange, settlement or conversion of Company Derivatives that are outstanding as of immediately prior to the Effective Time, including pursuant to any Company Equity Awards and Company Warrants, in each case, other than any Equity Securities issued in connection with a Financing.

“FY 2026” has the meaning set forth in Section 2.1(b).

“FY 2027” has the meaning set forth in Section 2.1(b).

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposal” has the meaning set forth in Section 5.9(b)(iii).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or that govern its internal affairs, including in the case of (a) a U.S. corporation, its certificate or articles of incorporation and bylaws, (b) a U.S. limited partnership, its limited partnership agreement and certificate of limited partnership, (c) a U.S. limited liability company, its operating or limited liability company agreement and certificate or articles of formation or organization, (d) a U.S. partnership, its partnership agreement, and (d) a Cayman Islands exempted company, its memorandum and articles of association, including without limitation the SPAC Charter and the Company Charter.

“Governmental Entity” means (a) any supranational, national, federal, state, local, municipal or other government, or any political subdivision thereof, (b) any governmental or quasi-governmental entity of any nature (including any agency, branch, department, commission, bureau, service, ministry or official and any court or other tribunal) or (c) any body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or other power of any nature of any of the foregoing, including any arbitral tribunal of competent jurisdiction (public or private).

“Group Companies” means, collectively, the Company and its Subsidiaries, and “Group Company” means any of them.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance or waste or other pollutant that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any applicable Law or Order, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“In-Licenses” means collectively all licenses and other Contracts under which any Group Company has been granted a license to any Intellectual Property, including Off-the-Shelf Software Licenses.

“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.9(b)(iv).

“Income Tax” means any Tax that is, in whole or in part, based on or measured by income or gains and any business franchise tax or similar Tax.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, all Liabilities arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred or unpaid purchase price of property, assets or services (but excluding any trade payables arising in the ordinary course of business and any “earn-out” obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be recorded as a capital lease in accordance with GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (f) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, and in each case including any related unpaid interest, fees, expenses, or prepayment, cancellation, termination or breakage penalties or costs; provided, that Indebtedness shall not include (i) accounts payable to trade creditors (other than such accounts payable owed and outstanding for more than 90 days from the respective dates such payables were due); and (ii) Indebtedness owing from one Group Company that is directly or indirectly wholly owned by the Company to any other such Group Company.

“Initial Company Financial Statements” has the meaning set forth in Section 5.16(a)(i).

“Intellectual Property” means Intellectual Property Rights and Technology, collectively.

“Intellectual Property Rights” means collectively any and all of the following and all rights in, arising out of, or associated therewith (including all applications or rights to apply for any of the following), and all registrations, renewals, extensions, future equivalents, and restoration thereof, anywhere in the world: (a) patents (including any continuations and continuations in part, divisional, reissues, renewals and applications for any of the foregoing), inventions, invention disclosures, utility models or similar rights, designs, design rights, and equivalent or similar rights; (b) trademarks, service marks, trade names, trade dress, brand names, logos or other similar identifiers and all goodwill associated therewith throughout the world; (c) copyrights, mask works, and all other rights corresponding thereto (including moral rights) throughout the world; (d) rights in URLs, social media accounts, short codes, hash tags and domain names and any applications and registrations therefore, and contract rights therein; (e) rights of personality, publicity and privacy; (f) trade secrets and other rights in know-how, data, confidential information or proprietary information; (g) rights of attribution and integrity and other moral rights; and (h) similar, corresponding, or equivalent rights to any of the foregoing in items (a) through (g) above, anywhere in the world.

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“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Invention Assignment Agreement” has the meaning set forth in Section 3.13(h).

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” means the unaudited, consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2024.

“Latest SPAC Balance Sheet” has the meaning set forth in Section 4.15(e).

“Law” means any statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation, Order or other legally binding directive issued, promulgated or enforced by a Governmental Entity.

“Letter of Transmittal” means the letter of transmittal, substantially in a form reasonably acceptable to the Company and SPAC (including a release of claims against the Group Companies and SPAC to the extent permissible under applicable Law), neither Party’s acceptance to be unreasonably withheld, conditioned or delayed.

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or unaccrued, fixed, absolute or contingent, or matured or unmatured, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any claim, attachment, easement, encroachment, right of way, right of first refusal, mortgage, pledge, security interest, encumbrance, lien (including any mechanic’s lien, materialmen’s lien or Tax lien), license or sub-license, charge, or other similar encumbrance or interest or any other restriction of any kind on transfer, use, voting, receipt of income or exercise of other similar right of ownership.

“LNR” has the meaning set forth in Section 3.22(a)(ii).

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“Losses” has the meaning set forth in Section 8.2.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Customer” has the meaning set forth in Section 3.23.

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“Material Permits” has the meaning set forth in Section 3.6.

“Material Supplier” has the meaning set forth in Section 3.23.

“Merger” has the meaning set forth in Section 2.1(a)(i).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 of ERISA.

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Nasdaq Proposal” has the meaning set forth in Section 5.9(b)(ii).

“New Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Non-U.S. Company Benefit Plan” means any Company Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States (whether or not United States Law also applies) or is sponsored or maintained primarily for the benefit of current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company who resides or works primarily outside of the United States.

“Notice of Claim” has the meaning set forth in Section 8.3.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-the-Shelf Software Licenses” means any Software or other technology license agreements or Contracts that are made generally available on a commercial basis (including technology offered on a SaaS, PaaS, or IaaS or similar basis and Software available through retail stores, distribution networks or that is pre-installed as a standard part of hardware) and is licensed to or otherwise made available on a non-exclusive basis under standard terms and conditions for a one-time fee of less than $100,000 per license or an ongoing fee of less than $50,000 per year per license.

“Officers” has the meaning set forth in Section 5.15(a)(iv).

“Open Source Software” means any open source, public source or freeware software made available under or otherwise subject to any license that is considered an open source software license by the Open Source Initiative or a free Software license by the Free Software Foundation, or any license substantially similar to any of the foregoing, including any version of any Software licensed pursuant to any version of the GNU General Public License, GNU Lesser/Library General Public License, Apache Software License, Mozilla Public License, BSD License, MIT License, Common Public License, or any derivative of any of the foregoing licenses.

“Order” means any writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

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“Other Litigation” has the meaning set forth in Section 5.2(c).

“Other SPAC Shareholder Approvals” means the approval of each Transaction Proposal, other than the Required SPAC Shareholder Approvals, by a resolution passed by the requisite number of votes of the holders of SPAC Shares, whether in person or by proxy, at the SPAC Shareholders Meeting (or any adjournment thereof), in accordance with the SPAC Governing Documents and applicable Law.

“Out-Licenses” means collectively all licenses and other Contracts under which any Group Company has granted to any Person a license to any Company Owned Intellectual Property Rights.

“Owned Real Property” has the meaning set forth in Section 3.18(a).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning set forth in Section 2.1(a)(vii).

“Permits” means any approvals, authorizations, clearances, business licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due or payable or that are being contested in good faith for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges that are not yet due or payable or that are being contested in good faith for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on Real Property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such Real Property and which are not violated by the use or occupancy of such Real Property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (e) nonexclusive licenses granted to third parties in the ordinary course of business, (f) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due or payable, (g) easements, covenants, rights of way and similar restrictions that (A) are matters of record, and (B) do not materially interfere with the present uses, occupancy, or value of such real roperty affected thereby, (h) Liens that do not materially impair the value or the continued use and operation of the personal property to which they relate, (i) Liens that (A) secure obligations that are reflected as liabilities on the Latest Balance Sheet and (B) are described in the notes thereto, and (j) Liens described on Section 1.1 of the Company Disclosure Schedule.

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“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means, to the extent regulated by contract, Law, or privacy policy applicable to any Group Company, any data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, including any other data that constitutes personal information or personal data under any contract, Law, or privacy policy applicable to the Group Companies.

“Plan of Merger” has the meaning set forth in Section 2.1(a)(ii).

“Pre-Closing SPAC Shareholders” means, as of any determination time prior the Effective Time, the holders of SPAC Shares and, as of any determination time after the Effective Time, the holders of the SPAC Shares as of immediately prior to the Effective Time.

“Privacy Requirements” means, to the extent applicable to any Group Company (a) any Laws regulating the privacy, security or Processing of Personal Data, (b) all contracts between any Group Company and any Person that are applicable to the Processing of Personal Data, and (c) all policies published or publicly displayed by and applicable to any Group Company relating to the Processing of Personal Data.

“Pro Rata” has the meaning set forth in Section 2.1(a)(viii).

“Proceeding” means any lawsuit, litigation, action, audit, examination, investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 9.17.

“Protected Data” shall mean all (a) Personal Data, (b) and all data for which any Group Company is required by Law, contract, or privacy policy to safeguard or keep confidential or private, including the Group Companies’ confidential or proprietary information and (c) information related to protected classifications under state or federal Law.

“Public Announcement” has the meaning set forth in Section 5.4.

“Real Property” means, collectively, the Owned Real Property, the real property leased pursuant to the Real Property Leases and any other real property otherwise occupied, possessed or used by any Group Company.

“Real Property Leases” has the meaning set forth in Section 3.18(b).

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“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the Transactions and the Ancillary Documents and containing a prospectus and proxy statement of SPAC.

“Released Claims” has the meaning set forth in Section 9.17.

“Representatives” means, with respect to any Person, such Person’s and such Person’s Affiliates’ respective directors, managers, general partners, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Merger Sub Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger) by SPAC, as the sole shareholder of Merger Sub.

“Required SPAC Shareholder Approvals” means (a) the approval of the Governing Document Proposal by a special resolution, being a resolution passed by holders of at least two-thirds of SPAC Shares entitled to vote and that do so vote thereon at the SPAC Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law, and (b) the approval of the Business Combination Proposal, the Nasdaq Proposal and the Incentive Equity Plan Proposal by an ordinary resolution, being a resolution passed by a majority of the holders of SPAC Shares entitled to vote and that do so vote thereon at the SPAC Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law.

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the International Traffic in Arms Regulations administered by the U.S. Department of State’s Directorate of Defense Trade Controls and such other controls administered by the U.S. Customs and Border Protection, the United Kingdom, European Union, any European Member State and any other relevant import and export control authority, (b) economic sanctions, including those administered by OFAC, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom and any other relevant sanctions authority or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Signing Filing” has the meaning set forth in Section 5.4.

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“Signing Press Release” has the meaning set forth in Section 5.4.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“SPAC” means Calisa Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability.

“SPAC Affiliated Party” has the meaning set forth in Section 4.10.

“SPAC Affiliated Party Transactions” has the meaning set forth in Section 4.10.

“SPAC Board” has the meaning set forth in the recitals to this Agreement.

“SPAC Board Recommendation” has the meaning set forth in Section 5.9.

“SPAC Charter” means (i) from closing of the SPAC IPO and until the Effective Time, the amended and restated memorandum and articles of association as in effect on the date of this Agreement, as the same may be amended from time to time, and (ii) from and after the Effective Time, the memorandum and articles of association contemplated by Section 2.1(c)(i).

“SPAC Competing Acquisition” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions under which SPAC, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any other “business combination” as defined in the Prospectus. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions shall constitute a SPAC Competing Acquisition.

“SPAC Designee” has the meaning set forth in Section 5.15(b).

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement in connection with the execution of this Agreement.

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“SPAC Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any SPAC Party or the Sponsor, or that any SPAC Party or the Sponsor is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of the covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of any SPAC Party, (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any SPAC Party pursuant to this Agreement or any Ancillary Document, and (c) the deferred underwriter commission, any SPAC deadline extension loans and working capital loans, and fees and expenses incurred in connection with other proposed business combinations with other third parties; provided, however, that both the Company Expenses and the SPAC Transaction Expenses shall be payable by the Company in accordance with Section 9.5.

“SPAC Extension” means any amendment to the SPAC Governing Documents to extend the period of time SPAC is afforded under its Governing Documents to consummate its initial business combination.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Founder Shares” means the SPAC Shares that we were issued to the SPAC Sponsors for an aggregate price of $25,000 in a private placement prior to the SPAC IPO.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the SPAC Parties) and Section 4.11 (Litigation).

“SPAC Incentive Equity Plan” has the meaning set forth in Section 5.17.

“SPAC Indemnitees” has the meaning set forth in Section 8.2.

“SPAC IPO” means the initial public offering of SPAC Units pursuant to the prospectus dated October 21, 2025, which as consummated on October 23, 2025.

“SPAC IPO Representative” means EarlyBirdCapital, Inc., the representative of the underwriters for the SPAC IPO.

“SPAC IPO Representative Shares” means the SPAC Shares that we were issued to the SPAC IPO Representative for an aggregate price of $1,904 in a private placement prior to the SPAC IPO.

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC, including unpaid SPAC Expenses, whether or not such Liabilities are due and payable as of such time.

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“SPAC Material Adverse Effect” means any change, event, effect, fact, factor, development, condition or occurrence that, individually or in the aggregate with any other change, event, effect, fact, factor, development, condition or occurrence, (a) has prevented, materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, the ability of any SPAC Party to consummate the Merger or the other transactions contemplated to be consummated by the SPAC Parties on the Closing Date in connection therewith, or (b) otherwise has had, or would reasonably be expected to have, a material adverse effect on the Transactions or on the Company Group, taken as a whole, after the Closing. Notwithstanding the foregoing, no changes, events, effects or occurrences arising after the date of this Agreement from the following shall be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur: (i) general business or economic conditions in or affecting the United States, the world generally or the industries in which the SPAC or the Company Group operates, or changes therein, (ii) changes in applicable Laws, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslide, wild fire, epidemic, pandemic or quarantine, act of God or other natural disaster in the United States or any other country or region in the world, (iv) any national or international political or social conditions in the United States, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (v) changes in conditions of the financial, banking, capital or securities markets generally in the United States, or changes therein, including changes in interest rates in the United States and changes in exchange rates for the U.S. dollar against currencies of any countries, (vi) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, (vii) any action taken or not taken by the Company, any Company Group Member or any of their respective Affiliates, or by the SPAC, the Sponsor or any of their Affiliates at the written request or with the written consent of the Company, (viii) the amount of SPAC Shares redeemed pursuant to the SPAC Shareholder Redemption, (ix) the failure to obtain the Required SPAC Shareholder Approvals or (x) the occurrence of the Completion Date shall be deemed to be a SPAC Material Adverse Effect. For the avoidance of doubt, any breach or other violation of the SPAC Governing Documents resulting from the consummation of the Merger or the other transactions contemplated to be consummated by the SPAC Parties on the Closing Date in connection therewith shall be a SPAC Material Adverse Effect notwithstanding anything else to the contrary contained herein.

“SPAC Parties” means, collectively, SPAC and Merger Sub.

“SPAC Private Rights” means the SPAC Rights included in the SPAC Private Units.

“SPAC Private Shares” means the SPAC Shares included in the SPAC Private Units.

“SPAC Private Units” means the SPAC Units purchased by the SPAC Sponsor and the SPAC IPO Representative in a private placement simultaneously with the SPAC IPO.

“SPAC Public Rights” means the SPAC Rights included in the SPAC Public Units.

“SPAC Public Shareholders” means the holders of the SPAC Public Shares.

“SPAC Public Shares” means the SPAC Shares included in the SPAC Public Units.

“SPAC Public Units” means the SPAC Units sold by the SPAC in the SPAC IPO.

“SPAC Representative” has the meaning set forth in Section 9.19(b).

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“SPAC Rights” means, collectively, the rights of SPAC entitling each holder thereto to one-tenth of one SPAC Share upon consummation of an initial business combination.

“SPAC SEC Reports” has the meaning set forth in Section 4.7(a).

“SPAC Shareholder Approvals” means, collectively, the Required SPAC Shareholder Approvals and the Other SPAC Shareholder Approvals.

“SPAC Shareholder Redemption” means the valid redemption by the holders of SPAC Public Shares (which, for the avoidance of doubt, excludes the SPAC Sponsor Shares, the SPAC Representative Shares and the SPAC Private Shares) of all or a portion of their respective SPAC Public Shares (in connection with the Transactions or otherwise) in accordance with (and subject to the limitations set forth in) the SPAC Governing Documents.

“SPAC Shareholders” means, as of any determination time, the holders of SPAC Shares.

“SPAC Shareholders Meeting” has the meaning set forth in Section 5.9.

“SPAC Shares” means shares of ordinary shares, par value $0.000075 per share, of SPAC as contemplated pursuant to the SPAC Charter.

“SPAC Sponsor” means the sponsors of the SPAC, Alisa Group Limited and Calisa Holding LP.

“SPAC Sponsor Specified Provisions” has the meaning set forth in Section 9.8.

“SPAC Units” means the units of SPAC, with each such unit consisting of one SPAC Share and one SPAC Right.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, exempted company, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if an exempted company, limited liability company, partnership, association or other business entity (other than a corporation), a majority of the shares, partnership interests or other similar ownership interests thereof (as applicable) is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner possessing a majority of the management rights of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Suppliers” has the meaning set forth in Section 3.22(f).

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“Survival Period” has the meaning set forth in Section 8.1.

“Surviving Company” has the meaning set forth in Section 2.1(a)(i).

“Surviving Company Share” has the meaning set forth in Section 2.1(a)(vi).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, fees, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Proceeding” means a Proceeding with respect to Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Technology” means collectively any and all of the following: (a) Software, including software and firmware listings, assemblers, applets, applications, websites, content (including text, pictures, sounds, music, and video), compilers, source code (whether in a format to be compiled, interpreted, or otherwise), object code, net lists, design tools, user interfaces, “look and feel,” application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build Software and instructions, design documents, schematics, diagrams, products, product specifications, packaging, games, devices know-how, show-how, techniques, formulae, algorithms, routines, works of authorship (whether or not copyrightable), discoveries, concepts, processes, prototypes, test methodologies, test tools, supplier and customer lists, materials that document design or design processes, or that document research or testing (including design, processes, and results); (b) any media on which any of the foregoing is recorded; and (c) any other tangible embodiments of any of the foregoing or of any Intellectual Property Rights.

“Termination Date” has the meaning set forth in Section 7.1(c).

“Third Party Claim” has the meaning set forth in Section 8.3.

“Trade Compliance Laws” means any requirement of applicable Law relating to the regulation of exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, Software or services including: the Arms Export Control Act, 22 U.S.C. § 2751 et seq.; Export Administration Act, 50 U.S.C. §§ 2401-2420 (2000); Export Administration Regulations, 15 C.F.R. Parts 730 et seq.; International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706 (2000); Trading with the Enemy Act, 50 U.S.C. § 4301 et seq., International Traffic in Arms Regulations, 22 C.F.R. Parts 120- 130; and including all Sanctions and Export Control Laws.

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“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.9(b).

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents, including without limitation the Merger.

“Trust Account” has the meaning set forth in Section 9.17.

“Trust Agreement” has the meaning set forth in Section 4.9.

“Trustee” has the meaning set forth in Section 4.9.

“Unpaid Company Expenses” means the Company Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unpaid SPAC Liabilities” means, as of any determination time, the SPAC Liabilities as of such determination time and through, and including, the Closing, in each case, to the extent unpaid as of such time.

“Unpaid SPAC Liabilities Schedule” the meaning set forth in Section 2.3(c).

“VWAP” means, for any security as of any day, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30 a.m., New York time on such day and ending at 4:00:00 p.m., New York time on such day, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time on such day and ending at 4:00:00 p.m., New York time on such day, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. during such day. If the VWAP cannot be calculated for such security for such day on any of the foregoing bases, the VWAP of such security shall be the fair market value per share at the end of such day as reasonably determined by the board of directors of SPAC, with the consent of the Company Representative and the SPAC Representative.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

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ARTICLE 2

MERGER

Section 2.1 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1.

(a) The Merger.

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the Companies Act, on the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(ii) At the Closing, the Parties shall cause the Merger to be consummated by filing with the Registrar of Companies at the Cayman Islands (the “Registrar”) a plan of merger, in a form reasonably satisfactory to the Company and SPAC (the “Plan of Merger”), to be executed and filed (along with such other documents required by Companies Act) in accordance with the relevant provisions of the the Companies Act. The Merger shall become effective on the date and time at which the Plan of Merger is accepted for filing by the the Companies Act or at such later date or time as is agreed by SPAC and the Company and specified in the Plan of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) The Merger shall have the effects set forth in Part XVI of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the Companies Act.

(iv) At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the Effective Time, the Officers, and except as provided in Section 5.15, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one ordinary share, par value $5.00 per share, of the Surviving Company (a “Surviving Company Share”).

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(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(xi) and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive, subject to Section 2.1(a)(viii), a number of SPAC Shares equal to the Exchange Ratio (the “Per Share Merger Consideration”). From and after the Effective Time, each Company Shareholder’s certificates (the “Certificates”) and the Company’s register of members setting out the Company Shares issued and outstanding immediately prior to the Effective Time shall each cease to represent any rights with respect to such Company Shares, except as otherwise expressly provided for herein or under applicable Law.

(viii) At the Effective Time, in order to secure the amounts (if any) owed to SPAC Indemnitees pursuant to ARTICLE 8, an aggregate of 10% of the aggregate SPAC Shares otherwise issuable as Per Share Merger Consideration (the “Escrow Shares”) shall be deposited in escrow (the “Escrow”), allocated among the Company Shareholders in separate accounts pro rata in the same proportion as the aggregate Per Share Merger Consideration otherwise payable to each such Company Shareholder bears to the aggregate Per Share Merger Consideration otherwise payable to all the Company Shareholders (“Pro Rata”), pursuant to the terms and conditions of the escrow agreement (the “Escrow Agreement”) to be entered into at the Closing between Parent, the Company Representative and Continental Stock Transfer & Trust Company (or such other Person as may be agreed by SPAC and the Company), as escrow agent (“Escrow Agent”), in such form and on such terms as SPAC and the Company shall mutually agree. Each Company Shareholder, as holder of the Escrow Shares, shall be shown as the registered owner of the Escrow Shares on the books and records of SPAC, and shall be entitled to exercise voting rights and all share rights with respect to such Escrow Shares. In addition, as necessary from time to time after the Closing, an aggregate of 10% of the aggregate Per Share Merger Consideration otherwise payable in respect of any Company Dissenting Shares as to which the holder thereof fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the Companies Act, shall be deposited in the Escrow, together with any dividends or other distributions declared or made with respect to SPAC Shares with a record date after the Effective Time, allocated to the holder of such Company Dissenting Shares in a separate account. The Escrow Agreement will provide that, upon the expiration of the Survival Period (as defined below), the Escrow Agent will release the Escrow Shares in each separate account, less that portion of the Escrow Shares applied in satisfaction of or reserved with respect to indemnification claims made prior to such date, to the applicable Company Shareholder. Any Escrow Shares held with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution will be delivered to the Company Shareholders from their separate accounts promptly upon such resolution.

(ix) For purposes of calculating the aggregate number of SPAC Shares issuable to each holder of Company Shares pursuant to the terms of Section 2.1(a)(vii), all Company Shares held by such holder shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such holder, and not on a share-by-share basis and the number of SPAC Shares to be issued shall be rounded to the nearest whole share.

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(x) If, between the date of this Agreement and the Closing, the outstanding SPAC Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of SPAC Shares will be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(a)(x) shall not (A) be construed to permit SPAC, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (B) apply to any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummated in accordance with the terms contemplated by this Agreement or such Ancillary Document, as applicable.

(xi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(b) Earnout Shares. In addition to the Exchange Share Consideration, the Company Shareholders will be entitled to receive an additional 3,600,000 SPAC Shares (the “Earnout Shares”) upon satisfaction of the following earnout conditions:

(i) 1,800,000 Earnout Shares will be issued if (1) the Company achieves net revenue for the fiscal year ended September 30, 2026 (“FY 2026”) in excess of US$19.9 million, determined in accordance with GAAP in a manner consistent with the Company’s past practice, and in compliance with the rules and regulations of Regulation S-X and Regulation S-K; and (2) the daily VWAP of the shares of Surviving Company is greater than or equal to US$12.00 per share for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing after the six month anniversary of the Closing and ending before the sixtieth (60th) day after the Company files its Annual Report on Form 20-F or Form 10-K for FY 2027 (as defined below); and

(ii) 1,800,000 Earnout Shares will be issued if (1) the Company achieves net revenue for the fiscal year ended September 30, 2027 (“FY 2027”) in excess of $106.0 million, determined in accordance with GAAP in a manner consistent with the Company’s past practice, and in compliance with the rules and regulations of Regulation S-X and Regulation S-K; and (2) the daily VWAP of the shares of Surviving Company is greater than or equal to US$15.00 per share for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing after the six month anniversary of the Closing and ending before the sixtieth (60th) days after the Company files its Annual Report on Form 20-F or Form 10-K for FY 2027.

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(iii) For each of FY 2026 and FY 2027, whether or not SPAC is then subject to the reporting requirements of the Exchange Act, SPAC shall prepare audited consolidated financial statements of SPAC and its subsidiaries, including the Company, in accordance with GAAP in a manner consistent with the Company’s past practice, and in compliance with the rules and regulations of Regulation S-X and Regulation S-K, which shall be each audited by a PCAOB qualified auditor in accordance with PCAOB standards. The Earnout Shares will be issued at the Closing and placed in escrow. The Company Representative shall be shown as the registered owner of the Earnout Shares on the books and records of SPAC, and shall be entitled to exercise voting rights and all share rights with respect to such Earnout Shares; provided, however, that pursuant to the applicable escrow agreement, the Company Representative shall agree to vote such shares for and against any matter considered by the holders of SPAC Shares in the same proportion as the other SPAC Shares are voted on such matter. Upon verification of the applicable earnout conditions, such Earnout Shares shall be released to the Company Shareholders, pro rata based on the number of Company Shares held by them immediately prior to the Effective Time. Any Earnout Shares that are not eligible for release upon the expiration of the respective measurement periods shall be surrendered for no consideration and cancelled. The Company Representative shall execute the irrevocable surrender of shares in a form substantially agreed by SPAC with respect to such unreleased portion of the Earnout Shares, and surrender such portion of the Earnout Shares to SPAC without consideration. SPAC shall instruct the applicable escrow agent to irrevocably and unconditionally release the surrendered portion of the Earnout Shares from the applicable escrow to SPAC, and SPAC shall cancel such surrendered portion of the Earnout Shares. Earnout Shares that are surrendered for cancellation shall cease to be outstanding and shall automatically be cancelled and cease to exist as a matter of Cayman Islands law.

(c) SPAC Governing Documents. At the Effective Time, SPAC shall file such documents with the Registrar as are necessary for:

(i) a second amended and restated memorandum and articles of association, in form and substance reasonably satisfactory to SPAC and the Company, to become the memorandum and articles of association of SPAC; and

(ii) SPAC’s name to be changed to a name determined in the sole discretion of the Company.

(d) Treatment of SPAC Rights. Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one SPAC Share at the Effective Time.

Section 2.2 Closing of the Merger. The closing of the Merger (the “Closing”) shall take place electronically by exchange of the requisite documents, duly executed where required, delivered upon actual confirmed receipt, as promptly as reasonably practicable, but in no event later than the third Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date or time as SPAC and the Company may agree in writing. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

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Section 2.3 Pre-Closing Deliveries; Sponsor Payment.

(a) Allocation Schedule. At least five Business Days prior to the Closing Date, the Company shall deliver to SPAC an allocation schedule (the “Allocation Schedule”) setting forth:

(i) the number of outstanding Company Shares held by each Company Equityholder and the number of SPAC Shares to be issued to each Company Equityholder pursuant to Section 2.1;

(ii) its good faith calculation of the Exchange Ratio; and

(iii) a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations delivered pursuant to clauses (i) through (v) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects and (B) in accordance with the Allocation Schedule Principles.

The Allocation Schedule (and the calculations and determinations contained therein) will be prepared in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, and applicable Laws in each case, as in effect immediately prior to the Effective Time (collectively, the “Allocation Schedule Principles”). The Allocation Schedule will include a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations in the Allocation Schedule are, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the Allocation Schedule Principles. The Company will review any comments to the Allocation Schedule provided by SPAC or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by SPAC or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) in no event shall the aggregate number of SPAC Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, to the Company Equityholders) exceed the Exchange Share Consideration and (y) the SPAC Parties will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement.

(b) Aggregate Transaction Proceeds Schedule. At least two Business Days prior to the Closing Date, SPAC shall deliver to the Company a reasonably detailed calculation of the Aggregate Transaction Proceeds (the “Aggregate Transaction Proceeds Schedule”), including each subcomponent thereof, and reasonably detailed supporting documentation and a certification, duly executed by an authorized officer of SPAC, that, to his or her knowledge and solely in his or her capacity as an officer of SPAC (and without any personal liability), the information and calculations in the Aggregate Transaction Proceeds Schedule are, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement. SPAC will review any comments to the Aggregate Transaction Proceeds Schedule provided by the Company or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by the Company or any of its Representatives. SPAC may update the Aggregate Transaction Proceeds Schedule if any of the calculations or amounts shown therein are incorrect as a result of changes in the number of SPAC shareholders participating in the SPAC Shareholder Redemption, not later than one Business Day prior to the Closing Date.

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(c) Unpaid SPAC Liabilities Schedule. At least two Business Days prior to the Closing Date, SPAC shall deliver to the Company a reasonably detailed calculation of each Unpaid SPAC Liability as of the Closing Date, together with invoices and wire payment instructions for the parties to which each such liability is owed (the “Unpaid SPAC Liabilities Schedule”).

Section 2.4 Company Shareholder Deliverables.

(a) Each holder of Company Shares shall, at or prior to the Closing, (i) deliver the certificates evidencing their right to Company Shares (the “Company Certificates”), if any, to SPAC for cancellation, or in the case of a lost, stolen or destroyed Company Certificate, will deliver to SPAC an affidavit (and indemnity if required) in the manner provided in Section 2.4(e), and (ii) deliver a duly completed and executed letter of transmittal to SPAC, in a form to be mutually agreed upon between SPAC and the Company (“Letter of Transmittal”). To the extent that a holder has not delivered the Company Certificates, if any, and a duly completed and executed Letter of Transmittal at or prior to the Closing, such holder shall deliver such items to SPAC promptly following the Closing. At the Effective Time (or promptly after delivery of the Company Certificates, if any, and a duly completed and executed Letter of Transmittal, if later), subject to Section 2.1(a)(viii), each holder of Company Shares shall receive in exchange therefor the Exchange Share Consideration to which such holder is entitled pursuant to Section 2.1 in uncertificated form (unless certificates representing the Exchange Share Consideration are otherwise requested by such holder), and the Company Certificates, if any, and such Company Shares as set out in the Company’s register of members shall forthwith be cancelled. The delivery to SPAC of the Company Certificates, if any, and a duly completed and executed Letter of Transmittal shall be a condition to the receipt by each holder of Company Shares of the Exchange Share Consideration to which such holder is entitled pursuant to Section 2.1. The Exchange Share Consideration shall be issued only in the name of the registered holder of the Company Shares exchanged therefor.

(b) No interest will be paid or accrued on the Exchange Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.4, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(xi) or any Company Dissenting Shares) shall solely represent the right to receive the portion of the Exchange Share Consideration which such Company Share is entitled to receive pursuant to Section 2.1, including Section 2.1(a)(viii), together with any dividends or distributions payable after the Effective Time pursuant to Section 2.4(c).

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(c) No dividends or other distributions declared or made after the date hereof with respect to Exchange Share Consideration with a record date after the Effective Time will be paid to the holders of any Company Shares until the holders of record of such Company Shares shall deliver to SPAC the Company Certificates for such Company Shares, if any, and a duly completed and executed Letter of Transmittal. Subject to applicable Law, following delivery of the Company Certificates for such Company Shares, if any, and a duly completed and executed Letter of Transmittal, SPAC shall promptly deliver the aggregate Exchange Share Consideration issuable in exchange therefor in accordance with Section 2.1, including Section 2.1(a)(viii), and the amount of any such dividends or other distributions theretofore paid with respect to such shares with a record date after the Effective Time, in each case without interest.

(d) The SPAC Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates for Company Shares are presented to SPAC or the Surviving Company for any reason, or if uncertificated Company Shares are similarly presented, upon delivery of a duly completed and executed Letter of Transmittal, the Company Certificates, if any, and such Company Shares as set out in the Company’s register of members shall be canceled and exchanged as provided in this ARTICLE 2.

(e) In the event that any Company Certificates shall have been lost, stolen or destroyed, SPAC shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Exchange Share Consideration into which the Company Shares formerly represented by such Company Certificates was converted into and any dividends or distributions payable after the Effective Time; provided, however, that, as a condition precedent to the delivery of such Exchange Share Consideration, the owner of such lost, stolen or destroyed Company Certificates shall indemnify SPAC against any claim that may be made against SPAC or Surviving Company with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

(f) Any portion of the Exchange Share Consideration that remains unclaimed by the Company Shareholders 12 months following the Closing Date shall be delivered to SPAC or as otherwise instructed by SPAC, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Exchange Share Consideration in accordance with this Section 2.4 prior to that time shall thereafter look only to SPAC for the issuance of the applicable portion of the Exchange Share Consideration, without any interest thereon. None of SPAC, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Exchange Share Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of SPAC free and clear of any claims or interest of any Person previously entitled thereto.

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Section 2.5 Withholding. Each of the Company, SPAC, Merger Sub, and their respective agents shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon becoming aware of any such withholding obligation, the Company, SPAC or Merger Sub (as applicable) shall use commercially reasonable efforts to give reasonable advance notice of such withholding to the Person in respect of whom such amounts are intended to be deducted or withheld, and the Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any reasonable statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.6 Company Dissenting Shares. Notwithstanding anything to the contrary herein, any Company Shares for which a Company Shareholder (a) has given written objection to the Merger prior to the vote on the Merger by the shareholders of the Company and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, section 238 of the Companies Act (collectively, such shareholders, the “Company Dissenting Shareholders”, and such shares, the “Company Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a)(vii). From and after the Effective Time, (i) the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Company Dissenting Shareholders shall be entitled only to such rights as may be granted to them under Section 238 of the Companies Act and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of SPAC, the Surviving Company or any of their respective Affiliates; provided, that if any Company Dissenting Shareholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Shareholder (a) shall no longer be deemed to be Company Dissenting Shares and (b) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a)(vii), subject to Section 2.1(a)(viii), upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.4(a) and, if applicable, Section 2.4(e). Each Company Dissenting Shareholder who becomes entitled to payment for his, her or its Company Dissenting Shares pursuant to the Companies Act shall receive payment thereof from the Company in accordance with the Companies Act. The Company shall give SPAC prompt notice of any written demands for appraisal of any Company Shares, attempted withdrawals of such demands and any other documents or instruments served pursuant to the Companies Act and received by the Company relating to shareholders’ rights of appraisal in accordance with the provisions of Section 238 of the Companies Act, and SPAC shall, at its sole cost and expense, have the right to, and the Company shall provide SPAC the opportunity to, participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Disclosure Schedules (which shall only qualify the representations and warranties in this ARTICLE 3 in the manner set forth in Section 9.7), the Company hereby represents and warrants to the SPAC Parties, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 3.1 Organization and Qualification.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each Subsidiary of the Company is a corporation, limited liability company, joint stock company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and, except as set forth in Section 3.1(a) of the Company Disclosure Schedules, in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

(b) True and complete copies of the governing or constitutional documents of each Group Company have been made available to SPAC, in each case, as amended and in effect as of the date of this Agreement. The governing or constitutional documents of the Company and each other Group Company, including the Company Charter, are in full force and effect, and no Group Company is in breach or violation of any provision set forth in its governing or constitutional documents.

(c) Each Group Company is duly qualified, licensed or registered to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the lack of such qualification, license or registration has not caused and would not reasonably be expected to cause, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, for each Group Company, of (i) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company authorized as of the date hereof, (ii) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company issued and outstanding as of the date hereof, and (iii) the full names of the Persons that are the record or registered owners thereof. All of the outstanding Equity Securities of the Group Companies, including the Company Shares, have been duly authorized and validly issued and, in the case of Equity Securities of Group Companies that are corporations, are fully paid and non-assessable.

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(b) The Equity Securities of each Group Company (i) were not issued or otherwise acquired in violation of the Governing Documents of such Group Company or any Contract to which such Group Company is party or bound, (ii) were not issued or otherwise acquired in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any Person, and (iii) have been offered, sold, transferred and issued in compliance with applicable Law, including Securities Laws. No Group Company has (x) any outstanding equity appreciation, phantom equity or profit participation rights, or (y) any outstanding options, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer, other Company Derivatives or other Contracts that could require such Group Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such Group Company from or to any Person, and to the Company’s Knowledge, there is no condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive from any Group Company any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Group Company or is entitled to sell or transfer to any Group Company any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Group Company. Section 3.2(b) of the Company Disclosure Schedules accurately identifies each Contract relating to any Equity Securities of any Group Company that contains any information rights, rights of first refusal, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing.

(c) There are no outstanding bonds, debentures, notes or other Indebtedness of any Group Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote.

(d) Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of the Group Companies to which any Group Company is party or bound.

(e) None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person (other than any Group Company) or the right to acquire any such Equity Security, and none of the Group Companies is a partner or member of any partnership, limited liability company or joint venture (other than any other Group Company). All of the Equity Securities of the Group Companies are owned and held (of record, beneficially, legally and otherwise), directly or indirectly, by the Company.

(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of the holder, the date of grant and any applicable vesting schedule (including acceleration provisions) of each Company Derivative, including each Company Equity Award.

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(g) Section 3.2(g) of the Company Disclosure Schedules sets forth a list of all material Company Transaction Payments as of the date of this Agreement.

(h) Section 3.2(h) of the Company Disclosure Schedules sets forth a true and complete list of all Indebtedness of the Group Companies as of the date of this Agreement of the type described in clause (a) or (b) of the definition of Indebtedness, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof. None of the Group Companies are in default or otherwise in breach with respect to any such Indebtedness. The Company has provided to SPAC true, correct and complete copies of all documents (including all amendments, supplements, waivers, notices and consents) with respect to any such Indebtedness outstanding as of the date of this Agreement.

(i) All Equity Securities of any Group Company ever repurchased, redeemed, converted or cancelled by such Group Company were repurchased, redeemed, converted or cancelled in compliance in all material respects with (i) all applicable Law, including applicable Securities Law, and (ii) all requirements set forth in all applicable Contracts.

(j) The Company Shareholders set forth on Annex I hereto constitute all of the Company Supporting Shareholders as of the date of this Agreement.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and (subject to receipt of the Company Required Shareholder Approval) to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the Transactions, have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Required Shareholder Approval, no other corporate or equivalent action or other Proceeding on the part of the Company or the Company Equityholders is necessary to authorize this Agreement or such Ancillary Documents, the Company’s performance of its obligations hereunder or thereunder or the consummation of the Transactions. This Agreement and each Ancillary Document to which the Company is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which the Company is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or is contemplated to be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Required Shareholder Approval is the only vote of the holders of any class or series of shares of the Company required to approve and adopt this Agreement, the Ancillary Documents to which the Company is or is contemplated to be a party, the performance of the Company’s obligations hereunder and thereunder and the consummation of the Transactions (including the Merger).

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Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to SPAC a true and complete draft copy of the consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss and cash flows of the Company and its Subsidiaries for the years then ended (collectively, the “Financial Statements”). The Financial Statements are attached as Section 3.4(a) of the Company Disclosure Schedules. The Financial Statements (including the notes thereto, if applicable) (i) were derived from the books and records of the Group Companies, (ii) fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company for the periods indicated therein, and (iii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of notes thereto).

(b) The Initial Company Financial Statements and any Closing Company Financial Statements will be derived from the books and records of the Group Companies. The Initial Company Financial Statements and Closing Company Financial Statements will (i) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of notes thereto), (ii) in the case of any audited financial statements, be audited in accordance with the standards of the PCAOB and contain a report of the Company’s auditor and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable). No financial statements other than those consolidated financial statements of the Group Companies are or will be required by GAAP to be included in the Initial Company Financial Statements or the Closing Company Financial Statements, or by the rules and regulations of the SEC to be included in the Registration Statement / Proxy Statement.

(c) The Group Companies have no Liabilities of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (excluding any Liabilities for a breach of Contract, breach of warranty, tort (including infringement of Intellectual Property Rights) or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the Transactions (including, for the avoidance of doubt, the Company Expenses), (iv) executory obligations under Contracts (excluding any Liabilities for a breach of Contract), (v) for Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (vi) Liabilities that are disclosed in Section 3.4(c) of the Company Disclosure Schedules and (vii) Liabilities that are first incurred after the date hereof and are expressly permitted pursuant to the terms Section 5.1 (including as set forth in Section 5.1(b) of the Company Disclosure Schedules).

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(d) The Group Companies have established and maintained, individually or at a group level, systems of internal accounting controls designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained, in all material respects in the ordinary course of business, books and records of the Group Companies that are accurate and complete in all material respects.

(e) The Company has not received any complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies as of the date of this Agreement, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies as of the date of this Agreement or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

(f) The financial projections with respect to the Company that were delivered by or on behalf of the Company to SPAC, including any statement with respect to projected revenues, costs, expenses, and profits, a copy of which are attached as Section 3.4(f) to the Company Disclosure Schedules, were prepared by the Company in good faith based on assumptions for projections of such kind that the Company believes in good faith to reasonable and appropriate as of the date of this Agreement.

(g) The Initial Company Financial Statements shall not differ in any material respect from the Financial Statements made available to SPAC as of the date of this Agreement.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for (i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law, (ii) the filing with the SEC of the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (iii) the appropriate filings and approvals under the rules of an Approved Stock Exchange, (iv) the filing of the Plan of Merger and related merger documents with the Registrar of Company and the Cayman Islands, and (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

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(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of any Group Company, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract or (B) any Material Permits, (iii) violate, or constitute a breach or default under, any Order, Law or other restriction of any Governmental Entity to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except in the case of any of the foregoing clauses (ii) through (iv), as would not have or be reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 Permits. Section 3.6 of the Company Disclosure Schedules sets forth a true and complete list of all Permits any Group Company holds that is required by any Group Company to own, lease or operate its properties or assets or to conduct its business as currently conducted, except for such Permits where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (the Permits required to be listed on Section 3.6 of the Company Disclosure Schedules, collectively, the “Material Permits”). Except as is not and would not reasonably be expected to have a Company Material Adverse Effect, (a) each Material Permit is in full force and effect in accordance with its respective terms and (b) there is no pending or, to the Company’s Knowledge, threatened (in writing) termination, suspension, withdrawal or revocation with respect to any Material Permit. The Transactions will not cause the cancellation of, or require the Consent of any Person with respect to, any Material Permit.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party or by which any of their respective assets are, as of the date of this Agreement, bound (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, a “Material Contract”):

(i) any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company, in either case for an amount equal to or higher than $100,000;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than Real Property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $125,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any material tangible property (other than real property), owned or controlled by any Group Company;

(iv) any Real Property Lease;

(v) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, or similar Contract;

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(vi) any Contract required to be disclosed on Section 3.13(c) of the Company Disclosure Schedules;

(vii) any Contract that (a) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of SPAC or any of its Affiliates after the Closing, (b) contains any exclusivity, “most favored nation”, rights of first negotiation or similar provisions, obligations or restrictions with respect to material assets, properties or business of the Group Companies (including exclusive license rights granted by any Group Company to any Person in Company Intellectual Property), (c) contains any covenants not to sue or not to assert any claim, or any technology or source code escrow obligations (in each case, other than in the ordinary course of business), or (d) contains any other provisions restricting, in any material respect, the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential customer (other than standard non-solicitation provisions in Contracts);

(viii) any Contract (or group of related Contracts) requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $100,000 annually, or (B) $250,000 over the life of such Contract (or group of related Contracts);

(ix) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than any other Group Company) or pursuant to which any Person (other than any other Group Company) has guaranteed the Liabilities of a Group Company, in each case in excess of $100,000;

(x) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person individually or in the aggregate, in an amount in excess of $100,000, or made any capital contribution to, or other investment in, any Person;

(xi) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xii) any Contract with any Person pursuant to which any Group Company (or SPAC or any of its Affiliates after the Closing) is or may be required to pay milestones, royalties or other similar contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events;

(xiii) any Contract providing for any Company Transaction Payment;

(xiv) any Contract relating to any merger or consolidation, or for the disposition of any portion of the assets or business of any Group Company, or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), executed on or after beginning on January 1, 2024 or under which any Group Company has any continuing material obligation, including with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

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(xv) any settlement, conciliation or similar Contract (A) requiring material monetary payments by any Group Company after the date of this Agreement, (B) with a Governmental Entity, (C) involving any Intellectual Property Rights, or (D) that imposes any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);

(xvi) any Contract with any (A) Material Customer or (B) Material Supplier;

(xvii) any Contract (or group of related Contracts) the performance of which requires either (A) annual payments to or from any Group Company in excess of $100,000 or (B) aggregate payments to or from any Group Company in excess of $250,000 over the life of such Contract (or group of related Contracts);

(xviii) any Company Derivative or other Contract relating to the issuance of any Equity Securities or debt securities of the Group Companies or any securities exercisable for, convertible into or exchangeable for Equity Securities or debt securities of the Group Companies;

(xix) any Contract providing for the employment or consultancy of any individual on a full-time, part-time, consulting or other basis that (A) provides to any such individual annual base compensation in excess of $100,000 per year, (B) requires at least sixty (60) days’ notice or payment of material severance for a termination without cause, or (C) provides for material payments upon a change-in-control of any Group Company;

(xx) any Contract made other than in the ordinary course of business (x) providing for the grant of any preferential rights of first offer or first refusal to purchase or lease any material asset, (y) providing for any exclusive right to sell or distribute, or otherwise relating to the sale or distribution of, any Company Technology or Company Product, or (z) pursuant to which any other Person is granted “most favored nations” pricing or customer status or similar with respect to any Company Technology or Company Products;

(xxi) any Contract providing for the indemnification by a Group Company of any Person or the assumption of any Tax, environmental or other Liability of any Person, in excess of $100,000, other than any such Contract for the purchase or sale of goods and services executed in the ordinary course of business;

(xxii) any Contract that is a collective bargaining agreement or a Contract with any union to which any Group Company is a party; and

(xxiii) any Contract with any Governmental Entity to which any Group Company is a party.

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(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract, and (iii) to the Company’s Knowledge, no party has repudiated in writing any provision of any Material Contract or threatened (in writing) to terminate any Material Contract, in each case, except as would not have a Company Material Adverse Effect. The Company has made available to SPAC true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

Section 3.8 Absence of Changes. During the period beginning on January 1, 2024 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement or any Ancillary Document or except as set forth on Section 3.8 of the Company Disclosure Schedules, (i) the Group Companies have conducted their businesses in the ordinary course of business in all material respects, and (ii) no Group Company has taken any action that would require the consent of SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 3.9 Litigation. There is no Proceeding pending or, to the Company’s Knowledge, threatened (in writing) against or involving any Group Company or concerning any of the Group Companies’ assets, properties or business that, if adversely decided or resolved, had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened (in writing) Proceeding against or involving any Group Company’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Group Companies nor any of their respective properties or assets is subject to any Order, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. There are no Proceedings by any Group Company pending against any other Person.

Section 3.10 Compliance with Laws. Each Group Company (i) conducts, and at all times since January 1, 2023 has conducted, its business in compliance in all material respects with all Laws and Orders applicable to such Group Company and is not, and has never been, in material violation of any such Law or Order, (ii) has not received or been subject to any material written regulatory consent orders, or enforcement actions from a Governmental Entity, and (iii) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any of the foregoing, except for any failure to comply as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

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Section 3.11 Employee Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules lists all Company Benefit Plans that any Group Company sponsors or maintains, or to which any Group Company contributes or is obligated to contribute, or to which any Group Company otherwise is party, in each case, for the benefit of current or former employees, directors, or consultants of any Group Company.

(b) None of the Group Companies have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to continue, modify or amend any existing Company Benefit Plan, except for amendments required by applicable Law with respect to which the amendment deadline has not yet lapsed.

(c) With respect to each Company Benefit Plan, the Company has provided SPAC with a current, true and complete copy (or, if such Company Benefit Plan is not in writing, an accurate summary of the material terms) thereof (including all amendments thereto) and, to the extent applicable: (i) the most recent summary plan description, and all summaries of material modifications related thereto, distributed with respect to such Company Benefit Plan; (ii) all Contracts related to such Company Benefit Plan, including all trust agreements, insurance Contracts, annuity Contracts and service provider agreements; (iii) the most recent Form 5500 (including all schedules and other attachments thereto); (iv) all nonroutine notices and correspondence since October 2, 2019 to or from any Governmental Entity (including social security authorities) relating to such Company Benefit Plan; and (v) all nondiscrimination, top-heavy and Code Section 415 and other year-end compliance tests performed with respect to such Company Benefit Plan for the three most recently completed plan years.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable Laws, including ERISA, the Code (and the regulations and rulings issued thereunder) and the ACPA, and each Group Company has properly performed in all material respects all of its duties and obligations under or with respect to such Company Benefit Plan; (ii) no Group Company, no ERISA Affiliate and no other Person has breached any fiduciary duty imposed upon it by ERISA or any other Law (including the ACPA); (iii) except as could not result, individually or in the aggregate, in a material liability to any Group Company, no prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code (and not otherwise exempt under Section 408 of ERISA and Section 4975(c)(2) or 4975(d) of the Code) has occurred; (iv) except as could not result, individually or in the aggregate, in a material Liability to any Group Company all contributions, premiums and other payments due or required to have been paid to (or with respect to) such Company Benefit Plan on or before the Closing have been timely paid in accordance with the terms of such Company Benefit Plan and applicable Law or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements; and (v) no Group Company has incurred (whether or not assessed), any penalty, Tax, fine, Lien or Liability under ERISA, the Code or any other Law. No Group Company has incurred (whether or not assessed) any assessable payment, penalty, Tax or Liability under Section 4980B, 4980D, 4980H, 5000, 6721 or 6721 of the Code or any other Law. With respect to each plan or arrangement that would be a Company Benefit Plan but for the fact that such plan or arrangement is maintained or sponsored by a Governmental Entity, except as could not result, individually or in the aggregate, in a material Liability to any Group Company, all contributions required to have been made by or on behalf of the Group Companies with respect to such plan or arrangement on or before the Closing have been timely made or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements.

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(e) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust is exempt from taxation under Section 501(a) of the Code. Each such Company Benefit Plan is the subject of a current, unrevoked favorable determination letter from the IRS (or, in the case of a prototype, volume submitter or other pre-approved plan, is the subject of a current, unrevoked favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan and upon which the Group Companies and such Company Benefit Plan are entitled, under applicable IRS guidance, to rely) as to such Company Benefit Plan’s qualified status under the Code. To the Company’s knowledge, nothing has occurred (or failed to occur), and no facts or circumstances exist, that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of its related trust.

(f) No Group Company or ERISA Affiliate has ever maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), or has (or could have) any current or future Liability (including any contingent Liability) under or with respect to: (i) any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or, at any time, was subject to Section 302 or 303 of ERISA, Title IV of ERISA or Section 412 or 430 of the Code; (ii) any “multiemployer plan” as defined in Section 3(37) of ERISA; (iii) any multiple employer plan within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code; or (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(g) No Group Company or Company Benefit Plan provides (or contributes toward the cost of) or has any obligation or agreement to provide (or contribute toward the cost of), life insurance, medical or other welfare benefits (within the meaning of Section 3(1) of ERISA) to any current or former owner, director, manager, officer, employee, consultant, independent contractor or service provider of or to the Group Companies or any ERISA Affiliate (or the spouse, domestic partner, dependent or beneficiary of any such individual) after their retirement or other termination of ownership, employment or service, except to the extent required by COBRA or the ACPA or any other Law (at the sole expense of the covered individual or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement in effect as of the date hereof).

(h) Each Company Benefit Plan that provides, in any part, nonqualified deferred compensation that is subject to Section 409A of the Code in all material respects satisfies the documentary and operational requirements of Section 409A(a)(2), 409(A)(a)(3), and 409A(a)(4) of the Code and all applicable guidance issued thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Company Benefit Plan), and no additional Tax under Section 409A(a)(1)(b) of the Code has been or could reasonably be expected to be incurred by any participant or beneficiary in any such Company Benefit Plan. No Group Company has any obligation or agreement (whether under a Company Benefit Plan or otherwise) to reimburse, “gross up,” indemnify or otherwise compensate any individual for any Taxes or interest imposed under Section 4999 or 409A of the Code.

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(i) Each Non-U.S. Company Benefit Plan that is intended to qualify for any preferential Tax treatment meets all of the requirements for such treatment and has obtained all approvals of all relevant Governmental Entities that are necessary to qualify for such Tax treatment. Each Non-U.S. Company Benefit Plan is registered where required by, and has been maintained in good standing under, all applicable Laws and with all relevant Governmental Entities. No Non-U.S. Company Benefit Plan would be considered a “defined benefit plan” within the meaning of Section 3(35) of ERISA if such plan were subject to ERISA. To the extent any Non-U.S. Company Benefit Plan is not fully funded or fully offset by insurance coverage, any unfunded or underfunded liabilities in respect of such plan have been properly accrued to the extent required under applicable accounting standards.

(j) There are no claims or Proceedings (other than routine claims for benefits) pending or, to the Company’s Knowledge, threatened with respect to (or against the assets of) any Company Benefit Plan. No investigation, audit or other Proceeding by any Governmental Entity (including social security authorities) is pending or in progress with respect to any Company Benefit Plan.

(k) There has been no amendment, interpretation or other announcement (written or oral) by the Group Companies, any ERISA Affiliate or any other Person relating to, or change in participation or coverage under, any Company Benefit Plan that, either alone or together with other such items or events, could materially increase the expense to the Group Companies of maintaining such Company Benefit Plan (or the Company Benefit Plans taken as a whole) above the level of expense incurred by the Group Companies with respect thereto for the most recent fiscal year included in the Financial Statements.

(l) Each Company Benefit Plan can be terminated by the applicable Group Company in accordance with its written terms without the consent of any Person and without any penalty, cost, expense or Liability to the Company, SPAC, Merger Sub, any of their respective Subsidiaries or Affiliates or such Company Benefit Plan, other than routine, immaterial administrative expenses of the type typically incurred in connection with the termination of similar employee benefit plans termination.

(m) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will or could (either alone or in combination with any other event) (i) entitle any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company to any severance, retention or change of control payments or benefits or to any other payment (whether under a Company Benefit Plan or otherwise and whether in cash or equity); (ii) result in any payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company (whether under an Company Benefit Plan or otherwise), (iii) increase the amount or value of any compensation or benefits due or payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company, (iv) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any the Group Company (whether under a Company Benefit Plan or otherwise); or (v) impair any of the rights of the Company, SPAC, or any of their respective Subsidiaries or Affiliates with respect to any Company Benefit Plan, including the right to amend, terminate, merge or transfer the asset of any Company Benefit Plan.

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(n) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any Group Company under any Company Benefit Plan or otherwise as a result of the consummation of the Transactions could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise Tax under Section 4999 of the Code.

Section 3.12 Environmental Matters.

(a) The Group Companies are, and at all times since January 1, 2023 have been, in compliance with all Environmental Laws (including all Environmental Laws affecting the Real Property), except as would not, individually or in the aggregate, have or be reasonably be expected to have a Company Material Adverse Effect. The Group Companies have not received any written communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws, except as relates to any such violation or Liability which would not, individually or in the aggregate, have or be reasonably be expected to have a Company Material Adverse Effect.

(b) There is no, and at all times since January 1, 2024 has not been, any Proceeding pending or, to the Company’s Knowledge, threatened (in writing) against or involving any Group Company in respect to any Environmental Laws.

(c) The Company has not manufactured, released, treated, stored, disposed of, arranged for disposal of, transported or handled, or exposed any Person to, any Hazardous Substances, and no current or former property or facility is or has been contaminated by any Hazardous Substances, except, in each case, as has not given or would not give rise to any liability under any Environmental Laws that would reasonably be expected to be materially adverse to the Company or its Subsidiaries, taken as a whole. To the Company’s Knowledge, there are no underground storage tanks that are now present at, or have heretofore been removed from, the Real Property.

(d) The Group Companies have made available to SPAC copies of all environmental assessments (including Phase I or Phase II environmental assessments), audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or reasonable control relating to the current or former operations, properties or facilities of any Group Company or the compliance (or noncompliance) by any Group Company with any Environmental Laws.

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Section 3.13 Technology and Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedules contains a true and complete list of the following with respect to the Company Owned Intellectual Property Rights (collectively, “Company Registered Intellectual Property Rights”): (i) all issued patents and patent applications, including the owner, the patent number or application number for each jurisdiction in which filed, and the date issued (or date filed); (ii) all registered trademarks, service marks, trade names, trade dress, and applications for registration of any of the foregoing, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; (iii) all registered copyrights and applications for registration of copyrights, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; and (iv) all domain name registrations, including the owner, the registration date, any next renewal deadline and name of registry or issuer. Section 3.13(a) of the Company Disclosure Schedules also contains a true and complete list of all unregistered trademarks, service marks, trade names that are material to the business of the Group Companies.

(b) All Company Registered Intellectual Property Rights are subsisting, and to the Company’s Knowledge, valid and enforceable (or in the case of applications for Company Registered Intellectual Property Rights, applied for and pending), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Group Companies solely own all right, title and interest, free and clear of any Liens (other than Permitted Liens), in and to the Company Registered Intellectual Property Rights. The Group Companies have not conducted their business, and have not used or enforced (or failed to use or enforce) any Company Registered Intellectual Property material to the conduct of the Group Companies’ business, taken as a whole, in a manner that would result in the abandonment, cancellation or unenforceability of any such item of Company Registered Intellectual Property Rights, and the Group Companies have not taken (or failed to take) any action that would result in the forfeiture or relinquishment of any such Company Registered Intellectual Property Rights (other than through the expiration of such Company Registered Intellectual Property Rights at the end of their maximum statutory term). As of the date of this Agreement, there have been no interferences, re-examinations, concurrent use proceedings, oppositions or cancellations brought or threatened to be brought involving any of the Company Registered Intellectual Property Rights material to the conduct of the Group Companies’ business, taken as a whole. The Group Companies have the sole right to file, prosecute, and maintain all applications and registrations with respect to the Company Registered Intellectual Property Rights material to the conduct of the Group Companies’ business, taken as a whole.

(c) Section 3.13(c) of the Company Disclosure Schedules contains a true and complete list of: (i) all Out-Licenses, including any Out-License that grants any rights to modify or create derivative works of any Company Owned Intellectual Property, or grants sublicenses under any Company Owned Intellectual Property Rights (other than (1) any non-exclusive licenses granted to Group Company customers in the ordinary course of business, (2) non-disclosure agreements entered into in the ordinary course of business (3) standard agreements entered into in the ordinary course of business with the Company’s or any Subsidiary’s vendors, suppliers, manufacturing partners, contractors, consultants, and other service providers to use Company Intellectual Property solely for the benefit of the Group Companies, and (4) nonexclusive licenses to use feedback or trademarks that are incidental to the subject matter of the applicable Out-License in which they are incorporated); and (ii) all In-Licenses (other than (1) Off-the-Shelf Software Licenses, (2) Invention Assignment Agreements entered into in the ordinary course of business; (3) non-disclosure agreements entered into in the ordinary course, (4) Open Source Software licenses, (5) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (6) licenses to the Group Companies solely for the purpose of enabling the Group Companies to provide services to the applicable counterparty).

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(d) Section 3.13(d) of the Company Disclosure Schedules lists all material Company Owned Technology, and all Company Products, made commercially available by any Group Company.

(e) The Group Companies (i) exclusively own all right, title and interest in and to all material Company Owned Intellectual Property, free and clear of any Liens (other than Permitted Liens), and (ii) possess adequate and enforceable rights or an exclusive license to use all material Company Licensed Intellectual Property; provided, that the representation in this clause (ii) is made to the Company’s Knowledge with respect to the licensor’s Intellectual Property Rights in such Intellectual Property. No Group Company has exclusively licensed any material Company Owned Intellectual Property. All Company Owned Intellectual Property owned or used by the Group Companies immediately prior to the Closing and material to the conduct of the Group Companies’ business, taken as a whole, will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing. The Company Owned Intellectual Property and the Company Licensed Intellectual Property constitute all material Intellectual Property Rights necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted immediately following the Closing.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither (i) the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, offering for sale, import, or any other exercise of rights in Company Owned Intellectual Property Rights; nor (ii) the operation of any Group Company’s business, including any Group Company’s provision of any Company Technology or Company Products; nor (iii) the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, offering for sale, import, or other exploitation by any Group Company of any Company Technology or Company Product, (A) directly or indirectly infringes, violates, interferes with, or misappropriates any Intellectual Property Rights of any Person, or (B) constitutes unfair competition or unfair trade practice. To the Company’s Knowledge, no Person, including any current or former employee, consultant, or contractor of any Group Company, has infringed, violated, interfered with or misappropriated, or is infringing, violating, interfering with or misappropriating, any Company Owned Intellectual Property Rights.

(g) As of the date hereof, no Group Company has received written notice of any claims or actions: (i) challenging the validity, effectiveness, use of, or ownership by any Group Company of any Company Owned Technology, (ii) challenging the validity, effectiveness, use or ownership of any Group Company’s rights in Company Licensed Intellectual Property, or (iii) alleging that any of the activities of any Group Company specified in clauses (i), (ii), or (iii) of Section 3.13(f), infringes, violates, interferes with or misappropriates, or will infringe, violate, interfere with or misappropriate, any other Person’s Intellectual Property Rights or constitutes unfair competition or unfair trade practices under the Laws of the applicable jurisdiction.

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(h) All current and former Group Company employees, consultants, contractors and any other Persons who have contributed to or created any portion of, or otherwise have any rights in or to, any Company Owned Intellectual Property, any Company Technology or any Company Products, have executed and delivered, and, to the Company’s Knowledge, are in compliance with, written Contracts that, to the extent permitted under applicable Law, validly and effectively assign to the Company all Intellectual Property conceived, created, developed, written, invented, discovered, or reduced to practice by such employees, consultants, contractors, or other Persons in the course of their employment or engagement with the Group Company, or through which ownership of all such Intellectual Property otherwise vests in the Company, or where such transfer of ownership is not admissible by operation of law, has granted the Company the perpetual, geographically unlimited, exclusive and transferable right of use with respect to all currently known and future exploitation methods as well as the right to amend or adapt (“Invention Assignment Agreements”). The Company has provided true, correct and complete copies of all forms of Invention Assignment Agreements to SPAC.

(i) Each Group Company has taken commercially reasonable steps to protect rights in trade secrets and other confidential information (both of such Group Company and that of third parties that such Group Company has received under an obligation of confidentiality). Each Group Company has taken commercially reasonable steps to maintain confidentiality of such trade secrets and other confidential information from all (i) employees, (ii) consultants and contractors (including terms that bind the employees of any consultants or contractors), and (iii) any other Persons with whom such Group Company has shared such trade secrets and other confidential information. Each Group Company is in compliance in all material respects with the provisions of any agreements related to the foregoing.

(j) No Software used or distributed in connection with any Company Technology, or any Company Product is, or, when delivered to SPAC, will be, in whole or in part, subject to an Excluded License. No Group Company has distributed or published to any Person any Software used in any Company Owned Technology, or any Company Product, that is, in whole or in part, subject to an Excluded License. Each Group Company, including applicable employees, consultants and contractors, has followed in all material respects the industry standard principles regarding the use of Open Source Software, including principles regarding integration of Open Source Software with Company Technology and to ensure compliance with Open Source Software licenses. Each Group Company has taken commercially reasonable steps to ensure that no Group Company employee, consultant or contractor uses any Open Source Software in any manner not permitted by such principles.

(k) No Group Company is a member of any standards-setting organization (including any group or organization, such as special interest groups, forums, consortia, committees, working groups or associations) that develops (or attempts to develop), adopts or publishes technical standards or specifications for a product, platform or process in furtherance of common design or interoperability among products employing such standards or specifications. No Group Company has participated (nor authorized any consultant or employee of any Group Company to participate) in any standards-setting that would affect the proprietary nature of any Company Owned Intellectual Property or restrict the ability of any Group Company to enforce, license or exclude others from using or licensing any Company Owned Intellectual Property on any terms proposed by any Group Company. There is no existing obligation imposed by any standards-setting organization on any Group Company, or attached to or imposed on any Company Owned Intellectual Property, to license or agree to license, covenant not to sue or withhold enforcement on Company Owned Intellectual Property.

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(l) Neither the execution, delivery, or performance of this Agreement (or any exhibit or schedule thereto), nor the consummation of the Transactions or any of the other agreements contemplated by this Agreement will, as a result of any Contract entered into by any Group Company prior to the Closing Date: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, any Contract relating to any material Company Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than the Company) of any license or other right or interest under, to or in any material Company Intellectual Property; or (iii) cause a material loss or impairment of any material Company Intellectual Property.

(m) Each of the Group Companies has obtained and possesses valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of the Group Companies, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Group Companies is in compliance with all of its Software licenses, including its Off-the-Shelf Software Licenses, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Group Companies own all material Company IT Systems free and clear of all conditions, adverse claims, security interests, pledges, Liens, or encumbrances (other than Permitted Liens), or have obtained and possess valid leases or licenses, or otherwise have legally enforceable and sufficient rights, to use to use all material Company IT Systems. All the Company IT Systems owned or used by the Group Companies immediately prior to the Closing will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n) The Company IT Systems are in satisfactory working order, are reasonably sufficient for the current and currently intended future needs of the business and, to the Company’s Knowledge, are free from any malicious or disabling code or instructions, “viruses,” “worms,” “ransomware,” “spyware,” or similar Software, or other Software or hardware components that are designed to permit unauthorized access to or disablement of any of the Company IT Systems. There have been no failures or other adverse events affecting any of the Company IT Systems that have caused any material disruption in or to the use of such Company IT Systems or the business of the Group Companies. The Group Companies have adequate business continuity and disaster recovery plans in place.

Section 3.14 Labor Matters.

(a) The Company has made available to SPAC a true and complete list of the following information: (i) each Group Company that employs any employees and the number of employees employed by such Group Company; (ii) each U.S. state and non-U.S. country in which any employee of any Group Company resides, and the number of such employees in such U.S. state or non-U.S. country (as applicable); and (iii) each employee of any Group Company that receives annual compensation in excess of $100,000.

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(b) Except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, (i) none of the Group Companies (A) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labor authorities investigation matters for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalties, fines, interest, or other sums for failure to pay or delinquency in paying such compensation, and (B) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labor authorities investigation matters for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity (including social security authorities) with respect to unemployment compensation benefits, social security, social insurances, health and pension insurances or other benefits (whether or not pursuant to a Company Benefit Plan) or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(c) There has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor are they reasonably expected to incur any Liability under WARN as a result of the Transactions.

(d) No Group Company is a party to or bound by any collective bargaining agreement or other Contract with any labor union, labor organization or works council, and no employees of the Group Companies are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, including in connection with the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the Transactions. There has been no actual or, to the Company’s Knowledge, threatened (in writing) material unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against or affecting any Group Company. To the Company’s Knowledge, there have never been any labor organizing activities with respect to any employees of any Group Company.

(e) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of the Group Companies has occurred or, as of the date of this Agreement, is currently contemplated, planned or announced, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(f) To the Company’s Knowledge, none of the officers of any Group Company presently intends to terminate his or her employment with such Group Company. To the Company’s Knowledge, no current employee is in violation of any material term of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, or other restrictive covenant agreement: (i) owed to any Group Company; or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by any Group Company, except (other than in the case of the executive officers of the Company) where any such violation, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect. Each Group Company is in compliance in all material respects with the terms of each employment agreement between the Group Company and an employee of the Group Company.

(g) Each Group Company (i) has at all times been in compliance in all material respects with all applicable Laws and regulations respecting employment and employment practices, including hiring, termination of employment, nondiscrimination in employment, disability, civil rights, immigration, pay equity, terms and conditions of employment, the Fair Labor Standards Act and its state Law equivalents, and occupational safety and health, worker classification, (ii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not engaged in any unfair labor practices, and (iii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not incurred any Liability for breach of any employment Contract or other Contract of service or for fees-for service with any employee or independent contractor, for redundancy payments, protective awards or for compensation for wrongful dismissal, unfair dismissal or for failure to comply with any Order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any Contract of employment or for services. Each Group Company is in compliance in all material respects with the United States Immigration Reform and Control Act to the extent applicable.

(h) There are no material litigations or agency/social security authorities/labor authorities investigation matters currently pending or, to the Company’s Knowledge, threatened (in writing) between any Group Company and any of its current or former employees, or independent contractors, or any trade or labor union, works council, or similar body. To the Company’s Knowledge, there is not any claim, action, suit, charge, grievance, arbitration, or investigation pending before any Governmental Entity, court, or tribunal, foreign or domestic, for compensation, severance, benefits, vacation time or pay, pension benefits, or any other claim for damages from any current or former employee or any other Person arising out of any Group Company’s status as employer or purported employer of such Person or based on any workplace practices or policies of any Group Company, whether in the form of claims for discrimination, sexual or other harassment, equal pay, unfair labor practices, grievances, wage and hour violations, wrongful discharge, public policy violations, as a whistleblower, or otherwise.

(i) There are no pending claims or threatened or pending litigation or agency/social security authorities/labor authorities investigation matters against any Group Company under any workers’ compensation plan or policy or for long-term disability, nor, to Company’s Knowledge, has any employee suffered any injury that would give rise to Liability under any workers’ compensation plan or policy or Law, except as would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, no employee is presently on a workers’ compensation leave of absence or a disability leave of absence.

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(j) Except as included in Section 3.14(j) of the Company Disclosure Schedules, the employment of each employee of each Group Company is terminable at will without any Liability to such Group Company, except for (i) statutory severance entitlements, (ii) severance entitlements pursuant to any collective bargaining agreements, and (iii) severance entitlements made available to the Company’s employees generally. To the Company’s Knowledge, no officer, director, or authorized agent of any Group Company has made any written or oral statements or representations or distributed any written material to any employees of such Group Company inconsistent with at-will employment or regarding terms of employment of such Group Company’s employees subsequent to the date of this Agreement or the Closing Date.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a true, correct and complete list of all insurance policies (other than Company Benefit Plans) owned, held or maintained by any Group Company or for the benefit of any of its current or former employees, officers, directors or managers (in each such individual’s capacity as such) as of the date of this Agreement, including the following information for each policy: (a) the title of such policy; (b) the policy number; (c) the period of coverage; (d) the name of the insurer; (e) the name of the policyholder; and (f) the name of each covered insured. Except as would not, individually or in the aggregate, have or be reasonably expected to have a Company Material Adverse Effect: (i) all such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to SPAC; (ii) no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof; and (iii) no Group Company is, and, to the Company’s Knowledge, no other party to such policies is, in default or otherwise in breach thereof.

Section 3.16 Tax Matters.

(a) Each Group Company has prepared and timely filed or caused to be filed all Income Tax and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete and prepared in compliance with all applicable Laws and Orders, and each Group Company has paid all Taxes required to have been paid by it regardless of whether or not shown on a Tax Return.

(b) The unpaid Taxes of the Group Companies did not, as of the date of the Latest Balance Sheet, exceed the amount accrued for current Taxes payable (for clarity, excluding any deferred Tax Liabilities established to reflect timing differences between book and Tax income) set forth on the Latest Balance Sheet included in the Financial Statements. Since the date of the Financial Statements, no Group Company has incurred any Liability for Taxes, except in the ordinary course of business consistent with past practice. Each Group Company has timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

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(c) The Company has made available to SPAC true, correct and complete copies of all Income Tax Returns filed by any Group Company for all periods beginning after December 31, 2023.

(d) No Group Company is currently the subject of a Tax Proceeding or has been informed of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to such Group Company. There are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax with respect to any Group Company that have not been fully paid.

(e) No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Group Company which agreement or ruling would be effective after the Closing Date.

(g) No Group Company is or has participated in any “reportable transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(h) There are no Liens for Taxes on any assets of any of the Group Companies other than Liens for Taxes not yet due and payable.

(i) No Group Company has been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Section 355(a)(1)(a) of the Code in a transaction purported or intended to be governed by Section 355 of the Code (i) in the two years before the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Transactions.

(j) No Group Company (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than the group, the common parent of which is the Company) or (ii) has Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by operation of Law, by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

(k) No claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to Taxation by that jurisdiction.

(l) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state and local Income Tax purposes.

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(m) No Group Company has, or has ever had, a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) No Group Company will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing as a result of: (i) a change in its method of accounting or use of an improper method of accounting, in each case, prior to the Closing; (ii) any installment sale or open transaction disposition arising in a Taxable period (or portion thereof) ending on or prior to the Closing; or (iii) a prepaid amount received or deferred revenue realized on or prior to the Closing outside the ordinary course of business. Each Group Company has always used the accrual method of accounting for Tax purposes since its formation. No elections pursuant to Section 965 of the Code related to any Group Company have been made.

(o) The prices for any property or services (or the use of any property) provided by or to each Group Company to any related party are arm’s-length prices for purposes of all applicable transfer pricing Laws.

(p) No Group Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(q) As of the date of this Agreement, no Group Company has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.17 Brokers. Except as set forth on Section 3.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any Group Company has any obligation.

Section 3.18 Real and Personal Property.

(a) Owned Real Property. Except as set forth on Section 3.18(a) of the Company Disclosure Schedules, the Group Companies do not own and have never owned any Real Property (including any ownership interest in any buildings or structures and improvements located thereon). The Group Companies are not bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any Real Property. All Real Property owned or purported to be owned by any Group Company (“Owned Real Property”) is owned free and clear of all Liens other than Permitted Liens, and the applicable Group Company has fee simple title (or its non-U.S. equivalent) thereto.

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(b) Leased Real Property. The Group Companies have a lease, sub-lease, license, concession or other agreement, whether written, oral or otherwise, with respect to each Real Property occupied or used by any Group Company other than the Real Property set forth on Section 3.18(a) of the Company Disclosure Schedules (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), except as would not reasonably be expected to have a Company Material Adverse Effect. There is no breach or default by any Group Company or, to the Company’s Knowledge, any counterparty under any Real Property Lease, and, to the Company’s Knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a modification or acceleration thereof, by any counterparty to any Real Property Lease, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Adverse Conditions. The Group Companies’ possession and quiet enjoyment of the Real Property has not been disturbed, and there are no material disputes with respect to any Real Property Lease or any Real Property. The Group Companies have not received any written notice of any violation of Laws with respect to any Real Property Lease or any Real Property. There are no pending or, to the Company’s Knowledge, threatened (in writing) Proceedings regarding condemnation or other eminent domain Proceedings affecting any Real Property. Except as would not have a material adverse effect on the Group Companies, taken as a whole, there are no leases, subleases, licenses or other agreements granting to any Person other than the Group Companies any right of use or occupancy of any portion of any Real Property. All of the land, buildings, structures and other improvements used by the Group Companies are included in the Real Property.

(d) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, free and clear of all Liens other than Permitted Liens, except for assets disposed of in the ordinary course of business and except as would not have a material adverse effect on the Group Companies, taken as a whole.

(e) Condition and Sufficiency of Assets. Each asset of the Group Companies that is tangible personal property is in good operating condition and repair, subject to normal wear and tear, and is suitable and sufficient for the purposes for which it is used or held for use. To the Company’s Knowledge, there are no facts or conditions that would reasonably be expected to interfere with the current use or operation of such properties and assets. The real property leased pursuant to the Real Property Leases and the personal property (other than Intellectual Property Rights) owned or validly leased or licensed by the Group Companies, or which the Group Companies otherwise have a valid right to use, are sufficient for the conduct of the Company’s business as currently conducted and as proposed to be conducted after the Closing.

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Section 3.19 Transactions with Affiliates.

(a) Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (i) any Group Company, on the one hand, and (ii) any officer, director or Affiliate of any Group Company (including any individual designated by the Company to become an officer or director of SPAC upon the Closing) or any spouse, child or member of the same household of any such officer, director or Affiliate of any Group Company, on the other hand (each Person identified in this clause (ii), a “Company Affiliated Party”), other than:

(i) Contracts with respect to a Company Affiliated Party’s status as an employee (including Company Benefit Plans and other ordinary course compensation) entered into in the ordinary course of business that have been made available to SPAC and have been listed in Section 3.11(a) of the Company Disclosure Schedules,

(ii) Contracts in connection with a Company Affiliated Party’s status as a holder of Equity Securities of the Company that have been made available to SPAC and have been listed in Section 3.2 or Section 3.11(a) of the Company Disclosure Schedules (or would have been listed if the terms would have survived the Closing), and

(iii) customary director and officer indemnification agreements that have been made available to SPAC.

(b) No Company Affiliated Party:

(i) owns any material interest in any material asset or property used in any Group Company’s business, including Company Owned Intellectual Property, or

(ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a competitor, supplier, vendor, partner, customer, lessor or other business relation of any Group Company.

(c) No Group Company is indebted to any Company Affiliated Party (except for current amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses, in each case in the ordinary course of business), and no such Person is indebted to any Group Company.

(d) All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to Section 3.19(b)) are referred to herein as “Company Affiliated Party Transactions”.

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Section 3.20 Data Privacy and Security.

(a) The Company has not received any written notice of any pending or threatened Proceeding against or involving any Group Company or, to the Company’s Knowledge, any Group Company’s Affiliates initiated by any Person, including any Governmental Entity, alleging that any Processing of Personal Data by or on behalf of any Group Company or its Affiliates is or was in violation of any Privacy Requirements.

(b) The Group Companies take, in the reasonable determination of the Company’s management team, commercially reasonable measures designed to protect and maintain (i) the ownership and confidentiality of their material proprietary Company Intellectual Property and (ii) the security, confidentiality, continuous operation and integrity of their Company IT Systems (and all confidential data and Protected Data stored therein or transmitted thereby). The Group Companies have back-up and disaster recovery arrangements for the continued operation of their business in the event of a failure of its Company IT Systems that are, in the reasonable determination of the Company’s management team, commercially reasonable and in accordance with standard industry practice.

(c) Except as would not, individually or in the aggregate, have, or be reasonably expected to result in, a Company Material Adverse Effect, (i) there has not been any Data Breach with respect to any Protected Data in the possession or control of any Group Company or its Affiliates, or any of its contractors with regard to any Protected Data obtained from or on behalf of any Group Company or its Affiliates, (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems or Protected Data, and (iii) none of the Group Companies nor their Affiliates have been notified or been required to notify any Person of any Data Breach or other intrusion or breach of security into any Company IT Systems or Protected Data.

(d) The Company’s and its Subsidiaries’ collection, use, disclosure, storage and transfer of Personal Data complies in all material respects with all Privacy Requirements. The execution, delivery and performance of the transactions contemplated by this Agreement do not materially violate the Company’s privacy policy as it currently exists or, to the extent any previous privacy policy of the Company remains applicable to Personal Data maintained by the Company or its Subsidiaries, as such previous privacy policy existed before.

Section 3.21 Anti-Money Laundering. Each Group Company has at all times since January 1, 2023 complied in all material respects with (i) all applicable financial recordkeeping, reporting and other requirements of all anti-money laundering, anti-terrorist financing and anti-proliferation financing Laws administered or enforced by any Governmental Entity (“AML Laws”), (ii) the Bank Secrecy Act of 1970 and its implementing regulations, and (iii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, or foreign assets control. The Group Companies have established and maintained at all times since January 1, 2023 a system of internal controls designed to ensure compliance by the Group Companies with applicable financial recordkeeping, reporting and other requirements of all AML Laws and Sanctions and Export Control Laws.

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Section 3.22 International Trade and Anti-Corruption.

(a) None of the Group Companies, nor to the Company’s Knowledge, any of their respective officers, directors or employees, or Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic (“DNR”) and Luhansk People’s Republic (“LNR”) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

(b) None of the Group Companies, nor to the Company’s Knowledge, any of their respective officers, directors or employees or Representatives or any other Persons acting for or on behalf of any of the foregoing, has since January 1, 2023, directly or indirectly, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) Since January 1, 2023, no Group Company has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened (in writing) with respect to any Group Company or its Affiliates. Since January 1, 2023, no Group Company nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. Since January 1, 2023, the Group Companies, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

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(e) The Group Companies, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any part of the Aggregate Transaction Proceeds or any other proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) Each Group Company has implemented all reasonable or necessary policies and procedures applicable to all Persons manufacturing or sourcing any products for any Group Company, and all Persons supplying raw materials, work in progress and other suppliers to such Persons (collectively “Suppliers”), required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any Group Company to customers or the public. The Company has no Knowledge of any violation of such policies and procedures by any Suppliers.

Section 3.23 Customers and Suppliers. Section 3.23 of the Company Disclosure Schedules sets forth a list of (a) the Group Companies’ top ten customers for each of its material business lines, based on amounts paid for goods or services to the relevant Group Companies on a consolidated basis for the period from January 1, 2025 through December 31, 2025 (each such customer, a “Material Customer”) and (b) the top ten suppliers and vendors of goods and services with respect to each material business line of the Group Companies based on amounts paid to the relevant Group Companies on a consolidated basis for goods or services for the period from January 1, 2025 through December 31, 2025 (each such supplier, a “Material Supplier”). No Material Customer or Material Supplier has (i) terminated or threatened in writing to terminate its relationship with any of the Group Companies, (ii) as of the date hereof, materially reduced its business with any of the Group Companies, or (iii) as of the date hereof, notified in writing any of the Group Companies of its intention to materially reduce its business with any of the Group Companies.

Section 3.24 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is filed, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Shareholders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (except at the time of effectiveness, in light of the circumstances under which they are made) not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.24, no representation or warranty is made by either the Group Companies with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the Group Companies for use therein.

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Section 3.25 Corporate Records. The corporate records of the Group Companies, including such Group Companies’ governing or constitutional documents, minute books, registers, share certificate books and all other similar documents and records (“Corporate Records”) are complete and accurate and all corporate proceedings and actions (including all meetings, passing of resolutions, transfers, elections and appointments) are reflected in the Corporate Records and have been conducted or taken in compliance with all applicable Laws and in accordance with the governing or constitutional documents of such Group Companies, except in each case as would not have or reasonably be expected to have a Company Material Adverse Effect. A true and complete in all material respects copy of the Corporate Records has been made available to SPAC.

Section 3.26 Significant Subsidiaries. Section 3.26 of the Company Disclosure Schedules sets forth a true and complete list of all Subsidiaries of the Company that would qualify as “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X.

Section 3.27 Investigation; Non-Reliance; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the SPAC Parties.

(b) In entering into this Agreement, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE 4 and no other representations or warranties of any SPAC Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLE 4, none of the SPAC Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. Neither the Company nor any of its Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article 4. Notwithstanding anything to the contrary in this Agreement, claims against the SPAC Parties shall not be limited in any respect in the event of Fraud.

(c) Except as provided in this ARTICLE 3 (as modified by the Schedules), neither the Group Companies, nor any Company Shareholder, nor their respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the Group Companies or any Company Shareholder. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Group Companies, nor any Company Shareholder, nor any of their respective Representatives, nor any other Person has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts or estimates or budgets made available to SPAC, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Group Companies, whether or not included in any management presentation or in any other information made available to SPAC, its Affiliates or any of their respective Representatives, and that any such representations or warranties are expressly disclaimed.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE SPAC PARTIES

Except (a) as set forth on the SPAC Disclosure Schedules (which will only qualify the representations and warranties set forth in this ARTICLE 4 in the manner set forth in Section 9.7), or (b) as set forth in any SPAC SEC Reports publicly filed with the SEC prior to the date of this Agreement (excluding (x) any disclosures in any “risk factors” section, disclosures in any forward-looking statements disclaimers, or (y) any information incorporated by reference into the SPAC SEC Reports (other than from other SPAC SEC Reports)), each SPAC Party hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 4.1 Organization and Qualification. Each SPAC Party is an exempted company duly incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation. The Governing Documents of each SPAC Party are in full force and effect, and no SPAC Party is in breach or violation of any provision set forth in its Governing Documents.

Section 4.2 Authority. Each SPAC Party has the requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and, subject to (a) the receipt of the SPAC Shareholder Approvals, and (b) the Required Merger Sub Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which any SPAC Party is or will be a party, the performance of any SPAC Party’s obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized and unanimously approved by the SPAC Board (including that, as of the date hereof, the SPAC Board has unanimously made, and has not revoked, the SPAC Board Recommendation) and upon receipt of the Required SPAC Shareholder Approvals, and the Required Merger Sub Approval, no other corporate or equivalent action or proceeding on the part of SPAC or Merger Sub or any holder of shares of SPAC or Merger Sub is necessary to authorize this Agreement or such Ancillary Documents, the performance of any SPAC Party’s obligations hereunder or thereunder or the consummation of the Transactions. This Agreement and each Ancillary Document to which any SPAC Party is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which any SPAC Party is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by such SPAC Party and constitutes (or, with respect to each Ancillary Document contemplated to be executed after the execution of this Agreement, will constitute upon execution thereof), a valid, legal and binding agreement of such SPAC Party (assuming this Agreement has been and the Ancillary Documents to which such SPAC Party is or is contemplated to be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such SPAC Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Required SPAC Shareholder Approvals, and the Required Merger Sub Approval, are the only votes or consents of the holders of any class or series of shares of SPAC or Merger Sub required to approve and adopt this Agreement, the Ancillary Documents to which any SPAC Party is or is contemplated to be a party, the performance of the SPAC Parties’ obligations hereunder and thereunder and the consummation of the Transactions.

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Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any SPAC Party with respect to such SPAC Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the Transactions, except for:

(i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law,

(ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions,

(iii) such filings with and approvals of Approved Stock Exchange to permit the SPAC Shares to be issued in connection with the Transactions and the other Ancillary Documents to be listed on such Approved Stock Exchange,

(iv) the filing of the Plan of Merger and related merger documents with the Registrar of Company and the Cayman Islands,

(v) the filing of the second amended and restated memorandum and articles of association of SPAC and the change of name of SPAC to take effect upon the Effective Time, or

(vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a SPAC Material Adverse Effect.

(b) None of the execution or delivery by any SPAC Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by any SPAC Party of its obligations hereunder or thereunder or the consummation by any SPAC Party of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both)

(i) result in a violation or breach of any provision of the Governing Documents of any SPAC Party,

(ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a SPAC Party is a party,

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(iii) violate, or constitute a breach or default under, any Order, Law, or other restriction of any Governmental Entity to which any such SPAC Party or any of its properties or assets are subject or bound, or

(iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any SPAC Party,

except in the case of any of clauses (ii) through (iv) above, as would not have a SPAC Material Adverse Effect.

Section 4.4 Brokers. Except as set forth on Section 4.4 of the SPAC Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of any SPAC Party or any of its Affiliates for which any SPAC Party has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either SPAC Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is filed, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Shareholders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (except at the time of effectiveness, in light of the circumstances under which they are made) not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by either SPAC Party with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the SPAC Parties for use therein.

Section 4.6 Capitalization of the SPAC Parties.

(a) Section 4.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares as of the date of this Agreement. All outstanding SPAC Shares (except to the extent such concepts are not applicable under the applicable Law of SPAC’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (x) were not issued in violation of the Governing Documents of SPAC or in violation of any other Contracts to which SPAC is a party or otherwise bound, in each case, in any material respect, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clauses (y) and (z), in all material respects. Except for the securities of SPAC set forth on Section 4.6(a) of the SPAC Disclosure Schedules, immediately prior to Closing and before giving effect to any Financing and the SPAC Shareholder Redemption, there shall be no other Equity Securities of SPAC issued and outstanding.

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(b) Immediately after the Effective Time, all of the issued and outstanding SPAC Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will have been issued in compliance with applicable Law, including Securities Laws, and (iii) will not have been issued in breach or violation of any preemptive rights or Contract to which SPAC is a party or bound, in each case under clause (ii) and clause (iii), in any material respect.

(c) Except:

(i) as set forth on Section 4.6(a) of the SPAC Disclosure Schedules,

(ii) for the issuance of the SPAC Shares as expressly contemplated by this Agreement or any Financing or the entry into the applicable Ancillary Documents,

(iii) as permitted to be issued, granted or entered into, as applicable, pursuant to Section 5.10(g) (including as set forth in Section 5.10(g) of the SPAC Disclosure Schedules), or

(iv) for the shares of Merger Sub owned by SPAC,

there are no outstanding Equity Securities of any SPAC Party or any Equity Securities of which any SPAC Party has any obligations that could require any SPAC Party to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities. There are no outstanding bonds, debentures, notes or other Indebtedness of any SPAC Party having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of SPAC Shares may vote. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any SPAC Party’s Equity Securities between any SPAC Party and any other Person. The SPAC Parties are not a party to any shareholders agreement, or registration rights agreement relating to SPAC Shares or any other Equity Securities of SPAC, other than the Registration Rights Agreement, dated October 21, 2025.

(d) The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable Law, including Securities Laws, in each case under clause (ii), in all material respects and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by SPAC free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of Merger Sub). As of the date of this Agreement, SPAC has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub. Merger Sub was formed solely for the purpose of consummating the Transactions.

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(e) Except for the ownership of SPAC of the Equity Securities of Merger Sub, no SPAC Party owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and no SPAC Party is a partner or member of any partnership, limited liability company or joint venture.

Section 4.7 SEC Filings.

(a) SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to applicable Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to applicable Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional SPAC SEC Reports”).

(b) Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects, with the applicable requirements of the applicable Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports or the Additional SPAC SEC Reports (for purposes of the Additional SPAC SEC Reports, assuming that the representation and warranty set forth in Section 3.24 is true and correct in all respects with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein).

(c) As of their respective dates of filing, the SPAC SEC Reports did not, and the Additional SPAC SEC Reports will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (other than with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

Section 4.8 Investment Company Act. No SPAC Party is required to be registered as an “investment company” and is not a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration and regulation as an “investment company”, in each case, within the meaning of the Investment Company Act of 1940.

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Section 4.9 Trust Account; Financial Ability. As of January 31, 2026, SPAC has an amount in cash in the Trust Account equal to at least $60,612,303.89. The funds held in the Trust Account are held in trust pursuant to that certain Investment Management Trust Agreement, dated October 21, 2025 (the “Trust Agreement”), between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate or that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) to the Pre-Closing SPAC Shareholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, to SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then to the Pre-Closing SPAC Shareholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. As of the date hereof, SPAC has performed all material obligations required to be performed by it, and is not in material breach or default, or delinquent in performance in any material respect, under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending, or to SPAC’s knowledge, threatened with respect to the Trust Account. Upon the consummation of the Transactions (including the distribution of assets from the Trust Account (a) in respect of deferred underwriting commissions or Taxes or (b) to the Pre-Closing SPAC Shareholders who have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement), SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.10 Transactions with Affiliates. Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts (x) between (a) SPAC, on the one hand, and (b) SPAC Sponsor, any employee, officer, director, equityholder or Affiliate of SPAC or SPAC Sponsor, or any spouse, child or member of the same household of any officer, director or employee of SPAC, SPAC Sponsor or any of their respective Affiliates, on the other hand (each Person identified in this clause (b), a “SPAC Affiliated Party”), and (y) relating to the ownership, transfer or voting of securities of SPAC, other than (i) Contracts with respect to a SPAC Affiliated Party’s employment with, or the provision of services to, SPAC entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are permitted pursuant to Section 5.10 (including as set forth in Section 5.10 of the SPAC Disclosure Schedules), (iii) Contracts with respect to a Person’s status as a holder of SPAC Shares and (iv) customary director and officer indemnification agreements that have been made available to the Company or are in the form that is publicly filed with the SEC. No SPAC Affiliated Party (A) owns any material interest in any material asset or property used in the business of SPAC, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a Material Supplier, vendor, partner, customer, lessor or other material business relation of SPAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.10) are referred to herein as “SPAC Affiliated Party Transactions”.

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Section 4.11 Litigation. There is no Proceeding pending or, to SPAC’s knowledge, threatened against any SPAC Party or concerning any SPAC Party’s assets, properties or business, or, to SPAC’s knowledge, pending or threatened against any SPAC Party’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, has been or would reasonably be expected to have a SPAC Material Adverse Effect. To SPAC’s Knowledge, there are no facts or circumstances that could form the basis for such a Proceeding that would reasonably be expected to have a SPAC Material Adverse Effect. None of the SPAC Parties nor any of their respective properties or assets is subject to any Order. There are no Proceedings by any SPAC Party pending against any other Person.

Section 4.12 Compliance with Applicable Law. Each SPAC Party (a) is in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to SPAC’s knowledge, any other communications from a Governmental Entity that alleges that any SPAC Party is not in compliance with any Law or Order, except in each case of except in the case of clauses (a) and (b) as is not and would not reasonably be expected, individually or in the aggregate, to have a SPAC Material Adverse Effect.

Section 4.13 SPAC Party Activities.

(a) Merger Sub was incorporated solely for the purpose of entering into a business combination, and has not engaged in any activities or business, other than (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature. SPAC owns 100% of the outstanding Equity Securities of Merger Sub.

(b) Since its incorporation, SPAC has not conducted any business activities other than activities (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature.

Section 4.14 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC.

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(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c) Since its initial public offering through the date of this Agreement, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. As of the date of this Agreement, the SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to SPAC’s knowledge, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Shares or prohibit or terminate the listing of SPAC Shares on Nasdaq. SPAC has not taken any action that is designed to terminate the registration of SPAC Shares under the Exchange Act.

(d) The SPAC SEC Reports contain true and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto) and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of notes thereto, (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s and its Subsidiaries’ assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(f) Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) a “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

Section 4.15 No Undisclosed Liabilities. No SPAC Party has Liabilities of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for the Liabilities:

(a) set forth in Section 4.15(a) of the SPAC Disclosure Schedules;

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(b) SPAC Expenses reasonably incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including Liabilities incurred in connection with the payment of such reasonable SPAC Expenses;

(c) incurred in connection with or incident or related to a SPAC Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence of either SPAC Party, in each case, which are immaterial in nature;

(d) that are immaterial and incurred in connection with activities that are administrative or ministerial in nature;

(e) set forth on (or in the notes to) the balance sheet of SPAC contained in the Quarterly Report on Form 10-Q, filed with the SEC on December 2, 2025 (the “Latest SPAC Balance Sheet”);

(f) that have arisen since the date of the Latest SPAC Balance Sheet in the ordinary course of business (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with, Law); or

(g) that are first incurred after the date hereof, expressly permitted pursuant to the terms Section 5.10 (including as set forth in Section 5.10 of the SPAC Disclosure Schedules) or incurred in connection with the activities contemplated by Section 5.19.

Section 4.16 Employee Benefit Plans. SPAC and Merger Sub have never maintained, sponsored, contributed to or had any direct liability under, and do not currently maintain, sponsor, contribute to or have any direct liability under, any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control compensation, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement and any Ancillary Document nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of SPAC, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.17 Tax Matters.

(a) SPAC has prepared and filed all Income Tax and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all respects and prepared in compliance with all applicable Laws and Orders, and SPAC has paid all Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

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(b) SPAC has timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) SPAC is not currently the subject of a Tax Proceeding and has not been informed of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to Taxes. SPAC has never been delinquent in the payment of any Tax, and there are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax that have not been fully paid.

(d) SPAC has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any SPAC Party which agreement or ruling would be effective after the Closing Date.

(f) None of the SPAC Parties has participated in any “reportable transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(g) None of the SPAC Parties are or have been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

(h) Each SPAC Party is a Tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(i) As of the date of this Agreement, none of the SPAC Parties has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of SPAC, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.18 Broker Dealer Matters.

(a) Neither SPAC nor any of its Affiliates, nor any person that is so “associated” with SPAC or its Affiliates, as that term is defined in section 3(a)(18) of the Exchange Act is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of the SPAC or any Affiliate.

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(b) Neither SPAC nor any of its controlled Affiliates, nor, to the knowledge of the SPAC, any person that must be taken into account for purposes of Rule 506(d) of Regulation D under the Securities Act, is subject to any event listed in Rule 506(d)(1)(i) through (viii) (each, a “Disqualifying Event”), or a Disqualifying Event that must be disclosed pursuant to Rule 506(e) under the Securities Act in order to comply with the exemption from registration with the SEC provided by Regulation D (other than, in the case of (b), such event that would not prevent reliance on such exemption from registration in accordance with Rule 506(e) under the Securities Act).

Section 4.19 Payments; Anti-Money Laundering; Hedging.

(a) Each SPAC Party has at all times since January 1, 2023 complied in all material respects with (i) all AML Laws, (ii) the Bank Secrecy Act of 1970 and its implementing regulations, and (iii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, foreign assets control, or other Sanctions and Export Control Laws.

(b) No SPAC Party nor any of its Affiliates is: (i) a registered entity, swap dealer, major swap participant or other type of entity (as such terms are defined in the U.S. Commodity Exchange Act or the rules and regulations thereunder) required to register with the Commodity Futures Trading Commission; (ii) a broker, dealer, security-based swap dealer, major security-based swap participant or national securities exchange (as such terms are defined in the Exchange Act or the rules and regulations thereunder) required to register with the SEC; or (iii) any similar type of entity required to register with any similar type of Governmental Entity in any jurisdiction other than the United States.

Section 4.20 International Trade and Anti-Corruption.

(a) None of the SPAC Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, DNR and LNR) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

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(b) None of the SPAC Parties, nor any of their respective officers, directors or employees or any of their other Representatives or any other Persons while acting for or on behalf of any of the foregoing, has directly or indirectly (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) No SPAC Party has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened with respect to any SPAC Party or its Affiliates. No SPAC Party nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. The SPAC Parties, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

(e) The SPAC Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) To the SPAC Parties’ knowledge, all Suppliers to any SPAC Party are and have at all times conducted business in accordance with, and have acted in compliance with, all applicable Trade Compliance Laws, Sanctions and Export Control Laws and Anti- Corruption Laws. Each SPAC Party has implemented all reasonable or necessary policies and procedures applicable to the foregoing Persons required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any SPAC Party to customers or the public.

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Section 4.21 Investigation; Non-Reliance; No Other Representations.

(a) Each SPAC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies.

(b) In entering into this Agreement, each SPAC Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE 3 and no other representations or warranties of the Company or any other Person, either express or implied, and each SPAC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLE 3, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. Neither the SPAC Parties nor any of their Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article 3. Notwithstanding anything to the contrary in this Agreement, claims against the Group Companies shall not be limited in any respect in the event of Fraud.

(c) Except as provided in this ARTICLE 4 (as modified by the Schedules), neither the SPAC Parties, nor their respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the SPAC Parties.

ARTICLE 5

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC, (i) operate the business of the Group Companies in the ordinary course of business and (ii) maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies consistent with past practices.

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(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall and shall cause the other Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by SPAC (which shall not be unreasonably conditioned, withheld or delayed), not do, or agree to do, any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, in each case, other than dividends or distributions, declared, set aside or paid by any of the Group Companies to the Company or any other Group Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person (other than any Group Company) or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a material portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business entity or organization or division thereof (other than any Group Company), or enter into any joint ventures, strategic partnerships or alliances, or other arrangements that provide for exclusivity of territory or otherwise restrict such Party’s ability to compete or to offer or sell any products or services to other Persons;

(iii) form or establish any Subsidiary;

(iv) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(v) (A) sell, assign, allow to go abandoned, lease, exclusively license, grant non-exclusive licenses outside the ordinary course of business consistent with past practice, or otherwise dispose of any material assets or properties of the Group Companies (including any Company Owned Intellectual Property), other than (x) obsolete equipment in the ordinary course of business, or (y) patents that expire in accordance with their statutory term, or (B) subject any material assets or properties of the Group Companies to any Lien (other than any Permitted Liens);

(vi) transfer, issue, sell, grant or otherwise dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than (x) the issuance of Company Shares upon the exercise or settlement of any Company Equity Awards outstanding as of the date of this Agreement and on the terms in effect on such date and (y) the issuance of Company Equity Awards in accordance with the terms of the Company Equity Plan as in effect on the date of this Agreement;

(vii) transfer or provide a copy of any Company Source Code to any Person other than current employees, contractors, and consultants of such Party or one of its Subsidiaries under current and enforceable confidentiality agreements;

(viii) make capital expenditures that in any instance exceed $250,000 or in the aggregate exceed $2,500,000;

(ix) (A) incur, create or assume any Indebtedness, other than (x) trade payables in the ordinary course of business consistent with past practice or (y) any Indebtedness in an amount not to exceed $100,000 in the aggregate or (B) guarantee any Liability of any Person other than another Group Company;

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(x) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than reimbursements of expenses of directors, officers, employees, consultants and representatives, or advancements of such expenses, extensions of trade credits to customers, and prepayments to and deposits with vendors, in each case, in the ordinary course of business consistent with past practice;

(xi) (A) amend or modify, in either case in a manner materially adverse to the Company, or terminate any Material Contract, (B) waive, delay the exercise of, release or assign any material benefit or right under any Material Contract or (C) enter into any Contract that would, if in effect as of the date hereof, have constituted a Material Contract or take any of the actions described in clause (A) or (B) with respect to any Contract entered into after the date hereof that would, if in effect as of the date hereof, have constituted a Material Contract;

(xii) terminate, cancel or let lapse, in each case voluntarily, a material existing insurance policy covering any Group Company or any of their respective properties, assets and businesses, unless substantially concurrently with such termination, cancellation or lapse, such Group Company enters into a replacement policy or policies underwritten by reputable insurance companies providing coverage at least substantially equal in all material respects to the coverage under the terminated, canceled or lapsed policy;

(xiii) enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and the advancement of expenses in the ordinary course of business consistent with prior practice;

(xiv) except as required under the terms of any Company Benefit Plan set forth in Section 3.11(a) of the Company Disclosure Schedules as in effect on the date of this Agreement, (A) amend, modify, adopt or enter into any Company Benefit Plan or any benefit or compensation plan, fund, policy, program, practice, Contract or arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement (excluding any employment or consulting agreements entered into in the ordinary course of business with any newly hired or newly engaged service providers of or to any Group Company each of whose compensation would not exceed, on an annualized basis $100,000 per year), (B) increase the compensation or benefits payable to any current or former director, manager, officer, or senior management-level employee, other than in the ordinary course of business, (C) take any action to accelerate any payments (whether individually or in the aggregate), right to payment or benefit, or the funding of any payment or benefit, right to payments (whether individually or in the aggregate), payable or to become payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company other than any such acceleration in the ordinary course of business, or (D) waive or release or fail to enforce any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company;

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(xv) make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, enter into any Tax closing agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, amend any Tax Return, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(xvi) enter into any settlement, conciliation or similar Contract the performance of which would involve payment by the Group Companies in excess of $100,000, in the aggregate;

(xvii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xviii) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(xix) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions or any Ancillary Document; or

(xx) enter into any Contract to make a Company Transaction Payment that is not set forth on Section 3.2(g) of the Company Disclosure Schedules or to make any payment with respect to a Company Affiliated Party Transaction that is not set forth on Section 5.1(b)(xiii) of the Company Disclosure Schedules.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2 Efforts to Consummate; Transaction Litigation.

(a) General Efforts and Consents. Subject to the terms and conditions set forth herein, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including by using reasonable best efforts to cause the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE 6) and, in the case of any Ancillary Document to which such Party (or Affiliate of such Party) is contemplated hereby to be a party after the date of this Agreement, to execute and deliver (or to obtain the execution and delivery from an Affiliate of) such Ancillary Document when required pursuant to this Agreement. In furtherance and not in limitation of the foregoing, each of the Parties shall use reasonable best efforts to, and each of the Parties shall cause its controlled Affiliates to, obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions or the Ancillary Documents.

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(b) Antitrust and other Governmental Filings and Consents. Each Party shall (i) make any appropriate filings pursuant to the HSR Act and any other applicable Antitrust Law with respect to the Transactions promptly (and in any event within 15 Business Days of the date hereof in connection with any filings pursuant to the HSR Act) following the date of this Agreement, and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law. Without limiting the foregoing, the Parties agree to request early termination of the applicable waiting period under the HSR Act. Further, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other Antitrust Law or enter into any agreement with any Governmental Entity not to consummate any of the Transactions, except with the prior written consent of SPAC and the Company. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, each of SPAC and Merger Sub, on the one hand, and the Company, on the other hand shall reasonably cooperate with the other Party or Parties (as applicable) in connection with any filing with or submission to any Governmental Entity and in connection with any investigation or other inquiry by any Governmental Entity, including by (1) promptly furnishing to the other Party or Parties (as applicable) such necessary information and reasonable assistance as the other party may request in connection with the foregoing, (2) promptly informing the other Party or Parties (as applicable) of any communication from any Governmental Entity regarding any of the Transactions and (3) providing the other Party or Parties (as applicable) with copies of all filings made by such Party, and all substantive correspondence (or summaries of any substantive verbal communications) between such Party (and its advisors) with any Governmental Entity and any other information supplied by such Party and such Party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the Transactions. Each Party shall, subject to applicable Law, permit the other Party or Parties (as applicable) to review in advance, and consider in good faith the views of the other Party or Parties (as applicable) in connection with, any proposed substantive communication to any Governmental Entity in connection with the Transactions. To the extent practicable, each Party agrees not to participate, or to permit their respective Affiliates or advisors to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party or Parties (as applicable) in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party or Parties (as applicable) the opportunity to attend and participate. Notwithstanding anything in this Agreement to the contrary, any materials required to be provided pursuant to this Section 5.2(b) may be provided on an outside-antitrust-counsel-only basis and redacted (x) to remove references concerning the valuation of any Party or any of its respective Affiliates, Subsidiaries or assets, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable privilege or confidentiality concerns; provided, however, that each Party shall use reasonable best efforts to otherwise address any such privilege or confidentiality concerns (including using reasonable best efforts to obtain the consent of a third party to provide such materials) prior to redaction of such materials. SPAC will, in reasonable and good faith consultation with the Company, determine strategy, lead all Proceedings and coordinate all activities with respect to seeking any actions, consents, approvals or waivers of any Governmental Entity as contemplated hereby. Any filing fees with respect to filings pursuant to the HSR Act and any other applicable Antitrust Law shall be paid 100% by the Company.

(c) Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party) or, in the case of the Company, any other Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company). From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC shall notify the Company in writing promptly after learning of any other Proceedings, including derivative claims, that are not Transaction Litigation (collectively, the “Other Litigation”) commenced against, or otherwise involving, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. The Company may, upon written notice to SPAC, assume and control the defense, settlement and compromise of any Transaction Litigation commenced against, or otherwise involving, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party). The Company shall be solely responsible for the payment of, and does fully indemnify the SPAC Parties in respect of, all costs and expenses in connection with the defense, settlement, and compromise of such Transaction Litigation, including all fees of legal counsel to the Company and the SPAC Parties (including any counsel reasonably necessary for the Representatives of the SPAC Parties), and the payment of any amounts in settlement or compromise of or imposed by any court in respect of such Transaction Litigation; provided, further, that the Company may not agree to any non-monetary penalties or restrictions on any SPAC Party or their Representatives in settlement or compromise of any Transaction Litigation. In no event shall any of the SPAC Parties or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld).

(d) Cooperation. If a suit or other Action is threatened or instituted by any Governmental Entity or any other entity challenging the validity or legality or seeking to restrain the consummation of the transactions contemplated by this Agreement, SPAC shall use its reasonable best efforts to avoid, resist, resolve or, if necessary, defend such suit or Action and shall afford the Company a reasonable opportunity to participate therein.

(e) Lock-Ups. With a view to establishing an orderly trading market for the SPAC Shares following the Closing, the Company and SPAC will use commercially reasonable efforts to cause the Company Shareholders to enter into the Lock-Up Agreements.

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(f) Other Filings. Except for the Signing Filing and Closing Filing (which are governed by Section 5.4), any filings or submissions to a Governmental Entity under the HSR Act or other Antitrust Laws (which are governed by Section 5.2(b)), and the Registration Statement / Proxy Statement (which is governed by Section 5.8):

(i) SPAC and the Company will, in consultation with each other, prepare and timely file, issue or submit (A) any other filings, notices, statements, reports or other documents or communications to Governmental Entities required under, and in accordance with, the Exchange Act, the Securities Act and the rules and regulations thereunder, applicable securities exchange listing rules, and any other Laws relating to the Transactions, and (B) any documents or communications to Governmental Entities in connection with any Consents sought under this Agreement, the Ancillary Documents or otherwise in furtherance of the Transactions (collectively, the “Other Filings”).

(ii) At a reasonable time prior to the filing, issuance or submission of any Other Filing, SPAC and/or the Company, as applicable, shall be given an opportunity to review and comment upon drafts of such Other Filing, with all reasonable comments to be accepted and incorporated by the Party of whom such Other Filing is required, and no Other Filing shall be filed, issued or submitted without the prior written consent of SPAC and/or Company to the form thereof (except in accordance with Section 5.2(g)(ii)), such consent not to be unreasonably withheld, conditioned or delayed.

(g) Required Information.

(i) In connection with the preparation of the Signing Press Release, Signing Filing, Closing Press Release and Closing Filing, any Public Announcements, any Other Filing and the Registration Statement / Proxy Statement, and for any other reasonable purposes, each of SPAC and the Company, upon request by the other Party, shall furnish the other Party as promptly as practical with all financial and other information concerning such Party, such Party’s current or proposed directors, officers, and equityholders, and such other matters as may be reasonably necessary or advisable in connection with the preparation of such document, shall use commercially reasonable best efforts to cause such Party’s auditor to issue its report on such Party’s financial statements and grant its consent to inclusion thereof in such document, if required, and shall otherwise assist and cooperate with the other Party as reasonably requested by the other Party in connection with such document.

(ii) Any language included in the Signing Press Release, Signing Filing, Closing Press Release or Closing Filing, any Other Filing, any Public Announcements or the Registration Statement / Proxy Statement that was approved in accordance with this Agreement, as well as any text as to which SPAC or the Company has not commented upon after being given a reasonable opportunity to comment, may be used by the other Party in any such document and in other such documents distributed by the other Party in connection with the Transactions without further review or consent of SPAC or the Company.

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Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, and that the Confidentiality Agreement will continue in full force and effect. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company and SPAC shall (i) continue to provide, or cause to be provided, to the other Party and its Representatives access to its directors, officers, offices, properties, books and records, (ii) furnish to the other Party and its Representatives such information relating to the business of the Company or SPAC and (iii) cause its respective Representatives to cooperate with the other party in such other Party’s investigation of its business, in each case as the other Party may reasonably request in connection with the Transactions; provided, that any request or investigation pursuant to this Section 5.3(b) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Group Company or SPAC. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required to provide the access described above or disclose any information if doing so is reasonably likely in the opinion of the disclosing party to (A) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (B) violate any Contract to which it is a party or to which it is subject or applicable Law.

Section 5.4 Public Announcements. Except in accordance with Section 5.2 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements or other public communications (“Public Announcements”) with respect to this Agreement or the Transactions without the prior written consent of the Company and SPAC; provided, however, that each Party, the SPAC Sponsor and their respective Representatives may make any such Public Announcement:

(a) if such Public Announcement is required by applicable Law, in which case the disclosing Person shall, to the extent permitted by such applicable Law, use reasonable best efforts to consult with the other Party (that is, if the disclosing Person is any SPAC Party, the SPAC Sponsor or any of their respective Representatives, the Company, and if the disclosing Person is the Company or any of its Representatives, SPAC) and give the other Party the opportunity to review such Public Announcement and comment thereon and then consider such comments in good faith; or

(b) to the extent such Public Announcement contains only information previously approved in accordance with this Section 5.4, Section 5.2 or Section 5.8.

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The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and SPAC (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith.The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four Business Days after the Closing), SPAC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify. The Parties shall file all Tax Returns and other required information consistent with and take no position inconsistent with (whether in any Tax Proceeding, Tax Returns or otherwise), the Intended Tax Treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Notwithstanding the forgoing and anything else in this Agreement, the Parties hereto acknowledge and agree that, depending upon certain facts to be in existence at the time of the Closing, the Merger may qualify as a transaction governed by Section 351 of the Code. If the Merger so qualifies, the Parties agree that it may be reported as such in accordance with applicable Law.

(ii) SPAC and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede the Merger qualifying for the Intended Tax Treatment.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, any Tax Proceeding and any other Tax matter relating to the Business Combination. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding and any other Tax matter relating to the Business Combination, making employees available on a mutually convenient basis to provide additional information and explanation of any records and information provided hereunder and using commercially reasonable efforts to make available to the Pre-Closing SPAC Shareholders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of SPAC’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any Taxable period ending on or prior to the Closing Date, including timely providing (a) a PFIC Annual Information Statement to enable such holders to make a “Qualified Electing Fund” election under Section 1295 of the Code for such Taxable period, and (b) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such Taxable period.

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Section 5.6 Company Exclusive Dealing.

(a) The Company shall, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives not to, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, a Company Competing Acquisition;

(ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a Company Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a Company Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any Group Company;

(v) approve, endorse or recommend any Company Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any Company Competing Acquisition or a transaction of the type in clause (iv).

(b) The Company agrees to (i) notify SPAC promptly upon receipt by any Group Company of any inquiry, indication of interest, proposal or offer (written or oral) that constitutes, is related to, or would reasonably be expected to lead to, a Company Competing Acquisition, and to provide the material terms and conditions of any such inquiry, indication of interest, proposal or offer (including the identity of the Persons making such indication of interest, proposal or offer and a copy thereof) and (ii) keep SPAC informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

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Section 5.7 SPAC Exclusive Dealing.

(a) Each SPAC Party shall, and shall use reasonable best efforts to cause its Affiliates, including the SPAC Sponsor, and their respective officers and directors to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a SPAC Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each SPAC Party shall not, and shall use reasonable best efforts to cause its Affiliates, including the SPAC Sponsor, and their respective officers and directors to not, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a SPAC Competing Acquisition;

(ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a SPAC Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any SPAC Party, other than any such filings or submissions in connection with the Transactions or the Ancillary Documents;

(v) approve, endorse or recommend any SPAC Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any SPAC Competing Acquisition or a transaction of the type in clause (iv).

(b) SPAC agrees to (i) notify the Company promptly upon receipt by SPAC of any inquiry, indication of interest, proposal or offer that constitutes, is related to, or could reasonably be expected to lead to, a SPAC Competing Acquisition, and to describe the material terms and conditions of any such inquiry, indication of interest, proposal or offer in reasonable detail (including the identity of the Persons making such SPAC Competing Acquisition) and (ii) keep the Company informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

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Section 5.8 Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of SPAC or the Company, as applicable), and SPAC and the Company shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of SPAC that will be used for the SPAC Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the SPAC Shareholder Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). The Registration Statement / Proxy Statement shall register the issuance of the Exchange Share Consideration to the extent permitted by applicable law. No filing of, or amendment or supplement to the Registration Statement / Proxy Statement will be made by SPAC or the Company without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Any filing fees with respect to the Registration Statement / Proxy Statement shall be paid 100% by the Company.

(b) Each of SPAC and the Company shall use its reasonable best efforts to:

(i) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC, including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC;

(ii) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of SPAC or the Company, as applicable) and respond promptly to any comments of or other communications from the SEC or its staff;

(iii) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and

(iv) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the Transactions.

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(c) SPAC, the Company and their respective legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement / Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of or other communications from the SEC prior to the filing thereof with the SEC. SPAC, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested or advisable in connection with any action contemplated by this Section 5.8 or for inclusion or incorporation by reference in any other statement, filing, notice or application made by or on behalf of SPAC to the SEC or any Approved Stock Exchange in connection with the Transactions or the Ancillary Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then:

(i) such Party shall promptly inform, in the case of any SPAC Party, the Company, or, in the case of the Company, SPAC, thereof;

(ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement;

(iii) SPAC and the Company shall file such mutually agreed upon amendment or supplement with the SEC; and

(iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing SPAC Shareholders.

(d) SPAC and the Company shall as promptly as reasonably practicable advise the other Party of the time of effectiveness of the Registration Statement / Proxy Statement or any supplement or amendment, the issuance of any stop order relating thereto or the suspension of the qualification of SPAC Shares for offering or sale in any jurisdiction, or the initiation or written threat of any proceeding for any such purpose, and SPAC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to such Party or any of such Party’s Representatives, supplied by or on the Party’s behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, at the time it becomes effective under the Securities Act or at the time of the SPAC Shareholder Meeting contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) If at any time prior to the Closing, SPAC or the Company becomes aware (i) that the Registration Statement / Proxy Statement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) that any other information is required to be set forth in an amendment or supplement to the Registration Statement / Proxy Statement so that it would comply with the Securities Act and the Exchange Act and the rules and regulations thereunder and all other applicable Laws, the Company or SPAC (as applicable) shall promptly inform the other Party and each shall cooperate with the other in filing with the SEC or mailing to SPAC’s shareholders an amendment or supplement to the Registration Statement / Proxy Statement. Each of the Company and SPAC shall use its commercially reasonable efforts to cause their and their Subsidiaries’ managers, directors, officers and employees to be reasonably available to SPAC, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

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(f) SPAC and the Company will advise the other Party, reasonably promptly (and in any event within one Business Day) after SPAC or the Company receives notice thereof, of any request by the SEC for the amendment or supplement of the Registration Statement / Proxy Statement or for additional information. SPAC and the Company and their respective counsel shall be given a reasonable opportunity to review and comment on the Registration Statement / Proxy Statement each time before any such document is filed with the SEC by SPAC or the Company and SPAC and the Company shall accept any reasonable comments made by the other Party and its counsel. Each of SPAC and the Company shall provide each other and their counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement / Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC. Unless required by applicable Law, no amendment to the Registration Statement / Proxy Statement shall be filed with the SEC and no other written response to any comments from the SEC or the staff of the SEC relating to Registration Statement / Proxy Statement will be made by SPAC or the Company without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and without providing the other Party a reasonable opportunity to review and comment thereon.

Section 5.9 SPAC Shareholder Meeting.

(a) As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, SPAC shall:

(i) (x) duly give notice of an extraordinary general meeting of the SPAC shareholders (the “SPAC Shareholders Meeting”) to be held within 40 days following the date of effectiveness, unless adjourned for such reasons as the SPAC or the Board may reasonably determine, (y) cause the Registration Statement / Proxy Statement to be mailed to the SPAC shareholders, and (z) duly convene and hold the SPAC Shareholders Meeting, in each case, in accordance with the Governing Documents of SPAC and applicable Law, for the purposes of obtaining the SPAC Shareholder Approvals;

(ii) use reasonable best efforts to solicit proxies from the holders of SPAC Shares to vote in favor of each of the Transaction Proposals; and

(iii) in connection with the mailing of the Registration Statement / Proxy Statement and the SPAC Shareholders Meeting, provide the applicable SPAC shareholders with the opportunity to elect to participate in the SPAC Shareholder Redemption in accordance with the Governing Documents of SPAC.

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(b) SPAC shall recommend to its shareholders, each of the following (the “SPAC Board Recommendation”):

(i) the adoption and approval of this Agreement and the Transactions (including the Merger) (the “Business Combination Proposal”);

(ii) the adoption and approval of the issuance of the SPAC Shares in connection with the Transactions and the Financing as required by Nasdaq listing requirements (the “Nasdaq Proposal”);

(iii) the adoption and approval of the SPAC Charter and the new name of SPAC (the “Governing Document Proposal”);

(iv) the adoption and approval of the SPAC Incentive Equity Plan (the “Incentive Equity Plan Proposal”);

(v) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto;

(vi) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; and

(vii) the adoption and approval of a proposal for the adjournment of the SPAC Shareholders Meeting, if necessary or convenient, to permit further time to consummate the Transactions;

(such proposals in (i) through (vii), collectively, the “Transaction Proposals”). Notwithstanding the foregoing or anything to the contrary herein, SPAC may adjourn or postpone the SPAC Shareholders Meeting (1) to solicit additional proxies because there are not sufficient votes to constitute the SPAC Shareholder Approvals, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC (or the Company) has reasonably determined in good faith, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing SPAC Shareholders prior to the SPAC Shareholders Meeting, (4) if the holders of SPAC Shares have elected to redeem a number of SPAC Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.1(g) not being satisfied, (5) to continue to attempt to satisfy all conditions to Closing, or (6) with the prior written consent of the Company; provided, however, that, without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), in no event shall SPAC adjourn or postpone the SPAC Shareholders Meeting for more than 15 Business Days later than the most recently adjourned or postponed meeting and in no event later than the Termination Date.

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(c) The Registration Statement / Proxy Statement shall include the SPAC Board Recommendation. Neither SPAC nor the SPAC Board nor any committee of the SPAC Board shall:

(i) change, withdraw, withhold, qualify, amend or modify, or publicly propose to change, or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC, withdraw, withhold, qualify, amend or modify, in a manner adverse to the Company, the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement,

(ii) adopt, approve, recommend or declare advisable to the Pre-Closing SPAC Shareholders, or publicly propose to adopt, approve, recommend or declare advisable, any SPAC Competing Acquisition, or

(iii) fail to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement.

Section 5.10 Conduct of Business of SPAC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as required by the SPAC Charter, as set forth on Section 5.10 of the SPAC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do or agree to do any of the following:

(a) adopt any material amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any SPAC Party, other than to effect a SPAC Extension;

(b) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into or complete any strategic joint ventures, partnerships or alliances with any other Person or any business combination, or make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person;

(c) (i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its, or any of its Subsidiaries’, Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its, or any of its Subsidiaries’, Equity Securities, or (ii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any SPAC Party;

(d) split, combine or reclassify any of its, or any of its Subsidiaries’, capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its, or any of its Subsidiaries’, capital stock;

(e) incur, create or assume any Indebtedness or SPAC Liability, or guarantee any Indebtedness or other Liability of any Person, other than Indebtedness or SPAC Liabilities incurred (i) in the ordinary course of SPAC’s business as conducted to date or in respect of advances by the SPAC Sponsors or their designees to SPAC as necessary to meet its reasonable capital requirements, (ii) to maintain SPAC’s corporate existence, (iii) to maintain SPAC’s stock exchange listing, (iv) in furtherance of consummation of the Transactions, or (v) pursuant to any Financing;

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(f) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, SPAC or any of its Subsidiaries, other than pursuant to any Financing;

(g) issue any Equity Securities, or amend, waive, supplement or otherwise modify the terms of any outstanding Equity Securities, other than (i) issuances of Equity Securities pursuant to any Financing, and any amendments, waivers, supplements or other modifications thereto, (ii) issuances of convertible promissory notes to the SPAC Sponsors or their designees in connection with advances to SPAC as necessary to meet its reasonable capital requirements, and any amendments, waivers, supplements or other modifications thereto, and (iii) issuances upon exercise, conversion or exchange of any Equity Securities outstanding as of the date of this Agreement or issued pursuant to clause (i) or (ii);

(h) enter into, or permit any of the assets owned or used by SPAC or any of its Subsidiaries to become bound by, or amend in any material respect, any Contract required to be filed as an exhibit to the SPAC SEC Reports, other than Contracts (i) to maintain SPAC’s corporate existence, (ii) to maintain SPAC’s stock exchange listing, or (iii) in furtherance of consummation of the Transactions;

(i) (i) amend, modify or renew any SPAC Affiliated Party Transaction, or make any material payment to any SPAC Affiliated Party (other than pursuant to the Contracts set forth on Section 4.10 of the SPAC Disclosure Schedules), or (ii) enter into any Contract that would constitute a SPAC Affiliated Party Transaction if entered into prior to the execution of this Agreement, other than Contracts for indebtedness permitted pursuant to Section 5.10(e) and Section 5.10(g);

(j) make, change or revoke any election concerning Taxes or Tax accounting method other than in the ordinary course of business consistent with past practice, file any Tax Return in a manner inconsistent with past practices, amend any Tax Return, enter into any Tax closing agreement or any Tax sharing or similar agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(k) change any SPAC Party’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(l) enter into any settlement, conciliation or similar Contract that by its terms will impose any obligations on SPAC or any of its Affiliates after the Closing, including any Group Company, or would require any payment from the Trust Account, other than obligations that constitute SPAC Expenses or that are incurred in the ordinary course of business;

(m) engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) as a blank check company, including as contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (iii) that are administrative or ministerial, in each case, which are immaterial in nature;

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(n) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(o) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or otherwise, other than amendments to existing agreements with any such parties or in connection with a Financing; or

(p) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, but without limiting the terms of this Section 5.10, nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any SPAC Party.

Section 5.11 Approved Stock Exchange Listing; SPAC Public Filings.

(a) Approved Stock Exchange Listing. SPAC shall use its reasonable best efforts to cause (i) SPAC’s initial listing application with an Approved Stock Exchange in connection with the Transactions to be approved concurrently with the Closing, (ii) the SPAC Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on such Approved Stock Exchange concurrently with the Closing, subject to official notice of issuance thereof, and (iii) to satisfy any of SPAC’s applicable initial listing requirements of such Approved Stock Exchange. The Company shall use reasonable best efforts, and shall use reasonable best efforts to cause its Representatives, to cooperate with SPAC and its Representatives in connection with the foregoing provisions of this Section 5.11(a), as reasonably requested by SPAC.

(b) SPAC Public Filings. From the date hereof through the Closing, SPAC will file all annual and quarterly reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws, and SPAC will use commercially reasonable efforts to provide the Company and its counsel reasonable notice prior to any filing, so that the Company and its counsel may review and comment upon any such document prior to its filing, and SPAC shall consider such comments in good faith.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in ARTICLE 6 and provision of notice thereof to the Trustee,

(a) at the Closing, SPAC shall

(i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and

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(ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of SPAC pursuant to the SPAC Shareholder Redemption, (B) pay the Unpaid SPAC Liabilities , including the amounts due to the underwriters of SPAC’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and the other SPAC Expenses, and the Unpaid Company Expenses, and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to SPAC, or as designated by SPAC and agreed to by the Company, in accordance with the Trust Agreement, and

(b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Shareholder Approval.

(a) As promptly as reasonably practicable following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act, and in any event, no later than the date of the SPAC Shareholders Meeting (the “Company Shareholder Approval Deadline”), the Company shall take, in accordance with the Companies Act, the Company Charter and any other applicable Law, all actions necessary to obtain the Company Required Shareholder Approval, including convening an extraordinary general meeting of its shareholders or, in lieu of a general meeting, obtaining written consent from all of its shareholders. Upon obtaining the Company Required Shareholder Approval, the Company shall deliver to SPAC a true and correct copy of such minutes of the general meeting or the written consent signed by all Company Shareholders, as applicable, evidencing the Company Required Shareholder Approval (collectively, the “Company Shareholder Approval Document”).

Section 5.14 Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation existing as of the date of this Agreement and in effect immediately prior to the Effective Time in favor of the directors and officers of each Party, as provided in the applicable Party’s Governing Documents or director and officer indemnification agreements in effect as of the date hereof, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six years and (ii) SPAC will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six-year period. Without limiting the foregoing, to the maximum extent permitted by applicable Law, during such six-year period, SPAC shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Parties’ Governing Documents shall not, during such six-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Party (the “D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of any Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

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(b) None of SPAC or the Group Companies shall have any obligation under this Section 5.14 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) SPAC shall obtain, at or prior to the Closing, and SPAC shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a prepaid “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, providing the coverage set forth in this Section 5.14(c). Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are no less favorable in the aggregate to the Persons covered thereby than the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, SPAC or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 250% of the most recent annual premium paid by SPAC prior to the date of this Agreement. With the written consent of SPAC prior to the Closing, in lieu of a prepaid “tail” policy, the requirement set forth in this Section 5.14(c) may be satisfied by obtaining and maintaining for a period of six years following the Effective Time, without lapses in coverage, a directors’ and officers’ liability insurance policy that is not a “tail” policy, providing the coverage set forth in this Section 5.14(c). The premiums and any other costs of any such insurance shall be payable by the Company.

(d) The Company may purchase, at or prior to the Closing, and if purchased, SPAC shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, providing the coverage set forth in this Section 5.14(d). Such “tail” coverage may provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, SPAC or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 250% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(e) The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of SPAC.

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Section 5.15 Post-Closing Directors and Officers.

(a) The Parties shall take all such action as may be necessary or reasonably appropriate such that as of the Effective Time:

(i) the SPAC Board shall consist of a number of directors, not to exceed five, as determined by the Company;

(ii) SPAC shall appoint one member of the SPAC Board pursuant to Section 5.15(b), who shall be independent as defined under the rules of the Approved Stock Exchange;

(iii) the Company shall appoint the remainder of the SPAC Board pursuant to Section 5.15(c); and

(iv) the officers of SPAC (the “Officers”) shall be the individuals determined in accordance with Section 5.15(e).

(b) The individual identified on Section 5.15(b) of the SPAC Disclosure Schedules shall be a director on the SPAC Board immediately after the Effective Time (the “SPAC Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the SPAC Sponsor may, by giving the Company and SPAC written notice, replace the SPAC Designee with any individual, subject to the written consent of the Company (which may not be unreasonably withheld, conditioned or delayed), and, upon the SPAC Sponsor so giving notice of the replacement of such SPAC Designee and the receipt of such consent, Section 5.15(b) of the SPAC Disclosure Schedules shall automatically be deemed amended to include such replacement individual in lieu of the individual so replaced.

(c) As promptly as practicable following the date of this Agreement, the Company shall appoint the remaining individuals (each, a “Company Designee”) to serve as directors on the SPAC Board immediately after the Effective Time. Notwithstanding the foregoing or anything to the contrary herein, there must be sufficient Company Designees that qualify as “independent directors” (as defined in Nasdaq rule 5605(a)(2)) to meet the number and qualifications to serve on all independent committees required by Nasdaq (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.15(c) or otherwise).

(d) The SPAC Board shall be divided into three classes, with the SPAC Designee serving in Class I.

(e) The individuals identified on Section 5.15(e) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any such individual identified on Section 5.15(e) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service, or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may replace such individual with another individual to serve as such Officer and, upon the Company so giving notice of such replacement, Section 5.15(e) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.

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Section 5.16 PCAOB Financials.

(a) The Company shall deliver to SPAC:

(i) as promptly as reasonably practicable following the date of this Agreement, (x) the audited consolidated balance sheets of the Company as of September 30, 2025 and 2024, and the related audited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended, and (y) the unaudited consolidated balance sheets of the Company as of December 31, 2025, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for the three months ended December 31, 2025 and 2024 (the “Initial Company Financial Statements”), and shall use reasonable best efforts to so deliver the Initial Company Financial Statements no later than February 28, 2026, and

(ii) as promptly as reasonably practicable following the end of any fiscal quarter thereafter, unless not required to be included in any report, statement or other document to be filed or submitted with the Commission, (x) if the end of such fiscal quarter is the end of a fiscal year, the audited consolidated balance sheets of the Company as of such fiscal year end and the prior fiscal year end, and the related audited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended, and (y) otherwise, the unaudited consolidated balance sheets as of such fiscal quarter end and the same fiscal quarter end in the prior year, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for the year-to-date period through such fiscal quarter end and the same fiscal quarter end in the prior year (the financial statements described in this clause (ii) collectively with the Initial Company Financial Statements, the “Closing Company Financial Statements”), and shall use reasonable best efforts to so deliver such financial statements no later than later than 90 days after the end of such fiscal year or 45 days after the end of such other fiscal quarter (or such earlier date as is required for the Closing Filing).

The Company shall cause the Initial Company Financial Statements and the Closing Company Financial Statements (A) to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, subject to normal year-end audit adjustments and the absence of notes thereto), (B) in the case of any audited financial statements, to be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (C) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

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(b) Each of SPAC and the Company shall use their respective reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies or SPAC, as applicable, SPAC and the Company, as applicable, in causing to be prepared in a timely manner any financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by SPAC with the SEC in connection with the Transactions or any Ancillary Document and (ii) to obtain the consents of their respective auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.17 Incentive Equity Actions. Prior to the SPAC Shareholders Meeting, the SPAC Board shall approve and adopt (a) an equity incentive plan, in form and substance reasonably satisfactory to SPAC and the Company (the “SPAC Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing. The SPAC Incentive Equity Plan shall have an initial share reserve of 5% of the issued and outstanding equity of the SPAC.

Section 5.18 Company Change of Name. On or prior to the Closing Date, the Company shall cause its name to be changed to a name designated by the Company in its sole discretion and provide evidence of the same to SPAC.

Section 5.19 Financing.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, at the request of the Company, SPAC and the Company shall, and shall cause their respectivec Representatives to, use commercially reasonable efforts to complete a private placement of Equity Securities of SPAC and/or the Company, in each case, on terms and with counterparties and otherwise satisfactory to SPAC and the Company in their respective sole discretion (collectively, the “Financing”); provided, that any such Financing involving Equity Securities of the SPAC shall not be consummated prior to the Closing Date.

(b) Other than as expressly permitted by this Agreement, none of the SPAC Parties or the Company shall enter into any Contract with respect to any Equity Security of such Party without the other Party’s prior written consent, which may be granted or withheld in such Party’s sole discretion.

(c) Without limiting the foregoing, the SPAC Parties and the Company shall reasonably cooperate with each other in obtaining the Financing and completing the Financing in a timely manner, including by (a) providing such information and assistance as the other party may reasonably request, (b) granting such access to placement agents, investors and their representatives as may reasonably be necessary for their due diligence and (c) causing their senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the Financing, subject, in the case of clauses (a) and (b), to confidentiality obligations and similar restrictions that may be applicable to information furnished to the SPAC Parties or the Company or any of their respective Subsidiaries by third parties, and except, in the case of clauses (a) and (b), for any information which (i) is prohibited from being disclosed by applicable Law or (ii) on the advice of legal counsel of the SPAC Parties or the Company would result in the loss of attorney-client privilege or other privilege from disclosure.

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Section 5.20 Effect of Certain Delays. Notwithstanding any other terms in this Agreement to the contrary, in the event that: (a) the Initial Company Financial Statements are not delivered on or before March 31, 2026 (an “Audit Delay”), or (b) any other necessary financial or regulatory or governmental Consent set forth in Section 5.20 of the Company Disclosure Schedule is not completed or obtained prior to March 31, 2026 (“Regulatory Delay”), the Company thereafter shall be responsible for all SPAC Liabilities to the extent set forth in Section 9.5.

Section 5.21 Non-Competition Agreements. To the extent permitted by applicable Law, the Company and SPAC shall use commercially reasonable efforts to cause each executive officer of the Company and each significant Company Shareholder (as determined by the Company in good faith) to, at or prior to the Closing, enter into a non-competition and non-solicitation agreement in form and substance reasonably satisfactory to SPAC and the Company, pursuant to which such Person shall agree to customary non-competition and non-solicitation restrictions for a period of two (2) years following the Closing, in consideration of the Merger and the Exchange Share Consideration delivered pursuant to this Agreement.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by all of the Parties, of the following conditions:

(a) (i) each applicable waiting period (and any extension thereof) under the HSR Act or any applicable Antitrust Law shall have expired or been terminated and (ii) any approval or Consent under any applicable Antitrust Law shall have been obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b) no Order, Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction enjoining or prohibiting the consummation of the Merger shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Required Shareholder Approval shall have been obtained;

(e) the Required SPAC Shareholder Approvals shall have been obtained;

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(f) all conditions to closing of a Financing with aggregate gross proceeds of $5,000,000 shall have been satisfied or waived and the Financing shall be consummated substantially concurrented with the Closing; and

(g) if so required by the SPAC Charter, SPAC shall have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the Transactions.

Section 6.2 Other Conditions to the Obligations of the SPAC Parties. The obligations of the SPAC Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by SPAC (on behalf of itself and the other SPAC Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct in all respects (other than Section 3.2 (Capitalization of the Group Companies), which shall be true and correct in all but de minimis respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the Company set forth in ARTICLE 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), in each case, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) no change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the Transactions, or (ii) would cause any of the Transactions to be rescinded following consummation, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

(e) each of the Ancillary Documents required to be delivered by the Company or the Company Shareholders at or prior to the Closing, including a Lock-Up Agreement from each Company Shareholder holding 5% or more of the Company Shares outstanding immediately prior to the Effective Time, shall have been fully executed by each of the parties thereto, other than any SPAC Party or the SPAC Sponsor, and be in full force and effect, fully binding on each of the parties thereto, other than any SPAC Party or the SPAC Sponsor;

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(f) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a) and Section 6.2(b) are satisfied, in a form and substance reasonably satisfactory to SPAC;

(ii) a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with (i) the required notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to SPAC, and (ii) written authorization for SPAC to deliver such notice and a copy of such certificate to the Internal Revenue Service on behalf of the Company upon the Closing in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to SPAC; and

(iii) the Closing Company Financial Statements required to be included in the Closing Filing.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the SPAC Fundamental Representations shall be true and correct in all respects (other than Section 4.6 (Capitalization of the SPAC Parties), which shall be true and correct in all but de minimis respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the SPAC Parties (other than the SPAC Fundamental Representations) contained in ARTICLE 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a SPAC Material Adverse Effect;

(b) each SPAC Party shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing;

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(c) SPAC’s initial listing application with an Approved Stock Exchange in connection with the Transactions shall have been conditionally approved and, immediately following the Effective Time, SPAC shall, after giving effect to the SPAC Shareholder Redemption, satisfy any applicable initial and continuing listing requirements of such Approved Stock Exchange, and SPAC shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the SPAC Shares (including the SPAC Shares to be issued hereunder) shall have been approved for listing on such Approved Stock Exchange;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the Transactions, (ii) would cause any of the Transactions to be rescinded following consummation or (iii) would affect materially and adversely or otherwise encumber the title of the SPAC Shares to be issued by SPAC in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

(e) each of the Ancillary Documents required to be delivered by any of the SPAC Parties at or prior to the Closing shall have been fully executed by each of the parties thereto, other than the Company or any Company Shareholder, and be in full force and effect, fully binding on each of the parties thereto, other than the Company or any Company Shareholder;

(f) at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company:

(i) a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b), and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) written resignations of all the officers of SPAC and members of the SPAC Board, other than the resignation as a director of the individual identified on Section 5.15(b) of the SPAC Disclosure Schedules, effective as of the Effective Time.

Section 6.4 Frustration of Closing Conditions. Neither the Company nor any SPAC Party may rely on the failure of any condition set forth in this ARTICLE 6 to be satisfied if such failure was proximately caused by such Party’s breach of its obligations under this Agreement, including a breach of its obligations to use reasonable best efforts to cause the Closing to occur as required by Section 5.2.

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of SPAC and the Company;

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(b) by either SPAC or the Company, if there shall be in effect any (i) Law or (ii) Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such Order shall have become final and non-appealable;

(c) by either SPAC or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on April 23, 2027 (the “Termination Date”); provided, however, that if the SEC has not declared the Registration Statement / Proxy Statement effective on or prior to April 23, 2027, the Termination Date shall be automatically extended to October 23, 2027; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(c) will not be available to any Party whose material breach of any provision of this Agreement caused or resulted in the failure of the Merger to be consummated by such time;

(d) by either SPAC or the Company, if SPAC fails to obtain the Required SPAC Shareholder Approvals upon vote taken thereon at the SPAC Shareholders Meeting (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any Party if such Party has materially breached Section Section 5.8 or Section 5.9;

(e) by SPAC, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, or any such representation or warranty fails to be true and correct, which breach or failure to perform or be true and correct (i) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, is not cured by the Company before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from SPAC of such breach or failure to perform; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(f) by the Company, if a SPAC Party has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, or any such representation or warranty fails to be true and correct, which breach or failure to perform or be true and correct (i) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the SPAC Party by the Termination Date, is not cured by the SPAC Party before the earlier of (x) the 3rd (third) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

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(g) by SPAC, by written notice to the Company, if the Company fails to deliver the Company Shareholder Approval Documentby the Company Shareholder Approval Deadline; provided that SPAC shall have no right to terminate this Agreement pursuant to this Section 7.1(g) at any time following the delivery of the Company Shareholder Approval Document, even if the Company Shareholder Approval Documentis delivered following the Company Shareholder Approval Deadline.

Section 7.2 Effect of Termination.

(a) Any termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of written notice of the terminating Party to each of the other Parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, (i) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives, other than as expressly set forth in this Agreement), with the exception of ARTICLE 1 (solely to the extent applicable to the following sections), Section 5.3(a), this Section 7.2 and ARTICLE 9, each of which shall survive such termination and remain valid and binding obligations of the Parties (the “Surviving Provisions”) and (ii) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms.

(b) Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for Fraud or (ii) any Person’s Liability under any Confidentiality Agreement.

ARTICLE 8

SURVIVAL AND INDEMNIFICATION

Section 8.1 Survival. The representations and warranties of the Company in this Agreement or in any certificate delivered by the Company to SPAC pursuant to this Agreement in connection with the Closing (including those in ARTICLE 3 hereof and in the certificate required to be delivered by the Company pursuant to Section 6.2(f)(i)) shall survive the Closing until the date that is twelve (12) months afer the Closing or, if later, thirty (30) days after the first filing by SPAC of an annual report for a fiscal year that ended after the Closing (the “Survival Period”). All representations and warranties of SPAC contained in this Agreement shall terminate and expire upon the Closing (and after the Closing there shall be no liability in respect thereof). All covenants and agreements of the Parties contained in this Agreement shall terminate and expire upon the Closing (and there shall be no liability after the Closing in respect thereof); provided, however, that those covenants and agreements of SPAC, the Company and Merger Sub contained herein that by their terms expressly require performance after the Closing shall survive the Closing indefinitely, but only with respect to that portion of such covenant or agreement that is expressly to be performed following the Closing. Any claim set forth in a Notice of Claim sent prior to the expiration of the Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this ARTICLE 8 shall be brought after the end of the Survival Period.

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Section 8.2 Indemnification.

(a) Indemnification Right. Subject to the terms and conditions of this ARTICLE 8 (including without limitation the limitations set forth in Section 8.7), upon and from the Closing, SPAC and its successors and permitted assigns (the “SPAC Indemnitees”) shall be indemnified, defended, and held harmless by the Company Shareholders, jointly and severally, to the extent of the Escrow Shares (based on their Pro Rata shares), from and against all Losses asserted against, resulting to, imposed upon, or incurred by any SPAC Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company contained in this Agreement or any certificate delivered by the Company to SPAC pursuant to this Agreement in connection with the Closing; or

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) Definition of Losses. As used in this ARTICLE 8, the term “Losses” includes all losses, Liabilities, damages (including any lost profits or opportunity damages), judgments, awards, Orders, penalties, settlements, costs and reasonable expenses (including, without limitation, costs of enforcing any right to indemnification hereunder, interest, penalties, court costs and reasonable legal fees and expenses); provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Entity or other third party.

(c) Materiality. For all purposes under this ARTICLE 8 (including determining the amount of any Losses and determining any breach), any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

Section 8.3 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this ARTICLE 8 with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against a SPAC Indemnitee by a Person other than the Company, the Company Shareholders and the Affiliates of the foregoing (a “Third Party Claim”), shall be subject to the following terms and conditions:

(a) Notice of Claim. SPAC Representative will give the Company Representative prompt written notice (a “Notice of Claim”) after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim which Notice of Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of Losses or the anticipated potential Losses (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Losses may be covered (in whole or in part) under any insurance and the estimated amount of such Losses which may be covered under such insurance. Failure to give prompt Notice of Claim shall not constitute a defense (in whole or in part) to any indemnification obligation related to a Third Party Claim, and shall not affect the Company Shareholders’ duty or obligations under this ARTICLE 8, except and only to the extent that the Company Shareholders forfeit rights or defenses by reason of such failure.

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(b) Defense. The Company Representative shall have the right, at its option and at the expense of the Company Shareholders, by written notice to the SPAC Representative, within twenty (20) days of receipt of a Notice of Claim, to assume the entire control of, subject to the right of SPAC Representative to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to SPAC Representative to be the lead counsel in connection with such defense. Notwithstanding the foregoing, the Company Representative shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation, or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against a SPAC Indemnitee; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect the SPAC Indemnitee, other than as a result of money damages or other money payments. If the Company Representative is permitted and elects to assume the defense of a Third Party Claim:

(i) the Company Representative shall diligently and in good faith defend such Third Party Claim and shall keep SPAC Representative reasonably informed of the status of such defense; provided, however, that SPAC Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii) SPAC, the Company, the SPAC Representative and any SPAC Indemnitee that is the subject of the Third Party Claim shall cooperate fully in all respects with the Company Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and such Persons shall make available to the Company Representative and the SPAC Representative all pertinent information and documents under its control.

(c) Failure to Defend. If the Company Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, the SPAC Representative will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, at the expense of the Company Shareholders.

(d) Settlement. The Company Representative shall not, without the written consent of SPAC, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to each of the SPAC Indemnitees of a full and unconditional release from all liability and obligation in respect of such action without any payment by any SPAC Indemnitee. So long as the Company Representative is defending any such action actively and in good faith, the SPAC Indemnitee shall not settle such action without the prior written consent of the SPAC Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

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Section 8.4 Indemnification of Direct Claims. Any action on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by a SPAC Indemnitee by the SPAC Representative giving the Company Representative a Notice of Claim, in accordance with Section 8.3(a) (but substituting “Direct Claim” for “Third Party Claim” as applicable). Failure to give prompt Notice of Claim shall not constitute a defense (in whole or in part) to any indemnification obligation related to a Direct Claim, and shall not affect the Company Shareholders’ duty or obligations under this ARTICLE 8, except and only to the extent that the Company Shareholders forfeit rights or defenses by reason of such failure. The Company Representative shall have twenty (20) calendar days after its receipt of the Notice of Claim to investigate the matter or circumstance alleged to give rise to the Direct Claim, and SPAC, the Company, the SPAC Representative and the SPAC Indemnitee shall reasonably assist such investigation by giving such information and access to persons or records as the Company Representative may reasonably request. If the Company Representative does not respond to the Notice of Claim within such twenty (20) calendar day period, the Company Representative shall be deemed to have accepted the Direct Claim. If Company Representative rejects the Direct Claim, it shall, within such twenty (20) calendar day period, notify the SPAC Representative in writing of its rejection, specifying the factual or legal basis therefor, and the parties shall negotiate in good faith to resolve the Direct Claim. If the parties are unable to reach an agreement within ten (10) calendar days after the Company Representative’s receipt of such rejection notice, the SPAC Representative shall be free to pursue such remedies as may be available to the SPAC Indemnitee with respect to the Direct Claim, on the terms and subject to the provisions of this Agreement and the Escrow Agreement.

Section 8.5 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this ARTICLE 8 are recoverable pursuant to contractual indemnification rights or other reimbursement arrangements pursuant to an insurance policy, SPAC, the Company and the SPAC Indemnitee shall use commercially reasonable best efforts to obtain the maximum recovery under such insurance; provided that the SPAC Representative shall nevertheless be entitled to bring a claim for indemnification under this ARTICLE 8 in respect of such Losses and the time limitations set forth in Section 8.7 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by SPAC, the Company or a SPAC Indemnitee for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing. If a SPAC Indemnitee has received the indemnification required by this ARTICLE 8 in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Company Shareholders, and shall pay to the Company Shareholders, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any indemnification received pursuant to this ARTICLE 8 in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

Section 8.6 Effect of Investigation. The representations, warranties and covenants of the Company, and the SPAC Indemnitee’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of SPAC or the SPAC Indemnitee (including by any of their representatives), or by reason of the fact that SPAC or the SPAC Indemnitee (including any of its representatives) knew or should have known that any such representation or warranty is, was or might be inaccurate, or by reason of SPAC’s waiver of any condition set forth in Section 6.2.

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Section 8.7 Limitations on Indemnification.

(a) De Minimis Claim. A SPAC Indemnitee may not make a claim for indemnification under this ARTICLE 8 if such claim has resulted in a Loss that is less than $10,000 (the “De Minimis Threshold”).

(b) Deductible. No amount shall be payable under this ARTICLE 8 unless and until the aggregate amount of all indemnifiable Losses of the SPAC Indemnitees under this ARTICLE 8 exceeds $100,000 (the “Deductible”), in which event the Company Shareholders shall be liable hereunder for all such indemnifiable Losses from the first (1st) dollar, provided that only claims that have resulted in Losses that exceed the De Minimis Threshold shall be counted towards calculating the Deductible.

(c) Maximum. In no event shall the aggregate indemnification obligation of the Company Shareholders under this ARTICLE 8 exceed a number of SPAC Shares equal to the number of Escrow Shares (or, in lieu thereof, cash equal to the Fair Value of such number of shares).

Section 8.8 Payments. Once a Loss payable to a SPAC Indemnitee is agreed to by the SPAC Representative and the Company Representative, or finally adjudicated to be payable pursuant to this ARTICLE 8 (the date on which the amount of Loss under this paragraph (a) is determined, the “Determination Date”), the Loss shall be paid through the surrender by the Escrow Agent to Parent for cancellation of a number of Escrow Shares with a Fair Value equal to the dollar value of the indemnifiable Loss, allocated Pro Rata among the Company Stockholders, in accordance with the terms of the Escrow Agreement (or, in lieu thereof, at the option of the Company Representative or if the Escrow Shares have been released from Escrow, by payment in cash of the Fair Value of such number of shares), each in accordance with the limitations set forth Section 8.7. “Fair Value” means the price per share equal to the five-day trailing average of the mean of the high and low trading prices of SPAC Shares as of the five trading days immediately preceding the Determination Date.

Section 8.9 Adjustment to Merger Consideration. Amounts paid for indemnification under ARTICLE 8 shall be deemed to be an adjustment to the aggregate Per Share Merger Consideration, except as otherwise required by Law.

Section 8.10 Representative Capacity and Expenses. The Parties acknowledge that the SPAC Representative and Company Representative’s obligations under this ARTICLE 8 are solely as a representative of the SPAC Indemnitees and the Company Shareholders, respectively. Notwithstanding anything to the contrary contained herein, the SPAC Representative and the Company Representative shall have no liability to any SPAC Indemnitee or any Company Shareholder, or any other Party, for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the fraud, gross negligence, or willful misconduct of the SPAC Representative or the Company Representative. SPAC and the Company shall defend, indemnify, and hold harmless the SPAC Representative and the Company Representative for all losses, damages, costs, and expenses (including reasonable attorney’s fees and costs of investigation) arising out of or in connection with, the performance by the SPAC Representative and the Company Representative of their duties and obligations under this Agreement, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the fraud, gross negligence, or willful misconduct of the SPAC Representative or the Company Representative, as applicable. The SPAC Representative and the Company Representative shall not have any personal responsibility for any expenses incurred by them in their capacity as such and all out-of-pocket expenses incurred by them shall be borne by SPAC.

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Section 8.11 Exclusive Remedy. The Parties acknowledge and agree that, subject to Section 9.16 and except for claims pursuant to Section 2.1(b), the indemnification provided under this ARTICLE 8 shall be the exclusive remedy to all Parties hereto, including the SPAC Indemnitees (except express third party beneficiaries hereof), in respect of any and all matters arising out of, relating to or connected with this Agreement and the transaction contemplated hereunder (other than for claims arising from Fraud in connection with the transactions contemplated by this Agreement).

ARTICLE 9

MISCELLANEOUS

Section 9.1 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of SPAC and the Company; provided, however, that to the extent any such assignment following the Closing relates to the SPAC Sponsor Specified Provisions, the assigning Party shall continue to be bound by its obligations under such provisions. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.1 shall be void, ab initio.

Section 9.2 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by SPAC and the Company; provided, however, that any such amendment or modification following the Closing with respect to the SPAC Sponsor Specified Provisions shall also require the written consent of the SPAC Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.2 shall be void, ab initio.

Section 9.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given when delivered (i) by delivery in person, (ii) by e-mail, without receipt of an “error” or a similar message that such e-mail was not deliverable or not received by such intended recipient, or (iii) by nationally recognized overnight delivery service to the other Parties as follows, or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth herein.

(a) If to any SPAC Party, to:

Calisa Acquisition Corp

205 W. 37th Street

New York, NY 10018

Attention: Hongfei Zhang

Email: hongfei.zhang@calisaspac.com

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with a copy to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

Attention: Jeffrey M. Gallant, David Alan Miller

Email: jgallant@graubard.com, dmiller@graubard.com

(b) If to the Company, to:

Goodvision AI Inc.

4430 Bush Cir

Fremont, CA 94538

Attention: Davy Wong

Email: davy@goodvision.tech

with a copy to:

VCL Law LLP

1945 Old Gallows Road, Suite 260

Vienna, VA 22182

Attention: Fang Liu, Zixuan Guo

Email: fliu@vcllegal.com, zguo@vcllegal.com

Section 9.4 Governing Law. This Agreement and the Ancillary Documents, and any rights or claims arising from or relating to this Agreement, the Ancillary Documents or the Transactions (including the Merger), shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York (except that the Laws of the Cayman Islands shall also apply to apply to the Merger).

Section 9.5 Fees and Expenses. Except as otherwise set forth in this Agreement or as otherwise mutually agreed by the Company and SPAC, all SPAC Expenses and all Company Expenses, including all fees and expenses incurred by any Party in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Company. If the Merger and the Closing occur, the Surviving Company shall be responsible for and shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SPAC Liabilities. If an Audit Delay or a Regulatory Delay occurs, the Company shall advance to SPAC or pay on behalf of SPAC (the “Advances”) all SPAC Liabilities, including operating expenses, incurred after such time and prior to the earlier of the Effective Time and the termination of this Agreement in accordance with ARTICLE 7, as and when they become due. The Advances shall be forgiven by the Company, upon either the Closing or the termination by SPAC of this Agreement pursuant to Section 7.1(e). The Advances shall be repayable by SPAC on demand by the Company, without interest, upon any other termination of this Agreement.

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Section 9.6 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room maintained by the Company as of at least two hours prior to the execution of this Agreement; (l) the phrase “ordinary course of business” means the ordinary course of business; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.7 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of ARTICLE 3 (in the case of the Company Disclosure Schedules) or ARTICLE 4 (in the case of the SPAC Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of ARTICLE 3 (in the case of the Company Disclosure Schedules) or ARTICLE 4 (in the case of the SPAC Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of ARTICLE 3 or ARTICLE 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

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Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, the last sentence of this Section 9.8 and Section 9.12, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. In addition, the SPAC Sponsor shall be an express third-party beneficiary of Section 5.14, Section 9.1, Section 9.2, this Section 9.8, Section 9.12 and Section 9.13 (collectively, the “SPAC Sponsor Specified Provisions”).

Section 9.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 9.10 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts (including facsimile, DocuSign or other electronic counterparts), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, electronic signature or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.11 Knowledge of Company; Knowledge of SPAC. For all purposes of this Agreement, the phrases “to the Company’s Knowledge”, “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the Company Disclosure Schedules, assuming reasonable due inquiry of such individual’s direct reports. For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the SPAC Disclosure Schedules, assuming reasonable due inquiry and investigation of such individual’s direct reports. For the avoidance of doubt, none of the individuals set forth on Section 9.11 of the Company Disclosure Schedules or Section 9.11 of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

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Section 9.12 No Recourse. Without limiting any rights of any party against any other party to an Ancillary Document to the extent of the terms and subject to the conditions thereunder or the Liabilities of any party to an Ancillary Document to the extent arising from a claim against such party by another party to such agreement on the terms and subject to the conditions thereunder, (i) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought by and against, the Parties, and then only with respect to the specific covenants, agreements, obligations, representations and warranties set forth herein with respect to such Party; and (ii) (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 9.13 Extension; Waiver. Any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party set forth herein, (b) waive any inaccuracies in the representations and warranties of any other Party set forth herein or (c) waive compliance by any other Party with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. Notwithstanding the foregoing or anything to the contrary in this Agreement, any extension or waiver following the Closing with respect to the SPAC Sponsor Specified Provisions shall also require the written consent of the SPAC Sponsor.

Section 9.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER, FOR ENFORCEMENT OR BREACH OF, OR RELATING TO THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT, TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

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Section 9.15 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts situated in the County of Manhattan, State of New York, for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of jurisdiction and venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, (a) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 9.15 for any reason, (b) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9.3 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 9.16 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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Section 9.17 Trust Account Waiver. Reference is made to SPAC’s final prospectus (File No. 333-280565), dated October 22, 2025 and filed with the SEC on October 22, 2025 (the “Prospectus”). The Company and Merger Sub hereby represent and warrant that they understand that SPAC has established a trust account (the “Trust Account”) containing the proceeds of the SPAC IPO and from certain private placements occurring simultaneously with the SPAC IPO (including interest accrued from time to time thereon) for the benefit of the SPAC Public Shareholders and that, except as otherwise described in the Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Shares in connection with the consummation of its initial “business combination” as defined in the Prospectus (“Business Combination”) or in connection with a shareholder vote to amend SPAC’s Governing Documents to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of the SPAC Shares if SPAC does not complete a Business Combination within the time period set forth in SPAC’s Governing Documents or with respect to any other provision relating to the rights of holders of SPAC Shares or to pre-Business Combination activity, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within to the time period set forth in SPAC’s Governing Documents, and (c) to SPAC after the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, except for the funds released to SPAC as described in clause (c) above, neither of the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (or Public Shareholders with respect to distributions made from the Trust Account to such holders), except for the funds released to SPAC as described in clause (c) above, for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. Notwithstanding anything herein to the contrary, (A) the Company and its Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC, Merger Sub or their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC, Merger Sub or their respective Representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds); provided that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account or any amounts contained therein, and (B) nothing herein shall limit or prohibit the Company or any of its Affiliates from pursuing a claim against SPAC or Merger Sub for specific performance or other equitable relief. This Section 9.17 shall survive termination of this Agreement for any reason.

Section 9.18 Conflicts and Privilege.

(a) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company (collectively, the “Company Designated Persons”), on the one hand, and (y) SPAC, the Surviving Company, the SPAC Sponsor, the shareholders or holders of other equity interests of SPAC or the SPAC Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, on the other hand, any legal counsel, including VCL Law LLP (“VCL”) that represented the Company prior to the Closing may represent any Company Designated Person in such dispute (any such representation, the “Company Post-Closing Representation”), even though the interests of such Company Designated Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for SPAC or the Surviving Company. Each of SPAC and the Company, on behalf of their respective successors and assigns, hereby consents to the Company Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the Company and/or any Company Designated Person, on the one hand, and VCL, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Designated Persons after the Closing, and shall not pass to or be claimed or controlled by SPAC or the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by SPAC or SPAC Sponsor prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

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(b) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the SPAC Sponsor, the shareholders or holders of other equity interests of SPAC or SPAC Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than SPAC (collectively, the “SPAC Designated Persons”), on the one hand, and (y) SPAC, the Surviving Company, the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, on the other hand, any legal counsel, including Graubard Miller (“GM”) that represented SPAC prior to the Closing may represent any SPAC Designated Person in such dispute (any such representation, the “SPAC Post-Closing Representation”), even though the interests of such Persons may be directly adverse to SPAC, and even though such counsel may have represented SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for SPAC or the Surviving Company. Each of SPAC and the Company, on behalf of their respective successors and assigns, hereby consents to the SPAC Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the SPAC and/or any SPAC Designated Person, on the one hand, and GM, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the SPAC Designated Persons after the Closing, and shall not pass to or be claimed or controlled by SPAC or the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with SPAC or SPAC Sponsor under a common interest agreement shall remain the privileged communications or information of SPAC or the SPAC Sponsor.

Section 9.19 Representatives.

(a) Company Representative. Each of the Company Shareholders has designated Yi Wang, Chief Executive Officer of the Company, as the initial agent, proxy, attorney-in-fact and representative (the “Company Representative”) of such Company Shareholder to act on behalf of such Company Shareholder for purposes of taking all necessary actions and making all decisions with respect to matters related to this Agreement and the Escrow Agreement as may be required after the Closing Date, including, without limitation, consenting to amendments to this Agreement and the Escrow Agreement; giving and receiving notices and instructions hereunder and thereunder; granting waivers and giving consents and approvals hereunder and thereunder; litigating, arbitrating, resolving, settling or compromising any claim for indemnification; and making those determinations hereunder and thereunder that are specifically reserved to the Company Representative by the terms hereof and thereof. If such Person ceases to serve in such capacity, for any reason, the Company (or, following the Closing, those members of the board of directors of SPAC who were members of the board of directors of the Company prior to the Closing) shall appoint a successor to the Company Representative. All decisions and actions by the Company Representative shall be binding upon all of the Company Shareholders, and no Company Shareholder shall have the right to object, dissent, protest or otherwise contest the same. SPAC, the Surviving Company and the SPAC Representative shall be able to rely conclusively on the instructions and decisions of the Company Representative as to any actions required or permitted to be taken by the Company Representative hereunder, and no party hereunder or any Company Shareholder shall have any cause of action against SPAC, the Surviving Company or the SPAC Representative for any action taken or omitted to be taken in reliance upon the written instructions or decisions of the Company Representative. The provisions of this Section 9.19 are independent and severable, are irrevocable and coupled with an interest sufficient in law to support an irrevocable power, shall survive the death, incompetency, disability, merger, consolidation, liquidation, bankruptcy, insolvency or dissolution of any Company Shareholder, and shall be enforceable notwithstanding any rights or remedies that any Company Shareholder may have in connection with the transactions contemplated by this Agreement. The provisions of this Section 9.19 shall be binding upon the heirs, legal representatives, successors and assigns of each Company Shareholder, and any references in this Agreement to a Company Shareholder shall mean and include the successors to the rights of the Company Sharheolder hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

(b) SPAC Representative. SPAC has designated Hongfei Zhang as the initial agent, proxy, attorney-in-fact and representative (the “SPAC Representative”) of SPAC to act on behalf of SPAC for purposes of taking all necessary actions and making all decisions with respect to matters related to this Agreement and the Escrow Agreement as may be required after the Closing Date, including, without limitation, consenting to amendments to this Agreement and the Escrow Agreement; giving and receiving notices and instructions hereunder and thereunder; granting waivers and giving consents and approvals hereunder and thereunder; litigating, arbitrating, resolving, settling or compromising any claim for indemnification; and making those determinations hereunder and thereunder that are specifically reserved to the SPAC Representative by the terms hereof and thereof. If such Person ceases to serve in such capacity, for any reason, SPAC (or, following the Closing, those members of the board of directors of SPAC who were members of the board of directors of SPAC prior to the Closing) shall appoint a successor to be the SPAC Representative. All decisions and actions by the SPAC Representative shall be binding upon SPAC, and SPAC shall have no right to object, dissent, protest or otherwise contest the same. SPAC, the Surviving Company and the Company Representative shall be able to rely conclusively on the instructions and decisions of the SPAC Representative as to any actions required or permitted to be taken by the SPAC Representative hereunder, and no party hereunder or any SPAC Shareholder shall have any cause of action against SPAC, the Surviving Company or the Company Representative for any action taken or omitted to be taken in reliance upon the written instructions or decisions of the SPAC Representative.

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the date first written above.

CALISA ACQUISITION CORP

By:	/s/ Hongfei Zhang
Name:	Hongfei Zhang
Title:	Chief Executive Officer

CALISA MERGER SUB

By:	/s/ Na Gai
Name:	Na Gai
Title:	Director

[Signature Page to Business Combination Agreement]

GOODVISION AI INC.

By:	/s/ Yi Wang
Name:	Yi Wang
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

ANNEX A-2

PLAN OF MERGER

THIS PLAN OF MERGER is made on [  ] 2026 between:

(1)	Goodvision AI Inc., an exempted company incorporated under the laws of the Cayman Islands with company number 427064 with its registered office situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Company or the Surviving Company); and

(2)	Calisa Merger Sub, an exempted company incorporated under the laws of the Cayman Islands with company number 431860 with its registered office situated at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002 (the Merging Company, and together with the Surviving Company, the Constituent Companies).

BACKGROUND:

(A)	Calisa Acquisition Corp (Surviving PubCo), the Company and the Merging Company have entered into a business combination agreement dated as of 6 March 2026 (the Merger Agreement), pursuant to which, among other things, the Merging Company will merge with and into the Company, with the Company being the surviving company (the Merger) in accordance with the terms and conditions set forth therein. A copy of the Merger Agreement is attached as Annexure 1 to this Plan of Merger.

(B)	This Plan of Merger is made pursuant to provisions of Part 16 of the Companies Act (Revised) of the Cayman Islands (the Companies Act).

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

1.2	In this Plan of Merger:

(a)	Company Charter means the memorandum and articles of association of the Company, filed with the Assistant Registrar of Companies of the Cayman Islands on 17 October 2025;

(b)	Company Dissenting Shares means each Company Share for which such holder (a) has given written objection to the Merger prior to the vote on the Merger by the shareholders of the Company and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, section 238 of the Companies Act;

(c)	Company Dissenting Shareholders means holders of the Company Dissenting Shares;

(d)	Company Shares means the ordinary shares, par value $5.00 per share, of the Company, designated as “Ordinary Shares” pursuant to the Company Charter;

A-2-1

(e)	Effective Time has the meaning given to such term under paragraph 6.1 in this Plan of Merger;

(f)	Letter of Transmittal means letter of transmittal, substantially in a form reasonably acceptable to the Company and Surviving PubCo (including a release of claims against the Company and its subsidiaries and Surviving PubCo to the extent permissible under applicable law), neither party’s acceptance to be unreasonably withheld, conditioned or delayed;

(g)	Per Share Merger Consideration means a number of Surviving PubCo Ordinary Shares, which will be designated as Class A ordinary shares and Class B ordinary shares, equal to the Exchange Ratio (as defined in the Merger Agreement);

(h)	Surviving Company Share means the ordinary share, par value $5.00 per share, of the Surviving Company; and

(i)	Surviving PubCo Ordinary Shares means ordinary shares of par value of $0.000075 each of Surviving PubCo.

2	Constituent Companies

2.1	The Merging Company and the Surviving Company are the constituent companies.

3	Name of Surviving Company

3.1	The Surviving Company shall be the surviving company and the name of the surviving company shall continue to be Goodvision AI Inc.

4	Registered Office

4.1	The registered office of the Surviving Company is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

4.2	The registered office of the Merging Company is at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

5	Authorised and Issued Share Capital

5.1	Immediately prior to the Effective Time, the authorised share capital of Company is US$50,000 divided into 10,000 ordinary shares of a par value of US$5.00 each, of which 10,000 ordinary shares are in issue and outstanding as at the date hereof.

5.2	Immediately prior to the Effective Time, the authorised share capital of the Merging Company is US$1,000 divided into 1,000 ordinary shares of a par value of US$1.00 each, of which 1,000 share is in issue and outstanding as at the date hereof.

5.3	At the Effective Time, the authorised share capital of the Surviving Company will be US$50,000 divided into 10,000 ordinary shares of a par value of US$5.00 each.

6	Effective Time

6.1	In accordance with section 234 of the Companies Act, the Merger shall take effect on […] (the Effective Time).

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7	Terms of Merger

7.1	The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger:

(a)	each share of Merging Company issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one Surviving Company Share;

(b)	each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive the Per Share Merger Consideration;

(c)	each Company Share held immediately prior to the Effective Time by the Company as treasury share shall be automatically cancelled and extinguished, and no consideration shall be paid with respect thereto; and

(d)	the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and the Company Dissenting Shareholders shall be entitled only to such rights as may be granted to them under section 238 of the Companies Act and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of Surviving PubCo, the Surviving Company or any of their respective affiliates, provided, that if any Company Dissenting Shareholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Shareholder (a) shall no longer be deemed to be Company Dissenting Shares and (b) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement, upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Merger Agreement.

8	Rights and Restrictions of Shares

8.1	At the Effective Time, the rights and restrictions attaching to the shares of the Surviving Company shall be as set out in the Memorandum and Articles of the Surviving Company (as defined below).

9	Memorandum and Articles

9.1	At the Effective Time, the memorandum and articles of association of the Surviving Company shall be amended and restated by their deletion in their entirety and substitution in their place of the amended and restated memorandum and articles of association of the Surviving Company in the form attached as Annexure 2 hereto (the Memorandum and Articles of the Surviving Company).

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10	Property

10.1	At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interest and all contracts, obligations, claims, debts and liabilities of each Constituent Companies, all as more particularly described in the Merger Agreement.

11	Director of the Surviving Company

11.1	The name and address of the directors of the Surviving Company are:

(a)	Yi Wang of 3301 Innovation Wy, Apt 1022, Fremont, CA 94538; and

(b)	Yushan Zheng of 3301 Innovation Wy, Apt 1022, Fremont, CA 94538.

12	Director Benefits

12.1	No amounts or benefits have been paid, or shall be payable to any director of the Constituent Companies in connection with the Merger, other than by reason of their ownership of the shares or other equity securities in the Company in issue and outstanding immediately prior to the Effective Time.

13	Secured Creditors

13.1	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13.2	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14	Approval and Authorisation

14.1	This Plan of Merger has been approved by the board of directors of the Surviving Company and the sole director of the Merging Company pursuant to section 233(3) of the Companies Act.

14.2	This Plan of Merger has been approved by the shareholders of the Surviving Company and the sole shareholder of the Merging Company pursuant to section 233(6) of the Companies Act.

15	Variation

15.1	At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of the Surviving Company and the sole director of the Merging Company to:

(a)	change the Effective Time provided that such changed date shall not be a date earlier than the date on which this Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or later than the ninetieth (90th) day after the date of such; and

(b)	effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of the Surviving Company and the sole director of the Merging Company to effect in their discretion.

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16	Right of Termination

16.1	At any time prior to the Effective Time, this Plan of Merger may be terminated by the board of directors of the Surviving Company and the sole director of the Merging Company pursuant to the terms and conditions of the Merger Agreement.

17	Governing Law

17.1	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the exclusive jurisdiction of the courts of the Cayman Islands.

18	Counterparts

18.1	This Plan of Merger may be executed in counterparts by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page to follow]

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In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of: Goodvision AI Inc.

	By:	Yi Wang
	Title:	Director
Duly authorised signatory

Signed for and on behalf of: Calisa Merger Sub

	By:	Na Gai
	Title:	Director
Duly authorised signatory

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Annexure 1

Merger Agreement

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Annexure 2

Memorandum and Articles of the Surviving Company

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ANNEX B

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Goodvision AI Holding Limited

(adopted by a Special Resolution passed on [date] and effective upon the effective date of the merger between Goodvision AI Inc. and Calisa Merger Sub)

1.	The name of the Company is Goodvision AI Holding Limited.

2.	The Registered Office of the Company will be situated at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.	The authorised share capital of the Company is US$ 20,200 divided into 269,333,332 ordinary shares of par value of US$0.000075 each, comprising (a) 266,666,666 Class A Ordinary Shares of par value of US$0.000075 each and (b) 2,666,666 Class B Ordinary Shares of par value of US$0.000075 each. Subject to the Companies Act and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9.	Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

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THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Goodvision AI Holding Limited

(adopted by a Special Resolution passed on [date] and effective upon the effective date of the merger between Goodvision AI Inc. and Calisa Merger Sub)

TABLE A

The regulations contained or incorporated in Table A in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”	means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, whether by blood, marriage or adoption, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended, restated and/or substituted from time to time;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Class A Ordinary Share”	means a class A ordinary share of a par value of US$0.000075 in the capital of the Company, having the rights provided for in these Articles;

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“Class B Ordinary Share”	means a class B ordinary share of a par value of US$0.000075 in the capital of the Company, having the rights provided for in these Articles;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

“Company”	means Goodvision AI Holding Limited, a Cayman Islands exempted company;

“Companies Act”	means the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company’s Website”	means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering of the Class A Ordinary Shares, or which has otherwise been notified to Shareholders;

“Designated Person”	means Yi Wang, the founder of the Company.

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

“electronic”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by not less than a majority of the vote of the Board;

“electronic record”

has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“Electronic Transactions Act”	means the Electronic Transactions Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”	means a resolution:

(a) passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company held in accordance with these Articles (in computing the majority regard shall be had to the number of votes to which each Shareholder is entitled by these Articles); or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

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“Ordinary Share”	means a Class A Ordinary Share or a Class B Ordinary Share;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present”	means, in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any Class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

“Register”	means the register of members of the Company maintained in accordance with the Companies Act;

“Registered Office”	means the registered office of the Company as required by the Companies Act;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”	means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder”	means a Person who is registered as the holder of one or more Shares in the Register;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

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“Special Resolution”	means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a) passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“Virtual Meeting”	means any general meeting of the Shareholders (or any meeting of the holders of any Class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)	any phrase introduced by the terms “including”, “include” or “in particular” or similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(i)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(j)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

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PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.	The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

8.	Subject to these Articles and where applicable the Designated Stock Exchange Rules, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Shareholders, cause the Company to:

(a)	issue, allot, or otherwise dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	grant options with respect to Shares and issue warrants or similar instruments with respect thereto, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine.

9.	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by an Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 17, the Directors may issue from time to time, out of the authorised share capital of the Company, series of preferred shares in their absolute discretion and without approval of the Shareholders; provided, however, before any preferred shares of any such series are issued, the Directors may by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

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(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof; and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES

12.	Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders, unless otherwise required under these Articles or the Companies Act. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to forty (40) votes on all matters subject to vote at general meetings of the Company.

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13.	Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

14.	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective (i) in the case of any conversion effected pursuant to Article 13, forthwith upon the receipt by the Company of the written notice delivered to the Company as described in Article 13 (or at such later date as may be specified in such notice), or (ii) in the case of any automatic conversion effected pursuant to Article 15, forthwith upon occurrence of the event specified in Article 15 which triggers such automatic conversion, and the Company shall make entries in the Register to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

15.	Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a Shareholder to any person who is not the Designated Person or an Affiliate of the Designated Person, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any Person who is not the Designated Person or an Affiliate of the Designated Person, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share. For the avoidance of doubt, (i) where a sale, transfer, assignment or disposition involves a change to the legal title to Class B Ordinary Shares, it shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in its Register, and where a sale, transfer, assignment or disposition involves a change to the ultimate beneficial ownership or there is otherwise no change to the legal title to Class B Ordinary Shares, it shall be deemed effective at the time of the change, as determined in good faith by the Directors in their sole discretion; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition, or a change of ultimate beneficial ownership, unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. For the purposes of this Article 15, beneficial ownership shall have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.

16.	Save and except for voting rights and conversion rights as set out in Articles 12 to 15 (inclusive), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

MODIFICATION OF RIGHTS

17.	Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued Shares of that Class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

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18.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially and adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

19.	A Shareholder may only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

20.	Every share certificate of the Company shall bear such legends as may be required under applicable laws, including the Securities Act.

21.	No certificate shall be issued representing shares of more than one class.

22.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

23.	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person. In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

24.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

25.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

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26.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

27.	For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

28.	The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

29.	Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

30.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

31.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

32.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

33.	The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

34.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

35.	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

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36.	The notice shall name a further day (not earlier than the expiration of fourteen calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

37.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

38.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

39.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

40.	A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

41.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

42.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

43.	The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares. Subject to these Articles, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

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44.	(a)	The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

	(b)	The Directors may also decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one Class of Shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

45.	The registration of transfers may, after compliance with any notice required by the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty calendar days in any calendar year.

46.	All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within two calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES

47.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

48.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

49.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

50.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

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ALTERATION OF SHARE CAPITAL

51.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine.

52.	The Company may by Ordinary Resolution:

(a)	increase its share capital by new Shares of such amount as it thinks appropriate;

(b)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	divide its Shares into several classes and without prejudice to any special rights previously conferred on the holders of existing Shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a Class of Shares has been authorised by the Company, no resolution of the Company in general meeting is required for the issuance of Shares of that Class and the Directors may issue Shares of that Class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such Shares and where the equity capital includes shares with different voting rights, the designation of each Class of Shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)	subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

53.	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, Liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the preceding Article and in particular but without prejudice to the generality of the foregoing may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

54.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by the Companies Act.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

55.	Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)	issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by the Board;

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(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board, or are otherwise authorised by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

56.	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

57.	The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

58.	The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

59.	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

60.	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS

61.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

62.	(a)	The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

(b)	At these meetings the report of the Directors (if any) shall be presented.

63.	(a)	The Chairman or a majority of the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)	A Shareholders’ requisition is a requisition of Shareholders holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding Shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

(c)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d)	If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

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NOTICE OF GENERAL MEETINGS

64.	At least ten (10) clear days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by holders of two-thirds of the Shareholders having a right to attend and vote at the meeting Present or, in the case of a corporation or other non-natural person, represented by its duly authorised representative or proxy.

65.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

66.	No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all Shares in issue and entitled to vote at such general meeting Present shall be a quorum for all purposes.

67.	If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting shall be dissolved.

68.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilised (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilise such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

69.	The Chairman, if any, shall preside as chairman at every general meeting of the Company. If there is no such Chairman, or if at any general meeting he is not Present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman of the meeting, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairman of that meeting.

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70.	The chairman of any general meeting shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairman of such general meeting, in which event the following provisions shall apply:

(a)	The chairman of the meeting shall be deemed to be Present at the meeting; and

(b)	If the Communication Facilities are interrupted or fail for any reason to enable the chairman of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairman of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

71.	The chairman of any general meeting at which a quorum is Present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

72.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

73.	At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

74.	The result of the poll shall be deemed to be the resolution of the meeting.

75.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

76.	Subject to any rights and restrictions for the time being attached to any Share, every Shareholder Present in person or represented by its duly authorised representative or proxy shall have one (1) vote for each Class A Ordinary Share and forty (40) votes for each Class B Ordinary Share of which such Shareholder is the holder.

77.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

78.	Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

79.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

80.	Votes may be given either personally or by proxy.

81.	Each Shareholder, other than a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

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82.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

83.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

84.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

85.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

86.	If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and Class of Shares specified in such authorisation, including the right to vote individually.

DIRECTORS

87.	(a)	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2) Directors, the exact number of Directors to be determined from time to time by the Board of Directors.

(b)	The Board of Directors shall elect and appoint a Chairman by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

(c)	The Company may by Ordinary Resolution appoint any person to be a Director.

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(d)	The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the Board.

(e)	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Any Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

88.	A Director may be removed from office by an Ordinary Resolution, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by an Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

89.	The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

90.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Shareholder of the Company shall nevertheless be entitled to attend and speak at general meetings.

91.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

92.	The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

93.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

94.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

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POWERS AND DUTIES OF DIRECTORS

95.	Subject to the Companies Act, these Articles and any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

96.	Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

97.	The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

98.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

99.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

100.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

101.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

102.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

103.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

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BORROWING POWERS OF DIRECTORS

104.	The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

105.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

106.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

107.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

108.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated;

(e)	is prohibited by law from being a director; or

(f)	is removed from office pursuant to any other provision of these Articles.

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PROCEEDINGS OF DIRECTORS

109.	The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

110.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

111.	The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed the presence of two (2) Directors then in office shall constitute a quorum. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

112.	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

113.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

114.	Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

115.	The Directors shall cause minutes to be made for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

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116.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

117.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

118.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

119.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

120.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

121.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

122.	A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS

123.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

124.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

125.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

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126.	Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

127.	The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

128.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

129.	If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

130.	No dividend shall bear interest against the Company.

131.	Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

132.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

133.	The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

134.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors, provided that the Shareholders shall receive the annual audited financial statements of the Company.

135.	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

136.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

137.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

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138.	The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

139.	The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

140.	Subject to the Companies Act, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

141.	Notwithstanding any provisions in these Articles and subject to the Companies Act, the Directors may resolve to capitalise an amount standing to the credit of reserves (including the share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a)	employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Shareholders; or

(b)	any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Shareholders.

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SHARE PREMIUM ACCOUNT

142.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

143.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

144.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognised courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

145.	Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognised courier service.

146.	Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

147.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

148.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

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149.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

150.	Subject to the relevant laws, rules and regulations applicable to the Company, no Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders of the Company to communicate to the public.

151.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

152.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. To the extent permissible under applicable laws, the Shareholders waive any claim or right of action that they may have, both individually and on the Company’s behalf, against any Director in relation to any action or failure to take action by such Director in the performance of his or her duties with or for the Company, except in respect of any dishonesty, willful default or fraud of such Director.

153.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

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(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

FINANCIAL YEAR

154.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on September 30 in each calendar year and shall begin on October 1 in each calendar year.

NON-RECOGNITION OF TRUSTS

155.	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

156.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

157.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF ARTICLES OF ASSOCIATION

158.	Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

159.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty calendar days in any calendar year.

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160.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

161.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

162.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

163.	The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

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ANNEX C

Goodvision AI Holding Limited

2026 Equity Incentive Plan

Section 1. Purpose; Definitions.

1.1. Purpose. The purpose of the 2026 Equity Incentive Plan (“Plan”) is to enable Goodvision AI Holding Limited (the “Company”) to offer to its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of ordinary shares, thereby strengthening their commitment to the Company and aligning their interests with those of the Company’s shareholders. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the written award agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award granted under the Plan. Any Agreement is subject to the terms and conditions of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means (a) the definition of such term as set forth in the applicable Agreement or in a Holder’s employment or service agreement with the Company or a Subsidiary, or (b) if no such agreement exists, (i) such Holder’s commission of a felony or a crime involving moral turpitude, of a material violation of state or federal securities laws, or of any other act involving fraud, dishonesty, willful malfeasance or material fiduciary breach with respect to the Company or a Subsidiary; (ii) such Holder’s gross negligence or willful misconduct with respect to the Company or a Subsidiary; (iii) such Holder’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Subsidiaries; (iv) such Holder’s material breach of any agreement with the Company or an affiliate, or a material violation of the Company’s or a Subsidiary’s code of conduct or other written policy; or (v) in the case of an employee or consultant, such Holder’s failure to perform such duties as are reasonably requested by the Board. Except as otherwise provided in a Holder’s employment or service agreement, the determination that a termination of a Holder’s Continuous Service is either for Cause or without Cause shall be made by the Board in its sole discretion.

(d) “Change of Control” means (a) a transaction or series of related transactions in which a person or entity, or a group of related persons or entities (other than any shareholders or any affiliates thereof), acquires shares representing more than fifty percent (50%) of the outstanding voting power of the Company, (b) a merger or consolidation in which the Company is a constituent party or a Subsidiary of the Company is a constituent party and the Company issues shares of its Ordinary Shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of Ordinary Shares outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries if all or substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned Subsidiary.

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(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any Treasury regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.

(f) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(g) “Ordinary Shares” means the Class A Ordinary Shares of the Company, par value $0.00075 per share.

(h) “Company” means Goodvision AI Holding Limited, a Cayman Islands exempted company.

(i) “Continuous Service” means that the Holder’s service with the Company or a Subsidiary, whether as an employee, officer, director or consultant, is not interrupted or terminated. A change in the capacity in which the Holder renders service to the Company or a Subsidiary as an employee, officer, director, or consultant or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder’s service with the Company or a Subsidiary, shall not terminate a Holder’s Continuous Service; provided, however, if the entity for which a Holder is rendering service ceases to qualify as a Subsidiary, as determined by the Board in its sole discretion, such Holder’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as a Subsidiary. For example, a change in status from an employee of the Company to a consultant of an affiliate or to a director shall not constitute an interruption of Continuous Service.

(j) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k) “Effective Date” means the date determined pursuant to Section 11.1.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(m) “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Ordinary Shares is listed on a national securities exchange or any other trading or quotation system, the last sale price of the Ordinary Shares in the principal trading market for the Ordinary Shares on such date, as reported by such exchange or trading or quotation system or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the fair market value of the Ordinary Shares cannot be determined pursuant to clause (i) above, such price as the Committee shall determine, in good faith in a manner that complies with Section 409A of the Code.

(n) “Holder” means a person who has received an award under the Plan.

(o) “Incentive Stock Option” means any Stock Option intended to be and designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code and that otherwise meets the requirements set forth in the Plan.

(p) “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(q) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(r) “Other Stock-Based Award” means an award under Section 8 that is payable by delivery of Ordinary Shares or that is valued in whole or in part by reference to, or is otherwise based upon, Ordinary Shares.

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(s) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(t) “Plan” means this 2026 Equity Incentive Plan, as hereinafter amended from time to time.

(u) “Repurchase Value” shall mean (i) if the award is to be settled under Section 2.2(a)(v) or repurchased under Section 5.3(g), the Fair Market Value, if the award is comprised of shares of Ordinary Shares, or the difference between the Fair Market Value and the Exercise Price (if lower than the Fair Market Value), if the award is a Stock Option or Stock Appreciation Right, in each case, multiplied by the number of shares subject to the award, or (ii) if the award is to be repurchased under Section 9.1, the value of such award based upon the price per share of Ordinary Shares received or to be received by other shareholders of the Company in the event, if the award is comprised of shares of Ordinary Shares, or the difference between (1) the value of such award based upon the price per share of Ordinary Shares received or to be received by other shareholders of the Company in the event and (2) the exercise price (if lower than such value), if the award is a Stock Option or Stock Appreciation Right, in each case multiplied by the number of shares subject to the award.

(v) “Restricted Stock” means Ordinary Shares received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(w) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the Holder would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Ordinary Shares on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(x) “Service Agreement” means the employment agreement or other service agreement with the Company by which a Holder is bound.

(y) “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, a number of shares of Ordinary Shares equal to the SAR Value divided by the Fair Market Value (on the exercise date) as determined under Section 6 and subject to the conditions thereof as well as the applicable Agreement.

(z) “Stock Option” or “Option” means any option to purchase shares of Ordinary Shares which is granted pursuant to Section 5 of the Plan.

(aa) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

Section 2. Administration.

2.1. Committee Membership. The Plan shall be administered by the Committee. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee.

(a) The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(i) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder;

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(ii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(iii) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(iv) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(v) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

(b) The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

2.3. Interpretation of Plan.

(a) Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors, and assigns.

(c) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation Rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any Incentive Stock Option under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the special terms and conditions applicable to Incentive Stock Options as described in this Plan, including but not limited to, Section 5, and for the avoidance of doubt, if shares of Ordinary Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such shares of Ordinary Shares to the Holder upon exercise, the Holder shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

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2.4. Indemnification. In addition to such other rights of indemnification as they may have as directors or members of the Committee, and to the extent allowed by Delaware law, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit, or proceeding or in connection with any appeal therein, to which the members of the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any award granted under the Plan, and against all amounts paid by the members of the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the members of the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member of the Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit, or proceeding, such members of the Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding. The Company shall advance expenses to members of the Committee in connection with the Company’s indemnification obligations hereunder; provided that such member agrees in writing to reimburse the Company for such advances if such member if ultimately not entitled to indemnification hereunder.

Section 3. Stock Subject to Plan.

3.1. Number of Shares. The total number of shares of Ordinary Shares reserved and available for issuance under the Plan shall be ______ shares (the “Shares”), subject to adjustment pursuant to Section 3.3. The Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Notwithstanding the limit in the first sentence of this Section 3.1, the total number of Shares reserved and available for issuance under the Plan will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to __% of the total number of shares of Ordinary Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the total number of Shares for such year or that the increase in the total number of Shares for such year will be a lesser number of shares of Ordinary Shares than would otherwise occur pursuant to the preceding sentence. The aggregate number of Shares that may be issued or used with respect to any Incentive Stock Option shall not exceed ______ Shares1 (subject to any increase or decrease pursuant to Section 3.1).

3.2. Share Recycling. If any Shares that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any Shares that are subject to any Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Ordinary Shares, such Shares shall again be available for distribution in connection with future grants and awards under the Plan. Shares that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any Shares surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.3. Adjustment Upon Changes in Capitalization, Etc. In the event of any Ordinary Shares dividend payable on shares of Ordinary Shares, Ordinary Shares split or reverse split, combination or exchange of shares of Ordinary Shares, or other extraordinary or unusual event which results in a change in the shares of Ordinary Shares of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price), in the aggregate number of shares reserved for issuance under the Plan or in any other amount denominated in shares under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.4. Individual Limits. Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than ______ Shares (as defined below) issued and issuable under this Plan. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

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Section 4. Eligibility. Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company, and who are qualified to receive Shares pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Stock Options.

5.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. The Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-qualified Stock Option. All Options granted under the Plan shall be Non-qualified Stock Options unless the applicable Agreement expressly states that the Option is intended to be an Incentive Stock Option. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option appropriately granted under the Plan. The Company shall have no liability to any Holder, or to any other person, if an Option (or any portion thereof) that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time or if an Option (or any portion thereof) is determined to constitute “nonqualified deferred compensation” under Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term during which a Stock Option may be exercised shall be fixed by the Committee and set forth in the applicable award Agreement; provided, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant; provided, further, that an Incentive Stock Option granted to an optionee who, at the time of grant, owns Ordinary Shares possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”), may only be exercised within five years of the date of grant.

(b) Exercise Price. The exercise price per share of Ordinary Shares purchasable under a Stock Option shall be determined by the Committee as of the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Ordinary Shares); provided, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a three-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. To the extent that the aggregate fair market value of shares of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Non-qualified Stock Options to the extent required by Section 422 of the Code.

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5.3. Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Ordinary Shares to be purchased, as provided in the applicable Agreement. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Ordinary Shares (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Ordinary Shares, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Ordinary Shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). No shares of Ordinary Shares shall be issued pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company and the Holder has paid to the Company (or otherwise arranged for satisfaction of any required tax withholding in accordance with Section 12.6) an amount equal to any and all Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6 of the Plan. The Committee may permit a Holder to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Ordinary Shares (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6 of the Plan and resulting from such exercise. The Committee may also permit a Holder to pay the exercise price upon exercise of a Stock Option pursuant to net exercise procedures as determined by the Committee, provided, however, that, with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Committee at the time of grant and specified in the Agreement.

(a) Stock Payments. Payments in the form of Ordinary Shares shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(b) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s Immediate Family (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(c) Termination by Reason of Death. If a Holder’s Continuous Service terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

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(d) Termination by Reason of Disability. If a Holder’s Continuous Service terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(e) Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s Continuous Service terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(f) Other Termination. Subject to the provisions of Section 12.3, if such Holder’s Continuous Service terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s Continuous Service is terminated by the Company or a Subsidiary without Cause (or, if such term is defined in the applicable Agreement or in a Holder’s employment or service agreement with the Company or a Subsidiary, by the Holder for “good reason”) the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(h) Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6. Stock Appreciation Rights.

6.1. Grant and Exercise. Subject to the terms and conditions of the Plan and such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option, in each case, to be evidenced by an Agreement reflecting the award grant. The Committee may grant Stock Appreciation Rights to Holders who have been or are being granted Stock Options under the Plan as a means of allowing such Holders to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Stock Appreciation Rights granted in tandem with an Incentive Stock Option, to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

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(c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Ordinary Shares equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised, less an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6.

(d) Shares Available Under Plan. The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Ordinary Shares available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Ordinary Shares acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

7.1. Grant. Each Restricted Stock grant shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2. Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Ordinary Shares for all corporate purposes. Subject to the restrictions set forth in this Section 7, Section 12.6 of the Plan and the applicable Agreement, a Holder generally shall have the rights and privileges of a shareholder as to shares of Restricted Stock, including that the Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Ordinary Shares with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

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(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Other Stock-Based Awards. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Ordinary Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Ordinary Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Ordinary Shares and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Stock-Based Awards may include performance shares or options, whose award is tied to specific performance criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee, subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Agreement evidencing such award.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions. In the event of a Change of Control that has not been authorized or otherwise approved by the Board, the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Ordinary Shares subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

9.2. Approved Transactions. In the event of a Change of Control that has been approved by the Board, the Committee may (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, and/or declare that all performance goals have been achieved at a specified target level and all other terms and conditions have been met, (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award, (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option or stock appreciation right in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable, (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option) or (iv) cancel any Restricted Stock in exchange for restricted stock of any successor corporation. Notwithstanding the foregoing, the Committee shall not take any action pursuant to this Section 9 that would (i) cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) cause an Option that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Option that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

9.3. Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10. Amendment and Termination. The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

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Section 11. Term of Plan.

11.1. Effective Date. The Effective Date of the Plan shall be the date on which the Plan is adopted by the Board. Awards may be granted under the Plan at any time after the Effective Date and before the date fixed herein for termination of the Plan; provided, however, that if the Plan is not approved by the affirmative vote of the holders of a majority of the Ordinary Shares cast at a duly held shareholders’ meeting at which a quorum is, either in person or by proxy, present and voting within one year from the Effective Date, then (i) no Incentive Stock Options may be granted hereunder and (ii) all Incentive Stock Options previously granted hereunder shall be automatically converted into Non-qualified Stock Options.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s Continuous Service is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s Continuous Service is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause. If a Holder’s Continuous Service is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s Continuous Service is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

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12.4. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Ordinary Shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Ordinary Shares pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Ordinary Shares and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall be required to pay in full to the Company or the Holder’s employer (if not the Company), or make alternative arrangements satisfactory to the Committee, for the payment of any Federal, state and local income, employment, and/or other taxes of any kind required by law to be withheld or paid with respect to such an award. If permitted by the Committee, tax withholding or payment obligations may be settled with Ordinary Shares, including Ordinary Shares that is part of the award that gives rise to the withholding requirement. If such tax obligations are satisfied through the withholding of shares of Ordinary Shares that are otherwise issuable to the Holder pursuant to an award granted (or through the surrender of shares of Ordinary Shares by the Holder to the Company), the number of shares of Ordinary Shares that may be so withheld (or surrendered) shall be limited to the number of shares of Ordinary Shares that have an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities as determined by the Company. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to withhold and deduct any such taxes or withholdings from any award granted or any payment of any kind relating to an award under this Plan, including from a distribution of Ordinary Shares, otherwise due to the Holder from the Company or any Subsidiary.

12.7. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.8. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10. Applicable Laws. The obligations of the Company with respect to all Stock Options, Stock Appreciation Rights, Restricted Stock, Other Stock Grants, and any other awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Ordinary Shares may be listed.

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12.11. Conflicts. If any provision of the Plan or any Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Holder or award granted under the Plan, or would disqualify the Plan or any award granted under the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award granted under the Plan, such provision shall be stricken as to such jurisdiction, Holder or award granted under the Plan and the remainder of the Plan and any such award shall remain in full force and effect. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code (with respect to Incentive Stock Options), then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein or therein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Non-qualified Stock Option for all purposes of the Plan. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions in any Agreement shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein. Further, the applicable provisions of the nonqualified-deferred compensation rules under Section 409A of the Code are hereby incorporated by reference and shall control over any Plan or Agreement provision in conflict therewith.

12.12. Certain Awards Deferring or Accelerating the Receipt of Compensation. Some of the awards that may be granted pursuant to the Plan may be considered to be “nonqualified deferred compensation” subject to Section 409A of the Code. It is the general intention, but not the obligation, of the Committee that all awards granted, and all Agreements entered into, under the Plan either will qualify for an exemption or exception or will comply with the requirements of Section 409A of the Code. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend that the Plan and any applicable Agreement comply with and meet all of the requirements of Section 409A of the Code or qualify for an exception thereto, and shall include such provisions in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exemption or exception thereto. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Holder on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award is or may become subject to Section 409A of the Code, the Committee may amend the Plan and the related Agreements without the consent of the Holder or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Code Section 409A or to exclude or exempt the Plan or any award granted under the Plan, and any Agreement related thereto, from the requirements of Section 409A of the Code. Notwithstanding any contrary provision in this Plan or any award hereunder, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the award) upon expiration of such delay period.

12.13. Non-Registered Stock. The shares of Ordinary Shares to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Ordinary Shares or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Ordinary Shares on a national securities exchange or any other trading or quotation system.

12.14. Tax Withholding; Sell to Cover. If requested by a Holder at the time of issuance of any Other Stock Grant, in connection with the settlement of any vested Other Stock Grant, the Company shall issue the shares of stock subject to the Other Stock Grant to a broker designated by the Company and acting on behalf and for the account of the Holder with instructions to (i) sell a number of shares of such stock sufficient to satisfy the applicable withholding taxes which arise in connection with such settlement; provided, that the amount sold does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment, along with any applicable third-party commission, and (ii) remit the proceeds of such sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the applicable withholding taxes, such Holder authorizes withholding from payroll and any other amounts payable to the Holder, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the applicable withholding taxes. Unless the withholding tax obligations of the Company and/or any affiliate thereof are satisfied, the Company shall have no obligation to issue any shares of stock on the Holder’s behalf pursuant to the vesting of the Other Stock Grant.

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12.15. Clawbacks. All awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. The Holder’s acceptance of an award under the Plan will constitute acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Holder, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Holder’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

12.16. Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Holders will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 12.16, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

12.17. Data Privacy. As a condition of receipt of any award, each Holder explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 12.17 by and among, as applicable, the Company and its affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and awards and the Holder’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its affiliates may hold certain personal information about a Holder, including, but not limited to, the Holder’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan, the Company and its affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan. Recipients of the Data may be located in the Holder’s country or elsewhere, and the Holder’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an award, each Holder authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage this Plan and awards and the Holder’s participation in this Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s eligibility to participate in this Plan, and in the Committee’s discretion, the Holder may forfeit any outstanding awards if the Holder refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

12.18. Successor and Assigns. This Plan shall be binding on all successors and permitted assigns of a Holder, including, without limitation, the estate of such Holder and the executor, administrator, or trustee of such estate.

12.19. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.20. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

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ANNEX D

Fairness Opinion

March 6th, 2026

PRIVATE & CONFIDENTIAL

For the Board of Directors of Calisa Acquisition Corp (NASDAQ:ALIS)

420 Lexington Avenue, Suite 2446, New York, NY, 10170 | United States

We understand that Calisa Acquisition Corp (NASDAQ: ALIS), a publicly traded special purpose acquisition company incorporated as a Cayman Islands exempted company (“ALIS”), is considering a business combination with Goodvision AI Inc., a Cayman Islands exempted company (the “Company” or “GVI”).

●	Pursuant to the terms of that certain Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, ALIS and Calisa Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of ALIS (the “Merger Sub”), , the parties intend to effect a business combination transaction whereby, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger” or “Transaction”).

●	In connection with the Merger, the shareholders of GVI immediately prior to the Merger (the “Pre-Closing GVI Shareholders”) shall collectively be entitled to receive from ALIS, in the aggregate, a number of ordinary shares of ALIS with an aggregate value equal to One Hundred and Eighty Million U.S. Dollars ($180,000,000), (the “Consideration”), at $10.00 per share (the “Consideration Shares”).

The Board of Directors of ALIS, acting through its Audit Committee, has retained Newbridge Securities Corporation to render an opinion as to whether, on the date of such Opinion, each of (i) the Merger Consideration to be paid by ALIS in the Transaction is fair, from a financial point of view, to the ALIS Unaffiliated Shareholders and (ii) the Transaction has an aggregate fair market value of at least eighty percent (80.0%) of the value of the assets held by ALIS in its trust account (the “Trust Account”) for the benefit of holders of ALIS’s Public Shares (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the Business Combination Agreement.

We have not been requested to opine to, and our Opinion (as defined below) does not in any manner address the underlying business decision of ALIS to enter into the Business Combination Agreement. Our Opinion does not address the relative merits of entering into the Business Combination Agreement as compared to any alternative business strategy that might exist for ALIS.

Newbridge, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, related-party transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, debt restructurings, private placements, and valuations for corporate and other purposes. We do not perform tax, accounting or legal services, nor do we render such advice. In the past, Newbridge and its affiliates have provided advisory services to Inflection Point and its affiliates unrelated to the proposed Transaction for which Newbridge and its affiliates received compensation.

Newbridge will receive a fee for such services. No portion of this fee is refundable or contingent upon the consummation of the Transaction or the conclusion reached in this Opinion. In addition, ALIS has agreed to indemnify Newbridge for certain liabilities arising out of its engagement, including the rendering of this Opinion, and to reimburse Newbridge for certain expenses I connection with its services.

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Newbridge has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Business Combination Agreement.

In the ordinary course of business, Newbridge, certain customer accounts held at Newbridge, and certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, or investments in ALIS.

In connection with the review and analysis performed to render our Opinion, among other things, we have undertaken the following:

●	considered our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions, and business and securities valuations generally;

●	reviewed documents related to the Transaction, including a draft of the Business Combination Agreement materially the same as the final Business Combination Agreement;

●	reviewed ALIS’s publicly available fiscal quarters of historical financial results (Q3-2025);

●	reviewed publicly available financial information of ALIS filed with the U.S. Securities & Exchange Commission, including its Form 10-Ks and 10-Qs, and certain reports on material events filed on Forms 8-K between October 22nd, 2025, through May 15, 2026;

●	conducted discussions with the GVI’s management team to better understand its business, recent business history, reviewed its corporate presentation, drivers of future growth, and near-term financials;

●	reviewed GVI’s projected revenue, net income, and EBITDA for fiscal year 2026 which was prepared by GVI management;

●	performed a Public Company Comparable analysis of similar companies to GVI, which included variables such as companies trading on a major stock exchange in the U.S. or Europe, and have businesses in the “Data Center / AI Compute or Cloud Provider” sector to attain the 2026E Enterprise Value / Revenue multiples;

●	performed an M&A transaction comparable analysis of similar companies to GVI that operate globally, and operate in the “Data Center / AI Compute or Cloud Provider” sector, to derive certain implied historical Enterprise Value / Revenue multiples; and

●	performed a Private Market Investment analysis of similar companies to GVI that operate globally and operate in the “Data Center / AI Compute or Cloud Provider” sector, to derive certain implied historical Enterprise Value / Revenue multiples.

In forming our Opinion, we have had full access to, and full cooperation from, the management team of both ALIS and GVI to ask questions and receive answers. Our Opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted to verify independently any such information.

With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of ALIS and GVI provided to us, we have assumed that the financial information has been reasonably prepared on a basis reflecting best currently available estimates and good faith judgments of the management team of ALIS and GVI, as applicable, as to the future financial performance of ALIS and GVI without and subsequent to entering into the Business Combination Agreement.

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This Opinion is for the use of the Board of Directors of Calisa Acquisition Corp (NASDAQ:ALIS), and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Newbridge Securities Corporation, except that this Opinion may be reproduced in full in, and references to this Opinion and to Newbridge and its relationship with ALIS may be included in, filings made by ALIS with the U.S. Securities & Exchange Commission as well as any registration statement, proxy statement or similar disclosure document delivered to the stockholders of ALIS and GVI.

We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation necessarily is based on some subjective interpretations of value. We understand that we are not obligated to revise our Opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

Based upon and subject to the foregoing, it is our Opinion that, on the date hereof, (i) the Initial Merger Consideration to be paid by ALIS in the Transaction is fair, from a financial point of view, to the ALIS Unaffiliated Shareholders and (ii) the Transaction has an aggregate fair market value of at least eighty percent (80.0%) of the value of the assets held by ALIS in its Trust Account for the benefit of the holders of ALIS’s Public Shares (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the Business Combination Agreement (the “Opinion”).

Sincerely,

Newbridge Securities Corporation

/s/ Chad D. Champion
Chad D. Champion
Senior Managing Director
Head of Equity Capital Markets & Investment Banking

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Annex E

PRELIMINARY PROXY

CALISA ACQUISITION CORP

205 West 37th Street

New York, NY 10018

EXTRAORDINARY GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

[_______], 2026

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/prospectus dated [●], 2026, in connection with the Extraordinary General Meeting of Calisa Acquisition Corp (“Calisa”) to be held at 11:00 a.m. Eastern Time on [●], 2026, which will be a virtual meeting held online at https://                    for the sole purpose of considering and voting upon the following proposals, and hereby appoints Hongfei Zhang and Jing Lu, his or her true and lawful attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of Calisa registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE CALISA BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” THE NAME CHANGE PROPOSAL (PROPOSAL 2), “FOR” THE NASDAQ PROPOSAL (PROPOSAL 3), “FOR” THE GOVERNING DOCUMENTS PROPOSAL (PROPOSAL 4), “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL (PROPOSAL 5) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 6).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting to be held on [___________], 2026.

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus

are available at: https://                     .

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PROXY

1.	The Business Combination Proposal — to consider and vote upon a proposal, as a specialresolution, to approve the Business Combination Agreement and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Name Change Proposal – to consider and vote upon a proposal, as a special resolution, to change the name of the company from Calisa Acquisition Corp to Goodvision AI Holding Limited.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Nasdaq Proposal – to consider and vote upon a proposal, as an ordinary resolution, to approve, for purposes of complying with Nasdaq Listing Rules, the issuance of Calisa’s ordinary shares in connection with the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The Governing Documents Proposal – to consider and vote upon a proposal, as a special resolution, to approve the amendment and restatement of Calisa’s existing Amended and Restated Memorandum and Articles of Association.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	The Equity Incentive Plan Proposal – to consider and vote upon a proposal, as an ordinary resolution, to approve and adopt the 2026 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	The Adjournment Proposal - to consider and vote upon a proposal, as an ordinary resolution, to adjourn the extraordinary general meeting to a later date or dates if it is determined that additional time is necessary to complete the Business Combination for any reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2026

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. SPAC’s amended and restated memorandum and articles of association provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. SPAC has also purchased a policy of directors’ and officers’ liability insurance that insures SPAC’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

SPAC’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by SPAC if (i) it has sufficient funds outside of the trust account or (ii) it consummates an initial business combination.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are filed as part of this Registration Statement:

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Business Combination Agreement (included as Annex A-1 to the proxy statement/prospectus contained in the registration statement)
3.1	Plan of Merger (included as Annex A-2 to the proxy statement/prospectus contained in the registration statement)
3.2***	Memorandum and Articles of Association
3.3****	Amended and Restated Memorandum and Articles of Association
3.4	Form of Second Amended and Restated Memorandum and Articles of Association (included as Annex B to the proxy statement/prospectus contained in the registration statement)
4.1***	Specimen Unit Certificate
4.2***	Specimen Ordinary Share Certificate
4.3***	Specimen Rights Certificate
4.4****	Rights Agreement, dated October 21, 2025, by and between Calisa Acquisition Corp and Continental Stock Transfer & Trust Company
4.5	Specimen Class A Ordinary Share Certificate of Surviving PubCo
4.6	2026 Equity Incentive Plan (included as Annex C to the proxy statement/prospectus contained in the registration statement)
5.1******	Opinion of Ogier
8.1******	Tax Opinion of VCL Law LLP
10.1*	Investment Management Trust Agreement
10.2*	Letter Agreement among Calisa Acquisition Corp, Calisa’s sponsors and officers and directors
10.3*	Share Escrow Agreement
10.4**	Form of Support Agreement (Goodvision)
10.5**	Form of Support Agreement (Calisa)
10.6	Form of Employment Agreement with Executive Officers
10.7	Form of Director Agreement
10.8	Form of Indemnification Agreement
10.9	Tencent Cloud reseller agreement by and between Tencent Cloud LLC and Goodvision Inc. dated October 25, 2021
10.10	Form of Enterprise Service Agreement
10.11	Form of Purchase Order for Cloud Infrastructure Resale Services
10.12	Form of Service Agreement for AI Platform Services
10.13	Form of Memorandum of Understanding for Proposed AI Factory Location
10.14*****	Form of Subscription Agreement
10.15*****	Form of Registration Rights Agreement
10.16	Form of Convertible Promissory Note
10.17	Form of Securities Purchase Agreement
10.18******	Loan Agreement, dated as of January 15, 2026, by and between GV Assets Holdings Limited and Goodvision Inc.
10.19******	Working Capital Loan Agreement, dated as of March 12, 2026, by and between GV Assets Holdings Limited and Goodvision Inc.
10.20******	Working Capital Loan Agreement, dated as of March 28, 2026, by and between Waterdrip Investment Limited and Goodvision Inc.
10.21******	Working Capital Loan Agreement, dated as of April 6, 2026, by and between GV Assets Holdings Limited and Goodvision Inc.
10.22******	Working Capital Loan Agreement, dated as of June 1, 2026, by and between Waterdrip Investment Limited and Goodvision AI Inc.
10.23******	Working Capital Loan Agreement, dated as of June 4, 2026, by and between Yi Wang and Goodvision Inc.
10.24******	Working Capital Loan Agreement, dated as of June 18, 2026, by and between GV Assets Holdings Limited and Goodvision AI Inc.
10.25******	Working Capital Loan Agreement, dated as of July 1, 2026, by and between GV Assets Holdings Limited and Goodvision AI Inc.
10.26******	Working Capital Loan Agreement, dated as of July 22, 2026, by and between GV Assets Holdings Limited and Goodvision AI Inc.
10.27******	Conversion and Mutual Release Agreement, dated July 30, 2026, by and among GV Assets Holdings Limited, Goodvision Inc., Goodvision AI Inc. and Calisa Acquisition Corp.
10.28******	Conversion and Mutual Release Agreement, dated July 30, 2026, by and among Waterdrip Investment Limited, Goodvision AI Inc. and Calisa Acquisition Corp.
10.29*******	Form of Subscription Agreement
10.30*******	Form of Registration Rights Agreement
21.1	List of Subsidiaries
23.1	Consent of Ogier (included in Exhibit 5.1)
23.2******	Consent of MaloneBailey, LLP
23.3******	Consent of Kreit & Chiu CPA LLP
23.4	Consent of Newbridge Securities
23.5	Consent of Forst & Sullivan
24.1	Power of Attorney (included on signature page hereto)
99.1	Consent of Chong “Max” Li, Independent Director Nominee
99.2	Consent of Brian Hartzband, Independent Director Nominee
99.3	Consent of Lawrence Leighton, Independent Director Nominee
99.5	Fairness opinion of Newbridge Securities (included as Annex D to the proxy statement/prospectus contained in this registration statement)
99.6	Form of proxy card (included as Annex E to the proxy statement/prospectus contained in this registration statement)
107******	Filing fee table

*	Incorporated by reference to the exhibit included with Calisa’s Current Report on Form 8-K filed on October 23, 2025.
**	Incorporated by reference to the exhibit included with Calisa’s Current Report on Form 8-K filed on March 9, 2026.
***	Incorporated by reference to the exhibit included with Calisa’s Registration Statement on Form S-1 (No. 333-280565) filed with the SEC on October 1, 2025.
****	Incorporated by reference to the exhibit included with Calisa’s Current Report on Form 8-K filed on October 23, 2025.
*****	Incorporated by reference to the exhibit included with Calisa’s Current Report on Form 8-K filed on May 6, 2026.
******	Previously filed.
*******	Incorporated by reference to the exhibit included with Calisa’s Current Report on Form 8-K filed on August 4, 2026

II-2

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on August 31, 2026.

Calisa Acquisition Corp

By:	/s/ Hongfei Zhang
Hongfei Zhang
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hongfei Zhang and Jing Lu as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Na Gai	Chairwoman	August 31, 2026
Na Gai

/s/ Hongfei Zhang	Chief Executive Officer	August 31, 2026
Hongfei Zhang	(Principal Executive Officer)

/s/ Jing Lu	Chief Financial Officer	August 31, 2026
Jing Lu	(Principal Financial and Accounting Officer)
/s/ Lawrence Leighton	Director	August 31, 2026
Lawrence Leighton
/s/ Wei Li	Director	August 31, 2026
Wei Li
/s/ Jun Zhang	Director	August 31, 2026
Jun Zhang

II-5

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 31, 2026.

Goodvision AI Inc.

By:	/s/ Yi Wang
Name:	Yi Wang
Title:	Director and Principal Executive Officer

By:	/s/ Yue Wu
Name:	Yue Wu
Title:	Principal Financial and Accounting Officer

By:	/s/ Yushan Zheng
Name:	Yushan Zheng
Title:	Chairman of the Board and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Yi Wang his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the co-registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Yi Wang	Director and Principal Executive Officer	August 31, 2026
Yi Wang

/s/ Yue Wu	Principal Financial and Accounting Officer	August 31, 2026
Yue Wu

/s/ Yushan Zheng	Chairman of the Board and Director	August 31, 2026
Yushan Zheng

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